UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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HAYMAKER ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS OF HAYMAKER ACQUISITION CORP.

Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, New York 10019

Dear Haymaker Acquisition Corp. Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), which will be held on March 6, 2019 at 8:00 A.M., local time at 650 Fifth Avenue, 10th Floor, New York, NY 10019 (the “Special Meeting”).

On November 1, 2018, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS,” and together with Steiner Leisure, Steiner US, Nemo UK and Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers (the “Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company (“Dory Intermediate”), and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”), entered into a Business Combination Agreement (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, a copy of which is attached to the accompanying proxy statement as Annex A-2 (the “BCA Amendment”), and as it may be further amended from time to time, the “Transaction Agreement”), pursuant to which, and in connection therewith, OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor.

At the Special Meeting, Haymaker stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to adopt and approve the Transaction Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annexes A-1 and A-2, each agreement, document, instrument and/or certificate contemplated by the Transaction Agreement to be executed in connection with the transactions contemplated thereby (the “Ancillary Documents”) and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger.

As further described in the accompanying proxy statement/prospectus, subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), upon consummation of the Business Combination, among other things:

•	each Class A Share will be converted into the right to receive one fully paid and non-assessable OneSpaWorld Share;

•

each of the warrants included in the units issued in the initial public offering of Haymaker (the “Haymaker Public Warrants”), each of which is exercisable for one Class A Share will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Haymaker Public Warrants;

•

the Founder Shares will be converted into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below;

•

each of the warrants issued to Haymaker Sponsor at the time of Haymaker’s initial public offering (the “Founder Warrants”) will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Founder Warrants (the “OneSpaWorld Private Placement Warrants”); and

•	Haymaker Sponsor will forfeit 3,650,000 OneSpaWorld Shares and 4,707,734 OneSpaWorld Private Placement Warrants.

In connection with the foregoing and concurrently with the execution of the Transaction Agreement, OneSpaWorld entered into Subscription Agreements with certain investors (collectively, the “Private Placement Investors”) pursuant to which, among other things, such investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of approximately $122,496,370 (the “Primary Private Placement”) and OneSpaWorld will grant such Private Placement Investors certain customary registration rights.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain purchasers (the “Secondary Purchasers”), pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure on the first business day after the closing of the Business Combination (the “Secondary Private Placement” and together with the Primary Private Placement, the “Private Placements”) and OneSpaWorld will grant such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

The OneSpaWorld Shares and OneSpaWorld Private Placement Warrants to be offered and sold in connection with the Private Placements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising. The closing of the Private Placements is contingent upon, among other things, the closing of the Business Combination. The proceeds from the Primary Private Placement will be used to fund a portion of the cash payments payable under the Transaction Agreement at the closing of the Business Combination (including those in respect of the cash consideration payable to the Sellers). OneSpaWorld will not receive any of the proceeds from the Secondary Private Placement.

In addition to the Business Combination Proposal, Haymaker stockholders are being asked to consider and vote upon (i) on a non-binding advisory basis, two proposals to approve certain governance provisions in the OneSpaWorld Memorandum and Articles of Association related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters (collectively, the “Charter Proposal” or “Proposal No. 2”); (ii) a proposal to ratify the entry by Haymaker Sponsor and Haymaker’s directors and officers into the OSW Lock-Up Agreement which, among other things, modifies the Haymaker Founder Lock-Up Period (the “Lock-Up Amendment Proposal” or “Proposal No. 3”); and (iii) the adjournment of the Haymaker stockholders’ meeting (the “Special Meeting”), if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal (the “Adjournment Proposal” or “Proposal No. 4”).

Each of these proposals is more fully described in this proxy statement/prospectus, which each stockholder is encouraged to read carefully.

Haymaker’s publicly-traded common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “HYAC,” “HYACU” and “HYACW,” respectively. Upon the closing of the Business Combination, the Haymaker securities will be delisted from NASDAQ. The OneSpaWorld Shares and OneSpaWorld Public Warrants will trade under the symbols “OSW” and “OSWW,” respectively, following the consummation of the Business Combination.

Pursuant to its amended and restated certificate of incorporation, Haymaker is providing its public stockholders with the opportunity to redeem, upon the closing of the Business Combination, each Class A Share then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account that holds the proceeds (including interest, which shall be net of taxes payable) of the Haymaker IPO. Redemptions referred to herein shall take effect as repurchases under Haymaker’s amended and restated certificate of incorporation. The per-share amount Haymaker will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $12,150,000 that Haymaker will pay to the underwriters of the Haymaker IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $336,670,506 as of December 31, 2018, the estimated per share redemption price would have been approximately $10.17, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the Class A Shares included in the units sold in the Haymaker IPO (i.e., in excess of 6,600,000 Class A Shares). Haymaker has no specified maximum redemption threshold under its amended and restated certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of Class A Shares by Haymaker’s public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and Sellers may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement/prospectus assumes that none of Haymaker’s public stockholders exercise their redemption rights with respect to their Class A Shares.

Haymaker Sponsor and Haymaker’s officers and directors agreed to waive their redemption rights with respect to any Haymaker Common Shares they may hold in connection with the consummation of the Business

Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Currently, Haymaker Sponsor owns all of Haymaker’s issued and outstanding Class B Shares. Haymaker Sponsor has agreed to vote any of Haymaker’s common stock owned by it in favor of the Business Combination. The Founder Shares are subject to transfer restrictions. The amended and restated certificate of incorporation of Haymaker includes a conversion adjustment which provides that the Founder Shares will automatically convert at the time of the Business Combination into a number of Class A Shares after the closing of the transactions contemplated by the Transaction Agreement, at a conversion rate of one-for-one, subject to an adjustment mechanism which Haymaker Sponsor has waived. As a result, each Founder Share will be exchanged for one OneSpaWorld Share (subject to certain adjustments and forfeitures described herein), such that Haymaker Sponsor will hold, after giving effect to the surrender for no consideration of 3,650,000 OneSpaWorld Shares to be received by Haymaker Sponsor, approximately 5% of the total number of OneSpaWorld Shares outstanding after the consummation of the Business Combination (or approximately 7% on a fully-diluted basis). Please see the section entitled “Frequently Used Terms and Basis of Presentation” in the proxy statement/prospectus for assumptions relating to this calculation. Haymaker Sponsor has waived its rights under Haymaker’s amended and restated certificate of incorporation with respect to maintaining a certain ownership percentage of OneSpaWorld immediately following the Business Combination.

Haymaker is providing the accompanying proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by Haymaker’s stockholders at the Special Meeting is included in this proxy statement/prospectus. Whether or not you plan to attend the Special Meeting, all Haymaker stockholders are urged to read carefully this proxy statement/prospectus, including the Annexes and the accompanying financial statements of Haymaker and OSW Predecessor, carefully and in their entirety. In particular, you are urged to read carefully the section entitled “Risk Factors” of this proxy statement/prospectus.

After careful consideration, the Haymaker Board has unanimously approved the Transaction Agreement and the transactions contemplated therein, and unanimously recommends that Haymaker stockholders vote “FOR” adoption of the Transaction Agreement and approval of the transactions contemplated thereby, including the Business Combination and the Haymaker Merger, and “FOR” all other proposals presented to Haymaker stockholders in the accompanying proxy statement/prospectus. When you consider the Haymaker Board’s recommendation of these proposals, you should keep in mind that certain Haymaker directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “The Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Approval of the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to ensure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Transaction Agreement will be consummated only if the Business Combination Proposal is approved at the Special Meeting. The closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT HAYMAKER REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the Haymaker Board, I would like to thank you for your support of Haymaker Acquisition Corp. and look forward to the successful completion of the Business Combination.

February 14, 2019	Sincerely,
Steven J. Heyer Chief Executive Officer and Executive Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated February 14, 2019, and is expected to be first mailed or otherwise delivered to Haymaker stockholders on or about February 14, 2019.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by OneSpaWorld, Haymaker or OSW Predecessor. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of OneSpaWorld, Haymaker or OSW Predecessor since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF HAYMAKER ACQUISITION CORP.

TO BE HELD MARCH 6, 2019

To the Stockholders of Haymaker Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), will be held on March 6, 2019 at 8:00 A.M., local time, at 650 Fifth Avenue, 10th Floor, New York, NY 10019 (the “Special Meeting”). You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt and approve the Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-2 (the “BCA Amendment”), and as it may be further amended from time to time, the “Transaction Agreement”), by and among Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS,” and together with Steiner Leisure, Steiner US, Nemo UK and Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers (the “Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company (“Dory Intermediate”), and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”), a copy of which is attached to this proxy statement/prospectus as Annex A-1, each agreement, document, instrument and/or certificate contemplated by the Transaction Agreement to be executed in connection with the transactions contemplated thereby (the “Ancillary Documents”), and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger (Proposal No. 1);

2.

Charter Proposal—To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the OneSpaWorld Memorandum and Articles of Association related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights (collectively, Proposal No. 2);

3.

Lock-Up Amendment Proposal—To ratify the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the directors and officers of Haymaker which, among other things, modifies the Haymaker Founder Lock-Up Period (Proposal No. 3); and

4.

Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal (Proposal No. 4).

The above matters are more fully described in this proxy statement/prospectus, which also includes, as Annexes A-1 and A-2, a copy of the Transaction Agreement. You are urged to read carefully this proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements of OneSpaWorld, Haymaker and OSW Predecessor.

The record date for the Special Meeting is February 11, 2019. Only Haymaker stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.

Haymaker Sponsor and Haymaker’s officers and directors agreed to vote any Founder Shares held by them and any public shares purchased during or after Haymaker’s initial public offering (the “Haymaker IPO”) in favor of the Business Combination. As of the record date, Haymaker Sponsor owned 20% of Haymaker’s issued and outstanding common stock, including all of the Founder Shares.

Pursuant to its amended and restated certificate of incorporation, Haymaker is providing its public stockholders with the opportunity to redeem, upon the closing of the Business Combination, each Class A Share then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account that holds the proceeds (including interest, which shall be net of taxes payable) of the Haymaker IPO. Redemptions referred to herein shall take effect as repurchases under Haymaker’s amended and restated certificate of incorporation. The per-share amount Haymaker will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $12,150,000 that Haymaker will pay to the underwriters of the Haymaker IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $336,670,506 as of December 31, 2018, the estimated per share redemption price would have been approximately $10.17, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the Class A Shares included in the units sold in the Haymaker IPO (i.e., in excess of 6,600,000 Class A Shares). Haymaker has no specified maximum redemption threshold under its amended and restated certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of Class A Shares by Haymaker’s public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions). The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and Sellers may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement/prospectus assumes that none of Haymaker’s public stockholders exercise their redemption rights with respect to their Class A Shares.

Haymaker Sponsor and Haymaker’s officers and directors agreed to waive their redemption rights with respect to any Haymaker Common Shares they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Currently, Haymaker Sponsor owns all of Haymaker’s issued and outstanding Class B Shares. Haymaker Sponsor has agreed to vote any of Haymaker’s common stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions. The amended and restated certificate of incorporation of Haymaker includes a conversion adjustment which provides that the Founder Shares will automatically convert at the time of the Business Combination into a number of Class A Shares after the closing of the transactions contemplated by the Transaction Agreement, at a conversion rate of one-for-one, subject to an adjustment mechanism which Haymaker Sponsor has waived. As a result, each Founder Share will be exchanged for one OneSpaWorld Share (subject to certain adjustments and forfeitures described herein), such that, Haymaker Sponsor will hold, after giving effect to the surrender for no consideration of 3,650,000 OneSpaWorld Shares to be received by Haymaker Sponsor, approximately 5% of the total number of OneSpaWorld Shares outstanding after the consummation of the Business Combination (or approximately 7% on a fully-diluted basis). Please see the section entitled “Frequently Used Terms and Basis of Presentation” in the proxy statement/prospectus for assumptions relating to this calculation. Haymaker Sponsor has waived its rights under Haymaker’s amended and restated certificate of incorporation with respect to maintaining a certain ownership percentage of OneSpaWorld immediately following the Business Combination.

In connection with the foregoing and concurrently with the execution of the Transaction Agreement, OneSpaWorld entered into subscription agreements with certain investors pursuant to which such investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, newly issued OneSpaWorld Shares and OneSpaWorld Private Placement Warrants for gross proceeds of approximately $122,496,370. The OneSpaWorld Shares and OneSpaWorld Private Placement Warrants to be issued pursuant to the subscription agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder. The closing under the subscription agreements is contingent upon, among other things, the closing of the Business Combination.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Approval of the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters. The Haymaker Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors Steven J. Heyer Chief Executive Officer and Executive Chairman
New York, New York February 14, 2019

i

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

In this proxy statement/prospectus:

“amended and restated certificate of incorporation” means the amended and restated certificate of incorporation of Haymaker, effective October 24, 2017.

“Ancillary Documents” means each agreement, document, instrument and/or certificate contemplated by the Transaction Agreement to be executed in connection with the transactions contemplated thereby.

“BCA Amendment” means Amendment No. 1 to Business Combination Agreement, dated January 7, 2019, by and between Steiner Leisure and Haymaker.

“Business Combination” means all of the transactions contemplated by the Transaction Agreement, as a result of which OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor.

“Class A Shares” means the Class A common stock, par value $0.0001 per share, of Haymaker.

“Class B Shares” means the Class B convertible common stock, par value $0.0001 per share, of Haymaker.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Director Designation Agreement” means the Director Designation Agreement, dated November 1, 2018, by and among OneSpaWorld, Haymaker and Steiner Leisure.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Founder Shares” means the 8,250,000 Class B Shares that are currently owned by Haymaker Sponsor.

“Founder Warrants” means the warrants held by Haymaker Sponsor that were issued to Haymaker Sponsor at the time of the Haymaker IPO, each of which is exercisable for one Class A Share, in accordance with its terms.

“Haymaker” means Haymaker Acquisition Corp., a Delaware corporation.

“Haymaker Board” means the board of directors of Haymaker.

“Haymaker Common Shares” means the Class A Shares and the Class B Shares.

“Haymaker Founder Lock-Up Agreement” means that certain letter agreement, dated as of October 24, 2017, by and among Haymaker, Haymaker Sponsor, and the directors and officers of Haymaker, entered into in connection with the Haymaker IPO that restricted the sale or transfer of the Founder Shares.

“Haymaker Founder Lock-Up Period” means the earlier of (A) one year after the completion of Haymaker’s initial business combination or (B) subsequent to Haymaker’s initial business combination, (x) if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Haymaker’s initial business combination, or (y) the date on which Haymaker completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Haymaker’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

“Haymaker IPO” means Haymaker’s initial public offering, consummated on October 27, 2017, through the sale of 33,000,000 public units (including 3,000,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“Haymaker Merger” means the merger of Dory US Merger Sub with and into Haymaker, with Haymaker being the surviving company in such merger.

“Haymaker Public Warrants” means the warrants included in the units issued in the Haymaker IPO, each of which is exercisable for one Class A Share at an exercise price of $11.50 per Class A Share, in accordance with its terms.

“Haymaker Sponsor” means Haymaker Sponsor, LLC, a Delaware limited liability company and an affiliate of each of Haymaker’s Chief Executive Officer and President (who are the managing members of Haymaker Sponsor).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“L Catterton” means certain investment vehicles managed by Catterton Management Company, L.L.C.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations Capital Market.

“OneSpaWorld” means OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, and, unless the context otherwise requires, its consolidated subsidiaries for periods following the Business Combination. Where the context so requires, this term may also refer to the entities comprising the “OneSpaWorld” business prior to the Business Combination.

“OneSpaWorld Board” means the board of directors of OneSpaWorld.

“OneSpaWorld Memorandum and Articles of Association” means the memorandum and articles of association of OneSpaWorld, effective as of the closing of the Business Combination, which is attached hereto as Annex B.

“OneSpaWorld Private Placement Warrants” means warrants to acquire OneSpaWorld Shares on substantially equivalent terms and conditions as set forth in the Founder Warrants.

“OneSpaWorld Public Warrants” means warrants to acquire OneSpaWorld Shares on substantially equivalent terms and conditions as set forth in the Haymaker Public Warrants.

“OneSpaWorld Shares” means the common shares, par value $0.0001 per share, of OneSpaWorld.

“OSW LLC” means OneSpaWorld LLC, a Delaware limited liability company.

“OSW Lock-Up Agreement” means that certain Lock-Up Agreement, to be entered into immediately prior to the closing of the Business Combination, by and among OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, Steiner Leisure and (solely for purposes of certain provisions thereof) Haymaker.

“OSW Predecessor” means the net assets and operations described in Note 1 to the audited combined financial statements of OSW Predecessor contained in this proxy statement/prospectus, comprising the “OneSpaWorld” business prior to the consummation of the Business Combination.

“Primary Private Placement” means the issuance and sale by OneSpaWorld to the Private Placement Investors of 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of approximately $122,496,370.

“Private Placement Investors” means the investors in the Private Placements.

“Private Placement Shares” means the OneSpaWorld Shares subscribed for by the Private Placement Investors pursuant to the Subscription Agreements.

“Private Placements” means the Primary Private Placement and the Secondary Private Placement.

“public shares” means the Class A Shares included in the units issued in the Haymaker IPO.

“public stockholders” means holders of public shares, including Haymaker Sponsor and Haymaker’s officers and directors to the extent they hold public shares, provided, that Haymaker Sponsor and Haymaker’s officers and directors will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one Class A Share and one-half of one Haymaker Public Warrant sold in the Haymaker IPO.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by and among OneSpaWorld, Haymaker Sponsor and Steiner Leisure, which shall be effective as of the closing of the Business Combination and which shall be substantially in the form attached hereto as Annex C.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Private Placement” means the resale by Steiner Leisure to the Secondary Purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure on the first business day after the closing of the Business Combination.

“Secondary Purchasers” means the purchasers in the Private Placement pursuant to the Stock Purchase Agreements.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sellers” means Steiner Leisure, Steiner US, Nemo UK, Steiner UK Limited, Steiner UK and SMS.

“Special Meeting” means the special meeting of the stockholders of Haymaker that is the subject of this proxy statement/prospectus.

“Sponsor Support Agreement” means that certain Support Agreement, dated November 1, 2018 (as amended on January 7, 2019, by the SSA Amendment, and as it may be further amended from time to time), by and among Haymaker Sponsor, Haymaker, OneSpaWorld and Steiner Leisure.

“SSA Amendment” means Amendment No. 1 to Sponsor Support Agreement, dated January 7, 2019, by and among Haymaker Sponsor, Haymaker, OneSpaWorld and Steiner Leisure.

“Stock Purchase Agreements” means those certain stock purchase agreements entered into on November 1, 2018, by and among OneSpaWorld, Steiner Leisure and the Secondary Purchasers named therein.

“Subscription Agreements” means those certain subscription agreements entered into on November 1, 2018, by and between OneSpaWorld and the Private Placement Investors named therein.

“Transaction Agreement” means the Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019, by the BCA Amendment, as it may be further amended from time to time), by and among Steiner Leisure, Steiner US, Nemo UK, Steiner UK, SMS, the Seller Representative, Haymaker, OneSpaWorld, Dory US Merger Sub, Dory Foreign Holding Company, Dory Intermediate and Dory US Holding Company.

v

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of Haymaker that holds the proceeds from the Haymaker IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“U.S. Tax Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Waiver Agreement” means that certain Waiver Agreement, dated November 1, 2018, by and among Haymaker Sponsor, Haymaker and Steiner Leisure.

“Warrant Agreement” means that certain amended and restated warrant agreement, to be entered into at the closing of the Business Combination by OneSpaWorld and the Escrow Agent.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by Haymaker’s public stockholders; (ii) prior to the consummation of the Business Combination, no inclusion of the 24,500,000 Class A Shares issuable upon the exercise of 16,500,000 Haymaker Public Warrants or 8,000,000 Founder Warrants; (iii) after the consummation of the Business Combination, no inclusion of the 24,500,000 OneSpaWorld Shares issuable upon the exercise of 16,500,000 OneSpaWorld Public Warrants or 8,000,000 OneSpaWorld Private Placement Warrants; (iv) no inclusion of the 7,000,000 OneSpaWorld Shares available for issuance under the 2019 Equity Incentive Plan, of which 3,097,500 OneSpaWorld Shares will be issuable upon the exercise of options that will be granted to members of OneSpaWorld’s senior management upon the closing of the Business Combination; and (v) no inclusion of the 6,600,000 deferred OneSpaWorld Shares, in aggregate, that are issuable upon the occurrence of certain events to Haymaker Sponsor and Steiner Leisure under the Transaction Agreement.

OSW Predecessor’s financials are represented in U.S. Dollars however a limited portion of revenues and expenses are also represented by various other currencies, primarily the U.K. Pound Sterling and the Euro. For currency exchange rate purposes, assets and liabilities of OSW Predecessor’s foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date, equity and other items are translated at historical rates and income and expenses are translated at the average rates of exchange prevailing during the specified period.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the Special Meeting and the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Haymaker stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on March 6, 2019 at 8:00 A.M., local time, at 650 Fifth Avenue, 10th Floor, New York, NY 10019.

Q:	Why am I receiving this proxy statement/prospectus?

A:

Haymaker stockholders are being asked to consider and vote upon a proposal to adopt the Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination and the Haymaker Merger, among other proposals. Haymaker has entered into the Transaction Agreement, providing for, among other things: (i) Steiner Leisure will contribute all of the issued and outstanding securities of OSW LLC and certain other companies affiliated with OSW LLC to OneSpaWorld, (ii) Dory US Merger Sub will merge with and into Haymaker, with Haymaker as the surviving company in the merger, (iii) Dory US Holding Company will purchase all of the outstanding securities of certain U.S. companies comprising OSW Predecessor from Steiner US and SMS, (iv) Dory Foreign Holding Company will purchase all of the outstanding securities of certain non-U.S. companies comprising OSW Predecessor from Nemo UK and Steiner UK, (v) OneSpaWorld will redeem certain OneSpaWorld Shares held by Steiner Leisure in exchange for a portion of the cash consideration payable to the Sellers, (vi) OneSpaWorld will issue to Steiner Leisure 1,602,440 OneSpaWorld Private Placement Warrants (subject to certain adjustments) and (vii) OneSpaWorld will be the ultimate parent company of Haymaker, Dory US Holding Company and Dory Foreign Holding Company, which is referred to herein as the “Business Combination.” You are being asked to vote on the Business Combination involving Haymaker and OSW Predecessor. A copy of the Transaction Agreement is attached to this proxy statement/prospectus as Annexes A-1 and A-2.

This proxy statement/prospectus and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on March 6, 2019 at 8:00 A.M., local time, at 650 Fifth Avenue, 10th Floor, New York, NY 10019.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	Haymaker stockholders are being asked to approve the following proposals:

1.

Business Combination Proposal — To adopt and approve the Transaction Agreement, a copy of which is attached to this proxy statement/prospectus as Annexes A-1 and A-2, the Ancillary Documents, and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger (Proposal No. 1);

2.	Charter Proposal — To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the OneSpaWorld Memorandum and Articles of

Association related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights (the “Charter Proposal”) (collectively, Proposal No. 2);

3.

Lock-Up Amendment Proposal—To ratify the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the directors and officers of Haymaker which, among other things, modifies the Haymaker Founder Lock-Up Period (the “Lock-Up Amendment Proposal”) (Proposal No. 3); and

4.

Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal (Proposal No. 4).

Q:	Are the proposals conditioned on one another?

A:

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then Haymaker will not consummate the Business Combination.

Q:	Why is Haymaker proposing the Business Combination?

A:

Haymaker is a blank check company incorporated as a Delaware corporation on April 26, 2017 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker focused its search for a target business in the consumer and consumer-related products and services industries.

Haymaker has identified several criteria and guidelines it believes are important for evaluating acquisition opportunities. These criteria and guidelines include, among others:

•

having market and/or cost leadership positions in respective consumer or consumer-related products and services niches and the potential to benefit from Haymaker’s extensive networks and insights within the consumer and consumer-related products and services industries;

•	providing enduring products, content, or services, with the potential for revenue, market share and/or distribution improvements;

•	fundamentally sound companies that are underperforming their potential and offer compelling value;

•

offering the opportunity for Haymaker’s management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where Haymaker’s access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•

exhibiting unrecognized value or other characteristics, desirable returns on capital, and a need for capital to achieve the company’s growth strategy, that Haymaker believes has been misevaluated by the marketplace based on its analysis and due diligence review; and

•	offering an attractive risk-adjusted return for Haymaker’s stockholders.

Based on its due diligence investigations of OSW Predecessor and the industry in which it operates, including the financial and other information provided by OSW Predecessor in the course of negotiations, Haymaker believes that OSW Predecessor meets the criteria and guidelines listed above. Please see the section entitled “The Business Combination—The Haymaker Board’s Reasons for the Business Combination” for additional information.

Q:	Why is Haymaker providing stockholders with the opportunity to vote on the Business Combination?

A:

Under its amended and restated certificate of incorporation, Haymaker must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of its initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Haymaker has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Haymaker is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their public shares in connection with the closing of the Business Combination. In addition, as part of the Business Combination, Dory Merger Sub will merge with and into Haymaker, with Haymaker continuing as the surviving company in such merger. Under its amended and restated certificate of incorporation and the DGCL, Haymaker must obtain the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Such approvals are also conditions to the closing of the Business Combination under the Transaction Agreement.

Q:	What revenues and profits/losses has OSW Predecessor generated in the last two years?

A:

For information regarding the profits/losses OSW Predecessor generated in the last two years, please see the sections entitled “Summary—Summary Historical Financial Data of OSW Predecessor,” “Selected Historical Financial Data of OSW Predecessor,” “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Statements.”

Q:	What will happen in the Business Combination?

A:

Pursuant to the Transaction Agreement, and upon the terms and subject to the conditions set forth therein, Haymaker and OSW Predecessor will effect a transaction that would replicate the economics of a merger of Haymaker and OSW Predecessor through a series of transactions, as a result of which, OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor, which is collectively referred to as the “Business Combination.” Please see the section entitled “The Business Combination” for additional information.

Q:	How has the announcement of the Business Combination affected the trading price of Haymaker’s Class A Shares?

A:

On November 1, 2018, the last trading date before the public announcement of the Business Combination, Haymaker’s public units, Class A Shares and Haymaker Public Warrants closed at $10.44, $9.85 and $1.15, respectively. On February 12, 2019, the public units, Class A Shares and Haymaker Public Warrants closed at $10.85, $10.33 and $1.35, respectively.

Q:	Following the Business Combination, will Haymaker’s securities continue to trade on a stock exchange?

A:

No. Haymaker anticipates that, following consummation of the Business Combination, the Class A Shares, public units and Haymaker Public Warrants will be delisted from NASDAQ and Haymaker will be deregistered under the Exchange Act. However, it is anticipated that the OneSpaWorld Shares and OneSpaWorld Public Warrants will be listed on the NASDAQ under the symbols “OSW” and “OSWW,” respectively, following the consummation of the Business Combination.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:

No. Haymaker does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for OSW Predecessor to access the U.S. public markets.

Q:	Will the management of OSW Predecessor change in the Business Combination?

A:

The current executive officers of OSW Predecessor will serve as OneSpaWorld’s executive officers upon consummation of the Business Combination. The OneSpaWorld Board will initially consist of nine directors, of which two directors are affiliated with Haymaker Sponsor and one will be designated by Steiner Leisure.

Please see the section entitled “Management of OneSpaWorld After the Business Combination” for additional information.

Q:	What will Haymaker stockholders receive in the Business Combination?

A:	At the consummation of the Business Combination, each Haymaker Common Share will be converted into the right to receive one OneSpaWorld Share.

Q:	What will Haymaker warrant holders receive in the Business Combination?

A:	At the consummation of the Business Combination, each Haymaker Public Warrant will become exercisable for one OneSpaWorld Share.

At the consummation of the Business Combination, each Founder Warrant held by Haymaker Sponsor will become exercisable for one OneSpaWorld Share (subject to the forfeitures provided in the Transaction Agreement).

Q:	What will Haymaker unitholders receive in the Business Combination?

A:

Each Haymaker unit will be separated into its components, and the components will be cancelled in exchange for consideration consisting of the right to receive (i) one fully paid and non-assessable OneSpaWorld Share and (ii) one-half of one OneSpaWorld Public Warrant. No fractional warrants will be issued upon the separation of the Haymaker units and only whole warrants will trade.

Q:	What will the Sellers receive in the Business Combination?

A:

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the consideration to be paid to or held by the Sellers in connection with the Business Combination shall consist of: (i) 14,821,863 OneSpaWorld Shares (valued at $148,218,630 based on a $10.00 share price), (ii) 1,602,440 OneSpaWorld Private Placement Warrants, (iii) $637,096,370 in cash, and (iv) the right to receive up to an additional 5,000,000 OneSpaWorld Shares upon the occurrence of certain events. The cash consideration payable to the Sellers at the closing of the Business Combination will be increased (and the OneSpaWorld Share consideration payable to the Seller will be correspondingly decreased) if the sum of the interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, is greater than the aggregate amount of redemptions of Class A shares in excess of $50,000,000.

Q:	What are the Private Placements?

A:	In connection with and concurrently with the execution of the Transaction Agreement, OneSpaWorld entered into Subscription Agreements with certain investors pursuant to which, among other things, such investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of $122,496,370 and OneSpaWorld will grant such Private Placement Investors certain customary registration rights.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure for gross proceeds of $56,071,440 on the first business day after the closing of the Business Combination and OneSpaWorld Holdings will grant such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

The OneSpaWorld Shares and OneSpaWorld Private Placement Warrants to be offered and sold in connection with the Private Placements have not been registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising. The closing of the Private Placements is contingent upon, among other things, the closing of the Business Combination. The proceeds from the Primary Private Placement will be used to fund a portion of the cash payments payable under the Transaction Agreement at the closing of the Business Combination (including those in respect of the cash consideration payable to the Sellers). OneSpaWorld will not receive any of the proceeds from the Secondary Private Placement.

Q:

What equity stake will the current stockholders of Haymaker, the Private Placement Investors and the current shareholders of OSW Predecessor hold in OneSpaWorld after the closing of the Business Combination and the Secondary Private Placement?

A:

It is anticipated that, upon completion of the Business Combination and the Secondary Private Placement: (i) Haymaker’s public stockholders (i.e., other than the Private Placement Investors) will own approximately 52% of the outstanding OneSpaWorld Shares, or approximately 57% on a fully-diluted basis; (ii) the Private Placement Investors will own approximately 28% of the outstanding OneSpaWorld Shares, or approximately 24% on a fully-diluted basis; (iii) Haymaker Sponsor will own approximately 5% of the outstanding OneSpaWorld Shares, or approximately 7% on a fully-diluted basis; and (iv) Sellers will own approximately 15% of the outstanding OneSpaWorld Shares, or approximately 12% on a fully-diluted basis. These levels of ownership interests assume that no Class A Shares are elected to be redeemed by Haymaker’s public stockholders.

Each of the above calculations exclude 1,600,000 OneSpaWorld Shares issuable to Haymaker Sponsor and 5,000,000 OneSpaWorld Shares issuable to the Sellers, in each case upon the occurrence of certain events. In addition, to the extent that interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, and less the sum of redemptions in excess of $50,000,000, is greater than zero, such amount will increase the cash consideration to the Sellers at the closing of the Business Combination and correspondingly decrease the number of OneSpaWorld Shares issuable to the Sellers. The above calculations do not give effect to this potential adjustment.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Haymaker’s existing stockholders in OneSpaWorld will be different. For more information, please see the sections entitled “The Business Combination—Impact of the Business Combination on OneSpaWorld’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Q:	Will there be new financing in connection with the Business Combination and are there any arrangements to help ensure that Haymaker will have sufficient funds to consummate the Business Combination?

A:

Yes, OneSpaWorld will obtain new equity financing through a private placement of OneSpaWorld Shares in the Private Placement. The closing of the Private Placements is contingent upon, among other things, the closing of the Business Combination. In connection with the Business Combination, Dory Intermediate will enter into (i) (x) a first lien term loan facility of up to $245,000,000 (including $50,000,000 which may be utilized to partially fund the Business Combination in the event of redemption) that matures in seven years and (y) a first lien revolving loan facility of up to $22,500,000 that matures in five years, and (ii) a second lien term loan facility of up to $25,000,000 that matures in eight years. Loans outstanding under the first lien term loan facility and the first lien revolving loan facility will accrue interest at a rate per annum equal to LIBOR plus a margin ranging from 4.25% to 3.75% depending on the achievement of certain leverage ratios and undrawn amounts under the first lien revolving loan facility accrue a commitment fee at a rate per annum of 0.50% on the average daily undrawn portion of the commitments thereunder, with one step down to 0.325% upon achievement of a certain leverage ratio. Loans outstanding under the second lien term loan facility will accrue interest at a rate per annum equal to LIBOR plus 7.50%. Principal payments on the first lien term loan facility equal to 0.25% of the original principal amount will be due quarterly, and the second lien term loan facility is not subject to amortization. For additional information, please see the section entitled “The Transaction Agreement and Related Agreements—Related Agreements—Debt Financing.”

The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The $292,500,000 in commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

Q:	Why is Haymaker proposing the Charter Proposal?

A:

As required by applicable SEC rules, Haymaker is requesting that its stockholders vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the OneSpaWorld Memorandum and Articles of Association that are not required by Bahamian law and materially affect shareholder rights. Pursuant to SEC guidance, Haymaker is required to submit the Charter Proposal to its stockholders for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on OneSpaWorld, Haymaker, OSW Predecessor or their respective board of directors. Furthermore, the Business Combination is not conditioned on the approval of the Charter Proposal. For additional information, please see the section entitled “Proposal No. 2—The Charter Proposal.”

Q:	Why is Haymaker proposing the Lock-Up Amendment Proposal?

A:

Haymaker is proposing the Lock-Up Amendment Proposal to seek ratification of the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the Haymaker officers and directors. The OSW Lock-Up Agreement will effectively reduce the Haymaker Founder Lock-Up Period to six months, without regard to the sale price of the OneSpaWorld Shares, which differs from the terms of the Haymaker Founder Lock-Up Agreement.

Q:	Why is Haymaker proposing the Adjournment Proposal?

A:

Haymaker is proposing the Adjournment Proposal to allow the Haymaker Board to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. The

Adjournment Proposal will only be presented to Haymaker stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal. Please see the section entitled “Proposal No. 4—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my Class A Shares before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your Class A Shares after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your Class A Shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your Class A Shares prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will be counted as a vote “AGAINST” the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will be counted as a vote “AGAINST” the Business Combination Proposal. Haymaker Sponsor and Haymaker’s officers and directors agreed to vote their Founder Shares and any public shares purchased by them during or after the Haymaker IPO in favor of the Business Combination Proposal.

The approval of the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on such proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will have no effect on the Charter Proposal, the Lock-Up Amendment Proposal or the Adjournment Proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and Haymaker does not consummate a business combination by October 27, 2019, Haymaker will be required to dissolve and liquidate the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:

Haymaker stockholders are entitled to one vote on each proposal presented at the Special Meeting for each Class A Share held of record as of February 11, 2019, the record date for the Special Meeting. As of the close of business on the record date, there were 41,250,000 outstanding Haymaker Common Shares.

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the issued and outstanding Haymaker Common Shares entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Broker non-votes will not be counted as present for the purpose of determining a quorum. Haymaker Sponsor, which as of the record date owned 20% of the issued and outstanding Haymaker Common Shares, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has the power to adjourn the Special Meeting. As of the record date for the Special Meeting, at least 20,625,001 Haymaker Common Shares would be required to achieve a quorum.

Q:	How will Haymaker Sponsor and Haymaker’s directors and officers vote?

A:

Prior to the Haymaker IPO, Haymaker entered into agreements with Haymaker Sponsor and Haymaker’s officers and directors, pursuant to which each agreed to vote any Haymaker Common Shares owned by them in favor of the Business Combination Proposal. None of Haymaker Sponsor or the officers and directors of Haymaker has purchased any Haymaker Common Shares during or after the Haymaker IPO and, as of the date of this proxy statement/prospectus, neither Haymaker nor Haymaker Sponsor nor any of Haymaker’s directors or officers entered into agreements and are not currently in negotiations to purchase Haymaker Common Shares prior to the consummation of the Business Combination. As of the record date, Haymaker Sponsor owned 20% of the issued and outstanding Haymaker Common Shares, including all of the Founder Shares, and will be able to vote all of such shares at the Special Meeting.

Q:	What interests do Haymaker Sponsor and Haymaker’s officers and directors have in the Business Combination?

A:

Haymaker Sponsor and Haymaker’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors agreed not to redeem any Haymaker Common Shares held by them in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that Haymaker Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination which, if unrestricted and freely tradable, would be valued at $30,000,000 (excluding any deferred OneSpaWorld Shares and assuming a value of $10.00 per share) after giving effect to the forfeitures contemplated by the Transaction Agreement and the Sponsor Support Agreement, but, given the restrictions on such shares, Haymaker believes such shares have less value;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker fails to complete an initial business combination by October 27, 2019;

•	the fact that Haymaker Sponsor will forfeit a portion of its OneSpaWorld Private Placement Warrants and will receive deferred OneSpaWorld Shares;

•

the fact that the OSW Lock-Up Agreement will be entered into by OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, and Steiner Leisure which, among other things, modifies the Haymaker Founder Lock-Up Period;

•

the fact that Haymaker Sponsor paid an aggregate of $8,000,000 for its 8,000,000 Private Placement Warrants to purchase Class A Shares and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 27, 2019;

•

the right of Haymaker Sponsor to hold OneSpaWorld Shares and the OneSpaWorld Shares to be issued to Haymaker Sponsor upon exercise of its OneSpaWorld Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the anticipated service of Steven J. Heyer (Haymaker’s Chief Executive Officer and a member of the Haymaker Board) and Andrew R. Heyer (Haymaker’s President and a member of the Haymaker Board) as directors of OneSpaWorld following the Business Combination;

•	the continued indemnification of Haymaker’s existing directors and officers and the continuation of Haymaker’s directors’ and officers’ liability insurance after the Business Combination;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors may not participate in the formation of, or become directors or officers of, any other blank check company until Haymaker (i) has entered into a definitive agreement regarding an initial business combination or (ii) fails to complete an initial business combination by October 27, 2019;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors will lose their entire investment in Haymaker and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 27, 2019; and

•

the fact that if the Trust Account is liquidated, including in the event Haymaker is unable to complete an initial business combination within the required time period, Haymaker Sponsor has agreed to indemnify Haymaker to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Haymaker has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to Haymaker, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence the Haymaker Board in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Haymaker Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. The Haymaker Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. Haymaker’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Haymaker’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Haymaker’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Haymaker Board in valuing OSW Predecessor’s business and assuming the risk that the Haymaker Board may not have properly valued such business.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class, then the Business Combination Proposal will be approved and, assuming the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Transaction Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class, then the Business Combination Proposal will fail and Haymaker will not consummate the Business Combination. If Haymaker does not consummate the Business Combination, it may continue to try to complete a business combination with a different target business until October 27, 2019. If Haymaker fails to complete an initial business combination by October 27, 2019, then it will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to its public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of Haymaker public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares; provided that Haymaker will not redeem any Class A Shares issued in the Haymaker IPO to the extent that such redemption would result in Haymaker having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 upon consummation of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the Class A Shares included in the units sold in the Haymaker IPO. The per-share amount Haymaker will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect Haymaker’s obligation to pay the deferred underwriting commissions. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination. Haymaker Sponsor and Haymaker’s officers and directors agreed to waive their redemption rights with respect to any Haymaker Common Shares they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $336,670,506 as of December 31, 2018, the estimated per share redemption price would have been approximately $10.17, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. Additionally, Class A Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest, which shall be net of taxes payable and less up to $100,000 for dissolution expenses) in connection with the liquidation of the Trust Account, unless Haymaker completes an alternative business combination prior to October 27, 2019.

Q:	Can Haymaker Sponsor redeem its Founder Shares in connection with consummation of the Business Combination?

A:

No. Haymaker Sponsor and Haymaker’s officers and directors agreed to waive their redemption rights with respect to any Haymaker Common Shares they may hold in connection with the consummation of the Business Combination.

Q:	Is there a limit on the total number of Haymaker public shares that may be redeemed?

A:

Yes. The amended and restated certificate of incorporation of Haymaker provides that it may not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that Haymaker is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Transaction Agreement. Other than this limitation, the amended and restated certificate of incorporation of Haymaker does not provide a specified maximum redemption threshold. The Transaction Agreement provides that, as a condition to each party’s obligation to consummate the Business Combination, Haymaker may not have net tangible assets less than $5,000,001 at the closing date of the transactions contemplated by the Transaction

Agreement. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your Class A Shares for or against, or whether you abstain from voting on, the Business Combination Proposal, the Charter Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Transaction Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of NASDAQ.

Q:	Are there other issues, such as a limit on the number of shares I may redeem, that I should consider?

A:

Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in the Haymaker IPO. Accordingly, all shares in excess of 20% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 20% of the public shares may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 20% of the shares sold in the Haymaker IPO) for or against the Business Combination restricted.

Haymaker has no specified maximum redemption threshold under its amended and restated certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of Class A Shares by Haymaker public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and Sellers may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must, prior to 5:00 PM, Eastern Time, on March 4, 2019 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that Haymaker redeem your public shares for cash to Continental Stock Transfer & Trust Company, the Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to the Class A Shares. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Class A Shares included in the units sold in the Haymaker IPO, which is referred to herein as the “20% threshold.” Accordingly, all public shares in excess of the 20% threshold beneficially owned by a Haymaker public stockholder or group will not be redeemed for cash.

Haymaker stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Haymaker’s understanding that Haymaker stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Haymaker does not have any control over this process and it may take longer than two weeks. Haymaker stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Haymaker stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to the Transfer Agent prior to the date set forth in this proxy statement/prospectus, which is two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Any demand for redemption, once made, may be withdrawn at any time until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Haymaker’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Haymaker’s transfer agent return the shares (physically or electronically). You may make such request by contacting Haymaker’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, the Transfer Agent, with written instructions to separate such public units into Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, the Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not stockholders seeking to exercise redemption rights are required to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The receipt of cash by a U.S. holder of Class A Shares in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see the section entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	What are the U.S. federal income tax consequences as a result of the Business Combination?

A:

It is possible that the Business Combination will be a tax-deferred transaction to a U.S. holder of Class A Shares that does not exercise its redemption rights. However, this is dependent upon certain requirements being met, including Haymaker receiving ownership statements from a sufficient number of holders of Haymaker Common Shares at the closing of the Business Combination to establish that OneSpaWorld Shares representing 50% or less of the total voting power and total value of the stock of OneSpaWorld is received in the Business Combination by Haymaker stockholders who are U.S. persons. In addition, although the matter is not free from doubt, a U.S. holder may recognize gain with respect to its Haymaker

Public Warrants as a result of the Business Combination. Holders of Class A Shares and Haymaker Public Warrants should read carefully the information included under the section entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” of this document for a more detailed discussion of material U.S. federal tax consequences of the Business Combination. Holders of Class A Shares and Haymaker Public Warrants are urged to should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Q:	If I am a Haymaker warrant holder, can I exercise redemption rights with respect to my Haymaker Public Warrants?

A:	No. The holders of Haymaker Public Warrants have no redemption rights with respect to such warrants.

Q:	Do I have appraisal rights or dissenters’ rights if I object to the proposed Business Combination?

A:	Haymaker’s stockholders do not have appraisal rights in connection with the Haymaker Merger under Delaware law.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:

If the Business Combination is consummated, the funds held in the Trust Account (together with the proceeds from the Private Placement) will be used to: (i) pay the cash consideration payable to the Sellers outstanding upon the closing of the Business Combination; (ii) pay Haymaker public stockholders who properly exercise their redemption rights; (iii) pay $12,150,000 in deferred underwriting commissions to the underwriters of the Haymaker IPO, in connection with the Business Combination; and (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by Haymaker and other parties to the Transaction Agreement in connection with the transactions contemplated by the Transaction Agreement, including the Business Combination, and pursuant to the terms of the Transaction Agreement.

To the extent that interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, and less the sum of redemptions in excess of $50,000,000, is greater than zero, such amount will increase the cash consideration to the Sellers at the closing of the Business Combination and correspondingly decrease the OneSpaWorld Shares to the Sellers. To the extent that certain Haymaker transaction expenses are less than $35,000,000, certain of the deferred OneSpaWorld Shares may instead be issued at the closing of the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of closing conditions in the Transaction Agreement, including the approval by Haymaker stockholders of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “The Transaction Agreement and Related Agreements.”

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Transaction Agreement may be terminated. Please see the section entitled “The Transaction Agreement and Related Agreements” for information regarding the parties’ specific termination rights.

If Haymaker does not consummate the Business Combination, it may continue to try to complete a business combination with a different target business until October 27, 2019. If Haymaker fails to complete an initial business combination by October 27, 2019, then Haymaker will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem Haymaker public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish Haymaker public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Haymaker’s remaining stockholders and the Haymaker Board, dissolve and liquidate, subject in each case to Haymaker’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Haymaker IPO. Please see the section entitled “Risk Factors—Risks Related to Haymaker” for additional information.

Holders of Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, there will be no redemption rights or liquidating distributions with respect to the Haymaker Public Warrants and Founder Warrants, which will expire worthless if Haymaker fails to complete an initial business combination by October 27, 2019.

Q:	When is the Business Combination expected to be completed?

A:

The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “The Transaction Agreement and Related Agreements—Conditions to Closing of the Business Combination.” The closing is expected to occur in the first quarter of 2019. The Transaction Agreement may be terminated by Haymaker or OSW Predecessor if the closing of the Business Combination has not occurred by April 30, 2019 (the “Termination Date”) (unless mutually extended), provided that if the registration statement (of which this proxy statement/prospectus forms a part) has been declared effective by the SEC by April 30, 2019, the Termination Date will be extended to May 30, 2019.

For a description of the conditions to the completion of the Business Combination, see the section entitled “The Transaction Agreement and Related Agreements—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of Haymaker Common Shares on February 11, 2019 the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, you will be provided with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. Valid, government-issued photographic identification is required to enter the meeting. For additional information, please see the section entitled “Special Meeting of Haymaker Stockholders” of this proxy statement/prospectus.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, a properly executed proxy marked “ABSTAIN” with respect to a particular proposal will be counted as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention will (i) be counted as a vote “AGAINST” the Business Combination Proposal and (ii) have no effect on the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal. Broker non-votes are not considered present for the purposes of establishing a quorum and will (i) be counted as a vote “AGAINST” the Business Combination Proposal, but (ii) have no effect on the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by Haymaker without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am going to attend the Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Haymaker believes that all of the proposals presented to the stockholders at this Special Meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy card, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares. This indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to Haymaker’s Secretary at the address listed below so that it is received by Haymaker’s Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Haymaker’s Secretary, which must be received by Haymaker’s Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

Haymaker will pay the cost of soliciting proxies for the Special Meeting. Haymaker has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Special Meeting. Haymaker has agreed to pay Morrow Sodali LLC a fee of $30,000, plus disbursements, and will reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Haymaker will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Haymaker Common Shares for their expenses in forwarding soliciting materials to beneficial owners of Haymaker Common Shares and in obtaining voting instructions from those beneficial owners. The directors, officers and employees of Haymaker may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, New York 10019

(212) 616-9600

Attention: Christopher Bradley

Email: CBradley@mistralequity.com

You may also contact the proxy solicitor for Haymaker at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Banks and Brokers Call: (203) 658-9400

All Others Call Toll Free: (800) 662-5200

Email: HYAC.info@morrowsodali.com

To obtain timely delivery, Haymaker stockholders must request the materials no later than February 27, 2019, or five business days prior to the Special Meeting.

You may also obtain additional information about Haymaker from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your public shares (either physically or electronically) to the Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your public shares, please contact the Transfer Agent:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the Annexes and the financial statements of OneSpaWorld, Haymaker and OSW Predecessor to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Company Overview

OneSpaWorld is the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. OneSpaWorld’s highly-trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard 161 cruise ships and at 67 destination resorts globally. With over 80% market share in the highly attractive outsourced maritime health and wellness market, OneSpaWorld is the unquestioned market leader at approximately 10x the size of its closest maritime competitor. Over the last 50 years, OneSpaWorld has built its leading market position on its depth of staff expertise; broad and innovative service and product offerings; expansive global recruitment, training and logistics platform; and decades-long relationships with cruise and destination resort partners. Throughout its history, OneSpaWorld’s mission has been simple—helping guests look and feel their best during and after their stay.

At its core, OneSpaWorld is a global services company. OneSpaWorld serves a critical role for its cruise line and destination resort partners, operating a highly complex and increasingly important aspect of their overall guest experience. Decades of investment and know-how have allowed OneSpaWorld to construct an unmatched global infrastructure to manage the complexity of its operations, which in 2017 included nearly 8,000 annual voyages with visits to over 1,100 ports of call around the world. OneSpaWorld has consistently expanded its onboard offering with innovative, leading-edge service and product introductions, and developed a powerful back-end recruiting, training and logistics platform to manage its operational complexity, maintain its industry-leading quality standards and maximize revenue per center. The combination of its renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure and proven revenue management capabilities represents a significant competitive advantage that OneSpaWorld believes is not economically feasible to replicate.

The majority of OneSpaWorld’s revenues and profits are earned through long-term revenue sharing agreements with cruise line partners that economically align both parties and contribute to OneSpaWorld’s attractive asset-light financial profile. These agreements average approximately five years in length and provide OneSpaWorld with the exclusive right to offer health, fitness, beauty and wellness services and the ability to sell complementary products onboard the ships it serves. Under these long-term agreements, cruise line partners retain a specified percentage of revenues from all OneSpaWorld sales onboard. This inherent alignment encourages collaboration in all aspects of OneSpaWorld’s operations, including facility design, product innovation, pre- and post-cruise sales opportunities, capacity utilization initiatives and other data-driven strategies to drive increased guest traffic and revenue growth. Most of OneSpaWorld’s cruise line agreements encompass 100% of partner cruise lines’ existing fleet and all new ships introduced by the cruise line during the term of the agreement. As opposed to fixed-rent landlords, cruise lines and destination resorts serve as OneSpaWorld’s aligned economic partners.

OneSpaWorld is recognized by its cruise line and destination resort partners and their guests for its comprehensive suite of services and products. OneSpaWorld curates and delivers an exhaustive range of offerings centered on providing specific health and wellness solutions to meet its guests’ lifestyle routines or objectives. These services include: (i) traditional body, salon, and skin care services and products; (ii) specialized fitness classes and personal fitness training; (iii) innovative pain management, detoxifying programs and comprehensive body composition analyses; (iv) weight management programs and products; and (v) advanced medi-spa services. OneSpaWorld also offers its guests access to leading beauty and wellness brands including ELEMIS, Kérastase and Dysport, with many brands offered exclusively by OneSpaWorld at sea. On average, guests spend $230 per visit and OneSpaWorld’s solution sales approach drives substantial retail sales, with approximately 25% of its revenues derived from the sale of retail products.

OneSpaWorld’s state-of-the-art health and wellness centers are designed and branded for each cruise line and destination resort to optimize the guest experience, align with the overall hospitality atmosphere and maximize productivity. Centers can employ up to 45 highly trained professionals and range in size from 200 to over 30,000 square feet, depending on the cruise or resort partner’s needs.

OneSpaWorld’s cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa and Holland America, among many others. These partnerships extend across contemporary, premium, luxury and budget cruise lines that operate ships globally. OneSpaWorld maintains an exceptional contract renewal rate with its cruise line partners, having renewed approximately 95% of its contracts based on ship count over the last 15 years, including 100% of its contracts with ships larger than 3,500 berths. OneSpaWorld has not only maintained relationships with existing cruise line partners, but has a history of winning contracts and gaining market share. In 2018, OneSpaWorld signed an agreement with Celebrity Cruises as the exclusive operator of health and wellness centers onboard its highly anticipated Edge Class of mega ships, including the Celebrity Edge, which launched in November 2018, and three additional mega ships scheduled to launch in 2020, 2021 and 2022. On land, OneSpaWorld has longstanding relationships with the world’s leading destination hotel and resort operators, including Marriott, Starwood, Hilton, ClubMed, Caesars Entertainment, Lotte, Loews and Four Seasons, among others.

As a Bahamian international business company that earns a substantial portion of its revenue in low- or no-tax jurisdictions, OneSpaWorld has benefited from a highly attractive effective cash tax rate. Additionally, OneSpaWorld has minimal capital expenditures as third parties typically fund the build-out, maintenance, and refurbishment of OneSpaWorld’s onboard health and wellness centers. The combination of OneSpaWorld’s attractive tax rate and asset-light operating model leads to a financial profile that delivers exceptional Unlevered After-Tax Free Cash Flow. Annually, from 2015 through 2017, OneSpaWorld converted approximately 90% of its Adjusted EBITDA to Unlevered After-Tax Free Cash Flow.

OneSpaWorld has driven strong financial results and believes its leading market position in a growing industry, differentiated business model and entrenched partner relationships position its business for continued growth. For the twelve months ended September 30, 2018, OneSpaWorld achieved revenues of $534 million, Adjusted EBITDA of $56 million, Net Income of $18 million and Unlevered After-Tax Free Cash Flow of $50 million. For a reconciliation of non-GAAP financial measures to GAAP measures see “Summary of Historical Financial Data of OSW Predecessor.”

Attractive Market Opportunity

OneSpaWorld operates at the intersection of the highly attractive health and wellness and travel leisure industries. OneSpaWorld is well-positioned to continue growing through the cruise industry’s reliable new cruise ship and passenger growth, consumers’ desire for travel and experiences and the increasing focus on health and wellness in consumers’ every day lives.

Highly Dependable Cruise Industry Growth

The cruise industry has been among the fastest-growing segments in the travel leisure industry with passenger growth for more than 20 consecutive years, including through the recessions of 2001 and 2008. OneSpaWorld estimates, based on annual statistics published by Cruise Lines International Association (“CLIA”), that global passenger counts have grown every year from approximately 6.3 million passengers in 1995 and are expecting to reach 28.0 million in 2018, representing a compound annual growth rate of 6.7%. CLIA estimates an all-time high of 28.0 million passengers will cruise in 2018. This dependable passenger growth has been driven by consistent, significant investments in new cruise ship capacity, strong loyalty among experienced cruisers and the large and growing appeal of cruising to all demographics, including millennials. In 2019, millennials are projected to represent the largest segment of the U.S. population, and according to CLIA’s 2018 cruise travel report, they are also most likely to book a cruise for their next vacation.

Cruising remains underpenetrated globally and is poised for continued growth. Based on research from CLIA, in 2016, cruise passengers in the United States represented 3.6% of the population, which was second to Australia with a penetration rate of 5.4%. According to 2017 data, these penetration rates compare favorably against alternative vacations and leisure activities, including visits to the Disneyland theme park at 5.6% of the U.S. population, visits to U.S. snowsports facilities at 16.8% of the U.S. population, and visits to Australian snowsports facilities at 8.7% of the Australian population. China remains incredibly underpenetrated with a cruising penetration rate of just 0.2% of the population in 2017, representing a significant opportunity.

Today, the “Fourth Wave” of cruise industry expansion is in its early phases in Asia, as cruise operators and the Chinese government invest heavily in Asian cruise port infrastructure. The global cruise market has witnessed three distinct periods, or “waves,” of geographic expansion over the last 40 years as the industry grew its presence into new regions of the world. The first wave comprised the period during the early 1980’s that saw the emergence of the North American and Caribbean cruise market. The second wave occurred in the late 1990’s and early 2000’s as the European market evolved to reflect the itinerary diversity seen in North America, and the third wave was driven by industry expansion to the rest of the world, excluding Asia, in the latter half of the

2000’s. Each of these waves saw investment by cruise lines in new ship capacity to service the regions, as well as significant investment by cruise operators and local governments in cruise port infrastructure to enable increased itinerary diversity and enhance the attractiveness of cruise travel throughout the region. In 2015, Carnival Corporation and the Chinese State Shipbuilding Corporation established a joint venture for a shipbuilding consortium at a Shanghai shipyard, which will build mega class cruise ships for the Chinese market. Cruise Industry News reports that Asian cruise capacity grew at a CAGR of 18.3% from 2011 to 2015 and is projected to grow at a 15.2% CAGR from 2015 to 2022. Cruise Industry News projects passenger counts in the Asian market will reach European volumes within the next 5 to 10 years and some cruise operators predict during that time that Asian passenger counts may even surpass North American volumes, which are the largest in the world.

Consumers Increasingly Spending on Experiences and Travel

Global consumers are increasingly prioritizing experiences over products, creating a significant tailwind for leisure and travel. According to Coresight Research, since 2002, the split of U.S. discretionary spending has shifted from 50% services and 50% products to 55% services and 45% products in 2017. This change implies an incremental $139 billion in spending on services or related experiences, such as travel, in the United States alone. Globally, according to the World Bank, the number of international travel departures around the world has roughly doubled over the past two decades from more than 600 million in 1996 to 1.3 billion in 2015. The outlook remains positive, as the Deloitte 2018 Travel and Hospitality Industry Overview projects that the global hotel industry will sustain strong 5%-6% growth to achieve a record $170 billion in gross booking in 2018. OneSpaWorld is poised to benefit from global consumers’ shift toward experiences and travel with a global network of health and wellness centers onboard cruise ships and at premier destination resorts around the world.

Large and Growing Health and Wellness Industry

OneSpaWorld’s health and wellness centers cater to guests seeking a continuation of their wellness activities while traveling and those who want to trial services while away from home. According to The Global Wellness Institute (“GWI”), the global wellness economy is growing at nearly twice the rate of the broader economy, achieving a total value of $4.2 trillion in 2017. As consumers increasingly incorporate health and wellness activities into their daily lives, they are placing a higher priority on health and wellness services while traveling. GWI estimates that wellness-related tourism grew at twice the rate of general tourism from 2015 to 2017 and projects it to grow at a 7.5% compound annual growth rate from $639 billion in 2017 to $919 billion in 2022.

The Evolution of OneSpaWorld

OneSpaWorld’s history dates back to the early 1960’s, when it opened the world’s first salons at sea onboard transatlantic cruise ships including the Queen Mary and Queen Elizabeth II. Over more than 50 years, OneSpaWorld has continuously defined and redefined the onboard health and wellness category by consistently expanding its onboard offering with innovative and leading-edge service and product introductions, while developing the powerful back-end recruiting, training and logistics platforms to manage and optimize the complexity of its operations and maintain its industry-leading quality standards. OneSpaWorld has successfully evolved the onboard health and wellness category from what was once a consumer-centric amenity for passengers to a key onboard revenue driver for cruise line partners.

In 2015, a consortium led by L Catterton acquired Steiner Leisure, the holding company of OneSpaWorld (the “2015 Transaction”). Since then, OneSpaWorld has strengthened its already proven platform by leveraging L Catterton’s expertise in multi-unit retail and customer acquisition. At sea, OneSpaWorld has enhanced collaboration with its cruise line partners to reinforce its market leading position and introduced innovative revenue initiatives to accelerate its onboard revenue growth. Key recent initiatives include:

•	Enhancing and expanding collaboration with cruise line and resort partners;

•	Creating pre-marketing, pre-booking and pre-payment platforms with optimal positioning on cruise line websites;

•	Employing data-driven, dynamic pricing of services to optimize facility utilization and revenue generation;

•	Incorporating advanced direct marketing programs, including personalized communications and value promotions, to drive traffic;

•	Shifting revenue mix towards higher value-add services through new service introductions and higher-ticket products coupled with enhanced consultative sales training techniques;

•	Expanding medi-spa services to the majority of ships within the OneSpaWorld fleet;

•	Collaborating with global brands to leverage OneSpaWorld’s powerful retail channel and captive audience of over 20 million consumers with above average household income;

•	Increasing frequency of budgeting and KPI reviews with cruise partners;

•	Improving staff productivity through enhanced incentive and retention measures; and

•	Leveraging the strength of OneSpaWorld’s global marketing, recruiting, training, logistics and facility design platforms across its destination resort partnerships.

Today, OneSpaWorld’s comprehensive suite of premium health, fitness, beauty and wellness services and products reaches more consumers than ever before, with 161 centers onboard cruise ships addressing a captive audience of over 20 million passengers annually and 67 destination resort centers serving global travelers at premier destination resorts around the world.

OneSpaWorld’s Strengths

Global Leader in the Hospitality-Based Health & Wellness Industry

As the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide, OneSpaWorld is at the center of the intersection between the health and wellness and travel leisure industries. Global wellness tourism is a $639 billion industry, according to the GWI, and is projected to grow at a compound annual growth rate of 7.5% through 2022. OneSpaWorld commands over 80% market share in the highly attractive outsourced maritime health and wellness market and is nearly 10x the size of its closest competitor. Through its market share, OneSpaWorld has access to a captive audience of over 20 million passengers. Cruise ship guests are an attractive demographic with average annual household incomes of over $100,000. Based on an independent study conducted by a global strategy consulting firm, approximately 45% of cruise guests are interested in or have participated in wellness activities during their cruise while OneSpaWorld’s revenues have been historically driven by approximately 10% of cruise ship passengers. As a result of OneSpaWorld’s scale, its captive audience and consumers’ increasing desire for more health and wellness services, OneSpaWorld is well positioned in the growing global health and wellness industry and has a large addressable market at sea and on land.

Differentiated Business Model That Would be Difficult and Non-Economical to Replicate

For more than 50 years, OneSpaWorld’s business model has been built through investment in global infrastructure and training, decades-long relationships with its cruise line and destination resort partners and reputation for offering guests a best-in-class wellness experience. The robust infrastructure and processes required to operate and maximize revenue across its network of global health and wellness centers separates OneSpaWorld from its peers. OneSpaWorld embarked on almost 8,000 voyages that welcomed over 20 million passengers at more than 161 ports of embarkation in 2017. OneSpaWorld’s business model is centered on providing its partners with the following solutions:

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Global Recruiting, Training and Logistics—OneSpaWorld recruits, trains and manages over 3,000 professionals annually around the world, representing 86 nationalities and 27 spoken languages. With nine global training facilities, OneSpaWorld can accommodate each cruise line’s needs for specific onboard staff with complex language, cultural and service modality requirements and is the only company with the infrastructure to commission highly-trained staff at over 1,100 ports of call worldwide at a moment’s notice.

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Supply Chain and Logistics—OneSpaWorld manages the complex distribution of all products and supplies to its “floating centers”, leveraging proprietary data to accurately forecast and stock each center. Products can only be loaded at designated ports around the world during a limited window of time while the ship is in port, adding to the complexity of the process.

•	Yield and Revenue Management—OneSpaWorld has developed proprietary technology, processes and staff training tools to consistently measure, analyze and maximize onboard revenue.

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Exclusive Relationships with Global Brands—Due to its scale, superior operations, industry longevity and attractive captive audience, OneSpaWorld currently has over 600 product SKUs offered through the OneSpaWorld platform at sea, including ELEMIS, Kérastase, Thermage®, GoodFeet Arch Supports and GoSmile Teeth Whitening.

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Facility Design and Branding Expertise—OneSpaWorld designs its state-of-the-art health and wellness centers specifically for each cruise line and destination resort partner by creating bespoke branding and concepts to optimize guest experiences and maximize productivity.

The above capabilities have contributed to building a differentiated and defensible strategy around OneSpaWorld’s leading market position in a growing and attractive industry.

Unmatched Breadth of Service and Product Offering

OneSpaWorld offers its guests a comprehensive suite of health and wellness services and products to meet any and all of their needs. OneSpaWorld is continuously innovating and evolving its offering based on the latest trends and tailors its service and product offering to regional preferences. In addition to wellness and beauty services, OneSpaWorld offers the latest in fitness, a full range of massage treatments, nutrition/weight management consultations, teeth whitening, acupuncture and wellness services. OneSpaWorld has also introduced innovative, higher-ticket medi-spa services including BOTOX® Cosmetics, Dysport, Restylane, CoolSculpting, Thermage® and dermal fillers, among others. With its captive audience of over 20 million cruise guests annually, OneSpaWorld is a compelling distribution channel for leading wellness and beauty brands. Renowned brands including ELEMIS and Kérastase have partnered with OneSpaWorld for exclusive distribution at sea. Cruise and resort partners depend on OneSpaWorld to provide their guests with the best and broadest assortment of services and products to enhance their vacation experience.

Entrenched Partnerships with Economic Alignment

OneSpaWorld has cultivated partnerships with the largest and most reputable cruise lines and premier resorts in the world. OneSpaWorld’s cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean, Princess Cruises,

Norwegian Cruise Lines, Celebrity Cruises, Costa and Holland America, among many others. The majority of OneSpaWorld’s revenues and profits are earned through its long-term revenue sharing agreements with its cruise line partners that economically align both parties and create a collaborative relationship. On land, OneSpaWorld partners with market-leaders at highly-attractive destinations including Atlantis Paradise Island Bahamas, The Ocean Club, a Four Seasons Resort, Hilton Hawaiian Village Beach Resort and Spa and the Mohegan Sun Resort. OneSpaWorld’s long-standing relationships, with economic alignment at the core, strengthens its competitive advantage.

Highly Visible and Predictable Revenue Streams

OneSpaWorld consistently has access to over 20 million passengers annually with passenger growth expected to continue as new ships are commissioned in the industry. This new ship growth is highly visible as demonstrated in a publicly available global order book outlining over five years of new ship orders. Across its contracts, OneSpaWorld typically operates on all ships in a fleet and on new ships added during the contract term, securing both existing and new ship revenue. A new ship requires approximately two to four years to be built and is rarely delayed as cruise lines typically sell out the vessel’s maiden voyage over a year in advance. New ships do not have a ramp-up period given these advanced marketing efforts. Cruise line partners are experts at dependably filling their ships with passengers, as demonstrated by the industry average occupancy rate of above 100%, even through recessionary periods. Due to consistent industry practices and decades of proprietary operating history data, OneSpaWorld has strong visibility into its future revenue realization for the next three to five years.

Asset-Light Model with Tremendous After- Tax Free Cash Flow Generation

Third parties typically fund the build-out, maintenance, and refurbishment of OneSpaWorld’s onboard health and wellness centers, resulting in an asset-light profile with minimal capex required. OneSpaWorld’s capital expenditures have averaged 1% of revenues over the last three years. Being a Bahamian international business company and earning a significant portion of its revenue in low-tax or no-tax jurisdictions, OneSpaWorld’s effective cash tax rate has been approximately 2% over the last three years. This combination translates to exceptional after-tax free cash flow. Annually, from 2015 through 2017, OneSpaWorld converted approximately 90% of its Adjusted EBITDA to Unlevered After-Tax Free Cash Flow. As a result, OneSpaWorld will have ample free cash flow to fund growth, repay debt and return capital to shareholders.

Seasoned and Proven Management Team

The combined company will be led by OneSpaWorld’s current management team, which operated Steiner for nearly 20 years. OneSpaWorld’s Executive Chairman, Leonard Fluxman, and CFO and COO, Stephen Lazarus, together led Steiner Leisure as a public company for more than a decade. Mr. Fluxman, Mr. Lazarus and OneSpaWorld’s Chief Executive Officer, Glenn Fusfield, now lead an internally-developed senior management team with over 150 years of combined industry experience. OneSpaWorld will also benefit from Haymaker’s investing and operational experience at Fortune 500 companies, particularly in the consumer and hospitality sectors. The OneSpaWorld management team’s deep experience and proven track record in managing the business in both public and private markets positions the business combination as an attractive vehicle for future long-term growth within the global hospitality-based health and wellness industry.

Growth Strategies

OneSpaWorld management plans to continue growing the business through the following strategies:

Capture Highly Visible New Ship Growth with Current Cruise Line Partners

OneSpaWorld will continue benefiting from the cruise industry’s capacity growth with a consistent and visible pipeline of new ships commissioned annually by its cruise line partners. From 2019 to 2023,

OneSpaWorld’s existing cruise line partners are expected to build 35 new ships, representing over 119,000 new berths, which is an approximate 25% increase in OneSpaWorld’s estimated year end 2018 berth count. Approximately 85% of OneSpaWorld’s 2020 projected revenues at sea are expected to be generated from its existing fleet and new ships being launched by cruise lines already under contract with OneSpaWorld. As its existing cruise line partners expand into the Asian region over the longer-term, OneSpaWorld will be well positioned to grow revenue alongside its cruise line partners as OneSpaWorld has over 70% market share in the region today. Through established cruise line partner relationships, current contracts and an approximately 95% contract renewal rate over the last 15 years, OneSpaWorld is well positioned to capture new ship growth over the long term.

Expand Market Share By Adding New Potential Cruise Line Partners

Although OneSpaWorld has over 80% market share in the outsourced maritime health and wellness market, there is an opportunity to continue to grow market share by winning new contracts. Recently, OneSpaWorld won a contract with Celebrity Cruise Lines to design and operate the health and wellness centers onboard their four new mega ships to be commissioned between 2018 and 2022. OneSpaWorld also routinely meets with cruise lines that do not currently outsource their health and wellness centers or utilize OneSpaWorld’s smaller competitors but that may have an interest in contracting with OneSpaWorld in the future due to its strong reputation and historical results. As evidenced by its successful history of winning new contracts, OneSpaWorld is focused on continuing to grow market share at sea over time.

Continue Launching More Value-Added Services and Products

OneSpaWorld has successfully innovated services and products to meet guests’ ever-changing needs, attract more guests and generate more revenue per guest. Medi-spa has been a highly successful innovation for OneSpaWorld at sea and is now a critical component of its offering. Performed by licensed physicians, the medi-spa offering provides the latest cosmetic medical services to guests such as non-surgical cosmetic procedures, including BOTOX® Cosmetic, Dysport, Restylane, CoolSculpting, Thermage® and dermal fillers. Guests purchasing medi-spa services spend on average up to 10x more than on traditional services. OneSpaWorld also initiated a trial of Kérastase, a leading global professional hair care brand, in 2017 and experienced a 30% increase in total guest spend and improved retail attachment by more than 25% during the trial period. OneSpaWorld will continue to focus on launching higher value-add products and services that meet guest demands and drive traffic through its highly productive centers.

Focus on Enhancing Health and Wellness Center Productivity

Cruise lines have become increasingly focused on growing onboard revenue as a way to enhance revenue beyond traditional cabin ticket sales. Between 2011 and 2017, onboard spend as a percentage of total cruise line revenue has increased over 480 basis points to nearly 30%, translating to $2 billion of incremental onboard spend. OneSpaWorld provides services to approximately 10% of cruise passengers on any one journey, while 45% of passengers say they are interested in using the centers onboard, per an independent global consulting study. OneSpaWorld is focused on collaborating with cruise line partners to increase passenger penetration and maximize revenue yield through the following initiatives:

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Increase Pre-Booking and Pre-Payment Capture Rate—OneSpaWorld is working with its cruise line partners to expand its marketing efforts to reach a guest before boarding a ship through pre-booking. Pre-booked appointments yield approximately 60% more revenue than services booked onboard the ship. Due to its success across select cruise lines that have implemented pre-booking capabilities, OneSpaWorld is in the process of implementing pre-booking across many of its other partner cruise lines.

•

Expand Targeted Marketing and Promotion Initiatives – OneSpaWorld is now directly marketing and distributing promotions to onboard passengers as a result of enhanced collaboration with selected cruise line partners. These promotions are personalized and individually tailored to guests’ profiles and have successfully driven traffic and revenue at OneSpaWorld’s health and wellness centers. Examples include “happy anniversary” messages to couples, “happy birthday” notes to individual guests, and promotional retail credits offered to guests who visit OneSpaWorld’s centers before the end of their cruise. On vessels implementing these initiatives, guests that received these customized promotions were responsible for over 6.5% of revenues generated during the nine months ended September 30, 2018 and spent approximately 5.5% more during their visit than guests that did not receive customized promotions.

•

Utilize Technology to Increase Utilization and Enhance Service Mix – OneSpaWorld has recently begun to successfully introduce and expand technology-enabled dynamic pricing initiatives with selected cruise line partners. While dynamic pricing strategies have historically been applied manually by onboard staff, OneSpaWorld is currently rolling out online and pre-cruise access to drive off-peak utilization rates and fill higher-demand time slots with higher-value bookings. This enhanced dynamic pricing capability is currently available with only a few cruise line partners, representing a significant opportunity for revenue growth as it is rolled out and optimized fleet-wide.

•

Extend Retail Beyond the Ship—OneSpaWorld’s Shop & Ship program provides guests the ability to buy retail products onboard and have products shipped directly to their home to avoid the hassle of packing products in their luggage. On average, a Shop & Ship customer spends more than 3.5x the amount of a non-Shop & Ship customer on retail products. The Shop & Ship program, combined with OneSpaWorld’s eCommerce platform timetospa.com, give OneSpaWorld the ability to maintain a connection with each guest beyond the cruise voyage.

Selectively Expand Footprint at Destination Resorts

OneSpaWorld has long-standing relationships with many leading hotel and hospitality companies around the world such as Marriott, Starwood, Hilton, ClubMed, Caesars Entertainment, Lotte, Loews and Four Seasons, among others. OneSpaWorld believes it is a proven turnkey operator for its partners. With health and wellness centers in 67 destination resorts, with 17 in North America and 50 in Asia, this reflects only a handful of resort centers per partner, or approximately one percent of partners’ total resorts. As such, OneSpaWorld believes there is significant potential to operate additional centers within their resort partner portfolios. OneSpaWorld will selectively expand its resort footprint when attractive unit economics can be generated. Given its unit growth potential, global infrastructure and proven platform, OneSpaWorld has a significant opportunity to further expand its destination resort footprint.

Parties to the Business Combination

OneSpaWorld

OneSpaWorld is an international business company incorporated under the laws of the Commonwealth of The Bahamas that was incorporated on October 5, 2018. To date, OneSpaWorld has not conducted any material activities other than those incident to its formation and the Business Combination. Upon the closing of the Business Combination, the OneSpaWorld Shares and OneSpaWorld Public Warrants will be registered under the Exchange Act and listed on NASDAQ under the symbols “OSW” and “OSWW,” respectively.

OneSpaWorld’s mailing address is Office of Lennox Paton Corporate Service Limited, Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, City of Nassau, Island of New Providence, Commonwealth of The Bahamas. The mailing address of OneSpaWorld’s principal executive office after the closing of the

Business Combination will be at Ocean Centre, Montagu Foreshore, East Bay Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

Haymaker

Haymaker is a blank check company incorporated as a Delaware corporation on April 26, 2017 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker consummated the Haymaker IPO on October 27, 2017, generating gross proceeds of approximately $330,000,000. Simultaneously with the consummation of the Haymaker IPO, Haymaker consummated a private placement with Haymaker Sponsor of Founder Warrants, generating gross proceeds of $8,000,000.

Haymaker’s securities are traded on NASDAQ under the ticker symbols “HYAC,” “HYACU” and “HYACW.” Upon the closing of the Business Combination, the Haymaker securities will be delisted from NASDAQ.

The mailing address of Haymaker’s principal executive office is 650 Fifth Avenue, Floor 10, New York, New York 10019.

The Business Combination

General

On November 1, 2018, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS,” and together with Steiner Leisure, Steiner US, Nemo UK and Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers (the “Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company (“Dory Intermediate”), and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”), entered into a Business Combination Agreement (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-2 (the “BCA Amendment”), and as it may be further amended from time to time, the “Transaction Agreement”), as a result of which, OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor.

For more information about the transactions contemplated in the Transaction Agreement, please see the sections entitled “The Business Combination” and “The Transaction Agreement and Related Agreements.” A copy of the Transaction Agreement is attached to this proxy statement/prospectus as Annexes A-1 and A-2.

Organizational Structure

The following diagram illustrates the organizational structure of Haymaker immediately prior to the Business Combination:

The following diagram illustrates the organizational structure of OSW Predecessor immediately prior to the Business Combination:

The following diagram illustrates the structure of OneSpaWorld immediately following the Business Combination. This diagram assumes that no Haymaker stockholders exercise their redemption rights. Please see the section entitled “Frequently Used Terms and Basis of Presentation” for additional assumptions relating to this diagram.

Consideration in the Business Combination

Consideration to Haymaker Stockholders and Haymaker Warrant Holders in the Business Combination

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents) the Business Combination will result in, among other things, the following:

•	each Class A Share will be converted into the right to receive one fully paid and non-assessable OneSpaWorld Share;

•

each of the warrants included in the units issued in the initial public offering of Haymaker (the “Haymaker Public Warrants”), each of which is exercisable for one Class A Share will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Haymaker Public Warrants;

•

the Founder Shares will be converted into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below;

•

each of the warrants issued to Haymaker Sponsor at the time of Haymaker’s initial public offering (the “Founder Warrants”) will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Founder Warrants (the “OneSpaWorld Private Placement Warrants”); and

•	Haymaker Sponsor will forfeit 3,650,000 OneSpaWorld Shares and 4,707,734 OneSpaWorld Private Placement Warrants.

Consideration Payable to Sellers in the Business Combination

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the consideration to be paid to or held by the Sellers in connection with the Business Combination shall consist of: (i) 14,821,863 OneSpaWorld Shares (valued at $148,218,630 based on a $10.00 share price), (ii) 1,602,440 OneSpaWorld Private Placement Warrants, (iii) $637,096,370 in cash, and (iv) the right to receive up to an additional 5,000,000 OneSpaWorld Shares upon the occurrence of certain events. The cash consideration payable to the Sellers at the closing of the Business Combination will be increased (and the OneSpaWorld Share consideration payable to Sellers will be correspondingly decreased) if the sum of the interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, is greater than the aggregate amount of redemptions of Class A shares in excess of $50,000,000. To the extent that certain Haymaker transaction expenses are less than $35,000,000, a portion of the Deferred Shares will instead be issued at the closing of the Business Combination to Steiner Leisure and Haymaker Sponsor.

350,000 of the OneSpaWorld Shares that would be held by the Sellers at the closing will be deposited into an escrow account to support Sellers’ indemnification obligations under the Transaction Agreement. See “The Transaction Agreement and Related Agreements—General Description of the Transaction Agreement—Indemnification.”

Related Agreements

Registration Rights Agreement

Steiner Leisure and Haymaker Sponsor will be entitled to certain customary registration rights pursuant to the Registration Rights Agreement effective as of the closing of the Business Combination. OneSpaWorld will agree to file a shelf registration statement to register Steiner Leisure’s and Haymaker Sponsor’s shares within 45 days of the closing of the Business Combination. At any time, and from time to time, after the shelf registration statement has been declared effective by the SEC, Steiner Leisure will be entitled to make up to three demands (and Haymaker Sponsor will be entitled to make up to three demands per year) that a resale of OneSpaWorld Shares reasonably expected to exceed $10,000,000 in gross offering price pursuant to such shelf registration statement be made pursuant to an underwritten offering. In addition, Steiner Leisure and Haymaker Sponsor will have customary piggyback registration rights subject to cut-back provisions. OneSpaWorld will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to transfer any of their shares in OneSpaWorld during the seven days before and 90 days after the pricing of any underwritten offering of OneSpaWorld, subject to certain exceptions, and Steiner Leisure and Haymaker Sponsor will enter into a customary lock-up agreement to such effect. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to assign or delegate their rights, duties or obligations under the Registration Rights Agreement for a period of six months following the closing of the Business Combination, subject to certain exceptions.

Subscription Agreements

Concurrently with the execution of the Transaction Agreement, OneSpaWorld entered into Subscription Agreements with the Private Placement Investors pursuant to which, among other things, the Private Placement Investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of $122,496,370 and OneSpaWorld granted such Private Placement Investors certain customary registration rights.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain Secondary Purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure on the first business day after the closing of the Business Combination and OneSpaWorld will grant such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Business Combination and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Transaction Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto, Haymaker, and Steiner Leisure, (iii) if any of the conditions to the closing are not satisfied on or prior to the closing date, or (iv) closing of the Business Combination does not occur prior to the Termination Date (including the extension provisions provided for in the Transaction Agreement).

The OneSpaWorld Shares and OneSpaWorld Private Placement Warrants to be offered and sold in connection with the Private Placements have not been registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising. The proceeds from the Primary Private Placement will be used to fund a portion of the cash consideration for the Business Combination. OneSpaWorld will not receive any of the proceeds from the Secondary Private Placement.

After the closing of the Business Combination, OneSpaWorld intends to file a shelf registration statement in order to facilitate the resale of the securities entitled to registration rights as described above.

Transition Services Agreement

At the closing of the Business Combination, SMS will enter into a Transition Services Agreement with a subsidiary of OneSpaWorld, pursuant to which SMS will provide certain transitional services to such subsidiary until December 31, 2019.

Reverse Transition Services Agreement

At the closing of the Business Combination, certain affiliates of the Sellers will enter into a Reverse Transition Services Agreement with Dory US Holding Company, pursuant to which Dory US Holding Company will provide certain transitional services to such affiliates until the transfer of certain assets by such affiliates to OneSpaWorld.

Director Designation Agreement

Concurrently with the execution of the Transaction Agreement, OneSpaWorld, Haymaker and Steiner Leisure entered into a Director Designation Agreement, pursuant to which, among other things, Steiner Leisure will have the right to appoint one member of the board of directors of OneSpaWorld and one member of the compensation committee of OneSpaWorld so long as Steiner Leisure and certain of its affiliates, in the aggregate, beneficially own 5.00% or more of the issued and outstanding OneSpaWorld Shares. Following the closing of the Business Combination, Marc Magliacano is expected to serve as a Class B director of the board of directors of OneSpaWorld and as a member of the compensation committee of OneSpaWorld pursuant to Steiner Leisure’s rights under the Director Designation Agreement.

The Special Meeting of Haymaker stockholders

Date, Time and Place of Special Meeting

The Special Meeting of Haymaker stockholders will be held on March 6, 2019, at 8:00 A.M., local time, at 650 Fifth Avenue, 10th Floor, New York, NY 10019.

Proposals

At the Special Meeting, Haymaker stockholders will be asked to consider and vote on:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt and approve the Transaction Agreement, a copy of which is attached to this proxy statement/prospectus as Annexes A-1 and A-2, the Ancillary Documents, and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger (Proposal No. 1);

2.

Charter Proposal—To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the OneSpaWorld Memorandum and Articles of Association related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights (collectively, Proposal No. 2);

3.

Lock-Up Amendment Proposal—To ratify the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the directors and officers of Haymaker which, among other things, modifies the Haymaker Founder Lock-Up Period (Proposal No. 3); and

4.

Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal (Proposal No. 4).

Please see the sections entitled “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The Charter Proposal,” “Proposal No. 3—The Lock-Up Amendment Proposal” and “Proposal No. 4—The Adjournment Proposal.”

Voting Power; Record Date

Only Haymaker stockholders of record at the close of business on February 11, 2019, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. Each Haymaker stockholder is entitled to one vote for each Class A Share that such stockholder owned as of the close of business on the record date. If a Haymaker stockholder’s shares are held in “street name” or are in a margin or similar account, such stockholder should contact its broker, bank or other nominee to ensure that votes related to the shares beneficially owned by such stockholder are properly counted. On the record date, there were 41,250,000 Haymaker Common Shares outstanding, of which 33,000,000 are public shares and 8,250,000 are Founder Shares held by Haymaker Sponsor.

Vote of Haymaker Sponsor and Haymaker’s Officers and Directors

Prior to the Haymaker IPO, Haymaker entered into a letter agreement with Haymaker Sponsor and Haymaker’s officers and directors, pursuant to which each agreed to vote any Haymaker Common Shares owned by them in favor of an initial business combination. As of the record date, Haymaker Sponsor owned 20% of the issued and outstanding Haymaker Common Shares, including all of the Founder Shares, and will be able to vote all of such shares at the Special Meeting.

Haymaker Sponsor and Haymaker’s officers and directors have waived any redemption rights, including with respect to Class A Shares purchased in the Haymaker IPO or in the aftermarket, in connection with a Business Combination. Any Founder Shares owned by Haymaker Sponsor or the officers and directors of Haymaker have no redemption rights upon the liquidation of Haymaker and will be worthless if no business combination is effected by Haymaker by October 27, 2019. However, Haymaker Sponsor and Haymaker’s officers and directors are entitled to redemption rights upon the liquidation of Haymaker with respect to any public shares they may own.

Quorum and Required Vote for Proposals at the Special Meeting

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will be counted as a vote “AGAINST” the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will be counted as a vote “AGAINST” the Business Combination Proposal. Haymaker Sponsor and Haymaker’s officers and directors agreed to vote their Founder Shares and any public shares purchased by them during or after the Haymaker IPO in favor of the Business Combination Proposal.

The approval of the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on such matters. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on such proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will have no effect on the Charter Proposal, the Lock-Up Amendment Proposal or the Adjournment Proposal.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that, in the event that the Business Combination Proposal does not receive the requisite vote for approval, Haymaker will not consummate the Business Combination. If Haymaker does not consummate the Business Combination and fails to complete an initial business combination by October 27, 2019, Haymaker will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Haymaker Stockholders

The Haymaker Board believes that each of the Business Combination Proposal, the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Haymaker and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

Interests of Certain Persons in the Business Combination

Interests of Haymaker Sponsor and Haymaker’s Officers and Directors

In considering the recommendation of the Haymaker Board to vote in favor of the Business Combination, Haymaker stockholders should be aware that aside from their interests as stockholders, Haymaker Sponsor and certain of the officers and directors of Haymaker have interests in the Business Combination that are different from, or in addition to, those of other Haymaker stockholders generally. The Haymaker Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to Haymaker stockholders that they approve the Business Combination. Haymaker stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors agreed not to redeem any Haymaker Common Shares held by them in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that Haymaker Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination which, if unrestricted and freely tradable, would be valued at $30.0 million (excluding any deferred OneSpaWorld Shares and assuming a value of $10.00 per share) after giving effect to the forfeitures contemplated by the Transaction Agreement and the Sponsor Support Agreement, but, given the restrictions on such shares, Haymaker believes such shares have less value;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker fails to complete an initial business combination by October 27, 2019;

•	the fact that Haymaker Sponsor will forfeit a portion of its OneSpaWorld Private Placement Warrants and will receive deferred OneSpaWorld Shares;

•

the fact that the OSW Lock-Up Agreement will be entered into by OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, and Steiner Leisure which, among other things, modifies the Haymaker Founder Lock-Up Period;

•

the fact that Haymaker Sponsor paid an aggregate of $8,000,000 for its 8,000,000 Private Placement Warrants to purchase Class A Shares and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 27, 2019;

•

the right of Haymaker Sponsor to hold OneSpaWorld Shares and the OneSpaWorld Shares to be issued to Haymaker Sponsor upon exercise of its OneSpaWorld Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the anticipated service of Steven J. Heyer (Haymaker’s Chief Executive Officer and a member of the Haymaker Board) and Andrew R. Heyer (Haymaker’s President and a member of the Haymaker Board) as directors of OneSpaWorld following the Business Combination;

•	the continued indemnification of Haymaker’s existing directors and officers and the continuation of Haymaker’s directors’ and officers’ liability insurance after the Business Combination;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors may not participate in the formation of, or become directors or officers of, any other blank check company until Haymaker (i) has entered into a definitive agreement regarding an initial business combination or (ii) fails to complete an initial business combination by October 27, 2019;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors will lose their entire investment in Haymaker and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 27, 2019; and

•

if the Trust Account is liquidated, including in the event Haymaker is unable to complete an initial business combination within the required time period, Haymaker Sponsor has agreed to indemnify Haymaker to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Haymaker has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Haymaker, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence Haymaker’s directors in making their recommendation that Haymaker stockholders vote in favor of the approval of the Business Combination.

Redemption Rights

Pursuant to Haymaker’s amended and restated certificate of incorporation, holders of Haymaker public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with Haymaker’s amended and restated certificate of incorporation. As of December 31, 2018, this would have amounted to approximately $10.17 per share, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. If a holder of Haymaker public shares exercises its redemption rights, then such holder will be exchanging its Class A Shares for cash and will not own shares of OneSpaWorld following the closing of the Business Combination. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than twenty percent (20%) of the Class A Shares included in the public units sold in the Haymaker IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Haymaker has no specified maximum redemption threshold under its amended and restated certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of Class A Shares by Haymaker public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018. The The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and OSW Predecessor may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination.

Haymaker stockholders who wish to redeem their public shares for cash must refer to and follow the procedures set forth in the section entitled “Special Meeting of Haymaker Stockholders—Redemption Rights” in order to properly redeem their public shares.

Certain Information Relating to OneSpaWorld

Listing of OneSpaWorld Shares and OneSpaWorld Public Warrants on NASDAQ

OneSpaWorld Shares and OneSpaWorld Public Warrants currently are not traded on a stock exchange. It is anticipated that the OneSpaWorld Shares and the OneSpaWorld Public Warrants will be listed on the NASDAQ upon the closing of the Business Combination under the symbols “OSW” and “OSWW,” respectively.

Delisting of Haymaker Common Shares and Deregistration of Haymaker

Haymaker and OSW Predecessor anticipate that, following consummation of the Business Combination, Haymaker Common Shares, public units and Haymaker Public Warrants will be delisted from NASDAQ, and Haymaker will be deregistered under the Exchange Act.

Emerging Growth Company

OneSpaWorld is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). OneSpaWorld will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which OneSpaWorld has total annual gross revenue of at least $1.07 billion or (c) in which OneSpaWorld is deemed to be a large accelerated filer, which means the market value of OneSpaWorld Shares that is held by non-affiliates exceeds $700 million as of the last business day of OneSpaWorld’s prior second fiscal quarter, and (ii) the date on which OneSpaWorld issued more than $1.0 billion in non-convertible debt during the prior three-year period. OneSpaWorld intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that OneSpaWorld’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards.

Comparison of Stockholder Rights

Until consummation of the Business Combination, Delaware law and the amended and restated certificate of incorporation of Haymaker will continue to govern the rights of Haymaker stockholders. After consummation of the Haymaker Merger in connection with the Business Combination, Bahamian law and the OneSpaWorld Memorandum and Articles of Association will govern the rights of OneSpaWorld shareholders.

There are certain differences in the rights of Haymaker stockholders prior to the Business Combination and the rights of OneSpaWorld shareholders after the Business Combination. Please see the sections entitled “Comparison of Stockholder Rights” and “Proposal No. 2—The Charter Proposal” in this proxy statement/prospectus for additional information.

Material Federal Income U.S. Tax Consequences

It is possible that the Business Combination will be a tax-deferred transaction to a U.S. holder of Class A Shares that does not exercise its redemption rights. However, this is dependent upon certain requirements being met, including Haymaker receiving ownership statements from a sufficient number of holders of Haymaker Common Shares at the closing of the Business Combination to establish that OneSpaWorld Shares representing 50% or less of the total voting power and total value of the stock of OneSpaWorld is received in the Business Combination by Haymaker stockholders who are U.S. persons. In addition, although the matter is not free from doubt, a U.S. holder may recognize gain with respect to its Haymaker Public Warrants as a result of the Business Combination.

Holders of Class A Shares and Haymaker Public Warrants should read carefully the information included under the section entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” of this document for a more detailed discussion of material U.S. federal tax consequences of the Business

Combination. Holders of Class A Shares and Haymaker Public Warrants should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Material Bahamian Tax Consequences

Prospective holders of OneSpaWorld Shares and OneSpaWorld Public Warrants should read carefully the information included under the section entitled “Material Tax Considerations—Material Bahamian Tax Considerations—OneSpaWorld Shares and OneSpaWorld Public Warrants” of this document for a more detailed discussion of the principal Bahamian tax consequences of the acquisition, holding, redemption and disposal of the OneSpaWorld Shares and the acquisition, holding, exercise, and disposal of the OneSpaWorld Public Warrants. Prospective holders of OneSpaWorld Shares and OneSpaWorld Public Warrants should consult their tax advisors to determine the tax consequences to them of any acquisition, holding, redemption and disposal of OneSpaWorld Shares or acquisition, holding, exercise, or disposal of OneSpaWorld Public Warrants.

Accounting Treatment of the Business Combination

The Business Combination is made up of the series of transactions within the Transaction Agreement as defined elsewhere within this prospectus. For accounting and financial reporting purposes, this series of transactions will be accounted for under the acquisition method of accounting based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”).

Appraisal Rights

Haymaker’s stockholders do not have appraisal rights in connection with the Haymaker Merger under Delaware law.

Appraisal rights are not available to the Sellers in connection with the Business Combination.

Proxy Solicitation

Proxies may be solicited by mail, via telephone or via e-mail or other electronic correspondence. Haymaker has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a Haymaker stockholder grants a proxy, such stockholder may still vote its shares in person if it revokes its proxy before the Special Meeting. A Haymaker stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Haymaker Stockholders—Revoking Your Proxy.”

Risk Factor Summary

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under “Risk Factors” of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of OneSpaWorld, Haymaker and/or OSW Predecessor to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of OneSpaWorld following consummation of the Business Combination.

Summary Historical Financial Data of OSW Predecessor

The following table sets forth summary historical and other financial information for OSW Predecessor (i) as of and for the nine months ended September 30, 2018 and 2017, derived from the unaudited interim financial statements of OSW Predecessor included elsewhere in this proxy statement/prospectus and (ii) as of December 31, 2017 and for the years ended December 31, 2017 and 2016 and for the periods from December 9, 2015 through December 31, 2015 and from January 1, 2015 through December 8, 2015 (Predecessor), derived from the audited combined financial statements of OSW Predecessor included elsewhere in this proxy statement/prospectus. You should read the following summary financial information in conjunction with the section entitled “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OSW Predecessor’s combined financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Successor					Predecessor
	Nine Months Ended September 30,		Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
($ in thousands, except for weekly amounts)	2018	2017	2017	2016
Revenues
Service Revenues	$309,004	$288,708	$383,686	$362,698	$24,620	$319,845
Product Revenues	97,905	91,309	122,999	113,586	7,671	100,843

Total Revenues	406,909	380,017	506,685	476,284	32,291	420,688

Cost of Revenues and Operating Expenses
Cost of Services	263,537	250,530	332,360	318,001	21,362	280,039
Cost of Products	84,922	81,297	107,990	106,259	7,314	93,574
Administrative	7,498	6,524	9,222	10,432	947	10,611
Salary and Payroll Taxes	11,509	11,198	15,294	14,454	1,119	14,071
Amortization of Intangible Assets	2,640	2,640	3,521	3,521	221	195

Total Cost of Revenues and Operating Expenses	370,106	352,189	468,387	452,667	30,963	398,490

Income from Operations	36,803	27,828	38,298	23,617	1,328	22,198

Other Income (Expense), net
Interest Expense	(25,141)	(99)	—	—	—	—
Interest Income	238	306	408	340	—	—
Other (Expense)/Income	(30)	(28)	(217)	(178)	—	37

Total Other Income (Expense), net	(24,933)	179	191	162	—	37

Income Before Provision for Income Taxes	11,870	28,007	38,489	23,779	1,328	22,235
Provision for Income Taxes	802	1,608	5,263	5,615	734	2,165

Net Income	$11,068	$26,399	$33,226	$18,164	$594	$20,070

Adjusted EBITDA(1)	$43,053	$42,637	$55,902	$51,746	$3,248	$44,901
Unlevered After-Tax Free Cash Flow(1)	$38,505	$40,907	$52,774	$48,020	$3,042	$41,795
% Conversion(1)	89.4%	95.9%	94.4%	92.8%	93.7%	93.1%

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2018	2017	2017	2016	2015
Select Financial Statistics
Average Ship Count(2)	156.0	154.3	154.0	151.0	147.1
Period End Ship Count	161	158	157	156	152
Average Weekly Revenue Per Ship	$61,029	$57,065	$56,999	$53,741	$51,721
Average Revenue Per Shipboard Staff Per Day	$482	$450	$446	$427	$416
Average Resort Count(3)	60.5	51.1	51.6	48.1	46.8
Period End Resort Count	67	53	54	50	48
Average Weekly Revenue Per Resort	$14,210	$16,695	$16,400	$18,765	$20,480

	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data (At Period End):
Working Capital(4)	$18,743	$17,252
Total Assets	262,802	267,072
Total Liabilities	391,488	41,791
Total Equity (Deficit)	(128,686)	225,281

(1)

OSW Predecessor defines Adjusted EBITDA as Net Income plus Provision for Income Taxes, Other Income, Non-Controlling Interest, Interest Expense, and Depreciation & Amortization, with adjustments for non-recurring items, related party transactions, contribution from the historical timetospa.com channel, purchase price accounting adjustments relating to the 2015 Transaction, discrepancies between cash and booked Provision for Income Taxes, non-cash contract expenses and stock-based compensation. See “Unaudited Pro Forma Condensed Combined Financial Statements.” OSW Predecessor defines Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

The following table reconciles Net Income to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the years ended December 31, 2017 and 2016 and for the periods from December 9, 2015 through December 31, 2015 and from January 1, 2015 through December 8, 2015:

	Successor					Predecessor
	Nine Months Ended September 30,		Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
(In thousands)	2018	2017	2017	2016
Net Income	$11,068	$26,399	$33,226	$18,164	$594	$20,070
Provision for Income Taxes	517	1,608	5,263	5,615	734	2,165
Other Income	(294)	(278)	(191)	(162)	—	(37)
Non-Controlling Interest(a)	(3,017)	(2,048)	(2,109)	(3,261)	(210)	(2,280)
Interest Expense	25,141	99	—	—	—	—
Non-GAAP Management Adjustments(b)	27	27	(1,208)	270	4	55
Related Party Adjustments(c)	405	9,385	9,925	18,953	1,214	18,931
timetospa.com Adjustments(d)	—	(675)	(805)	(1,388)	125	(1,056)
Depreciation & Amortization	8,424	7,360	9,829	12,884	761	5,530
Addback for Non-Cash Prepaid Expenses(e)	782	760	1,972	671	26	404
Stock-based Compensation(f)	—	—	—	—	—	1,119

Adjusted EBITDA	$43,053	$42,637	$55,902	$51,746	$3,248	$44,901
Capital Expenditures	(4,248)	(1,500)	(2,683)	(3,081)	(173)	(2,703)

Cash Taxes(g)	(300)	(230)	(445)	(645)	(33)	(403)

Unlevered After-Tax Free Cash Flow	$38,505	$40,907	$52,774	$48,020	$3,042	$41,795
% Conversion(h)	89.4%	95.9%	94.4%	92.8%	93.7%	93.1%

(a)	Non-Controlling Interest refers to amounts paid to a joint venture partner of OSW Predecessor. See Note 5 to the Audited Combined Financial Statements of OSW Predecessor.
(b)	Non-GAAP Management Adjustments refers to adjustments for certain one-time income or expenses and reflects timing discrepancies for certain cash income or expense items.
(c)	Related Party Adjustments refers to adjustments to reflect the impact of agreements with related parties for the full periods presented.
(d)

As a result of its planned separation from Steiner Leisure, OSW Predecessor is no longer operating timetospa.com as a standalone e-commerce business with focused marketing efforts and paid search advertising, as it had operated the channel through December 31, 2017. timetospa.com is now a post-cruise sales tool where guests may continue their wellness journey after disembarking. This adjustment removes the impact of timetospa.com in the historical financial period due to this change in business model and to assist in comparing such periods with later periods.

(e)	Addback for Non-Cash Prepaid Expenses refers to non-cash expenses incurred in connection with certain contracts.
(f)	Stock-based Compensation refers to an addback for an incentive compensation plan in place prior to the 2015 Transaction.
(g)	Cash Taxes refers to cash taxes paid or payable.
(h)	Unlevered After-Tax Free Cash Flow Conversion is calculated as Adjusted EBITDA less Capital Expenditures and Provision for Income Taxes, divided by Adjusted EBITDA.

(2)

Average Ship Count reflects the fact that during the period ships were in and out of service and is calculated by adding the total number of days that each of the ships generated revenue during the period, divided by the number of calendar days during the period.

(3)

Average Resort Count reflects the fact that during the period destination resort health and wellness centers were in and out of service and is calculated by adding the total number of days that each of the destination resort health and wellness centers generated revenue during the period, divided by the number of calendar days during the period.

(4)	Working capital calculated as total current assets less cash and cash equivalents less total current liabilities.

Summary Historical Financial Data of Haymaker

The following tables contain summary historical financial data for Haymaker as of and for the nine months ended September 30, 2018, for the period from April 26, 2017 (inception) through September 30, 2017, and as of and for the period from April 26, 2017 (inception) through December 31, 2017. Such data as of and for the nine months ended September 30, 2018, and for the period from April 26, 2017 (inception) through September 30, 2017 have been derived from the unaudited interim financial statements of Haymaker included elsewhere in this proxy statement/prospectus. Such data for the period as of and from April 26, 2017 (inception) through December 31, 2017 have been derived from the audited financial statements of Haymaker included elsewhere in this proxy statement/prospectus.

The summary historical financial data of Haymaker as of and for the nine months ended September 30, 2018, for the period from April 26, 2017 (inception) through September 30, 2017, and as of and for the period from April 26, 2017 (inception) through December 31, 2017 are not intended to be an indicator of Haymaker’s financial condition or results of operations in the future.

The information below is only a summary and should be read in conjunction with the section entitled “Haymaker Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Haymaker’s audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

	For the Nine Months Ended September 30, 2018	For the Period from April 26, 2017 (date of inception) through September 30, 2017	For the Period from April 26, 2017 (date of inception) through December 31, 2017
	(unaudited)	(unaudited)
Statement of Operations Data:
Formation costs and operating costs	$2,473,439	$1,689	$139,916
Loss from operations	(2,473,439)	(1,689)	(139,916)
Other income, net	4,176,113	—	565,672
Income (loss) before provision for income taxes	1,702,674	(1,689)	425,756
Net income	$1,040,653	$(1,689)	$336,347
Weighted average shares outstanding, basic and diluted(1)	9,757,538	7,500,000	8,084,124
Basic and diluted net loss per common share	$(0.23)	$(0.00)	$(0.02)

	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data (At Period End):
Working Capital(2)	$(1,943,978)	$1,200,717
Total Assets	$335,393,979	$331,798,493
Total Liabilities	$14,826,347	$12,271,513
Common Stock Subject to Possible Redemption(3)	$315,567,631	$314,526,979
Total Shareholders’ Equity	$5,000,001	$5,000,001

	For the Nine Months Ended September 30, 2018	For the Period from April 26, 2017 (date of inception) through September 30, 2017	For the Period from April 26, 2017 (date of inception) through December 31, 2017
	(unaudited)	(unaudited)
Cash Flow Data:
Net cash used in operating activities	$(548,304)	$—	$(216,812)
Net cash used in investing activities	—	—	(330,000,000)
Net cash provided by financing activities	—	1,736	331,340,633

(1)	Excludes an aggregate of up to 31,172,255 and 31,398,875 shares subject to redemption as of September 30, 2018 and December 31, 2017, respectively.
(2)	Working capital calculated as current assets less current liabilities.
(3)	31,172,255 and 31,398,875 shares at redemption value as of September 30, 2018 and December 31, 2017, respectively.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. Certain of the following risk factors apply to the business and operations of OSW Predecessor and will also apply to the business and operations of OneSpaWorld following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of OneSpaWorld following the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “General Information.” The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by OneSpaWorld, Haymaker and OSW Predecessor which later may prove to be incorrect or incomplete. OneSpaWorld, Haymaker and OSW Predecessor may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair its business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to OneSpaWorld’s Business

OneSpaWorld Depends on Its Agreements with Cruise Lines and Destination Resort Health and Wellness Centers; If These Agreements Terminate, OneSpaWorld’s Business Would be Harmed

A significant portion of OneSpaWorld’s revenues are generated from its cruise ship health and wellness operations. The cruise line agreements have specific terms, ranging from 2.6 to 10.7 years with an average remaining term per ship of approximately 3.5 years as of September 30, 2018. As of that date, cruise line agreements that expire within one year covered 16 of the 161 ships served by OneSpaWorld. These 16 ships accounted for approximately 4.30% of OneSpaWorld’s 2017 revenues. These agreements may not be, and the other cruise line agreements, may not be renewed after their expiration date on similar terms or at all. Any renewals may cause reductions in OneSpaWorld’s margins. From time to time, the amounts OneSpaWorld pays to cruise lines and land-based venues increase upon entering into renewals of agreements.

In addition, these agreements provide for termination by the cruise lines with limited or no advance notice under certain circumstances, including, among other things, the withdrawal of a ship from the cruise trade, the sale or lease of a ship or OneSpaWorld’s failure to achieve specified passenger service standards. As of September 30, 2018, agreements for four ships provided for termination for any reason by the cruise line on 90 days’ notice, with respect to four of OneSpaWorld’s ships, it is operating without written agreements. These four ships (which are included in the 161 ships referenced above) accounted for 5.5% of its 2017 revenues. Termination of significant cruise line agreements or a series of other cruise line agreements, either upon completion of their terms or prior thereto, could have a material adverse effect on OneSpaWorld’s results of operations and financial condition. Some of OneSpaWorld’s land-based health and wellness center agreements also provide for termination with limited advance notice under certain circumstances.

As a result of the consolidation of the cruise industry, the number of independent cruise lines has decreased in recent years and this trend may continue. Also, historically, some smaller cruise lines have ceased operating for economic reasons and this may happen to other cruise lines in the future. As a result of these factors, a small number of cruise companies, all of which currently are OneSpaWorld’s customers, dominate the cruise industry. Revenues from passengers of each of the following cruise line companies accounted for more than ten percent of OneSpaWorld’s total revenues in 2017, 2016 and 2015, respectively: Carnival (including Carnival, Carnival Australia, Costa, Cunard, Holland America, P&O, Princess and Seabourn cruise lines): 48.6%, 48.1%, and 48.4% and Royal Caribbean (including Royal Caribbean, Pullmantur, and Azamara cruise lines): 20.8%, 20.2%, and

19.6% and Norwegian Cruise Line 13.0%, 13.2% and 12.3%. These companies also accounted for 136 of the 161 ships served by OneSpaWorld as of September 30, 2018. If OneSpaWorld ceases to serve one of these cruise companies, or a substantial number of ships operated by a cruise company, it could materially adversely affect OneSpaWorld’s results of operations and financial condition.

OneSpaWorld Depends on the Cruise Industry and Their Risks are Risks to OneSpaWorld

Cruise lines compete for consumer disposable leisure time dollars with other vacation alternatives such as hotels and sightseeing vacations. Demand for cruises is dependent on the underlying economic strength of the countries from which cruise lines source their passengers. Economic changes that reduce disposable income or consumer confidence in the countries from which OneSpaWorld’s cruise line partners source their passengers may affect demand for vacations, including cruise vacations, which are discretionary purchases.

Despite the general historic trend of growth in the volume of cruise passengers, in 2018 and future years, the global economic environment could cause the number of cruise passengers to decline or be maintained through discounting, which could result in an increased number of passengers with limited discretionary spending ability. A significant decrease in passenger volume could have a material adverse effect on OneSpaWorld’s results of operations and financial condition.

A continuing industry trend reported by CLIA is the growing number of passengers sourced from outside North America. OneSpaWorld believes that non-North American passengers spend less on OneSpaWorld’s services and products than North American passengers. Other recent trends are those of certain cruise lines reducing the number of cruises to certain long-standing destinations and replacing them with alternative exotic destinations, as well as extending the length of voyages. A number of such replacements and extensions result in cruises producing lower revenues to us than cruises to the prior destinations and of certain long-standing durations. The continuation of these trends could materially adversely affect the results of OneSpaWorld’s shipboard health and wellness operations.

A significant portion of the cruise industry’s growth is expected to come from expansion of markets outside of OneSpaWorld’s core North American market. OneSpaWorld’s facilities on North American ships are our best performing facilities, and there is no guarantee that OneSpaWorld will be able to generate the same revenue performance in non-North American markets. Additionally, OneSpaWorld’s cruise partners dictate the itineraries on which their ships sail, and they may change itineraries to be less favorable to OneSpaWorld’s revenue performance.

Accidents and other incidents involving cruise ships can materially adversely affect the cruise industry, as well as OneSpaWorld’s results of operations and financial condition. Among other things, accidents reduce OneSpaWorld’s revenues and increase the costs of OneSpaWorld’s maritime-related insurance. In addition, accidents can adversely affect consumer demand for cruise vacations.

Other unscheduled withdrawals of ships from service, delays in new ship introductions, environmental violations by cruise lines, restricted access of cruise ships to environmentally sensitive regions, hurricanes and other adverse weather conditions and increases in fuel costs could also materially adversely impact the cruise industry. For example, in the past, hurricanes have caused the withdrawal of ships that OneSpaWorld served from service for use in hurricane relief efforts, as well as the temporary closing of cruise ports and the destruction of a cruise pier facility. A number of cruise ships have experienced outbreaks of illnesses that have affected, at times, hundreds of passengers on a ship. In addition, epidemics affecting global regions could also adversely affect cruise ship travel. Also, in recent years, attempted pirate attacks, violence and other crimes, passenger accidents, disappearances and assaults, fatalities from shore excursion activities, shipboard fires and other incidents have brought adverse publicity to the travel industry, including the cruise industry. The public concern over these incidents, especially if they are repeated, or other negative publicity about the cruise industry, could adversely affect the demand for cruises and adversely affect OneSpaWorld’s results of operations and financial condition.

The cruise lines’ capacity has grown in recent years and is expected to continue to grow over the next few years as new ships are introduced. In order to utilize the new capacity, it is likely that the cruise industry will need to increase its share of the overall vacation market. In order to increase that market share, cruise lines may be required to offer discounted fares to prospective passengers, which would have the potentially adverse effects on us described above.

Severe weather conditions, both at sea and at ports of embarkation, also could adversely affect the cruise industry. The cruise industry also relies to a significant extent on airlines to transport passengers to ports of embarkation. Changes in airline service to cruise embarkation and disembarkation locations could adversely affect us. In addition, any strikes or other disruptions of airline service, including those that could follow terrorist attacks or armed hostilities, could adversely affect the ability of cruise passengers or OneSpaWorld’s shipboard staff to reach their ports of embarkation, or could cause cancellation of cruises.

Cruise ships have increasingly had itineraries which provide for the ships to be in port during cruises. When cruise ships are in port, OneSpaWorld’s revenues are adversely affected.

Cruise ships periodically go into dry-dock for routine maintenance, repairs and refurbishment for periods ranging from one to three weeks. Cruise ships also may be taken out of service for non-routine maintenance and repairs as a result of damage from an accident or otherwise, such as the Costa Concordia and Carnival Triumph incidents. A ship also may go out of service with respect to OneSpaWorld if it is transferred to a cruise line OneSpaWorld does not serve or if it is retired from service. While OneSpaWorld attempts to plan appropriately for the scheduled removal from service of ships OneSpaWorld serves, unexpected removals from service of ships OneSpaWorld serves can hamper the efficient distribution of OneSpaWorld’s shipboard personnel, in addition to causing unexpected reductions in OneSpaWorld’s shipboard revenues.

OneSpaWorld is Required to Make Minimum Payments Under Its Agreements and May Face Increasing Payments to Cruise Lines and Owners of Its Destination Resort Health and Wellness Centers

OneSpaWorld is obligated to make minimum annual payments to certain cruise lines and owners of its land-based venues regardless of the amount of revenues OneSpaWorld receives from customers. OneSpaWorld may also be required to make such minimum annual payments under any future agreements into which OneSpaWorld enters. Accordingly, OneSpaWorld could be obligated to pay more in minimum payments than the amount OneSpaWorld collects from customers. As of December 31, 2017, these payments are required by cruise line agreements covering a total of 143 ships served by us and by 6 of the agreements for its destination resort health and wellness centers.

As of December 31, 2017, OneSpaWorld guaranteed total minimum payments to cruise lines (excluding payments based on minimum amounts per passenger per day of a cruise applicable to certain ships served by us) and owners of its land-based venues of approximately $110,000,000 in the aggregate in 2018. As OneSpaWorld renews or enters into new agreements with cruise lines and land-based venues, OneSpaWorld may experience increases in such required payments and such increases may materially adversely affect its results of operations and financial condition.

OneSpaWorld Depends on the Continued Viability of the Ships and Destination Resort Health and Wellness Centers OneSpaWorld Serve

OneSpaWorld’s revenues from its shipboard guests and guests at its destination resort health and wellness centers can only be generated if the ships and land-based venues OneSpaWorld serves continue to operate. Historically, some smaller cruise lines OneSpaWorld served have ceased operating for economic reasons. OneSpaWorld cannot be assured of the continued viability of any of the land-based venues (including its ability to protect its investments in build-outs of health and wellness centers) or cruise lines that OneSpaWorld serves, particularly in the event of recurrence of the more severe aspects of the economic slowdown experienced in certain prior years. To the extent that cruise lines or land-based venues OneSpaWorld serves, or could potentially serve in the future, cease to operate, its results of operations and financial condition could be adversely affected.

Increased Costs Could Adversely Impact OneSpaWorld’s Financial Results

In addition to the adverse effects on the cruise industry of high fuel costs described above, periods of higher fuel costs adversely affect us directly. OneSpaWorld depends on commercial airlines for the transportation of its shipboard employees to and from the ships OneSpaWorld serves and, as a result, OneSpaWorld pays for a relatively large number of flights for these employees each year. During times of higher fuel costs, such as those experienced in certain prior years, airfares, including those applicable to the transportation of OneSpaWorld’s employees, have been increased by the airlines OneSpaWorld has utilized. Increased transportation costs associated with increased fuel costs also add to the costs of delivery of OneSpaWorld’s products to the ships OneSpaWorld serves and other destinations. Higher fuel charges also increase the cost to consumers of transportation to cruise ship destination ports and to venues where OneSpaWorld operates its destination resort health and wellness centers and also increase the cost of utilities at its destination resort health and wellness centers. Periods of increasing fuel costs would likely cause these transportation costs to correspondingly increase. Extended periods of increased airfares could adversely impact OneSpaWorld’s results of operations and financial condition.

Increases in prices of other commodities utilized by OneSpaWorld in its business could adversely affect us. For example, in certain prior years, as a result of increases in the cost of cotton, the cost to us of linens and uniforms utilized in its operations has increased. OneSpaWorld’s land-based health and wellness operations also have experienced an increase in the cost of electrical utilities. A continuing increase in these costs or similar costs applicable to OneSpaWorld’s operations could adversely impact its results of operations and financial condition.

OneSpaWorld Will Depend on its Key Officers and Qualified Employees

OneSpaWorld’s continued success will depend to a significant extent on its senior executive officers, including Leonard Fluxman, the Executive Chairman of OneSpaWorld, Glenn Fusfield, the Chief Executive Officer and President of OneSpaWorld, Stephen Lazarus, the Chief Financial Officer and Chief Operating Officer of OneSpaWorld. The loss of the services of any of these persons or other key management personnel could have a material adverse effect on its business.

OneSpaWorld’s continued success also is dependent on its ability to recruit and retain personnel qualified to perform OneSpaWorld’s services. Shipboard employees typically are employed pursuant to agreements with terms of nine months. OneSpaWorld’s land-based health and wellness employees generally are employed without contracts, on an at-will basis. Other providers of shipboard health and wellness services compete with us for shipboard personnel. OneSpaWorld also competes with destination resort health and wellness centers and other employers for its shipboard and land-based health and wellness personnel. OneSpaWorld may not be able to continue to attract a sufficient number of applicants possessing the requisite training and skills necessary to conduct its business. OneSpaWorld’s inability to attract a sufficient number of qualified applicants to provide its services and products could adversely impact its results of operations and financial condition. In addition, in recent years, the immigration approval process in the United States has proceeded at a slower pace than previously had been the case. Since many of OneSpaWorld’s shipboard employees are not United States citizens, exacerbation of this trend could adversely affect its ability to meet its shipboard staffing needs on a timely basis.

Almost all of OneSpaWorld’s shipboard personnel come from jurisdictions outside the United States. OneSpaWorld’s ability to obtain non-United States shipboard employees is subject to regulations in certain countries from which OneSpaWorld sources a number of its employees and, in the case of one country, control by an employment company that acts on behalf of employees and potential employees from that country. In addition, in that country, OneSpaWorld is required to deal with local employment companies to facilitate the hiring of employees. OneSpaWorld’s ability to obtain shipboard employees from those countries on economic terms that are acceptable to us may be hampered by evolving regulatory requirements and/or its inability to enter into an acceptable agreement with the applicable local employment company.

OneSpaWorld continues to be in negotiations with respect to the non-management employees of its luxury health and wellness centers at the Atlantis Paradise Island and the Ocean Club, a Four Seasons Resort in The Bahamas becoming subject to a collective bargaining agreement. While no groups of employees at any of OneSpaWorld’s other operations have commenced similar organizational activities, OneSpaWorld cannot guarantee that its other employees will remain non-unionized. Collective bargaining agreements may require OneSpaWorld to negotiate wages, salaries, benefits and other terms with one or more groups of its employees collectively, through a union representative, and could adversely affect its results of operations by increasing its labor costs or otherwise restricting its ability to maximize the efficiency of its operations.

In addition, the various jurisdictions where OneSpaWorld operates its health and wellness center have their own licensing or similar requirements applicable to its employees, which could affect its ability to open new health and wellness centers on a timely basis or adequately staff existing health and wellness centers. The ship OneSpaWorld serves that is United States-based also is subject to United States labor law requirements that can result in delays in obtaining adequate staffing.

Possible Adverse Changes in United States or Foreign Tax Laws or Changes in OneSpaWorld’s Business Could Increase its Taxes

Background

OneSpaWorld is a Bahamas international business company (“IBC”) that upon the closing of the Business Combination, directly or indirectly, will own, among other entities: OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited) (“OneSpaWorld (Bahamas)”), OSW Predecessor’s principal subsidiary and a Bahamas IBC that conducts its shipboard operations, primarily outside United States waters (which constitutes most of OSW Predecessor’s shipboard activities), and OneSpaWorld LLC, a Florida limited liability company that performs administrative services in connection with OSW Predecessor’s operations in exchange for fees from OneSpaWorld (Bahamas) and other subsidiaries.

OneSpaWorld also owns, directly or indirectly, the shares of additional subsidiaries organized in the United States, the United Kingdom and other taxable jurisdictions as well as subsidiaries organized in jurisdictions that do not subject the subsidiaries to taxation.

Currently, OneSpaWorld and its non-United States subsidiaries are not subject to Bahamas income tax or other (including United States federal) income tax, except as set forth below. OneSpaWorld’s United States subsidiaries are subject to United States federal income tax as a consolidated group at regular corporate rates up to 21%. Generally, any dividends paid by OneSpaWorld’s United States holding company to its parent, OneSpaWorld, are subject to a 30% United States withholding tax. Other than as described below, OneSpaWorld believes that none of the income generated by its non-United States subsidiaries should be effectively connected with the conduct of a trade or business in the United States and, accordingly, that such income should not be subject to United States federal income tax.

A foreign corporation generally is subject to United States federal corporate income tax at a rate of up to 21% on its United States-source income that is effectively connected with its trade or business within the United States and on certain limited types of its foreign-source income that is effectively connected to a trade or business it conducts in the United States. A foreign corporation also can be subject to a branch profits tax of 30% imposed on its after-tax earnings that are so effectively connected.

OneSpaWorld (Bahamas) has three types of income: income from the provision of health and wellness services, income from the sales of health and wellness products and income from leasing (at rates determined on an arm’s length basis) its shipboard employees and space to a United States subsidiary of OneSpaWorld that performs health and wellness services and sells health and wellness products while the ships are in United States waters and pays OneSpaWorld (Bahamas) the amounts referenced above (the “U.S. Waters Activities”).

OneSpaWorld believes that most of OneSpaWorld (Bahamas)’s shipboard income should be treated as foreign-source income, not effectively connected to a business it conducts in the United States. This belief is based on the following:

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all of the functions performed, resources employed and risks assumed in connection with the performance of the above-mentioned services and sales (other than OneSpaWorld (Bahamas)’s involvement in the U.S. Waters Activities) occur outside of the United States; and

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income to OneSpaWorld (Bahamas) from the U.S. Waters Activities is income effectively connected with a United States trade or business, and thus subject to United States income taxation, but constitutes a small percentage of OneSpaWorld (Bahamas)’s total income.

The Risks to OneSpaWorld

Under United States Internal Revenue Service (“IRS”) regulations, which were effective January 1, 2007, all or a portion of OneSpaWorld (Bahamas)’s income for periods commencing on or after that date could be subject to United States federal income tax at a rate of up to 35% with respect to income earned prior to January 1, 2018 and up to 21% with respect to income earned thereafter:

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to the extent the income from OneSpaWorld (Bahamas)’s shipboard operations that OneSpaWorld believes are performed outside of United States territorial waters is considered by the IRS to be attributable to functions performed, resources employed or risks assumed within the United States or its possessions or territorial waters;

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to the extent the income from OneSpaWorld (Bahamas)’s sale of health and wellness products for use, consumption, or disposition in international waters is considered by the IRS to be attributable to functions performed, resources employed or risks assumed within the United States, its possessions or territorial waters; or

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to the extent that passage of title or transfer of ownership of products sold by OneSpaWorld (Bahamas) for use, consumption or disposition outside international waters, takes place in the United States or a United States office materially participates in such sales.

If OneSpaWorld (Bahamas) is a controlled foreign corporation (“CFC”), any of its shipboard income would be considered income from sources within the United States and would be subject to United States federal income tax unless such income is attributable to functions performed, resources employed or risks assumed in a foreign country or countries.

A CFC is any foreign corporation if more than 50% of the (i) total combined voting power of all classes of stock entitled to vote or (ii) the total value of the stock of such corporation is owned or considered as owned by “U.S. Shareholders” on any day during the taxable year of such corporation. A “U.S. Shareholder,” generally, means a “United States person” who owns directly, indirectly or constructively at least ten percent of the voting power or value of the stock of a foreign corporation. A “United States person” is a citizen or resident of the United States, a domestic partnership, a domestic corporation, any domestic estate and a trust over which a United States court is able to exercise administrative supervision and over which one or more United States persons have authority to control all substantial decisions. Under certain constructive ownership rules, taking into account changes introduced by the Tax Cuts and Jobs Act, a foreign corporation may in certain circumstances be treated as a CFC under “downward attribution rules” even in circumstances where the foreign corporation is not owned directly or indirectly by any U.S. Shareholders. However, the IRS has announced that, pending the issuance of further guidance, taxpayers may ignore the particular downward attribution rule that can give rise to such results, solely for purposes of the income-source rules described above. Accordingly, OneSpaWorld believes that OneSpaWorld (Bahamas) should not be characterized as a CFC solely for purposes of the income-sourcing rules described above.

If OneSpaWorld (Bahamas) is subject to United States federal income tax (at a rate of up to 21%) on its United States source income and on certain of its foreign-source income that is effectively connected to a business it conducts in the United States, it also would be subject to a branch profits tax of 30% imposed on its after-tax earnings withdrawn, or considered to be withdrawn, from its United States business.

Certain non-United States jurisdictions may also assert that OneSpaWorld (Bahamas)’s income is subject to their income tax.

Some of OneSpaWorld’s United Kingdom, Bahamas and United States subsidiaries provide goods and/or services to us and certain of its other subsidiaries. The United Kingdom or United States tax authorities may assert that some or all of these transactions do not contain arm’s length terms. In that event, income or deductions could be reallocated among its subsidiaries in a manner that could increase the United Kingdom or United States tax on us. This reallocation also could result in the imposition of interest and penalties.

OneSpaWorld cannot assure you that the tax laws on which OneSpaWorld has relied to minimize its income taxes will remain unchanged in the future.

OneSpaWorld’s land-based operations, the income from which is generally taxable, have significantly increased and OneSpaWorld intends to consider land-based opportunities in the future (though OneSpaWorld cannot assure you that OneSpaWorld will be successful in finding appropriate opportunities). To the extent that OneSpaWorld is able to effectively implement this strategy, the amount of its income that is subject to tax would significantly increase.

The Success of Health and Wellness Centers Depends on the Hospitality Industry

OneSpaWorld is dependent on the hospitality industry for the success of destination resort centers. To the extent that consumers do not choose to stay at venues where OneSpaWorld operates health and wellness centers, over which it has no control, its business, financial condition and results of operations could be materially adversely affected. The hospitality industry is subject to risks that are similar to those of the cruise industry.

The considerations described above regarding the effects of adverse economic conditions on the cruise industry apply similarly to the hospitality industry, including the resorts where OneSpaWorld has operations. Periods of economic slowdown result in reduced destination resort occupancy rates and decreased spending by destination resort guests, including at the resorts where OneSpaWorld operates health and wellness centers. The recurrence of challenging economic conditions, as well as instances of increased fuel costs, which have occurred in certain prior years, could result in lower resort occupancy, which would have a direct, adverse effect on the number of resort guests that purchase its health and wellness services and products at the venues in question. Accordingly, such lower occupancy rates at the resorts OneSpaWorld serves could have a material adverse effect on its results of operations and financial condition.

The following are other risks related to the hospitality industry:

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changes in the national, regional and local conditions (including major national or international terrorist attacks, armed hostilities or other significant adverse events, including an oversupply of hotel properties, or a reduction in demand for hotel rooms);

•	the possible loss of funds expended for build-outs of health and wellness centers at venues that fail to open, underperform or close due to economic slowdowns or otherwise;

•	the attractiveness of the venues to consumers and competition from comparable venues in terms of, among other things, accessibility and cost;

•	the outbreaks of illnesses, or the perceived risk of such outbreaks, in locations where OneSpaWorld operates land-based health and wellness centers;

•	weather conditions, including natural disasters such as earthquakes, hurricanes, tsunamis and floods;

•	possible labor unrest or changes in economics based on collective bargaining activities;

•	changes in ownership, maintenance or room rates of, or popular travel patterns and guest demographics at the venues OneSpaWorld serves;

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possible conversion of guest rooms at hotels to condominium units and the decrease in health and wellness center usage that often accompanies such conversions, and the related risk that condominium hotels are less likely to be suitable venues for OneSpaWorld’s health and wellness centers;

•	reductions in resort occupancy during major renovations or as a result of damage or other causes;

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acquisition by resort chains of health and wellness service providers to create captive “in-house” brands and development by resort chains of their own proprietary health and wellness service providers, reducing the opportunity for third-party health and wellness providers like us; and

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the financial condition of the airline industry, as well as elimination of, or reduction in, airline service to locations where OneSpaWorld operates resort facilities, which would result in fewer guests at those venues.

OneSpaWorld Competes with Passenger Activity Alternatives

OneSpaWorld competes with passenger activity alternatives on cruise ships and with competing providers of services and products similar to OneSpaWorld’s seeking agreements with cruise lines. Gambling casinos, bars and a variety of shops are found on almost all of the ships served by us. In addition, ships dock in ports which provide opportunities for additional shopping as well as other activities that compete with us for passenger attention and disposable income, and cruise ships are increasingly offering itineraries providing for greater numbers of port days. Cruise ships also typically offer swimming pools and other recreational facilities and activities, as well as musical and other entertainment, all without additional charge to the passengers. Certain cruise lines OneSpaWorld formerly served have engaged the services of third parties or their own personnel for the operation of the health and wellness centers for all or some of their ships. Additional cruise lines could take similar actions in the future. In addition, there are certain other entities offering services in the cruise industry similar to those provided by us and OneSpaWorld may not be able to serve new cruise ships that come into service and that are not covered by its cruise line agreements.

Many of the land-based venues that OneSpaWorld serves or may serve in the future offer recreational entertainment facilities and activities similar to those offered on cruise ships, often without additional charge to guests. A number of the hotels OneSpaWorld serves also offer casino gambling. These activities and facilities compete with us for customer time and disposable income. OneSpaWorld’s destination resort health and wellness centers also compete with other health and wellness centers in their vicinities, as well as with other beauty, relaxation or other therapeutic alternatives. These include salons that offer these services at prices significantly lower than those charged by us. OneSpaWorld believes, however, that the prices charged by us are appropriate for the quality of the experience OneSpaWorld provides in its respective markets. In addition, OneSpaWorld also competes, both for customers and for contracts with hotels, with health and wellness centers and beauty salons owned or operated by companies that have offered their destination resort health and wellness services longer than OneSpaWorld has, some of which enjoy greater name recognition with customers and prospective customers than health and wellness centers operated by us. Also, a number of these health and wellness center operators may have greater resources than OneSpaWorld does. Further, some hotel operators provide health and wellness services themselves.

If OneSpaWorld is unable to compete effectively in one or more areas of its operations, its results of operations and financial condition could be adversely affected.

Risks Relating to Non-U.S. Operations and Hostilities

The cruise lines OneSpaWorld serves operate in waters and call on ports throughout the world and its destination resort health and wellness centers are located in a variety of countries. Operating internationally exposes us to a number of risks, including increased exposure to a wider range of regional and local economic conditions, volatile local political conditions, potential changes in duties and taxes, including changing and/or uncertain interpretations of existing tax laws and regulations, required compliance with additional laws and policies affecting cruising, vacation or maritime businesses or governing the operations of foreign-based companies, currency fluctuations, interest rate movements, difficulties in operating under local business environments, port quality and availability in certain regions, U.S. and global anti-bribery laws or regulations, imposition of trade barriers and restrictions on repatriation of earnings.

Operating globally also exposes us to numerous and sometimes conflicting legal, regulatory and tax requirements. In many parts of the world, including countries in which OneSpaWorld operates, practices in the local business communities might not conform to international business standards. OneSpaWorld must adhere to policies designed to promote legal and regulatory compliance as well as applicable laws and regulations. However, OneSpaWorld might not be successful in ensuring that its employees, agents, representatives and other third parties with whom OneSpaWorld associates throughout the world properly adhere to them. Failure by OneSpaWorld, its employees or any of these third parties to adhere to its policies or applicable laws or regulations could result in penalties, sanctions, damage to its reputation and related costs which in turn could negatively affect its results of operations and cash flows.

As a global operator, OneSpaWorld’s business may be also impacted by changes in U.S. policy or priorities in areas such as trade, immigration and/or environmental or labor regulations, among others. Depending on the nature and scope of any such changes, they could impact OneSpaWorld’s domestic and international business operations. Any such changes, and any international response to them, could potentially introduce new barriers to passenger or crew travel and/or cross border transactions, impact OneSpaWorld’s guest experience and/or increase its operating costs.

The waters and countries in which OneSpaWorld operates include geographic regions that, from time to time, experience political and civil unrest and armed hostilities. In recent years, cruise ships, including those OneSpaWorld serves, have experienced attempted pirate attacks off the coast of Africa. In addition, in past years, OneSpaWorld’s hotel health and wellness center operations in Asia have been adversely affected by terrorist bombings. Political unrest in areas where OneSpaWorld operates health and wellness centers also has adversely affected its operations and continued political unrest in the Middle East has adversely affected the travel industry in that region. The threat of additional attacks and of armed hostilities internationally or locally may cause prospective travelers to cancel their plans, including plans for cruise or land-based venue vacations. Weaker cruise industry and land-based venue performance could have a material adverse effect on OneSpaWorld’s results of operations and financial condition.

If OneSpaWorld is unable to address these risks adequately, its financial position and results of operations could be adversely affected, including potentially impairing the value of its ships and other assets.

Severe Weather Can Disrupt OneSpaWorld’s Operations

OneSpaWorld’s operations may be impacted by adverse weather patterns or other natural disasters, such as hurricanes, earthquakes, floods, fires, tornados, tsunamis, typhoons and volcanic eruptions. It is possible that cruises OneSpaWorld serves could be forced to alter itineraries or cancel a cruise or a series of cruises or tours due to these or other factors, which would have an adverse effect on its net revenue yields and profitability.

Extreme weather events such as hurricanes, floods and typhoons may not only cause disruption, alteration, or cancellation of cruises and closures of destination resort health and wellness centers where OneSpaWorld operates health and wellness centers, but may also adversely impact commercial airline flights and other transport or prevent certain individuals from electing to utilize its offerings altogether. In addition, these extreme weather conditions could result in increased wave and wind activity, which would make it more challenging to sail and dock ships and could cause sea/motion sickness among guests and crew on the ships OneSpaWorld serves. These events could have an adverse impact on the safety and satisfaction of cruising and could have an adverse impact on OneSpaWorld’s net revenue yields and profitability. Additionally, these extreme weather conditions could impact OneSpaWorld’s ability to provide its cruise products and services as well as to obtain insurance coverage for operations in such areas at reasonable rates.

Risk of Early Termination of Land-Based Health and Wellness Center Agreements

A number of OneSpaWorld’s land-based health and wellness center agreements provide that landlords may terminate the agreement prior to its expiration date (provided, in some cases, that OneSpaWorld receives certain compensation with respect to its build-out expenses and earnings lost as a result of such termination). While OneSpaWorld always attempts to negotiate the best deal it can in this regard, it may not be able to successfully negotiate a termination fee in any of its future agreements or that any amounts it would receive in connection with such termination accurately reflects the economic value of the assets it would be leaving behind as a result of such termination. In addition, in the event of certain terminations of an agreement with a land-based venue, such as by the venue operator after OneSpaWorld’s breach of an agreement, or as a result of the bankruptcy of a venue, even if OneSpaWorld has a provision in its agreement providing for a termination payment, it could receive no compensation with respect to build-out expenditures it has incurred.

OneSpaWorld also attempts to obtain terms in its land-based health and wellness center agreements that protect us in the event that the lessor’s lender forecloses and takes over the property in question. However, OneSpaWorld cannot always obtain such protective “non-disturbance” terms. In the event that the lender to a land-based venue owner under an agreement where no such non-disturbance term is included forecloses on that property, OneSpaWorld’s agreement could be terminated prior to the expiration of its term. In such case, in addition to the loss of income from that health and wellness center, OneSpaWorld could lose the residual value of any investment it made to build out that facility.

Delays in New Ship Introductions Could Slow OneSpaWorld’s Growth

OneSpaWorld’s growth depends, in part, on its serving new cruise ships brought into service. A number of cruise lines it serves have experienced in the past, and could experience in the future, delays in bringing new ships into service. In addition, there is a limited number of shipyards in the world capable of constructing large cruise ships in accordance with the standards of major cruise lines. This also may contribute to delays in new ship construction. Such delays could slow OneSpaWorld’s growth and have an adverse impact on its results of operations and financial condition.

Changes in and compliance with laws and regulations relating to environment, health, safety, security, data privacy and protection, tax and anti-corruption under which OneSpaWorld operates may lead to litigation, enforcement actions, fines, or penalties

OneSpaWorld is subject to numerous international, national, state and local laws, regulations and treaties covering many areas, including social issues, health, safety, security, data privacy and protection, and tax. Failure to comply with these laws, regulations, treaties and agreements could lead and has led to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. These issues are, and OneSpaWorld believes will continue to be, an area of focus by the relevant authorities throughout the world. Accordingly, new legislation, regulations or treaties, or changes thereto, could impact its operations and would likely subject us to increased compliance costs in the future. In addition, training of crew may become more time consuming and may increase OneSpaWorld’s operating costs due to increasing regulatory and other requirements.

Environmental laws and regulations or liabilities arising from past or future releases of, or exposure to, hazardous substances or vessel discharges, including ballast water and waste disposal, could materially adversely affect its business, profitability and financial condition. Some environmental groups have lobbied for more stringent regulation of cruise ships. Various agencies and regulatory organizations have enacted or are considering new regulations or policies, such as stricter emission limits to reduce greenhouse gas effects, which could adversely impact the cruise industry.

OneSpaWorld’s guest and employee relationships provide us with access to sensitive data. OneSpaWorld is subject to laws and requirements related to the treatment and protection of sensitive data. It may be subject to legal liability and reputational damage if OneSpaWorld does not comply with data privacy and protection regulations. Various governments, agencies and regulatory organizations have enacted and are considering new regulations and implementation of rules for existing regulations. Additional requirements could negatively impact OneSpaWorld’s ability to market cruises to consumers and increase its costs.

OneSpaWorld is subject to the examination of its income tax returns by tax authorities in the jurisdictions where it operates. There can be no assurance that the outcome from these examinations will not adversely affect OneSpaWorld’s profitability.

As budgetary constraints continue to adversely impact the jurisdictions in which OneSpaWorld operates, increases in income or other taxes affecting its operations may be imposed. Some social activist groups have lobbied for more taxation on income generated by cruise companies. Certain groups have also generated negative publicity for us. In recent years, certain members of the U.S. Congress have proposed various forms of legislation that would result in higher taxation on income generated by cruise companies.

OneSpaWorld’s global operations subject us to potential liability under anti-corruption, economic sanctions, and other laws and regulations. The Foreign Corrupt Practices Act, the UK Bribery Act and other anti-corruption laws and regulations (“Anti-Corruption Laws”) prohibit corrupt payments by its employees, vendors, or agents. While OneSpaWorld devotes substantial resources to its global compliance programs and have implemented policies, training, and internal controls designed to reduce the risk of corrupt payments, its employees, vendors, or agents may violate its policies. OneSpaWorld’s failure to comply with Anti-Corruption Laws could result in significant fines and penalties, criminal sanctions against us, its officers, or its employees, prohibitions or limitations on the conduct of its business, and damage to its reputation. Operations outside the U.S. may also be affected by changes in economic sanctions, trade protection laws, policies, and other regulatory requirements affecting trade and investment. OneSpaWorld may be subject to legal liability and reputational damage if it improperly sells goods or otherwise operate improperly in areas subject to economic sanctions such as Crimea, Iran, North Korea, Cuba, Sudan, and Syria or if it improperly engages in business transactions with persons subject to economic sanctions.

These various international laws and regulations could lead and has led to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. In addition, improper conduct by its employees or agents could damage OneSpaWorld’s reputation and lead to litigation or legal proceedings that could result in significant awards or settlements to plaintiffs and civil or criminal penalties, including substantial monetary fines. Such events could lead to an adverse impact on OneSpaWorld’s financial condition or profitability, even if the monetary damage is mitigated by its insurance coverage.

As a result of ship or other incidents, litigation claims, enforcement actions and regulatory actions and investigations, including, but not limited to, those arising from personal injury, loss of life, loss of or damage to personal property, business interruption losses or environmental damage to any affected coastal waters and the surrounding areas, may be asserted or brought against various parties including us. The time and attention of

OneSpaWorld’s management may also be diverted in defending such claims, actions and investigations. OneSpaWorld may also incur costs both in defending against any claims, actions and investigations and for any judgments, fines, civil or criminal penalties if such claims, actions or investigations are adversely determined and not covered by its insurance policies.

Product Liability and Other Potential Claims Could Adversely Affect OneSpaWorld

The nature and use of OneSpaWorld’s products and services could give rise to liability, if a customer were injured while receiving one of its services. Guests at OneSpaWorld’s health and wellness centers could be injured, among other things, in connection with their use of its fitness equipment, sauna facilities or other facilities. If any of these events occurred, OneSpaWorld could incur substantial litigation expense and be required to make payments in connection with settlements of claims or as a result of judgments against OneSpaWorld.

OneSpaWorld maintain insurance to cover a number of risks associated with its business. While OneSpaWorld seeks to obtain comprehensive insurance coverage at commercially reasonable rates, OneSpaWorld cannot be certain that appropriate insurance will be available to OneSpaWorld in the future on commercially reasonable terms or at all. OneSpaWorld’s insurance policies are subject to coverage limits, exclusions and deductible levels and are subject to non-renewal upon termination at the option of the applicable insurance company. OneSpaWorld’s inability to obtain insurance coverage at commercially reasonable rates for the potential liabilities that it faces could have a material adverse effect on OneSpaWorld’s results of operations and financial condition. In addition, in connection with insured claims, OneSpaWorld bears the risks associated with the fact that insurers often control decisions relating to pre-trial settlement of claims and other significant aspects of claims and their decisions may prove to not be in its best interests in all cases.

OneSpaWorld believes that OneSpaWorld’s current coverage is adequate to protect it against most of the significant risks involved in the conduct of its business, but it self-insures or use higher deductibles for various risks. Accordingly, OneSpaWorld is not protected against all risks (including failures by third-party service providers such as insurance brokers to fulfill their duties), which could result in unexpected increases in its expenses in the event of certain claims against OneSpaWorld.

If the types of services OneSpaWorld offers increase, the potential for claims against us also could increase. OneSpaWorld self-insures potential claims regarding certain of its medi-spa services. High visibility claims also could cause OneSpaWorld to receive adverse publicity and suffer a loss of sales, and, therefore, OneSpaWorld’s results of operations and financial condition could be materially adversely affected in such cases. OneSpaWorld is, and may in the future be, subject to other legal proceedings, including claims presented as class actions. Litigation is subject to many uncertainties, and OneSpaWorld cannot predict the outcome of individual matters. It is reasonably possible that the final resolution of these matters could have a material adverse effect on its results of operations and financial condition and cash flows.

OneSpaWorld’s Indebtedness Could Adversely Affect OneSpaWorld’s Financial Condition and Ability to Operate OneSpaWorld, and OneSpaWorld May Incur Additional Debt

Assuming there are no redemptions, OneSpaWorld, through its wholly-owned subsidiary, Dory Intermediate, expects to have $240,000,000 of indebtedness (including a revolving credit facility of $20,000,000) which may increase to $292,500,000 (including a revolving credit facility of $22,500,000) depending on a number of factors including the number of redemptions received and borrowings to have cash on hand. OneSpaWorld’s debt level and the terms of OneSpaWorld’s financing arrangements could adversely affect OneSpaWorld’s financial condition and limit OneSpaWorld’s ability to successfully implement OneSpaWorld’s growth strategies. In addition, under the credit facilities, certain of OneSpaWorld’s direct and indirect subsidiaries will grant the lenders a security interest in substantially all of their assets.

OneSpaWorld’s ability to meet OneSpaWorld’s debt service obligations will depend on OneSpaWorld’s future performance, which will be affected by the other risk factors described herein. If OneSpaWorld does not generate enough cash flow to pay OneSpaWorld’s debt service obligations, OneSpaWorld may be required to refinance all or part of OneSpaWorld’s existing debt, sell OneSpaWorld’s assets, borrow more money or raise equity. OneSpaWorld may not be able to take any of these actions on a timely basis, on terms satisfactory to us, or at all.

OneSpaWorld’s Credit Facilities Will Contain Financial and Other Covenants. The Failure to Comply With Such Covenants Could Have An Adverse Effect On Us

OneSpaWorld’s credit facilities contemplated by the commitment letters will contain certain financial and other covenants including a maximum total first lien leverage ratio equal to or less than 7.50:1.00 contingent on credit extensions in excess of 35% of the total amount of commitments available under the revolving credit facility, and limitations on OneSpaWorld and its subsidiaries’ abilities to, among other things, incur and/or undertake asset sales and other dispositions, liens, indebtedness, certain acquisitions, and investments, consolidations, mergers, reorganizations and other fundamental changes, payment of dividends and other distributions to equity and warrant holders and prepayments of material subordinated debt, in each case, subject to customary exceptions materially consistent with credit facilities of such type and size. Assuming there are no redemptions, OneSpaWorld, through its wholly-owned subsidiary, Dory Intermediate, expects to have $240,000,000 of indebtedness (including a revolving credit facility of $20,000,000) which may increase to $292,500,000 (including a revolving credit facility of $22,500,000) depending on a number of factors including the number of redemptions received and borrowings to have cash on hand. Any failure to comply with the restrictions of the credit facilities may result in an event of default under the agreements. OneSpaWorld’s contemplated credit facilities bear interest at variable rates. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect OneSpaWorld’s cash flow.

If OneSpaWorld is Unable to Execute Its Growth Strategies, Including Its Ability to Offer and Integrate New Services and Products, Its Business Could be Adversely Affected

The demands of consumers with respect to health and wellness services and products continue to evolve. Among other things, there is a continuing trend to add services at health and wellness centers similar to those traditionally provided in medical facilities, including services relating to skin care. If OneSpaWorld is unable to identify and capture new audiences, its ability to successfully integrate additional services and products will be adversely affected. OneSpaWorld’s ability to provide certain additional services depends on its ability to find appropriate third parties with whom to work in connection with these services and, in certain cases, could be dependent on its ability to fund substantial costs. OneSpaWorld cannot assure you that it will be able to find such appropriate third parties or be able to fund such costs. OneSpaWorld also cannot assure you that it will be able to continue to expand its health and wellness services sufficiently to keep up with consumer demand. Accordingly, OneSpaWorld may not be able to successfully implement its growth strategies or continue to maintain sales at its current rate, or at all. If OneSpaWorld fails to implement its growth strategies, its sales and profitability may be negatively impacted, which would adversely affect its business, financial condition and results of operations.

OneSpaWorld’s Business Could be Adversely Affected if OneSpaWorld is Unable to Successfully Protect Its Trademarks or Obtain New Trademarks

The market for OneSpaWorld’s services and products depends to a significant extent upon the value associated with its brand names. Although OneSpaWorld takes appropriate steps to protect its brand names, in the future, OneSpaWorld may not be successful in asserting trademark protection in connection with its efforts to grow its business or otherwise due to the nature of certain of its marks or for other reasons. In addition, the laws of certain foreign countries may not protect its intellectual property rights to the same extent as the laws of the United States. The costs required to protect OneSpaWorld’s trademarks and trade names may be substantial.

If other parties infringe on OneSpaWorld’s intellectual property rights, the value of its brands in the marketplace may be diluted. In addition, any infringement of OneSpaWorld’s intellectual property rights would likely result in a commitment of its time and resources to protect these rights through litigation or otherwise. One or more adverse judgments with respect to these intellectual property rights could negatively impact OneSpaWorld’s ability to compete and could adversely affect its results of operations and financial condition.

OneSpaWorld is Subject to Currency Risk

Fluctuations in currency exchange rates compared to the U.S. dollar can impact OneSpaWorld’s results of operations, most significantly because OneSpaWorld pays for the administration of recruitment and training of its shipboard personnel in U.K. pounds Sterling and euros. Accordingly, while the relative strength of the U.S. dollar has improved recently, renewed weakness of the U.S. dollar against those currencies can adversely affect OneSpaWorld’s results of operations, as has occurred in some recent years. To the extent that the U.K. pound sterling or the euro is stronger than the U.S. dollar, OneSpaWorld’s results of operations and financial condition could be adversely affected.

OneSpaWorld May Be Exposed to the Threat Of Cyber Attacks and/or Data Breaches

Cyber attacks can vary in scope and intent from economically driven attacks to malicious attacks targeting OneSpaWorld’s key operating systems with the intent to disrupt, disable or otherwise cripple its maritime and/or land-based operations. This can include any combination of phishing attacks, malware and/or viruses targeted at OneSpaWorld’s key systems. The breadth and scope of this threat has grown over time, and the techniques and sophistication used to conduct cyber attacks, as well as the sources and targets of the attacks, change frequently. While OneSpaWorld invests time, effort and capital resources to secure its key systems and networks, it cannot provide assurance that it will be successful in preventing or responding to all such attacks.

A successful cyber attack may target us directly, or may be the result of a third-party vendor’s inadequate care. In either scenario, OneSpaWorld may suffer damage to its key systems and/or data that could interrupt OneSpaWorld’s operations, adversely impact its reputation and brand and expose us to increased risks of governmental investigation, litigation and other liability, any of which could adversely affect its business. Furthermore, responding to such an attack and mitigating the risk of future attacks could result in additional operating and capital costs in systems technology, personnel, monitoring and other investments.

In addition to malicious cyber attacks, OneSpaWorld is also subject to various risks associated with the collection, handling, storage and transmission of sensitive information. In the course of doing business, OneSpaWorld collects large volumes of internal, customer and other third-party data, including personally identifiable information and individual credit data, for various business purposes. OneSpaWorld is subject to federal, state and international laws (including the European Union General Data Protection Regulation (the “GDPR”) which took effect in May 2018), as well as industry standards, relating to the collection, use, retention, security and transfer of personally identifiable information and individual credit data. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between OneSpaWorld and its subsidiaries, and among OneSpaWorld, its subsidiaries and other parties with which OneSpaWorld has commercial relations. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing international requirements has caused, and may cause, us to incur substantial costs or require OneSpaWorld to change its business practices. If OneSpaWorld fails to comply with the various applicable data collection and privacy laws, it could be exposed to fines, penalties, restrictions, litigation or other expenses, and its business could be adversely impacted.

Even if OneSpaWorld is fully compliant with legal and/or industry standards and any relevant contractual requirements, it still may not be able to prevent security breaches involving sensitive data and/or critical systems. Any breach, theft, loss, or fraudulent use of guest, employee, third-party or company data, could adversely impact OneSpaWorld’s reputation and brand and its ability to retain or attract new customers, and expose us to risks of data loss, business disruption, governmental investigation, litigation and other liability, any of which could adversely affect its business. Significant capital investments and other expenditures could be required to remedy the problem and prevent future breaches, including costs associated with additional security technologies, personnel, experts and credit monitoring services for those whose data has been breached. Further, if it or its vendors experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, it could be exposed to government enforcement actions and private litigation.

Changes in Privacy Law Could Adversely Affect OneSpaWorld’s Ability to Market Its Services Effectively

OneSpaWorld’s ability to market its services effectively is an important component of its business. OneSpaWorld relies on a variety of direct marketing techniques, including telemarketing, email marketing, and direct mail. Any further restrictions under laws such as the Telemarketing Sales Rule, the CAN-SPAM Act of 2003, the GDPR and various United States state laws or new federal laws regarding marketing and solicitation, or international data protection laws that govern these activities, could adversely affect the continuing effectiveness of telemarketing, email, and postal mailing techniques and could force further changes in its marketing strategy. If this were to occur, it may be unable to develop adequate alternative marketing strategies, which could impact its ability to effectively market and sell its services.

In addition, OneSpaWorld collects information relating to its customers for various business purposes, including marketing and promotional purposes. The collection and use of personal data, such as, among other things, credit card information, is governed by privacy laws and regulations of the United States and other jurisdictions. Privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase OneSpaWorld’s operating costs and/or adversely impact its ability to market its services and products and serve its customers. In addition, non-compliance with applicable privacy regulations by OneSpaWorld or, in some instances, non-compliance by third parties engaged by OneSpaWorld, or a breach of security systems storing its data may result in fines, payment of damages or restrictions on its use or transfer of data.

Risks Related to the Business Combination

OneSpaWorld Has No Operating or Financial History and Its Results of Operations May Differ Significantly From the Unaudited Pro Forma Financial Data Included in This Document

OneSpaWorld has been recently incorporated and has no operating or financial history, and no revenues. This document includes unaudited pro forma condensed combined financial statements for OneSpaWorld. The unaudited pro forma condensed combined statement of operations of OneSpaWorld combines the historical audited results of operations of Haymaker for the year ended December 31, 2017 and unaudited results of Haymaker for the nine months ended September 30, 2018 with the historical audited results of operations of OSW Predecessor for the year ended December 31, 2017 and the unaudited results of OSW Predecessor for the nine months ended September 30, 2018, respectively, and gives pro forma effect to the Business Combination as if it had been consummated as of January 1, 2017. The unaudited pro forma condensed combined balance sheet of OneSpaWorld combines the historical balance sheets of Haymaker and OSW Predecessor as of September 30, 2018 and gives pro forma effect to the Business Combination as if it had been consummated on such date.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of OneSpaWorld. Accordingly, OneSpaWorld’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document.

During the Pre-Closing Period, Haymaker and OSW Predecessor Are Prohibited From Entering Into Certain Transactions That Might Otherwise be Beneficial to Haymaker, OSW Predecessor or Their Respective Stockholders

Until the earlier of consummation of the Business Combination or termination of the Transaction Agreement, Haymaker and OSW Predecessor are subject to certain limitations on the operations of their businesses, each as summarized under the “The Transaction Agreement and Related Agreements—Covenants.”

The limitations on Haymaker’s and OSW Predecessor’s conduct of their businesses during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

The Need to Obtain Required Regulatory Approvals May Delay or Prevent Consummation of the Business Combination or Reduce the Estimated Benefits of the Business Combination

Consummation of the Business Combination is conditioned upon, among other things, the receipt of any material governmental authorizations, consents, orders and approvals, as further described under “Regulatory Approvals Related to the Business Combination.” These regulatory conditions may not be satisfied for an extended period of time after the Special Meeting, which may delay or prevent consummation of the Business Combination. If governmental bodies seek to impose conditions, lengthy negotiations may ensue among such governmental bodies, Haymaker and OSW Predecessor. Such negotiations may delay or prevent consummation of the Business Combination and could result in additional costs.

In addition, OneSpaWorld has applied to the National Economic Council and the Bahamas Investment Authority for approval to acquire, as contemplated by the Transaction Agreement, certain Bahamian equity interests from the Sellers. Although the consummation of the Business Combination is not conditioned on approval from these Bahamian regulatory bodies, it is possible that OneSpaWorld’s application may be rejected and that such rejection could adversely impact OneSpaWorld’s ability to operate certain health and wellness centers at destination resorts within the Commonwealth of The Bahamas.

Uncertainties About the Business Combination During the Pre-closing Period May Cause a Loss of Key Management Personnel and Other Key Employees

OSW Predecessor is dependent on the experience and industry knowledge of its key management personnel and other key employees to operate their businesses and execute their business plans. OneSpaWorld’s success following the Business Combination will depend in part upon its ability to retain OSW Predecessor’s existing key management personnel and other key employees and attract new management personnel and other key employees. During the pre-closing period, current and prospective employees of OSW Predecessor may experience uncertainty about their roles with OneSpaWorld after the Business Combination, which may adversely affect the ability of OneSpaWorld to retain or attract management personnel and other key employees.

Uncertainties About the Business Combination During the Pre-closing Period May Cause Customers and Vendors to Delay or Defer Decisions Concerning OSW Predecessor or Seek to Change Existing Arrangements

There may be uncertainty regarding whether the Business Combination will occur. This uncertainty may cause customers and vendors to delay or defer decisions concerning OSW Predecessor, which could negatively affect OSW’s business. Suppliers may seek to change existing agreements with OSW Predecessor as a result of the Business Combination for these or other reasons.

Haymaker Sponsor and Haymaker’s Officers and Directors Agreed to Vote in Favor of the Business Combination, Regardless of How Haymaker’s Public Stockholders Vote

Unlike many other blank check companies in which the founders agree to vote their Founder Shares and any public shares purchased by them during or after such company’s initial public offering in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, Haymaker Sponsor and Haymaker’s officers and directors agreed, and their permitted transferees will agree, pursuant to the terms of a letter agreement entered into with Haymaker, to vote any Founder Shares held by them, as well as any public shares owned by them, in favor the Business Combination. As of the record date, Haymaker Sponsor owned 20% of the issued and outstanding Haymaker Common Shares, including all of the Founder Shares, and will be able to vote all of such shares at the Special Meeting. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if Haymaker Sponsor agreed to vote any Haymaker Common Shares owned by it in accordance with the majority of the votes cast by Haymaker’s public stockholders.

Certain of the Material Agreements of OSW Predecessor Are Subject to Change of Control Provisions

OSW Predecessor is party to certain agreements, some of which are material to its business, that contain change of control provisions or otherwise require the consent of its counterparties in connection with the consummation of the Business Combination. To the extent that OneSpaWorld is unable to obtain consents under these agreements in connection with the consummation of the Business Combination, such agreements may be terminated. If OneSpaWorld is unable to replace such terminated agreements with consistent terms it could have a material adverse effect on the results of operations and the financial condition of OneSpaWorld.

Haymaker May Waive One or More of the Conditions to the Business Combination

Haymaker may agree to waive, in whole or in part, one or more of the conditions to Haymaker’s obligations to complete the Business Combination, to the extent permitted by its amended and restated certificate of incorporation and applicable laws. If Haymaker determines that a breach of any obligation is not material, then Haymaker may elect to waive that condition and close the Business Combination. Haymaker may not waive the condition that Haymaker public stockholders approve the Business Combination. Please see the section entitled “The Transaction Agreement and Related Agreements—Conditions to Closing of the Business Combination” for additional information.

Subsequent to the Consummation of the Business Combination, OneSpaWorld May be Required to Take Writedowns or Write-offs, Restructuring and Impairment or Other Charges That Could Have a Significant Negative Effect on its Financial Condition, Results of Operations and Stock Price, Which Could Cause You to Lose Some or All of Your Investment

Although Haymaker has conducted due diligence on OSW Predecessor, Haymaker cannot assure you that this diligence revealed all material issues that may be present in OSW Predecessor’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Haymaker’s and OSW Predecessor’s control will not later arise. As a result, OneSpaWorld may be forced to later writedown or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Haymaker’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Haymaker’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on OneSpaWorld’s liquidity, the fact that OneSpaWorld reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause OneSpaWorld to be unable to obtain future financing on favorable terms or at all.

The Unaudited Pro Forma Condensed Combined Financial Information Included in this Document May Not be Indicative of What OneSpaWorld’s Actual Financial Position or Results of Operations Would Have Been

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what OneSpaWorld’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

The IRS May Not Agree with the Position That OneSpaWorld Should Be Treated as a Foreign Corporation for U.S. Federal Income Tax Purposes Following the Business Combination

Although OneSpaWorld will be incorporated under the laws of The Bahamas, the IRS may assert that OneSpaWorld should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to section 7874 of the U.S. Tax Code. For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Because OneSpaWorld will be incorporated under the laws of The Bahamas, OneSpaWorld would generally be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) for U.S. federal income tax purposes. Section 7874 provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance as to their application. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, OneSpaWorld would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld securities would be subject to U.S. withholding tax.

As more fully described under “Material Tax Considerations—Tax Treatment of OneSpaWorld—Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes,” section 7874 is currently expected to apply in a manner such that OneSpaWorld should not be treated as a U.S. corporation for U.S. federal income tax purposes. However, holders are cautioned that the application of section 7874 to OneSpaWorld will be determined as of the closing of the Business Combination, by which time there could be changes to the relevant facts and circumstances that could affect this determination. In addition, there could be a future change in law under section 7874 of the U.S. Tax Code, the Treasury Regulations promulgated thereunder or otherwise that could have an effect on the application of section 7874 applies to OneSpaWorld. No IRS ruling has been requested or will be obtained regarding the U.S. federal income tax consequences of the Business Combination or any other matter described in this prospectus/proxy statement. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described above or that, if challenged, such treatment will be sustained by a court.

The Business Combination May be a Taxable Event for Haymaker Stockholders

It is possible that the Business Combination will be a tax-deferred transaction to a U.S. holder of Class A Shares that does not exercise its redemption rights. However, this result is dependent upon certain requirements being met, including Haymaker receiving ownership statements from a sufficient number of holders of Haymaker Common Shares at the closing of the Business Combination to establish that OneSpaWorld Shares representing 50% or less of the total voting power and total value of the stock of OneSpaWorld is received in the Business Combination by Haymaker stockholders who are U.S. persons. In addition, although the matter is not free from doubt, a U.S. holder may recognize gain with respect to its Haymaker Public Warrants as a result of the Business Combination. For more information, see the section entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” of this document.

OneSpaWorld and/or its Non-U.S. Subsidiaries Could Be CFCs, Which Could Result in Adverse U.S. Federal Income Tax Consequences

If OneSpaWorld or any of its subsidiaries is a CFC for any taxable year, then any U.S. person who is a U.S. Shareholder as to such CFC may be subject to adverse U.S. tax consequences and some or all of such CFC’s income may be recharacterized as U.S. source income subject to adverse tax rules. A U.S. person is a “U.S. Shareholder” with respect to a foreign corporation if such person owns directly, indirectly or constructively at least 10% of the voting power or value of stock of such corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a CFC. Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act (the “Act”), even absent U.S. Shareholders with downward direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of “downward attribution.”

Given that OneSpaWorld will be publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and its non-U.S. subsidiaries and whether OneSpaWorld or any of its non-U.S. subsidiaries is a CFC.

A portion of the OneSpaWorld group’s earnings will be attributable to operating onboard health and wellness centers aboard cruise ships in international waters. Under section 863(d) of the U.S. Tax Code, such income would generally be sourced outside the United States. For an entity that is a CFC, however, regulations under section 863(d) would treat such income as U.S. source income and thus subject to incremental taxation, except to the extent that the income, based on all the facts and circumstances, is attributable to functions performed, resources employed, or risks assumed in a foreign country. In light of issues raised by the new downward attribution rule, however, the IRS has announced in Notice 2018-13 that, pending the issuance of further guidance, taxpayers may ignore the new downward attribution rule for purposes of determining the source of space and ocean income for U.S. federal income tax purposes. OneSpaWorld and its non-U.S. subsidiaries intend to rely on this notice in determining the source of their income. Thus, there could be adverse tax consequences if the notice were repealed or modified.

Please see the section entitled “Material Tax Considerations—U.S. Holders—Controlled Foreign Corporation Rules” for a more detailed discussion with respect to these CFC issues. U.S. holders are urged to consult their tax advisors regarding the possible application of the CFC rules to holders of the OneSpaWorld Shares and OneSpaWorld Public Warrants.

OneSpaWorld May Be a Passive Foreign Investment Company (“PFIC”), Which Could Result in Adverse U.S. Federal Income Tax Consequences to U.S. Investors

If OneSpaWorld or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of the OneSpaWorld Shares or OneSpaWorld Public Warrants who or that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (2) the trust has a valid election in place to be treated as a U.S. person (a “U.S. holder”), such U.S. holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. OneSpaWorld and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, there can be no assurance that OneSpaWorld or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, OneSpaWorld does not expect to provide a PFIC annual information statement for 2018 or going forward. Please see the section entitled “Material Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules” for a more detailed discussion with respect to OneSpaWorld’s PFIC status. U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the OneSpaWorld Shares and OneSpaWorld Public Warrants.

Risks Related to Ownership of OneSpaWorld Shares and OneSpaWorld Public Warrants

Each of Steiner Leisure and Haymaker Sponsor Will Own a Significant Portion of OneSpaWorld Shares and Will Have Representation on the OneSpaWorld Board. Steiner Leisure and Haymaker Sponsor May Have Interests That Differ From Those of Other Shareholders

Upon the completion of the Business Combination and the Secondary Private Placement, approximately 15% of OneSpaWorld Shares will be beneficially owned by Steiner Leisure, approximately 5% of OneSpaWorld Shares will be beneficially owned by Haymaker Sponsor (or approximately 7% on a fully-diluted basis) and approximately 28% of OneSpaWorld Shares will be beneficially owned by the Private Placement Investors. These levels of ownership interests assume that no Class A Shares are elected to be redeemed by Haymaker’s public stockholders and exclude the exercise of outstanding warrants. In addition, one of OneSpaWorld’s director nominees was designated by Steiner Leisure and two of OneSpaWorld’s director nominees are affiliated with Haymaker Sponsor. As a result, Steiner Leisure and Haymaker Sponsor may be able to significantly influence the outcome of matters submitted for director action, subject to OneSpaWorld’s directors’ obligation to act in the interest of all of OneSpaWorld’s stakeholders, and for shareholder action, including the designation and appointment of the OneSpaWorld Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. The influence of Steiner Leisure and Haymaker Sponsor over OneSpaWorld’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of OneSpaWorld, which could cause the market price of OneSpaWorld Shares to decline or prevent OneSpaWorld’s shareholders from realizing a premium over the market price for OneSpaWorld Shares. Additionally, Haymaker Sponsor is in the business of making investments in companies, and Haymaker Sponsor (or its affiliates) may from time to time acquire and hold interests in businesses that compete directly or indirectly with OneSpaWorld or that supply OneSpaWorld with goods and services. Haymaker Sponsor (or its affiliates) may also pursue acquisition opportunities that may be complementary to (or competitive with) OneSpaWorld’s business, and as a result those acquisition opportunities may not be available to OneSpaWorld. Under the “Business Opportunities” section of the OneSpaWorld Memorandum and Articles of Association, among other things, OneSpaWorld has renounced any interest or expectancy of OneSpaWorld or its subsidiaries being offered an opportunity to participate in any potential transaction opportunities available to Steiner Leisure and certain of its affiliates and related parties, such parties have no obligation to communicate or offer such potential transaction opportunities to OneSpaWorld, and such parties will have no duty to refrain from engaging in the same or similar businesses as OneSpaWorld. Prospective investors in OneSpaWorld Shares should consider that the interests of Steiner Leisure and Haymaker Sponsor may differ from their interests in material respects.

If OneSpaWorld Fails to Maintain an Effective System of Internal Control Over Financial Reporting, OneSpaWorld May Not Be Able to Accurately Report Its Financial Results or Prevent Fraud. As a Result, Shareholders Could Lose Confidence in OneSpaWorld’s Financial and Other Public Reporting, Which Is Likely to Negatively Affect OneSpaWorld’s Business and the Market Price of OneSpaWorld Shares

Effective internal control over financial reporting is necessary for OneSpaWorld to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in OneSpaWorld’s implementation could cause OneSpaWorld to fail to meet its reporting obligations. In addition, any testing conducted by OneSpaWorld, or any testing conducted by OneSpaWorld’s independent registered public accounting firm, may reveal deficiencies in OneSpaWorld’s internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to OneSpaWorld’s financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in OneSpaWorld’s reported financial information, which is likely to negatively affect OneSpaWorld’s business and the market price of OneSpaWorld Shares.

OneSpaWorld will be required to disclose changes made in its internal controls and procedures on a quarterly basis and its management will be required to assess the effectiveness of these controls annually.

However, for as long as OneSpaWorld is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of OneSpaWorld’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. OneSpaWorld could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of OneSpaWorld’s internal controls could detect problems that OneSpaWorld’s management’s assessment might not. Undetected material weaknesses in OneSpaWorld’s internal controls could lead to financial statement restatements and require OneSpaWorld to incur the expense of remediation.

The Market Price and Trading Volume of OneSpaWorld Shares May Be Volatile and Could Decline Significantly Following the Business Combination

The stock markets, including NASDAQ, on which OneSpaWorld intends to list the OneSpaWorld Shares have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for OneSpaWorld Shares following the Business Combination, the market price of OneSpaWorld Shares may be volatile and could decline significantly. In addition, the trading volume in OneSpaWorld Shares may fluctuate and cause significant price variations to occur. If the market price of OneSpaWorld Shares declines significantly, you may be unable to resell your shares at or above the market price of OneSpaWorld Shares as of the date of the consummation of the Business Combination. OneSpaWorld cannot assure you that the market price of OneSpaWorld Shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this proxy statement/prospectus;

•

actual or anticipated differences in OneSpaWorld’s estimates, or in the estimates of analysts, for OneSpaWorld’s revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of NASDAQ;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of OneSpaWorld Shares;

•	publication of research reports about OneSpaWorld, its resorts, or the lodging industry generally;

•	the performance and market valuations of other similar companies;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert OneSpaWorld’s management’s attention and resources, which could have a material adverse effect on OneSpaWorld.

If Securities or Industry Analysts Do Not Publish Research, Publish Inaccurate or Unfavorable Research or Cease Publishing Research About OneSpaWorld, Its Share Price and Trading Volume Could Decline Significantly

The market for OneSpaWorld Shares will depend in part on the research and reports that securities or industry analysts publish about OneSpaWorld or its business. Securities and industry analysts do not currently, and may never, publish research on OneSpaWorld. If no securities or industry analysts commence coverage of

OneSpaWorld, the market price and liquidity for OneSpaWorld Shares could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover OneSpaWorld downgrade their opinions about OneSpaWorld Shares, publish inaccurate or unfavorable research about OneSpaWorld, or cease publishing about OneSpaWorld regularly, demand for OneSpaWorld Shares could decrease, which might cause its share price and trading volume to decline significantly.

OneSpaWorld Will Issue OneSpaWorld Shares in the Primary Private Placement to Complete the Business Combination. Such Issuance Will Dilute the Interest of Haymaker’s Public Stockholders and Likely Present Other Risks

It is anticipated that, upon completion of the Business Combination and the Secondary Private Placement: (i) Haymaker’s public stockholders (i.e., other than the Private Placement Investors) will own approximately 52% of the outstanding OneSpaWorld Shares, or approximately 57% on a fully-diluted basis; (ii) the Private Placement Investors will own approximately 28% of the outstanding OneSpaWorld Shares, or approximately 24% on a fully-diluted basis; (iii) Haymaker Sponsor will own approximately 5% of the outstanding OneSpaWorld Shares, or approximately 7% on a fully-diluted basis; and (iv) Sellers will own approximately 15% of the outstanding OneSpaWorld Shares, or approximately 12% on a fully-diluted basis. These levels of ownership interests assume that no Class A Shares are elected to be redeemed by Haymaker’s public stockholders.

Each of the above calculations exclude 1,600,000 OneSpaWorld Shares issuable to Haymaker Sponsor and 5,000,000 OneSpaWorld Shares issuable to the Sellers, in each case upon the occurrence of certain events. In addition, to the extent that interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, and less the sum of redemptions in excess of $50,000,000, is greater than zero, such amount will increase the cash consideration to the Sellers at the closing of the Business Combination and correspondingly decrease the number of OneSpaWorld Shares issuable to the Sellers. The above calculations do not give effect to this potential adjustment.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Haymaker’s existing stockholders in the post-combination company will be different.

OneSpaWorld Has Not Registered and May Not Register the OneSpaWorld Shares Issuable Upon Exercise of the OneSpaWorld Public Warrants Under Any Applicable Securities Laws and as a Result, the Holder of Such OneSpaWorld Public Warrants May Not Be Entitled to Exercise Such OneSpaWorld Public Warrants and Such OneSpaWorld Public Warrants May Have No Value and Expire Worthless

OneSpaWorld has not registered the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Public Warrants issuable in connection with the Business Combination under the Securities Act or any state securities laws at this time. However, under the terms of the amended and restated warrant agreement, OneSpaWorld has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, OneSpaWorld will use its reasonable best efforts to file with the SEC a registration statement for the registration under the Securities Act of the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Public Warrants and the OneSpaWorld Private Placement Warrants and thereafter will use its reasonable best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Public Warrants, until the expiration of the OneSpaWorld Public Warrants in accordance with the provisions of the amended and restated warrant agreement. OneSpaWorld cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Public Warrants are not registered under the Securities Act within 60 business days following the Business Combination, OneSpaWorld will be required to permit holders to exercise their OneSpaWorld Public Warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and OneSpaWorld will not be obligated to issue any OneSpaWorld Shares to holders seeking to exercise their OneSpaWorld Public Warrants, unless the issuance of the OneSpaWorld Shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if OneSpaWorld Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, OneSpaWorld may, at its option, require holders of OneSpaWorld Public Warrants who exercise their OneSpaWorld Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event OneSpaWorld so elects, OneSpaWorld will not be required to file or maintain in effect a registration statement, but OneSpaWorld will be required to use its best efforts to register or qualify the OneSpaWorld Shares under applicable blue sky laws to the extent an exemption is not available.

In no event will OneSpaWorld be required to net cash settle any warrant, or issue securities or other compensation in exchange for the OneSpaWorld Public Warrants in the event that OneSpaWorld is unable to register or qualify the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Public Warrants issuable in connection with the Business Combination under applicable state securities laws and there is no exemption available. If the issuance of the OneSpaWorld Shares upon exercise of the OneSpaWorld Public Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their OneSpaWorld Public Warrants as part of a purchase of Haymaker units ultimately will have paid the full unit purchase price solely for the OneSpaWorld Shares issuable in connection with the Business Combination. If and when the OneSpaWorld Public Warrants become redeemable by OneSpaWorld, OneSpaWorld may not exercise its redemption right if the issuance of OneSpaWorld Shares upon exercise of the OneSpaWorld Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification. OneSpaWorld will use its best efforts to register or qualify such OneSpaWorld Shares under the blue sky laws of the state of residence in those states in which the Haymaker Public Warrants were offered by Haymaker in the Haymaker IPO.

Even if the Business Combination Is Consummated the OneSpaWorld Public Warrants May Never Be in the Money, and They May Expire Worthless

The exercise price for the OneSpaWorld Public Warrants is $11.50 per OneSpaWorld Share. The OneSpaWorld Public Warrants may never be in the money prior to their expiration, and as such, the warrants may expire worthless.

Future Issuances of Debt Securities and/or Equity Securities May Adversely Affect OneSpaWorld, Including the Market Price of OneSpaWorld Shares, and May Be Dilutive to Existing OneSpaWorld Shareholders

In the future, OneSpaWorld may incur debt and/or issue equity ranking senior to the OneSpaWorld Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting OneSpaWorld’s operating flexibility. Additionally, any convertible or exchangeable securities that OneSpaWorld issues in the future may have rights, preferences and privileges more favorable than those of the OneSpaWorld Shares. Because OneSpaWorld’s decision to issue debt and/or equity in the future will depend, in part, on market conditions and other factors beyond OneSpaWorld’s control, it cannot predict or estimate the amount, timing, nature or success of OneSpaWorld’s future capital raising efforts. As a result, future capital raising efforts may reduce the market price of OneSpaWorld Shares and be dilutive to existing OneSpaWorld shareholders.

You May Have Difficulty Enforcing Judgments Against OneSpaWorld

OneSpaWorld is an international business company incorporated under the laws of the Commonwealth of The Bahamas. A substantial portion of OneSpaWorld’s assets are located outside the United States. As a result, it may be difficult or impossible to:

•	effect service of process within the United States upon OneSpaWorld; or

•	enforce, against OneSpaWorld, court judgments obtained in U.S. courts, including judgments relating to U.S. federal securities laws.

It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. The Bahamian courts may apply any rule of Bahamian law which is mandatory irrespective of the governing law and may refuse to apply a rule of such governing law of the relevant documents, if it is manifestly incompatible with the public policy of The Bahamas. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. The courts of The Bahamas would recognize a U.S. judgment as a valid judgment, and permit the same to provide the basis of a fresh action in The Bahamas and should give a judgment based thereon without there being a re-trial or reconsideration of the merits of the case provided that (i) the courts in the United States had proper jurisdiction under Bahamian conflict of law rules over the parties subject to such judgment, (ii) the judgment is for a debt or definite sum of money other than a sum payable in respect of taxes or charges of a like nature or in respect of a fine or penalty, (iii) the U.S. courts did not contravene the rules of natural justice of The Bahamas, (iv) the judgment was not obtained by fraud on the part of the party in whose favor the judgment was given or of the Court pronouncing it, (v) the enforcement of such judgment would not be contrary to the public policy of The Bahamas, (vi) the correct procedures under the laws of The Bahamas are duly complied with, (vii) the judgment is not inconsistent with a prior Bahamian judgment in respect of the same matter and (viii) enforcement proceedings are instituted within six years after the date of such judgment.

Certain Provisions in the OneSpaWorld Memorandum and Articles of Association May Limit Shareholders’ Ability to Affect a Change in Management or Control

The OneSpaWorld Memorandum and Articles of Association include certain provisions which may have the effect of delaying or preventing a future takeover or change in control of OneSpaWorld that shareholders may consider to be in their best interests. Among other things, the OneSpaWorld Memorandum and Articles of Association provide for a classified board of directors serving staggered terms of three years, super majority voting requirements with respect to certain significant transactions and restrictions on the acquisition of greater than 9.99% ownership without the OneSpaWorld Board’s approval. OneSpaWorld’s equity plans and its officers’ employment agreements provide certain rights to plan participants and those officers, respectively, in the event of a change in control of OneSpaWorld. For more information, see “Description of OneSpaWorld Securities.”

Risks Related to Haymaker

Haymaker Sponsor and Haymaker’s Officers and Directors Have Interests in the Business Combination That Are Different From or Are in Addition to Other Haymaker Stockholders in Recommending That Haymaker Stockholders Vote in Favor of Approval of the Business Combination Proposal and Approval of the Other Proposals Described in This Proxy Statement/Prospectus

When considering the Haymaker Board’s recommendation that Haymaker stockholders vote in favor of the approval of the Business Combination Proposal, Haymaker stockholders should be aware that aside from their interests as stockholders, to the extent that such persons own Haymaker Common Shares, Haymaker Sponsor and Haymaker’s officers and directors have interests in the Business Combination that are different from, or in addition to, those of other Haymaker stockholders generally. These interests include, among other things:

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed not to redeem any Haymaker Common Shares held by them in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that Haymaker Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination which, if unrestricted and freely tradable, would be valued at $30,000,000 (excluding any deferred OneSpaWorld Shares and assuming a value of $10.00 per share) after giving effect to the forfeitures contemplated by the Transaction Agreement and the Sponsor Support Agreement, but, given the restrictions on such shares, Haymaker believes such shares have less value;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker fails to complete an initial business combination by October 27, 2019;

•	the fact that Haymaker Sponsor will forfeit a portion of its OneSpaWorld Private Placement Warrants and will receive deferred OneSpaWorld Shares;

•

the fact that the OSW Lock-Up Agreement will be entered into by OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, and Steiner Leisure which, among other things, modifies the Haymaker Founder Lock-Up Period;

•

the fact that Haymaker Sponsor paid an aggregate of $8,000,000 for its 8,000,000 Private Placement Warrants to purchase Class A Shares and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 27, 2019;

•

the right of Haymaker Sponsor to hold OneSpaWorld Shares and the OneSpaWorld Shares to be issued to Haymaker Sponsor upon exercise of its OneSpaWorld Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the anticipated service of Steven J. Heyer (Haymaker’s Chief Executive Officer and a member of the Haymaker Board) and Andrew R. Heyer (Haymaker’s President and a member of the Haymaker Board) as directors of OneSpaWorld following the Business Combination;

•	the continued indemnification of Haymaker’s existing directors and officers and the continuation of Haymaker’s directors’ and officers’ liability insurance after the Business Combination;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors may not participate in the formation of, or become directors or officers of, any other blank check company until Haymaker (i) has entered into a definitive agreement regarding an initial business combination or (ii) fails to complete an initial business combination by October 27, 2019;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors will lose their entire investment in Haymaker and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 27, 2019; and

•

the fact that if the Trust Account is liquidated, including in the event Haymaker is unable to complete an initial business combination within the required time period, Haymaker Sponsor has agreed to indemnify Haymaker to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Haymaker has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to Haymaker, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence Haymaker’s directors in making their recommendation that Haymaker stockholders vote in favor of the approval of the Business Combination.

Haymaker Sponsor Holds a Significant Number of Haymaker Common Shares and Will Lose Its Entire Investment in Haymaker if a Business Combination Is Not Completed

Haymaker Sponsor currently holds 8,250,000 Founder Shares, representing 20% of the total outstanding Haymaker Common Shares upon completion of the Business Combination. The Founder Shares will be worthless if Haymaker does not complete a business combination by October 27, 2019. In addition, Haymaker Sponsor holds an aggregate of 8,000,000 Private Placement Warrants that will also be worthless if Haymaker does not complete a business combination by October 27, 2019.

The personal and financial interests of Haymaker’s officers and directors may have influenced their motivation in identifying and selecting OSW, completing a business combination with OSW Predecessor and may influence their operation of OneSpaWorld following the Business Combination.

Since Haymaker Sponsor and Haymaker’s Executive Officers and Directors Will Not Be Eligible to Be Reimbursed for Their Out-Of-Pocket Expenses if a Business Combination Is Not Completed, a Conflict of Interest May Arise in Determining Whether a Particular Business Combination Target Is Appropriate for a Business Combination

At the closing of Haymaker’s initial business combination, Haymaker Sponsor and Haymaker’s executive officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Haymaker’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Haymaker’s behalf. These financial interests of Haymaker Sponsor and Haymaker’s executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing the Business Combination.

Haymaker is Not Required to Obtain an Opinion From an Independent Investment Banking Firm or From an Independent Accounting Firm, and Consequently, You May Have No Assurance From an Independent Source That the Price Haymaker is Paying for the Business is Fair to Haymaker From a Financial Point of View

Haymaker is not required to, and did not, obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that the price Haymaker is paying under the Transaction Agreement is fair to Haymaker from a financial point of view. Haymaker’s public stockholders are therefore relying on the judgment of the Haymaker Board, who determined fair market value based on standards generally accepted by the financial community. Haymaker Sponsor and Haymaker’s executive officers and directors have interests in the Business Combination that are different from, or in addition to, those of other Haymaker stockholders generally. The Haymaker Board was aware of and considered those interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to Haymaker stockholders that they approve the Business Combination. Please see the section entitled “The Business Combination—Interests of Certain Persons in the Business Combination” for more information.

Haymaker May Not Hold an Annual Meeting of Stockholders Until After the Consummation of the Business Combination, Which Could Delay the Opportunity for its Stockholders to Elect Directors

In accordance with NASDAQ corporate governance requirements, Haymaker is not required to hold an annual meeting until one year after its first fiscal year end following its listing on NASDAQ. Under Section 211(b) of the DGCL, Haymaker is, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with Haymaker’s bylaws unless such election is made by written consent in lieu of such a meeting. Haymaker may not hold an annual meeting of stockholders to elect new directors prior to the consummation of the Business Combination, and thus it may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if Haymaker stockholders want it to hold an annual meeting prior to the consummation of the Business Combination, they may attempt to force Haymaker to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

On January 11, 2019, Haymaker received a letter from the staff of the Listing Qualifications Department of NASDAQ notifying Haymaker that it no longer complies with NASDAQ Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Haymaker’s fiscal year ended December 31, 2017. Haymaker has 45 calendar days from January 11, 2019 to submit a plan to regain compliance. Haymaker delayed the holding of its annual meeting of stockholders due to the pendency of the Business Combination and the Special Meeting. If Haymaker is unable to consummate the Business Combination for any reason, it intends to file and mail to its stockholders a definitive annual meeting proxy statement and to hold an annual meeting as soon as possible thereafter.

Haymaker Sponsor May Exert A Substantial Influence On Actions Requiring a Stockholder Vote, Potentially in a Manner That You Do Not Support

Haymaker Sponsor currently owns shares representing 20% of Haymaker’s issued and outstanding shares of common stock. Accordingly, it may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to Haymaker’s amended and restated certificate of incorporation and approval of major corporate transactions. If Haymaker Sponsor purchases any additional securities in an open-market transaction or in privately negotiated transactions, this would increase its control. In addition, the Haymaker Board, whose members were elected by Haymaker Sponsor, the initial stockholder of Haymaker, is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. Haymaker may not hold an annual meeting of stockholders to elect new directors prior to the completion of the Business Combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of Haymaker’s “staggered” board of directors, only a minority of the board of directors will be considered for election and Haymaker Sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, Haymaker Sponsor will continue to exert a substantial influence at least until the completion of the Business Combination.

Haymaker Sponsor and Haymaker’s Directors, Executive Officers, Advisors, and Their Respective Affiliates May Elect to Purchase Shares from Haymaker Public Stockholders or Take Other Actions, Which May Influence a Vote on the Business Combination

Haymaker Sponsor and Haymaker’s directors, executive officers, advisors and their affiliates may purchase Class A Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement or take other actions that such stockholder, although still the record holder of the Class A Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Haymaker Sponsor or Haymaker’s directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases would be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Transaction Agreement regarding certain redemption thresholds, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

You Will Not Have Any Rights or Interests in Funds from the Trust Account, Except Under Certain Limited Circumstances. To Liquidate Your Investment, Therefore, You May be Forced to Sell Your Class A Shares or Haymaker Public Warrants, Potentially at a Loss

Haymaker’s public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of an initial business combination, and then only in connection with those Class A Shares that such stockholder properly elects to redeem, subject to the limitations described in this proxy statement/prospectus; (ii) the redemption of public shares in connection with a stockholder vote to amend any provisions of Haymaker’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of public shares if Haymaker is unable to complete an initial business combination by October 27, 2019, subject to applicable law and as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Class A Shares or Haymaker Public Warrants, potentially at a loss.

Haymaker May Not Be Able to Complete its Initial Business Combination by October 27, 2019, in Which Case Haymaker Would Cease All Operations Except for the Purpose of Winding Up and Haymaker Would Redeem Its Public Shares and Liquidate, in Which Case Haymaker’s Public Stockholders May Only Receive $10.00 Per Class A Share, or Less Than Such Amount in Certain Circumstances, and Haymaker’s Existing Warrants Will Expire Worthless

Haymaker must complete its initial business combination by October 27, 2019. If Haymaker has not completed its initial business combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the trust account and not previously released to Haymaker to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Haymaker Board, dissolve and liquidate, subject in each case to Haymaker’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, Haymaker’s public stockholders may only receive $10.00 per Class A Share, and the Haymaker’s existing warrants will expire worthless. In certain circumstances, Haymaker’s public stockholders may receive less than $10.00 per Class A Share on the redemption of their shares.

If the Business Combination is Not Completed, Potential Target Businesses May Have Leverage Over Haymaker in Negotiating a Business Combination and Haymaker’s Ability to Conduct Due Diligence on a Business Combination as it Approaches its Dissolution Deadline May Decrease, Which Could Undermine Haymaker’s Ability to Complete a Business Combination on Terms That Would Produce Value for Haymaker’s Stockholders

Any potential target business with which Haymaker enters into negotiations concerning a business combination will be aware that Haymaker must complete an initial business combination by October 27, 2019. Consequently, if Haymaker is unable to complete this Business Combination, a potential target may obtain leverage over Haymaker in negotiating a business combination, knowing that Haymaker may be unable to complete a business combination with another target business by October 27, 2019. This risk will increase as Haymaker gets closer to the timeframe described above. In addition, Haymaker may have limited time to conduct due diligence and may enter into a business combination on terms that Haymaker would have rejected upon a more comprehensive investigation.

Because of Haymaker’s Limited Resources and the Significant Competition for Business Combination Opportunities, if this Business Combination is not Completed, it May Be More Difficult for Haymaker to Complete an Initial Business Combination. In Addition, Resources Could Be Wasted in Researching Acquisitions that are not Completed, Which Could Materially Adversely Affect Subsequent Attempts to Locate and Acquire or Merge With Another Business. If Haymaker is Unable to Complete an Initial Business Combination by October 27, 2019, Haymaker’s Public Stockholders May Receive Only Approximately $10.00 Per Share, On the Liquidation of the Trust Account (or Less Than $10.00 Per Share in Certain Circumstances), and Haymaker’s Haymaker Public Warrants Will Expire Worthless

If Haymaker is unable to complete the Business Combination, Haymaker would expect to encounter intense competition from other entities having a business objective similar to its business objective, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses Haymaker could acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than Haymaker does and Haymaker’s financial resources will be relatively limited when contrasted with those of many of these competitors. While Haymaker believes there are numerous target businesses Haymaker could potentially acquire with the net proceeds of the Haymaker IPO and the sale of the Private Placement Warrants, Haymaker’s ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by Haymaker’s available financial resources. This inherent competitive limitation may give others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if Haymaker is obligated to pay cash for Class A Shares being redeemed and/or makes purchases of its public shares, the resources available to Haymaker for a business combination will be reduced. Any of these obligations may place Haymaker at a competitive disadvantage in successfully negotiating a business combination.

Haymaker anticipates that, if Haymaker is unable to complete this Business Combination, the investigation of other specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If Haymaker decides not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if Haymaker reaches an agreement relating to a specific target business, Haymaker may fail to complete such business combination (including the Business Combination described in this proxy statement/prospectus) for any number of reasons including those beyond Haymaker’s control. Any such event will result in a loss to Haymaker of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

If Haymaker does not complete this Business Combination and is unable to complete an initial business combination by October 27, 2019, Haymaker’s public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances) and Haymaker Public Warrants will expire worthless.

The Exercise of Discretion by Haymaker’s Directors and Officers in Agreeing to Changes to the Terms of or Waivers of Closing Conditions in, the Transaction Agreement May Result in a Conflict of Interest When Determining Whether Such Changes to the Terms of the Transaction Agreement or Waivers of Conditions are Appropriate and in the Best Interests of the Public Stockholders of Haymaker

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Transaction Agreement, would require Haymaker to agree to amend the Transaction Agreement, to consent to certain actions or to waive rights that Haymaker is entitled to under those agreements. Such events could arise because of changes in the course of OSW Predecessor’s business, a request by the OSW Predecessor shareholders or OSW Predecessor to undertake actions that would otherwise be prohibited by the terms of the Transaction Agreement or the occurrence of other events that would have a material adverse effect on OSW Predecessor’s business and would entitle Haymaker to terminate the Transaction Agreement. In any of such circumstances, it would be in the discretion of Haymaker, acting through the Haymaker Board, to grant its consent or waive its rights. The existence of the financial and personal interests of Haymaker’s directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for Haymaker and the public stockholders of Haymaker and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Haymaker does not believe there will be any changes or waivers that Haymaker’s directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, Haymaker will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of the Haymaker public stockholders with respect to the Business Combination Proposal.

Haymaker Will Incur Significant Transaction and Transition Costs in Connection With the Business Combination

Haymaker has incurred and expects to incur significant, non-recurring costs in connection with consummating the Business Combination. All expenses incurred in connection with the Transaction Agreement and the transactions contemplated thereby (including the Business Combination and the Haymaker Merger), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs; provided that Haymaker will not incur, without the prior written consent of Sellers, transaction expenses in excess of $35,000,000; and provided, further that, if the closing of the Business Combination occurs, Haymaker will pay certain expenses of the OSW Predecessor and reimburse Sellers for, or pay, certain expenses to be incurred by OneSpaWorld, Dory Intermediate, Dory Foreign Holding Company and Dory US Merger Sub.

Haymaker’s transaction expenses as a result of the Business Combination are currently estimated at approximately $35,000,000, including payment of $12,150,000 in deferred underwriting commissions to the underwriters of the Haymaker IPO.

If Third Parties Bring Claims Against Haymaker, the Proceeds Held in the Trust Account Could be Reduced and the Per-share Redemption Amount Received by Stockholders May be Less Than $10.00 Per Share

Haymaker’s placing of funds in the Trust Account may not protect those funds from third-party claims against Haymaker. Although Haymaker will seek to have all vendors, service providers (other than Haymaker’s independent auditors), prospective target businesses or other entities with which Haymaker does business execute agreements with Haymaker waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of Haymaker’s public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Haymaker’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, Haymaker’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to Haymaker than any alternative.

Examples of possible instances where Haymaker may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Haymaker and will not seek recourse against the Trust Account for any reason. Upon redemption of Haymaker’s public shares, if Haymaker is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, Haymaker will be required to provide for payment of claims of creditors that were not waived that may be brought against Haymaker within the ten years following redemption. Accordingly, the per-share redemption amount received by Haymaker’s public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

Haymaker Sponsor has agreed that it will be liable to Haymaker if and to the extent any claims by a vendor for services rendered or products sold to Haymaker, or a prospective target business with which Haymaker has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Haymaker’s indemnity of the underwriters of the Haymaker IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, Haymaker Sponsor will not be responsible to the extent of any liability for such third-party claims. Haymaker has not independently verified whether Haymaker Sponsor has sufficient funds to satisfy its indemnity obligations and believes that Haymaker Sponsor’s only assets are securities of Haymaker. Haymaker Sponsor may not have sufficient funds available to satisfy those obligations. Haymaker has not asked Haymaker Sponsor to reserve for such eventuality, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for a business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Haymaker may not be able to complete a business combination, and Haymaker stockholders would receive such lesser amount per share in connection with any redemption of public shares. None of Haymaker’s officers or directors will indemnify Haymaker for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Haymaker’s Directors May Decide Not to Enforce the Indemnification Obligations of Haymaker Sponsor, Resulting in a Reduction in the Amount of Funds in the Trust Account Available for Distribution to Haymaker’s Public Stockholders

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and Haymaker Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Haymaker’s independent directors would determine whether to take legal action against Haymaker Sponsor to enforce its indemnification obligations. While Haymaker currently expects that its independent directors would take legal action on its behalf against Haymaker Sponsor to enforce its indemnification obligations to Haymaker, it is possible that Haymaker’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Haymaker’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Haymaker’s public stockholders may be reduced below $10.00 per share.

If, Before Distributing the Proceeds in the Trust Account to Haymaker Public Stockholders, Haymaker Files a Bankruptcy Petition or an Involuntary Bankruptcy Petition is Filed Against Haymaker That is Not Dismissed, the Claims of Creditors in Such Proceeding May Have Priority Over the Claims of Haymaker’s Stockholders and the Per-share Amount That Would Otherwise Be Received by Haymaker’s Stockholders in Connection With Haymaker’s Liquidation May Be Reduced

If, before distributing the proceeds in the Trust Account to Haymaker public stockholders, Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Haymaker’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Haymaker’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Haymaker’s stockholders in connection with its liquidation may be reduced.

Haymaker’s Stockholders May Be Held Liable for Claims by Third Parties Against Haymaker to the Extent of Distributions Received by Them Upon Redemption of their Shares

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to Haymaker’s public stockholders upon the redemption of the Class A Shares in the event Haymaker does not complete its initial business combination by October 27, 2019, may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Haymaker’s intention to redeem Class A Shares as soon as reasonably possible following October 27, 2019, in the event Haymaker does not complete its business combination and, therefore, Haymaker does not intend to comply with the foregoing procedures.

Because Haymaker will not be complying with Section 280, Section 281(b) of the DGCL requires Haymaker to adopt a plan, based on facts known to Haymaker at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the 10 years following Haymaker’s dissolution. However, because Haymaker is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Haymaker’s vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. If Haymaker’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. Haymaker cannot assure you that it will properly assess all claims that may be potentially brought against Haymaker. As such, Haymaker’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Haymaker’s stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to Haymaker’s public stockholders upon the redemption of the Class A Shares in the event Haymaker does not complete its initial business combination by October 27, 2019 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, After Haymaker Distributes the Proceeds in the Trust Account to its Public Stockholders, Haymaker Files a Bankruptcy Petition or an Involuntary Bankruptcy Petition is Filed Against Haymaker That is Not Dismissed, a Bankruptcy Court May Seek to Recover Such Proceeds, and the Members of the Haymaker Board may be Viewed as Having Breached Their Fiduciary Duties to Haymaker’s Creditors, Thereby Exposing the Members of the Haymaker Board and Haymaker to Claims of Punitive Damages

If, after Haymaker distributes the proceeds in the Trust Account to its public stockholders, Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Haymaker’s stockholders. In addition, the Haymaker Board may be viewed as having breached its fiduciary duty to Haymaker’s creditors and/or having acted in bad faith, thereby exposing itself and Haymaker to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Haymaker Stockholders May Have Limited Remedies if Their Shares Suffer a Reduction in Value Following the Business Combination

Any Haymaker stockholders who choose to remain stockholders following a business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Haymaker’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement relating to a business combination contained an actionable material misstatement or material omission.

Risks Related to the Redemption

Haymaker Does Not Have a Specified Maximum Redemption Threshold. The Absence of Such a Redemption Threshold May Make it Possible for Haymaker to Complete a Business Combination With Which a Substantial Majority of its Stockholders Do Not Agree

Haymaker’s amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will Haymaker redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, such that Haymaker is not subject to the SEC’s “penny stock” rules. This minimum net tangible asset amount is also required as an obligation to each party’s obligation to consummate the Business Combination under the Transaction Agreement. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

As a result, Haymaker may be able to complete the Business Combination even though a substantial portion of its public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to Haymaker Sponsor or Haymaker’s officers, directors, advisors or their affiliates.

In the event the aggregate cash consideration Haymaker would be required to pay for all Class A Shares that are validly submitted for redemption exceeds the thresholds described above (and the related condition is not waived), Haymaker will not complete the Business Combination or redeem any shares, all Class A Shares submitted for redemption will be returned to the holders thereof, and Haymaker instead may search for an alternate business combination.

If You or a “Group” of Stockholders of Which You are a Part Are Deemed to Hold an Aggregate of More Than 20% of the Class A Shares Issued in the Haymaker IPO, You (or, if a Member of Such a Group, All of the Members of Such Group in the Aggregate) Will Lose the Ability to Redeem All Such Shares in Excess of 20% of the Class A Shares Issued in the Haymaker IPO

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the Class A Shares included in the units sold in the Haymaker IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Haymaker will require each public stockholder seeking to exercise redemption rights to certify to Haymaker whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to share ownership available to Haymaker at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Haymaker makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over Haymaker’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Haymaker if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Haymaker consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in the Haymaker IPO and, in order to dispose of such excess shares, would be required to sell your Class A Shares in open market transactions, potentially at a loss. There is no assurance that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the Class A Shares will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Haymaker’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, Haymaker’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

A Stockholder’s Decision Whether to Redeem its Shares for a Pro Rata Portion of the Trust Account May Not Put the Stockholder in a Better Future Economic Position

The price at which a Haymaker stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination may not be favorable. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the stock price, and may result in a lower value realized now than a stockholder of Haymaker might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Haymaker Who Wish to Redeem Their Shares for a Pro Rata Portion of the Trust Account Must Comply With Specific Requirements for Redemption, Which May Make It Difficult for Them to Exercise Their Redemption Rights Prior to the Deadline. If Stockholders Fail to Comply With the Redemption Requirements Specified in this Proxy Statement/prospectus, They Will Not Be Entitled to Redeem Their Class A Shares for a Pro Rata Portion of the Funds Held in the Trust Account

Haymaker public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to the Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. Stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because Haymaker does not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Haymaker Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a Public Stockholder Fails to Receive Notice of Haymaker’s Offer to Redeem its Public Shares in Connection With the Business Combination, or Fails to Comply With the Procedures for Tendering its Shares, Such Shares May Not Be Redeemed

Haymaker will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite Haymaker’s compliance with these rules, if a public stockholder fails to receive Haymaker’s tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials, as applicable, that Haymaker will furnish to holders of its public shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

The Ability of Haymaker’s Public Stockholders to Exercise Redemption Rights With Respect to a Large Number of Haymaker’s Shares Could Increase the Probability That the Business Combination Would Be Unsuccessful and That You Would Have to Wait for Liquidation in Order to Redeem Your Shares

Each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares. In the event that Haymaker’s public stockholders exercise redemption rights with respect to a number of Haymaker’s public shares such that this condition is not met, and the Seller Representative does not elect to waive such condition and elect to receive additional OneSpaWorld Shares, the Business Combination will not be completed. If the Business Combination is not completed in the required time set forth in the Transaction Agreement and Haymaker is unable to complete an initial business combination by October 27, 2019, you would not receive your pro rata portion of the Trust Account until the Trust Account is liquidated. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time Haymaker shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with the redemption until Haymaker liquidates or you are able to sell your shares in the open market.

GENERAL INFORMATION

Presentation of Financial Information

This proxy statement/prospectus contains:

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the audited combined financial statements of OSW Predecessor as of and for the years ended December 31, 2017 and 2016, the period from December 9, 2015 through December 31, 2015 and the period from January 1, 2015 through December 8, 2015 (Predecessor);

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the unaudited condensed combined financial statements of OSW Predecessor as of and for the nine months ended September 30, 2018, as of December 31, 2107 and for the nine months ended September 30, 2017;

•	the audited financial statements of Haymaker as of and for the period from April 26, 2017 (inception) to December 31, 2017;

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the unaudited condensed financial statements of Haymaker, as of and for the three and nine months ended September 30, 2018, and for the period from April 26, 2017 (inception) to September 30, 2017; and

•	the unaudited pro forma condensed combined financial statements of OSW Predecessor and Haymaker for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018.

Unless indicated otherwise, financial data presented in this document has been taken from the audited and unaudited financial statements of Haymaker included in this document, and the audited and unaudited combined financial statements of OSW Predecessor included in this document. Where information is identified as “unaudited,” it has not been subject to an audit.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this proxy statement/prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect current views, as applicable, with respect to, among other things, such entity’s capital resources and results of operations. Likewise, all statements regarding anticipated growth in operations, anticipated market conditions and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this proxy statement/prospectus are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. None of OneSpaWorld, Haymaker or OSW Predecessor guarantees that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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possible delays in closing the Business Combination, whether due to the inability to obtain Haymaker stockholder or regulatory approval, or failure to satisfy any of the other conditions to closing the Business Combination, as set forth in the Transaction Agreement;

•	any waivers of the conditions to closing the Business Combination as may be permitted in the Transaction Agreement;

•	general economic uncertainty and the effect of general economic conditions on the health and wellness industry in particular;

•	any termination of agreements with cruise lines and destination resort health and wellness centers;

•	dependence on the cruise industry;

•	requirements to make minimum payments under our agreements and potential for increasing payments;

•	increased costs;

•	dependence on our key officers and qualified employees;

•	possible adverse changes in tax laws or changes in our business that could increase our taxes;

•	dependence on the hospitality industry;

•	competition with passenger activity alternatives;

•	risks of non-United States operations and hostilities;

•	severe weather;

•	early termination of health and wellness center agreements;

•	delays in new ship introductions;

•	market price and trading volume volatility and potential decline; and

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the other factors described under the headings “Risk Factors,” “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this proxy statement/prospectus.

While forward-looking statements reflect the good faith beliefs of OneSpaWorld’s, Haymaker’s and/or OSW Predecessor, as applicable, they are not guarantees of future performance. OneSpaWorld, Haymaker and OSW Predecessor disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement/prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the sections entitled “Risk Factors” and “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

SPECIAL MEETING OF HAYMAKER STOCKHOLDERS

This proxy statement/prospectus is being provided to Haymaker stockholders as part of a solicitation of proxies by the Haymaker Board for use at the Special Meeting of Haymaker stockholders to be held on March 6, 2019, and at any adjournment or postponement thereof. This proxy statement/prospectus contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement/prospectus is being first mailed on or about February 14, 2019 to all stockholders of record of Haymaker as of February 11, 2019, the record date for the Extraordinary Meeting. Stockholders of record who owned Haymaker Common Shares at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 41,250,000 Haymaker Common Shares outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 650 Fifth Avenue, 10th Floor, New York, NY 10019, on March 6, 2019 at 8:00 A.M., or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Proposals at the Special Meeting

At the Special Meeting, Haymaker stockholders will vote on the following proposals:

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Business Combination Proposal—To adopt and approve the Transaction Agreement, the Ancillary Documents, and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger (Proposal No. 1).

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Charter Proposal—To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the OneSpaWorld Memorandum and Articles of Association related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights (collectively, Proposal No. 2).

•

Lock-Up Amendment Proposal—To ratify the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the directors and officers of Haymaker which, among other things, modifies the Haymaker Founder Lock-Up Period (Proposal No. 3).

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Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal (Proposal No. 4).

THE HAYMAKER BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Voting Power; Record Date

As a stockholder of Haymaker, you have a right to vote on certain matters affecting Haymaker. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized above and fully set forth in this proxy statement/prospectus. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned Haymaker Common Shares at the close of business on February 11, 2019, which is the record date for the Special Meeting. You are entitled to one vote for each Share of Class A Shares that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 41.25 million Haymaker Common Shares outstanding, of which 33 million are public shares and 8.25 million are Founder Shares.

Vote of Haymaker Sponsor and Haymaker’s Officers and Directors

Prior to the Haymaker IPO, Haymaker entered into a letter agreement with Haymaker Sponsor and Haymaker’s officers and directors, pursuant to which each agreed to vote any Haymaker Common Shares owned by them in favor of an initial business combination. As of the record date, Haymaker Sponsor owned     % of the issued and outstanding Haymaker Common Shares, including all of the Founder Shares, and will be able to vote all of such shares at the Special Meeting.

Haymaker Sponsor and Haymaker’s officers and directors have waived any redemption rights, including with respect to Class A Shares purchased in the Haymaker IPO or in the aftermarket, in connection with Business Combination. Any Founder Shares owned by Haymaker Sponsor or the officers and directors of Haymaker have no redemption rights upon the liquidation of Haymaker and will be worthless if no business combination is effected by Haymaker by October 27, 2019. However, Haymaker Sponsor and Haymaker’s officers and directors are entitled to redemption rights upon the liquidation of Haymaker with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will be counted as a vote “AGAINST” the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will be counted as a vote “AGAINST” the Business Combination Proposal. Haymaker Sponsor and Haymaker’s officers and directors agreed to vote their Founder Shares and any public shares purchased by them during or after the Haymaker IPO in favor of the Business Combination Proposal.

The approval of the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters. Accordingly, a Haymaker stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of Haymaker Common Shares required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on such proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and will have no effect on the Charter Proposal, the Lock-Up Amendment Proposal or the Adjournment Proposal.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal at the Special Meeting. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that, in the event that the Business Combination Proposal does not receive the requisite vote for approval, Haymaker will not consummate the Business Combination. If Haymaker does not consummate the Business Combination and fails to complete an initial business combination by October 27, 2019, Haymaker will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Haymaker Stockholders

The Haymaker Board believes that each of the Business Combination Proposal, the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Haymaker and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of the Haymaker Board in favor of approval of the Business Combination Proposal, you should keep in mind that Haymaker Sponsor and certain members of the Haymaker Board and officers of Haymaker have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that Haymaker Sponsor and Haymaker’s officers and directors agreed not to redeem any of the Haymaker Common Shares held by them in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that Haymaker Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination which, if unrestricted and freely tradable, would be valued at $30,000,000 (excluding any deferred OneSpaWorld Shares and assuming a value of $10.00 per share) after giving effect to the forfeitures contemplated by the Transaction Agreement and the Sponsor Support Agreement, but, given the restrictions on such shares, Haymaker believes such shares have less value;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker fails to complete an initial business combination by October 27, 2019;

•	the fact that Haymaker Sponsor will forfeit a portion of its OneSpaWorld Private Placement Warrants and will receive deferred OneSpaWorld Shares;

•

the fact that the OSW Lock-Up Agreement will be entered into by OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, and Steiner Leisure which, among other things, modifies the Haymaker Fonder Lock-Up Period;

•

the fact that Haymaker Sponsor paid an aggregate of $8,000,000 for its 8,000,000 Private Placement Warrants to purchase Class A Shares and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 27, 2019;

•

the right of Haymaker Sponsor to hold OneSpaWorld Shares and the OneSpaWorld Shares to be issued to Haymaker Sponsor upon exercise of its OneSpaWorld Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the anticipated service of Steven J. Heyer (Haymaker’s Chief Executive Officer and a member of the Haymaker Board) and Andrew R. Heyer (Haymaker’s President and a member of the Haymaker Board) as directors of OneSpaWorld following the Business Combination;

•	the continued indemnification of Haymaker’s existing directors and officers and the continuation of Haymaker’s directors’ and officers’ liability insurance after the Business Combination;

•	the fact that Haymaker Sponsor and Haymaker’s officers and directors may not participate in the formation of, or become directors or officers of, any other blank check company until Haymaker (i) has entered into a definitive agreement regarding an initial business combination or (ii) fails to complete an initial business combination by October 27, 2019;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors will lose their entire investment in Haymaker and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 27, 2019; and

•

the fact that if the Trust Account is liquidated, including in the event Haymaker is unable to complete an initial business combination within the required time period, Haymaker Sponsor has agreed to indemnify Haymaker to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Haymaker has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to Haymaker, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence Haymaker’s directors in making their recommendation that Haymaker stockholders vote in favor of the approval of the Business Combination.

Broker Non-Votes and Abstentions

Broker non-votes are not considered present for the purposes of establishing a quorum, and will (i) be counted as a vote “AGAINST” the Business Combination Proposal, but (ii) have no effect on the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal.

Abstentions are considered present for the purposes of establishing a quorum, and will (i) be counted as a vote “AGAINST” the Business Combination Proposal, but (ii) have no effect on the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

If you are a Haymaker stockholder of record, you may vote by mail or in person at the Special Meeting. Each Share of Class A Shares that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of Haymaker Common Shares that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Haymaker Common Shares will be voted as recommended by the Haymaker Board. The Haymaker Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” the Lock-Up Amendment Proposal and “FOR” the Adjournment Proposal.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, you will be provided with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. That is the only way Haymaker can be sure that the broker, bank or nominee has not already voted your Haymaker Common Shares. Please see “—Attending the Special Meeting” below for more details.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement/prospectus is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. Please see “—Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Haymaker stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Haymaker Common Shares or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Haymaker’s Secretary in writing to Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, New York 10019, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposal, the Lock-Up Amendment Proposal and the Adjournment Proposal. Under the amended and restated certificate of incorporation of Haymaker, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your Haymaker Common Shares, you may call Morrow Sodali LLC, Haymaker’s proxy solicitor, at (800) 662-5200 (toll free), or banks and brokers, please call collect at (203) 658-9400.

Redemption Rights

Pursuant to Haymaker’s amended and restated certificate of incorporation, any holders of Haymaker public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds a portion of the proceeds of the Haymaker IPO and the sale of the Founder Warrants (calculated as of two business days prior to the consummation of the Business Combination, less taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $336,670,506 as of December 31, 2018, the estimated per share redemption price would have been approximately $10.17, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account.

In order to exercise your redemption rights, you must:

•

prior to 5:00 PM Eastern Time on March 4, 2019 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that Haymaker redeem your public shares for cash to Continental Stock Transfer & Trust Company, the Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

•

affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to the Class A Shares. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Class A Shares included in the units sold in the Haymaker IPO, which is referred to herein as the “20% threshold.” Accordingly, all public shares in excess of the 20% threshold beneficially owned by a Haymaker public stockholder or group will not be redeemed for cash; and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to the Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. Stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to the Transfer Agent prior to the date set forth in this proxy statement/prospectus, which is two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Any demand for redemption, once made, may be withdrawn at any time until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Haymaker’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Haymaker’s transfer agent return the shares (physically or electronically). You may make such request by contacting Haymaker’s transfer agent at the phone number or address listed under the question “Questions and Answers About the Business Combination and the Extraordinary General Meeting—Who can help answer my questions?” above.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, the Transfer Agent, with written instructions to separate such public units into Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, the Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, the Transfer Agent, with written instructions to separate such public units into Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, the Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of Class A Shares and Haymaker Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of Class A Share by Haymaker’s public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018.

Prior to exercising redemption rights, Haymaker stockholders should verify the market price of the Class A Shares, as stockholders may receive higher proceeds from the sale of their Class A Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. There is no assurance that you will be able to sell your Class A Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A Shares when you wish to sell your shares.

The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and Sellers may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination.

If you exercise your redemption rights, your Class A Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount then on deposit in the Trust Account. You will no longer own those shares and you will not receive any OneSpaWorld Shares in the Business Combination. You will have no right to participate in, or have any interest in, the future growth of OneSpaWorld, if any. You will be entitled to receive cash for your Class A Shares only if you properly and timely demand redemption.

If the Business Combination is not approved and Haymaker does not consummate an initial business combination by October 27, 2019, Haymaker will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders and all of Haymaker’s warrants will expire worthless.

Appraisal Rights

Haymaker’s stockholders do not have appraisal rights in connection with the Haymaker Merger under Delaware law.

Appraisal rights are not available to the Sellers in connection with the Business Combination.

Proxy Solicitation Costs

Haymaker is soliciting proxies on behalf of the Haymaker Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Haymaker has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Special Meeting. Haymaker and its directors, officers and employees may also solicit proxies in person. Haymaker will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

Haymaker will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. Haymaker will pay Morrow Sodali LLC a fee of $30,000, plus disbursements, reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as Haymaker’s proxy solicitor. Haymaker will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus and the related proxy materials to Haymaker stockholders. Directors, officers and employees of Haymaker who solicit proxies will not be paid any additional compensation for soliciting.

THE BUSINESS COMBINATION

General

On November 1, 2018, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS”, and together with Steiner Leisure, Steiner US, Nemo UK, Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers (the “Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company, and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”), entered into a Business Combination Agreement (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-2 (the “BCA Amendment”), and as it may be further amended from time to time, the “Transaction Agreement”), as a result of which, OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor. For more information about the transactions contemplated in the Transaction Agreement, please see the section entitled “The Transaction Agreement and Related Agreements.” A copy of the Transaction Agreement is attached to this proxy statement/prospectus as Annexes A-1 and A-2.

Consideration in the Business Combination

Effect of the Transactions on Existing Haymaker Equity

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the Business Combination will result in, among other things, the following:

•	each Class A Share will be converted into the right to receive one fully paid and non-assessable OneSpaWorld Share;

•

each of the warrants included in the units issued in the initial public offering of Haymaker (the “Haymaker Public Warrants”), each of which is exercisable for one Class A Share will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Haymaker Public Warrants;

•

the Founder Shares will be converted into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below;

•

each of the warrants issued to Haymaker Sponsor at the time of Haymaker’s initial public offering (the “Founder Warrants”) will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Founder Warrants (the “OneSpaWorld Private Placement Warrants”); and

•	Haymaker Sponsor will forfeit 3,650,000 OneSpaWorld Shares and 4,707,734 OneSpaWorld Private Placement Warrants.

Consideration Payable to Sellers in the Business Combination

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the consideration to be paid to or held by the Sellers in connection with the Business Combination shall consist of: (i) 14,821,863 OneSpaWorld Shares (valued at approximately $148,218,630 based on a $10.00 share price), (ii) 1,602,440 OneSpaWorld Private Placement Warrants, (iii) $637,096,370 in cash, and (iv) the right to receive up to an additional 5,000,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below. The cash consideration payable to the Sellers at the closing of the Business Combination will be increased (and the OneSpaWorld Share consideration payable to the Seller will be correspondingly decreased) if the sum of the interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, is greater than the aggregate amount of redemptions of Class A Shares in excess of $50,000,000.

Subject to the terms and conditions of the Transaction Agreement, no more than 5 business days following the earliest of (i) the first day the OneSpaWorld Shares 5-day volume weighted average price is greater than or equal to $20.00, (ii) a change of control of OneSpaWorld where the OneSpaWorld Shares are sold for at least $20.00 per share, or (iii) the 10-year anniversary of the closing of the Business Combination OneSpaWorld will issue 5,000,000 OneSpaWorld Shares to Steiner Leisure and 1,600,000 OneSpaWorld Shares to Haymaker Sponsor (both subject to adjustment as set forth in the Transaction Agreement) (such shares, the “Deferred Shares”). To the extent that Haymaker transaction expenses are less than $35,000,000, a portion of the Deferred Shares will instead be issued at the closing of the Business Combination to Steiner Leisure and Haymaker Sponsor.

350,000 of the OneSpaWorld Shares that would be held by the Sellers at the closing will be deposited into an escrow account to support Sellers’ indemnification obligations under the Transaction Agreement. See “The Transaction Agreement and Related Agreements—General Description of the Transaction Agreement—Indemnification.”

A portion of the cash consideration payable to Sellers at the closing equal to $2,000,000 will be deposited into an escrow account to support Sellers’ obligations in respect of any post-closing purchase price adjustment in favor of Haymaker.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure for gross proceeds of $56,071,440 on the first business day after the closing of the Business Combination and OneSpaWorld will grant such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligation

The respective obligations of each party to the Transaction Agreement to consummate the transactions contemplated by the Transaction Agreement, including the Business Combination, are subject to, among other things, the satisfaction, or written waiver by such parties, at or prior to the closing of the Business Combination of the following conditions:

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there must not be in effect any order, decree, ruling, injunction or other action (whether temporary, preliminary or permanent) by a governmental entity of competent jurisdiction enjoining, restraining or otherwise prohibiting the consummation of the Business Combination;

•

the registration statement, of which this proxy statement/prospectus forms a part, must have become effective in accordance with the Securities Act and no stop order issued by the SEC may be in effect or threatened;

•	the approval of the Haymaker stockholders for the proposals described in this proxy statement/prospectus and the Transaction Agreement;

•	Haymaker has at least $5,000,0001 of net tangible assets remaining;

•

the aggregate cash proceeds required to satisfy any redemptions of Class A Shares must be less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in an amount equal to the aggregate cash proceeds required to satisfy any redemptions of Class A Shares in excess of $50,000,000; and

•	the OneSpaWorld Shares to be issued pursuant to the Transaction Agreement must be approved for listing on Nasdaq, subject to notice of issuance.

Conditions to the Obligations of Haymaker

The obligations of Haymaker to consummate the transactions contemplated by the Transaction Agreement are subject, among other things, to the satisfaction, or written waiver by Haymaker, at or prior to the closing of the Business Combination of the following conditions:

•

subject to certain exceptions, the representations and warranties of Sellers, OneSpaWorld, Dory US Merger Sub and Dory Foreign Holding Company, disregarding all “materiality,” “Material Adverse Effect” and similar qualifications, must be true and correct in all respects as of the closing of the Business Combination as though made on and as of the closing of the Business Combination, except as would not have a Material Adverse Effect (as defined below);

•

Sellers, OneSpaWorld, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company must have performed and complied in all material respects with the covenants required to be performed or complied with by Sellers, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company under the Transaction Agreement on or prior to the closing of the Business Combination;

•	since the date of the Transaction Agreement, no Material Adverse Effect has occurred; and

•

prior to or at the closing of the Business Combination, Sellers must have delivered executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to Haymaker by the Sellers as provided by the Transaction Agreement.

Conditions to the Obligations of Sellers

The obligations of Sellers to consummate the transactions contemplated by the Transaction Agreement are also subject to, among other things, the satisfaction, or written waiver by Sellers, at or prior to the closing of the Business Combination, of the following conditions:

•

subject to certain exceptions, the representations and warranties of Haymaker and the representations and warranties of Haymaker Sponsor in the Sponsor Support Agreement and the Waiver Agreement, disregarding all “materiality,” “Material Adverse Effect” and similar qualifications, must be true and correct in all material respects as of the closing of the Business Combination as though made on and as of the closing of the Business Combination;

•

Haymaker and Dory US Holding Company must have performed and complied in all material respects with all obligations required to be performed or complied with by such parties under the Transaction Agreement , the Sponsor Support Agreement, the Director Designation Agreement and the Waiver Agreement at or prior to the closing of the Business Combination;

•

the Private Placement and the debt financing must be funded in full in accordance with the Transaction Agreement; provided, however, that the Seller Representative shall automatically be deemed to waive this condition if, in certain circumstances, it agrees to accept additional shares of OneSpaWorld Shares in lieu of cash consideration due to a funding shortfall in respect of the Private Placement; and

•

prior to or at the closing of the Business Combination, Haymaker must have delivered executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to Steiner Leisure by Haymaker pursuant to the terms of the Transaction Agreement.

Impact of the Business Combination on OneSpaWorld’s Public Float

It is anticipated that, upon completion of the Business Combination and the Secondary Private Placement: (i) Haymaker’s public stockholders (i.e., other than the Private Placement Investors) will own approximately 52% of the outstanding OneSpaWorld Shares, or 57% on a fully-diluted basis; (ii) the Private Placement Investors will own approximately 28% of the outstanding OneSpaWorld Shares, or 24% on a fully-diluted basis; (iii) Haymaker Sponsor will own approximately 5% of the outstanding OneSpaWorld Shares, or 7% on a fully-diluted basis; and (iv) Sellers will own approximately 15% of the outstanding OneSpaWorld Shares, or 12% on a fully-diluted basis. These levels of ownership interests assume that no Class A Shares are elected to be redeemed by Haymaker’s public stockholders.

The following table illustrates varying ownership levels in OneSpaWorld, assuming varying levels of redemptions by the Haymaker public stockholders:(1)

	No redemptions		Mid redemption scenario(2)		High redemption scenario(3)
	No warrant exercise	Fully- diluted	No warrant exercise	Fully- diluted	No warrant exercise	Fully- diluted
Haymaker Public Stockholders	52%	57%	48%	54%	28%	40%
Private Placement Investors	28%	24%	31%	25%	31%	25%
Haymaker Sponsor	5%	7%	5%	8%	5%	8%
Sellers	15%	12%	16%	13%	36%	27%

	100%	100%	100%	100%	100%	100%

(1)	May not tie due to rounding.
(2)

The mid redemption scenario assumes that $50,000,000 is distributed from the Trust Account in respect of redemptions of Class A Shares by Haymaker public stockholders at a redemption price of $10.00 per share. The Transaction Agreement provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares being less than or equal to $50,000,000, provided, however, that the Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares with an aggregate value (based on a valuation of $10.00 per share) equal to the amount of redemptions exceeding $50,000,000, and the amount of cash consideration will be correspondingly reduced. The commitments that Haymaker received to provide debt financing include up to $50,000,000 to be used for cash consideration to the Sellers if Haymaker stockholders elect to redeem their Class A Shares.

(3)

The high redemption scenario assumes that $165,000,000 is distributed from the Trust Account in respect of redemptions of Class A Shares by Haymaker public stockholders at a redemption price of $10.00 per share. The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

Each of the above calculations exclude 1,600,000 OneSpaWorld Shares issuable to Haymaker Sponsor and 5,000,000 OneSpaWorld Shares issuable to the Sellers, in each case upon the occurrence of certain events. In addition, to the extent that interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, and less the sum of redemptions in excess of $50,000,000, is greater than zero, such amount will increase the cash consideration to the Sellers at the closing of the Business Combination and correspondingly decrease the number of OneSpaWorld Shares issuable to the Sellers. The above calculations do not give effect to this potential adjustment.

Background of the Business Combination

Haymaker is a blank check company incorporated in Delaware on April 26, 2017 and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. The proposed Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of the Haymaker management team and the Haymaker Board. The terms of the Business Combination were the result of extensive arms-length negotiations between representatives of the Haymaker Board and management team and Haymaker Sponsor, on the one hand, and Steiner Leisure and certain funds affiliated with L Catterton that are indirect principal shareholders of Steiner Leisure, on the other hand. The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation among representatives of Haymaker, OSW Predecessor and other parties. All meetings described herein were held telephonically, unless otherwise noted.

On October 27, 2017, Haymaker completed its initial public offering through the sale of 33,000,000 public units (including 3,000,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit. Each unit consisted of one Class A Share and one-half of one Haymaker Public Warrant. Each whole Haymaker Public Warrant is exercisable to purchase one Class A Share. Simultaneously with the Haymaker IPO, Haymaker Sponsor purchased an aggregate of 8,000,000 Founder Warrants at a price of $1.00 per warrant, for an aggregate purchase price of $8,000,000.

Prior to consummation of the Haymaker IPO, neither Haymaker, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Haymaker.

Promptly following the Haymaker IPO, Haymaker’s officers and directors commenced an active search for prospective businesses and assets to acquire using Haymaker Sponsor’s network of investment bankers, private equity firms, consulting firms, legal and accounting firms and numerous other business relationships. Representatives of Haymaker and Haymaker Sponsor contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. As part of this process, Haymaker management considered and conducted an analysis of over 250 potential acquisition targets (other than OSW Predecessor) in a wide variety of industry sectors. The revenues of the potential acquisition targets ranged from less than $100,000,000 to over $12,000,000,000. Haymaker entered into non-disclosure agreements with 17 of those potential acquisition targets (other than OSW Predecessor).

By August 31 2018, Haymaker had engaged in significant due diligence and detailed discussions directly with senior executives and/or shareholders of 13 target businesses (other than OSW Predecessor), including target businesses in the media, consumer products, gaming, leisure and restaurant industries.

On January 9, 2018, Mr. Steven Heyer, Haymaker’s Chief Executive Officer and Executive Chairman, and Mr. Michael Chu, the Global Co-CEO and co-founder of L Catterton, discussed telephonically a potential business combination between Haymaker and OSW Predecessor. Mr. Chu explained that OSW Predecessor had begun an auction process to find an acquirer for its business and welcomed Haymaker’s participation in that process. Following this discussion, Mr. Chu provided Mr. Heyer with a non-disclosure agreement to further discuss a potential transaction.

On January 23, 2018, Haymaker executed the non-disclosure agreement and returned it via electronic mail to OSW Predecessor. Shortly thereafter, Haymaker engaged Lazard Frères & Co. LLC (“Lazard”) for advisory services with respect to valuing OSW, structure the acquisition of OSW, and foreign ownership and tax matters.

Between January 23, 2018 and February 5, 2018, Haymaker conducted industry research and gathered guidance from several investment banks, particularly regarding the public market viability of OSW Predecessor.

On February 5, 2018, Haymaker and its representatives received OSW Predecessor’s confidential information memorandum, including a detailed business plan, a financial forecast, and other financial and business information.

Beginning on February 5, 2018, Haymaker’s management team, led by Mr. Steven Heyer, commenced due diligence efforts on OSW Predecessor based on the information provided on behalf of OSW Predecessor. In addition, Haymaker’s management team commenced discussions with representatives of OSW Predecessor and conducted research on OSW Predecessor, the industry in which OSW Predecessor operates and comparable companies in OSW Predecessor’s industry sector. This due diligence review continued until the execution of the Transaction Agreement on November 1, 2018.

On February 19, 2018, the Haymaker Board held a board meeting to discuss the potential transaction and potential sources of funding. Based on factors cited in “Proposal No. 1—The Business Combination Proposal—The Haymaker Board’s Reasons for the Business Combination,” the Haymaker Board then directed Haymaker’s management to prepare further analysis regarding the opportunity and continue negotiating the terms of the Business Combination. On February 26, 2018, the Haymaker Board met to discuss Haymaker management’s financial analysis regarding OSW Predecessor and, after discussion, the Haymaker Board recommended submitting an indication of interest for OSW Predecessor.

On March 6, 2018, Haymaker submitted an initial indication of interest to representatives of OSW Predecessor in respect of a business combination with OSW Predecessor, which contemplated an enterprise valuation of OSW Predecessor of between $850,000,000 and $950,000,000.

On March 16, 2018, DLA Piper LLP (US) (“DLA”), legal counsel to Haymaker, and Kirkland & Ellis LLP (“K&E”), legal counsel to Steiner Leisure, held a telephonic conference to discuss legal due diligence regarding OSW Predecessor.

On March 29, 2018, representatives from Haymaker attended a meeting with representatives of OSW Predecessor, including representatives from L Catterton and Steiner Leisure and representatives from Nomura Securities International, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Steiner Leisure and certain related entities. At this meeting, Leonard Fluxman, Executive Chairman of OSW Predecessor, Glenn Fusfield, Chief Executive Officer of OSW Predecessor, Stephen Lazarus, Chief Financial Officer of OSW Predecessor and other management team members from OSW Predecessor, provided a presentation on the OSW Predecessor business.

On April 27, 2018, Haymaker submitted a revised indication of interest to representatives of OSW Predecessor, which contemplated an increased enterprise valuation of OSW Predecessor of approximately $1.05 billion.

On May 5, 2018, Haymaker received additional financial information regarding OSW Predecessor, including audited historical financials, and legal and tax information, via an electronic data room.

On May 7, 2018 and May 8, 2018, representatives from DLA and K&E held telephonic conferences to further discuss legal due diligence regarding OSW Predecessor.

On May 10, 2018, representatives from Haymaker held a telephonic conference with representatives of OSW Predecessor to discuss OSW Predecessor’s financial model.

On May 11, 2018, representatives from Haymaker attended a meeting with representatives of OSW Predecessor to discuss the process related to signing the Transaction Agreement and consummating the Business Combination.

On May 17, 2018, May 24, 2018 and May 30, 2018, representatives from Haymaker and a potential investor in the Private Placements (“Investor A”) held telephonic conferences with representatives of OSW Predecessor to discuss business and financial matters relating to OSW Predecessor.

On May 21, 2018, K&E completed an initial draft of the Transaction Agreement and provided it to various parties involved in OSW Predecessor’s auction process.

On May 30, 2018, representatives of Haymaker and OSW Predecessor attended a meeting to discuss, among other things, market perspectives relating to OSW Predecessor.

On June 4, 2018, representatives of Haymaker contacted Goldman Sachs & Co. LLC (“Goldman Sachs”) to discuss the Business Combination and advisory services that Goldman Sachs could offer to Haymaker. On June 8, 2018, representatives from Haymaker and Goldman Sachs met in New York to continue this discussion.

On June 11, 2018, representatives from DLA and K&E held a telephonic conference to discuss legal due diligence regarding OSW Predecessor.

On June 14, 2018, representatives from Haymaker, Investor A, a second potential investor in the Private Placements and a potential lender (“Lender A”) attended a meeting with representatives of OSW Predecessor. At this meeting, Messrs. Fluxman, Fusfield and Lazarus, and other management team members of OSW Predecessor, provided a presentation on the OSW Predecessor business.

On June 19, 2018, Haymaker submitted a non-binding letter of intent for OSW Predecessor, which reflected a revised enterprise valuation of OSW Predecessor of approximately $1,000,000,000. The non-binding letter of intent included draft debt commitment letters, a summary of comments to the draft purchase agreement (which ultimately became the Transaction Agreement) circulated to potential OSW Predecessor purchasers, and a letter of high interest from Investor A regarding its participation in the Private Placements.

On June 22, 2018, representatives of Haymaker held a telephonic conference with representatives of OSW Predecessor, including representatives from PriceWaterhouseCoopers LLP (“PwC”), the tax advisor for Steiner Leisure, to discuss the tax status of OSW Predecessor, including its status and reporting under U.S. controlled foreign corporation statutes and the implications of it or a new parent company becoming a publicly traded company. Particular points of discussion included attribution of ownership and transaction structuring.

On June 26, 2018, representatives from Haymaker and Investor A attended a meeting with representatives of OSW Predecessor to further discuss the process related to signing the Transaction Agreement and consummating the Business Combination. The parties also discussed a further revised enterprise valuation of OSW Predecessor of $950,000,000.

On July 12, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to discuss the structure of the transaction.

On July 19, 2018, July 23, 2018 and July 24, 2018, representatives from Haymaker held telephonic conference calls with representatives of OSW Predecessor to discuss the draft investor presentation to be used for the Private Placement Transactions.

On July 23, 2018, Haymaker and Goldman Sachs executed an engagement letter with respect to the advisory services provided to Haymaker by Goldman Sachs.

On July 25, 2018, representatives from Haymaker and OSW Predecessor commenced meetings with institutional investors to gauge interest in participating in the Private Placements. During the following weeks, over 70 investors were contacted and 31 management meetings were conducted.

On July 27, 2018, August 3, 2018 and August 8, 2018, representatives from Haymaker held telephonic conferences with representatives of OSW Predecessor to discuss the status of the marketing of the Private Placements.

On August 12, 2018, representatives from Haymaker held a telephonic conference with representatives of OSW Predecessor to discuss feedback from potential private placement investors.

During the month of August 2018, DLA and K&E exchanged multiple drafts of the letter of intent, reflecting divergent views on various business and legal points.

On August 23, 2018, following extensive discussion and review, the Haymaker Board approved the most recent draft non-binding letter of intent. Between August 23, 2018 and August 31, 2018, representatives of Haymaker and OSW Predecessor, together with their respective legal counsel, negotiated the final form of the letter of intent. Haymaker’s management kept the Haymaker Board apprised of the substantive changes that occurred during those negotiations.

On August 27, 2018, representatives of Haymaker, including Grant Thornton LLP (“GT”), accounting advisor to Haymaker, held a telephonic conference with representatives of OSW Predecessor to discuss accounting due diligence.

On August 31, 2018, with the approval of the Haymaker Board, Christopher Bradley, Chief Financial Officer of Haymaker, executed and delivered the non-binding letter of intent for OSW Predecessor, which was accepted and agreed upon as of such date. The non-binding letter of intent was based on an enterprise valuation of OSW Predecessor of $947,900,000 and provided for an exclusivity period of 45 days, subject to extension unless a party gave timely notice of termination. At this point, Haymaker focused exclusively on pursuing the acquisition of OSW Predecessor as its initial business combination and began confirmatory due diligence efforts.

On September 4, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to discuss the steps and timing necessary to prepare and audit the financial statements that would be required in a Form S-4 proxy statement/prospectus.

On September 7, 2018, representatives of Haymaker and OSW Predecessor held telephonic conferences to further discuss business and financial due diligence.

On September 11, 2018, representatives of Haymaker and OSW Predecessor, including Ernst & Young LLP (“E&Y”), OSW Predecessor’s independent registered public accounting firm, held a telephonic conference to discuss accounting due diligence. On that same date, representatives from Haymaker held a telephonic conference to interview Steve Bolitho, Senior Vice President of Operations of OSW Predecessor, Timothy Dux, Vice President of Operations of OSW Predecessor, and Kyle Mendes, Senior Vice President of Finance and Operations of OSW Predecessor.

On September 12, 2018, DLA sent certain comments to the auction draft of the purchase agreement to K&E. The revised draft generally addressed risk allocation, the funding structure, indemnification, representation and warranty insurance, and certain considerations related to Haymaker being a special purpose acquisition company. The comments also included changes to representations and warranties, covenants and closing conditions. On that same date, representatives of Haymaker and OSW Predecessor held a telephonic conference to discuss the overall timeline of the proposed Business Combination.

On September 13, 2018, representatives of Haymaker and OSW Predecessor, including representatives from GT and PwC held a telephonic conference to discuss tax diligence.

On September 14, 2018, representatives of Haymaker, Lender A and a second potential lender (“Lender B”) held a telephonic conference with representatives of OSW Predecessor to discuss due diligence. On that same date, representatives from GT and E&Y held a telephonic conference to discuss accounting and financial due diligence.

On September 17, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to discuss business due diligence and the framework of a transition services agreement. On that same day, representatives from GT and OSW Predecessor held a meeting in Miami to discuss accounting and financial due diligence.

On September 18, 2018, K&E distributed a revised draft of the Transaction Agreement to DLA. The revised draft generally addressed the preliminary tax structure and also included changes to representations and warranties, covenants, indemnification provisions and closing conditions.

During the remainder of September and throughout October 2018, DLA and K&E exchanged revised drafts of the Transaction Agreement and drafts of the ancillary agreements included as exhibits to the Transaction Agreement. The various drafts exchanged reflected divergent views on, among other things, registration rights, governance rights and risk allocation. For a description of the aforementioned ancillary agreements, see the section entitled “The Transaction Agreement and Related Agreements.”

On September 27, 2018, representatives of Haymaker and OSW Predecessor held a meeting to negotiate terms of the Transaction Agreement. The negotiations generally addressed risk allocation, economic points and changes to representations and warranties, covenants and closing conditions.

On September 28, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to discuss the structure of the transaction.

On October 12, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to negotiate terms of the Transaction Agreement. The negotiations generally addressed the transition services agreement, indemnification provisions by the Sellers, and interim governance provisions between the time of signing and closing. Additionally, on October 12, 2018, OSW Predecessor delivered notice to Haymaker that it was terminating the exclusivity period under the non-binding letter of intent. Haymaker subsequently contacted two parties with which it had paused discussions upon signing the letter of intent.

On October 15, 2018, representatives of Haymaker and OSW Predecessor held a telephonic conference to further discuss the transaction structure.

On October 25, 2018, representatives from Haymaker held a telephonic conference with representatives of OSW Predecessor to discuss the indications of interest related to the Private Placement Transactions.

On October 26, 2018, the Haymaker Board held a telephonic meeting to discuss the Transaction Agreement and the transactions contemplated by the Transaction Agreement. Mr. Bradley, Joseph Tonnos (Haymaker’s Senior Vice President for Business Development), Robert A. Nisi (Haymaker’s General Counsel and Secretary), and representatives from DLA, Goldman Sachs and Lazard also participated in the meeting. Following discussions among the participants and determining that the Business Combination was in the best interest of Haymaker and its stockholders, Haymaker Board unanimously approved the Transaction Agreement and the transactions contemplated by the Transaction Agreement.

Between October 26, 2018 and November 1, 2018, Goldman Sachs coordinated the collection of executed subscription agreements and stock purchase agreements from the Private Placement Investors and Haymaker finalized the debt commitment letters with its debt financing sources.

On November 1, 2018, Haymaker executed debt commitment letters, and OneSpaWorld entered into Subscription Agreements with the Private Placement Investors pursuant to which, among other things, such investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of approximately $122,496,370. Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with the Secondary Purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure on the first business day after the closing of the Business Combination. OneSpaWorld will not receive any of the proceeds from the Secondary Private Placement. At the same time, the parties delivered the executed Transaction Agreement.

On November 1, 2018, a press release was issued announcing the Business Combination. Shortly thereafter, Haymaker filed a current report on Form 8-K, which included, among other things, a press release and investor presentation to be used the following day in a telephonic conference call available to the public.

From January 3, 2019 through January 7, 2019, representatives of Haymaker discussed with representatives of OSW Predecessor a potential reduction in the consideration payable to the Sellers under the Transaction Agreement in light of recent market performance.

From January 5, 2019 through January 7, 2019, DLA and K&E exchanged drafts of the BCA Amendment and the SSA Amendment.

On January 6, 2019, the Haymaker Board met to discuss the BCA Amendment and the SSA Amendment. Following discussions among the participants and determining that the BCA Amendment and the SSA Amendment were in the best interest of Haymaker and its stockholders, the Haymaker Board unanimously approved the BCA Amendment and the SSA Amendment.

On January 7, 2019, the board of directors of Steiner Leisure unanimously approved the BCA Amendment and the SSA Amendment.

On January 7, 2019, Steiner Leisure and Haymaker entered into the BCA Amendment and Haymaker Sponsor, Haymaker, OneSpaWorld and Steiner Leisure entered into the SSA Amendment.

On January 8, 2019, a press release was issued announcing the revised terms of the Business Combination. Shortly thereafter, Haymaker filed a current report on Form 8-K, which included, among other things, the press release, the BCA Amendment, the SSA Amendment, and a revised investor presentation as exhibits thereto.

The Haymaker Board’s Reasons for the Business Combination

The Haymaker Board, in evaluating the transaction with OSW Predecessor, consulted with its legal counsel and accounting advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Transaction Agreement and the transactions contemplated thereby, including the Business Combination and the Haymaker Merger, are advisable, fair to and in the best interests of Haymaker and its stockholders and (ii) to recommend that the stockholders adopt and approve the Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination and the Haymaker Merger, the Charter Proposal and the Lock-Up Amendment Proposal, the Haymaker Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Haymaker Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Haymaker Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Haymaker’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “General Information—Cautionary Note Regarding Forward-Looking Statements” of this document.

The Haymaker Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Transaction Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Market Position. OSW is a global market leader in an attractive and growing industry. The Haymaker Board noted OSW built its market position on its broad suite of service offerings, product innovation, expansive global platform for recruitment, training and logistics, and exceptional service standards over 25 years, and believes that OSW is approximately ten times the size of its closest competitor.

•

Favorable Industry Outlook and Consumer Trends. Secular trends in the cruise industry, including ongoing investment and strong consumer demand, have driven 20 years of consecutive passenger growth. In addition, the Haymaker Board considered that OSW is the beneficiary of a global movement towards consumer lifestyles that demand health and wellness activities and services in their daily lives.

•

Long-Term Growth Opportunities. The Haymaker Board believes that OSW’s business model is well-positioned for sustained and profitable long term growth. OSW’s long-term fleet-wide contracts typically allow it to operate on new ships commissioned during the contract term. The Haymaker Board also noted that approximately 85% of OSW’s anticipated revenue at sea in 2020 will come from cruise line banners in OSW’s current contract portfolio.

•

Asset-Light Operations and Scalability. Third parties typically fund the build-out, maintenance, and refurbishment of OSW’s onboard wellness and fitness facilities, resulting in an asset-light profile with minimal capital expenditures required. The Haymaker Board noted that OSW’s business model would be difficult for a competitor to replicate at OSW’s scale and that the robust infrastructure and processes required to operate and maximize revenue across a network of global health and wellness centers separates OSW from its peers.

•

Experienced and Proven Management Team. Following the Business Combination, OSW’s current management team will remain in place. Mr. Fluxman and Mr. Lazarus served together as CEO and President and CFO and COO, respectively, of Steiner Leisure for more than a decade. Mr. Fluxman, Mr. Lazarus, and Mr. Fusfield lead an internally-developed senior management team with over 150 years of combined industry experience. The Haymaker Board also considered OSW’s recruitment and training platform, which leads to staffing of its health and wellness centers, and fitness centers with highly- trained professionals fulfilling complex language, cultural, and modality-specific training requirements.

•

Financial Condition. The Haymaker Board also considered factors such as OSW’s historical financial results, outlook, financial plan, debt structure and owned asset base, as well as valuations and trading of publicly traded companies and valuations of precedent merger and acquisition targets in similar and adjacent sectors.

•

Favorable Tax Treatment. After the completion of the Business Combination, OneSpaWorld will be a Bahamian company, earning a substantial portion of its revenue in low or no tax jurisdictions, leading to a low effective cash tax rate.

•

Other Alternatives. The Haymaker Board’s belief, after a thorough review of other business combination opportunities reasonably available to Haymaker, that the proposed Business Combination represents the best potential business combination for Haymaker and the most attractive opportunity for Haymaker management to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets, and the Haymaker Board’s belief that such processes had not presented a better alternative.

•

Terms of the Transaction Agreement. The Haymaker Board considered the terms and conditions of the Transaction Agreement and the transactions contemplated thereby, including the Business Combination and the Haymaker Merger.

•	Independent Director Role. The Haymaker Board is comprised of a majority of independent directors who are not affiliated with Haymaker Sponsor and its affiliates. Haymaker’s independent directors evaluated and unanimously approved, as members of the Haymaker Board, the Transaction Agreement and the transactions contemplated therein, including the Business Combination.

The Haymaker Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of Haymaker. The risks and costs to Haymaker if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Haymaker being unable to effect a business combination by October 27, 2019 and force Haymaker to liquidate.

•

No Third-Party Valuation or Fairness Opinion. The risk that the Haymaker Board may not have properly valued OSW Predecessor’s business. For more information, see “Questions and Answers About the Business Combination and the Extraordinary General Meeting—Did the Haymaker Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?”

•

Stockholder Vote. The risk that Haymaker’s stockholders may fail to provide the respective votes necessary to effect the Business Combination, including approval of the Charter Proposal and the Lock-Up Agreement Proposal.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Haymaker’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Other Risks. Various other risks associated with the Business Combination, the business of Haymaker and the business of OSW Predecessor described under the section entitled “Risk Factors” of this document.

In addition to considering the factors described above, the Haymaker Board also considered that:

•

Interests of Certain Persons. Some officers and directors of Haymaker may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Haymaker’s stockholders (see “The Business Combination—Interests of Certain Persons in the Business Combination—Interests of Haymaker Sponsor and Haymaker’s Officers and Directors”). Haymaker’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Haymaker Board, the Transaction Agreement and the transactions contemplated therein, including the Business Combination.

The Haymaker Board concluded that the potential benefits that it expected Haymaker and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Haymaker Board unanimously determined, based on its consideration of the specific factors listed above, that the Transaction Agreement and the transactions contemplated thereby, including the Business Combination and the Haymaker Merger, and the consideration to be paid by Haymaker to the Sellers in the Business Combination, were advisable, fair to, and in the best interests of, Haymaker and its stockholders.

Sellers’ Reasons for the Business Combination

In reaching a decision to enter into the Business Combination with Haymaker, the Sellers considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Sellers did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Sellers viewed their decision as being based on all of the information available and the factors presented to and considered by them. This explanation of the Sellers’ reasons for entering into the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Risk Factors.”

The Sellers considered a number of factors pertaining to the Business Combination as generally supporting their decision to enter into the Transaction Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Access to Capital and Liquidity for OSW Predecessor’s Shareholders. OSW Predecessor is currently a privately-held company and its securities are not listed on any stock exchange. Upon consummation of the Business Combination and the other transactions contemplated by the Transaction Agreement, the securities of the post-combination company will trade on the NASDAQ. This will permit the post-combination company to access the public capital markets and facilitate the growth of the business. In addition, this will provide OSW Predecessor’s current shareholders liquidity, in that the OneSpaWorld Shares they receive in the Business Combination will be publicly traded.

•

Advantages Over a Traditional IPO. Prior to executing the Transaction Agreement, OSW Predecessor had been considering a traditional IPO. The Sellers considered that the transaction with Haymaker provided certain advantages over a traditional IPO. In particular, the Sellers considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies with OSW Predecessor’s characteristics, the transaction with Haymaker was likely to provide for greater speed and certainty of execution, higher proceeds, and less dilution to OSW Predecessor’s existing shareholders. In addition, the Sellers considered Haymaker’s strong and diverse shareholder base.

•

Benefits of Relationship with Mistral. The Sellers considered the benefits of the post-combination company’s relationship with Mistral. Andrew R. Heyer, the founder of Mistral is expected to initially serve as a member of the post-combination company’s board and will hold an equity investment in OneSpaWorld. The Sellers considered the benefit to the post-combination company from this relationship, including operational expertise, as well as Mistral’s access to potential transactional opportunities that could benefit the post-combination company.

The Sellers also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Impact on Business Operations. The risks and costs to OSW Predecessor if the Business Combination is not completed, including the potentially negative impact on its ability to pursue a traditional IPO and the risk of diverting management’s focus and resources from OSW Predecessor’s business operations.

•

Advantages of a Traditional IPO. The Sellers considered the fact that in a traditional IPO, OSW Predecessor’s shareholders would not be diluted by the OneSpaWorld Shares issued to Haymaker Sponsor and the OneSpaWorld Private Placement Warrants. In addition, the Sellers considered that a traditional IPO is less complex than the transaction with Haymaker, and the extent of the work OSW Predecessor had already completed on pursuing a traditional IPO.

•	Shareholder Vote. The risk that Haymaker’s shareholders may fail to provide the respective votes necessary to effect the Business Combination.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not entirely within OSW Predecessor’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Other Risks. Various other risks associated with the Business Combination, the business of Haymaker and the business of OSW Predecessor described under the sections entitled “Risk Factors—Risks Related to the Business Combination” and “Risk Factors—Risks Related to Ownership of OneSpaWorld Shares and OneSpaWorld Public Warrants.”

The Sellers concluded that the potential benefits that they expected OSW Predecessor and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination.

Satisfaction of 80% Test

It is a requirement under Haymaker’s amended and restated certificate of incorporation and NASDAQ listing requirements that the business or assets acquired in Haymaker’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for such initial business combination. As of January 7, 2019, the date of the execution of the BCA Amendment, the fair value of marketable securities held in the Trust Account was approximately $323,364,045 (based on the fair value as of December 31, 2018, excluding $13,306,461 in the aggregate in respect of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $258,691,236. In reaching its conclusion that the Business Combination meets the 80% asset test, the Haymaker Board reviewed the enterprise value of OSW Predecessor of approximately $850,700,000 that was negotiated and agreed to by the parties to the Transaction Agreement. The parties to the Transaction Agreement considered factors such as OSW Predecessor’s historical financial results, outlook, financial plan, debt structure and owned asset base, as well as valuations and trading of publicly traded companies and valuations of precedent merger and acquisition targets in similar and adjacent sectors. The enterprise value consists of a common equity value of approximately $630,700,000 and $220,000,000 of debt. In determining whether the enterprise value described above represents the fair market value of OSW Predecessor, the Haymaker Board considered all of the factors described in this section and the section of this proxy statement/prospectus entitled “The Transaction Agreement and Related Agreements” and the fact that the purchase price for OSW Predecessor was the result of an arm’s length negotiation. As a result, the Haymaker Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Certain Financial Projections Provided to the Haymaker Board

OSW Predecessor does not as a matter of course make public projections as to future sales, earning, or other results. However, management of OSW Predecessor provided internally prepared projections to Haymaker presenting the projected total revenue, adjusted net income and after-tax free cash flow of OSW Predecessor for 2018, 2019 and 2020. The prospective financial information provided by OSW Predecessor management to Haymaker was not prepared with a view towards public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but in the view of OSW Predecessor’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of OSW Predecessor as of October 23, 2018. These projections were prepared solely for internal use, and capital budgeting and other management purposes, are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. Moreover, this information is not fact and should not be relied upon as being indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on prospective financial information.

The projections reflect numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond OSW Predecessor’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The projections reflect the consistent application of the accounting policies of OSW Predecessor and should be read in conjunction with the accounting policies included in Note 2 accompanying the historical audited combined financial statements of OSW Predecessor included in this proxy statement/prospectus.

The financial projections are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond OSW Predecessor’s control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement/prospectus should not be regarded as an indication that Haymaker, OSW Predecessor or their respective representatives considered or consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections provided to Haymaker by OSW Predecessor were used by Haymaker as a component in its overall evaluation of OSW Predecessor, and are included in this proxy statement/prospectus on that account. OSW Predecessor has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to Haymaker. Neither OSW Predecessor’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of OSW Predecessor compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. OSW Predecessor will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

Neither OSW Predecessor’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information provided to Haymaker or contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

In determining whether to purchase OSW Predecessor, the Haymaker board of directors considered the following projections, which were prepared prior to the completion of PCAOB audits of OSW Predecessor (in millions of dollars):

	Fiscal Year Ended December 31,(1)
	2018E	2019E	2020E
Total Revenue	$535	$573	$668
Income from Operations	47	52	69
Taxes	(1)	(1)	(1)
Net Income	$25	$31	$48
Public Company Costs	(3)	(3)	(3)
Adjustment for One-Time Renovation	—	2	—
Amortization of Intangibles	3	3	3

Adjusted Net Income	$26	$33	$49
Depreciation & Amortization	9	8	9
Capital Expenditures	11	11	5
Change in Working Capital	(2)	(3)	(6)

After-Tax Levered Free Cash Flow	$21	$27	$48

(1)	Totals may be affected by rounding.

In light of market conditions after the announcement of the Business Combination, the Haymaker Board requested that Goldman Sachs provide a revised analysis of the estimated price over earnings of each of the categories of selected companies that it had previously considered. This analysis is described under “—Comparable Companies Analysis.” In addition, the Haymaker Board considered the following updated projections (in millions of dollars), which give effect to the adjusted purchase price and reduced leverage:

	Fiscal Year Ended December 31,
	2019E		2020E
Adjusted Net Income	$38.7		$55.7
After-Tax Levered Free Cash Flow	$33.4	(1)	$54.6

(1)	2019E does not give effect to $1.5 million of lost income expected to result from the renovation of the Atlantis facility.

Comparable Company Analysis

Haymaker’s management primarily relied upon comparable company analysis to assess the value that the public markets would likely ascribe to OneSpaWorld and this analysis was presented to the Haymaker Board. The comparable companies the Haymaker Board reviewed were based on three categories: best-in-class service operators, health and wellness, and asset-light leisure. Best-in-class service operators included Bright Horizons Family Solutions, Cintas Corporation, Ecolab, Rollins and SiteOne Landscape Supply. Health and wellness companies included Lululemon Athletica, National Vision Holdings, Nike, Planet Fitness and Weight Watchers International. Asset-light leisure companies included Accor SA, Choice Hotels International, Hilton Worldwide Holdings, Hyatt Hotels Corporation, InterContinental Hotels Group PLC and Marriot International.

These companies were selected by Haymaker as publicly traded companies having businesses that were considered, in certain respects, to be similar to the combined company’s business. Although none of the selected companies reviewed in this analysis were directly comparable to OneSpaWorld, the companies had one or more similar operating and financial characteristics as OneSpaWorld:

•

Best-In-Class Service Providers: These selected companies have asset-light business models with low capital intensity. Although the selected companies are in different industry sectors and have different drivers of end-consumer demand, these companies are outsourced service providers with barriers to entry and leading market shares like OneSpaWorld.

•

Health and Wellness: These selected companies capture the drivers of end-consumer demand and exposure to secular trends around health and wellness products, services and experiences that are similar to OneSpaWorld’s service and product offerings.

•

Asset-Light Leisure: These selected companies generally have an asset-light model. These selected companies operate with a business model that captures similar end-consumer demand for travel and leisure, albeit generally based on royalties as compared to OneSpaWorld’s revenue-sharing model.

The Haymaker Board reviewed the estimated price divided by earnings per share and levered free cash flow yield (calculated as (a) the product of (i) operating cash flow less capital expenditures per share and (ii) diluted shares outstanding, divided by (b) market capitalization) of each of the selected companies. These estimates were prepared by Goldman Sachs based on publicly available consensus research analysts’ estimates and other publicly available information, all as of October 25, 2018. In addition, all estimates were calendarized to December year-ends.

The estimated price divided by earnings per share and levered free cash flow yield for the selected companies are summarized in the table below:

	2019 P/E	2020 P/E	2019 FCF Yield	2020 FCF Yield
Best-In-Class Service Operators
Bright Horizons	31.1x	27.3x	2.9%	3.7%
Cintas	22.4x	20.0x	5.8%	5.0%
Rollins	47.2x	43.1x	3.9%	NA
Ecolab	24.9x	22.2x	4.6%	3.6%
SiteOne	26.7x	21.1x	NA	NA

Median	26.7x	22.2x	4.3%	3.7%

Health and Wellness
Planet Fitness	33.8x	28.3x	2.9%	3.8%
Weight Watchers	17.1x	13.6x	6.4%	8.0%
National Vision	48.0x	40.4x	1.1%	2.2%
Nike	24.6x	20.8x	3.5%	4.0%
Lululemon	39.2x	34.9x	2.1%	2.7%

Median	33.8x	28.3x	2.9%	3.8%

Asset-Light Leisure
IHG	16.3x	15.2x	5.6%	5.9%
Choice	17.1x	15.0x	6.1%	6.3%
Marriott	18.0x	15.8x	6.2%	5.0%
Hilton	21.3x	18.2x	3.9%	NA
Hyatt	37.5x	35.5x	0.5%	NA
Accor	23.4x	19.5x	4.1%	4.9%

Median	19.7x	17.0x	4.9%	5.5%

Overall Median	24.8x	21.0x	3.9%	4.5%

The Haymaker Board compared the implied stock price, as of October 25, 2018, to estimated 2019 and 2020 earnings per share, and implied 2019 and 2020 levered free cash flow yield for OneSpaWorld with the median of these metrics for the selected best-class, health and wellness and asset-light leisure companies. This comparison illustrated an implied stock price over earnings per share of 19.6x for 2019 and 13.1x for 2020 and implied levered free cash flow yield of 4.2% and 7.4% with respect to OneSpaWorld, and a median stock price to earnings per share of 25.3x for 2019 and 21.9x for 2020, and median levered free cash flow yield of 4.7% and 3.9% for the selected companies. Haymaker Board’s comparison of OneSpaWorld to the selected companies allowed the Haymaker Board to conclude that Haymaker’s pro forma implied price to earnings per share was below the selected companies’ benchmarks and the levered free cash flow yield was similar to or above the selected companies’ benchmarks. This analysis supported the Haymaker Board’s determination that the terms of the Business Combination were fair to and in the best interest of Haymaker and its stockholders.

In light of market conditions after the announcement of the Business Combination, the Haymaker Board requested that Goldman Sachs provide a revised analysis of the estimated price over earnings of each of the categories of selected companies. Goldman Sachs prepared these estimates based on publicly available consensus research analysts’ estimates and other publicly available information. In addition, all estimates were calendarized to December year-ends.

The estimated prices divided by earnings per share for the selected companies, as of January 4, 2019, are summarized in the table below:

	2019 P/E	2020 P/E
Best-in-Class Service Operators
Bright Horizons	30.7x	26.7x
Cintas	21.9x	19.3x
Rollins	45.7x	43.1x
Ecolab	24.8x	22.1x
SiteOne	26.4x	20.6x

Median	26.4x	22.1x

Health & Wellness
Planet Fitness	38.3x	31.6x
Weight Watchers	10.3x	8.3x
National Vision	32.7x	26.9x
Nike	25.5x	21.7x
Lululemon	29.9x	25.3x

Median	29.9x	25.3x

Asset-Light Leisure
IHG	16.8x	15.7x
Choice	17.3x	16.2x
Marriott	17.0x	14.7x
Hilton	22.0x	18.9x
Hyatt	32.4x	26.7x
Accor	20.7x	17.3x

Median	19.0x	16.7x

Overall Median	25.1x	21.1x

The Haymaker Board compared the implied stock price, as of January 4, 2019, to estimated 2019 and 2020 earnings per share for OneSpaWorld with the median price over earnings per share for the selected best-in-class, health and wellness and asset-light leisure companies. This comparison illustrated an implied stock price over earnings per share, after giving effect to the adjusted purchase price, of 16.3x for 2019 and 11.3x for 2020 with respect to OneSpaWorld, and a median stock price to earnings per share of 25.1x for 2019 and 21.1x for 2020 for the selected companies. As noted above, OneSpaWorld’s implied price over earnings per share, before giving effect to the adjusted purchase price, was 19.6x for 2019 and 13.1x for 2020. This information allowed the Haymaker Board to conclude that the consideration to be paid for OneSpaWorld should be reduced and formed the basis of the Haymaker Board’s determination that the terms of the Business Combination, as amended by the BCA Amendment, were fair to and in the best interests of Haymaker and its stockholders.

Interests of Certain Persons in the Business Combination

Interests of Haymaker Sponsor and Haymaker’s Officers and Directors

In considering the recommendation of the Haymaker Board to vote in favor of the Business Combination, Haymaker stockholders should be aware that aside from their interests as stockholders, Haymaker Sponsor and certain members of the Haymaker Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. The Haymaker Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to Haymaker stockholders that they approve the Business Combination. Haymaker stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors agreed not to redeem any Haymaker Common Shares held by them in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that Haymaker Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination which, if unrestricted and freely tradable, would be valued at $30,000,000 (excluding any deferred OneSpaWorld Shares and assuming a value of $10.00 per share) after giving effect to the forfeitures contemplated by the Transaction Agreement and the Sponsor Support Agreement, but, given the restrictions on such shares, Haymaker believes such shares have less value;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker fails to complete an initial business combination by October 27, 2019;

•	the fact that Haymaker Sponsor will forfeit a portion of its OneSpaWorld Private Placement Warrants and will receive deferred OneSpaWorld Shares;

•

the fact that the OSW Lock-Up Agreement will be entered into by OneSpaWorld, the directors and officers of OneSpaWorld, Haymaker Sponsor, the directors and officers of Haymaker Sponsor, and Steiner Leisure which, among other things, modifies the Haymaker Fonder Lock-Up Period;

•

the fact that Haymaker Sponsor paid an aggregate of $8,000,000 for its 8,000,000 Private Placement Warrants to purchase Class A Shares and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 27, 2019;

•

the right of Haymaker Sponsor to hold OneSpaWorld Shares and the OneSpaWorld Shares to be issued to Haymaker Sponsor upon exercise of its OneSpaWorld Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the anticipated service of Steven J. Heyer (Haymaker’s Chief Executive Officer and a member of the Haymaker Board) and Andrew R. Heyer (Haymaker’s President and a member of the Haymaker Board) as directors of OneSpaWorld following the Business Combination;

•	the continued indemnification of Haymaker’s existing directors and officers and the continuation of Haymaker’s directors’ and officers’ liability insurance after the Business Combination;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors may not participate in the formation of, or become directors or officers of, any other blank check company until Haymaker (i) has entered into a definitive agreement regarding an initial business combination or (ii) fails to complete an initial business combination by October 27, 2019;

•

the fact that Haymaker Sponsor and Haymaker’s officers and directors will lose their entire investment in Haymaker and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 27, 2019; and

•

the fact that if the Trust Account is liquidated, including in the event Haymaker is unable to complete an initial business combination within the required time period, Haymaker Sponsor has agreed to indemnify Haymaker to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Haymaker has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to Haymaker, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence Haymaker’s directors in making their recommendation that Haymaker stockholders vote in favor of the approval of the Business Combination.

Redemption Rights

Pursuant to Haymaker’s amended and restated certificate of incorporation, holders of Haymaker public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with Haymaker’s amended and restated certificate of incorporation. As of December 31, 2018, this would have amounted to approximately $10.17 per share, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. If a holder of Haymaker public shares exercises its redemption rights, then such holder will be exchanging its Class A Shares for cash and will not own shares of OneSpaWorld following the closing of the Business Combination. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than twenty percent (20%) of the Class A Shares included in the public units sold in the Haymaker IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Haymaker has no specified maximum redemption threshold under its amended and restated certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of Class A Shares by Haymaker public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $336,670,506 as of December 31, 2018.

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The Subscription Agreements and Stock Purchase Agreements (to the extent such Secondary Purchaser has not previously waived such condition in the Subscription Agreement) provide that the closings of the Primary Private Placement and the Secondary Private Placement, respectively, are conditioned on redemptions of Class A Shares not exceeding $165,000,000. The Transaction Agreement further provides that each party’s obligation to consummate the Business Combination is conditioned on redemptions of Class A Shares not exceeding $50,000,000, provided, however, that Steiner Leisure may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000 (and in the case of redemptions exceeding $165,000,000, the amount of any shortfall in the Primary Private Placement resulting from such excess redemptions).

The conditions to closing in the Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Shares by Haymaker’s public stockholders, this condition is not met or is not waived, then each of Haymaker and Sellers may elect not to consummate the Business Combination. In addition, in no event will Haymaker redeem its Class A Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination, as provided in Haymaker’s amended and restated certificate of incorporation and as required as a closing condition to each party’s obligation to consummate the Business Combination under the terms of the Transaction Agreement. Holders of outstanding Haymaker Public Warrants do not have redemption rights in connection with the Business Combination.

Haymaker stockholders who wish to redeem their public shares for cash must refer to and follow the procedures set forth in the section entitled “Special Meeting of Haymaker Stockholders—Redemption Rights” in order to properly redeem their public shares.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

No Redemption Scenario—Assuming No Redemptions of the Outstanding Class A Shares by Haymaker stockholders

Sources of Funds(1)(2)
Funds in Trust	$330
Steiner Leisure Rollover	$148
Equity Private Placement	$122
Founder Shares	$30
Total Debt(5)	$220

Total Sources	$851

Uses of Funds(1)
Cash Consideration to Seller(3)	$637
Steiner Leisure Rollover(4)	$148
Founder Shares(4)	$30
Transaction Expenses	$35

Total Uses	$851

High Redemption Scenario—Assuming Redemptions of the Outstanding Class A Shares by Haymaker stockholders leading to repayments of $165,000,000(6)

Sources of Funds(1)(2)
Funds in Trust	$165
Steiner Leisure Rollover	$263
Equity Private Placement	$122
Founder Shares	$30
Total Debt(5)	$271

Total Sources	$851

Uses of Funds(1)
Cash Consideration to Seller(3)	$522
Steiner Leisure Rollover(4)	$263
Founder Shares(4)	$30
Transaction Expenses	$36

Total Uses	$851

(1)	Totals may be affected by rounding.
(2)	Excludes interest earned on cash in trust.
(3)

On January 11, 2018, a Steiner Leisure subsidiary assigned $352,100,000 of debt to OSW Predecessor as part of a corporate reorganization. On or prior to the closing of the Business Combination the $352,100,000 of debt will be reassigned to a Steiner Leisure subsidiary instead of being assumed by OneSpaWorld.

(4)	Excludes Deferred Shares.
(5)	Excludes amounts to be drawn against the New First Lien Revolving Facility for working capital purposes.

(6)

Assumes a redemption price of $10.00 per Class A Share. Additional OneSpaWorld Shares may be issued to the Sellers if redemptions of Class A Shares exceed $50,000,000 and the Seller Representative waives the related condition in the Transaction Agreement and elects to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in the amount of redemptions exceeding $50,000,000.

Certain Information Relating to OneSpaWorld

Listing of OneSpaWorld Shares and OneSpaWorld Public Warrants on NASDAQ

OneSpaWorld Shares and OneSpaWorld Public Warrants currently are not traded on a stock exchange. It is anticipated that the OneSpaWorld Shares and the OneSpaWorld Public Warrants will be listed on the NASDAQ upon the closing of the Business Combination under the symbols “OSW” and “OSWW,” respectively.

Restrictions on Resales

All OneSpaWorld Shares and OneSpaWorld Public Warrants received by Haymaker public stockholders in the Business Combination are expected to be freely tradable, except that (a) OneSpaWorld Shares and OneSpaWorld Public Warrants received in the Business Combination by persons who become affiliates of OneSpaWorld for purposes of Rule 144 under the Securities Act and (b) the OneSpaWorld Shares and the OneSpaWorld Private Placement Warrants to be issued pursuant to the Subscription Agreements, and the OneSpaWorld Shares issuable upon exercise of the OneSpaWorld Private Placement Warrants, may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of OneSpaWorld generally include individuals or entities that control, are controlled by or are under common control with, OneSpaWorld and may include the directors and executive officers of OneSpaWorld as well as its principal shareholders.

All OneSpaWorld Shares and OneSpaWorld Private Placement Warrants received by the Private Placement Investors, Sellers and Haymaker Sponsor will be received in a private offering and will be subject to certain resale restrictions. See “The Transaction Agreement and Related Agreements—Related Agreements—Registration Rights Agreement” for more information.

Delisting of Haymaker Common Shares and Deregistration of Haymaker

Haymaker and OSW Predecessor anticipate that, following consummation of the Business Combination, Haymaker Common Shares, public units and Haymaker Public Warrants will be delisted from NASDAQ, and Haymaker will be deregistered under the Exchange Act.

Comparison of Stockholder Rights

Until consummation of the Business Combination, Delaware law and the amended and restated certificate of incorporation of Haymaker will continue to govern the rights of Haymaker stockholders. After consummation of the Haymaker Merger in connection with the Business Combination, Bahamian law and the OneSpaWorld Memorandum and Articles of Association will govern the rights of OneSpaWorld shareholders.

There are certain differences in the rights of Haymaker stockholders prior to the Business Combination and the rights of OneSpaWorld shareholders after the Business Combination. Please see the section entitled “Comparison of Stockholder Rights” of this proxy statement/prospectus for additional information.

Regulatory Matters

At any time before or after the consummation of the Business Combination, the U.S. Federal Trade Commission (the “FTC”), the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), non-U.S. competition authorities or others could take action under antitrust laws with respect to the Business

Combination, including seeking to enjoin consummation of the Business Combination, or to condition approval of the Business Combination on the divestiture of assets of Haymaker, OSW Predecessor or their respective subsidiaries, or to impose restrictions on the operations of OneSpaWorld or its subsidiaries that would apply after the consummation of the Business Combination. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances. There can be no assurance that the Business Combination will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. These challenges could result in the conditions to each party’s obligations to consummate the Business Combination not being satisfied prior to the Termination Date (which is summarized above in the section entitled “The Transaction Agreement and Related Agreements—Termination” of this proxy statement/prospectus) or any extensions thereof, which would give any party to the Transaction Agreement the right to terminate the Transaction Agreement without consummating the Business Combination.

The transactions contemplated by the Transaction Agreement, including the Business Combination, are not presently believed to be subject to reporting under the HSR Act, which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division and the FTC and the related waiting period expires or is terminated. Whether or not the parties are subject to the notice and waiting period requirements of the HSR Act, and if so, even if the waiting period has been terminated or expired, the Antitrust Division or the FTC, as well as a foreign regulatory agency or government, state or private person, may challenge the transactions at any time before or after its completion. The parties cannot assure you that the Antitrust Division or the FTC, a foreign regulatory agency or government, state or private person, will not try to prevent the transactions or seek to impose restrictions or conditions on one or more of the parties as a condition of not challenging the transactions. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the transactions, or lessen the anticipated benefits of the transactions.

Please see the sections entitled “The Transaction Agreement and Related Agreements—Covenants,” “Regulatory Approvals Related to the Business Combination” and “The Transaction Agreement and Related Agreements—Conditions to Closing of the Business Combination—Conditions to Each Party’s Obligations” of this proxy statement/prospectus for information concerning the covenants and closing conditions under the Transaction Agreement that are related to antitrust filings and approvals.

Stock Exchange Listings

Haymaker and OSW Predecessor anticipate that, following consummation of the Business Combination, Haymaker Common Shares, public units and Haymaker Public Warrants will be delisted from NASDAQ, and Haymaker will be deregistered under the Exchange Act. It is anticipated that OneSpaWorld Shares and OneSpaWorld Public Warrants will be listed on the NASDAQ upon the closing of the Business Combination under the symbols “OSW” and “OSWW,” respectively.

Certain Tax Consequences of the Business Combination

Please see the section entitled “Material Tax Considerations” of this proxy statement/prospectus.

Accounting Treatment of the Business Combination

The Business Combination is made up of the series of transactions within the Transaction Agreement as defined elsewhere within this prospectus. For accounting and financial reporting purposes, this series of transactions will be accounted for under the acquisition method of accounting based on FASB ASC 805.

Appraisal Rights

Haymaker’s stockholders do not have appraisal rights in connection with the Business Combination, including the Haymaker Merger, under Delaware law.

Appraisal rights are not available to the Sellers in connection with the Business Combination.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion of the material U.S. federal income tax considerations for beneficial owners of Class A Shares and Haymaker Public Warrants (collectively, the “Haymaker securities”) of (i) electing to have their class a shares redeemed for cash if the Business Combination is completed, (ii) the Business Combination and (iii) the ownership and disposition of OneSpaWorld Shares and OneSpaWorld Public Warrants (collectively, the “OneSpaWorld securities”) acquired pursuant to the Haymaker Merger represents the opinion of Kirkland & Ellis LLP, United States tax counsel to OneSpaWorld, based on, and subject to, customary assumptions, qualifications and limitations as well as representations made by Haymaker, Steiner Leisure and OneSpaWorld. This discussion only applies to Haymaker securities and OneSpaWorld securities held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of Haymaker securities and OneSpaWorld securities in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Haymaker securities or OneSpaWorld securities;

•	persons holding the Haymaker securities or OneSpaWorld securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations and passive foreign investment companies;

•	U.S. holders actually or constructively owning 5% or more of the Class A Shares or the OneSpaWorld Shares; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Haymaker securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. This discussion also does not address or consider the tax treatment of Haymaker sponsor or its direct or indirect owners.

This discussion is based on the U.S. Tax Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Because public units (each unit consisting of one Class A Share and one Haymaker Public Warrant) can be separated into their component parts at the option of the holder, a beneficial owner of a Haymaker public unit should be treated as the owner of the underlying component Haymaker securities for U.S. federal income tax purposes, rather than as the owner of an integrated instrument consisting of the underlying component Haymaker securities. However, this issue is not free from doubt and the IRS could assert, or a court could sustain a position, that a public unit should be treated as an integrated instrument. If the public units were each treated as integrated instruments each unit would likely be treated as stock for U.S. federal income tax purposes, in which case the tax considerations described herein to a beneficial owner of a public unit who has not separated the public unit into its component parts would correspond to the tax considerations described below to a beneficial owner of Class A Shares and the portions of the discussion describing the tax consequences in respect of a Haymaker Public Warrants would not apply. The remainder of this discussion assumes that each Class A Share and Haymaker Public Warrant that compose a public unit is treated for U.S. federal income tax purposes as separate instruments owned by their beneficial owner. (as the deemed owner of the underlying component Haymaker securities). References in this discussion to “ordinary shares” refer to Class A Shares or OneSpaWorld Shares and references to “warrants” refer to Haymaker Public Warrants or OneSpaWorld Public Warrants, as the context may require.

Tax Treatment of OneSpaWorld

Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, OneSpaWorld, which is a Bahamas-incorporated entity, would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the U.S. Tax Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, OneSpaWorld would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld securities would be subject to U.S. withholding tax. The section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application.

Under section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

In the Haymaker Merger, OneSpaWorld will indirectly acquire all of Haymaker’s assets through the acquisition of all of the outstanding Haymaker Common Shares. As a result, the determination of whether

OneSpaWorld will be treated as a U.S. corporation for U.S. federal income tax purposes will depend on whether the substantial business activities test and the Ownership Test have been met.

OneSpaWorld is not expected to satisfy the substantial business activities test based on its activities in the Bahamas after the completion of the Business Combination.

Based on the complex rules for determining share ownership under section 7874 and certain factual assumption, and representations after the Business Combination, former Haymaker stockholders are expected to be treated as holding less than 80% (by both vote and value) of OneSpaWorld Shares by reason of their former ownership of Haymaker Common Shares, and therefore OneSpaWorld is not expected to satisfy the Ownership Test. As a result, OneSpaWorld is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874. However, whether the Ownership Test has been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of regulations relating to the Ownership Test is subject to uncertainty and there is limited guidance regarding their application. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect OneSpaWorld’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

Limitation on the Use of Haymaker’s U.S. Federal Income Tax Attributes

Following the acquisition of a U.S. corporation by a non-U.S. corporation, even if the 80% Ownership Test is not met, section 7874 may apply to limit the ability of the acquired U.S. corporation, i.e., Haymaker, and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if (a) OneSpaWorld does not satisfy the “substantial business activities test” and (b) the former Haymaker stockholders are treated as holding, as determined under the Ownership Test, at least 60% (but less than 80%), by either vote or value, of the shares of OneSpaWorld by reason of holding stock in Haymaker (the “60% Ownership Test”), the taxable income of Haymaker (and any person related to it) for any given year, within a ten-year period beginning on the date of the merger, will be no less than that person’s “inversion gain” for that taxable year. Haymaker’s inversion gain includes gain from the transfer of stock or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the transactions, or, if after the transactions, is transferred or licensed to a non-U.S. related person. Further, the Tax Cuts and Jobs Act imposed additional requirements on a U.S. corporation that has failed the “substantial business activities test” and the 60% Ownership Test (an “expatriated entity”), including that the expatriated entity must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related foreign person within the meaning of section 59A of the U.S. Tax Code.

Based on the rules under section 7874, it is expected that the former Haymaker stockholders will be treated as receiving at least 60% of the vote or value of the OneSpaWorld Shares by reason of holding Class A Shares. In such case, Haymaker would be subject to the adverse rules described in the preceding paragraph, as the OneSpaWorld expanded affiliated group is not expected to meet the “substantial business activities” test in connection with the Business Combination (see discussion under “—Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes”). Nevertheless, the application of these rules to Haymaker is expected to have minimal impact, as Haymaker is a special purpose acquisition corporation with little to no tax attributes.

The inversion rules in section 7874 are complex and there is limited guidance regarding their application. No opinion of counsel or IRS ruling has been sought regarding the application of these rules to the Business Combination. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. Holders of Class A Shares should consult with their independent advisors regarding the potential application of section 7874 to the Business Combination.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of Haymaker securities or OneSpaWorld securities who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

ALL HOLDERS OF HAYMAKER SECURITIES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

The Haymaker Merger

Subject to the discussions below of Haymaker Public Warrants and section 367(a) of the U.S. Tax Code, the exchange by a U.S. holder of Class a Shares for OneSpaWorld Shares pursuant to the Haymaker Merger is expected to qualify as an exchange within the meaning of section 351(a) of the U.S. Tax Code (a “Section 351 Exchange”). Assuming such qualification, a U.S. holder that exchanges its Class A Shares in the merger for OneSpaWorld Shares generally should not recognize any gain or loss on such exchange, Code discussed below. In such case, assuming gain recognition is not required under section 367(a) of the U.S. Tax Code as described below, the aggregate adjusted tax basis of the OneSpaWorld Shares received in the Haymaker Merger by a U.S. holder should be equal to the adjusted tax basis of the Class A Shares surrendered in the Haymaker Merger in exchange therefor, and the aggregate adjusted tax basis of the OneSpaWorld Public Warrants of a U.S. holder should be equal to the adjusted tax basis of such holder’s Haymaker Public Warrants immediately prior to the merger. The holding period of the OneSpaWorld securities should include the period during which the Haymaker securities surrendered in the merger in exchange therefor were held, although the running of the holding period for the Class A Shares may be suspended as a result of any redemption rights with respect thereto.

Haymaker Public Warrants. The appropriate U.S. federal income tax treatment of Haymaker Public Warrants in connection with the Haymaker Merger is not certain. The economic terms of the Haymaker Public Warrants are not otherwise being changed pursuant to the Haymaker Merger, and the terms of the warrants, when originally issued, contemplated the warrants becoming exercisable for shares of another corporation under circumstances similar to the Haymaker Merger. Accordingly, it is possible that the Haymaker Public Warrants, which will become exercisable on the later of 30 days following the Haymaker Merger for one OneSpaWorld share or twelve months from the closing of the Initial Public Offering for one Class A Share, should not be treated for U.S. federal income tax purposes as having been exchanged for “new” warrants or otherwise transferred or exchanged pursuant to the Haymaker Merger, in which case a U.S. holder of Haymaker Public Warrants should not recognize gain or loss with respect to such warrants as a result of the Haymaker Merger. Alternatively, it is possible that a U.S. holder of Haymaker Public Warrants could be treated as exchanging such Haymaker Public Warrants for “new” warrants. If so treated, a U.S. holder could be required to recognize gain or loss in such deemed exchange in an amount equal to the difference between the fair market value of the OneSpaWorld Public Warrants held by it immediately following the Haymaker Merger and the adjusted tax basis of the Haymaker Public Warrants held by it immediately prior to the Haymaker Merger. As a third alternative, it is also possible that a U.S. holder of Haymaker Public Warrants could be treated as transferring its Haymaker Public Warrants and Class A Shares to OneSpaWorld in exchange for OneSpaWorld Public Warrants and

OneSpaWorld Shares in an exchange described in section 351(b) of the U.S. Tax Code. If so treated, a U.S. holder should be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder (generally, the excess of (x) the sum of the fair market values of the OneSpaWorld Public Warrants treated as received by such holder and the OneSpaWorld Shares received by such holder over (y) such holder’s aggregate adjusted tax basis in the Haymaker Public Warrants and Class A Shares treated as having been exchanged therefor) and (ii) the fair market value of the OneSpaWorld Public Warrants treated as having been received by such holder in such exchange. U.S. holders of Haymaker Public Warrants are urged to consult with their tax advisors regarding the treatment of their Haymaker Public Warrants in connection with the Haymaker Merger.

Section 367(a). Assuming OneSpaWorld is not treated as a domestic corporation under section 7874 of the U.S. Tax Code as described above, section 367(a) of the U.S. Tax Code potentially may apply to the exchange by a U.S. holder of Class a Shares for OneSpaWorld Shares pursuant to the Haymaker Merger. Section 367(a) generally requires a U.S. holder of stock in a U.S. corporation to recognize gain (but not loss) when such stock is exchanged for stock of a non-U.S. corporation in an exchange that would otherwise qualify for non-recognition treatment (such as pursuant to section 351(a) of the U.S. Tax Code) and any of the following is true: (i) the U.S. corporation fails to comply with certain reporting requirements; (ii) U.S. holders of stock of the acquired U.S. corporation receive more than 50% (by vote or value) of the stock of the non-U.S. corporation (the “more-than-50% test”); (iii) U.S. persons that are officers, directors, or 5% or greater shareholders of the acquired U.S. corporation own more than 50% (by vote or value) of the stock of the non-U.S. corporation immediately after the acquisition (the “control group test”); (iv) such U.S. holder is a 5% or greater shareholder of the acquired U.S. corporation and fails to enter into a 5-year gain recognition agreement to recognize gain with respect to the acquired U.S. corporation stock exchanged in the acquisition; or (v) the U.S. and non-U.S. corporations fail to meet the “active trade or business test.” A holder of an acquired U.S. corporation is presumed to be a U.S. person unless that person signs an ownership statement certifying certain information, including its residency. The “active trade or business test” generally requires (I) that the non-U.S. corporation be engaged in an “active trade or business” outside of the U.S. for the 36 month period immediately before the exchange and that neither the U.S. nor the non-U.S. corporation has an intention to dispose substantially of or discontinue such trade or business, and (II) that the fair market value of the non-U.S. corporation be at least equal to the fair market value of the U.S. corporation, as specifically determined for purposes of section 367 of the U.S. Tax Code, as of the closing of the exchange (the “substantiality test”). For purposes of applying the substantiality test to the Haymaker Merger, the fair market value of Haymaker will be deemed to include the value of any non-ordinary course distributions, as determined under applicable Treasury Regulations, made by Haymaker during the 36-month period ending on the closing of the Haymaker Merger.

Subject to the discussion above of Haymaker Public Warrants, to the extent that a U.S. holder of Class a Shares is required to recognize gain under section 367(a) for any of the foregoing reasons, such U.S. holder would recognize gain, if any, in an amount in the Haymaker Merger equal to the excess of (i) the sum of the fair market value of the OneSpaWorld Shares received by such holder, over (ii) such holder’s adjusted tax basis in the Class A Shares exchanged therefor. Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. holder’s holding period for the Class A Shares exceeds one year at the time of the Haymaker Merger.

Redemption of Class A Shares

In the event that a U.S. holder’s Class A Shares are redeemed pursuant to the redemption provisions described in this registration statement under “The Business Combination—Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Shares under section 302 of the U.S. Tax Code. If the redemption qualifies as a sale of the Class A Shares, the U.S. holder will be treated in the same manner as described under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of OneSpaWorld Shares and OneSpaWorld Public Warrants” below. If the redemption does not qualify as a sale of Class A Shares, the U.S. holder will be treated as receiving a corporate distribution with similar tax consequences to those described below under “—U.S.

Holders—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of Haymaker Common Shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of owning Haymaker Public Warrants) relative to all of the Haymaker Common Shares outstanding both before and after the redemption (for this purpose, the shares outstanding after the redemption should take into account shares issued by OneSpaWorld in the Business Combination). The redemption of Class A Shares generally will be treated as a sale of the Class A Shares (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. holder’s interest in Haymaker, (ii) is “substantially disproportionate” with respect to the U.S. holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder generally should take into account not only shares actually owned by the U.S. holder, but also Haymaker Common Shares (or OneSpaWorld Shares) constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A Shares or OneSpaWorld Shares which could be acquired pursuant to the exercise of Haymaker Public Warrants or OneSpaWorld Warrants. There will be a complete termination of a U.S. holder’s interest if either (i) all of the Haymaker Common Shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of the Haymaker Common Shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. holder immediately prior to the redemption (for this purpose, the shares outstanding after the redemption should take into account shares issued by OneSpaWorld in the Business Combination). The redemption of the Class A Shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Haymaker (for this purpose, the shares outstanding after the redemption should take into account shares issued by OneSpaWorld in the Business Combination). Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in Haymaker will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—U.S. Holders—Taxation of Distributions,” below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A Shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis in its Haymaker Public Warrants or possibly in other shares constructively owned by it.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if OneSpaWorld, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. holder holds OneSpaWorld Shares. A non-U.S. corporation, such as OneSpaWorld, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if OneSpaWorld owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, OneSpaWorld will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

OneSpaWorld and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that OneSpaWorld or any of its subsidiaries will not be treated as a PFIC for any taxable year.

If OneSpaWorld or any of its subsidiaries were to be treated as a PFIC, U.S. holders holding OneSpaWorld Shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in OneSpaWorld Shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in section 7701(a)(30) of the U.S. Tax Code) owns directly, indirectly or constructively (under section 318 of the U.S. Tax Code) at least 10% of the voting power or value of stock of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a controlled foreign corporation (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of “downward attribution.”

Given that OneSpaWorld will be publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and its non-U.S. subsidiaries and whether OneSpaWorld or any of its non-U.S. subsidiaries is a CFC.

Because the OneSpaWorld group will include one or more U.S. subsidiaries, OneSpaWorld’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether OneSpaWorld is treated as a CFC), depending on the structure of the OneSpaWorld group after the Business Combination. If OneSpaWorld, or any non-U.S. subsidiary of OneSpaWorld, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless whether any distributions are made. In addition, gain on the sale of the CFC stock by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. OneSpaWorld cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in OneSpaWorld Shares.

A portion of the OneSpaWorld group’s earnings will be attributable to operating onboard health and wellness centers aboard cruise ships in international waters. Section 863(d) of the U.S. Tax Code generally provides that any income derived from a space or ocean activity by a U.S. person is sourced in the United States (“U.S. source income”) and that any space and ocean income derived by a foreign person is sourced outside the United States (“foreign source income”). Regulations under section 863(d) of the U.S. Tax Code, however, include an exception from the statutory provision for space and ocean income derived by a foreign person if the foreign person is a CFC. That is, space and ocean income derived by a CFC is treated as U.S. source income and thus subject to incremental taxation, except to the extent that the income, based on all the facts and circumstances, is attributable to functions performed, resources employed, or risks assumed in a foreign country. In light of issues raised by the downward attribution discussed above, however, the IRS has announced in Notice 2018-13 that, pending the issuance of further guidance, taxpayers may ignore downward attribution for purposes of determining the source of space and ocean income for U.S. federal income tax purposes. OneSpaWorld and its non-U.S. subsidiaries intend to rely on this notice in determining the source of their income. Thus, there could be adverse tax consequences if the notice were repealed or modified.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on the OneSpaWorld Shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of OneSpaWorld’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by OneSpaWorld will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of OneSpaWorld Shares and Warrants.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of OneSpaWorld Shares and OneSpaWorld Public Warrants

Upon a sale or other taxable disposition of OneSpaWorld Shares or OneSpaWorld Public Warrants and subject to the PFIC rules discussed above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the OneSpaWorld Shares or OneSpaWorld Public Warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the OneSpaWorld Shares or OneSpaWorld Public Warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Shares described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its OneSpaWorld Shares or OneSpaWorld Public Warrants so disposed of. A U.S. holder’s adjusted tax basis in its OneSpaWorld Shares or OneSpaWorld Public Warrants generally will equal the U.S. holder’s acquisition cost of the Class A Shares or Haymaker Public Warrants exchanged therefor (see “—U.S. Holders—Haymaker Merger” above) or, as discussed below, the U.S. holder’s initial basis for OneSpaWorld Shares received upon exercise of OneSpaWorld Public Warrants, less, in the case of a OneSpaWorld Share, any prior distributions treated as a return of capital.

Exercise or Lapse of a OneSpaWorld Public Warrant

Except as discussed below with respect to the cashless exercise of a OneSpaWorld Public Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a OneSpaWorld Share on the exercise of a OneSpaWorld Public Warrant for cash. A U.S. holder’s tax basis in a OneSpaWorld Share received upon exercise of the OneSpaWorld Public Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the Haymaker Public Warrant exchange therefor and the exercise price. The U.S. holder’s holding period for a OneSpaWorld Share received upon exercise of the OneSpaWorld Public Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the OneSpaWorld Public Warrant and will not include the period during which the U.S. holder held the OneSpaWorld Public Warrant. If a OneSpaWorld Public Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the OneSpaWorld Public Warrant.

The tax consequences of a cashless exercise of a OneSpaWorld Public Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the OneSpaWorld Shares received would equal the holder’s basis in the OneSpaWorld Public Warrants exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the OneSpaWorld Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the OneSpaWorld Public Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the OneSpaWorld Shares would include the holding period of the OneSpaWorld Public Warrants exercised therefore.

It is also possible that a cashless exercise of a OneSpaWorld Public Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised OneSpaWorld Public Warrants treated as surrendered to pay the exercise price of the OneSpaWorld Public Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the OneSpaWorld Shares that would have been received with respect to the surrendered warrants in a regular exercise of the OneSpaWorld Public Warrants and (ii) the sum of the U.S. holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the OneSpaWorld Shares received would equal the U.S. holder’s tax basis in the OneSpaWorld Public Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. holder’s holding period for the OneSpaWorld Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the OneSpaWorld Public Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of OneSpaWorld Public Warrants.

Possible Constructive Distributions

The terms of each OneSpaWorld Public Warrant provide for an adjustment to the number of OneSpaWorld Shares for which the OneSpaWorld Public Warrant may be exercised or to the exercise price of the OneSpaWorld Public Warrant in certain events, as discussed in the section of this registration statement captioned “Description of OneSpaWorld Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a OneSpaWorld Public Warrant would, however, be treated as receiving a constructive distribution from OneSpaWorld if, for example, the adjustment increases the holder’s proportionate interest in OneSpaWorld’s assets or earnings and profits (e.g., through an increase in the number of OneSpaWorld Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the OneSpaWorld Shares which is taxable to the U.S. holders of such shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from OneSpaWorld equal to the fair market value of such increased interest.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in OneSpaWorld constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to OneSpaWorld securities.

Non-U.S. Holders

This section applies to you if you are a Non-U.S. holder. A “Non-U.S. holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Haymaker securities or OneSpaWorld securities who or that is not a U.S. holder, including:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Assuming that OneSpaWorld is not treated as a domestic corporation under the rules discussed above or otherwise, dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect to OneSpaWorld’s shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of OneSpaWorld Shares or OneSpaWorld Public Warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, special rules may apply to a non-U.S. holder that is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a OneSpaWorld Public Warrant, or the lapse of a OneSpaWorld Public Warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “—U.S. Holders—Exercise or Lapse of a OneSpaWorld Public Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. holder’s gain on the sale or other disposition of the OneSpaWorld Shares and OneSpaWorld Public Warrants.

Reporting and Backup Withholding

Dividend payments with respect to the OneSpaWorld Shares and proceeds from the sale, exchange or redemption of the OneSpaWorld Shares or OneSpaWorld Public Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly-executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Material Bahamian Tax Considerations—OneSpaWorld Shares and OneSpaWorld Public Warrants

In the opinion of Lennox Paton Corporate Services Limited, Bahamian counsel to OneSpaWorld, under current Bahamian law, so long as the operations of OneSpaWorld are conducted outside of The Bahamas, OneSpaWorld is not subject to tax on income, capital gains, distributions or dividends accruing to or derived from us, nor shall any estate, inheritance, succession or gift tax, rate, duty, levy or other charge payable in The Bahamas with respect to any of our shares, debt obligations or other securities or shareholders for a period of twenty years from the date of our re-domiciliation to The Bahamas. Furthermore, all transactions in respect of the shares, debt obligations or the securities and all other transactions relating to the business of OneSpaWorld are exempt from the payment of stamp duty for a period of twenty years from the date of our re-domiciliation to The Bahamas. Such exemptions from taxation shall not apply (i) to any person who is designated or deemed to be a “resident” of The Bahamas for the purposes of the Exchange Control Regulation Act, 1956 or (ii) if a “resident” of The Bahamas for the purposes of the ECR is the beneficial or legal owner of any shares issued or to be issued by us or acquires a legal or beneficial interest in any debt or other securities issued or to be issued by us or is otherwise directly or indirectly entitled to receive any dividends or distributions from OneSpaWorld. The exemption from stamp duty shall not apply in relation to (i) real property situated in The Bahamas which OneSpaWorld or a subsidiary owns or holds a lease or (ii) any disposition of real property or “resident” business in The Bahamas for the purposes of the ECR that is owned, wholly or in part, by OneSpaWorld or any parent or subsidiary of OneSpaWorld, however remote. At present, OneSpaWorld does not (i) own or lease, directly or indirectly, real property situated in The Bahamas or (ii) own any “resident” business in The Bahamas for the purposes of the ECR, other than Mandara Spa (Bahamas) Limited (“Mandara”), as discussed below.

An indirect subsidiary of OneSpaWorld, Mandara, is a resident business in The Bahamas for the purposes of the ECR. The payment of dividends by Mandara and remittance of such funds to a parent outside of The Bahamas of, or in excess of, B$500,000 or equivalent, is subject to stamp duty at a rate of 5%. The turnover of Mandara is also subject to a business license tax of between 0.5% and 1.25% of turnover based on the amount of turnover. Mandara is also required to collect and remit to the government of The Bahamas value added tax of 12% on goods sold and services rendered in The Bahamas. Mandara may also be subject to certain stamp, customs and excise taxes from time to time.

THE TRANSACTION AGREEMENT AND RELATED AGREEMENTS

This section of the proxy statement/prospectus describes the material provisions of the Transaction Agreement, but does not purport to describe all of the terms of the Transaction Agreement. The following summary is qualified in its entirety by reference to the complete text of the Transaction Agreement, which is attached as Annexes A-1 and A-2 hereto. You are urged to read carefully the Transaction Agreement in its entirety because it is the primary legal document that governs the Business Combination. The legal rights and obligations of the parties to the Transaction Agreement are governed by the specific language of the Transaction Agreement, and not this summary.

The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Transaction Agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules, which are referred to herein as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. OneSpaWorld and Haymaker do not believe that the Schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Transaction Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Transaction Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about OneSpaWorld, Haymaker or any other matter.

General Description of the Transaction Agreement

General

On November 1, 2018, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS”, and together with Steiner Leisure, Steiner US, Nemo UK, Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers, Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company (“Dory Intermediate”), and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”), entered into a Business Combination Agreement (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-2 (the “BCA Amendment”), and as it may be further amended from time to time, the “Transaction Agreement”), as a result of which, OneSpaWorld will be the ultimate parent company of Haymaker and OSW Predecessor.

Effect of the Transactions on Existing Haymaker Equity

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the Business Combination will result in, among other things, the following:

•	each Class A Share will be converted into the right to receive one fully paid and non-assessable OneSpaWorld Share;

•

each of the warrants included in the units issued in the initial public offering of Haymaker (the “Haymaker Public Warrants”), each of which is exercisable for one Class A Share will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Haymaker Public Warrants;

•

the Founder Shares will be converted into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below;

•

each of the warrants issued to Haymaker Sponsor at the time of Haymaker’s initial public offering (the “Founder Warrants”) will become exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Founder Warrants (the “OneSpaWorld Private Placement Warrants”); and

•	Haymaker Sponsor will forfeit 3,650,000 OneSpaWorld Shares and 4,707,734 OneSpaWorld Private Placement Warrants.

Consideration to the Sellers in the Business Combination

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the Ancillary Documents), the consideration to be paid to or held by the Sellers in connection with the Business Combination shall consist of: (i) 14,821,863 OneSpaWorld Shares (valued at $148,218,630 based on a $10.00 share price), (ii) 1,602,440 OneSpaWorld Private Placement Warrants, (iii) $637,096,370 in cash, and (iv) the right to receive up to an additional 5,000,000 OneSpaWorld Shares upon the occurrence of certain events described in more detail below.

The cash consideration payable to the Sellers at the closing of the Business Combination will be increased (and the OneSpaWorld Share consideration payable to the Seller will be correspondingly decreased) if the sum of the interest on the amounts in Haymaker’s trust account, as of immediately prior to the closing of the Business Combination (without giving effect to any redemptions), plus $400,000, is greater than the aggregate amount of redemptions of Class A Shares in excess of $50,000,000.

Subject to the terms and conditions of the Transaction Agreement, no more than 5 business days following (i) the first day the OneSpaWorld Shares 5-day volume weighted average price is greater than or equal to $20.00, (ii) a change of control of OneSpaWorld where the OneSpaWorld Shares are sold for at least $20.00 per share, or (iii) the 10-year anniversary of the closing of the Business Combination, OneSpaWorld will issue 5,000,000 OneSpaWorld shares to Steiner Leisure and 1,600,000 OneSpaWorld Shares to Haymaker Sponsor (both subject to adjustment as set forth in the Transaction Agreement) (such shares, the “Deferred Shares”). To the extent that Haymaker transaction expenses are less than $35,000,000, a portion of the Deferred Shares will instead be issued at the closing of the Business Combination to Steiner Leisure and Haymaker Sponsor.

As more fully described in “—Indemnification” below, 350,000 of the OneSpaWorld Shares that would be held by the Sellers at the closing will be deposited into an escrow account to support Sellers’ indemnification obligations under the Transaction Agreement.

A portion of the cash consideration payable to Sellers at the closing equal to $2,000,000 will be deposited into an escrow account to support Sellers’ obligations in respect of any post-closing purchase price adjustment in favor of Haymaker.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure for gross proceeds of $56,071,440 on the first business day after the closing of the Business Combination and OneSpaWorld will grant such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

Material Adverse Effect

Under the Transaction Agreement, certain representations and warranties of Haymaker and the Sellers are qualified in whole or in part by certain materiality thresholds. In addition, certain of the Sellers’ representations and warranties are qualified in whole or in party by a “Material Adverse Effect” standard. Pursuant to the Transaction Agreement, a “Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect upon (x) the financial condition, business or results of operations of OSW Predecessor, taken as a whole or (y) the ability of the Sellers or OSW Predecessor to perform their respective obligations under the Transaction Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby; provided, however, that, for purposes of the foregoing clause (x), none of the following (or the results thereof) shall be taken into account, either alone or in combination, in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect, development or occurrence arising from or related to (i) conditions affecting the United States or global economy generally, (ii) any national or international political or social conditions in the United States or any other country or jurisdiction in which any entity comprising OSW Predecessor operates, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes or prospective changes in GAAP or certain changes or prospective changes in applicable laws (or the interpretation or enforcement thereof), (v) any change, event, effect, development or occurrence that is generally applicable to the industries or markets in which any entity comprising OSW Predecessor operates, (vi) the public announcement or pendency of the transactions contemplated by the Transaction Agreement or the taking of any action required by the Transaction Agreement and/or any ancillary documents (including the completion of the transactions contemplated by the Transaction Agreement and/or any Ancillary Documents) (provided that this clause (vi) does not apply to any representation and warranty contained in Section 3.5 or Section 4.3 of the Transaction Agreement to the extent that it purports to address the effect of the Transaction Agreement and/or any ancillary documents or the transactions contemplated by the Transaction Agreement and/or any Ancillary Documents (or the condition to closing of the Business Combination contained in Section 7.2(a)(iii) of the Transaction Agreement to the extent it relates to such representations and warranties)), (vii) any failure by any entity comprising OSW Predecessor to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period ending before, on or after the date of the Transaction Agreement (although the underlying facts and circumstances resulting in such failure shall be taken into account unless otherwise excluded under clauses (i) through (vi) or (viii) through (x) of the definition of “Material Adverse Effect”), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, acts of God or other comparable events, (ix) any action taken at the express written request or with the express written consent of Haymaker and not otherwise required to be taken by the Transaction Agreement and/or any ancillary document, or (x) the identity of Haymaker, the Haymaker Sponsor or any of their respective affiliates; provided, however, that any change, event, effect, development or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v), and (viii) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such change, event, effect, development or occurrence has a material and disproportionate effect on the entities comprising OSW Predecessor, taken as a whole, relative to other comparable entities operating in the industries or markets in which OSW Predecessor operates. Additionally, a change in tax law or a breach of certain tax-related representations and warranties or covenants, as specified in the Transaction Agreement, is deemed to result in a Material Adverse Effect for all purposes under the Transaction Agreement.

Closing of the Business Combination

The closing of the Business Combination is expected to take place at 10:00 a.m., New York, New York time, no later than the third business day after satisfaction or waiver of the conditions set forth in Article 7 of the

Transaction Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver of such conditions) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 or such other place, date and/or time as the parties thereto may agree. Among others, the transactions set forth above under “—Structure of the Business Combination” and “—Effect of the Transactions on Existing Haymaker Equity” will occur in the order set forth in the Transaction Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligation

The respective obligations of each party to the Transaction Agreement to consummate the transactions contemplated by the Transaction Agreement, including the Business Combination, are subject to, among other things, the satisfaction, or written waiver by such parties, at or prior to the closing of the Business Combination of the following conditions:

•

there must not be in effect any order, decree, ruling, injunction or other action (whether temporary, preliminary or permanent) by a governmental entity of competent jurisdiction enjoining, restraining or otherwise prohibiting the consummation of the Business Combination;

•

the registration statement, of which this proxy statement/prospectus forms a part, must have become effective in accordance with the Securities Act and no stop order issued by the SEC may be in effect or threatened;

•	the approval of the Haymaker stockholders for the proposals described in this proxy statement/prospectus and the Transaction Agreement;

•	Haymaker has at least $5,000,001 of net tangible assets remaining;

•

the aggregate cash proceeds required to satisfy any redemptions of Class A Shares must be less than or equal to $50,000,000, provided, however, that the Seller Representative may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration) in an amount equal to the aggregate cash proceeds required to satisfy any redemptions of Class A Shares in excess of $50,000,000; and

•	the OneSpaWorld Shares to be issued pursuant to the Transaction Agreement must be approved for listing on Nasdaq, subject to notice of issuance.

Conditions to the Obligations of Haymaker

The obligations of Haymaker to consummate the transactions contemplated by the Transaction Agreement are subject to, among other things, the satisfaction, or written waiver by Haymaker, at or prior to the closing of the Business Combination, the following conditions:

•

subject to certain exceptions, the representations and warranties of Sellers, OneSpaWorld, Dory US Merger Sub and Dory Foreign Holding Company, disregarding all “materiality,” “Material Adverse Effect” and similar qualifications, must be true and correct in all respects as of the closing of the Business Combination as though made on and as of the closing of the Business Combination, except as would not have a Material Adverse Effect;

•

Sellers, OneSpaWorld, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company must have performed and complied in all material respects with the covenants required to be performed or complied with by Sellers, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company under the Transaction Agreement on or prior to the closing of the Business Combination;

•	since the date of the Transaction Agreement, no Material Adverse Effect has occurred; and

•

prior to or at the closing of the Business Combination, Sellers must have delivered executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to Haymaker by the Sellers as provided by the Transaction Agreement.

Conditions to the Obligations of Sellers

The obligations of Sellers to consummate the transactions contemplated by the Transaction Agreement are also subject to, among other things, the satisfaction, or written waiver by Sellers, at or prior to the closing of the Business Combination, of the following conditions:

•

subject to certain exceptions, the representations and warranties of Haymaker and the representations and warranties of Haymaker Sponsor in the Sponsor Support Agreement and the Waiver Agreement, disregarding all “materiality,” “Material Adverse Effect” and similar qualifications, must be true and correct in all material respects as of the closing of the Business Combination as though made on and as of the closing of the Business Combination;

•

Haymaker and Dory US Holding Company must have performed and complied in all material respects with all obligations required to be performed or complied with by such parties under the Transaction Agreement and certain Ancillary Documents at or prior to the closing of the Business Combination;

•

the Private Placement and the debt financing must be funded in full in accordance with the Transaction Agreement; provided, however, that the Seller Representative shall automatically be deemed to waive this condition if, in certain circumstances, it agrees to accept additional shares of OneSpaWorld Shares in lieu of cash consideration due to a funding shortfall in respect of the Private Placement; and

•

prior to or at the closing of the Business Combination, Haymaker must have delivered executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to Steiner Leisure by Haymaker pursuant to the terms of the Transaction Agreement.

Representations and Warranties

Under the Transaction Agreement, the Sellers made customary representations and warranties regarding OSW Predecessor, relating to, among other things: organization, capitalization, financial statements, undisclosed liabilities, required consents and approvals, permits, material contracts, absence of changes, litigation, compliance with applicable law, employee benefit plans, environmental matters, intellectual property, labor matters, insurance, tax matters, real and personal property, transactions with affiliates, data privacy and security, compliance with applicable anti-bribery and anti-corruption law, certain customers and suppliers, and inventory.

Under the Transaction Agreement, each Seller made customary representations and warranties regarding itself and in certain instances OneSpaWorld, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company, relating to, among other things: organization, required consents and approvals, capitalization, litigation and tax matters.

Under the Transaction Agreement, Haymaker made customary representations and warranties on behalf of itself and in certain instances regarding Haymaker Sponsor, relating to, among other things: organization, required consents and approvals, financing, solvency, capitalization, SEC filings, transactions with affiliates, litigation, compliance with applicable law, internal controls, financial statements, and undisclosed liabilities.

The representations and warranties made under the Transaction Agreement survive for one year following the closing of the Business Combination.

Covenants

Covenants of Sellers

Under the Transaction Agreement, Sellers made certain covenants, including, among others, the following:

•

Subject to certain exceptions, prior to the closing of the Business Combination, Sellers will and will cause OSW Predecessor to conduct the business of OSW Predecessor in the ordinary course and use commercially reasonable efforts to distribute or dividend any cash to the Sellers that is in excess of the reasonably current and anticipated needs of the OSW Predecessor.

•

Prior to the closing of the Business Combination, Sellers will, and will cause OSW Predecessor to, not do any of the following with respect to OSW Predecessor without Haymaker’s consent (subject to certain exceptions in the Transaction Agreement):

•	declare, set aside, make or pay any dividend or distribution;

•	acquire or purchase any business or corporation;

•	adopt material amendments to the governing documents of any entity comprising OSW Predecessor;

•	dispose of any material assets;

•	dispose of any equity interests of any entity comprising OSW Predecessor or issue any options or other rights obligating any entity comprising OSW Predecessor to issue any equity interests;

•	incur or guarantee any indebtedness in excess of a certain threshold;

•	materially amend, modify or terminate any material contract;

•	make any loans, advances or capital contributions in excess of a certain threshold;

•	adopt or materially amend any material benefit plan;

•	increase the compensation or benefits payable to any employee of OSW Predecessor;

•	enter into, edit, or terminate any collective bargaining agreement;

•	engage is any plant closing or mass layoff;

•	make or change any material tax election outside the ordinary course of business;

•	enter into any settlements in excess of a certain threshold;

•	adopt a plan of complete or partial liquidation, dissolution or restructuring;

•	commit or authorize any capital commitment or capital expenditure outside the ordinary course in excess of a certain threshold;

•	enter into, conduct or engage in any material new line of business;

•	enter into or amend any related party transactions; or

•	transfer any cash or cash equivalents to a new bank account in any jurisdiction in which OSW Predecessor does not maintain a bank account as of the date of the Transaction Agreement.

•

Subject to certain exceptions, prior to the closing of the Business Combination, Sellers will and will cause OSW Predecessor to purchase a “tail” policy providing certain directors’ and officers’ liability insurance coverage with respect to matters occurring on or prior to the closing of the Business Combination.

•

Subject to certain exceptions, prior to the closing of the Business Combination, Sellers will and will cause OSW Predecessor to not solicit, knowingly encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any person (other than Haymaker and/or any of its affiliates) concerning any purchase of OSW Predecessor.

•

Subject to certain exceptions, for a period of five years following the closing of the Business Combination, Sellers will and will cause Nemo Parent, Inc. and Nemo Investor Aggregator, Limited (“Nemo”) not to, directly or indirectly, without the written consent of Haymaker, with respect to any business that is engaged in certain activities competing with OSW Predecessor (a “Competing Business”):

•	participate in the management or control of or provide services or advice to or on behalf of a Competing Business;

•	have an economic or other interest in a Competing Business;

•	license any Seller’s name or trademarks to be used in connection with a Competing Business; or

•	encourage or induce any material vendor, supplier, lessor or customer of any OSW Predecessor to terminate or materially modify such person’s arrangement with OneSpaWorld.

•

Subject to certain exceptions, for a period of four years following the closing of the Business Combination, Sellers will and will cause Nemo Parent, Inc. and Nemo to not, directly or indirectly, solicit or hire any employee of OSW Predecessor.

•

Subject to certain exceptions, Sellers will and will cause OSW Predecessor to, use reasonable best efforts, to deliver to Haymaker as promptly as practicable after the date of the Transaction Agreement:

•

the audited combined balance sheets of OSW Predecessor as of December 31, 2017 and 2016, the related combined statements of income, comprehensive income, equity and cash flows of OSW Predecessor for the years then ended and the combined statements of income, comprehensive income, equity and cash flows of OSW Predecessor for the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015 (Predecessor), audited in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”); and

•

the unaudited condensed combined balance sheets of OSW Predecessor as of the end of any applicable calendar quarter, and the related combined statements of income, comprehensive income, equity and cash flows of OSW Predecessor for the interim period then ended, reviewed by an independent public accountant in accordance with PCAOB AS-4105.

•	Subject to certain exceptions, prior to the closing of the Business Combination, Steiner Leisure will not:

•	encumber or otherwise transfer or dispose of any OneSpaWorld Shares or OneSpaWorld warrants;

•	enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any OneSpaWorld common shares or OneSpaWorld warrants; or

•	publicly disclose the intention to do any of the foregoing.

Prior to the closing of the Business Combination, Steiner US will transfer its rights and obligations under certain hedging arrangements to OSW Predecessor.

Covenants of Haymaker

Under the Transaction Agreement, Haymaker made certain covenants, including, among others, the following:

•	Subject to certain exceptions, prior to the closing of the Business Combination, Haymaker will and will cause its subsidiaries to conduct its business in the ordinary course.

•

Prior to the closing of the Business Combination, Haymaker will and will cause its subsidiaries to not do any of the following without Sellers’ consent (subject to certain exceptions in the Transaction Agreement):

•	modify its trust agreement or certificate of incorporation, or enter into any contract related to its trust agreement;

•	declare, set aside, make or pay any dividend or distribution;

•	recapitalize or otherwise amend any terms of its shares;

•	purchase, repurchase, redeem or otherwise acquire any of its shares;

•	incur or assume any indebtedness except to fund certain expenses in excess of a certain threshold;

•	issue any of its shares;

•	form a joint venture, partnership, or strategic alliance;

•	enter into, renew, modify, or revise any related party transaction;

•	resolve any material actions unless covered by insurance that would not impose equitable relief upon Haymaker or any of its subsidiaries;

•	authorize or propose to adopt a plan of liquidation or dissolution;

•	enter into, terminate or amend any employee benefit plan; or

•	increase the compensation of any director or officer of Haymaker.

•

Subject to certain exceptions, following the closing of the Business Combination, Haymaker must continue provide, or cause to be provided, salaries and benefits to employees who continue to be employed by OneSpaWorld.

•

Subject to certain exceptions, Haymaker will cause OneSpaWorld to maintain, for a period of six years following the closing of the Business Combination, a “tail” policy providing certain directors’ and officers’ liability insurance coverage with respect to matters occurring on or prior to the closing of the Business Combination.

•

Subject to certain exceptions, prior to the closing of the Business Combination, Haymaker will and will cause its affiliates to not to solicit, knowingly encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any person (other than Sellers and/or any of their affiliates) concerning any purchase of equity securities or assets of any person (a “Haymaker Acquisition Transaction”).

•	Prior to the closing of the Business Combination, Haymaker will not incur, without the prior written consent of Sellers, transaction expenses in excess of $35,000,000.

Mutual Covenants

Under the Transaction Agreement, the parties to the Transaction Agreement made certain mutual covenants with customary exceptions, including, among others, the following:

•	using reasonable best efforts to consummate the Business Combination;

•	making relevant public announcements;

•	keeping certain information confidential for a period of five years following the closing of the Business Combination;

•	retaining books and records and providing access thereto; and

•	using reasonable best efforts to release certain guarantees made by Sellers.

Indemnification

Sellers and Haymaker have agreed to certain indemnification obligations with respect to breaches of representations and warranties made in the Transaction Agreement and breaches of covenants to be performed after the closing of the Business Combination. Sellers have also agreed to certain indemnification obligations with respect to certain tax matters. 350,000 of the OneSpaWorld Shares that would otherwise be held at the closing of the Business Combination by Steiner Leisure shall be deposited into escrow at the closing of the Business Combination and will be released one year after the closing of the Business Combination. This amount will be the sole recourse, except in the case of fraud, for Sellers’ indemnification obligations with respect to breaches of representations and warranties made in the Transaction Agreement. Recourse for indemnifiable matters other than with respect to breaches of representations and warranties may be recovered directly against Sellers by Haymaker and is subject to a cap equal to the final purchase price under the Transaction Agreement. Indemnification claims for breaches of representations and warranties are subject to (i) a per-claim mini-basket of $75,000, (ii) a deductible equal to $3,500,000, and (iii) a cap equal to $3,500,000, which is the implied value of the 350,000 escrowed OneSpaWorld Shares. For purposes of determining whether the representations and warranties giving rise to such indemnification have been breached, each representation and warranty in the Transaction Agreement shall be read without giving effect to the term “material” or similar phrases or clauses.

Prior to the closing of the Business Combination, Haymaker may obtain and bind a buyer-side representation and warranty insurance policy with a premium amount that is not materially higher than $2,368,125.

Termination

The Transaction Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing of the Business Combination, including, among others:

•	by mutual written consent of Haymaker and Steiner Leisure;

•	by either Haymaker or Steiner Leisure:

•

if the Business Combination shall not have been consummated by April 30, 2019 (“Termination Date”); provided, however, that if the registration statement of which this proxy statement/prospectus forms a part (i) has not been declared effective by the SEC by April 30, 2019, then the Termination Date may be extended by mutual written consent of Haymaker and Steiner Leisure and (ii) has been declared effective by the SEC on or prior to April 30, 2019, then the Termination Date shall be automatically extended to May 30, 2019;

•

if any governmental entity having jurisdiction over any party to the Transaction Agreement shall have issued any non-appealable order or injunction or taken any other action permanently restraining or otherwise prohibiting the consummation of the Business Combination;

•	if the proposals presented to the Haymaker stockholders in this proxy statement/prospectus shall not have been approved by the Haymaker stockholders at the Special Meeting; or

•	by Steiner Leisure, if the Haymaker board:

•

withdraws, modifies or changes, in a manner that is adverse to the Sellers, its recommendation to the Haymaker stockholders to vote “FOR” the adoption of the proposals presented to the Haymaker stockholders in this proxy statement/prospectus;

•	adopts, approves or recommends any Haymaker Acquisition Transaction; or

•	fails to reaffirm publicly its recommendation to the Haymaker stockholders to vote “FOR” the adoption of the proposals presented to the Haymaker stockholders in this proxy statement/prospectus.

Amendment

The Transaction Agreement may only be amended by a written agreement executed and delivered by duly authorized officers of Haymaker and Steiner Leisure. Additionally, certain sections, definitions, and clauses of the Transaction Agreement relating to debt financing may not be amended without the prior written consent of certain financing sources.

Related Agreements

Debt Financing

Dory Intermediate LLC (the “Borrower”) will enter into (i) new senior secured first lien credit facilities (the “New First Lien Credit Facilities”) with Goldman Sachs Lending Partners LLC, as administrative agent, and certain lenders, consisting of (x) a term loan facility of up to $195 million (the “New Initial First Lien Term Loan Facility”) plus an additional amount up to $50 million (the “New Contingency First Lien Term Loan Facility” and, together with the New Initial First Lien Term Loan Facility, the “New First Lien Term Loan Facility”) and (y) a revolving loan facility of up to $20 million (the “New Initial First Lien Revolving Facility”) plus an additional amount of up to $2.5 million (the “New Contingency First Lien Revolving Facility” and, together with the New Initial First Lien Revolving Facility, the “New First Lien Revolving Facility”), and (ii) a new senior secured second lien term loan facility of up to $25 million (the “New Second Lien Term Loan Facility” and, together with the New First Lien Term Loan Facility, the “New Term Loan Facilities”; the New Term Loan Facilities, together with the New First Lien Revolving Facility, are referred to as the “New Credit Facilities”) with a financial institution to be agreed, as administrative agent, and certain funds managed by Neuberger Berman Investment Advisers LLC, as lenders. The proceeds of the New Term Loan Facilities and a portion of the New First Lien Revolving Facility are expected to be available at the closing of the Business Combination. The New First Lien Revolving Facility will include borrowing capacity available for letters of credit up to an amount to be agreed. Any issuance of letters of credit will reduce the amount available under the New First Lien Revolving Facility. The New First Lien Term Loan Facility will mature seven years after the closing date of the New Credit Facilities, the New First Lien Revolving Facility will mature five years after the closing date of the New Credit Facilities and the New Second Lien Term Loan Facility will mature eight years after the closing date of the New Credit Facilities.

Loans outstanding under the New First Lien Credit Facilities will accrue interest at a rate per annum equal to LIBOR plus a margin ranging from 4.25% to 3.75% depending on the achievement of certain leverage ratios, and undrawn amounts under the New First Lien Revolving Facility will accrue a commitment fee at a rate per annum of 0.50% on the average daily undrawn portion of the commitments thereunder, with one step down to 0.325% upon achievement of a certain leverage ratio. Loans outstanding under the New Second Lien Term Loan Facility will accrue interest at a rate per annum equal to LIBOR plus 7.50%.

The New Credit Facilities will provide the Borrower with the option to raise incremental credit facilities (including an incremental facility that will provide the Borrower with the option to increase the amount available under the New Credit Facilities through additional term loan facilities or revolving facilities by an aggregate amount of up to $50,000,000, plus an amount equal to all voluntary prepayments of the New First Lien Term Loan Facility, plus additional amounts subject to compliance with certain leverage ratios) and extend the maturity date of the New First Lien Credit Facilities, subject to certain limitations.

The obligations under the New Credit Facilities will be guaranteed by OneSpaWorld Holdings Limited and each of its direct or indirect wholly-owned subsidiaries organized under the laws of the United States, the Commonwealth of The Bahamas and such other jurisdictions to be mutually agreed, in each case, other than certain excluded subsidiaries, including, but not limited to, immaterial subsidiaries, non-profit subsidiaries, and any other subsidiary with respect to which the burden or cost of providing a guarantee is excessive in view of the benefits to be obtained by the lenders therefrom.

The New Term Loan Facilities will require the Borrower to make certain mandatory prepayments, with (i) 100% of net cash proceeds of all non-ordinary course asset sales or other dispositions of property, subject to the ability to reinvest such proceeds and certain other exceptions, and subject to step downs if certain leverage ratios are met and (ii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted under the definitive agreements (but excluding debt incurred to refinance the New Credit Facilities). The Borrower will also be required to make scheduled amortization payments equal to 1.0% of the original principal amount of the New First Lien Term Loan Facility commencing after the first full fiscal quarter after the closing date of the New Credit Facilities (subject to reductions by optional and mandatory prepayments of the loans). The Borrower may prepay (i) the New First Lien Credit Facilities at any time without premium or penalty, subject to payment of customary breakage costs and a customary “soft call,” and (ii) the New Second Lien Term Loan Facility at any time without premium or penalty, subject to a customary make-whole premium for any voluntary prepayment prior to the date that is 30 months following the closing date of the New Credit Facilities (the “Callable Date”), following by a call premium of (x) 4.0% on or prior to the first anniversary of the Callable Date, (y) 2.50% after the first anniversary but on or prior to the second anniversary of the Callable Date, and (z) 1.50% after the second anniversary but on or prior to the third anniversary of the Callable Date.

The Borrower will also be required to pay an additional exit payment with respect to each of the New Credit Facilities upon certain events, including, but not limited to, the achievement of certain leverage ratios and a voluntary prepayment.

Certain covenants and events of default

The New First Lien Revolving Facility will contain a financial covenant requiring the Borrower, if as of the last day of any fiscal quarter, borrowings and other extensions of credit in excess of 35% of the aggregate amount of the revolving commitments are then outstanding (other than letters of credit that have been cash collateralized and letters of credit below a threshold to be agreed), to comply with a ratio of (x) the aggregate principal amount of consolidated first lien net indebtedness of the Borrower outstanding to (y) trailing four quarter consolidated EBITDA (as defined under the New Credit Facilities) of less than or equal to 7.50 to 1.00. OneSpaWorld Holdings Limited will have the ability to contribute cash equity to the Borrower in order to cure any default of the financial covenant, subject to customary limitations. The New Credit Facilities will contain a number of traditional negative covenants. Such covenants, among other things, limit or restrict, the Borrower’s ability to:

•	incur additional indebtedness and make guarantees;

•	incur liens on assets;

•	engage in mergers or consolidations or fundamental changes;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans and advances, including acquisitions;

•	amend material agreements governing certain of the Borrower’s organizational documents;

•	enter into certain agreements that would restrict the ability of the Borrower and its subsidiaries to pay dividends;

•	repay certain junior indebtedness;

•	change the nature of its business; and

•	engage in certain transactions with affiliates.

The aforementioned restrictions will be subject to certain exceptions, including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions and (ii) a number of other traditional exceptions that grant the Borrower continued flexibility to operate and develop its business.

The New Credit Facilities will also contain certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the New Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor, subject to customary intercreditor provisions among the first and second lien secured parties.

Subscription Agreements

Concurrently with the execution of the Transaction Agreement, OneSpaWorld entered into Subscription Agreements with the Private Placement Investors pursuant to which, among other things, the Private Placement Investors agreed to subscribe for and purchase, and OneSpaWorld agreed to issue and sell to such investors, 12,249,637 OneSpaWorld Shares and 3,105,294 OneSpaWorld Private Placement Warrants for gross proceeds of approximately $122,496,370 and OneSpaWorld granted such Private Placement Investors certain customary registration rights.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OneSpaWorld entered into Stock Purchase Agreements with certain Secondary Purchasers, pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OneSpaWorld Shares from Steiner Leisure on the first business day after the closing of the Business Combination and OneSpaWorld granted such Secondary Purchasers certain registration rights that are commensurate with those granted to the Private Placement Investors under the Primary Private Placement.

The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Business Combination and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Transaction Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto, Haymaker and Steiner Leisure, (iii) if any of the conditions to the closing are not satisfied on or prior to the closing date, or (iv) closing of the Business Combination does not occur prior to the Termination Date (including the extension provisions provided for in the Transaction Agreement).

The OneSpaWorld Shares and OneSpaWorld Private Placement Warrants to be offered and sold in connection with the Private Placements have not been registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising. The proceeds from the Primary Private Placement will be used to fund a portion of the cash consideration for the Business Combination. OneSpaWorld will not receive any of the proceeds from the Secondary Private Placement.

After the closing of the Business Combination, OneSpaWorld intends to file a shelf registration statement in order to facilitate the resale of the securities entitled to registration rights as described above.

Registration Rights Agreement

Steiner Leisure and Haymaker Sponsor will be entitled to certain customary registration rights pursuant to the Registration Rights Agreement effective as of the closing of the Business Combination. OneSpaWorld will agree to file a shelf registration statement to register Steiner Leisure’s and Haymaker Sponsor’s shares within 45 days of the closing of the Business Combination. At any time, and from time to time, after the shelf registration statement has been declared effective by the SEC, Steiner Leisure will be entitled to make up to three demands (and Haymaker Sponsor will be entitled to make up to three demands per year) that a resale of OneSpaWorld Shares reasonably expected to exceed $10,000,000 in gross offering price pursuant to such shelf registration statement be made pursuant to an underwritten offering. In addition, Steiner Leisure and Haymaker Sponsor will have customary piggyback registration rights subject to cut-back provisions. OneSpaWorld will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to transfer any of their shares in OneSpaWorld during the seven days before and 90 days after the pricing of any underwritten offering of OneSpaWorld, subject to certain exceptions, and Steiner Leisure and Haymaker Sponsor will enter into a customary lock-up agreement to such effect. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to assign or delegate their rights, duties or obligations under the Registration Rights Agreement for a period of six months following the closing of the Business Combination, subject to certain exceptions.

Transition Services Agreement

At the closing of the Business Combination, SMS will enter into a Transition Services Agreement with a subsidiary of OneSpaWorld, pursuant to which SMS will provide certain transitional services to such subsidiary until December 31, 2019.

Reverse Transition Services Agreement

At the closing of the Business Combination, certain affiliates of the Sellers will enter into a Reverse Transition Services Agreement with Dory US Holding Company, pursuant to which Dory US Holding Company will provide certain transitional services to such affiliates of the Sellers until the transfer of certain assets by such affiliates to OneSpaWorld.

Director Designation Agreement

Concurrently with the execution of the Transaction Agreement, OneSpaWorld, Haymaker and Steiner Leisure entered into the Director Designation Agreement, pursuant to which, among other things, Steiner Leisure will have the right to appoint one member of the board of directors of OneSpaWorld and one member of the compensation committee of OneSpaWorld so long as Steiner Leisure and certain of its affiliates, in the aggregate, beneficially own 5.00% or more of the issued and outstanding OneSpaWorld Shares. Following the closing of the Business Combination, Marc Magliacano is expected to serve as a Class B director of the board of directors of OneSpaWorld and as a member of the compensation committee of OneSpaWorld pursuant to Steiner Leisure’s rights under the Director Designation Agreement.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

Overview

Haymaker is asking its stockholders to adopt and approve the Transaction Agreement the Ancillary Documents, and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents, including, among other things, the Business Combination and the Haymaker Merger. Haymaker stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Transaction Agreement, a copy of which is attached as Annexes A-1 and A-2 to this proxy statement/prospectus, as well as the Ancillary Documents. Please see the sections entitled “The Business Combination” and “The Transaction Agreement and Related Agreements” for additional information and a summary of certain terms of the Business Combination, the Transaction Agreement, and the Ancillary Documents. Haymaker stockholders are urged to read carefully the Transaction Agreement in its entirety before voting on this proposal.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Lock-Up Amendment Proposal. The Charter Proposal is non-binding and is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

This Business Combination Proposal (and consequently, the Transaction Agreement and the transactions contemplated thereby, including the Business Combination and the Haymaker Merger) will be adopted and approved only if the holders of a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will be counted as a vote “AGAINST” the Business Combination Proposal.

As of the date of this proxy statement/prospectus, Haymaker Sponsor has agreed to vote any Haymaker Common Shares owned by them in favor of the Business Combination. As of the record date, Haymaker Sponsor owned 20% of the issued and outstanding Haymaker Common Shares and has not purchased any public shares, but may do so at any time.

Recommendation of the Haymaker Board

THE HAYMAKER BOARD UNANIMOUSLY RECOMMENDS THAT HAYMAKER STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE CHARTER PROPOSAL

Overview

In the Transaction Agreement, Haymaker and OSW Predecessor agreed that the OneSpaWorld Memorandum and Articles of Association to take effect at consummation of the Business Combination would be substantially in the form as set forth on Annex B to this document. Given the differences between Delaware and Bahamian law and the respective governing documents of Haymaker and OneSpaWorld, there are certain differences in the rights of Haymaker stockholders prior to the Business Combination and the rights of OneSpaWorld shareholders after the Business Combination. For more information about the differences between Delaware and Bahamian law, see “Comparison of Stockholder Rights.”

Set forth below are the provisions in the OneSpaWorld Memorandum and Articles of Association that are not otherwise required to be included by Bahamian law and constitute the material differences affecting shareholder rights as compared to the provisions set forth in Haymaker’s amended and restated certificate of incorporation. In accordance with SEC requirements, these provisions are presented for you to consider and vote upon on as separate proposals from the Business Combination Proposal. Because a separate vote on these proposals is not otherwise required by Delaware law apart from the Business Combination Proposal, this proposal is presented to you on a non-binding advisory basis and will not be binding on the OneSpaWorld Board of Directors. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Haymaker and OSW Predecessor intend that the OneSpaWorld Memorandum and Articles of Association in the form as set forth on Annex B will take effect at consummation of the Business Combination.

Proposal 2A: Shareholding Limits for Certain Shareholders of OneSpaWorld

The OneSpaWorld Memorandum and Articles of Association will provide that shareholders will be prohibited from beneficially owning OneSpaWorld Shares exceeding 9.99% of the issued and outstanding OneSpaWorld Shares without the consent of the OneSpaWorld Board. Although neither Haymaker’s amended and restated certificate of incorporation nor bylaws have comparable limitations on share ownership, Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested shareholder” for three years following the time that the shareholder becomes an interested shareholder, unless a corporation explicitly opts out of this section. Haymaker has not opted out of Section 203 of the Delaware General Corporation Law and therefor remains subject to its limitations. See “Comparison of Stockholder Rights.”

The above restrictions on share ownership were included in OneSpaWorld’s Articles of Association as certain transfers may threaten the preservation of certain tax attributes of OneSpaWorld and its subsidiaries. Haymaker and OneSpaWorld believe that these tax attributes are important to the ongoing business of OneSpaWorld following the closing of the Business Combination.

Proposal 2B: Shareholder Approval of Certain Matters

The OneSpaWorld Memorandum and Articles of Association will provide for supermajority voting requirements with respect to certain significant transactions. At least two-thirds of the outstanding OneSpaWorld Shares will be required to approve any merger or sale of all or substantially all of OneSpaWorld’s assets (unless the OneSpaWorld Board has approved such transaction in advance, in which case a majority of the shares entitled to vote shall be required).

Haymaker and OneSpaWorld believe that this provision will encourage potential acquirers to negotiate directly with the OneSpaWorld Board, thereby giving the OneSpaWorld Board added leverage in such negotiations and increase the likelihood of bona fide offers for OneSpaWorld by serious acquirers. As a result, Haymaker and OneSpaWorld believe that this provision will put the OneSpaWorld Board in a position to act to maximize value for all OneSpaWorld shareholders.

Vote Required for Approval

The Charter Proposal requires the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters. However, as discussed above, the stockholder vote regarding the Charter Proposal is an advisory vote, and therefore, is not binding on Haymaker, OSW Predecessor or OneSpaWorld or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Haymaker and OSW Predecessor intend that the OneSpaWorld Memorandum and Articles of Association, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination.

Recommendation of the Haymaker Board

THE HAYMAKER BOARD UNANIMOUSLY RECOMMENDS THAT HAYMAKER STOCKHOLDERS VOTE “FOR” THE ONESPAWORLD ARTICLES OF ASSOCIATION PROPOSAL.

PROPOSAL NO. 3—THE LOCK-UP AMENDMENT PROPOSAL

Background and Overview

Haymaker issued 8,250,000 Founder Shares to Haymaker Sponsor in connection with the Haymaker IPO. Haymaker Sponsor, as well as the directors and officers of Haymaker, entered into the Haymaker Founder Lock-Up Agreement, pursuant to which the parties were restricted from selling or transferring, subject to limited exceptions, their Founder Shares until the expiration of the Haymaker Lock-Up Period.

In order to induce Haymaker Sponsor to enter into the Transaction Agreement, Haymaker Sponsor agreed to cancel approximately 3,650,000 OneSpaWorld Shares to be received by it in connection with the consummation of the Business Combination. In addition, after the closing of the Business Combination, 1,600,000 of the remaining 4,600,000 OneSpaWorld Shares will only be issuable upon the occurrence of certain events.

To induce Haymaker Sponsor to agree to restructure its ownership of the OneSpaWorld Shares in connection with the Business Combination, Haymaker Sponsor, among other holders, will enter into the OSW Lock-Up Agreement upon the closing of the Business Combination. Pursuant to the OSW Lock-Up Agreement, the parties agreed that they would not, subject to certain limited exceptions, transfer or sell their OneSpaWorld Shares for a period of six months after the consummation of the Business Combination, without regard to the sale price of the OneSpaWorld Shares.

Why Haymaker is Seeking Stockholder Approval

Haymaker is seeking stockholder ratification of the entry into the OSW Lock-Up Agreement by Haymaker Sponsor and the Haymaker officers and directors to facilitate the consummation of the Business Combination. In particular, the OSW Lock-Up Agreement will effectively reduce the Haymaker Founder Lock-Up Period to six months, without regard to the sale price of the OneSpaWorld Shares, which differs from the terms of the Haymaker Founder Lock-Up Agreement.

Vote Required for Approval

The approval of the Lock-Up Amendment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on this Proposal. Broker non-votes will have no effect with respect to the approval of this proposal.

This proposal is conditioned on the approval of the Business Combination Proposal.

Recommendation of the Haymaker Board

THE HAYMAKER BOARD UNANIMOUSLY RECOMMENDS THAT HAYMAKER STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE LOCK-UP AMENDMENT PROPOSAL.

PROPOSAL NO. 4—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Haymaker Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Haymaker’s stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Haymaker stockholders, the Haymaker Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal, or in the event that Haymaker stockholders redeem an amount of Class A Shares such that the condition to a party’s obligation to consummate the Business Combination related to Haymaker share redemptions would not be satisfied.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Haymaker stockholders present in person or represented by proxy at the meeting and entitled to vote on such matters. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Haymaker Board

THE HAYMAKER BOARD UNANIMOUSLY RECOMMENDS THAT HAYMAKER STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

REGULATORY APPROVALS RELATED TO THE BUSINESS COMBINATION

The transactions contemplated by the Transaction Agreement, including the Business Combination, are not presently believed to be subject to any additional international, federal or state regulatory requirement or approval, except for in The Bahamas.

Competition and Antitrust

At any time before or after the consummation of the Business Combination, the U.S. Federal Trade Commission (the “FTC”), the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), non-U.S. competition authorities or others could take action under antitrust laws with respect to the Business Combination, including seeking to enjoin consummation of the Business Combination, or to condition approval of the Business Combination on the divestiture of assets of Haymaker, OSW Predecessor or their respective subsidiaries, or to impose restrictions on the operations of OneSpaWorld or its subsidiaries that would apply after the consummation of the Business Combination. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances. There can be no assurance that the Business Combination will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. These challenges could result in the conditions to each party’s obligations to consummate the Business Combination not being satisfied prior to the Termination Date (which is summarized above in the section entitled “The Transaction Agreement and Related Agreements—Termination” of this proxy statement/prospectus) or any extensions thereof, which would give any party to the Transaction Agreement the right to terminate the Transaction Agreement without consummating the Business Combination.

The transactions contemplated by the Transaction Agreement, including the Business Combination, are not presently believed to be subject to reporting under the HSR Act, which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division and the FTC and the related waiting period expires or is terminated. Whether or not the parties are subject to the notice and waiting period requirements of the HSR Act, and if so, even if the waiting period has been terminated or expired, the Antitrust Division or the FTC, as well as a foreign regulatory agency or government, state or private person, may challenge the transactions at any time before or after its completion. The parties cannot assure you that the Antitrust Division or the FTC, a foreign regulatory agency or government, state or private person, will not try to prevent the transactions or seek to impose restrictions or conditions on one or more of the parties as a condition of not challenging the transactions. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the transactions, or lessen the anticipated benefits of the transactions.

Please see the sections entitled “The Transaction Agreement and Related Agreements—Covenants,” “Regulatory Approvals Related to the Business Combination” and “The Transaction Agreement and Related Agreements—Conditions to Closing of the Business Combination—Conditions to Each Party’s Obligations” of this proxy statement/prospectus for information concerning the covenants and closing conditions under the Transaction Agreement that are related to antitrust filings and approvals.

Change in Beneficial Ownership in the Commonwealth of The Bahamas

OneSpaWorld has applied to the National Economic Council and the Bahamas Investment Authority for approval to acquire, as contemplated by the Transaction Agreement, certain Bahamian equity interests from the Sellers. Although the consummation of the Business Combination is not conditioned on approval from these Bahamian regulatory bodies, it is possible that OneSpaWorld’s application may be rejected and that such rejection could adversely impact OneSpaWorld’s ability to operate certain health and wellness centers at destination resorts within the Commonwealth of The Bahamas.

SELECTED HISTORICAL FINANCIAL DATA OF OSW PREDECESSOR

The following tables contain selected historical financial data for OSW Predecessor (i) as of and for the nine months ended September 30, 2018 and 2017, derived from the unaudited condensed combined financial statements of OSW Predecessor included elsewhere in this proxy statement/prospectus and (ii) as of and for the years ended December 31, 2017 and 2016, as of and for the period from December 9, 2015 to December 31, 2015, and as of and for the period from January 1, 2015 to December 8, 2015, derived from the audited combined financial statements of OSW Predecessor included elsewhere in this proxy statement/prospectus. The selected historical financial data of OSW Predecessor is not intended to be an indicator of its or OneSpaWorld’s financial condition or results of operations in the future.

The information below is only a summary and should be read in conjunction with the section entitled “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OSW Predecessor’s audited and unaudited interim condensed combined financial statements, and the notes related thereto, which are included elsewhere in this proxy statement/prospectus.

	Successor					Predecessor
	Nine Months Ended September 30,		Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
(In thousands)	2018	2017	2017	2016
Revenues
Service Revenues	$309,004	$288,708	$383,686	$362,698	$24,620	$319,845
Product Revenues	97,905	91,309	122,999	113,586	7,671	100,843

Total Revenues	406,909	380,017	506,685	476,284	32,291	420,688

Cost of Revenue and Operating Expenses
Cost of Services	263,537	250,530	332,360	318,001	21,362	280,039
Cost of Products	84,922	81,297	107,990	106,259	7,314	93,574
Administrative	7,498	6,524	9,222	10,432	947	10,611
Salary and Payroll Taxes	11,509	11,198	15,294	14,454	1,119	14,071
Amortization of Intangible Assets	2,640	2,640	3,521	3,521	221	195

Total Cost of Revenues and Operating Expenses	370,106	352,189	468,387	452,677	30,963	398,490

Income from Operations	36,803	27,828	38,298	23,617	1,328	22,198

Other Income (Expense), net
Interest Expense	(25,141)	(99)	—	—	—	—
Interest Income	238	306	408	340	—	—
Other (Expense) / Income	(30)	(28)	(217)	(178)	—	37

Total Other Income (Expense), net	(24,933)	179	191	162	—	37

Income Before Provision for Income Taxes	11,870	28,007	38,489	23,779	1,328	22,235
Provision for Income Taxes	802	1,608	5,263	5,615	734	2,165

Net Income	$11,068	$26,399	$33,226	$18,164	$594	$20,070

	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data (At Period End):
Working Capital(2)	$18,743	$17,252
Total Assets	262,802	267,072
Total Liabilities	391,488	41,791
Total Equity (Deficit)	(128,686)	225,281

SELECTED HISTORICAL FINANCIAL DATA OF HAYMAKER

The following tables contain selected historical financial data for Haymaker as of and for the nine months ended September 30, 2018, for the period from April 26, 2017 (inception) through September 30, 2017, and as of and for the period from April 26, 2017 (inception) through December 31, 2017. Such data as of and for the nine months ended September 30, 2018, and for the period from April 26, 2017 (inception) through September 30, 2017 have been derived from the unaudited interim financial statements of Haymaker included elsewhere in this proxy statement/prospectus. Such data for the period as of and from April 26, 2017 (inception) through December 31, 2017 have been derived from the audited financial statements of Haymaker included elsewhere in this proxy statement/prospectus.

The selected historical financial data of Haymaker as of and for the nine months ended September 30, 2018, for the period from April 26, 2017 (inception) through September 30, 2017, and as of and for the period from April 26, 2017 (inception) through December 31, 2017 are not intended to be an indicator of Haymaker’s financial condition or results of operations in the future.

The information below is only a summary and should be read in conjunction with the section entitled “Haymaker Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Haymaker’s audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

	For the Nine Months Ended September 30, 2018	For the Period from April 26, 2017 (date of inception) to September 30, 2017	For the Period from April 26, 2017 (date of inception) to December 31, 2017
	(unaudited)	(unaudited)
Statement of Operations Data:
Formation costs and operating costs	$2,473,439	$1,689	$139,916
Loss from operations	(2,473,439)	(1,689)	(139,916)
Other income, net	4,176,113	—	565,672
Income (loss) before provision for income taxes	1,702,674	(1,689)	425,756
Net income (loss)	$1,040,653	$(1,689)	$336,347
Weighted average shares outstanding, basic and diluted(1)	9,757,538	7,500,000	8,084,124
Basic and diluted net loss per share	$(0.23)	$(0.00)	$(0.02)

	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data (At Period End):
Working Capital(2)	$(1,943,978)	$1,200,717
Total Assets	$335,393,979	$331,798,493
Total Liabilities	$14,826,347	$12,271,513
Common Stock Subject to Possible Redemption(3)	$315,567,631	$314,526,979
Total Shareholders’ Equity	$5,000,001	$5,000,001

	For the Nine Months Ended September 30, 2018	For the Period from April 26, 2017 (date of inception) to September 30, 2017	For the Period from April 26, 2017 (date of inception) to December 31, 2017
	(unaudited)	(unaudited)
Cash Flow Data:
Net cash used in operating activities	$(548,304)	—	$(216,812)
Net cash used in investing activities	—	—	(330,000,000)
Net cash provided by financing activities	—	1,736	331,340,633

(1)	Excludes an aggregate of up to 31,172,255 and 31,398,875 shares subject to redemption as of September 30, 2018 and December 31, 2017, respectively.
(2)	Working capital calculated as current assets less current liabilities.
(3)	31,172,255 and 31,398,875 shares at redemption value as of September 30, 2018 and December 31, 2017, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination. Upon consummation of the Business Combination, Haymaker will become an indirect wholly-owned subsidiary of OneSpaWorld, which will be the registrant on a prospective basis.

The historical combined financial statements of OSW Predecessor are included in this proxy statement/prospectus. Further, prior to the Business Combination, OneSpaWorld has no material operations, assets, or liabilities.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2017 was derived from OSW Predecessor’s audited combined income statement for the year ended December 31, 2017 and Haymaker’s audited statement of operations for the period from April 26, 2017 (inception) to December 31, 2017. The unaudited pro forma condensed combined balance sheet and income statement as of and for the nine months ended September 30, 2018 were derived from OSW Predecessor’s unaudited condensed combined financial statements as of and for the nine months ended September 30, 2018 and Haymaker’s unaudited condensed financial statements as of and for the nine months ended September 30, 2018.

The unaudited pro forma condensed combined income statements for the year ended December 31, 2017 and for the nine months ended September 30, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 gives effect to the Business Combination as if it was completed on September 30, 2018.

This information should be read together with OSW Predecessor’s and Haymaker’s respective financial statements and the related notes, “Haymaker’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations, with Haymaker deemed to be the accounting acquirer because, among other reasons:

•	cash consideration will be transferred from Haymaker to the Sellers; and

•

Haymaker and Haymaker Sponsor will own, in the aggregate, up to 56% of the OneSpaWorld Shares, which represents a controlling interest in OneSpaWorld, immediately after giving effect to the Business Combination.

The aggregate ownership of OneSpaWorld Shares by the current Haymaker stockholders and new purchasers of OneSpaWorld Shares in connection with the Business Combination immediately after the Business Combination is subject to adjustment depending on the amount of redemptions of Class A Shares by Haymaker’s public stockholders, as discussed further below.

The unaudited pro forma condensed combined financial statements reflect adjustments to the historical financial information that are expected to have a continuing impact on the results of the combined company, factually supportable and directly attributable to the following events and transactions:

•	the Business Combination;

•	the payment of the cash consideration to the Sellers;

•	the closing of the Primary Private Placement;

•	the conversion of each Class A Share into the right to receive one fully paid and non-assessable OneSpaWorld Share;

•	each Haymaker Public Warrant becoming exercisable for one OneSpaWorld Share, on the same terms and conditions as those applicable to the Haymaker Public Warrants;

•

the Founder Shares converting into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events. Such deferred OneSpaWorld Shares are not included in the EPS calculations set forth below;

•

the repayment of approximately $352,100,000 of outstanding indebtedness of OSW Predecessor as of September 30, 2018 and the entry into the New Credit Facilities in connection with the closing of the Business Combination;

•	each of the Founder Warrants becoming exercisable for one OneSpaWorld Share; and

•	the redemption of Class A Shares by Haymaker’s public stockholders, under two scenarios described below, in accordance with Haymaker’s amended and restated certificate of incorporation.

Haymaker is providing its public stockholders with the opportunity to redeem, upon the closing of the Business Combination, each Class A Share then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account, which holds the proceeds (including interest, which shall be net of taxes payable) of the Haymaker IPO.

Haymaker cannot predict how many of its public stockholders will elect to redeem their shares for cash. As described in the notes below, the number of shares of Class A Shares redeemed may impact the amount of cash available to pay the cash portion of the merger consideration and the other required uses of cash at closing and may impact the mix of cash and equity consideration payable to the Sellers. As a result, Haymaker is providing the unaudited pro forma condensed combined financial statements under the following two scenarios:

(1)

No Redemption Scenario (“Scenario 1”): Assumes none of the Haymaker public stockholders exercise their right to have their Class A Shares redeemed for cash upon consummation of the Business Combination; and

(2)

High Redemption Scenario (“Scenario 2”): Assumes Haymaker public stockholders elect to redeem 16,500,000 of their Class A Share and approximately $165,000,000 is withdrawn from the Trust Account to fund such redemption upon consummation of the Business Combination at a redemption price of $10.00 per share. Giving effect to the pro forma adjustments and assumptions herein, this is the high number of shares that can be redeemed without seeking a waiver of the condition to the closing of the Business Combination that the Primary Private Placement be funded. It is a condition to the obligations of both Haymaker and the Sellers to complete the Business Combination that the aggregate cash proceeds required to satisfy any redemptions of Class A Shares must be less than or equal to $50,000,000, provided, that the Sellers may waive such condition and elect to receive additional OneSpaWorld Shares (and reduce the amount of cash consideration payable to the Sellers) in an amount equal to the aggregate cash proceeds required to satisfy any redemptions of Class A Shares in excess of $50,000,000 (assuming that the OneSpaWorld Shares are valued at $10.00 per share). It is also a condition to the obligation of the Sellers to complete the Business Combination that the Primary Private Placement is funded in full, which Primary Private Placement is only required to be funded by the Private Placement Investors if the cash proceeds required to satisfy any redemption of Class A Shares is not in excess of $165,000,000. The Sellers may also waive this condition and elect to receive additional OneSpaWorld Shares (and reduce the cash consideration payable to the Sellers) in an amount equal to any Primary Private Placement not funded as a result of such condition not being satisfied under the Subscription Agreements. OneSpaWorld has assumed for purposes of the High

Redemption Scenario that the Sellers elect to accept additional equity consideration and waive the related condition described above if the cash proceeds required to satisfy any redemptions of Class A Shares exceed $50,000,000, but that Sellers do not elect to accept additional equity consideration and waive the related condition described above if the cash proceeds required to satisfy any redemptions of Class A Shares exceed $165,000,000.

The actual results may vary between the results shown for the No Redemption Scenario or the High Redemption Scenario.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma financial statements and actual amounts. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. OSW Predecessor and Haymaker have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Nine Months Ended September 30, 2018

(Dollars in thousands, except per share amounts)

(unaudited)

				Scenario 1 Assuming No Redemptions			Scenario 2 Assuming High Redemptions
	Haymaker		OSW Predecessor	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma
Revenues
Service Revenues	$—		$309,004	$—		$309,004	$—		$309,004
Product Revenues	—		97,905	—		97,905	—		97,905

Total Revenues	—		406,909	—		406,909	—		406,909
Cost of Revenues and Operating Expenses
Cost of Services	—		263,537	(209)	(a.)	263,328	(209)	(a.)	263,328
Cost of Products	—		84,922	—		84,922	—		84,922
Administrative	2,473		7,498	(7)	(a.)	9,964	(7)	(a.)	9,964
Salary and Payroll Taxes	—		11,509	—		11,509	—		11,509
Amortization of Intangible Assets	—		2,640	10,026	(b.)	12,666	10,026	(b.)	12,666

Total Cost of Revenues and Operating Expenses	2,473		370,106	9,810		382,389	9,810		382,389

Income (Loss) from Operations	(2,473)		36,803	(9,810)		24,520	(9,810)		24,520

Other Income (Expense), net
Unrealized Gain on Securities Held in Trust	382		—	(382)	(c.)	—	(382)	(c.)	—
Interest Expense	—		(25,141)	15,372	(d.)	(9,769)	12,968	(d.)	(12,173)
Interest Income	3,794		238	(3,794)	(c.)	238	(3,794)	(c.)	238
Other Expense			(30)	—		(30)	—		(30)

Total Other Income (Expense), net	4,176		(24,933)	11,196		(9,561)	8,792		(11,965)

Income from Continuing Operations Before Provision for Income Taxes	1,703		11,870	1,386		14,959	(1,018)		12,555
Provision for Income Taxes	662		802	—	(e.)	1,464	—	(e.)	1,464

Net Income from Continuing Operations	$1,041		$11,068	$1,386		$13,495	$(1,018)		$11,091

Net Income Attributable to Non-Controlling Interest	—		3,017	—		3,017	—		3,017

Net Income Attributable to Parent	$1,041		$8,051	$1,386		$10,478	$(1,018)		$8,074

Earnings per common share (f.)
Basic	$(0.23	)*				$0.17			$0.14
Diluted	$(0.23	)*				$0.15			$0.12
Weighted average common shares
Basic	9,757,538					63,071,500			58,071,500
Diluted	9,757,538					70,071,500			65,071,500

*

Net loss per common share – basic and diluted excludes interest income of $3,319,460 for the nine months ended September 30, 2018 that is attributable to common stock that is subject to possible redemption.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2017

(Dollars in thousands, except per share amounts)

(unaudited)

			Scenario 1 Assuming No Redemptions				Scenario 2 Assuming High Redemptions
	Haymaker	OSW Predecessor	Pro Forma Adjustments			Pro Forma	Pro Forma Adjustments			Pro Forma
Revenues
Service Revenues	$—	$383,686	$—			$383,686	$—			$383,686
Product Revenues	—	122,999	—			122,999	—			122,999

Total Revenues	—	506,685	—			506,685	—			506,685
Cost of Revenues and Operating Expenses
Cost of Services	—	332,360	(114)	(a.	)	332,246	(114)	(a.	)	332,246
Cost of Products	—	107,990	—			107,990	—			107,990
Administrative	140	9,222	(3)	(a.	)	9,359	(3)	(a.	)	9,359
Salary and Payroll Taxes	—	15,294	—			15,294	—			15,294
Amortization of Intangible Assets	—	3,521	13,367	(b.	)	16,888	13,367	(b.	)	16,888

Total cost of revenues and operating expenses	140	468,387	13,250			481,777	13,250			481,777

Income from operations	(140)	38,298	(13,250)			24,908	(13,250)			24,908

Other Income (Expense), net
Unrealized Gain on Securities Held in Trust	564	—	(564)	(c.	)	—	(564)	(c.	)	—
Interest Expense	—	—	(13,024)	(d.	)	(13,024)	(16,230)	(d.	)	(16,230)
Interest Income	1	408	(1)	(c.	)	408	(1)	(c.	)	408
Other Expense	—	(217)	—			(217)	—			(217)

Total Other Income (Expense), net	565	191	(13,589)			(12,833)	(16,795)			(16,039)
Income from Continuing Operations Before Provision for Income Taxes	425	38,489	(26,839)			12,075	(30,045)			8,869
Provision for Income Taxes	89	5,263	—	(e.	)	5,352	—	(e.	)	5,352

Net Income (Loss) from Continuing Operations	$336	$33,226	$(26,839)			$6,723	$(30,045)			$3,517

Net Income Attributable to Non-controlling Interest	—	2,109	—			2,109	—			2,109

Net Income (loss) Attributable to Parent	$336	$31,117	$(26,839)			$4,614	$(30,045)			$1,408

Earnings per common share (f.)
Basic	$0.04					$0.07				$0.02
Diluted	$0.04					$0.07				$0.02
Weighted average common shares
Basic	8,084,124					63,071,500				58,071,500
Diluted	8,084,124					70,071,500				65,071,500

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of September 30, 2018

(Dollars in thousands, except per share data)

(unaudited)

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming High Redemptions
	Haymaker	OSW Predecessor	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$576	$15,941	$5,142	(a.)	$21,659	$5,055	(a.)	$21,572
Accounts receivable, net	—	18,658	—		18,658	—		18,658
Inventories, net	—	27,259	1,761	(b.)	29,020	1,761	(b.)	29,020
Other current assets	77	7,439	—		7,516	—		7,516

Total current assets	653	69,297	6,903		76,853	6,816		76,766
Note receivable due from affiliate of the Parent	—	—	—		—	—		—
Investments held in Trust Account	334,742	—	(334,742)	(a.)	—	(334,742)	(a.)	—
Property and equipment, net	—	16,773	11,109	(c.)	27,882	11,109	(c.)	27,882
Intangible assets, net	—	132,397	480,903	(d.)	613,300	480,903	(d.)	613,300
Goodwill	—	33,864	77,560	(e.)	111,424	77,560	(e.)	111,424
Deferred tax assets	—	4,334	(4,021)	(f.)	313	(4,021)	(f.)	313
Other noncurrent assets, net	—	6,137	—		6,137	—		6,137

Total assets	$335,395	$262,802	$237,712		$835,909	$237,625		$835,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$2,685	$—		$2,685	$—		$2,685
Accounts payable—related parties	—	4,325	—		4,325	—		4,325
Accrued expenses	1,926	25,842	(1,876)	(g.)	25,892	(1,876)	(g.)	25,892
Income tax payable	671	1,410	—		2,081	—		2,081
Other current liabilities	—	351	—		351	—		351

Total current liabilities	2,597	34,613	(1,876)		35,334	(1,876)		35,334
Deferred rent	—	590	—		590	—		590
Deferred tax liabilities	80	197	44	(f.)	321	44	(f.)	321
Income tax contingency	—	3,968	—		3,968	—		3,968
Long-term debt	—	352,120	(132,846)	(i.)	219,274	(82,933)	(i.)	269,187
Deferred underwriting fees	12,150	—	(12,150)	(j.)	—	(12,150)	(j.)	—

Total liabilities	$14,827	$391,488	$(146,828)		$259,487	$(96,915)		$309,400

Shareholders’ equity:
Common stock subject to possible redemption	$315,568	$—	$(315,568)	(k.)	$—	$(315,568)	(k.)	$—
Preferred stock, $0.0001 par value	—	—	—		—	—		—
Class A common stock, $0.0001 par value	—	—	4	(k.), (m.)	4	4	(k.), (m.)	4
Class B convertible common stock, $0.0001 par value	1	—	(1)	(m.)	—	(1)	(m.)	—
Additional paid-in capital	3,622	—	582,292	(o.)	585,914	532,292	(o.)	535,914
Non-controlling interest	—	5,495	207	(n.)	5,702	207	(n.)	5,702
Accumulated earnings (loss)	1,377	(133,601)	117,026	(l.), (h.)	(15,198)	117,026	(l.), (h.)	(15,198)
Accumulated Other Comprehensive Loss	—	(580)	580	(l.)	—	580	(l.)	—

Total shareholders’ equity	$320,568	$(128,686)	$384,540		$576,422	$334,540		$526,422

Total liabilities and shareholders’ equity	$335,395	$262,802	$237,712		$835,909	$237,625		$835,822

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with Haymaker as the acquiring entity and OSW Predecessor as the acquiree. Under the acquisition method of accounting, Haymaker’s assets and liabilities will retain their carrying amounts and the assets and liabilities of OSW Predecessor, will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The pro forma adjustments have been prepared as if the Business Combination and the other related transactions had taken place on September 30, 2018 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2017 in the case of the unaudited pro forma condensed combined income statements.

The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Haymaker, who was determined to be the accounting acquirer.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination, include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Haymaker’s historical financial statements and related notes for the period from April 26, 2017 (inception) to December 31, 2017 and for the nine months ended September 30, 2018, as well as “Haymaker Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this proxy statement/prospectus, (ii) OSW Predecessor’s historical financial statements and related notes for the year ended December 31, 2017 and for the nine months ended September 30, 2018, as well as “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this proxy statement/prospectus.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact. In addition, the unaudited pro forma condensed combined financial statements do not reflect additional costs and expenses that OneSpaWorld may incur as a public company (other than those incurred by Haymaker and reflected in the unaudited pro forma condensed combined financial statements). Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Business Combination and the other related transactions are not included in the unaudited pro forma condensed combined income statements. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined balance sheet as a decrease to retained earnings and a decrease to cash, unless otherwise noted.

2. Preliminary Allocation of Purchase Price

The total purchase consideration for the Business Combination has been allocated to the assets acquired, liabilities assumed, and non-controlling interest for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired, liabilities assumed and non-controlling interest but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

Any increase or decrease in the fair value of the assets acquired, liabilities assumed and non-controlling interest, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of OneSpaWorld following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The purchase consideration was preliminarily allocated as follows:

(In thousands)	Scenario 1	Scenario 2
Cash paid to Selling Equityholders	$637,000	$522,000
Equity consideration paid to Selling Equityholders	148,000	263,000

	$785,000	$785,000

Cash and cash equivalents	$15,941	$15,941
Accounts receivable, net	18,658	18,658
Inventories, net	29,020	29,020
Other current assets	7,439	7,439
Property and equipment, net	27,882	27,882
Intangible assets, net	613,300	613,300
Other noncurrent assets, net	6,137	6,137
Deferred tax asset	743	743
Goodwill	110,994	110,994
Current liabilities	(34,613)	(34,613)
Deferred tax liabilities	(241)	(241)
Other long-term liabilities	(4,558)	(4,558)
Non-controlling interest	(5,702)	(5,702)

Net assets acquired	$785,000	$785,000

For Scenario 1, the estimated value of the equity consideration paid, or deemed paid, to the Sellers includes OneSpaWorld Shares with an estimated fair value of approximately $148,000,000. The estimated value of the aggregate equity consideration issued to the Sellers of $148,000,000 assumes a per share market value of common stock of OneSpaWorld of $10.00 per share. An assumed value of $10.00 per share has been used. Ultimately the value of consideration could vary depending on the stock price as of consummation of the Business Combination.

For Scenario 2, the estimated value of the equity consideration paid, or deemed paid, to the Sellers includes OneSpaWorld Shares with an estimated fair value of $263,000,000. The estimated value of the aggregate equity consideration issued to the Sellers of $263,000,000 assumes a per share market value of common stock of OneSpaWorld of $10.00 per share. Ultimately the value of consideration could vary depending on the stock price as of consummation of the Business Combination.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of intangible assets derived from retail concession agreements, lease agreements, a trade name and a licensing agreement. Retail concession agreements and lease agreements (collectively, “agreements”)

were valued through application of the multi-period excess earnings method. Under this method, revenues, operating expenses and other costs associated with these agreements were estimated in order to derive cash flows attributable to the existing agreements. The resulting cash flows were then discounted to present value at rates reflective of the risk and return expectations of the agreements to arrive at the fair value of the agreements as of September 30, 2018. The amortization related to the agreements is reflected as unaudited pro forma adjustments to the unaudited pro forma condensed combined income statements using the straight line method of amortization. Company management has determined the estimated useful lives of the retail concession agreements and lease agreements based on the projected economic benefits associated with these interests. The tradename and licensing agreement were valued through application of the relief from royalty method. Under this method a royalty rate is applied to the revenues associated with the tradename to capture value associated with use of the name as if licensed. The resulting royalty savings are then discounted to present value at rates reflective of the risk and return expectations of the interests to derive their respective fair values as of September 30, 2018. Company management has determined that the trade name is preliminarily estimated to have an indefinite useful life while the licensing agreement life is estimated based on the projected economic benefits associated with this interest.

The preliminary allocation of the purchase consideration to property and equipment was based on the fair value of such assets determined using the trending method of the cost approach. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, which approximates the remaining weighted useful life of such underlying assets. The fair value of the inventory was determined through use of the replacement cost approach.

The amount that will ultimately be allocated to these identified intangible assets, property and equipment and inventory and the related amount of amortization and depreciation, may differ materially from this preliminary allocation.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by OSW Predecessor.

3. Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other transactions described above and has been prepared for informational purposes only. The unaudited pro forma condensed combined income statements are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the combined company. The unaudited pro forma condensed combined financial information is based upon the historical financial statements of Haymaker and OSW Predecessor and should be read in conjunction with their historical financial statements included elsewhere in this proxy statement/prospectus.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, the Primary Private Placement and the Debt Financing, (2) factually supportable, and (3) with respect to the income statements, expected to have a continuing impact on the results of OneSpaWorld.

There were no intercompany balances or transactions between Haymaker and OSW Predecessor as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined income statements are based upon the number of OneSpaWorld’s shares outstanding, assuming the Business Combination and the Primary Private Placement occurred on January 1, 2017.

Pro Forma Adjustments to the Income Statements:

(a)

Represents the adjustments to depreciation of approximately $200,000 and $100,000 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively. The adjustments are reflecting the impact of the changes in fair values of property and equipment, based on the preliminary purchase price allocation.

(b)

Represents the adjustments to amortization of approximately $10,000,000 and $13,400,000 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, reflecting the impact of the changes in fair value of intangible assets based on the preliminary purchase price allocation. Amortization of the acquired intangible assets will be recognized on a straight line basis over the estimated useful life, which represents the projected economic benefits associated with the acquired intangible assets.

(c)

Represents the adjustment to eliminate the historical interest income and unrealized gains of Haymaker associated with the funds that were held in the Trust Account, which will be used to fund portions of the cash consideration and debt refinancing in connection with the Business Combination.

(d)

Represents the removal of previous interest on the OSW Predecessor debt being repaid at the closing by the Seller. An adjustment has also been made that represents the increased interest expense related to the issuance of new debt in connection with the Business Combination.

In connection with the Business Combination, Dory Intermediate will enter into (i) (x) a first lien term loan facility of up to $245,000,000 (including $50,000,000 which be utilized to partially fund the Business Combination assuming maximum redemptions) that matures in seven years and (y) a first lien revolving loan facility of up to $22,500,000 that matures in five years, and (ii) a second lien term loan facility of up to $25,000,000 that matures in eight years. Loans outstanding under the first lien term loan facility and the first lien revolving loan facility will accrue interest at a rate per annum equal to LIBOR plus a margin ranging from 4.25% to 3.75% depending on the achievement of certain leverage ratios and undrawn amounts under the first lien revolving loan facility accrue a commitment fee at a rate per annum of 0.50% on the average daily undrawn portion of the commitments thereunder, with one step down to 0.325% upon achievement of a certain leverage ratio. Loans outstanding under the second lien term loan facility will accrue interest at a rate per annum equal to LIBOR plus 7.50%. Principal payments on the first lien term loan facility equal to 0.25% of the original principal amount will be due quarterly, and the second lien term loan facility is not subject to amortization.

In scenario 1 pro forma interest expense assumes a weighted average interest rate of approximately 5.59% on the Initial Term Facility ($195,000,000) and Second Lien Term Facility ($25,000,000). Each 1/8% change in the assumed rate would create a $300,000 change in annual interest expense.

In scenario 2 an additional Contingency Term Facility of $50,000,000 is factored in. The Pro forma interest expense assumes a weighted average interest rate of approximately 5.71%. Each 1/8% change in the assumed rate would create a $300,000 change in annual interest expense.

Included in the adjustments to interest expense is deferred financing expense, under scenario 1, of $500,000 and $700,000 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively. Under Scenario 2 the deferred financing cost amortization, amortized on a straight line basis, is $600,000 and $800,000 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively.

Excluded from the adjustments to interest expense is the effect of any interest rate hedging activities.

(e)

This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented. The blended statutory rate is 0% due to the fact that the pro forma adjustments predominately relate to businesses that are in zero tax rate jurisdictions. There were no material pro-forma adjustments outside of such zero tax rate jurisdictions. For the year ended December 31, 2017, OSW Predecessor’s provision for income taxes of $5,300,000 includes a tax benefit for the revaluation of OSW Predecessor’s historic net deferred tax liability as a result of the Tax Cuts and Jobs Act (the “Tax Act”) passed on December 22, 2017.

(f)

Pro forma basic earnings per share was computed by dividing pro forma net income attributable to OneSpaWorld common shareholders by the weighted average of Class A Shares, as if such shares were issued and outstanding as of January 1, 2017. Basic shares outstanding were calculated based on the following common shares outstanding:

	At September 30, 2018
	Scenario 1	Scenario 2
OneSpaWorld Shares held by Haymaker Public Stockholders	33,000,000	16,500,000
OneSpaWorld Shares held by Haymaker Sponsor	3,000,000	3,000,000
OneSpaWorld Shares held by Private Placement Investors	12,249,637	12,249,637
OneSpaWorld Shares held by Sellers	14,821,863	26,321,863

Total common shares outstanding	63,071,500	58,071,500
Equity consideration—Employee option pool	7,000,000	7,000,000

Diluted shares outstanding	70,071,500	65,071,500

Pro forma dilutive earnings per share was computed using the “treasury stock buyback” method to determine the potential dilutive effect of its outstanding options. The employee option pool is the number of options available for issue at the time of closing, but not all options will be issued at that time.

The Haymaker Public Warrants, the Founder Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one OneSpaWorld Share. The Haymaker Public Warrants the Founder Warrants and the Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of OneSpaWorld Shares outstanding at the time of closing; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

Similarly, the Founder Shares that will be converted into the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events are not dilutive on a pro forma basis and have been excluded from the diluted number of OneSpaWorld Shares outstanding at the time of the closing.

Pro Forma Adjustments to the Balance Sheet:

(a)	Represents the net adjustment to cash associated with Haymaker’s payment of cash consideration in the Business Combination:

Pro forma net adjustment to cash associated with purchase adjustments:

(In thousands)	Scenario 1	Scenario 2
Haymaker cash previously held in Trust Account(1)	$334,742	$334,742
Proceeds from the primary private placement(2)	122,400	122,400
Proceeds from new debt(3)	220,000	270,000
Shareholder redemptions(4)	—	(165,000)
Cash consideration(5)	(637,000)	(522,000)
Payment of transaction costs(6)	(35,000)	(35,087)

Net adjustment to cash	$5,142	$5,055

(1)	Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the Business Combination and the payment of a portion of the cash consideration.
(2)	Represents the shares and warrants OneSpaWorld agreed to issue and sell to the Private Placement Investors for gross proceeds of approximately $122,400,000.
(3)	Represents additional funds raised through the new loan.
(4)	Represents cash paid for redemptions of Haymaker common shares based on the High Redemption scenario described above.
(5)

Represents the cash consideration portion of the total consideration that is expected to be paid to effectuate the Business Combination prior to any Sellers’ costs and amounts to be paid under the escrow agreement.

(6)	Reflects the impact of estimated transaction costs of $35,000,000 and $35,087,000 for Scenario 1 and 2, respectively, including fees and costs attributable to debt and equity consideration.
(b)	Represents the adjustment to inventory to reflect their estimated fair values on the preliminary purchase price allocation (see Note 2).
(c)

Represents the adjustments to property and equipment to (i) reflect the adjustment to the respective fixed asset category to reflect their estimated fair values based on the preliminary purchase price allocation, and (ii) to eliminate the historical accumulated depreciation (see Note 2).

(d)	Represents the adjustment to intangible assets to reflect their estimated fair values on the preliminary purchase price allocation (see Note 2).
(e)	Represents the adjustment to goodwill based on the preliminary purchase price allocation (see Note 2).

(In thousands)
Concession Agreements	$590,500
Lease Agreements	15,600
Trade Name	5,600
Licensing Agreement	1,400

$613,300

(f)

Represents adjustments to the deferred tax assets and liability. The deferred taxes are primarily related to the difference between the financial statement and tax basis for depreciation and amortization. The basis difference primarily results from the Business Combination where Haymaker receives a step-up value adjustment on certain assets for financial accounting purposes.

(g)	Represents the payment of accrued transaction expenses of $1.9 million.
(h)

Represents the transaction cost expense at closing going against retained earnings. Of the $35,000,000 and $35,087,000 total estimated transaction costs in Scenario 1 and Scenario 2, respectively, $16,300,000 has been recognized in retained earnings. This figure represents the total estimated transaction expense net of deferred financing fees (note j), the Private Placement fee that reduces additional paid in capital (note o), the accrued transaction expenses (note g) and the deferred underwriting costs accrued by Haymaker (note j).

(i)

Represents the repayment of OSW Predecessor debt ($352,100,000) on or prior to the closing by the Seller and the issuance of $220,000,000 of new long-term debt in the form of an Initial Term Facility ($195,000,000) and Second Lien Term Facility ($25,000,000) in scenario 1. In scenario 2 an additional Contingency Term Facility of $50,000,000 is issued. Both adjustments reflect related deferred financing costs of $700,000 and $800,000 for scenario 1 and scenario 2, respectively. These unaudited pro forma condensed combined financial statements are presented as such to better reflect indebtedness following the Business Combination.

(j)	Represents the payment of deferred underwriting costs of approximately $12,200,000.
(k)

Represents an adjustment to reflect that at the time of issuance, certain Haymaker common stock was subject to a possible redemption and, as such, an amount of $315,600,000 was classified as redeemable equity in Haymaker’s historical balance sheet as of September 30, 2018. In Scenario 1, no shares of common stock of Haymaker are subject to redemption and all outstanding common stock ($315,600,000) has been reclassified from redeemable equity to additional paid-in capital and Class A common stock, $0.0001 par value. In Scenario 2, $165,000,000 of common stock of Haymaker are subject to redemption and the remaining outstanding common stock $150,600,000 has been reclassified from redeemable equity to additional paid-in capital and Class A common stock, $0.0001 par value.
(l)	Represents the elimination of OSW Predecessor’s deficit of approximately $133,500,000 and accumulated other comprehensive loss of approximately $600,000.
(m)

Represents the Founder Shares being converted into 6,650,000 OneSpaWorld Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OneSpaWorld) and the right to receive 1,600,000 OneSpaWorld Shares upon the occurrence of certain events. Such deferred OneSpaWorld Shares are not included in the EPS calculations set forth above.

(n)	Represents the adjustment to non-controlling interest to reflect the estimated fair value on the preliminary purchase price allocation (see Note 2).
(o)	Represents the pro forma adjustments to additional paid-in capital in Scenario 1 and Scenario 2.

(In thousands)	Scenario 1	Scenario 2
Reverse Haymaker historical APIC	$—	$—
Conversion of redeemable shares held by Haymaker’s public stockholders to APIC, net of par amount	315,564	150,564
Increase to APIC attributable to the stock issued to the Selling Equityholders	148,000	263,000
Increase to APIC attributable to the Private Placement	122,400	122,400
Reduction to APIC attributable to the Private Placement fee	(3,672)	(3,672)

Pro forma adjustment to APIC	$582,292	$532,292

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

Selected Comparative Per Share Information and Exchange Rates

Comparative Per Share Data of Haymaker

The following table sets forth the closing market prices per share of the public units, Class A Shares and Haymaker Public Warrants as reported by NASDAQ on November 1, 2018, the last trading day before the Business Combination was publicly announced, and on February 6, 2019.

Trading Date	Units (HYACU)	Class A Shares (HYAC)	Warrants (HYACW)
November 1, 2018	$10.44	$9.85	$1.15
February 12, 2019	$10.85	$10.33	$1.28

The market prices of Haymaker securities could change significantly and may not be indicative of the market prices of OneSpaWorld Shares and other securities once they start trading. Because the Haymaker conversion / exchange ratio will not be adjusted for changes in the market prices of the Class A Shares, the value of the OneSpaWorld Shares and other securities that Haymaker stockholders will receive in the Business Combination may vary significantly from the value implied by the market prices of shares of Class A Shares and other Haymaker securities on the date of the Transaction Agreement, the date of this proxy statement/prospectus, and the date on which Haymaker stockholders vote on adoption of the Transaction Agreement. Haymaker stockholders are urged to obtain current market quotations for Haymaker securities before making their decision with respect to the adoption of the Transaction Agreement.

Comparative Per Share Data of OSW Predecessor

Historical market price information regarding OSW Predecessor is not provided because there is no public market for OSW Predecessor’s securities. For information about distributions paid by OSW Predecessor to its equityholders, please see the sections entitled “OSW Predecessor Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Comparative Historical and Pro Forma Per Share Data

The following table sets forth:

•	historical per share information of Haymaker for the year ended December 31, 2017 and for the nine months ended September 30, 2018;

•	historical per share information of OSW Predecessor for the year ended December 31, 2017 and for the nine months ended September 30, 2018; and

•

unaudited pro forma per share information of OneSpaWorld for the fiscal year ended December 31, 2017 and for the nine months ended September 30, 2018, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no Class A Shares are redeemed; and

•

Assuming High Redemptions: This scenario assumes that approximately 50% of the outstanding Class A Shares are redeemed at a redemption price of $10.00 per share, resulting in redemptions of $165,000,000 from the Trust Account and the use of $50,000,000 from the New Credit Facilities to complete the Business Combination (as part of the commitments to provide the New Credit Facilities of up to approximately $292,500,000 at the closing of the Business Combination).

The pro forma net income (loss) per share information reflect the Business Combination contemplated by the Transaction Agreement as if it had occurred on January 1, 2017.

This information is based on, and should be read together with, the selected historical financial information, the unaudited pro forma condensed combined financial information and the historical financial information of Haymaker and OSW Predecessor, and the accompanying notes to such financial statements, that has been presented in Haymaker’s filings with the SEC that are included in this proxy statement/prospectus. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus. Uncertainties that could impact OneSpaWorld’s financial condition include risks that affect OSW Predecessor’s operations and outlook such as those described under the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” of this proxy statement/prospectus.

Calculated using Adjusted Net Income

			Pro Forma Combined(1)
	Haymaker	OSW	No Redemptions	High Redemptions
Book Value per Share	$0.08	$3.65	$3.73	$4.06
Net Income per Common Share—Basic and Diluted	$0.01	$0.66	$0.37	$0.35

(1)	Includes Pro Forma interest expense assuming post-close capital structure in each redemption scenario.

BUSINESS OF ONESPAWORLD BEFORE THE BUSINESS COMBINATION

The information provided below pertains to OneSpaWorld prior to the Business Combination. As of the date of this proxy statement/prospectus, OneSpaWorld has not conducted any material activities other than those incident to its formation and to the matters contemplated by the Transaction Agreement, such as the making of certain required securities law filings and the preparation of this proxy statement/prospectus. After the Business Combination, OneSpaWorld will continue the business of OSW Predecessor, and OSW Predecessor and Haymaker will be wholly-owned subsidiaries of OneSpaWorld. For information about OneSpaWorld’s management, stock ownership and corporate governance following the Business Combination, please see the section entitled “Management of OneSpaWorld After the Business Combination” of this proxy statement/prospectus.

Incorporation

OneSpaWorld was incorporated as a Bahamian international business company on October 5, 2018 with an issued share capital of $250,000,000, divided into 250,000,000 shares of $0.0001. On October 23, 2018, the issued share capital was amended to be 250,000,000 shares of $0.0001.

Articles of Association

OneSpaWorld’s current articles of association are currently in a form customary for a holding companies. Prior to or simultaneously with consummation of the Business Combination, OneSpaWorld’s current memorandum and articles of association will be amended and restated in their entirety to be in the form of the OneSpaWorld Memorandum and Articles of Association contemplated by the Transaction Agreement and attached as Annex B to this proxy statement/prospectus. OneSpaWorld’s current articles of association may be amended at any time prior to consummation of the Business Combination by mutual agreement of OSW Predecessor and Haymaker or after consummation of the Business Combination by amendment in accordance with their terms. See the section entitled “Description of OneSpaWorld Securities.”

Name

OneSpaWorld is registered with the Corporate Registry of the Register General’s Department of the government of the Bahamas under the registration number 202175 B and the legal name OneSpaWorld Holdings Limited.

Official Seat

OneSpaWorld’s registered office is in the Island of New Providence, Commonwealth of the Bahamas and its business address is Office of Lennox Paton Corporate Services Limited, Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, City of Nassau, Island of New Providence, Commonwealth of The Bahamas. The mailing address of OneSpaWorld’s principal executive office after the closing of the Business Combination will be at Ocean Centre, Montagu Foreshore, East Bay Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

Financial Year

OneSpaWorld’s fiscal year is currently the calendar year. In connection with the Business Combination, OSW Predecessor and Haymaker may change the fiscal year of OneSpaWorld.

Subsidiaries

Dory Intermediate LLC, a newly formed Delaware limited liability company, is a wholly-owned subsidiary of OneSpaWorld. As of the date of this proxy statement/prospectus, Dory Intermediate LLC has not conducted any material activities other than those incident to its formation and to the matters contemplated by the Transaction Agreement.

Sole Shareholder

Steiner Leisure is currently the sole shareholder of OneSpaWorld. In connection with the Business Combination, Haymaker stockholders, the Private Placement Investors and the Sellers will become shareholders of OneSpaWorld pursuant to the Business Combination.

Board of Directors and Principal Officers

OneSpaWorld is currently managed by a board of directors with two directors. Currently, the directors of OneSpaWorld are Leonard Fluxman and Stephen Lazarus. Currently, Leonard Fluxman, serving as President and Chief Executive Officer, and Stephen Lazarus, serving as Chief Operating Officer and Chief Financial Officer, are the sole officers at OneSpaWorld.

BUSINESS OF ONESPAWORLD AFTER THE BUSINESS COMBINATION

Company Overview

OneSpaWorld is the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. OneSpaWorld’s highly-trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard 161 cruise ships and at 67 destination resorts globally. With over 80% market share in the highly attractive outsourced maritime health and wellness market, OneSpaWorld is the unquestioned market leader at approximately 10x the size of its closest maritime competitor. Over the last 50 years, OneSpaWorld has built its leading market position on its depth of staff expertise; broad and innovative service and product offerings; expansive global recruitment, training and logistics platform; and decades-long relationships with cruise and destination resort partners. Throughout its history, OneSpaWorld’s mission has been simple—helping guests look and feel their best during and after their stay.

At its core, OneSpaWorld is a global services company. OneSpaWorld serves a critical role for its cruise line and destination resort partners, operating a highly complex and increasingly important aspect of their overall guest experience. Decades of investment and know-how have allowed OneSpaWorld to construct an unmatched global infrastructure to manage the complexity of its operations, which in 2017 included nearly 8,000 annual voyages with visits to over 1,100 ports of call around the world. OneSpaWorld has consistently expanded its onboard offering with innovative, leading-edge service and product introductions, and developed a powerful back-end recruiting, training and logistics platform to manage its operational complexity, maintain its industry-leading quality standards and maximize revenue per center. The combination of its renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure and proven revenue management capabilities represents a significant competitive advantage that OneSpaWorld believes is not economically feasible to replicate.

The majority of OneSpaWorld’s revenues and profits are earned through long-term revenue sharing agreements with cruise line partners that economically align both parties and contribute to OneSpaWorld’s attractive asset-light financial profile. These agreements average approximately five years in length and provide OneSpaWorld with the exclusive right to offer health, fitness, beauty and wellness services and the ability to sell complementary products onboard the ships it serves. Under these long-term agreements, cruise line partners retain a specified percentage of revenues from all OneSpaWorld sales onboard. This inherent alignment encourages collaboration in all aspects of OneSpaWorld’s operations, including facility design, product innovation, pre- and post-cruise sales opportunities, capacity utilization initiatives and other data-driven strategies to drive increased guest traffic and revenue growth. Most of OneSpaWorld’s cruise line agreements encompass 100% of partner cruise lines’ existing fleet and all new ships introduced by the cruise line during the term of the agreement. As opposed to fixed-rent landlords, cruise lines and destination resorts serve as OneSpaWorld’s aligned economic partners.

OneSpaWorld is recognized by its cruise line and destination resort partners and their guests for its comprehensive suite of services and products. OneSpaWorld curates and delivers an exhaustive range of offerings centered on providing specific health and wellness solutions to meet its guests’ lifestyle routines or objectives. These services include: (i) traditional body, salon, and skin care services and products; (ii) specialized fitness classes and personal fitness training; (iii) innovative pain management, detoxifying programs and comprehensive body composition analyses; (iv) weight management programs and products; and (v) advanced medi-spa services. OneSpaWorld also offers its guests access to leading beauty and wellness brands including ELEMIS, Kérastase and Dysport, with many brands offered exclusively by OneSpaWorld at sea. On average, guests spend $230 per visit and OneSpaWorld’s solution sales approach drives substantial retail sales, with approximately 25% of its revenues derived from the sale of retail products.

OneSpaWorld’s state-of-the-art health and wellness centers are designed and branded for each cruise line and destination resort to optimize the guest experience, align with the overall hospitality atmosphere and maximize productivity. Centers can employ up to 45 highly trained professionals and range in size from 200 to over 30,000 square feet, depending on the cruise or resort partner’s needs.

OneSpaWorld’s cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa and Holland America, among many others. These partnerships extend across contemporary, premium, luxury and budget cruise lines that operate ships globally. OneSpaWorld maintains an exceptional contract renewal rate with its cruise line partners, having renewed approximately 95% of its contracts based on ship count over the last 15 years, including 100% of its contracts with ships larger than 3,500 berths. OneSpaWorld has not only maintained relationships with existing cruise line partners, but has a history of winning contracts and gaining market share. In 2018, OneSpaWorld signed an agreement with Celebrity Cruises as the exclusive operator of health and wellness centers onboard its highly anticipated Edge Class of mega ships, including the Celebrity Edge, which launched in November 2018, and three additional mega ships scheduled to launch in 2020, 2021 and 2022. On land, OneSpaWorld has longstanding relationships with the world’s leading destination hotel and resort operators, including Marriott, Starwood, Hilton, ClubMed, Caesars Entertainment, Lotte, Loews and Four Seasons, among others.

As a Bahamian international business company that earns a substantial portion of its revenue in low- or no-tax jurisdictions, OneSpaWorld has benefited from a highly attractive effective cash tax rate. Additionally, OneSpaWorld has minimal capital expenditures as third parties typically fund the build-out, maintenance, and refurbishment of OneSpaWorld’s onboard health and wellness centers. The combination of OneSpaWorld’s attractive tax rate and asset-light operating model leads to a financial profile that delivers exceptional Unlevered After-Tax Free Cash Flow. Annually, from 2015 through 2017, OneSpaWorld converted approximately 90% of its Adjusted EBITDA to Unlevered After-Tax Free Cash Flow.

OneSpaWorld has driven strong financial results and believes its leading market position in a growing industry, differentiated business model and entrenched partner relationships position its business for continued

growth. For the twelve months ended September 30, 2018, OneSpaWorld achieved revenues of $534 million, Adjusted EBITDA of $56 million, Net Income of $18 million and Unlevered After-Tax Free Cash Flow of $50 million. For a reconciliation of non-GAAP financial measures to GAAP measures see “Summary of Historical Financial Data of OSW Predecessor.”

Attractive Market Opportunity

OneSpaWorld operates at the intersection of the highly attractive health and wellness and travel leisure industries. OneSpaWorld is well-positioned to continue growing through the cruise industry’s reliable new cruise ship and passenger growth, consumers’ desire for travel and experiences and the increasing focus on health and wellness in consumers’ every day lives.

Highly Dependable Cruise Industry Growth

The cruise industry has been among the fastest-growing segments in the travel leisure industry with passenger growth for more than 20 consecutive years, including through the recessions of 2001 and 2008. OneSpaWorld estimates, based on annual statistics published by Cruise Lines International Association (“CLIA”), that global passenger counts have grown every year from approximately 6.3 million passengers in 1995 and are expecting to reach 28.0 million in 2018, representing a compound annual growth rate of 6.7%. CLIA estimates an all-time high of 28.0 million passengers will cruise in 2018. This dependable passenger growth has been driven by consistent, significant investments in new cruise ship capacity, strong loyalty among experienced cruisers and the large and growing appeal of cruising to all demographics, including millennials. In 2019, millennials are projected to represent the largest segment of the U.S. population, and according to CLIA’s 2018 cruise travel report, they are also most likely to book a cruise for their next vacation.

Cruising remains underpenetrated globally and is poised for continued growth. Based on research from CLIA, in 2016, cruise passengers in the United States represented 3.6% of the population, which was second to Australia with a penetration rate of 5.4%. According to 2017 data, these penetration rates compare favorably against alternative vacations and leisure activities, including visits to the Disneyland theme park at 5.6% of the

U.S. population, visits to U.S. snowsports facilities at 16.8% of the U.S. population, and visits to Australian snowsports facilities at 8.7% of the Australian population. China remains incredibly underpenetrated with a cruising penetration rate of just 0.2% of the population in 2017, representing a significant opportunity.

Today, the “Fourth Wave” of cruise industry expansion is in its early phases in Asia, as cruise operators and the Chinese government invest heavily in Asian cruise port infrastructure. The global cruise market has witnessed three distinct periods, or “waves,” of geographic expansion over the last 40 years as the industry grew its presence into new regions of the world. The first wave comprised the period during the early 1980’s that saw the emergence of the North American and Caribbean cruise market. The second wave occurred in the late 1990’s and early 2000’s as the European market evolved to reflect the itinerary diversity seen in North America, and the third wave was driven by industry expansion to the rest of the world, excluding Asia, in the latter half of the 2000’s. Each of these waves saw investment by cruise lines in new ship capacity to service these regions, as well as significant investment by cruise operators and local governments in cruise port infrastructure to enable increased itinerary diversity and enhance the attractiveness of cruise travel throughout these regions. In 2015, Carnival Corporation and the Chinese State Shipbuilding Corporation established a joint venture for a shipbuilding consortium at a Shanghai shipyard, which will build mega class cruise ships for the Chinese market. Cruise Industry News reports that Asian cruise capacity grew at a CAGR of 18.3% from 2011 to 2015 and is projected to grow at a 15.2% CAGR from 2015 to 2022. Cruise Industry News projects passenger counts in the Asian market will reach European volumes within the next 5 to 10 years and some cruise operators predict during that time that Asian passenger counts may even surpass North American volumes, which are the largest in the world.

Consumers Increasingly Spending on Experiences and Travel

Global consumers are increasingly prioritizing experiences over products, creating a significant tailwind for leisure and travel. According to Coresight Research, since 2002, the split of U.S. discretionary spending has shifted from 50% services and 50% products to 55% services and 45% products in 2017. This change implies an incremental $139 billion in spending on services or related experiences, such as travel, in the United States alone. Globally, according to the World Bank, the number of international travel departures around the world has roughly doubled over the past two decades from more than 600 million in 1996 to 1.3 billion in 2015. The outlook remains positive, as the Deloitte 2018 Travel and Hospitality Industry Overview projects that the global hotel industry will sustain strong 5%-6% growth to achieve a record $170 billion in gross booking in 2018. OneSpaWorld is poised to benefit from global consumers’ shift toward experiences and travel with a global network of health and wellness centers onboard cruise ships and at premier destination resorts around the world.

Large and Growing Health and Wellness Industry

OneSpaWorld’s health and wellness centers cater to guests seeking a continuation of their wellness activities while traveling and those who want to trial services while away from home. According to The Global Wellness Institute (“GWI”), the global wellness economy is growing at nearly twice the rate of the broader economy, achieving a total value of $4.2 trillion in 2017. As consumers increasingly incorporate health and wellness activities into their daily lives, they are placing a higher priority on health and wellness services while traveling. GWI estimates that wellness-related tourism grew at twice the rate of general tourism from 2015 to 2017 and projects it to grow at a 7.5% compound annual growth rate from $639 billion in 2017 to $919 billion in 2022.

The Evolution of OneSpaWorld

OneSpaWorld’s history dates back to the early 1960’s, when it opened the world’s first salons at sea onboard transatlantic cruise ships including the Queen Mary and Queen Elizabeth II. Over more than 50 years, OneSpaWorld has continuously defined and redefined the onboard health and wellness category by consistently expanding its onboard offering with innovative and leading-edge service and product introductions, while developing the powerful back-end recruiting, training and logistics platforms to manage and optimize the complexity of its operations and maintain its industry-leading quality standards. OneSpaWorld has successfully evolved the onboard health and wellness category from what was once a consumer-centric amenity for passengers to a key onboard revenue driver for cruise line partners.

In 2015, a consortium led by L Catterton acquired Steiner Leisure, the holding company of OneSpaWorld (the “2015 Transaction”). Since then, OneSpaWorld has strengthened its already proven platform by leveraging L Catterton’s expertise in multi-unit retail and customer acquisition. At sea, OneSpaWorld has enhanced collaboration with its cruise line partners to reinforce its market leading position and introduced innovative revenue initiatives to accelerate its onboard revenue growth. Key recent initiatives include:

•	Enhancing and expanding collaboration with cruise line and resort partners;

•	Creating pre-marketing, pre-booking and pre-payment platforms with optimal positioning on cruise line websites;

•	Employing data-driven, dynamic pricing of services to optimize facility utilization and revenue generation;

•	Incorporating advanced direct marketing programs, including personalized communications and value promotions, to drive traffic;

•	Shifting revenue mix towards higher value-add services through new service introductions and higher-ticket products coupled with enhanced consultative sales training techniques;

•	Expanding medi-spa services to the majority of ships within the OneSpaWorld fleet;

•	Collaborating with global brands to leverage OneSpaWorld’s powerful retail channel and captive audience of over 20 million consumers with above average household income;

•	Increasing frequency of budgeting and KPI reviews with cruise partners;

•	Improving staff productivity through enhanced incentive and retention measures; and

•	Leveraging the strength of OneSpaWorld’s global marketing, recruiting, training, logistics and facility design platforms across its destination resort partnerships.

Today, OneSpaWorld’s comprehensive suite of premium health, fitness, beauty and wellness services and products reaches more consumers than ever before, with 161 centers onboard cruise ships addressing a captive audience of over 20 million passengers annually and 67 destination resort centers serving global travelers at premier destination resorts around the world.

OneSpaWorld’s Strengths

Global Leader in the Hospitality-Based Health & Wellness Industry

As the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide, OneSpaWorld is at the center of the intersection between the health and wellness and travel leisure industries. Global wellness tourism is a $639 billion industry, according to the GWI, and is projected to grow at a compound annual growth rate of 7.5% through 2022. OneSpaWorld commands over 80% market share in the highly attractive outsourced maritime health and wellness market and is nearly 10x the size of its closest competitor. Through its market share, OneSpaWorld has access to a captive audience of over 20 million passengers. Cruise ship guests are an attractive demographic with average annual household incomes of over $100,000. Based on an independent study conducted by a global strategy consulting firm, approximately 45% of cruise guests are interested in or have participated in wellness activities during their cruise while OneSpaWorld’s revenues have been historically driven by approximately 10% of cruise ship passengers. As a result of OneSpaWorld’s scale, its captive audience and consumers’ increasing desire for more health and wellness services, OneSpaWorld is well positioned in the growing global health and wellness industry and has a large addressable market at sea and on land.

Differentiated Business Model That Would be Difficult and Non-Economical to Replicate

For more than 50 years, OneSpaWorld’s business model has been built through investment in global infrastructure and training, decades-long relationships with its cruise line and destination resort partners and reputation for offering guests a best-in-class wellness experience. The robust infrastructure and processes required to operate and maximize revenue across its network of global health and wellness centers separates OneSpaWorld from its peers. OneSpaWorld embarked on almost 8,000 voyages that welcomed over 20 million passengers at more than 161 ports of embarkation in 2017. OneSpaWorld’s business model is centered on providing its partners with the following solutions:

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Global Recruiting, Training and Logistics—OneSpaWorld recruits, trains and manages over 3,000 professionals annually around the world, representing 86 nationalities and 27 spoken languages. With nine global training facilities, OneSpaWorld can accommodate each cruise line’s needs for specific onboard staff with complex language, cultural and service modality requirements and is the only company with the infrastructure to commission highly-trained staff at over 1,100 ports of call worldwide at a moment’s notice.

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Supply Chain and Logistics—OneSpaWorld manages the complex distribution of all products and supplies to its “floating centers”, leveraging proprietary data to accurately forecast and stock each center. Products can only be loaded at designated ports around the world during a limited window of time while the ship is in port, adding to the complexity of the process.

•	Yield and Revenue Management—OneSpaWorld has developed proprietary technology, processes and staff training tools to consistently measure, analyze and maximize onboard revenue.

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Exclusive Relationships with Global Brands—Due to its scale, superior operations, industry longevity and attractive captive audience, OneSpaWorld currently has over 600 product SKUs offered through the OneSpaWorld platform at sea, including ELEMIS, Kérastase, Thermage®, GoodFeet Arch Supports and GoSmile Teeth Whitening.

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Facility Design and Branding Expertise—OneSpaWorld designs its state-of-the-art health and wellness centers specifically for each cruise line and destination resort partner by creating bespoke branding and concepts to optimize guest experiences and maximize productivity.

The above capabilities have contributed to building a differentiated and defensible strategy around OneSpaWorld’s leading market position in a growing and attractive industry.

Unmatched Breadth of Service and Product Offering

OneSpaWorld offers its guests a comprehensive suite of health and wellness services and products to meet any and all of their needs. OneSpaWorld is continuously innovating and evolving its offering based on the latest trends and tailors its service and product offering to regional preferences. In addition to wellness and beauty services, OneSpaWorld offers the latest in fitness, a full range of massage treatments, nutrition/weight management consultations, teeth whitening, acupuncture and wellness services. OneSpaWorld has also introduced innovative, higher-ticket medi-spa services including BOTOX® Cosmetics, Dysport, Restylane, CoolSculpting, Thermage® and dermal fillers, among others. With its captive audience of over 20 million cruise guests annually, OneSpaWorld is a compelling distribution channel for leading wellness and beauty brands. Renowned brands including ELEMIS and Kérastase have partnered with OneSpaWorld for exclusive distribution at sea. Cruise and resort partners depend on OneSpaWorld to provide their guests with the best and broadest assortment of services and products to enhance their vacation experience.

Entrenched Partnerships with Economic Alignment

OneSpaWorld has cultivated partnerships with the largest and most reputable cruise lines and premier resorts in the world. OneSpaWorld’s cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa and Holland America, among many others. The majority of OneSpaWorld’s revenues and profits are earned through its long-term revenue sharing agreements with its cruise line partners that economically align both parties and create a collaborative relationship. On land, OneSpaWorld partners with market-leaders at highly-attractive destinations including Atlantis Paradise Island Bahamas, The Ocean Club, a Four Seasons Resort, Hilton Hawaiian Village Beach Resort and Spa and the Mohegan Sun Resort. OneSpaWorld’s long-standing relationships, with economic alignment at the core, strengthens its competitive advantage.

Highly Visible and Predictable Revenue Streams

OneSpaWorld consistently has access to over 20 million passengers annually with passenger growth expected to continue as new ships are commissioned in the industry. This new ship growth is highly visible as demonstrated in a publicly available global order book outlining over five years of new ship orders. Across its contracts, OneSpaWorld typically operates on all ships in a fleet and on new ships added during the contract term, securing both existing and new ship revenue. A new ship requires approximately two to four years to be built and is rarely delayed as cruise lines typically sell out the vessel’s maiden voyage over a year in advance. New ships do not have a revenue ramp-up period given these advanced marketing efforts. Cruise line partners are experts at dependably filling their ships with passengers, as demonstrated by the industry average occupancy rate of above 100%, even through recessionary periods. Due to consistent industry practices and decades of proprietary operating history data, OneSpaWorld has strong visibility into its future revenue realization for the next three to five years.

Asset-Light Model with Tremendous After- Tax Free Cash Flow Generation

Third parties typically fund the build-out, maintenance, and refurbishment of OneSpaWorld’s onboard health and wellness centers, resulting in an asset-light profile with minimal capex required. OneSpaWorld’s capital expenditures have averaged 1% of revenues over the last three years. Being a Bahamian international business company and earning a significant portion of its revenue in low-tax or no-tax jurisdictions, OneSpaWorld’s effective cash tax rate has been approximately 2% over the last three years. This combination translates to exceptional after-tax free cash flow. Annually, from 2015 through 2017, OneSpaWorld converted approximately 90% of its Adjusted EBITDA to Unlevered After-Tax Free Cash Flow. As a result, OneSpaWorld will have ample free cash flow to fund growth, repay debt and return capital to shareholders.

Seasoned and Proven Management Team

The combined company will be led by OneSpaWorld’s current management team, which operated Steiner for nearly 20 years. OneSpaWorld’s Executive Chairman, Leonard Fluxman, and CFO and COO, Stephen Lazarus, together led Steiner Leisure as a public company for more than a decade. Mr. Fluxman, Mr. Lazarus and OneSpaWorld’s Chief Executive Officer, Glenn Fusfield, now lead an internally-developed senior management team with over 150 years of combined industry experience. OneSpaWorld will also benefit from Haymaker’s investing and operational experience at Fortune 500 companies, particularly in the consumer and hospitality sectors. The OneSpaWorld management team’s deep experience and proven track record in managing the business in both public and private markets positions the business combination as an attractive vehicle for future long-term growth within the global hospitality-based health and wellness industry.

Growth Strategies

OneSpaWorld management plans to continue growing the business through the following strategies:

Capture Highly Visible New Ship Growth with Current Cruise Line Partners

OneSpaWorld will continue benefiting from the cruise industry’s capacity growth with a consistent and visible pipeline of new ships commissioned annually by its cruise line partners. From 2019 to 2023,

OneSpaWorld’s existing cruise line partners are expected to build 35 new ships, representing over 119,000 new berths, which is an approximate 25% increase in OneSpaWorld’s estimated year end 2018 berth count. Approximately 85% of OneSpaWorld’s 2020 projected revenues at sea are expected to be generated from its existing fleet and new ships being launched by cruise lines already under contract with OneSpaWorld. As its existing cruise line partners expand into the Asian region over the longer-term, OneSpaWorld will be well positioned to grow revenue alongside its cruise line partners as OneSpaWorld has over 70% market share in the region today. Through established cruise line partner relationships, current contracts and an approximately 95% contract renewal rate over the last 15 years, OneSpaWorld is well positioned to capture new ship growth over the long term.

Expand Market Share By Adding New Potential Cruise Line Partners

Although OneSpaWorld has over 80% market share in the outsourced maritime health and wellness market, there is an opportunity to continue to grow market share by winning new contracts. Recently, OneSpaWorld won a contract with Celebrity Cruise Lines to design and operate the health and wellness centers onboard their four new mega ships to be commissioned between 2018 and 2022. OneSpaWorld also routinely meets with cruise lines that do not currently outsource their health and wellness centers or utilize OneSpaWorld’s smaller competitors but that may have an interest in contracting with OneSpaWorld in the future due to its strong reputation and historical results. As evidenced by its successful history of winning new contracts, OneSpaWorld is focused on continuing to grow market share at sea over time.

Continue Launching More Value-Added Services and Products

OneSpaWorld has successfully innovated services and products to meet guests’ ever-changing needs, attract more guests and generate more revenue per guest. Medi-spa has been a highly successful innovation for OneSpaWorld at sea and is now a critical component of its offering. Performed by licensed physicians, the medi-spa offering provides the latest cosmetic medical services to guests such as non-surgical cosmetic procedures, including BOTOX® Cosmetic, Dysport, Restylane, CoolSculpting, Thermage® and dermal fillers. Guests purchasing medi-spa services spend on average up to 10x more than on traditional services. OneSpaWorld also initiated a trial of Kérastase, a leading global professional hair care brand, in 2017 and experienced a 30% increase in total guest spend and improved retail attachment by more than 25% during the trial period. OneSpaWorld will continue to focus on launching higher value-add products and services that meet guest demands and drive traffic through its highly productive centers.

Focus on Enhancing Health and Wellness Center Productivity

Cruise lines have become increasingly focused on growing onboard revenue as a way to enhance revenue beyond traditional cabin ticket sales. Between 2011 and 2017, onboard spend as a percentage of total cruise line revenue has increased over 480 basis points to nearly 30%, translating to $2 billion of incremental onboard spend. OneSpaWorld provides services to approximately 10% of cruise passengers on any one journey, while 45% of passengers say they are interested in using the centers onboard, per an independent global consulting study. OneSpaWorld is focused on collaborating with cruise line partners to increase passenger penetration and maximize revenue yield through the following initiatives:

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Increase Pre-Booking and Pre-Payment Capture Rate—OneSpaWorld is working with its cruise line partners to expand its marketing efforts to reach a guest before boarding a ship through pre-booking. Pre-booked appointments yield approximately 60% more revenue than services booked onboard the ship. Due to its success across select cruise lines that have implemented pre-booking capabilities, OneSpaWorld is in the process of implementing pre-booking across many of its other partner cruise lines.

•	Expand Targeted Marketing and Promotion Initiatives – OneSpaWorld is now directly marketing and distributing promotions to onboard passengers as a result of enhanced collaboration with selected cruise line partners. These promotions are personalized and individually tailored to guests’ profiles and have successfully driven traffic and revenue at OneSpaWorld’s health and wellness centers. Examples include “happy anniversary” messages to couples, “happy birthday” notes to individual guests, and promotional retail credits offered to guests who visit OneSpaWorld’s centers before the end of their cruise. On vessels implementing these initiatives, guests that received these customized promotions were responsible for over 6.5% of revenues generated during the nine months ended September 30, 2018 and spent approximately 5.5% more during their visit than guests that did not receive customized promotions.

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Utilize Technology to Increase Utilization and Enhance Service Mix – OneSpaWorld has recently begun to successfully introduce and expand technology-enabled dynamic pricing initiatives with selected cruise line partners. While dynamic pricing strategies have historically been applied manually by onboard staff, OneSpaWorld is currently rolling out online and pre-cruise access to drive off-peak utilization rates and fill higher-demand time slots with higher-value bookings. This enhanced dynamic pricing capability is currently available with only a few cruise line partners, representing a significant opportunity for revenue growth as it is rolled out and optimized fleet-wide.

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Extend Retail Beyond the Ship—OneSpaWorld’s Shop & Ship program provides guests the ability to buy retail products onboard and have products shipped directly to their home to avoid the hassle of packing products in their luggage. On average, a Shop & Ship customer spends more than 3.5x the amount of a non-Shop & Ship customer on retail products. The Shop & Ship program, combined with OneSpaWorld’s eCommerce platform timetospa.com, give OneSpaWorld the ability to maintain a connection with each guest beyond the cruise voyage.

Selectively Expand Footprint at Destination Resorts

OneSpaWorld has long-standing relationships with many leading hotel and hospitality companies around the world such as Marriott, Starwood, Hilton, ClubMed, Caesars Entertainment, Lotte, Loews and Four Seasons, among others. OneSpaWorld believes it is a proven turnkey operator for its partners. With health and wellness centers in 67 destination resorts, with 17 in North America and 50 in Asia, this reflects only a handful of resort centers per partner, or approximately one percent of partners’ total resorts. As such, OneSpaWorld believes there is significant potential to operate additional centers within their resort partner portfolios. OneSpaWorld will selectively expand its resort footprint when attractive unit economics can be generated. Given its unit growth potential, global infrastructure and proven platform, OneSpaWorld has a significant opportunity to further expand its destination resort footprint.

Health and Wellness Services

OneSpaWorld curates and delivers an exhaustive range of offerings for its cruise and destination resort partners centered around a holistic wellness approach which includes:

Spa and Beauty. OneSpaWorld offers massages and a broad variety of other body and beauty treatments including facials, hair cutting and styling, manicures and pedicures, and tanning. Additionally, OneSpaWorld offers teeth whitening services in the majority of its onboard health and wellness centers.

Medi-spa. OneSpaWorld offers medi-spa services on the majority of its ships. Its service menu consists of the leading medi-spa brands including BOTOX® Cosmetic, Dysport, Restylane, Coolsculpting, Thermage®, and dermal fillers, among others. Currently, medi-spa services are available on 91 ships and administered by certified medical physicians.

Fitness. OneSpaWorld offers guests use of fitness centers as well as paid services by a fitness professional to its cruise and destination resort guests. The fitness centers are typically free and offer guests use of strength equipment, cardiovascular equipment such as treadmills, elliptical machines, exercise bicycles and rowing and stair machines. Boutique fitness classes, including yoga, Pilates, cycling, and aerobics, are also available to guests for a fee or at no charge, depending on the class. OneSpaWorld’s fitness instructors are available to provide paid services, such as body composition analysis and personal training.

Nutrition. In addition to fitness services, OneSpaWorld offers guests with paid services for personal nutritional and dietary advice, weight management, nutrition coaching and detoxification. Guests can begin a program on the cruise and remain connected to OneSpaWorld’s professional coach after the cruise to ensure successful completion of the program, such as a nutrition or detoxification plan.

Health. OneSpaWorld first introduced acupuncture in 2005 and has since rapidly expanded its health, or pain management, offerings to be one of OneSpaWorld’s largest categories. Today, OneSpaWorld offers acupuncture, electro acupuncture, cupping, posture and gait analysis, GoodFeet arch supports, physical therapy, and NormaTec recovery. OneSpaWorld’s services are enhanced by its retail channel; GoodFeet, a premium arch support insert, is now a leading retail product for OneSpaWorld.

Mind-Body and Wellness. OneSpaWorld also offers guests yoga, Tai Chi, sound therapy in addition to meditation and biofeedback for its guests.

Products

OneSpaWorld sells over 600 branded product SKUs due to its scale, superior operations, industry longevity and attractive captive audience at sea and on land. OneSpaWorld sells products from leading brands including ELEMIS, Thermage®, Dysport, GoodFeet Arch Supports and GoSmile Teeth Whitening. OneSpaWorld has an exclusive 10-year supply contract with ELEMIS. OneSpaWorld believes it has a leading retail attachment rate based on the number of products purchased in conjunction with a service compared to the broader retail industry. Approximately 25% of OSW Predecessor’s revenues comes from product sales, enabling incremental revenue even at full treatment room utilization.

OneSpaWorld has two warehouses, one 20,000 square foot bonded warehouse in Miami, FL and another 4,000 square foot warehouse in New Jersey. The Miami warehouse provides fulfillment services for cruise inventory, and the New Jersey warehouse provides fulfillment for e-Commerce and the Shop & Ship program.

Health and Wellness Centers

As of September 30, 2018, OneSpaWorld operated state-of-the-art health and wellness centers across a total of 161 ships, including almost all of the major cruise lines globally, and 67 resorts principally in the United States, the Caribbean and Asia. Centers are designed and branded for each cruise and destination resort partner to optimize the guest experience, maximize revenues and align with its partners’ hospitality environment. Centers can range in size from approximately 200 square feet to over 30,000 square feet and generally provide fitness areas, treatment rooms and salons, as well as elaborate thermal suites and/or saunas. Cruise centers are generally located on higher ship decks, which encourages increased passenger interest and guest traffic.

Facility Design

OneSpaWorld’s partners seek differentiated health and wellness experiences for their guests. As such, OneSpaWorld provides design capabilities for its cruise line and destination resort partners, creating bespoke branding and design consulting to optimize guest experiences and maximize revenues. OneSpaWorld operates health and wellness centers under proprietary brands of Mandara and Chavana as well as brands curated specifically for each cruise line, complete with cruise line and/or ship-specific service menu. OneSpaWorld has 34 health and wellness centers under the Mandara brand, 12 centers under the Chavana brand, one destination resort health and wellness center under the “ELEMIS” brand, and one center under its newest destination resort health and wellness brand, “Glow®, a Mandara Spa.”

Principal Cruise Line Customers

A significant portion of OneSpaWorld’s revenues are generated from each of the following cruise lines, which accounted for more than ten percent of its total revenues in 2017, 2016, and 2015, respectively: Carnival (including Carnival, Carnival Australia, Costa, Holland America, P&O, Princess, and Seabourn cruise lines): 48%, 48%, and 49% and Royal Caribbean (including Royal Caribbean, Celebrity Cruises, Pullmantur and Azamara cruise lines): 20%, 20%, and 21%. These companies, combined, accounted for 121 of the 161 ships served by OneSpaWorld as of September 30, 2018. OneSpaWorld’s contracts are signed at the cruise line-level, not with the parent operator, giving OneSpaWorld a diverse customer base despite parent-level consolidation. OneSpaWorld’s contracts average 5 years in duration.

The numbers of ships served as of September 30, 2018 under cruise line agreements with the respective cruise lines (including ships temporarily out of service for routine dry dock maintenance) are listed below:

Cruise Line	Ships Served
Azamara	4
Carnival	26
Carnival Australia	5
Costa	14
Crystal	3
Disney	4
Holland America	14
Norwegian	16
P&O	7
Princess	17
Pullmantur	4
Royal Caribbean	25
Saga	1
Seabourn	5
Silversea	8
Thompson	2
Windstar	6

Total	161

Resort Locations and Partners

As of September 30, 2018, OneSpaWorld provided health and wellness services at destination resorts in the following locations:

Country	Number of Destination Resort Centers
United States(1)	15
Maldives	13
Vietnam	11
Malaysia	10
Indonesia	5
Bahamas	3
Palau	2
Russia	2
United Arab Emirates	2
Bahrain	1
Aruba	1
Egypt	1
Japan	1

Total	67

(1)	Including Puerto Rico.

Cruise Line and Resort Agreements

Through the cruise line and resort agreements, OneSpaWorld has the exclusive right to offer health, fitness, beauty and wellness services and the ability to sell complementary products onboard the ships and at destination resorts it serves. Under the cruise agreements, guests pay for OneSpaWorld’s services through the cruise partners who retain a specified percentage of gross receipts from such sales before remitting the remainder to OneSpaWorld. OneSpaWorld’s revenue share agreements result in a highly variable cost model, where the primary fixed costs are the meals and accommodations for its cruise employees. Most of the cruise line agreements cover all of the then-operating ships of a cruise line and typically new ships are added to the agreement through an amendment to ships in service. The agreements have specified terms ranging from one to eight years, with an average remaining term per ship of approximately five years. Cruise lines can terminate the agreements with limited or no advance notice under certain circumstances, including, among other things, the withdrawal of a ship from the cruise trade, the sale or lease of a ship, or its failure to achieve specified passenger service standards. However, OneSpaWorld has never had a contract terminated prior to its respective expiration date.

OneSpaWorld operates its destination resort centers pursuant to agreements with the owners of the properties involved. OneSpaWorld’s destination resort centers generally are required to pay rent based on a percentage of OneSpaWorld revenues, with others having fixed rents. Some of its destination resort center agreements also require that OneSpaWorld make minimum rental payments irrespective of the amount of its revenues. The terms of the agreements for OneSpaWorld’s destination resort centers generally range from five to 20 years (including the terms of renewals available at its option). In North America, destination resort centers generally have a higher investment cost and lower revenue share with higher staff costs and contracts lasting 10 years on average. In Asia, destination resort centers have lower investment cost, higher revenue share, lower staff costs, and contracts averaging five years.

Recruiting and Training

OneSpaWorld’s continued success is dependent, in part, on its ability to attract qualified employees. OneSpaWorld’s goal in recruiting and training new employees is to have available a sufficient number of skilled personnel trained in its customer service philosophy. OneSpaWorld recruits prospective cruise employees from geographies including the British Isles, Australia, South Africa, the Philippines, Canada, the Caribbean and continental Europe, providing an ample pipeline of talent to fulfill any demographic preferences. Recruitment professionals source potential employees using a variety of recruitment techniques include advertisements in trade and other publications, appearances at beauty, hair, and fitness trade shows, meetings with students at trade schools, and recommendations from its employees. Candidates are generally required to have received prior training and certifications in the services they will perform and are tested in their specific modalities. Prospective employees for destination resorts are also required to have received prior training but are recruited in a customary manner within the respective destination region.

OneSpaWorld candidates complete a rigorous training program at one of OneSpaWorld’s nine global training facilities or at one of the destination resorts. OneSpaWorld trains over 3,000 employees annually and has 56 training, administrative, and recruitment staff to execute that training. Training courses are typically conducted over a period of one to six weeks, depending on the modality, and emphasize use of personalized, attentive guest care and the unique requirements of each cruise line partner. Additionally, employees are trained from day one in yield management and cross-selling products. This training covers, among other things, maximization of revenues, personnel supervision, customer service, and administrative matters, including interaction with cruise line and destination resort personnel. Given the complex human capital requirements, OneSpaWorld considers its recruitment and training infrastructure to be a key barrier to entry.

Marketing and Promotion

OneSpaWorld promotes its services and products to cruise passengers and resort guests through targeted marketing, including pre-and post-cruise emails, website advertising, on-site demonstrations and seminars, video presentations shown on in-cabin/in-room television, ship newsletters, tours of its centers, and dedicated signage around the ship. OneSpaWorld also encourages its employees to cross-sell as they believe that such cross-promotional activities frequently result in its customers purchasing services and/or products in addition to those they initially contemplated buying. For example, OneSpaWorld cross-sells the fitness body assessment with detox programs, vitamins, and seaweed wraps. OneSpaWorld also maintains a dedicated sales desk to facilitate pre-cruise health and wellness services booking and to disseminate health and wellness information for charters and other groups of cruise passengers.

Recent collaborative initiatives with cruise line partners have proven to enhance performance across certain key performance indicators. OneSpaWorld has developed a fully integrated pre-booking platform which allows guests to book health and wellness treatments six to eight weeks prior to the voyage. Pre-booked and pre-paid guests on average spend approximately 60% more than guests who book services once already onboard. OneSpaWorld recently introduced targeted marketing, including the ‘positive surprise’ direct marketing campaign where guests receive a targeted gift card to celebrate a birthday, honeymoon, anniversary, or other special occasion. Guests who received the ‘positive surprise’ campaign spent approximately 50% more in the health and wellness centers, which translated to a 6% increase in onboard spend. OneSpaWorld has begun rolling out its dynamic pricing model to its full cruise fleet, which provides the ability to optimize demand and maximize utilization of the health and wellness center. OneSpaWorld continually monitors the results of its marketing efforts and adjust its strategies in order to use its marketing resources in a cost-effective manner.

Competition

OneSpaWorld faces competition in its cruise ships and destination resorts. On cruise ships, OneSpaWorld competes with passenger activity alternatives for onboard passenger dollars. OneSpaWorld also competes with other maritime wellness facility providers, including cruise lines that insource the activity as well as other outsource providers. The largest outsource provider after OneSpaWorld is currently Canyon Ranch who operates on 22 ships as of September 30, 2018. Across the resorts business, OneSpaWorld competes with other hotel operators that outsource health and wellness services. The destination resorts business is highly fragmented, and there is no one leader within this category.

Seasonality

A significant portion of OneSpaWorld’s revenues are generated onboard cruise ships. Certain cruise lines, and, as a result, OneSpaWorld have experienced varying degrees of seasonality as the demand for cruises is stronger in the Northern Hemisphere during the summer months and during holidays. Accordingly, the third quarter and holiday periods generally result in the highest revenue yields for OneSpaWorld. Further, cruises and destination resort health and wellness centers have been negatively affected by the frequency and intensity of hurricanes. The negative impact of hurricanes is highest during peak hurricane season from August to October.

Trademarks

OneSpaWorld holds or controls numerous trademarks in the United States and a number of other countries. OneSpaWorld’s most recognized health and wellness products and services trademarks are for Mandara, Chavana and Remède. OneSpaWorld believes that the use of its trademarks is important in establishing and maintaining its reputation for providing high quality health and wellness services as well as cosmetic goods, and OneSpaWorld is committed to protecting these trademarks by all appropriate legal means.

Registrations for the OneSpaWorld, Mandara and Chavana trademarks, among others, have been obtained in a number of countries throughout the world. OneSpaWorld continues to apply for other trademark registrations in various countries. While a number of the trademarks OneSpaWorld uses have been registered in the United States and other countries, the registrations of other trademarks that OneSpaWorld use are pending. Recently OneSpaWorld has adopted the mark “OneSpaWorld” as the trade name of its maritime health and wellness business to reflect its position as a global provider of shipboard products and services.

OneSpaWorld licenses Mandara for use by luxury destination resorts in certain Asian countries.

Employees

As of September 30, 2018, OneSpaWorld had a total of 3,918 employees. Of that number, 3,414 worked in health and wellness operations, and 476 represented management and sales personnel and support staff, while 28 were involved in recruiting and training. OneSpaWorld has one health and wellness center manager and can have up to 45 total staff depending on the size of the center. Cruise employees typically are employed under nine month-long agreements with fixed terms. In recent years, OneSpaWorld has improved staff retention, resulting in a more experienced staff across its fleet. Employees at its destination resorts generally are employed without contracts, on an at-will basis, although most of its employees in Asia have one- or two-year contracts.

Most cruise and destination resort employees’ compensation consists of commission based on the volume of revenues generated by the employee. Cruise managers receive incentive payments, including a commission based on the volume of revenue generated by its staff. Destination resort managers receive a salary, plus bonus, if appropriate, based on various criteria. OneSpaWorld believe that its relations with its employees are satisfactory.

Management and Executive Compensation of OSW Predecessor

Management

Executive Officers

Historically, the entities comprising OSW Predecessor were managed by the President and Chief Executive Officer, Leonard Fluxman, and the Chief Financial Officer and Chief Operating Officer, Stephen B. Lazarus, of

Steiner Leisure. In addition, Glenn J. Fusfield served as the President and Chief Executive Officer of certain of the entities comprising OSW Predecessor.

Biographical information for each of these individuals is set forth below.

Leonard Fluxman, 60, has served as the President and Chief Executive Officer of Steiner Leisure since January 2001 and as a director since November 1995. From January 1999 through December 2000, Mr. Fluxman served as President and Chief Operating Officer of Steiner Leisure. From November 1995 through December 1998, Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure. Mr. Fluxman joined Steiner Leisure in June 1994, in connection with Steiner Leisure’s acquisition of Coiffeur Transocean (Overseas), Inc. (“CTO”), which operated a business similar to that of OSW Predecessor. Mr. Fluxman served as CTO’s Vice President—Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman earned a Bachelor of Commerce from the University of Witwatersrand and a degree of Honors Bachelor of Accounting Science from the University of South Africa.

Stephen B. Lazarus, 56, has served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure since December 2014. From August 2006 to 2014, Mr. Lazarus served as Steiner Leisure’s Executive Vice President and Chief Financial Officer. From July 2003 through August 2006, Mr. Lazarus served as Steiner Leisure’s Senior Vice President and Chief Financial Officer. From October 1999 until joining Steiner Leisure, Mr. Lazarus was Division Vice President and Chief Financial Officer for Rayovac Corporation’s Latin America Division. From September 1998 through September 1999, Mr. Lazarus was Director, Financial Planning and Analysis for Guinness, a division of Diageo. Prior to that, Mr. Lazarus was with Duracell, Inc. (later a subsidiary of The Gillette Company) from February 1990 until April 1998, where he held finance and business positions of increasing responsibility. From February 1988 to January 1990, Mr. Lazarus was employed by Ernst & Young as a senior auditor. Mr. Lazarus earned a Bachelor of Commerce degree from the University of Witwatersrand and a Masters of Science in Management from the University of London.

Glenn J. Fusfield, 56, has served as President and Chief Executive Officer of OSW Predecessor since July 2016, as President and Chief Operating Officer from April 2007 until July 2016, and as Chief Operating Officer from October 2002 until April 2007. From January 2001 until April 2007, Mr. Fusfield served as Steiner Leisure Chief Operating Officer. Mr. Fusfield joined OSW Predecessor in November 2000 as Senior Vice President, Group Operations. Prior to joining OSW Predecessor, Mr. Fusfield was with Carnival Cruise Lines for 12 years, serving as Director, Hotel Operations for Carnival from January 1995 until December 1998, and Vice President, Hotel Operations from January 1999 to October 2000. Mr. Fusfield earned a B.A. from the University of Denver School of Hotel Management.

It is expected that upon completion of the Business Combination, the above named individuals will continue to serve as executive officers of OneSpaWorld. See “Management of OneSpaWorld After the Business Combination.”

Board of Directors

The board of directors of a parent of the entities comprising OSW Predecessor has historically exercised certain oversight over the business and management of the entities comprising OSW Predecessor.

Executive Compensation

Compensation of the OSW Predecessor Named Executive Officers

The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of OSW Predecessor’s executive officers during the fiscal years ended December 31, 2017 and 2018. As an emerging growth company, OSW Predecessor has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this section, these three officers are referred to as OSW Predecessor’s “named executive officers.”

The compensation reported in this summary compensation table below is not necessarily indicative of how OneSpaWorld’s named executive officers will be compensated in the future. OSW Predecessor expects that OneSpaWorld will review, evaluate and modify its compensation framework as a result of the Business Combination and OneSpaWorld’s compensation program following the Business Combination could vary significantly from OneSpaWorld’s historical practices.

Summary Compensation Table

Name	Year	Salary ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(1)	Total ($)
Leonard Fluxman	2018	825,000	825,000	77,211	1,727,211
	2017	825,000	825,000	70,887	1,720,887

Stephen B. Lazarus	2018	525,000	393,750	46,172	964,922
	2017	525,000	393,750	55,846	974,596

Glenn J. Fusfield	2018	440,000	330,000	55,256	825,256
	2017	440,000	490,339	56,468	986,807

(1)

For Mr. Fluxman, includes annual automobile allowance equal to $25,000; for Messrs. Lazarus and Fusfield, includes annual automobile allowance equal to $15,000. For Messrs. Fluxman, Lazarus and Fusfield, includes $10,600 of 401(k) plan employer matching contributions.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to Messrs. Fluxman, Lazarus and Fusfield reflected in the summary compensation table was provided pursuant to employment agreements with Steiner Leisure (a parent company to OSW Predecessor) for Messrs. Fluxman and Lazarus, and with OneSpaWorld (Bahamas) (an entity comprising part of OSW Predecessor) for Mr. Fusfield (together the “Employment Agreements”). The Employment Agreements generally provide for base salary, incentive compensation, benefits, severance protection and certain restrictive covenants. Specifically, the named executive officers are subject to a non-competition covenant and a non-solicit of employees and customers/suppliers for a period of two-years following their termination of employment.

OneSpaWorld entered into new employment agreements with each of the named executive officers, the terms of which are described in “Management of OneSpaWorld After the Business Combination—OneSpaWorld Executive Compensation After the Business Combination—Employment Agreements,” which agreements will supersede the terms of the Employment Agreements effective as of the closing of the transactions contemplated by the Business Combination Agreement. For a discussion of the severance pay and other benefits to be provided to OSW Predecessor’s named executive officers in connection with a termination of employment and/or a change in control under arrangements with each of OSW Predecessor’s named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Incentive Equity, Health and Welfare Plans, and Retirement Plans

Incentive Equity. OSW Predecessor has not adopted an equity incentive plan, and has not granted equity awards to any of the named executive officers. Each of Messrs. Fluxman and Lazarus are party to Profits Interest Unit Agreements with Nemo, a parent company of OSW Predecessor, dated December 9, 2015 (each, an “Award Agreement”). The Award Agreements provide for the grant of Class B Common Shares in Nemo, which are intended to constitute profits interests of Nemo for tax purposes. Messrs. Fluxman and Lazarus were granted these Class B Common Shares at no purchase price, and then those Class B Common Shares are subject to a combination of time and performance-based vesting conditions. Such Class B Common Shares represent a right to a fractional portion of the profits and distributions of Nemo in excess of a “floor amount” determined in accordance with Nemo’s operating agreement.

Health and Welfare Plans. OSW Predecessor’s named executive officers are eligible to participate in employee benefit plans, including medical, life, and disability benefits.

Retirement Plan. OSW Predecessor participates in a retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Employees of certain Seller entities who have completed at least three months of service and have attained at least age 21 are generally eligible to participate in the plan. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants and contributions that OSW Predecessor makes to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by OSW Predecessor when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and employer safe harbor matching contributions, and any other employer contributions ratably over four years. The plan provides for employer safe harbor matching contributions equal to 100% up to 3% of compensation plus 50% on the next 2% of compensation, and discretionary employer matching and non-elective contributions.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding Class B Common Shares of Nemo (a parent company of OSW Predecessor) held by each of the named executive officers as of December 31, 2017.

		Equity awards(1)
Name	Grant date	Number of shares or units of stock that have not vested(2)	Market Value of shares or units of stock that have not vested ($)(3)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity Incentive Plan Awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(3)
Leonard Fluxman	12/9/15	4,495.83	—	12,588.34	—
Stephen B. Lazarus	12/9/15	1,798.25	—	3,596.50	—

(1)	Represents Class B Common Shares granted to our named executive officers pursuant to Award Agreements.
(2)	Vest 25% on each of the first four anniversaries of the grant date.
(3)	The Class B Common Shares represent a profits interest in Nemo. No value is realized as a result of vesting of these shares.

(4)

Vest only upon an exit event (as defined in the applicable Award Agreement) only to the extent the applicable participation threshold is first allocated to all of the outstanding classes of units under the organizational document for Nemo.

Name	Number of Class B Common Shares acquired on vesting (#)	Value realized on vesting ($)(1)
Leonard Fluxman	2,247.92	—
Stephen B. Lazarus	899.13	—

(1)	The Class B Common Shares represent a profits interest in Nemo. No value is realized as a result of vesting of these units.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that OSW Predecessor or its affiliates would provide to its named executive officers in connection with a termination of employment and/or a change in control prior to the closing of the transactions contemplated by the Business Combination Agreement. OSW Predecessor entered into new employment agreements with each of the named executive officers, the terms of which are described in “Management of OneSpaWorld After the Business Combination—OneSpaWorld Executive Compensation After the Business Combination—Employment Agreements,” which agreements will supersede the terms of the Employment Agreements effective as of the closing of the transactions contemplated by the Business Combination Agreement.

Change of Control Benefits

In 2016, Mr. Fusfield entered into two bonus agreements with OneWorldSpa (Bahamas) that provide for cash bonuses payable upon an “exit event” (as defined in the agreements), subject to certain conditions, including Mr. Fusfield’s continued employment through the exit event (except as described below). Upon payment of the bonuses, Mr. Fusfield is deemed to have released OneWorldSpa (Bahamas) and its affiliates from any and all claims relating to the bonus payments.

The cash bonus payment under one of the agreements is determined with reference to the “total enterprise value” (as defined in the agreement) of OneWorldSpa (Bahamas) and vests in full upon an exit event. Upon a termination of his employment without “cause” (as defined in the agreement), Mr. Fusfield remains eligible to receive all or a portion of the cash bonus for up to two years following his termination if an exit event occurs during that period.

The other cash bonus payment is equal to 150% of Mr. Fusfield’s annual cash bonuses from 2016 onward, and vests in 36 equal monthly installments commencing on January 31, 2017 and fully vests upon an “exit event” (as defined in the agreement) if Mr. Fusfield remains employed through the exit event. If Mr. Fusfield is terminated other than for “cause” (as defined in the agreement), he remains eligible to receive the vested bonus through such date of termination within 60 days following an exit event.

The expected payment under these arrangements in connection with the closing of the Business Combination is approximately $20,000,000 in the aggregate.

Severance Benefits

Each named executive officer’s Employment Agreement provides for certain payments to be made in connection with certain terminations of service, as further described below.

In the event that any of the named executive officer’s employment is terminated either by their employer without “cause” (which includes the employer’s delivery of a notice of nonrenewal of the employment term), or by the applicable executive for “good reason” (as such terms are defined in their employment agreements), the named executive officers would be entitled to payment of (i) a “severance amount” in pro rata monthly payments for a period of 12 months and (ii) a pro rata annual bonus for the year of the applicable named executive officer’s termination, determined according to actual performance. Under the named executive officer’s employment agreements, the “Severance Amount” is equal to two times (two and one-half times for Mr. Fluxman) the sum (i) one year of base salary in effect on the date of termination plus (ii) target bonus in effect for the year of termination.

In the event any payments paid to the named executive officers are subject to an excise tax under Section 4999 of the Code, then the applicable named executive officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code. Following any termination of employment, the named executive officers are subject to a non-competition covenant and a non-solicit of employees and customers/suppliers for a period of two-years following their termination of employment.

Vesting and Settlement of Outstanding Equity Awards

Each of Messrs. Fluxman and Lazarus are party to an Award Agreement that provides for the grant of Class B Common Shares entitling them to share in profits of Nemo upon a sale of the company (as defined in the Award Agreements) and vest upon the occurrence of time and performance-based criteria. If Messrs. Fluxman or Lazarus’ employment is terminated (i) due to death or “disability” (as defined in the Award Agreement), then 50% of their unvested time-vesting profits interests will vest and 100% of their performance-vesting profits interests will remain outstanding for six months following such termination, and, to the extent not vested, 50% of the unvested performance-vesting units will remain outstanding following the expiration of the six month period or (ii) by Nemo or its affiliates without “cause” or by the executive for “good reason” (as such terms are defined in the Award Agreement), then they will receive an additional 12 months’ vesting on their time-vesting profits interests and their performance-vesting profits interests will remain outstanding for 12 months following such termination. Subject to the executive’s continued employment through a “sale of the company” (as defined in the Award Agreement), the time-vesting profits interests will accelerate and vest and the performance-vesting profits interests will vest based on the achievement of specific performance criteria.

Additional Incentive Compensation Plans and Awards

Equity Incentive Plans

As of the date of this filing, OSW Predecessor has not adopted an equity incentive plan.

OSW PREDECESSOR MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of OSW Predecessor’s audited and unaudited financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Financial Data of OSW Predecessor” and OSW Predecessor’s combined financial statements and the notes thereto included elsewhere in this proxy statement/prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding OneSpaWorld’s expectation for future performance, liquidity and capital resources that involve risks, uncertainties and assumptions that could cause actual results to differ materially from OneSpaWorld’s expectations. OneSpaWorld’s actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “General Information—Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Pro Forma Condensed Combined Financial Statements.” OneSpaWorld assumes no obligation to update any of these forward-looking statements.

The information for the years ended December 31, 2017 and December 31, 2016, the period from December 9, 2015 through December 31, 2015, and the period from January 1, 2015 through December 8, 2015, are derived from OSW Predecessor’s audited combined financial statements and the notes thereto included elsewhere in this proxy statement/prospectus. The information for the nine-month periods ended September 30, 2018 and September 30, 2017, are derived from the unaudited condensed combined financial statements and the notes thereto included elsewhere in this proxy statement/prospectus.

Any reference to “OneSpaWorld” refers to OneSpaWorld Holdings Limited and its consolidated subsidiaries on a forward-looking basis or, as the context requires, to the historical results of OSW Predecessor. Any reference to “OSW Predecessor” refers to the entities comprising the “OneSpaWorld” business prior to the consummation of the Business Combination.

Overview

OneSpaWorld is the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. OneSpaWorld’s highly-trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard 161 cruise ships and at 67 destination resorts globally. With over 80% market share in the highly attractive outsourced maritime health and wellness market, OneSpaWorld is the unquestioned market leader at approximately 10x the size of its closest maritime competitor. Over the last 50 years, OneSpaWorld has built its leading market position on its depth of staff expertise, broad and innovative service and product offerings, expansive global recruitment, training and logistics platform as well as decades-long relationships with cruise and destination resort partners. Throughout its history, OneSpaWorld’s mission has been simple—helping guests look and feel their best during and after their stay.

At its core, OneSpaWorld is a global services company. OneSpaWorld serves a critical role for its cruise line and destination resort partners, operating a highly complex and increasingly important aspect of its cruise line and destination resort partners’ overall guest experience. Decades of investment and know-how have allowed OneSpaWorld to construct an unmatched global infrastructure to manage the complexity of its operations, which in 2017 included nearly 8,000 annual voyages with visits to over 1,100 ports of call around the world. OneSpaWorld has consistently expanded its onboard offering with innovative and leading-edge service and product introductions, and developed the powerful back-end recruiting, training and logistics platforms to manage its operational complexity, maintain its industry-leading quality standards, and maximize revenue per center. The combination of its renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure and proven revenue management capabilities represents a significant competitive advantage that OneSpaWorld believes is not economically feasible to replicate.

Matters Affecting Comparability

Acquisition of Steiner Leisure

On December 9, 2015, a consortium led by L Catterton acquired Steiner Leisure Limited (“Steiner Leisure”), the holding company of OSW Predecessor (the “2015 Transaction”). As a result of purchase accounting related to the 2015 Transaction, the assets and liabilities of Steiner Leisure were remeasured at their fair values. Therefore, OSW Predecessor’s financial statements for the period from January 1, 2015 through December 8, 2015 present financial information based on historical book value. OSW Predecessor’s financial statements for the period from December 9, 2015 through December 31, 2015 reflect the fair value of OSW Predecessor’s assets and liabilities, despite substantially all of the year ended December 31, 2015 being reported on a different measurement basis. The impact to comparability in the income statement relates primarily to the step up in valuation of inventory following the acquisition and the associated impact on cost of products and cost of services, and amortization of certain intangible assets which arose through the acquisition.

Supply Agreement

OSW Predecessor purchases beauty products for resale from a wholly-owned subsidiary of Steiner Leisure (the “Supplier Entity”). OSW Predecessor and the Supplier Entity entered into an agreement, effective as of January 1, 2017 (subsequently amended in 2018), which established the prices at which beauty products will be purchased by OSW Predecessor from the Supplier Entity for a term of 10 years (the “Supply Agreement”). The Supply Agreement has had a positive impact on OSW Predecessor’s business as it has reduced the cost of products for retail goods and has lowered the cost of products used in services. The prices of beauty products purchased by OSW Predecessor from the Supplier Entity prior to 2017 were not comparable to those set forth under the Supply Agreement and applicable to future periods. As a result, OSW Predecessor’s operations and financial condition in periods prior to January 1, 2017 differ materially from those ended after that date.

The Supply Agreement was effective as of January 1, 2017, however, existing inventories of products purchased prior to the effectiveness of the Supply Agreement were not fully depleted until the end of the third quarter of 2017. Beginning October 1, 2017, the cost of products used in services and cost of products reflect the actual pricing under the Supply Agreement because, at that time, all inventory on hand was purchased under the terms of the Supply Agreement.

In order to quantify the impact of the Supply Agreement on the comparability of OSW Predecessor’s financial statements between periods, the following table sets forth the decrease in cost of products used in services and cost of products that would have been reflected in the financial statements of OSW Predecessor for the periods presented if all inventory on hand during such periods was purchased under the terms of the Supply Agreement (i.e., as if no existing inventories of products purchased prior to the effectiveness of the Supply Agreement were sold during the periods presented):

	For the Nine Months Ended September 30, 2017	For the Years Ended December 31,
(in thousands)		2017	2016	2015
Decrease in Cost of Products Used in Services	$4,170	$4,170	$7,824	$8,331
Decrease in Cost of Products	$5,214	$5,214	$10,589	$11,274

Total	$9,384	$9,384	$18,413	$19,605

In order to further quantify the impact of the Supply Agreement on the comparability of OSW Predecessor’s financial statements between periods, the following table sets forth the increase in cost of products used in services and cost of products that would have been reflected in the financial statements of OSW Predecessor for the periods presented if all inventory on hand during such periods was purchased prior to the effectiveness of the Supply Agreement:

	For the Nine Months Ended September 30, 2018	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2017
Increase in Cost of Products Used in Services	$6,147	$1,428	$3,282
Increase in Cost of Products	10,373	2,935	5,897

Total	$16,520	$4,363	$9,179

timetospa.com Business Model

As a result of its planned separation from Steiner Leisure, OSW Predecessor is no longer operating timetospa.com as a standalone e-commerce business with focused marketing efforts and paid search advertising, as it had operated the channel through December 31, 2017. timetospa.com is now a post cruise sales tool where guests may continue their wellness journey after disembarking. Revenue and net income in the years ended December 31, 2017 and 2016 and the combined twelve month period ended December 31, 2015 are not directly comparable to revenue and net income in the nine months ended September 30, 2018 due to this change in the timetospa.com business model.

Key Performance Indicators

In assessing the performance of its business, OSW Predecessor considers several key performance indicators used by management. These key indicators include:

•

Ship Count. The number of ships, both on average during the period and at period end, on which OSW Predecessor operates health and wellness centers. This is a key metric that impacts revenue and profitability.

•

Average Weekly Revenue Per Ship. A key indicator of productivity per ship. Revenue per ship can be affected by the various sizes of health and wellness centers and categories of ships on which OSW Predecessor serves.

•

Average Revenue Per Shipboard Staff Per Day. OSW Predecessor utilizes this performance metric to assist in determining the productivity of its onboard staff, which OSW Predecessor believes is a critical element of its operations.

•

Destination Resort Count. The number of destination resorts, both on average during the period and at period end, on which OSW Predecessor operates the health and wellness centers. This is a key metric that impacts revenue and profitability.

•

Average Weekly Revenue Per Destination Resort Health and Wellness Center. A key indicator of productivity per destination resort health and wellness center. Revenue per destination resort health and wellness center in a period can be affected by the mix of North American and Asian centers for such period because North American centers are typically larger and produce substantially more revenues per center than Asian centers. Additionally, average weekly revenue can also be negatively impacted by renovations of OSW Predecessor’s destination resort health and wellness centers.

The following table sets forth the above key performance indicators for the periods presented:

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2018	2017	2017	2016	2015
Average Ship Count	156.0	154.3	154.0	151.0	147.1
Period End Ship Count	161	158	157	156	152
Average Weekly Revenue Per Ship	$61,029	$57,065	$56,999	$53,741	$51,721
Average Revenue Per Shipboard Staff Per Day	$482	$450	$446	$427	$416
Average Resort Count	60.5	51.1	51.6	48.1	46.8
Period End Resort Count	67	53	54	50	48
Average Weekly Revenue Per Resort	$14,210	$16,695	$16,000	$18,765	$20,480

Key Financial Definitions

Revenues. Revenues consist primarily of sales of services and sales of products to cruise ship passengers and destination resort guests. The following is a brief description of the components of OSW Predecessor’s revenues:

•

Service revenues. Service revenues consist primarily of sales of health and wellness services, including a full range of massage treatments, facial treatments, nutritional/weight management consultations, teeth whitening, mindfulness services and medi-spa services to cruise ship passengers and destination resort guests. OSW Predecessor bills its services at rates which inherently include an immaterial charge for products used in the rendering of such services, if applicable.

•

Product revenues. Product revenues consist primarily of sales of health and wellness products such as facial skincare, body care, orthotics and detox supplements to cruise ship passengers, destination resort guests and timetospa.com customers.

Cost of services. Cost of services consists primarily of an allocable portion of payments to cruise lines (which are derived as a percentage of service revenues or a minimum annual rent or a combination of both), an allocable portion of wages paid to shipboard employees, an allocable portion of staff-related shipboard expenses, costs related to recruitment and training of shipboard employees, wages paid directly to destination resort employees, payments to destination resort venue owners, the allocable cost of products consumed in the rendering of a service and health and wellness center depreciation. Cost of services has historically been highly variable; increases and decreases in cost of services are primarily attributable to a corresponding increase or decrease in service revenues. Cost of services has tended to remain consistent as a percentage of service revenues.

Cost of products. Cost of products consists primarily of the cost of products sold through OSW Predecessor’s various methods of distribution, an allocable portion of wages paid to shipboard employees and an allocable portion of payments to cruise lines and destination resort partners (which are derived as a percentage of product revenues or a minimum annual rent or a combination of both). Cost of products has historically been highly variable, increases and decreases in cost of products are primarily attributable to a corresponding increase or decrease in product revenues. Cost of products has tended to remain consistent as a percentage of product revenues.

Administrative. Administrative expenses are comprised of expenses associated with corporate and administrative functions that support OSW Predecessor’s business, including fees for professional services, insurance, headquarter rent and other general corporate expenses. OSW Predecessor expects administrative expenses to increase due to additional legal, accounting, insurance and other expenses related to becoming a public company.

Salary and payroll taxes. Salary and payroll taxes are comprised of employee expenses associated with corporate and administrative functions that support OSW Predecessor’s business, including fees for employee salaries, bonuses, payroll taxes, pension/401K and other employee costs.

Amortization of intangible assets. Amortization of intangible assets are comprised of the amortization of intangible assets with definite useful lives (e.g. customer contracts, trade names, long-term leases) and amortization expenses associated with the 2015 Transaction.

Other income (expense), net. Other income (expense) consists of royalty income, interest income, interest expense and minority interest expenses.

Provision for income taxes. Provision for income taxes includes current and deferred federal income tax expenses, as well as state and local income taxes. See “—Critical Accounting Policies—Income Taxes.”

Net income. Net income consists of income from operations less other income (expense) and provision for income taxes.

Revenue Drivers and Business Trends

OSW Predecessor’s revenues and financial performance are impacted by a multitude of factors, including, but not limited to:

•

The number of ships and destination resorts in which OSW Predecessor operates health and wellness centers. Revenue is impacted by net new ship growth and the increase in the number of destination resort health and wellness centers in each period.

•

The size and offering of new health and wellness centers. OSW Predecessor has focused its attention on the innovation and provision of higher value added and price point services such as medi-spa and advanced facial techniques, which require treatment rooms equipped with specific equipment and staff trained to perform these services. As OSW Predecessor’s cruise line partners continue to invest in new ships with enhanced health and wellness centers that allows for more advanced treatment rooms and larger staff sizes, OSW Predecessor is able to increase the availability of these services, driving an overall shift towards a more attractive service mix.

•

Expansion of value-added services and products across modalities in existing health and wellness centers. OSW Predecessor continues to expand its higher value added and price point offerings in existing health and wellness centers, including introducing premium medi-spa services, resulting in higher guest spend.

•

The mix of ship count across contemporary, premium, luxury and budget categories. Revenue generated per shipboard health and wellness center differs across contemporary, premium, luxury and budget ship categories due to the size of the health and wellness centers, services offered, guest demographics and guest spending patterns.

•

The mix of cruise geography and itinerary. Revenue generated per shipboard health and wellness center is influenced by each cruise itinerary including the number of sea versus port days, which impact center utilization, as well as the geographic sailing region which may impact the offering of services and products to best address guest preferences.

•

Collaboration with cruise line partners including targeted marketing and promotion initiatives as well as implementation of proprietary technologies to increase center utilization via pre-booking and pre-payment. OSW Predecessor is now directly marketing and distributing promotions to onboard passengers as a result of enhanced collaboration with select cruise line partners. OSW Predecessor has also begun to implement proprietary pre-booking and pre-payment technology platforms that interface with its cruise line partners’ pre-cruise planning systems. These areas of increased collaboration with cruise line partners are resulting in higher revenue generation across its health and wellness centers.

•

The impact of weather. OSW Predecessor’s health and wellness centers onboard cruise ships and in select destination resorts may be negatively affected by hurricanes. The negative impact of hurricanes is highest during peak hurricane season from August to October.

The effect of each of these factors on OSW Predecessor’s revenues and financial performance varies from period to period.

Results of Operations

Comparison of Results for the Nine Month Period Ended September 30, 2018 (unaudited) and September 30, 2017 (unaudited)

	Nine Months Ended September 30,				Change
($ in thousands)	2018	% of Total Revenue	2017	% of Total Revenue	$	%
Revenues
Service Revenues	$309,004	75.9%	$288,708	76.0%	$20,296	7.0%
Product Revenues	97,905	24.1%	91,309	24.0%	6,596	7.2%

Total Revenues	406,909	100.0%	380,017	100.0%	26,892	7.1%

Cost of Revenues and Operating Expenses
Cost of Services	263,537	64.8%	250,530	65.9%	13,007	5.2%
Cost of Products	84,922	20.9%	81,297	21.4%	3,625	4.5%
Administrative	7,498	1.8%	6,524	1.7%	974	14.9%
Salary and Payroll Taxes	11,509	2.8%	11,198	3.0%	311	2.8%
Amortization of Intangible Assets	2,640	0.7%	2,640	0.7%	0	0.0%

Total Cost of Revenues and Operating Expenses	370,106	91.0%	352,189	92.7%	17,917	5.1%

Income from Operations	36,803	9.0%	27,828	7.3%	8,975	32.3%

Other Income (Expense), net
Interest Expense	(25,141)	6.2%	(99)	0.0%	(25,042)	NM
Interest Income	238	0.1%	306	0.1%	(68)	(22.2%)
Other (Expense)/Income	(30)	0.1%	(28)	0.0%	2	7.1%

Total Other Income (Expense), net	(24,933)	6.1%	179	0.1%	(25,112)	NM

Income Before Provision for Income Taxes	11,870	2.9%	28,007	7.4%	(16,137)	(57.6%)
Provision For Income Taxes	802	0.2%	1,608	0.4%	(806)	(50.1%)

Net Income	$11,068	2.7%	$26,399	7.0%	($15,331)	(58.1%)

Revenues. Revenues increased approximately 7.1%, or $26.9 million, to $406.9 million in the nine months ended September 30, 2018, from $380.0 million in the nine months ended September 30, 2017. The increase was driven by three incremental net new shipboard health and wellness centers added to the fleet, 14 incremental net new destination resort health and wellness centers opened, a continued trend towards larger and enhanced shipboard health and wellness centers as well as increased guest spend on higher-priced services, product innovation and improved collaboration with partners such as the continued rollout of new direct marketing initiatives onboard. The revenue increase was offset by one time changes in the business model for the timetospa.com website.

For the nine months ended September 30, 2018, the 17 incremental net new health and wellness centers contributed $10.6 million, the increase in average price of services and products sold contributed $14.7 million and the increase in the volume of services sold at existing health and wellness centers contributed $3.2 million in increased revenue, respectively, offset by a decrease of $1.7 million due to the change in timetospa.com website business model. The revenue growth over this time period was proportional between service and product revenues:

•

Service revenues. Service revenues increased approximately 7.0%, or $20.3 million, to $309.0 million in the nine months ended September 30, 2018, from $288.7 million in the nine months ended September 30, 2017.

•

Product revenues. Product revenues increased approximately 7.2%, or $6.6 million, to $97.9 million in the nine months ended September 30, 2018, from $91.3 million in the nine months ended September 30, 2017.

The productivity of shipboard health and wellness centers increased for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017, as evidenced by an increase in both average weekly revenues and revenues per shipboard staff per day. Average weekly revenues increased by 6.5% to $61,029 in the nine months ended September 30, 2018, from $57,065 in the nine months ended September 30, 2017, and revenues per shipboard staff per day increased by 7.2% over the same time period. OSW Predecessor had an average of 2,830 shipboard staff members in service in the nine months ended September 30, 2018, compared to an average of 2,815 shipboard staff members in service in the nine months ended September 30, 2017.

The productivity of destination resort health and wellness centers, measured by average weekly revenues, decreased 14.9% to $14,210 in the nine months ended September 30, 2018, from $16,695 in the nine months ended September 30, 2017. The decrease in productivity was primarily driven by one large destination resort health and wellness center being under renovation as well as the addition of smaller health and wellness centers in Asia that generate lower revenue.

Cost of services. Cost of services increased $13.0 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The increase was primarily attributable to an increase in service revenues which accounted for an increase of $17.6 million, offset by the effect of reduced costs under the Supply Agreement which decreased cost of services by $4.1 million. The increase was primarily attributable to an increase in service revenues, offset by the effect of reduced costs under the Supply Agreement. Cost of services as a percentage of service revenues decreased to 85.3% in the nine months ended September 30, 2018 from 86.8% in the nine months ended September 30, 2017. The decrease was primarily attributable to the effect of the Supply Agreement.

Cost of products. Cost of products increased $3.6 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The increase was primarily attributable to an increase in product revenues which accounted for an increase of $5.8 million and an increase in payments to cruise and destination resort partners of $2.8 million, offset by the effect of the Supply Agreement which decreased cost of products by $5.2 million. The increase was primarily attributable to an increase in product revenues, offset by the effect of the Supply Agreement. Cost of products as a percentage of product revenues decreased to 86.7% in the nine months ended September 30, 2018, from 89.0% in the nine months ended September 30, 2017. The decrease was attributable to the effect of reduced costs under the Supply Agreement.

Administrative. Administrative expenses increased $1.0 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The increase in administrative expenses was driven primarily by expenses incurred in connection with the Business Combination.

Salary and payroll taxes. Salary and payroll taxes increased $0.3 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The increase was primarily related to additional merit-based compensation.

Amortization of intangible assets. Amortization of intangible assets remained flat at $2.6 million in both the nine months ended September 30, 2018 and the nine months ended September 30, 2017.

Other income (expense), net. Other income (expense), net decreased $25.0 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. This decrease was attributable to an increase in interest expense related to internal restructuring, which resulted in debt previously held at the parent level being assigned to OSW Predecessor in anticipation of the Business Combination.

Provision for income taxes. Provision for income taxes decreased $0.8 million in the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. This decrease was due to a favorable impact of the Tax Cuts and Jobs Act of 2017 which resulted in a lower U.S. federal tax rate effective January 1, 2018. Cash taxes as a percentage of income before provision for income taxes for the nine months ended September 30, 2018 and 2017 was 2.5% and 0.8%, respectively.

Net income. Net income was $11.1 million in the nine months ended September 30, 2018, compared to net income of $26.4 million in the nine months ended September 30, 2017. This decrease in net income was due to all of the factors described above.

Comparison of Results for the Years Ended December 31, 2017 (audited) and December 31, 2016 (audited)

	Year Ended December 31,				Change
($ in thousands)	2017	% of Total Revenue	2016	% of Total Revenue	$	%
Revenues
Service Revenues	$383,686	75.7%	$362,698	76.2%	$20,988	5.8%
Product Revenues	122,999	24.3%	113,586	23.9%	9,413	8.3%

Total Revenues	506,685	100.0%	476,284	100.0%	30,401	6.4%

Cost of Revenues and Operating Expenses
Cost of Services	332,360	65.6%	318,001	66.8%	14,359	4.5%
Cost of Products	107,990	21.3%	106,259	22.3%	1,731	1.6%
Administrative	9,222	1.8%	10,432	2.2%	(1,210)	(11.6%)
Salary and Payroll Taxes	15,294	3.0%	14,454	3.0%	840	5.8%
Amortization of Intangible Assets	3,521	0.7%	3,521	0.7%	0	0.0%

Total Cost of Revenues and Operating Expenses	468,387	92.4%	452,667	95.0%	15,720	3.5%

Income from Operations	38,298	7.6%	23,617	5.0%	14,681	62.2%

Other Income (Expense), net
Interest Income	408	0.1%	340	0.1%	68	20.0%
Other (Expense)/Income	(217)	0.0%	(178)	0.0%	(39)	21.9%

Total Other Income, net	191	0.0%	162	0.0%	29	17.9%

Income Before Provision for Income Taxes	38,489	7.6%	23,779	5.0%	14,710	61.9%
Provision for Income Taxes	5,263	1.0%	5,615	1.2%	(352)	(6.3%)

Net Income	$33,226	6.6%	$18,164	3.8%	$15,062	82.9%

Revenues. Revenues increased approximately 6.4%, or $30.4 million, to $506.7 million in 2017 from $476.3 million in 2016. The increase was driven by one incremental net new shipboard health and wellness center added to the fleet, four net new destination health and wellness resort centers opened, a continued trend towards larger and enhanced health and wellness centers as well as increased guest spending on higher-priced services, product innovation and improved collaboration with partners such as continued rollout of new direct marketing initiatives onboard.

For the year ended December 31, 2017, the five incremental net new health and wellness centers contributed $5.7 million, the increase in average price of services and products sold contributed $12.6 million and the increase in the volume of services sold at existing health and wellness centers contributed $12.0 million in increased revenue, respectively. The revenue growth over this time period was driven more from products than services:

•	Service revenues. Service revenues increased approximately 5.8%, or $21.0 million, to $383.7 million in 2017, from $362.7 million in 2016.

•	Product revenues. Product revenues increased approximately 8.3%, or $9.4 million, to $123.0 million in 2017, from $113.6 million in 2016.

The productivity of shipboard health and wellness centers increased for 2017 compared to 2016 as evidenced by an increase in both average weekly revenues and revenues per shipboard staff per day. Average weekly revenues increased by 6.1% to $56,999 in 2017 from $53,741 in 2016, and revenues per shipboard staff per day increased by 4.3% over the same time period. OSW Predecessor had an average of 2,809 shipboard staff members in service in 2017 compared to an average of 2,708 shipboard staff members in service in 2016.

The productivity of destination resort health and wellness centers, measured by average weekly revenues, decreased 12.6% to $16,400 in 2017 from $18,765 in 2016. The decrease in productivity was primarily driven by one large destination resort health and wellness center being under renovation, the addition of smaller health and wellness centers in Asia that generate lower revenue and the impact of hurricanes in 2017.

Cost of services. Cost of services increased $14.4 million in 2017 compared to 2016. The increase was primarily attributable to an increase in service revenues which accounted for an increase of $18.4 million, offset by the effect of reduced costs under the Supply Agreement which decreased cost of services by $3.6 million. The increase was primarily attributable to an increase in service revenues, offset by the effect of reduced costs under the Supply Agreement. Cost of services as a percentage of service revenues decreased to 86.6% in 2017 from 87.7% in 2016. The decrease was primarily attributable to the effect of reduced costs under the Supply Agreement and an increase in higher margin services.

Cost of products. Cost of products increased $1.7 million in 2017 compared to 2016. The increase was primarily attributable to an increase in product revenues which accounted for an increase of $7.1 million, offset by the effect of reduced costs under the Supply Agreement which decreased cost of products by $5.4 million. The increase was primarily attributable to an increase in product revenues, offset by the effect of reduced costs under the Supply Agreement. Cost of products as a percentage of product revenues decreased to 87.8% in 2017 from 93.5% in 2016. The decrease was attributable to the effect of reduced costs under the Supply Agreement.

Administrative. Administrative expenses decreased $1.2 million in 2017 compared to 2016. The decrease in administrative expenses was driven partially by a continued decrease in corporate marketing expenses and corporate overhead related to the timetospa.com business.

Salary and payroll taxes. Salary and payroll taxes increased $0.8 million in 2017 compared to 2016. The increase in salary and payroll taxes was driven primarily by additional merit-based compensation and headcount additions to support growth in the business.

Amortization of intangible assets. Amortization of intangible assets remained flat at $3.5 million in 2017 and 2016.

Other income (expense), net. Other income (expense), net remained flat at income of $0.2 million in 2017 and 2016.

Provision for income taxes. Provision for income taxes decreased $0.4 million in 2017 compared to 2016, driven primarily by the reevaluation of deferred tax assets in 2017 in connection with a decrease in the U.S. federal tax rate, offset by the effect of a reduction in tax reserves related to an examination by a foreign taxing authority of dividends paid by a wholly-owned subsidiary of Steiner Leisure. Cash taxes as a percentage of income before provision for income taxes for the years ended December 31, 2017 and 2016 was 1.2% and 2.7%, respectively.

Net income. Net income was $33.2 million in 2017 compared to net income of $18.2 million in 2016. This increase in net income was due to all of the factors described above.

Comparison of Results for the Year Ended December 31, 2016 (audited), the Periods from December 9, 2015 through December 31, 2015 (audited), and January 1, 2015 through December 8, 2015 (audited)

The following discussion and analysis presents operations for two periods, Predecessor 2015 Period and Successor 2015 Period, which relate to the period preceding and the period succeeding the 2015 Transaction, respectively. References to the “Successor 2015 Period” refer to the period from December 9, 2015 through December 31, 2015 and references to the “Predecessor 2015 Period” refer to the period from January 1, 2015 through December 8, 2015.

	Successor				Predecessor		Change(1)
($ in thousands)	Year Ended December 31, 2016	% of Total Revenue	Period from December 9, 2015 through December 31, 2015	% of Total Revenue	Period from January 1, 2015 through December 8, 2015	% of Total Revenue	$	%
Revenues
Service Revenues	$362,698	76.2%	$24,620	76.2%	$319,845	76.0%	$18,233	5.3%
Product Revenues	113,586	23.9%	7,671	23.8%	100,843	24.0%	5,072	4.7%

Total Revenues	476,284	100.0%	32,291	100.0%	420,688	100.0%	23,305	5.1%

Cost of Revenues and Operating Expenses
Cost of Services	318,001	66.8%	21,362	66.2%	280,039	66.6%	16,600	5.5%
Cost of Products	106,259	22.3%	7,314	22.7%	93,574	22.2%	5,371	5.3%
Administrative	10,432	2.2%	947	2.9%	10,611	2.5%	(1,126)	(9.7%)
Salary and Payroll Taxes	14,454	3.0%	1,119	3.5%	14,071	3.3%	(736)	(4.8%)
Amortization of Intangible Assets	3,521	0.7%	221	0.7%	195	0.1%	3,105	746.4%

Total Cost of Revenues and Operating Expenses	452,667	95.0%	30,963	95.9%	398,490	94.7%	23,214	5.4%

Income from Operations	23,617	5.0%	1,328	4.1%	22,198	5.3%	91	0.4%

Other Income (Expense), net
Interest Income	340	0.1%	—	0.0%	—	0.0%	340	NM
Other (Expense)/Income	(178)	0.0%	—	0.0%	37	0.0%	(215)	(581.1%)

Total Other Income, net	162	0.0%	—	0.0%	37	0.0%	125	337.8%

Income Before Provision for Income Taxes	23,779	5.0%	1,328	4.1%	22,235	5.3%	216	0.9%
Provision for Income Taxes	5,615	1.2%	734	2.3%	2,165	0.5%	2,716	93.7%

Net Income	$18,164	3.8%	$594	1.8%	$20,070	4.8%	($2,500)	(12.1%)

(1)	Compares the combined twelve month period ended December 31, 2015 with the twelve month period ended December 31, 2016.

Revenues. Revenues increased approximately 5.1%, or $23.3 million, to $476.3 million in 2016 from $32.3 million in the Successor 2015 Period and $420.7 million in the Predecessor 2015 Period. The increase was driven by four incremental net new shipboard health and wellness centers added to the fleet, two incremental net new destination resort health and wellness centers opened, a continued trend towards larger and enhanced health and wellness centers, increased guest spending on higher-priced services, increased guest participation rate and improved collaboration with partners such as the rollout of new direct marketing initiatives onboard.

For the year ended December 31, 2016, the six incremental net new health and wellness centers contributed $12.4 million, the increase in average price of services and products sold contributed $5.7 million and the increase in the volume of services sold at existing health and wellness centers contributed $5.1 million in increased revenue, respectively. The revenue growth over this time period was fairly proportional between service and product revenues:

•

Service revenues. Service revenues increased approximately 5.3%, or $18.2 million, to $362.7 million in 2016 from $24.6 million in the Successor 2015 Period and $319.8 million in the Predecessor 2015 Period.

•

Product revenues. Product revenues increased approximately 4.7%, or $5.1 million, to $113.6 million in 2016 from $7.7 million in the Successor 2015 Period and $100.8 million in the Predecessor 2015 Period.

The productivity of shipboard health and wellness centers increased for 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period as evidenced by an increase in both average weekly revenues and revenues per shipboard staff per day. Average weekly revenues increased by 3.9% to $53,741 in 2016 from the combined Successor 2015 Period and Predecessor 2015 Period of $51,721, and revenues per shipboard staff per day increased by 2.6% over the same time period. OSW Predecessor had an average of 2,708 shipboard staff members in service in 2016 compared to an average of 2,704 shipboard staff members in service in the Successor 2015 Period and 2,605 shipboard staff members in service in the Predecessor 2015 Period.

The productivity of destination resort health and wellness centers, measured by average weekly revenues, decreased 8.4% to $18,765 in 2016 from $20,480 in the combined Successor 2015 Period and Predecessor 2015 Period. The decrease in productivity was primarily driven by the negative impact of hurricanes on one of OSW Predecessor’s largest destination resort health and wellness centers.

Cost of services. Cost of services increased $16.6 million in 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period. The increase was primarily attributable to an increase in service revenues which accounted for an increase of $16.0 million. Cost of services as a percentage of service revenues increased to 87.7% in 2016 from 87.5% in the combined Successor 2015 Period and Predecessor 2015 Period. This increase was primarily due to purchase price accounting adjustments associated with the 2015 Transaction, which include the revaluation of our fixed assets at our Bahamian health and wellness center, resulting in an increase of depreciation expense in 2016 of $0.9 million.

Cost of products. Cost of products increased $5.4 million in 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period. The increase was primarily attributable to an increase in product revenues which accounted for an increase of $4.7 million. Cost of products as a percentage of product revenues increased to 93.5% in 2016 from 93.0% in the combined Successor 2015 Period and Predecessor 2015 Period. The increase is primarily due to purchase price accounting in connection with the 2015 Transaction.

Administrative. Administrative expenses decreased $1.1 million in 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period. The decrease in administrative expenses was driven partly by a decrease in corporate marketing expenses and a strategic decrease in corporate costs supporting its Asia region.

Salary and payroll taxes. Salary and payroll taxes decreased $0.7 million in 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period. The decrease in salary and payroll taxes was driven primarily by payout of stock compensation related to the Business Combination.

Amortization of intangible assets. Amortization of intangible assets increased $3.1 million, to $3.5 million in 2016 from $0.2 million in the Successor 2015 Period and $0.2 million in the Predecessor 2015 Period. The increase in amortization of intangible assets was driven primarily by the 2015 Transaction.

Other income (expense), net. Other income (expense), net increased $0.2 million to income of $0.2 million in 2016.

Provision for income taxes. Provision for income taxes increased $2.7 million in 2016 compared to the combined Successor 2015 Period and Predecessor 2015 Period. This increase was due to the effect of an increase in tax reserves related to an examination by a foreign taxing authority of dividends paid by a wholly-owned subsidiary of Steiner Leisure. Cash taxes as a percentage of income before provision for income taxes for the years ended December 31, 2016 and combined Successor 2015 Period and Predecessor 2015 Period was 1.2% and 2.7%, respectively.

Net income. Net income was $18.2 million in 2016 compared to $0.6 in the Successor 2015 Period and $20.1 million in the Predecessor 2015 Period. This increase in net income was due to all of the factors described above.

Liquidity and Capital Resources

Overview

OSW Predecessor has historically funded its operations with cash flow from operations, except with respect to certain expenses and operating costs that had been paid by Steiner Leisure on behalf of OSW Predecessor, and, when needed, with borrowings under its credit facility. Steiner Leisure has paid on behalf of OSW Predecessor expenses associated with the allocation of Parent corporate overhead and costs associated with the purchase of products from related parties and forgiven by Steiner Leisure. Historical operating cash flows exclude the OSW Predecessor’s expenses and operating costs paid by Steiner Leisure on behalf of OSW Predecessor. Consequently, OSW Predecessor’s combined historical cash flows may not be indicative of cash flows had actually OSW Predecessor been a separate stand-alone entity or future cash flows of OSW Predecessor.

OSW Predecessor’s principal uses for liquidity have been distributions to Steiner Leisure, debt service and working capital. OSW Predecessor believes its sources of liquidity and capital will be sufficient to finance its continued operations, growth strategy and additional expenses it expects to incur as a public company for at least the next twelve months.

Cash Flows

The following table shows summary cash flow information for the nine-month periods ended September 30, 2018 (unaudited) and September 30, 2017 (unaudited), the years ended December 31, 2017 (audited) and December 31, 2016 (audited), the period from December 9, 2015 through December 31, 2015 (audited) and the period from January 1, 2015 through December 8, 2015 (audited).

	Successor					Predecessor
	Nine Months Ended		Year Ended		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
(in thousands)	September 30, 2018	September 30, 2017	December 31, 2017	December 31, 2016
Net Income	$11,068	$26,399	$33,226	$18,164	$594	$20,070
Depreciation & Amortization	8,424	7,360	9,829	12,884	761	5,530
Stock Based Compensation	—	—	—	—	—	1,119
Provision for Doubtful Accounts	14	14	18	18	1	78
Allocation of Parent Corporate Overhead[1]	8,613	8,405	11,666	11,250	933	9,337
Deferred Income Taxes	126	523	3,350	(472)	(39)	(336)
Change in Working Capital[1]	(725)	25,993	12,029	34,807	4,360	28,522

Cash Flow from Operating Activities[1]	27,520	68,694	70,118	76,651	6,610	64,320
Capital Expenditures	(4,248)	(1,500)	(2,683)	(3,081)	(173)	(2,703)
Receivables Note from Parent	—	—	—	(5,446)	—	—

Cash Flow Used in Investing Activities	(4,248)	(1,500)	(2,683)	(8,527)	(173)	(2,703)
Net Distributions to Parent[1]	(13,647)	(57,028)	(60,893)	(70,348)	(5,542)	(64,943)
Distribution to NCI	(2,118)	(4,645)	(4,606)	(1,159)	—	(1,062)

Cash Flow Used in Financing Activities[1]	(15,765)	(61,673)	(65,499)	(71,507)	(5,542)	(66,005)
Effect of Exchange Rates	(237)	355	124	(480)	(68)	(331)

Net Increase (Decrease) in Cash and Cash Equivalents	$7,270	$5,876	$2,060	$(3,863)	$827	$(4,719)

(1)

Allocation of Parent Corporate Overhead was paid by Steiner Leisure on behalf of OSW Predecessor. Additionally, Change in Working Capital was benefited by costs associated with the purchase of inventory from related parties and forgiven by Steiner Leisure, which were reported as a non-cash reduction to accounts payable-related parties of $0, $0, $0, $32,987, $855 and $29,158 for the nine-month periods ended September 30, 2018 and 2017, years ended December 31, 2017 and 2016 and periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015, respectively. The amounts related to the allocation of Parent corporate overhead and costs associated with the purchase of products from related parties and forgiven by Steiner Leisure were considered non-cash contributions and enabled OSW Predecessor to make increased cash distributions to Steiner Leisure, which are classified in financing cash outflows.

Comparison of Results for the Nine Month Period Ended September 30, 2018 (unaudited) and September 30, 2017 (unaudited)

Operating activities. OSW Predecessor’s net cash provided by operating activities decreased $41.2 million to $27.5 million in the nine months ended September 30, 2018, from $68.7 million in the nine months ended September 30, 2017. This decrease was due primarily to an unfavorable change in operating assets and liabilities as well as a lower net income. The unfavorable change in operating assets and liabilities was largely driven by a change in the payment terms, the effect of reduced costs under the Supply Agreement and the depletion of existing inventories of products purchased prior to the effectiveness of the Supply Agreement of $9.4 million in the nine months ended September 30, 2017. The unfavorable change in net income was primarily due to interest expense of $25.1 million in the nine months ended September 30, 2018, related to internal restructuring, which resulted in debt previously held at the parent level being assigned to OSW Predecessor in anticipation of the Business Combination.

Investing activities. OSW Predecessor’s net cash used by investing activities increased $2.7 million to $4.2 million in the nine months ended September 30, 2018, from $1.5 million in the nine months ended September 30, 2017. This increase was largely driven by the renovation of a destination resort health and wellness center.

Financing activities. OSW Predecessor’s net cash used by financing activities decreased $45.9 million to $15.8 million in the nine months ended September 30, 2018, from $61.7 million in the nine months ended September 30, 2017. This decrease was largely due to a decrease in distributions to Steiner Leisure and its affiliates.

Comparison of Results for the Years Ended December 31, 2017 (audited) and December 31, 2016 (audited)

Operating activities. OSW Predecessor’s net cash provided by operating activities decreased $6.5 million to $70.1 million in 2017 from $76.7 million in 2016. This decrease was due primarily to an unfavorable change in operating assets and liabilities, partially offset by higher net income. The unfavorable change in operating assets and liabilities was largely driven by a change in the payment terms, the effect of reduced costs under the Supply Agreement and the depletion of existing inventories of products purchased prior to the effectiveness of the Supply Agreement of $9.4 million in 2017. The increase in net income was due to the reasons described above under “ —Results of Operations—Comparison of Results for the Years Ended December 31, 2017 (audited) and December 31, 2016 (audited).”

Investing activities. OSW Predecessor’s net cash used by investing activities decreased $5.8 million to $2.7 million in 2017 from $8.5 million in 2016. This decrease was due to a loan from OSW Predecessor to a wholly-owned subsidiary of Steiner Leisure for €5.0 million in 2016.

Financing activities. OSW Predecessor’s net cash used by financing activities decreased $6.0 million to $65.5 million in 2017 from $71.5 million in 2016. This decrease was due to distributions to Steiner Leisure and its affiliates.

Comparison of Results for the Year Ended December 31, 2016 (audited), the Periods from December 9, 2015 through December 31, 2015 (audited), and January 1, 2015 through December 8, 2015 (audited)

Operating activities. OSW Predecessor’s net cash provided by operating activities increased $5.7 million to $76.7 million in 2016 from $6.6 million in the Successor 2015 Period and $64.3 million in the Predecessor 2015 Period. This increase was due primarily to a favorable change in operating assets and liabilities as well as a higher net income. The favorable change in operating assets and liabilities was largely driven by purchase price accounting entries associated with the 2015 Transaction and tax reserves related to an examination by a foreign taxing authority of dividends paid by a wholly-owned subsidiary of Steiner Leisure.

Investing activities. OSW Predecessor’s net cash used by investing activities increased $5.7 million to $8.5 million in 2016 from $0.2 million in the Successor 2015 Period and $2.7 million in the Predecessor 2015 Period. This increase was due to a loan from OSW Predecessor to a wholly-owned subsidiary of Steiner Leisure for €5.0 million.

Financing activities. OSW Predecessor’s net cash used by financing activities remained flat at $71.5 million in 2016 from the combined Successor 2015 Period and Predecessor 2015 Period.

Seasonality

A significant portion of OSW Predecessor’s revenues are generated onboard cruise ships. Certain cruise lines, and, as a result, OSW Predecessor, have experienced varying degrees of seasonality as the demand for cruises is stronger in the Northern Hemisphere during the summer months and during holidays. Accordingly, the third quarter and holiday periods generally result in the highest revenue yields for OSW Predecessor. Further, cruises and destination resort health and wellness centers have been negatively affected by the frequency and intensity of hurricanes. The negative impact of hurricanes is highest during peak hurricane season from August to October.

Off-Balance Sheet Arrangements

Other than the operating lease arrangements described below, OSW Predecessor has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, income or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table summarizes certain of OSW Predecessor’s obligations as of December 31, 2017 and the estimated timing and effect that such obligations are expected to have on liquidity and cash flows in future periods (in millions):

	Payment due by period
	Total	2018	2019-2020	2021-2022	Thereafter
Cruise Line Agreements(1)(3)	$123,227	$107,227	$16,000	—	—
Operating Leases(2)(3)	$13,376	$2,332	$4,142	$2,997	$3,905

Total	$136,603	$109,559	$20,142	$2,997	$3,905

(1)

Cruise Line Agreements. A large portion of OSW Predecessor’s revenues are generated on cruise ships. OSW Predecessor has entered into agreements of varying terms with the cruise lines under which services and products are paid for by cruise passengers. These agreements provide for OSW Predecessor to pay the cruise line commissions for use of their shipboard facilities, as well as fees for staff shipboard meals and accommodations. These commissions are based on a percentage of revenue, a minimum annual amount, or a combination of both. Some of the minimum commissions are calculated as a flat dollar amount, while others are based upon minimum passenger per diems for passengers actually embarked on each cruise of the respective vessel. Staff shipboard meals and accommodations are charged by the cruise lines on a per staff per day basis. OSW Predecessor recognizes all expenses related to cruise line commissions, minimum arrears payment, and staff shipboard meals and accommodations, generally, as they are incurred and includes such expenses in cost of revenues in the accompanying combined income statements. For cruises in process at period end, an accrual is made to record such expenses in a manner that approximates a pro-rata basis. In addition, staff-related expenses such as shipboard employee commissions are recognized in the same manner.

(2)

Operating Leases. OSW Predecessor leases office and warehouse space, as well as office equipment and automobiles, under operating leases. OSW Predecessor also makes certain payments to the owners of the destination resorts where destination resort health and wellness centers are located. Destination resort health and wellness centers generally require rent based on a percentage of revenues. In addition, as part of the rental arrangements for some of the destination resort health and wellness centers, OSW Predecessor is required to pay a minimum annual rental regardless of whether such amount would be required to be paid under the percentage rent arrangement. Substantially all of these arrangements include renewal options ranging from three to five years. Rental expense incurred under operating leases for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $8.8 million, $9.5 million, $0.8 million and $9.0 million, respectively.

(3)

The amounts presented represent minimum annual commitments under OSW Predecessor’s cruise line agreements and operating lease obligations. Certain minimum annual commitments, if any, are not currently determinable for fiscal years other than 2018.

Critical Accounting Policies

General. OSW Predecessor’s combined financial statements include the accounts of the wholly-owned direct and indirect subsidiaries of Steiner Leisure listed in Note 1 and include the accounts of a company partially owned by OneSpaWorld Medispa (Bahamas) Limited, in which OneSpaWorld (Bahamas) Limited (100% owner of OneSpaWorld Medispa (Bahamas) Limited) has a controlling interest. The combined financial statements also include the accounts and results of operations associated with the timetospa.com website owned by Elemis USA, Inc. OSW Predecessor’s combined financial statements do not represent the financial position and results of operations of a legal entity but rather a combination of entities under common control of OSW Predecessor that have been “carved out” of Steiner Leisure’s consolidated financial statements and reflect significant assumptions and allocations. All significant intercompany transactions and balances have been eliminated in combination.

OSW Predecessor’s combined financial statements include the assets, liabilities, revenues and expenses specifically related to OSW Predecessor’s operations. OSW Predecessor receives services and support from various functions performed by Steiner Leisure and costs associated with these functions have been allocated to OSW Predecessor. These allocations are necessary to reflect all of the costs of doing business and include costs related to certain Steiner Leisure corporate functions including, but not limited to, senior management, legal, human resources, finance, IT and other shared services that have been allocated to OSW Predecessor based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis determined by an estimate of the percentage of time Steiner Leisure employees devoted to OSW Predecessor, as compared to total time available or by the headcount of employees at Steiner Leisure’s corporate headquarters that are fully dedicated to OSW Predecessor’s entities in relation to the total employee headcount. These allocated costs are reflected in salary and payroll taxes and administrative expenses in the combined income statements.

Management considers these allocations to be a reasonable reflection of the utilization of services by or benefit provided to OSW Predecessor. However, the allocations may not be indicative of the actual expenses that would have been incurred had OSW Predecessor operated as an independent, stand-alone entity.

OSW Predecessor believes the assumptions and allocations underlying the accompanying combined financial statements and notes to the combined financial statements are reasonable, appropriate and consistently applied for the periods presented. OSW Predecessor believes the combined financial statements reflect all costs of doing business.

OSW Predecessor’s combined financial statements have been prepared in conformity with GAAP.

OSW Predecessor has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. This discussion is not intended to be a comprehensive description of all accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact on OSW Predecessor’s business operations and any associated risks related to these policies is discussed under results of operations, below, where such policies affect its reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, please see Note 2 in the Notes to the Combined Financial Statements of OSW Predecessor. Note that OSW Predecessor’s preparation of its combined financial statements included in this proxy statement/prospectus requires it to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of its financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will be consistent with those estimates.

Cost of revenues includes:

•

Cost of services. Cost of services consists primarily of the cost of product consumed in the rendering of a service, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines (which are derived as a percentage of service revenues or a minimum annual rent or a combination of both), an allocable portion of staff-related shipboard expenses, costs related to recruitment and training of shipboard employees, wages paid directly to destination resort employees, payments to destination resort venue owners, and health and wellness facility depreciation.

•

Cost of products. Cost of products consists primarily of the cost of products sold through OneSpaWorld’s various methods of distribution, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines and destination resort partners (which are derived as a percentage of product revenues or a minimum annual rent or a combination of both).

Cost of revenues may be affected by, among other things, sales mix, production levels, exchange rates, changes in supplier prices and discounts, purchasing and manufacturing efficiencies, tariffs, duties, freight and inventory costs and increases in fuel costs. Certain cruise line and destination resort health and wellness center agreements provide for increases in the percentages of services and products revenues and/or, as the case may be, the amount of minimum annual payments over the terms of those agreements. These payments may also be increased under new agreements with cruise lines and destination resort health and wellness center owners that replace expiring agreements.

Cost of products includes the cost of products sold through various methods of distribution.

Operating expenses include administrative expenses, salaries and payroll taxes. In addition, operating expenses include amortization of certain intangibles relating to acquisitions.

Revenue Recognition. OSW Predecessor recognizes revenues earned as services are provided and as products are sold. All taxable revenue transactions are presented on a net-of tax basis. Revenue from gift certificate sales is recognized upon gift certificate redemption and upon recognition of “breakage” (non-redemption of a gift certificate after a specified period of time). OSW Predecessor does not charge administrative fees on unused gift cards, and OSW Predecessor’s gift cards do not have an expiration date. Based on historical redemption rates, a relatively stable percentage of gift certificates will never be redeemed. OSW Predecessor uses the redemption recognition method for recognizing breakage related to certain gift certificates for which it has sufficient historical information. Under the redemption recognition method, revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. Breakage is recognized only if OSW Predecessor determines that it does not have a legal obligation to remit the value of unredeemed gift certificates to government agencies under the unclaimed property laws in the relevant jurisdictions. OSW Predecessor determines the gift certificate breakage rate based upon historical redemption patterns. At least three years of historical data, which is updated annually, is used to estimate redemption patterns.

Long-Lived Assets. OSW Predecessor reviews long-lived assets for impairment whenever events or changes in circumstances indicate, based on estimated future cash flows, that the carrying amount of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (asset group) to future undiscounted cash flows expected to be generated by the asset (asset group). An asset group is the lowest level of assets and liabilities for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. When estimating future cash flows, OSW Predecessor considers:

•	only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset group;

•	potential events and changes in circumstance affecting key estimates and assumptions; and

•	the existing service potential of the asset (asset group) at the date tested.

If an asset (asset group) is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset (asset group) exceeds its fair value. When determining the fair value of the asset (asset group), OSW Predecessor considers the highest and best use of the assets from a market-

participant perspective. The fair value measurement is generally determined through the use of independent third-party appraisals or an expected present value technique, both of which may include a discounted cash flow approach, which reflects assumptions of what market participants would utilize to price the asset (asset group).

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Assets to be abandoned, or from which no further benefit is expected, are written down to zero at the time that the determination is made and the assets are removed entirely from service.

Income Taxes. OSW Predecessor’s U.S. entities, other than those that are domiciled in U.S. territories, file their U.S. tax return as part of a consolidated tax filing group, while OSW Predecessor’s entities that are domiciled in U.S. territories file specific returns. In addition, OSW Predecessor’s foreign entities file income tax returns in their respective countries of incorporation, where required. For the purposes of OSW Predecessor’s combined financial statements included in this proxy statement/prospectus, OSW Predecessor accounts for income taxes under the separate return method of accounting. This method requires the allocation of current and deferred taxes to OSW Predecessor as if it were a separate taxpayer. Under this method, the resulting portion of current income taxes payable that is not actually owed to the tax authorities is written-off through equity.

Accordingly, income taxes payable in the combined balance sheets, as of December 31, 2017 and 2016 reflects current income tax amounts actually owed to the tax authorities, as of those dates, as well as the accrual for uncertain tax positions. The write-off of current income taxes payable not actually owed to the tax authorities is included in net Steiner Leisure investment in the accompanying combined balance sheets, as of December 31, 2017 and 2016. Deferred income taxes are recognized based upon the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax assets will not be realized. The majority of OSW Predecessor’s income is generated outside of the U.S.

OSW Predecessor believes a large percentage of its shipboard service income is foreign-source income, not effectively connected to a business it conducts in the U.S. and, therefore, not subject to U.S. income taxation.

OSW Predecessor recognizes interest and penalties within the provision for income taxes in the combined income statements. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued, therefore, will be reduced and reflected as a reduction of the overall income tax provision.

OSW Predecessor recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount of benefit, determined on a cumulative probability basis, which is more than 50% likely of being realized upon ultimate settlement.

Recently Issued and Adopted Account Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2017 that are of significance, or potential significance, to OSW Predecessor based on its current operations. The following summary of recent accounting pronouncements is not intended to be an exhaustive description of the respective pronouncement.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvement to Topic 606, Revenue from Contracts with Customers to clarify the Accounting Standards Codification or to correct unintended application of the guidance as part of an on-going project on its agenda about technical corrections and improvements and to increase awareness of the proposals and to expedite improvements to ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”).

In May 2014, the FASB issued ASU 2014-09. The core principle of the guidance in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance in this ASU supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry specific guidance throughout the Industry Topics of the ASC. Additionally, ASU 2014-09 supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts.

In periods subsequent to the initial issuance of this ASU, the FASB has issued additional ASU’s clarifying items within Topic 606, as follows:

•

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”). The amendments in ASU 2016-08 serve to clarify the implementation guidance on principal versus agent considerations.

•

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The purpose of ASU 2016-10 is to clarify two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance (while retaining the related principles for those areas).

•

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). The purpose of ASU 2016-12 is to address certain issues identified to improve Topic 606 by enhancing guidance on assessing collectability, presentation of sales taxes and other similar taxes collected from customers, noncash consideration and completed contracts and contract modifications at transition.

The FASB issued updates ASU 2016-08, ASU 2016-10 and ASU 2016-12 to provide guidance to improve the operability and understandability of the implementation guidance included in ASU 2014-09. ASU 2016-08, ASU 2016-10 and ASU 2016-12 have the same effective date and transition requirements of ASU 2015-14, which defers the effective date and transition of ASU 2014-09 annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, with early adoption permitted. OSW Predecessor plans to adopt this standard and the other related revenue standard clarifications and technical guidance effective January 1, 2019. OSW Predecessor’s evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on OSW Predecessor’s business processes, systems, and controls. As part of this evaluation, OSW Predecessor will review customer contracts and apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. OSW Predecessor is not able to determine at this time if the adoption of this guidance will have a material impact on OSW Predecessor’s combined financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) to increase transparency and comparability among organizations by recognizing rights and obligations resulting from leases as lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The update requires lessees to recognize for all leases with a term of 12 months or more at the commencement date: (a) a lease liability or a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset or a lessee’s right to use or control the use of a specified asset for the lease term. Under the update, lessor accounting remains largely unchanged. The update requires a modified retrospective transition approach for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements and do not require any transition accounting for leases that expire before the earliest comparative period presented. The update is effective retrospectively for annual periods beginning after December 15, 2019, and interim periods beginning after December 15, 2020, with early adoption permitted. OSW Predecessor is not able to determine at this time if the adoption of this guidance will have a material impact on OSW Predecessor’s combined financial statements.

In March 2016, the FASB issued ASU 2016-04, “Recognition of Breakage for Certain Prepaid Stored-Value Products (a consensus of the FASB Emerging Issues Task Force).” ASU 2016-04 requires entities that sell certain prepaid stored-value products redeemable for goods, services or cash at third-party merchants to derecognize liabilities related to those products for breakage (i.e., the value that is ultimately not redeemed by the consumer). This guidance is effective for annual periods beginning after December 15, 2018. Early adoption is permitted. Entities can use either a full retrospective approach, meaning they would apply the guidance to all periods presented, or a modified retrospective approach, meaning they would apply it only to the most current period presented with a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. OSW Predecessor is currently evaluating the methods and impact of adopting this new guidance on its combined financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326).” This ASU amends the Board’s guidance on the impairment of financial instruments. The ASU adds to GAAP an impairment model (known as the current expected credit losses model) that is based on an expected losses model rather than an incurred losses model. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The ASU is also intended to reduce the complexity of GAAP by decreasing the number of impairment models that entities use to account for debt instruments. The update is effective for fiscal years beginning after December 15, 2020. OSW Predecessor is currently assessing the future impact the adoption of this guidance will have on its combined financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under existing guidance. The update is effective for annual periods beginning after December 15, 2018. The amendments should be applied using a retrospective transition method to each period presented. OSW Predecessor does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory” (“ASU 2016-16”). This ASU was issued as part of the Board’s initiative to reduce complexity in accounting standards. This ASU eliminates an exception in ASC 740, which prohibits the immediate recognition of income tax consequences of intra-entity asset transfers other than inventory. Under ASU 2016-16, entities will be required to recognize the immediate current and deferred income tax effects of intra-entity asset transfers, which often involve a subsidiary of a company transferring intellectual property to another subsidiary. The new guidance will be effective for annual periods beginning after December 15, 2018. This ASU’s amendments should be applied on a modified retrospective basis, recognizing the effects in retained earnings as of the beginning of the year of adoption. OSW Predecessor does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” This ASU requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.

Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The update is effective for annual periods beginning after December 15, 2018. OSW Predecessor does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This ASU assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses by clarifying the definition of a business. The definition of a business affects many areas of accounting including acquisition, disposals, goodwill and consolidation. The update is effective for annual periods beginning after December 31, 2018. The amendments in this update should be applied prospectively on or after the effective date. OSW Predecessor does not anticipate the adoption of this guidance will have a material impact on OSW Predecessor’s combined financial statements.

In February 2016, the FASB issued ASU 2016-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2016-02”). The amendments in this topic are intended to improve and simplify targeted areas of the consolidation guidance. ASU 2016-02 modifies the method for determining whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, it eliminates the presumption that a general partner should consolidate a limited partnership and impacts the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. The ASU was effective for annual periods beginning after December 15, 2016. The adoption of this guidance, as of January 1, 2017, did not have a material impact on OSW Predecessor’s combined financial statements.

In July 2016, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” ASU 2015-11 simplifies the subsequent measurement of inventory by replacing today’s the lower of cost or market test with a lower of cost and net realizable value test. The guidance applies only to inventories for which cost is determined by methods other than last-in first-out (“LIFO”) and the retail inventory method (“RIM”). The guidance was effective for fiscal years beginning after December 15, 2016. The adoption of this guidance, as of January 1, 2017, on a prospective basis, did not have a material impact on OSW Predecessor’s combined financial statements.

Inflation and Economic Conditions

OneSpaWorld does not believe that inflation has had a material adverse effect on its revenues or results of operations. However, public demand for activities, including cruises, is influenced by general economic conditions, including inflation. Periods of economic softness could have a material adverse effect on the cruise industry and hospitality industry upon which OneSpaWorld is dependent. Such a slowdown has adversely affected OneSpaWorld’s results of operations and financial condition in certain prior years. Recurrence of the more severe aspects of the recent adverse economic conditions, as well as periods of fuel price increases, could have a material adverse effect on OneSpaWorld’s results of operations and financial condition during the period of such recurrence. Weakness in the U.S. Dollar compared to the U.K. Pound Sterling and the Euro also could have a material adverse effect on OneSpaWorld’s results of operations and financial condition.

U.S. Tax Reform

On December 22, 2017, the U.S. enacted significant changes to tax law following the passage and signing of The Tax Cuts and Jobs Act (the “Act”). In response, the SEC has issued Staff Accounting Bulletin (“SAB”) No. 118, which allows OSW Predecessor to record provisional amounts during a measurement period which is similar to the measurement period used when accounting for business combinations. Given the many unresolved matters relating to the interpretation of the provisions of the Act, including whether U.S. states will conform to the Act in full or in part, OSW Predecessor has recorded provisional amounts, as described below, based on its best estimates at this time.

OSW Predecessor is subject to the provisions of the ASC guidance on income taxes, which requires that the effect on deferred tax assets and liabilities of a change in tax rates be recognized in the period the tax rate change was enacted. Among other items, the legislation permanently reduces the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018. As a result, this caused OSW Predecessor’s U.S. net deferred tax assets to be revalued. OSW Predecessor’s deferred tax assets represent tax benefits expected to be realized in the future. The reduction in the U.S. federal corporate tax rate reduces the value of these anticipated future tax benefits. As a result of the decrease in the U.S. corporate tax rate, OSW Predecessor realized a one-time, non-cash increase to income tax expense of $2.7 million for the year ended December 31, 2017. Given the uncertainties surrounding the adoption of the Act by certain U.S. states, as well as the general unresolved matters relating to the interpretation of certain aspects of the Act itself, the amount realized for the revaluation of OSW Predecessor’s U.S. net deferred tax liabilities is provisional, and will be revised if needed, as required by SAB No. 118.

The Act includes a transition rule that provides for a mandatory repatriation tax imposed on U.S. Companies with certain foreign subsidiaries (the “Transition Tax”). Based on OSW Predecessor’s provisional estimate as of December 31, 2017, OSW Predecessor does not believe that it will be subject to the Transition Tax, and thus, no tax liability for the mandatory repatriation tax has been recorded at this time. OSW Predecessor will continue to analyze available data for its subsidiaries as it becomes available and will revise the provisional estimate for Transition Tax if needed, as required by SAB No. 118.

The Act also introduces certain new base broadening measures, which may potentially have an impact on OSW Predecessor’s effective tax rate in future periods. Of particular interest to OSW Predecessor, is a new provision affecting the applicability of the U.S. reciprocal exemption for certain shipping-related income.

OSW Predecessor believes that interpretive guidance issued subsequent to the Act by the U.S. Treasury Department and the Internal Revenue Service clarifies that this provision of the Act should not have an adverse impact on OSW Predecessor’s operations, and thus have provisionally reflected no impact in OSW Predecessor’s income tax provision for the year ended December 31, 2017. OSW Predecessor is in the process of estimating the impact, if any, that other new measures in the Act may have on its future income tax expense and cash tax obligations in the U.S.

Quantitative and Qualitative Disclosures of Market Risks

OneSpaWorld’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates.

Concentration of credit risk. Financial instruments that potentially subject OSW Predecessor to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. OSW Predecessor maintains cash and cash equivalents with high quality financial institutions. As of December 31, 2017 and 2016, OSW Predecessor had three cruise companies that represented greater than 10% of accounts receivable. OSW Predecessor does not normally require collateral or other security to support normal credit sales. OSW Predecessor controls credit risk through credit approvals, credit limits, and monitoring procedures.

Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts. OSW Predecessor records an allowance for doubtful accounts with respect to accounts receivable using historical collection experience, and generally, an account receivable balance is written off once it is determined to be uncollectible. OSW Predecessor reviews the historical collection experience and considers other facts and circumstances and adjusts the calculation to record an allowance for doubtful accounts as appropriate. If OSW Predecessor’s current collection trends were to differ significantly from historic collection experience, OSW Predecessor would make a corresponding adjustment to the allowance. As of December 31, 2017 (Successor) and 2016 (Successor), the allowance for doubtful accounts was $0.5 million. Bad debt expense is included within administrative operating expenses in the combined income statements and is immaterial of the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period.

Interest rate risk. OneSpaWorld is subject to interest rate risk in connection with borrowing based on a variable interest rate. Derivative financial instruments, such as interest rate swap agreements and interest rate cap agreements, may be used for the purpose of managing fluctuating interest rate exposures that exist from OneSpaWorld’s variable rate debt obligations that are expected to remain outstanding. Interest rate changes do not affect the market value of such debt, but could impact the amount of OneSpaWorld’s interest payments, and accordingly, OneSpaWorld’s future earnings and cash flows, assuming other factors are held constant.

Although all of OneSpaWorld’s current debt reported in the financials will be retired as part of the transaction, we are in the process of securing new financing and it is likely that this will have a variable rate component.

Foreign currency risk. The fluctuation in currency exchange rates is not a significant risk for OneSpaWorld, as most of its revenues are earned and expenses are incurred in U.S. Dollars.

BUSINESS OF HAYMAKER AND CERTAIN INFORMATION ABOUT HAYMAKER

General

Haymaker is a blank check company incorporated on April 26, 2017, as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker also has neither engaged in any operations nor generated any revenue to date. Based on its business activities, Haymaker is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

On May 16, 2017, Haymaker issued an aggregate of 8,625,000 Class B Shares to Haymaker Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of shares issued was determined based on the expectation that such shares would represent 20% of the outstanding shares upon completion of the Haymaker IPO. Simultaneously with the consummation of the Haymaker IPO, Haymaker consummated a private placement with Haymaker Sponsor of 8,000,000 Founder Warrants at a price of $1.00 per Founder Warrant, generating total proceeds of $8,000,000. Because the underwriters of the Haymaker IPO exercised the over-allotment option in part and purchased 3,000,000 of the total possible 4,500,000 Units, Haymaker Sponsor forfeited 375,000 Founder Shares on November 3, 2017 in order to maintain ownership of 20.0% of issued and outstanding Haymaker Common Shares.

On October 27, 2017, Haymaker consummated the Haymaker IPO of 33,000,000 units (which included the purchase of 3,000,000 units subject to the underwriters’ 4,500,000 unit over-allotment option) at a price of $10.00 per unit, generating gross proceeds of $330,000,000 before underwriting discounts and expenses. Each unit consists of one Class A Share and one-half of a warrant to purchase one Class A Share for $11.50 per share. Prior to the closing of the Haymaker IPO, Haymaker completed the private sale of an aggregate of 8,000,000 Founder Warrants to Haymaker Sponsor, each exercisable to purchase one Class A Share for $11.50 per share at a price of $1.00 per Founder Warrant. The net proceeds were deposited in the Trust Account with the Trustee. As of December 31, 2018, Haymaker had cash and marketable securities held in the Trust Account of $336,670,506 (including $6,670,506 of unrealized gains) consisting of U.S. treasury bills with a maturity of 180 days or less.

On October 27, 2015, Haymaker announced that, commencing October 28, 2015, holders of the 33,000,000 units sold in the Haymaker IPO may elect to separately trade the Class A Shares and Haymaker Public Warrants included in the public units. Those units not separated will continue to trade on the NASDAQ under the symbol “HYACU,” and the Class A Shares and Haymaker Public Warrants that are separated will trade on the NASDAQ under the symbols “HYAC” and “HYACW,” respectively.

Initial Business Combination

The NASDAQ rules require that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account, net of any deferred underwriting discounts and taxes payable on interest earned, at the time of Haymaker’s signing a definitive agreement in connection an initial business combination. The Haymaker Board has determined that the fair market value of the Business Combination meets the test.

Submission of Haymaker’s Initial Business Combination to a Stockholder Vote

The Special Meeting of the stockholders of Haymaker to which this proxy statement/prospectus relates is to solicit your approval of, among other things, the Business Combination. The Haymaker public stockholders may exercise their redemption rights whether they vote for, against or abstain from voting on the Business Combination. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Haymaker Sponsor and Haymaker’s officers and directors agreed to vote any Founder Shares and any public shares purchased during or after the Haymaker IPO in favor of the Business Combination.

Redemption Rights for Public Stockholders

Haymaker is providing its public stockholders with the opportunity to redeem all or a portion of their Class A Shares upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest, which interest shall be net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account was approximately $10.17 per public share as of December 31, 2018, after paying approximately $1,106,000 in taxes due on the income earned on the amounts held in the Trust Account. The per-share amount Haymaker will distribute to stockholders who properly redeem their shares will not be reduced by the deferred underwriting commissions that Haymaker will pay to the underwriters. Redemptions referred to herein shall take effect as repurchases under Haymaker’s amended and restated certificate of incorporation. Haymaker Sponsor and Haymaker’s officers and directors entered into a letter agreement with Haymaker, pursuant to which they agreed to waive their redemption rights with respect any Haymaker Common Shares they may hold in connection with the consummation of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, Haymaker’s amended and restated certificate of incorporation provides that any individual public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group,” as defined under Section 13 of the Exchange Act, will be restricted from seeking redemption rights with respect to public shares held in excess of 20% of the total public shares issued as part of the public units sold in the Haymaker IPO (“Excess Shares”), or 6,600,000 public shares. However, Haymaker has not restricted public stockholders’ ability to vote all of their shares, including Excess Shares, for or against a business combination. Haymaker Sponsor and Haymaker’s officers and directors have, pursuant to a letter agreement entered into with Haymaker, waived their right to have any Founder Shares or public shares held by them redeemed in connection with a business combination. Unless any of Haymaker’s other affiliates acquires Founder Shares through a permitted transfer from Haymaker Sponsor, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares, such affiliate would be a public stockholder and restricted from seeking redemption rights with respect to any Excess Shares.

Redemption of Public Shares and Liquidation if No Business Combination

Haymaker has until October 27, 2019 to complete a business combination. If Haymaker is unable to complete a business combination prior to October 27, 2019, Haymaker will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest, which shall be net of taxes payable and less up to $100,000 for dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders, including the right to receive further liquidation distributions, if any, subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Haymaker remaining stockholders and board of directors, dissolve and liquidate, subject in each case to Haymaker’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Haymaker Public Warrants and Founder Warrants, which will expire worthless if Haymaker fails to complete a business combination by October 27, 2019.

Haymaker Sponsor and Haymaker’s officers and directors entered into a letter agreement with Haymaker, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if Haymaker fails to complete a business combination by October 27, 2019. However, to the extent Haymaker Sponsor or the officers and directors of Haymaker own public shares, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if Haymaker fails to complete a business combination within the allotted 24-month time period.

Haymaker Sponsor, executive officers and directors agreed, pursuant to a written letter agreement with Haymaker, that they will not propose any amendment to Haymaker’s amended and restated certificate of incorporation that would affect the substance or timing of Haymaker’s obligation to redeem 100% of public shares if Haymaker does not complete a business combination prior to October 27, 2019, unless Haymaker provides its public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest, which shall be net of taxes payable and less up to $100,000 for dissolution expenses), divided by the number of then outstanding public shares. However, Haymaker may not redeem its public shares in an amount that would cause Haymaker’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination so that Haymaker is not subject to the SEC’s “penny stock” rules.

Haymaker expects that all costs and expenses associated with implementing a plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the proceeds of the Haymaker IPO held outside the Trust Account, although Haymaker cannot assure that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing a plan of dissolution, to the extent that there is any earned interest in the Trust Account, net of any funds required to pay taxes, Haymaker may request the Trustee to release to Haymaker an additional amount of up to $100,000 of such earned interest to pay those costs and expenses.

If Haymaker were to expend all proceeds of the Haymaker IPO held outside of the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by public stockholders upon Haymaker’s dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of Haymaker creditors which would have higher priority than the claims of Haymaker public stockholders. Haymaker cannot assure that the actual per-share redemption amount received by public stockholders will not be substantially less than $10.00. While Haymaker intends to pay such amounts, if any, it cannot assure that it will have funds sufficient to pay or provide for all creditors’ claims.

Although Haymaker will seek to have all vendors, service providers other than Haymaker’s independent auditors, prospective target businesses or other entities with which Haymaker does business execute agreements with Haymaker waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Haymaker assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Haymaker’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to Haymaker than any alternative. Examples of possible instances where Haymaker may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by Haymaker management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Haymaker and will not seek recourse against the Trust Account for any reason. Upon redemption of Haymaker public shares, if Haymaker is unable to complete a business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with a business combination, Haymaker will be required to provide for payment of claims of creditors that were not waived that may be brought against Haymaker within the 10 years following redemption. In order to protect the amounts held in the Trust Account, Haymaker Sponsor has agreed that it will be liable to Haymaker if and to the extent any claims by a vendor for services rendered or products sold to Haymaker, or a prospective target business with which Haymaker has discussed entering into an Transaction Agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Haymaker’s indemnity of the underwriters of the Haymaker IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, then Haymaker Sponsor will not be responsible to the extent of any liability for such third-party claims. Haymaker cannot assure, however, that Haymaker Sponsor would be able to satisfy those obligations. None of Haymaker’s other officers will indemnify Haymaker for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and Haymaker Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Haymaker’s independent directors would determine whether to take legal action against Haymaker Sponsor to enforce its indemnification obligations. While Haymaker currently expects that its independent directors would take legal action on Haymaker’s behalf against Haymaker Sponsor to enforce its indemnification obligations to Haymaker, it is possible that Haymaker’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Haymaker cannot assure that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

Haymaker will seek to reduce the possibility that Haymaker Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers other than Haymaker’s independent auditors, prospective target businesses or other entities with which Haymaker does business execute agreements with Haymaker waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Haymaker Sponsor will also not be liable as to any claims under Haymaker’s indemnity of the underwriters of the Haymaker IPO against certain liabilities, including liabilities under the Securities Act. At December 31, 2018, Haymaker had access to up to $336,670,506 from the proceeds of the Haymaker IPO and the sale of the Founder Warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with Haymaker’s liquidation, currently estimated to be no more than approximately $100,000). In the event that Haymaker liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from the Trust Account could be liable for claims made by creditors.

If Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Haymaker’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Haymaker’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Haymaker cannot assure that it will be able to return $10.00 per share to public stockholders. Additionally, if Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Haymaker stockholders. Furthermore, the Haymaker Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and Haymaker to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Haymaker cannot assure that claims will not be brought against Haymaker for these reasons.

Amended and Restated Certificate of Incorporation

Haymaker’s amended and restated certificate of incorporation contain certain requirements and restrictions that apply to Haymaker until the consummation of a business combination. If Haymaker seeks to amend any provisions of its amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, Haymaker will provide public stockholders with the opportunity to redeem their public shares in connection with any such vote. Haymaker Sponsor and Haymaker’s officers and directors agreed to waive any redemption rights with respect to their Founder Shares and any public shares held in connection with the completion of a business combination. Specifically, the amended and restated certificate of incorporation provides, among other things, that:

•

prior to the consummation of a business combination, Haymaker shall either (i) seek stockholder approval of the business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest, which interest shall be net of taxes payable, or (ii) provide public stockholders with the opportunity to tender their shares to Haymaker by means of a tender offer, and thereby avoid the need for a stockholder vote, for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest, which interest shall be net of taxes payable, in each case subject to the limitations described herein;

•

Haymaker will consummate a business combination only if it has net tangible assets of at least $5,000,001 upon such consummation and, solely if Haymaker seeks stockholder approval, a majority of the outstanding Haymaker Common Shares and Founder Shares entitled to vote on such matter and a majority of the outstanding Founder Shares, voting separately as a single class voted are voted in favor of the business combination;

•	if Haymaker’s business combination is not consummated by October 27, 2019, then Haymaker will liquidate and distribute all funds held in the Trust Account to its public stockholders; and

•

prior to a business combination, Haymaker may not issue additional Haymaker Common Shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any business combination.

These provisions cannot be amended without the approval of holders of at least two thirds of all outstanding Haymaker Common Shares. Haymaker’s amended and restated certificate of incorporation provides that Haymaker may consummate a business combination only if approved by holders of a majority of Haymaker Common Shares voted, voting at a duly held stockholders meeting.

Annual Meeting

The Nasdaq listing rules require that Haymaker hold an annual meeting of shareholders on or prior to December 31, 2018. On January 11, 2019, Haymaker received a letter from the staff of Nasdaq’s Listing Qualifications Department notifying Haymaker that it no longer complied with those rules. Haymaker has 45 calendar days from January 11, 2019 to submit a plan to regain compliance. Haymaker delayed holding its annual meeting of stockholders due to the pendency of the Business Combination and the HYAC Stockholders Meeting. Although Haymaker expects the Business Combination to be consummated, if Haymaker is unable to consummate the Business Combination for any reason, Haymaker intends to file and mail to its stockholders a definitive annual meeting proxy statement and to hold an annual meeting as soon as possible thereafter.

Conflicts of Interest

Affiliates of Haymaker Sponsor manage several investment vehicles. Funds managed by these affiliates may compete with Haymaker for acquisition opportunities in the same industries and sectors as Haymaker may target for a business combination. If these funds decide to pursue any such opportunity, Haymaker may be precluded from procuring such opportunities. In addition, investment ideas generated within Haymaker Sponsor or its affiliates, including by persons who may make decisions for Haymaker, may be suitable for both Haymaker and for a current or future Haymaker Sponsor affiliate fund, and may be directed to such investment vehicle rather than to Haymaker, subject to applicable fiduciary duties. Neither Haymaker Sponsor, its affiliates, nor members of Haymaker’s management team who are also employed by Haymaker Sponsor affiliate or its affiliates have any obligation to present Haymaker with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or managing directors of Haymaker Sponsor or its affiliates. Haymaker Sponsor affiliates and/or Haymaker’s management, in their capacities as officers or managing directors of Haymaker Sponsor affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Haymaker Sponsor affiliated investment vehicles, or third parties, before they present such opportunities to Haymaker.

Each of Haymaker’s officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of Haymaker’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such a business combination opportunity to such entity, subject to their fiduciary duties under Delaware law. Haymaker does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors will materially affect Haymaker’s ability to complete a business combination.

Haymaker Sponsor has agreed that it will be liable to Haymaker if and to the extent any claims by a vendor for services rendered or products sold to Haymaker, or a prospective target business with which Haymaker has discussed entering into a business combination, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. Claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account are also an exception to the Transaction Agreement with Haymaker Sponsor, as are any claims under Haymaker’s indemnity of the underwriters of the Haymaker IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, Haymaker Sponsor will not be responsible to the extent of any liability for such third-party claims. Haymaker has not independently verified whether Haymaker Sponsor has sufficient funds to satisfy its indemnity obligations and believes that Haymaker Sponsor’s only assets are securities of Haymaker and, therefore, Haymaker Sponsor may not be able to satisfy those obligations. Haymaker has not asked Haymaker Sponsor to reserve for such eventuality. Haymaker believes the likelihood of Haymaker Sponsor having to indemnify the Trust Account is limited because Haymaker will endeavor to have substantially all vendors and prospective target businesses as well as other entities execute agreements with Haymaker waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Employees

Haymaker currently has four executive officers. Members of the Haymaker management team are not obligated to devote any specific number of hours to Haymaker matters but they intend to devote as much of their time as they deem necessary to Haymaker’s affairs until it has completed an initial business combination. The amount of time that the members of Haymaker management will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the current stage of the business combination process.

Directors, Executive Officers and Corporate Governance.

The current directors and executive officers of Haymaker are as follows:

Name	Age	Position
Steven J. Heyer	66	Chief Executive Officer and Executive Chairman
Andrew R. Heyer	61	President and Director
Christopher Bradley	41	Chief Financial Officer
Robert A. Nisi	56	General Counsel and Secretary
Arthur H. Bilger	66	Director
Walter F. McLallen	52	Director
Jeffrey E. Stiefler	72	Director

Steven J. Heyer, Haymaker’s Chief Executive Officer and Executive Chairman since inception, has over 35 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of the Hellenic Bottling Company, Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. For the last five years, Mr. Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below) as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc., which announced in April 2017 that it had entered into a definitive agreement to be acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; Lazard Ltd and Lazard Group (2005 to present); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (2000 to 2004); the board of Equifax, the publicly traded consumer credit reporting and insights company (2002 through 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (2008 through 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (2007 through 2012); the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (2004 through 2005); and the board of Shopkick, a mobile shopping app that rewards customers for walking into stores. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, Haymaker’s President. Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Andrew R. Heyer, Haymaker’s President and a Director since inception, is a finance professional with over 35 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer has deployed in excess of $1 billion of capital over that time frame, and has guided several public and private companies as a member of their board of directors. Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing

Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. Mr. Heyer currently serves on the board of directors of Jamba, Inc., where he has served as a board member since 2009. From 1993 through 2009, Mr. Heyer also served on the board of The Hain Celestial Group, Inc., a natural and organic food and products company, rejoining the board from 2012 to the present, where he serves as lead director. Mr. Heyer has also served as a director of XpresSpa Group, Inc. (formerly known as FORM Holdings, Inc.), a health and wellness services company, since December 2016. Mr. Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, a pet accessories business from 2011 to the present, The LoveSac Company, a branded omni-channel retailer of technology-forward furniture, from 2010 to the present, and Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime from 2008 to the present. Mr. Heyer has also served on the board of Accel Foods, an incubator and investor in early stage food and beverage companies, since 2015. In the past, Mr. Heyer has served as a director of Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, Haymaker’s Chief Executive Officer. Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Christopher Bradley, Haymaker’s Chief Financial Officer since inception, is a Managing Director at Mistral Equity Partners, which he joined in 2008. Mr. Bradley brings over 10 years of experience identifying acquisition candidates, due diligence experience including accounting and financial modeling acumen, and a background in deal structuring. Mr. Bradley has served as a member of the board of directors of The Chickery, Inc, a privately held fast casual restaurant chain from 2016 to the present, Creminelli Fine Meats, LLC, a privately held premium-priced charcuterie wholesaler from 2016 to the present, The Beacon Consumer Incubator Fund, a venture capital fund that invests in consumer technology companies from 2016 to the present, The LoveSac Company, a branded omni-channel retailer of technology-forward furniture from 2010 to the present, and The Kitchen Fund, a venture capital fund that invests in early stage restaurants from January 2017 to the present. Mr. Bradley has also guided Mistral portfolio companies in an operational role and, through Mistral, served on the board of Jamba, Inc. from 2009 to 2013. Prior to Mistral, Mr. Bradley served as an investment banker at Banc of America Securities from 2005 to 2006, a Manager in Burger King’s strategy group in 2004, and a Manager at PricewaterhouseCoopers management consulting practice from 1999 to 2004. Mr. Bradley earned an A.B. from the University of Chicago and an M.B.A. from The Harvard Business School.

Robert Nisi, Haymaker’s Secretary and General Counsel since inception, has been a Partner at LWPartners, a strategic investment advisory firm, where he oversees legal, compliance, and operations functions, since 2013. Previously, from 2009 to 2013, Mr. Nisi served as a Managing Director at PricewaterhouseCoopers in its regulatory consulting unit, helping alternative asset managers with operational and compliance related matters. Prior to this, from 2004 to 2009, Mr. Nisi was a Partner, Chief Operating Officer and General Counsel at Cyrus Capital Partners, where he helped to launch the distressed debt fund manager and oversaw its growth. Mr. Nisi also served as a director of Virgin America Airlines from its startup to its launch, from 2005 to 2008. Mr. Nisi was the General Counsel of MacKay Shields LLC, an institutional money management subsidiary of New York Life Insurance Company from 1998 to 2004, and before that was Assistant General Counsel at Prudential Insurance Company and at Salomon Smith Barney from 1997 to 1998. Mr. Nisi has also worked in the investment management practice at the law firms of Kramer Levin Naftalis & Frankel LLP and White & Case LLP between 1991 and 1995. Mr. Nisi began his investment management career as a Staff Attorney at the Division of Investment Management and Enforcement in the New York office of the Securities and Exchange Commission. Mr. Nisi received a B.A. from Washington University in St. Louis and both a J.D. and an M.B.A. in Finance from Boston University.

Arthur H. Bilger, a Haymaker director since October 24, 2017, has since 2015 served as founder and Chief Executive Officer of WorkingNation, a national not-for-profit campaign to create awareness within the American public concerning unemployment issues facing the United States and then educate as to where the jobs of the future are likely to be and mitigation strategies and solutions to overcome this challenge. Mr. Bilger is also an active venture capital investor, and has invested in and served as a director of various private companies engaged in activities where content is integrated with new technologies, with particular focus on online education, digital media, and analytics. Since 2000, Mr. Bilger invests primarily through a vehicle called Shelter Capital Partners. Since 1996, Mr. Bilger also invests actively in the public markets through an entity called Adase Partners LLC. Mr. Bilger has held board seats during the last five years at Mobileum, a software communications company, Think Passenger, Inc., a social platform for brand marketing, Zumbox, a digital mail company, and currently serves as a director of Roswell Biotechnologies, Inc., a biotechnology company, since 2016. Mr. Bilger’s activities in this area began as an investor in and Vice Chairman of Akamai Technologies, Inc., a provider of global, high-performance services for the delivery of Internet content, streaming media and applications, from 1998 to 2002. From 1994 until its sale to News Corporation in 1997, Mr. Bilger was the President, Chief Operating Officer and a director of New World Communications Group, Inc., a television production and broadcasting company. Prior to that, from 1990 through 1994, Mr. Bilger was a founding partner of Apollo Advisors, LP, an institutional private equity firm. In 1977, Mr. Bilger joined Drexel Burnham Lambert Inc., where he served in numerous capacities until 1990, including Executive Vice President, Co-Head of Corporate Finance and a director. Mr. Bilger’s public company board experience (in addition to Akamai Technologies and New World Communications) includes Mandalay Resort Group from 1997 to 2001, Aaron Spelling Productions during the 1980s, and Circus Enterprises from 1983 to 1989. Other related experience includes acting as Chairman of the Creditors’ Committees for both Telemundo and Taft Broadcasting while at Apollo Advisors. Mr. Bilger holds a B.S. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Bilger maintains a significant involvement with the University of Pennsylvania’s Wharton School, where he sits on its Board of Overseers and is a member of its Executive Committee.

Walter F. McLallen, a Haymaker director since October 24, 2017, is a finance professional with over 25 years of leveraged finance, private equity, restructuring and operations experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting since 2004. Mr. McLallen has extensive board and organizational experience and has served as a director, Chairman or Vice Chairman on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products related companies. Mr. McLallen has served as a director of publicly-traded Centric Brands Inc., a lifestyle brands collective in the branded and licensed apparel and accessories sectors, since February 2016; and private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID, since August 2016; Worldwise, a consumer branded pet products company, since April 2016; adMarketplace, a search engine advertiser, since 2012; Classic Brands, an e-commerce marketer of mattresses and related products, since August 2018; Dutchland Plastics, a roto-molding plastics manufacturer, since January 2017; Champion One, an optical transceiver manufacturer and marketer, since January 2018; and Genus Oncology, an early-stage biotechnology company, since 2015. Mr. McLallen is also a founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement, military and corporate training and security company, since 2014. From 2006 to 2015, Mr. McLallen was the Executive Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. in 1990. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign. Mr. McLallen is qualified to serve as a director due to his extensive consumer, operational and board experience, as well as his background in finance.

Jeffrey E. Stiefler, a Haymaker director since October 24, 2017, has spent 45 years leading a wide range of consumer and business services companies across multiple industry sectors, including financial services, financial technology, real estate, advertising, computer software and services, private equity, and internet start-ups. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Worldpay,

Inc. (formerly known as Vantiv Holding, LLC) from August 2010 until its initial public offering in March 2012, served as its chairman from March 2012 to January 2018, and currently serves as a director. In addition, Mr. Stiefler currently serves on the board of directors of LogicSource Inc. Mr. Stiefler previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Stiefler is qualified to serve as director due to his extensive strategic, operations, financial and leadership experiences at both the company and board levels.

Number and Terms of Office of Officers and Directors

Haymaker currently has five directors. The Haymaker Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Haymaker’s first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Bilger, will expire at Haymaker’s first annual meeting of Haymaker’s stockholders. The term of office of the second class of directors, consisting of Messrs. McLallen and Stiefler, will expire at the second annual meeting of Haymaker’s stockholders. The term of office of the third class of directors, consisting of Messrs. Heyer and Heyer, will expire at the third annual meeting of Haymaker’s stockholders. Haymaker may not hold an annual meeting of stockholders until after it consummates the Business Combination.

Haymaker’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Haymaker’s board of directors is authorized to appoint persons to the offices set forth in Haymaker’s bylaws as it deems appropriate. Haymaker’s bylaws provide that its officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Haymaker’s board of directors has two standing committees: an audit committee and a compensation committee. The rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Messrs. Bilger, McLallen and Stiefler serve as members of Haymaker’s audit committee. Under the NASDAQ listing standards and applicable SEC rules, Haymaker is required to have at least three members of the audit committee, all of whom must be independent. Messrs. Bilger, McLallen and Stiefler are independent and Mr. McLallen chairs the audit committee.

Each member of the audit committee is financially literate and Haymaker’s board of directors has determined that Mr. McLallen qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Haymaker’s audit committee charter details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by Haymaker;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by Haymaker and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and Haymaker to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to Haymaker entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and Haymaker’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Haymaker’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Messrs. Bilger and Stiefler serve as members of Haymaker’s compensation committee. Under the NASDAQ listing standards and applicable SEC rules, Haymaker is required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Bilger and Stiefler are independent and Mr. Bilger chairs the compensation committee.

Haymaker’s compensation committee charter details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to Haymaker’s Chief Executive Officer’s compensation, if any is paid by Haymaker, evaluating Haymaker’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of Haymaker’s Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by Haymaker, of all of Haymaker’s other officers;

•	reviewing on an annual basis Haymaker’s executive compensation policies and plans;

•	implementing and administering Haymaker’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with Haymaker’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Haymaker’s officers and employees;

•	if required, producing a report on executive compensation to be included in Haymaker’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to an affiliate of Haymaker Sponsor and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Haymaker’s initial stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

Haymaker does not have a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Haymaker’s board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Bilger, McLallen and Stiefler. In accordance with Rule 5605(e)(1)(A) of the NASDAQ Rules, all such directors are independent. As there is no standing nominating committee, Haymaker does not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by Haymaker’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Haymaker stockholders that wish to nominate a director for election to the Haymaker Board should follow the procedures set forth in Haymaker’s bylaws.

Haymaker has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of Haymaker’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of Haymaker’s stockholders.

Compensation Committee Interlocks and Insider Participation

None of Haymaker’s officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on Haymaker’s board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Haymaker’s officers, directors and persons who beneficially own more than ten percent of Haymaker’s common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish Haymaker with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, Haymaker believes that during the year ended December 31, 2017 there were no delinquent filers.

Code of Ethics

Haymaker has adopted a Code of Ethics applicable to Haymaker’s directors, officers and employees. Haymaker has filed a copy of Haymaker’s Code of Ethics and Haymaker’s audit committee and compensation committee charters as exhibits to its registration statement. You will be able to review these documents by accessing Haymaker’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Haymaker. Haymaker intends to disclose any amendments to or waivers of certain provisions of Haymaker’s Code of Ethics in a Current Report on Form 8-K.

Executive Compensation

None of Haymaker’s officers or directors has received any cash compensation for services rendered to Haymaker. Haymaker has agreed to pay an affiliate of Haymaker Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of Haymaker’s initial business combination or Haymaker’s liquidation, Haymaker will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid by Haymaker to Haymaker Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of Haymaker’s initial business combination. Nevertheless, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Haymaker’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Haymaker’s audit committee will review on a quarterly basis all payments that were made to Haymaker’s sponsor, officers or directors, or Haymaker’s or their affiliates.

After the completion of Haymaker’s initial business combination, directors or members of Haymaker’s management team who remain with the combined company may be paid consulting or management fees from such combined company.

Haymaker does not intend to take any action to ensure that members of Haymaker’s management team maintain their positions with OneSpaWorld after the consummation of the Business Combination, although it is possible that some or all of Haymaker’s officers and directors may negotiate employment or consulting arrangements to remain with OneSpaWorld after the Business Combination. The existence or terms of any such employment or consulting arrangements to retain their positions with OneSpaWorld may influence Haymaker’s management’s motivation in identifying or selecting a target business but Haymaker does not believe that the ability of Haymaker’s management to remain with OneSpaWorld after the consummation of the Business Combination will be a determining factor in Haymaker’s decision to proceed with any potential business combination. Haymaker is not party to any agreements with Haymaker’s officers and directors that provide for benefits upon termination of employment.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Haymaker has no compensation plans under which equity securities are authorized for issuance.

The following table sets forth information regarding the beneficial ownership of the outstanding Haymaker Common Shares as of February 12, 2019 based on information obtained from the persons named below, with respect to the beneficial ownership of the outstanding Haymaker Common Shares, by:

•	each person known by Haymaker to be the beneficial owner of more than 5% of the outstanding Haymaker Common Shares;

•	each of Haymaker’s executive officers and directors that beneficially owns Haymaker Common Shares; and

•	all of Haymaker’s executive officers and directors as a group.

Unless otherwise indicated, Haymaker believes that all persons named in the table have sole voting and investment power with respect to all Haymaker Common Shares beneficially owned by them.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Haymaker Sponsor, LLC(2)	—	—	8,250,000	100%
Steven J. Heyer(2)	—	—	8,250,000	100%
Andrew R. Heyer(2)	—	—	8,250,000	100%
Christopher Bradley(3)	—	—	—	—
Robert Nisi(3)	—	—	—	—
Arthur H. Bilger(3)	—	—	—	—
Walter F. McLallen(3)	—	—	—	—
Jeffrey E. Stiefler(3)	—	—	—	—
All directors and executive officers as a group (7 individuals)	—	—	8,250,000	100%
Davidson Kempner Capital Management LP(4)	2,000,000	6.67%	—	—
Polar Asset Management Partners Inc.(5)	1,863,100	5.65%	—	—
Basso SPAC Fund LLC(6)	1,835,430	5.6%	—	—

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o 650 Fifth Avenue, Floor 10, New York, NY 10019.
(2)

Each of Haymaker’s officers and directors is a member of Haymaker Sponsor. Steven J. Heyer, Haymaker’s Chief Executive Officer and Director, and Andrew R. Heyer, Haymaker’s President and Director, are the managing members of Haymaker Sponsor and jointly have the voting and dispositive power of the securities held by Haymaker Sponsor. Accordingly, Messrs. Heyer and Heyer may be deemed to have or share beneficial ownership of such shares.

(3)	Does not include any shares held by Haymaker Sponsor. This individual is a member of Haymaker Sponsor as described in footnote (2).
(4)

According to a Schedule 13G filed with the SEC on November 6, 2017 by Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, L.P. (“DKIP”), Davidson Kempner International, Ltd. (“DKIL”), Davidson Kempner Capital Management LP (“DKCM”), Thomas L. Kempner, Jr. and Robert J. Brivio, Jr. The business address of DKP, DKIP, DKIL, DKCM, Thomas L. Kempner, Jr. and Robert J. Brivio, Jr., is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022. Thomas L. Kempner, Jr. and Robert J. Brivio, Jr., through DKCM, have voting and investment discretion with respect to the securities held by DKP, DKIP and DKIL.

(5)

According to a Schedule 13G filed with the SEC on February 9, 2018 by Polar Asset Management Partners Inc. The business address of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada (the “PAMP”), serves as investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”), and has sole voting and investment discretion with respect such securities which are held by PMSMF.

(6)

According to a Schedule 13G/A filed with the SEC on January 25, 2019 by Basso SPAC Fund LLC (“Basso SPAC”), Basso Management, LLC (“Basso Management”), Basso Capital Management, L.P. (“BCM”), Basso GP, LLC (“Basso GP”) and Howard I. Fischer. The business address of Basso SPAC, Basso Management, BCM, Basso GP and Mr. Fischer is 1266 East Main Street, Fourth Floor, Stamford, Connecticut 06902. Basso Management is the manager of Basso SPAC, which is the direct beneficial owner of the securities reported above. BCM serves as the investment manager of Basso SPAC. Basso GP is the general partner of BCM. Mr. Fischer is the sole portfolio manager for Basso SPAC, the Chief Executive Officer and a founding managing partner of BCM, and a member of each of Basso Management and Basso GP. Accordingly, each of Basso Management, BCM, Basso GP and Mr. Fischer may be deemed to indirectly beneficially own the Class A Shares reported above.

The table above does not include the Haymaker Common Shares underlying the Founder Warrants held or to be held by Haymaker’s officers or Haymaker Sponsor because these securities are not exercisable within 60 days of February 12, 2019.

Haymaker Sponsor and Haymaker’s executive officers and directors are deemed to be Haymaker’s “promoters” as such term is defined under the federal securities laws. Please see the section entitled “Certain Relationships and Related Transactions—Haymaker Relationships and Related Party Transactions” for additional information regarding Haymaker’s relationships with its promoters.

Director Independence

NASDAQ listing standards require that a majority of the Haymaker Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Haymaker Board has determined that Messrs. Bilger, McLallen and Stiefler are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the NASDAQ. The Haymaker independent directors have regularly scheduled meetings at which only independent directors are present.

HAYMAKER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Haymaker’s financial condition and results of operations should be read in conjunction with the audited and unaudited interim financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties, including those discussed in the sections of this proxy statement/prospectus entitled “Risk Factors” and “General Information–Cautionary Note Regarding Forward-Looking Statements.”

Overview

Haymaker is a blank check company incorporated on April 26, 2017 in Delaware and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Haymaker intends to effectuate an initial business combination using cash from the proceeds of the Haymaker IPO and the private placement of the Founder Warrants, Haymaker Common Shares, debt or a combination of cash, Haymaker Common Shares and debt.

The issuance of additional Haymaker Common Shares in a business combination:

•

may significantly dilute the equity interest of investors in the Haymaker IPO, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of Haymaker Common Shares if preferred stock is issued with rights senior to those afforded Haymaker Common Shares;

•

could cause a change in control if a substantial number of Haymaker Common Shares are issued, which may affect, among other things, Haymaker’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Haymaker’s present officers and directors;

•	may have the effect of delaying or preventing a change of control of Haymaker by diluting the stock ownership or voting rights of a person seeking to obtain control of Haymaker; and

•	may adversely affect prevailing market prices for Haymaker Common Shares and/or Founder Warrants.

Similarly, if Haymaker issues debt securities, it could result in:

•	default and foreclosure on Haymaker’s assets if its operating revenues after an initial business combination are insufficient to repay its debt obligations;

•

acceleration of Haymaker’s obligations to repay the indebtedness even if it makes all principal and interest payments when due if Haymaker breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	Haymaker’s immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	Haymaker’s inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•	Haymaker’s inability to pay dividends on its common stock;

•

using a substantial portion of Haymaker’s cash flow to pay principal and interest on its debt, which will reduce the funds available for dividends on its common stock if declared, its ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on Haymaker’s flexibility in planning for and reacting to changes in its business and in the industry in which it operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on Haymaker’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of its strategy; and

•	other purposes and other disadvantages compared to Haymaker’s competitors who have less debt.

Haymaker expects to continue to incur significant costs in the pursuit of its acquisition plans. Haymaker cannot assure you that its plans to complete an initial business combination will be successful.

Results of Operations

Haymaker has neither engaged in any operations nor generated any revenues to date. Haymaker’s only activities from inception to September 30, 2018 were organizational activities, those necessary to prepare for the Haymaker IPO, and identifying a target company for a business combination. Haymaker does not expect to generate any operating revenues until after the completion of its business combination. Haymaker generates non-operating income in the form of interest income on cash and marketable securities held after the Haymaker IPO. Haymaker expects that it will incur increased expenses for due diligence in connection with completing a business combination.

For the three months ended September 30, 2018, Haymaker had net loss of $897,162, which consisted of operating and transaction costs of $2,243,281 and a $260,082 provision for income taxes, offset by interest income of $1,586,283 and an unrealized gain on marketable securities held in the Trust Account of $19,918.

For the nine months ended September 30, 2018, Haymaker had net income of $1,040,653, which consisted of operating and transaction costs of $2,473,439 and a $662,021 provision for income taxes, offset by interest income of $3,794,329 and an unrealized gain on marketable securities held in the Trust Account of $381,784.

For the period from April 26, 2017 (inception) through September 30, 2017, Haymaker had a net loss of $1,689. Haymaker had no net income for the three months ended September 30, 2017.

For the period from April 26, 2017 (inception) through December 31, 2017, Haymaker had net income of $336,347, which consisted of operating costs of $139,916 and a $89,409 provision for income taxes, offset by an unrealized gain on marketable securities held in the Trust Account of $564,438 and interest income on marketable securities held in the Trust Account of $1,234.

Liquidity and Capital Resources

On October 27, 2017, Haymaker consummated the Haymaker IPO, through the sale of 30,000,000 public units at a price of $10.00 per unit, generating gross proceeds of $300,000,000. Simultaneously with the closing of the Haymaker IPO, Haymaker consummated the sale of 8,000,000 Founder Warrants at a price of $1.00 per Founder Warrant in a private placement to Haymaker Sponsor generating gross proceeds of $8,000,000.

Following the closing of the Initial Public Offering on October 27, 2017, an amount of $300,000,000 ($10.00 per unit) from the net proceeds of the sale of the units in the Haymaker IPO and the Founder Warrants was placed in the Trust Account, which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by Haymaker meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by Haymaker, until the earlier of: (i) the consummation of an initial business combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to Haymaker to pay its tax obligations.

On November 1, 2017, in connection with the underwriters’ exercise of their over-allotment option in part, Haymaker consummated the sale of an additional 3,000,000 units at a price of $10.00 per unit, generating total gross proceeds of $30,000,000 that were deposited into the Trust Account.

Transaction costs amounted to $18,834,367, consisting of $6,000,000 of underwriting fees, $12,150,000 of deferred underwriting fees and $684,367 of Haymaker IPO costs. In addition, $1,596,997 of cash was held outside of the Trust Account and was available for working capital purposes. As of December 31, 2018, Haymaker had cash and marketable securities held in the Trust Account of $336,670,506 (including $6,670,506 of unrealized gains) consisting of U.S. treasury bills with a maturity of 180 days or less. Interest income on the Trust Account may be used by Haymaker to pay franchise and income taxes. Through September 30, 2018, Haymaker did not withdraw any funds from the interest earned on the Trust Account.

For the nine months ended September 30, 2018, cash used in operating activities was $548,304, consisting primarily of $2,473,439 in operating costs, less changes in operating assets and liabilities that provided $1,925,135 of cash from operating activities. The interest income of $3,794,329 and unrealized gains of $381,784 earned on cash and marketable securities held in the Trust Account are not available for operations, except for the payment of income and franchise taxes.

Haymaker intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions) to complete its business combination. Haymaker may withdraw interest to pay franchise and income taxes. To the extent that Haymaker’s capital stock or debt is used, in whole or in part, as consideration to complete its business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Haymaker’s growth strategies.

As of September 30, 2018, Haymaker had cash of $575,517 held outside the Trust Account. Haymaker intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to finance transaction costs in connection with an initial business combination, Haymaker Sponsor, the Haymaker’s officers and directors or their affiliates may, but are not obligated to, loan Haymaker funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants that would be identical to Founder Warrants, including as to exercise price, exercisability and exercise period.

Haymaker has not generated operating revenues, nor does Haymaker expect to generate operating revenues until the consummation of a Business Combination. Haymaker Sponsor and Haymaker’s officers and directors are not under any obligation to advance Haymaker funds, or to invest in Haymaker. Accordingly, Haymaker may not be able to obtain additional financing. If Haymaker is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. New financing may not be available to Haymaker on commercially acceptable terms, if at all. These conditions raise substantial doubt about Haymaker’s ability to continue as a going concern. Moreover, Haymaker may need to obtain additional financing either to complete an initial business combination or because Haymaker becomes obligated to redeem a significant number of its public shares upon completion of an initial business combination, in which case Haymaker may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, Haymaker would only complete such financing simultaneously with the completion of an initial business combination. If Haymaker is unable to complete an initial business combination because it does not have sufficient funds available to it, Haymaker will be forced to cease operations and liquidate the Trust Account. In addition, following an initial business combination, if cash on hand is insufficient, Haymaker may need to obtain additional financing in order to meet its obligations.

Off-balance sheet financing arrangements

Haymaker has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2018. Haymaker does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Haymaker has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

Haymaker does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay Haymaker Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to Haymaker. Haymaker began incurring these fees on October 27, 2017 and will continue to incur these fees monthly until the earlier of the completion of the initial business combination or Haymaker liquidation.

The underwriters of the Haymaker IPO are entitled to underwriting commissions of 5.5%, of which 2.0% ($6,000,000) was paid at the closing of the Haymaker IPO, and 3.5% ($10,500,000) was deferred. The deferred underwriter compensation will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Haymaker completes a business combination, subject to the terms of the underwriting agreement. The underwriters are not entitled to any interest accrued on the deferred underwriter compensation. In addition, the underwriters were entitled to additional underwriting commissions of 5.5% ($1,650,000) that was deferred upon on the exercise of the over-allotment option of $30,000,000.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Haymaker has identified the following critical accounting policy:

Common Stock subject to possible redemption

Haymaker accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Haymaker’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Haymaker’s common stock features certain redemption rights that are considered to be outside of Haymaker’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of Haymaker’s balance sheet.

Recent Accounting Pronouncements

Haymaker’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Haymaker’s financial statements.

Quantitative and Qualitative Disclosures of Market Risk

The net proceeds of the Haymaker IPO and the sale of the Founder Warrants held in the Trust Account are invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, Haymaker believes there will be no associated material exposure to interest rate risk.

MANAGEMENT OF ONESPAWORLD AFTER THE BUSINESS COMBINATION

The following information concerning the management of OneSpaWorld is based on the provisions of the OneSpaWorld Memorandum and Articles of Association, the form of which are attached as Annex B to this document, respectively, and which is expected to be in effect in such form as of the consummation of the Business Combination. However, the OneSpaWorld Memorandum and Articles of Association may be changed at any time prior to consummation of the Business Combination by mutual agreement of Haymaker and OSW Predecessor or after consummation of the Business Combination by amendment in accordance with their terms. If the OneSpaWorld Memorandum and Articles of Association are amended, the below summary may cease to accurately reflect the OneSpaWorld Memorandum and Articles of Association as so amended.

Directors and Executive Officers

Following the closing of the Business Combination, the OneSpaWorld Board is expected to consist of nine directors. In this regard, the directors and executive officers of OneSpaWorld following the consummation of the Business Combination will be as follows:

Name	Age	Position
Leonard Fluxman	60	Executive Chairman and Director
Steven J. Heyer	66	Vice Chairman and Director
Glenn J. Fusfield	56	Chief Executive Officer and Director
Marc Magliacano	44	Director
Andrew R. Heyer	61	Director
Walter F. McLallen	52	Director
Jeffrey E. Stiefler	72	Director
Michael J. Dolan	72	Director
Stephen W. Powell	60	Director
Stephen B. Lazarus	56	Chief Financial Officer and Chief Operating Officer

Each of the OneSpaWorld directors will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death.

Directors

A brief biography of Messrs. Magliacano, Powell and Dolan are set forth below. Please see the section entitled “Business of Haymaker and Certain Information About Haymaker—Directors, Executive Officers and Corporate Governance” above for information about Messrs. Steven J. Heyer, Walter F. McLallen, Jeffrey E. Stiefler and Andrew R. Heyer. Please see the section entitled “Business of OneSpaWorld After the Business Combination—Management and Executive Compensation of OSW Predecessor—Management—Executive Officers” above for information about Messrs. Leonard Fluxman, Stephen B. Lazarus and Glenn J. Fusfield.

Marc Magliacano is expected to be appointed to OneSpaWorld’s board of directors following the closing of the Business Combination. Mr. Magliacano has served on the Board of Steiner Leisure Limited, the parent company of OneSpaWorld, since December 2015. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is the largest and most global consumer-focused private equity firm with over $15 billion of equity capital under management across six fund strategies in 17 offices worldwide. Since 1989, the firm has made over 200 investments in leading consumer brands. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006. Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early stage consumer and retail businesses. Mr. Magliacano has served on the Board of Directors of a variety of private and public companies, including Restoration Hardware.

Stephen W. Powell is expected to be appointed to OneSpaWorld’s board of directors following the closing of the Business Combination. Mr. Powell invests in and advises private growth companies with a focus on consumer health and wellness, fitness, nutrition, personal care services and consumer technology sectors. Mr. Powell’s experience spans private capital investment, corporate finance, public accounting and corporate operating roles. Mr. Powell currently serves as a member of the board of directors and leads business strategy for Fusionetics, LLC, a digital sports medicine and consumer healthcare solutions company, and as a member of the board of directors and a member of the audit committee of Massage Envy Holdings, LLC. Previously, he served as a member of the boards of directors of Atkins Nutritionals, Strivectin Skincare and Cover FX Cosmetics. Mr. Powell served as a managing director of Prospect Capital Corporation from 2015 to 2017 and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and Catterton Partners from 2009 to 2011. From 2006 to 2009, Mr. Powell co-led the capitalization, acquisitions, merger, restructuring, and operations of a national-scale salon services, beauty specialty retail and direct marketing business and its sale to Regis Corporation. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets where he advised private and public companies on capital raising, merger, acquisition and sale initiatives focused on the personal care, fitness, leisure, nutrition and food service sectors. Previously, Mr. Powell was a managing director in the investment banking groups of Prudential Securities, Wheat First Securities and L.F. Rothschild. He began his investment banking career in the high yield finance group of Merrill Lynch Capital Markets and previously was an audit manager with Arthur Andersen & Co. Mr. Powell is qualified to serves as a director due to his broad experience crafting and executing corporate finance and strategic initiatives leveraging extensive relationships across health and wellness, fitness, nutrition, and personal care sectors.

Michael J. Dolan is expected to be appointed to OneSpaWorld’s board of directors following the closing of the Business Combination. Mr. Dolan served as Chief Executive Officer of Bacardi Limited, the largest privately held spirits company in the world, from November 2014 to September 2017. Prior to that, he served as Interim Chief Executive Officer of Bacardi (May 2014 to November 2014). From November 2011 to May 2014, he served as Chairman of the Board and Chief Executive Officer of IMG Worldwide, a global leader in sports, fashion and media entertainment. Prior to that, Mr. Dolan served at IMG as President and Chief Operating Officer, from April 2011 to November 2011, and before that as Executive Vice President and Chief Financial Officer, from April 2010 to April 2011. He served as Executive Vice President and Chief Financial Officer of Viacom, Inc., a leading global entertainment content company, from May 2004 to December 2006. Mr. Dolan served as Senior Advisor to Kohlberg Kravis Roberts & Co., a leading private equity firm with substantial investments in many large consumer retail companies, from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc., a marketing and communications company: Chairman of the Board and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1995 to 2000). Mr. Dolan is qualified to serve as a director due to his extensive leadership, finance, global consumer products and branding, strategic marketing, and operations experience.

Director and Executive Officer Qualifications

OneSpaWorld is not expected to formally establish any specific, minimum qualifications that must be met by each of its officers. However, OneSpaWorld expects generally to evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of OneSpaWorld’s business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of OneSpaWorld’s stockholders.

Within a year of the closing of the Business Combination, a majority of the members of the OneSpaWorld Board must meet the criteria for independence under the NASDAQ listing rules, as in effect from time to time and as interpreted by the OneSpaWorld Board in its business judgment. The Nominating Committee of the OneSpaWorld Board will prepare policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the OneSpaWorld Board.

The above-mentioned attributes, along with the leadership skills and other experiences of OneSpaWorld’s officers and OneSpaWorld Board members described above, are expected to provide OneSpaWorld with a diverse range of perspectives and judgment necessary to facilitate OneSpaWorld’s goals of stockholder value appreciation through organic and acquisition growth.

Board Composition

Upon the closing of the Business Combination, OneSpaWorld will have a three-tier board that will consist of nine directors. Upon completion of this offering, its directors will be divided among the three classes as follows:

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Class A directors, who will be Messrs. Steven J. Heyer, Andrew R. Heyer, and Leonard Fluxman, whose initial term will expire at the first annual meeting of the shareholders occurring after this offering;

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Class B directors, who will be Messrs. Marc Magliacano, Jeffrey E. Stiefler, and Walter F. McLallen, whose initial term will expire at the second annual meeting of the shareholders occurring after this offering; and

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Class C directors, who will be Messrs. Glen J. Fusfield, Stephen W. Powell, and Michael J. Dolan, whose initial term will expire at the third annual meeting of the shareholders occurring after this offering.

Directors in a particular class will be elected for three-year terms at the annual meeting of shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of OneSpaWorld’s stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation or removal.

Board Committees

Upon the completion of the Business Combination, the OneSpaWorld Board will establish three standing committees, the principal functions of which are briefly described below. The OneSpaWorld Board may from time to time establish other committees to facilitate OneSpaWorld’s governance.

Audit Committee

The Audit Committee is expected to consist of Mr. McLallen (chairperson), Mr. Powell and Mr. Dolan. The chairperson of the Audit Committee is expected to qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and has employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background as required by the NASDAQ corporate governance listing standards. Each of the Audit Committee members is expected to be “financially literate” as that term is defined by the NASDAQ corporate governance listing standards. Additionally, SEC and NASDAQ rules require OneSpaWorld to have one independent Audit Committee member upon the listing of the OneSpaWorld Shares on NASDAQ, a majority of independent directors on the Audit Committee within 90 days of the listing of the OneSpaWorld Shares on NASDAQ, and all independent Audit Committee members within one year of the listing of the OneSpaWorld Shares on NASDAQ.

The OneSpaWorld Board will adopt, effective upon the completion of the Business Combination, an Audit Committee Charter, which details the principal functions of the Audit Committee, including overseeing:

•	the review of all related party transactions in accordance with the OneSpaWorld related party transactions policy;

•	OneSpaWorld’s accounting and financial reporting processes and discussing these with management;

•	the integrity and audits of OneSpaWorld’s consolidated financial statements and financial reporting process;

•	OneSpaWorld’s systems of disclosure controls and procedures and internal control over financial reporting;

•

OneSpaWorld’s compliance with financial, legal and regulatory requirements related to OneSpaWorld’s financial statements and other public disclosures, OneSpaWorld’s compliance with its policies related thereto, and OneSpaWorld’s policy in respect of tax planning;

•

the engagement and retention of the registered independent public accounting firm and the recommendation to OneSpaWorld’s general meeting of the appointment of an external auditor to audit its financial statements;

•	the application of information and communication technology;

•	the role and performance of OneSpaWorld’s internal audit function;

•	OneSpaWorld’s overall risk profile; and

•	attending to such other matters as are specifically delegated to the audit committee by the OneSpaWorld Board from time to time.

The Audit Committee will also be responsible for selecting an independent registered public accounting firm to be appointed by OneSpaWorld’s general meeting (or, if not appointed by OneSpaWorld’s general meeting, by the OneSpaWorld Board), reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of OneSpaWorld’s internal accounting controls. The Audit Committee will also approve the Audit Committee report required by SEC regulations to be included in OneSpaWorld’s annual proxy statement.

Compensation Committee

OneSpaWorld’s Compensation Committee is expected to consist of Mr. Dolan (chairperson), Mr. Powell and Mr. Magliacano. SEC and NASDAQ rules require OneSpaWorld to have one independent Compensation Committee member upon the listing of the OneSpaWorld Shares on NASDAQ, a majority of independent directors on the Compensation Committee within 90 days of the listing of the OneSpaWorld Shares on NASDAQ, and all independent Compensation Committee members within one year of the listing of the OneSpaWorld Shares on NASDAQ.

The Compensation Committee will assist the OneSpaWorld Board in reviewing and approving or recommending OneSpaWorld’s compensation structure, including all forms of compensation relating to OneSpaWorld’s directors and executive officers. An executive director will not be present at any Compensation Committee meeting while his or her compensation is deliberated. Subject to and in accordance with the terms of the compensation policy to be adopted by OneSpaWorld’s General Meeting from time to time and in accordance with Bahamian law, the Compensation Committee will be responsible for, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to OneSpaWorld’s Chairman and Chief Executive Officer’s compensation, evaluating OneSpaWorld’s Chairman and Chief Executive Officer’s performance in light of such goals and objectives and recommending the compensation, including equity compensation, change in control benefits and severance arrangements, of OneSpaWorld’s Chairman and Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation, including equity compensation, change in control benefits and severance arrangements, of OneSpaWorld’s other executive officers and overseeing their performance;

•	reviewing and making recommendations to the OneSpaWorld Board with respect to its executive compensation policies and plans;

•	implementing and administering OneSpaWorld’s incentive and equity-based compensation plans;

•

determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to OneSpaWorld’s directors, executive officers and other employees pursuant to these plans;

•	assisting management in complying with OneSpaWorld’s proxy statement and management report disclosure requirements;

•	producing a Compensation Committee report to be included in OneSpaWorld’s annual proxy statement; and

•	attending to such other matters as are specifically delegated to OneSpaWorld’s Compensation Committee by the OneSpaWorld Board from time to time.

The OneSpaWorld Board will adopt, effective upon the completion of the Business Combination, a Compensation Committee Charter, which details these principal functions of the Compensation Committee.

Nominating and Governance Committee

OneSpaWorld’s Nominating and Governance Committee is expected to consist of Mr. Dolan (chairperson) and Mr. McLallen. SEC and NASDAQ rules require OneSpaWorld to have one independent Nominating and Governance Committee member upon the listing of the OneSpaWorld Shares on NASDAQ, a majority of independent directors on the Nominating and Governance Committee within 90 days of the listing of the OneSpaWorld Shares on NASDAQ, and all independent Nominating and Governance Committee members within one year of the listing of the OneSpaWorld Shares on NASDAQ.

The Nominating and Governance Committee will assist the OneSpaWorld Board in selecting individuals qualified to become OneSpaWorld’s directors and in determining the composition of the OneSpaWorld Board and its committees. The OneSpaWorld Board will adopt, effective upon the completion of the Business Combination, a Nominating and Governance Committee Charter, which details the principal functions of the Nominating and Governance Committee, including:

•	identifying, recruiting and recommending to the full OneSpaWorld Board qualified candidates for designation as directors or to fill OneSpaWorld Board vacancies at OneSpaWorld’s general meeting;

•

developing and recommending to the OneSpaWorld Board corporate governance guidelines as set forth in the rules of the OneSpaWorld Board, including the Nominating and Governance Committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;

•	overseeing OneSpaWorld Board’s compliance with legal and regulatory requirements;

•	reviewing and making recommendations on matters involving the general operation of the OneSpaWorld Board, including board size and composition, and committee composition and structure;

•	recommending to the OneSpaWorld Board nominees for each committee of the OneSpaWorld Board;

•

annually facilitating the assessment of the OneSpaWorld Board’s performance as a whole and of the individual directors, and the performance of the OneSpaWorld Board’s committees as required by applicable law, regulations and the NASDAQ corporate governance listing standards; and

•	overseeing the OneSpaWorld Board’s evaluation of executive officers.

Code of Business Conduct and Ethics

Upon the completion of the Business Combination, the OneSpaWorld Board will adopt codes of business conduct and ethics that apply to its executive officers, directors and employees and agents. Among other matters, the codes of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in OneSpaWorld’s SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Only the OneSpaWorld Nominating and Governance Committee will be able to grant (subject to applicable law) any waiver of OneSpaWorld’s code of business conduct and ethics for OneSpaWorld’s executive officers or directors, and any such waiver shall be promptly disclosed as required by law or NASDAQ regulations. OneSpaWorld’s code of business conduct and ethics will include the whistleblower policy as contemplated by the applicable SEC rules.

OneSpaWorld Board Dividend Policy

It is the policy of OneSpaWorld to only make distributions to its shareholders if OneSpaWorld’s shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by the OneSpaWorld Memorandum and Articles of Association (“Distributable Profits”).

Any amount remaining out of distributable profits is added to OneSpaWorld’s reserves as the OneSpaWorld Board determines. After reservation by the OneSpaWorld Board of any distributable profits, the OneSpaWorld Board, upon the request of the shareholders, may declare a dividend. The OneSpaWorld Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders of OneSpaWorld. Interim dividends may be declared as provided in the OneSpaWorld Memorandum and Articles of Association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under the OneSpaWorld Memorandum and Articles of Association. Interim dividends are deemed advances on the final dividend to be declared with respect to the fiscal year in which the interim dividends have been declared. OneSpaWorld may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Bahamian law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Bahamian case law, if after a distribution OneSpaWorld is not able to pay its due and collectable debts, then OneSpaWorld’s shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to OneSpaWorld’s creditors.

Distributions shall be payable in the currency determined by the OneSpaWorld Board at a date determined by the OneSpaWorld Board. The OneSpaWorld Board will set the record date to establish which shareholders are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within three years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to OneSpaWorld.

OneSpaWorld has not paid any cash dividends on the OneSpaWorld Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. After the Business Combination, the OSW Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the OSW Board may consider OneSpaWorld’s financial condition and results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether OneSpaWorld adopts such a dividend policy and the frequency and amount of any dividends declared on the OneSpaWorld Shares will be within the discretion of the OSW Board.

OneSpaWorld Executive Compensation After the Business Combination

Following the closing of the Business Combination, OneSpaWorld intends to develop an executive compensation program that is consistent with OSW Predecessor’s existing compensation policies and philosophies, which are designed to align the interest of executive officers with those of its stakeholders, while enabling OneSpaWorld to attract, motivate and retain individuals who contribute to the long-term success of OneSpaWorld.

Decisions on the executive compensation program will be made by a compensation committee of the OneSpaWorld Board, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

OneSpaWorld anticipates that decisions regarding executive compensation will reflect its belief that the executive compensation program must be competitive in order to attract and retain its executive officers. OneSpaWorld anticipates that the Compensation Committee will design a compensation program that rewards, among other things, favorable shareholder returns, share appreciation, OneSpaWorld’s competitive position within its segment of the lodging industry, and each executive officer’s long-term career contributions to OneSpaWorld. In addition, the Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals. OneSpaWorld expects that compensation incentives designed to further these goals will take the form of annual cash compensation and equity awards and long term cash and equity incentives measured by performance targets to be established by the Compensation Committee.

OneSpaWorld anticipates that compensation for its executive officers will have three primary components: base salary, an annual performance-based cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

Employment Agreements

On November 1, 2018, OSW Predecessor entered into new employment agreements with each of the following expected named executive officers, which agreements will supersede the terms of such persons’ existing employment agreements effective as of the closing of the transactions contemplated by the Transaction Agreement. These new agreements were negotiated on an arms-length basis and establish the key elements of compensation for the named executive officers.

Mr. Fluxman’s Employment Agreement

Mr. Fluxman’s employment agreement provides for an initial term commencing on the closing of the transactions contemplated by the Transaction Agreement and concluding on December 31, 2020, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 90 days before the expiration of the initial term or the renewal term, as applicable. In the event of a “change in control” (as defined in the employment agreement), OneSpaWorld would not be permitted to provide a notice of non-renewal during the 24 month period beginning from the date of the change in control. Mr. Fluxman may provide no more than 20% of his business time to Steiner Leisure as a consultant through March 31, 2020, provided that his consulting duties do not create a conflict of interest with his duties to OneSpaWorld.

Mr. Fluxman’s initial annual base salary will be $825,000, subject to review each calendar year and possible increases in the sole discretion of the OneSpaWorld Board. Mr. Fluxman will be eligible for an annual cash incentive award, with the target amount equal to 100%, and the maximum amount equal to 200%, of his then current base salary for 2019, and with the target amount equal to 125%, and the maximum amount equal to

250%, of his then current base salary for 2020 and subsequent years. Mr. Fluxman’s actual annual cash incentive award will be based upon the achievement of certain performance criteria, which will be set annually by the OneSpaWorld Board’s Compensation Committee. Mr. Fluxman will also be entitled, upon the closing of the transactions contemplated by the Transaction Agreement, to a grant of a nonqualified stock option for 1,650,000 OneSpaWorld Shares at an exercise price of $20.00 per share. This option will fully vest immediately upon grant and be exercisable until the sixth anniversary of the closing of the transactions contemplated by the Transaction Agreement, with no earlier termination of the option upon termination of employment for any reason.

The agreement provides that Mr. Fluxman will be eligible to participate in the employee benefit plans, programs and policies maintained by OneSpaWorld from time to time. Mr. Fluxman will also be entitled to an annual car allowance of $25,000.

Mr. Fluxman will receive certain severance benefits in the event OneSpaWorld terminates his employment without “cause” or Mr. Fluxman resigns for “good reason” (as such terms are defined in the agreement), subject to his compliance with the restrictive covenants set forth below and his timely execution and non-revocation of a general release of claims. For more information, see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, Mr. Fluxman will be subject to an employment term and 24-month post-employment non-compete covenant, an employment term and 24-month post-employment non-solicitation covenant and perpetual confidentiality and non-disparagement covenants. Notwithstanding the foregoing, Mr. Fluxman may act as a consultant to Steiner Leisure during the period described above.

Mr. Fusfield’s Employment Agreement

Mr. Fusfield’s employment agreement provides for an initial term commencing on the closing of the transactions contemplated by the Transaction Agreement and concluding on December 31, 2020, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 90 days before the expiration of the initial term or the renewal term, as applicable. In the event of a “change in control” (as defined in the employment agreement), OneSpaWorld would not be permitted to provide a notice of non-renewal during the 24 month period beginning from the date of the change in control.

Mr. Fusfield’s initial annual base salary will be $525,000, subject to review each calendar year and possible increases in the sole discretion of the OneSpaWorld Board. Mr. Fusfield will be eligible for an annual cash incentive award, with the target amount equal to 75%, and the maximum amount equal to 150%, of his then current base salary for 2019, and with the target amount equal to 90%, and the maximum amount equal to 180%, of his then current base salary for 2020 and subsequent years. Mr. Fusfield’s actual annual cash incentive award will be based upon the achievement of certain performance criteria, which will be set annually by the OneSpaWorld Board’s Compensation Committee. Mr. Fusfield will also be entitled, upon the closing of the transactions contemplated by the Transaction Agreement, to a grant of a nonqualified stock option for 660,000 OneSpaWorld Shares at an exercise price of $20.00 per share. This option will fully vest immediately upon grant and be exercisable until the sixth anniversary of the closing of the transactions contemplated by the Transaction Agreement, with no earlier termination of the option upon termination of employment for any reason.

The agreement provides that Mr. Fusfield will be eligible to participate in the employee benefit plans, programs and policies maintained by OneSpaWorld from time to time. Mr. Fusfield will also be entitled to an annual car allowance of $15,000.

Mr. Fusfield will receive certain severance benefits in the event OneSpaWorld terminates his employment without “cause” or Mr. Fusfield resigns for “good reason” (as such terms are defined in the agreement), subject to his compliance with the restrictive covenants set forth below and his timely execution and non-revocation of a general release of claims. For more information, see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, Mr. Fusfield will be subject to an employment term and 24-month post-employment non-compete covenant, an employment term and 24-month post-employment non-solicitation covenant and perpetual confidentiality and non-disparagement covenants.

Mr. Lazarus’s Employment Agreement

Mr. Lazarus’s employment agreement provides for an initial term commencing on the closing of the transactions contemplated by the Transaction Agreement and concluding on December 31, 2020, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 90 days before the expiration of the initial term or the renewal term, as applicable. In the event of a “change in control” (as defined in the employment agreement), OneSpaWorld would not be permitted to provide a notice of non-renewal during the 24 month period beginning from the date of the change in control. Mr. Lazarus may provide no more than 20% of his business time to Steiner Leisure as a consultant through March 31, 2020, provided that his consulting duties do not create a conflict of interest with his duties to OneSpaWorld.

Mr. Lazarus’s initial annual base salary will be $525,000, subject to review each calendar year and possible increases in the sole discretion of the OneSpaWorld Board. Mr. Lazarus will be eligible for an annual cash incentive award, with the target amount equal to 75%, and the maximum amount equal to 150%, of his then current base salary for 2019, and with the target amount equal to 90%, and the maximum amount equal to 180%, of his then current base salary for 2020 and subsequent years. Mr. Lazarus’s actual annual cash incentive award will be based upon the achievement of certain performance criteria, which will be set annually by the OneSpaWorld Board’s Compensation Committee. Mr. Lazarus will also be entitled, upon the closing of the transactions contemplated by the Transaction Agreement, to a grant of a nonqualified stock option for 787,500. OneSpaWorld Shares at an exercise price of $20.00 per share. This option will fully vest immediately upon grant and be exercisable until the sixth anniversary of the closing of the transactions contemplated by the Transaction Agreement, with no earlier termination of the option upon termination of employment for any reason.

The agreement provides that Mr. Lazarus will be eligible to participate in the employee benefit plans, programs and policies maintained by OneSpaWorld from time to time. Mr. Lazarus will also be entitled to an annual car allowance of $15,000.

Mr. Lazarus will receive certain severance benefits in the event OneSpaWorld terminates his employment without “cause” or Mr. Lazarus resigns for “good reason” (as such terms are defined in the agreement), subject to his compliance with the restrictive covenants set forth below and his timely execution and non-revocation of a general release of claims. For more information, see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, Mr. Lazarus will be subject to an employment term and 24-month post-employment non-compete covenant, an employment term and 24-month post-employment non-solicitation covenant and perpetual confidentiality and non-disparagement covenants. Notwithstanding the foregoing, Mr. Lazarus may act as a consultant to Steiner Leisure during the period described above.

Potential Payments Upon Termination or Change of Control

The employment arrangements with each of OneSpaWorld’s named executive officers provide for the payment of severance benefits upon termination of employment under certain circumstances. A change of control, as defined in the applicable employment agreement and in OneSpaWorld’s 2019 Equity Incentive Plan (discussed below), will generally not affect the severance benefits payable to OneSpaWorld’s named executive officers.

In the event of termination of a named executive officer’s employment due to his death or “disability” (as defined in the applicable agreement), the named executive officer (or his estate) will be entitled to receive: (i) any accrued but unpaid base salary, expenses, and vacation; (ii) an amount equal to the named executive officer’s target cash incentive award for the calendar year during which the termination occurred multiplied by the percentage of days during the calendar year prior to the date of termination during which he was employed by OneSpaWorld; and (iii) a lump sum amount equal to the maximum monthly premium the named executive officer (in the case of his disability), his spouse and other eligible family members would be required to pay pursuant to continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder (“COBRA”) in order to avail them of continuation of medical and dental coverage in effect immediately prior to the named executive officer’s death or disability (assuming all were eligible for such continuation) multiplied by twenty four (such payments in (i) through (iii), the “Accrued Benefits”).

If OneSpaWorld terminates the named executive officer’s employment without “cause” (as defined in the applicable agreement) or if the named executive officer resigns for “good reason” (as defined in the applicable agreement), each named executive officer will be entitled to receive: (i) the Accrued Benefits; and (ii) a payment of a lump sum amount equal to 2.5 times (or, with respect to Mr. Fluxman only, 3 times) the sum of (A) one year of the base salary in effect on the date of the termination plus (B) the named executive officer’s target cash incentive award (as if the applicable performance criteria had been met irrespective of whether or not that is the case) in effect for the calendar year of termination.

If (a) OneSpaWorld terminated the named executive officer’s employment for “cause” (as defined in the applicable agreement), (b) the named executive officer terminates his employment without good reason, or (c) OneSpaWorld or the named executive officer deliver a notice of non-renewal of the employment agreement, then the named executive officer will be entitled to receive any accrued but unpaid base salary and expenses. In certain circumstances, the named executive officer may also be entitled to receive an amount equal to the named executive officer’s target cash incentive award for the calendar year during which the termination occurred multiplied by the percentage of days during the calendar year prior to the date of termination during which he was employed by OneSpaWorld.

In the event that any payments or benefits paid to the named executive officers in connection with a change of control are subject to the “parachute payment” excise tax under Section 4999 of the Code, then the applicable named executive officer will have such payments or benefits reduced to the largest amount that would result in no portion of such payments or benefits being subject to the excise tax imposed by Section 4999 of the Code, but only if doing so would provide a more favorable net after-tax result to the executive officer than if such payments and benefits were not reduced and the executive officer were subject to the excise tax.

Base Salary

Base salary represents a stable means of cash compensation to OneSpaWorld’s named executive officers. OneSpaWorld’s goal in setting base salary amounts will be to provide competitive compensation that reflects the contributions and skill levels of each named executive officer. Base salaries will be subject to review each calendar year and possible increases in the sole discretion of the OneSpaWorld Board.

Performance-Based Cash Incentive Compensation

OneSpaWorld’s named executive officers will be eligible to participate in its annual performance-based cash incentive plan. The annual percentage bonus targets for each named executive officer are set forth in his employment agreement. OneSpaWorld’s annual performance-based cash incentive plan will be designed to motivate OneSpaWorld’s executive officers to achieve performance goals established by OneSpaWorld Board’s Compensation Committee that reinforce OneSpaWorld’s annual business plan, to assist OneSpaWorld in attracting and retaining qualified executives, and to promote the alignment of OneSpaWorld’s named executive officers’ interests with those of OneSpaWorld’s shareholders.

Equity Incentive Compensation

OneSpaWorld will provide equity-based incentive compensation to its named executive officers because it will link long-term results achieved for OneSpaWorld’s shareholders and the rewards provided to named executive officers, thereby ensuring that the named executive officers have a continuing stake in OneSpaWorld’s long-term success. OneSpaWorld’s named executive officers will be granted stock options under the OneSpaWorld Holdings Limited 2019 Equity Incentive Plan, described below.

2019 Equity Incentive Plan

OneSpaWorld’s 2019 Equity Incentive Plan will be approved by OneSpaWorld’s board of directors and shareholders prior to the consummation of the Business Combination. It is intended to make available incentives that will assist OneSpaWorld to attract, retain, and motivate employees, including officers, consultants and directors. OneSpaWorld may provide these incentives through the grant of share options, share appreciation rights, restricted shares, restricted share units, performance shares and units and other cash-based or share-based awards.

A total of 7,000,000 of OneSpaWorld’s common shares will be initially authorized and reserved for issuance under the plan.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a share split or other change in OneSpaWorld’s capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the plan. Awards settled in cash will not reduce the share reserve. Upon payment in shares pursuant to the exercise of an share appreciation right, the number of shares available for issuance under the plan will be reduced by the gross number of shares for which the award is exercised. If the exercise price of an option is paid by tender to OneSpaWorld, or attestation to the ownership, of shares owned by the participant, or by means of a net exercise, the number of shares available for issuance under the plan will be reduced by the gross number of shares for which the option is exercised. Shares withheld or reacquired by OneSpaWorld in satisfaction of tax withholding obligations pursuant to the exercise or settlement of options or share appreciation rights will not again be available for issuance under the plan. Shares withheld or reacquired by OneSpaWorld in satisfaction of tax withholding obligations pursuant to the vesting or settlement of full value awards will again become available for issuance under the plan.

The plan will be generally administered by the compensation committee of OneSpaWorld’s board of directors. Subject to the provisions of the plan, the compensation committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The compensation committee will have the authority to construe and interpret the terms of the plan and awards granted under it. The plan provides, subject to certain limitations, for indemnification by OneSpaWorld of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the plan.

Awards may be granted under the plan to OneSpaWorld’s employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between OneSpaWorld and the holder of the award and may include any of the following:

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Share options. OneSpaWorld may grant nonstatutory options or incentive share options (as described in Section 422 of the U.S. Tax Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of OneSpaWorld’s common shares at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of OneSpaWorld’s common shares on the date of grant.

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Share appreciation rights. A share appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of OneSpaWorld’s common shares between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of OneSpaWorld’s common shares or in cash.

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Restricted shares. The administrator may grant restricted share awards either as a bonus or as a purchase right at such price as the administrator determines. Restricted shares remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted shares will have the right to vote the shares and to receive any dividends paid, except that the dividends will be subject to the same vesting conditions as the related shares.

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Restricted share units. Restricted share units represent rights to receive OneSpaWorld’s common shares (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted share units have no voting rights or rights to receive cash dividends unless and until shares are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

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Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the plan. To the extent earned, performance share and unit awards may be settled in cash or in shares. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

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Cash-based awards and other share-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other share-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other share-based awards.

In the event of a change in control as described in the plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share in the change in control transaction over the exercise price per share, if any, under the award.

The plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

Other Compensation

OneSpaWorld expects to maintain various employee benefit plans, including medical, dental, disability insurance, life insurance and 401(k) plans, in which its executive officers will participate. The plans under which these benefits will be offered are not expected to discriminate in scope, terms or operation in favor of executive officers and will be available to all full-time employees.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, all new grants of executive compensation will be subject to a $1.0 million limit on deductibility, including performance based and non-performance based compensation.

Director Compensation

Each of OneSpaWorld’s non-executive directors will receive an annual grant of OneSpaWorld Shares with a value of $150,000, which will vest according to a schedule to be determined by the OneSpaWorld Board. The chair of the Audit Committee will receive an annual cash retainer of $15,000, and the chairs of the Nominating and Governance Committee and Compensation Committee will each receive an annual cash retainer of $10,000, in each case, payable quarterly. No other annual cash retainers will be paid to the non-executive directors, and the non-executive directors will not receive a cash fee per meeting. Directors who are OneSpaWorld employees or are employees of OneSpaWorld’s subsidiaries will not receive compensation for their services as directors. All of OneSpaWorld’s directors will be reimbursed for their out-of-pocket expenses incurred in connection with the performance of OneSpaWorld Board duties.

DESCRIPTION OF ONESPAWORLD SECURITIES

This section of the prospectus includes a description of the material terms of the OneSpaWorld Memorandum and Articles of Association and of applicable Bahamian law, which will apply after consummation of the Business Combination. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the OneSpaWorld Memorandum and Articles of Association, which are attached as Annex B to this proxy statement/prospectus. We urge you to read the full text of the OneSpaWorld Memorandum and Articles of Association.

Overview

OneSpaWorld was incorporated on October 5, 2018 as an international business company incorporated under the laws of the Commonwealth of The Bahamas.

OneSpaWorld is registered in the Commonwealth of The Bahamas under number 202175 B. OneSpaWorld has its corporate seat in Nassau, Commonwealth of The Bahamas, and its registered office is at Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, City of Nassau, Island of New Providence, Commonwealth of The Bahamas.

Unless stated otherwise, the following is a description of the material terms of the OneSpaWorld Shares as those terms will exist as of consummation of the Business Combination.

The OneSpaWorld Shares sold in this offering are subject to, and have been created under, Bahamian law. Set forth below is a summary of relevant information concerning the material provisions of the OneSpaWorld Memorandum and Articles of Association and applicable Bahamian law.

Share Capital

Authorized and Issued Share Capital

The OneSpaWorld Memorandum and Articles of Association authorizes the issuance of up to 250,000,000 OneSpaWorld Shares, US$0.0001 par value. As of the date of this document, 100,000,000 OneSpaWorld Shares were issued and outstanding.

Issuance of Shares

Subject to the OneSpaWorld Memorandum and Articles of Association and pursuant to a resolution of the annual meeting, the directors may offer, allot, grant options over or otherwise dispose of the unissued shares of OneSpaWorld at such times and upon such terms and conditions as determined by resolution of the directors. The annual meeting may adopt such resolution at a duly convened and constituted meeting of the shareholders of OneSpaWorld with a simple majority of votes of shareholders entitled to vote thereon who were present at the meeting and who voted and did not abstain or by written consent of all the shareholders entitled to vote thereon.

Transfer of Shares

All OneSpaWorld Shares and OneSpaWorld Public Warrants received by Haymaker public shareholders in the Business Combination are expected to be freely tradable, except that OneSpaWorld Shares and OneSpaWorld Public Warrants received in the Business Combination by persons who become affiliates of OneSpaWorld for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of OneSpaWorld generally include individuals or entities that control, are controlled by or are under common control with, OneSpaWorld and may include the directors and executive officers of OneSpaWorld as well as its principal shareholders.

All OneSpaWorld Shares and OneSpaWorld Private Placement Warrants received by the Private Placement Investors, Sellers and Haymaker Sponsor will be received in a private offering and will be subject to certain resale restrictions.

The OneSpaWorld Memorandum and Articles of Association will provide that shareholders will be prohibited from beneficially owning more than 9.99% of the issued and outstanding OneSpaWorld Shares without the consent of the OneSpaWorld Board. This restriction will not apply to Steiner Leisure.

Form of Shares

Pursuant to the OneSpaWorld Articles of Association, OneSpaWorld Shares are registered shares and may not be exchanged for bearer share certificates.

Repurchase of Shares of OneSpaWorld

OneSpaWorld may purchase, redeem or otherwise acquire and hold OneSpaWorld Shares, but no purchase, redemption or other acquisition shall be made unless the directors determined that immediately after the purchase, redemption or other acquisitions, OneSpaWorld will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of its assets will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

A determination by the directors is not required where the OneSpaWorld Shares are purchased, redeemed or otherwise acquired:

a)	pursuant to a shareholder’s right to have OneSpaWorld Shares redeemed or exchanged for money or other property of OneSpaWorld;

b)	in exchange for newly issued OneSpaWorld Shares;

c)	by virtue of Section 81 of the International Business Companies Act, 2000 (No. 45 of 2000) (the “Act”) of the Commonwealth of The Bahamas; or

d)	pursuant to an order of the Supreme Court of the Commonwealth of The Bahamas.

OneSpaWorld Shares that are purchased, redeemed or otherwise acquired by OneSpaWorld in accordance with the OneWorldSpa Memorandum and Articles of Association may be cancelled or held as treasury shares unless the OneSpaWorld Shares purchased, redeemed or otherwise acquired out of capital pursuant to Section 34 of the Act in which case they shall be cancelled.

Annual Meeting of Shareholders and Voting Rights

Annual Meeting of Shareholder

Annual meetings of shareholders shall be held during each fiscal year of OneSpaWorld and convened by a notice, which shall specify the place and time of the meeting as determined by resolution of the directors. The directors may convene special meetings of the shareholders at such times and in such manner and places within or outside the Commonwealth of The Bahamas, or by means of remote communication, as the directors consider necessary or desirable. Upon the written request of shareholders holding not less than 50% of the outstanding voting OneSpaWorld Shares, the directors shall convene a meeting of shareholders.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors or (c) otherwise properly brought before the meeting by a shareholder. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

At every meeting of shareholders, the Chairman of the OneSpaWorld Board shall preside as chairman of the meeting. If there is no Chairman of the OneSpaWorld Board or if the Chairman of the OneSpaWorld Board is not present, the shareholder present shall choose some one of their number to be the chairman.

Voting Rights and Quorum

A meeting of the shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy, shareholders representing not less than 50% of the votes of the shares of class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting.

If a quorum is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders and (b) directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by the OneSpaWorld Memorandum and Articles of Association or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting.

If shareholder approval is required (a) for the adoption of any agreement for merger of OneSpaWorld with or into any other entity or for the consolidation of OneSpaWorld with or into any other entity or (b) to authorize any sale, lease, exchange or other transfer of all or substantially all of the assets of OneSpaWorld to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder including otherwise than on a poll and that proxy need not to be a shareholder.

Notices

Notice of the place, date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of shareholders shall be given by OneSpaWorld not less than 10 days nor more than 60 days before the meeting to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting.

Upon receipt by the Secretary of OneSpaWorld of a request to convene a meeting by not less than 50% of the outstanding voting shares, the Secretary shall send notice of such meeting to shareholder entitled to vote within 45 days after the date the request was delivered to the Secretary. If such notice is not given by the Secretary within 45 days, the person or persons requesting the meeting may specify the time and place of the meeting and give noticed thereof; provided, however, that at least 10 days’ noticed of such meeting is required to be given to the shareholders.

Warrants

Immediately following completion of the Business Combination, 16,500,000 OneSpaWorld Public Warrants and 8,000,000 OneSpaWorld Private Placement Warrants will be outstanding. The OneSpaWorld Public Warrants and the OneSpaWorld Private Placement Warrants, which entitle the holder to purchase one OneSpaWorld Share at an exercise price of $11.50 per OneSpaWorld Share, will become exercisable thirty days after the completion of the Business Combination, provided that OneSpaWorld has an effective registration statement under the Securities Act registering the OneSpaWorld Shares issuable upon exercise of the

OneSpaWorld Public Warrants or OneSpaWorld Private Placement Warrants and a current prospectus relating to them is available (or OneSpaWorld permits holders to exercise their OneSpaWorld Public Warrants or OneSpaWorld Private Placement Warrants on a cashless basis under the circumstances specified in the Warrant Agreement). For additional information regarding risks related to an investor’s ability to exercise OneSpaWorld Public Warrants, please see “Risk Factors—Risks Related to Ownership of OneSpaWorld Shares and OneSpaWorld Public Warrants—OneSpaWorld Has Not Registered and May Not Register the OneSpaWorld Shares Issuable Upon Exercise of the OneSpaWorld Public Warrants Under Any Applicable Securities Laws and as a Result, the Holder of Such OneSpaWorld Public Warrants May Not Be Entitled to Exercise Such OneSpaWorld Public Warrants and Such OneSpaWorld Public Warrants May Have No Value and Expire Worthless.” The OneSpaWorld Public Warrants and OneSpaWorld Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms.

Certain Disclosure Obligations of OneSpaWorld

As of consummation of the Business Combination, OneSpaWorld will be subject to certain disclosure obligations under Bahamian and U.S. law and the rules of NASDAQ. The following is a description of the general disclosure obligations of public companies under Bahamian and U.S. law and the rules of NASDAQ as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Financial Reporting under Bahamian Law

While, under Bahamian law, OneSpaWorld would not be required to publicly file its annual reports with any regulator in The Bahamas, OneSpaWorld will be required to file a statement annually with its Registered Agent, which is, in turn, required to file a copy with the Registrar General’s Companies Department, a declaration that it maintains reliable accounting records.

Periodic Reporting under U.S. Securities Law

Under the Exchange Act, OneSpaWorld will be required to publicly file with the SEC an annual report on Form 10-K within 90 days of the end of the fiscal year covered by the report. In addition, OneSpaWorld will be required to publicly file with the SEC quarterly reports on Form 10-Q within 45 days of the end of each of the first three fiscal quarters of each fiscal year. OneSpaWorld will also be required to publicly file with the SEC current reports on Form 8-K typically within four business days after the occurrence of specified significant events, and under Regulation FD, OneSpaWorld will be required to simultaneously or promptly make public disclosure of any material nonpublic information shared with securities market professionals or shareholders who are reasonably likely to trade on the basis of the information.

NASDAQ Rules

For so long as its shares will be listed on NASDAQ, OneSpaWorld will be required to meet certain requirements relating to ongoing communication and disclosure to OneSpaWorld shareholders, including a requirement to make any annual report filed with the SEC available on or through OneSpaWorld’s website and to comply with the “prompt disclosure” requirement of NASDAQ with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on NASDAQ must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/corporate governance, compensation and audit committees and approval of OneSpaWorld shareholders of certain transactions.

Certain Insider Trading and Market Manipulation Laws

U.S. law contains rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

In connection with its listing on NASDAQ, OneSpaWorld will adopt an insider trading policy. This policy will provide for, among other things, rules on transactions by members of the OneSpaWorld Board and OneSpaWorld employees in OneSpaWorld Shares or in financial instruments the value of which is determined by the value of the shares.

United States

The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the OneSpaWorld Board, officers and other employees of OneSpaWorld may not purchase or sell shares or other securities of OneSpaWorld when he or she is in possession of material, non-public information about OneSpaWorld (including OneSpaWorld’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about OneSpaWorld.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of OneSpaWorld

As of consummation of the Business Combination, directors, officers, and shareholders of OneSpaWorld will be subject to certain disclosure and reporting obligations under Bahamian and U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Bahamian and U.S. law as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

United States

OneSpaWorld shareholders owning more than 10% of the outstanding OneSpaWorld Shares will be subject to certain U.S. reporting requirements under the Exchange Act. Among the reporting requirements are disclosure obligations intended to keep investors aware of significant accumulations of shares that may lead to a change of control of an issuer.

Section 16(a) of the Exchange Act will require members of the OneSpaWorld Board and executive officers, and persons who beneficially own more than 10% of a registered class of OneSpaWorld’s equity securities, to file reports of ownership of, and transactions in, OneSpaWorld Shares (including securities exercisable for or convertible into OneSpaWorld Shares) with the SEC. Such directors, executive officers and 10% shareholders will also be required to furnish OneSpaWorld with copies of all Section 16 reports they file.

Under Section 16(b) of the Exchange Act, with certain limited exceptions, any profit realized by a member of the OneSpaWorld Board, a OneSpaWorld executive officer or a greater than 10% beneficial owner in any purchase and subsequent sale, or any sale and subsequent purchase, of OneSpaWorld Shares (including securities exercisable for or convertible into OneSpaWorld Shares) within a six-month period will be recoverable by OneSpaWorld.

Transfer Agent and Warrant Agent

The transfer agent for OneSpaWorld Shares is Continental Stock Transfer & Trust Company. Each person investing in OneSpaWorld Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of OneSpaWorld Shares.

For as long as any OneSpaWorld Shares are listed on the NASDAQ or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the OneSpaWorld Shares (including securities exercisable for or convertible into OneSpaWorld Shares) reflected in the register administered by OneSpaWorld’s transfer agent.

OneSpaWorld will list the OneSpaWorld Shares in registered form and such OneSpaWorld Shares, through the transfer agent, will not be certificated. OneSpaWorld has appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain OneSpaWorld’s shareholders’ register on behalf of the OneSpaWorld Board and to act as transfer agent and registrar for the OneSpaWorld Shares. The OneSpaWorld Shares will be traded on the NASDAQ in book-entry form.

The warrant agent for the OneSpaWorld Public Warrants is Continental Stock Transfer & Trust Company.

Securities Eligible for Future Sale

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of OneSpaWorld’s common shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of OneSpaWorld’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of OneSpaWorld’s common shares or warrants for at least six months but who are OneSpaWorld’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of common shares then outstanding; or

•	the average weekly reported trading volume of the common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by OneSpaWorld’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, OneSpaWorld’s initial shareholders will be able to sell their OneSpaWorld Shares and OneSpaWorld Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the closing of the business combination.

Registration Rights

Steiner Leisure and Haymaker Sponsor will be entitled to certain customary registration rights pursuant to the Registration Rights Agreement effective as of the closing of the Business Combination. OneSpaWorld will agree to file a shelf registration statement to register Steiner Leisure’s and Haymaker Sponsor’s shares within 45 days of the closing of the Business Combination. At any time, and from time to time, after the shelf registration statement has been declared effective by the SEC, Steiner Leisure will be entitled to make up to three demands (and Haymaker Sponsor will be entitled to make up to three demands per year) that a resale of OneSpaWorld Shares reasonably expected to exceed $10,000,000 in gross offering price pursuant to such shelf registration statement be made pursuant to an underwritten offering. In addition, Steiner Leisure and Haymaker Sponsor will have customary piggyback registration rights subject to cut-back provisions. OneSpaWorld will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to transfer any of their shares in OneSpaWorld during the seven days before and 90 days after the pricing of any underwritten offering of OneSpaWorld, subject to certain exceptions, and Steiner Leisure and Haymaker Sponsor will enter into a customary lock-up agreement to such effect. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor will agree not to assign or delegate their rights, duties or obligations under the Registration Rights Agreement for a period of six months following the closing of the Business Combination, subject to certain exceptions.

In addition, the Private Placement Investors have certain registration rights under the Subscription Agreements. For additional detail on the Subscription Agreements, see “The Transaction Agreement and Related Agreements—Related Agreements—Subscription Agreements.”

Listing of OneSpaWorld Securities

OneSpaWorld Shares and OneSpaWorld Public Warrants are expected to be listed on NASDAQ under the symbols “OSW” and “OSWW,” respectively, upon the closing of the Business Combination.

COMPARISON OF STOCKHOLDER RIGHTS

OneSpaWorld is an international business company (“IBC”) incorporated under the laws of the Commonwealth of The Bahamas. Its corporate affairs are governed by its Memorandum and Articles of Association. The provisions of the International Business Companies Act, 2000, as amended (“IBC Act”) differ in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following discussion summarizes certain material differences between the rights of OneSpaWorld’s shareholders and the rights of shareholders of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in the laws of The Bahamas and Delaware.

Board of Directors

Bahamas:	Delaware:

Subject to any limitation in its memorandum of association or articles of association or in any unanimous shareholder agreement, the business and affairs of an IBC must be managed by at least one director who may be an individual or a company.

The first directors of the IBC must be elected by the subscribers to the memorandum of association; and thereafter, the directors must be elected by the shareholders or the directors for such term as the shareholders or the directors, as the case may be, determine. Each director holds office until his successor takes office or until his earlier death, resignation or removal or in the case of an IBC upon the making of an order for the winding up or dissolution of the IBC or upon the removal of a defunct IBC by the Registrar otherwise than pursuant to a winding-up order.

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes, and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

Subject to any limitations in the memorandum of association or articles of association or in any unanimous shareholder agreement:

(a)   a director must cease to hold the office of director if a majority of shareholders requests his resignation in writing; and

(b)   a director may resign his office by giving written notice of his resignation to the IBC and the resignation has effect from the date the notice is received by the IBC or from such later date as may be specified in the notice.

Subject to any limitations in the memorandum of association or articles of association or in any unanimous shareholder agreement, a vacancy in the board of directors may be filled by a resolution of shareholders or of a majority of the remaining directors.

Interested Shareholders

Bahamas:	Delaware:
Under Bahamian law, no restriction exists as to the transactions that a shareholder may engage in with OneSpaWorld.

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested shareholder” for three years following the time that the shareholder becomes an interested shareholder. Subject to specified exceptions, an “interested shareholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 of the DGCL through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority shareholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

Amendment of Governing Documents

Bahamas:	Delaware:

Subject to any limitation in its memorandum of association or articles of association, an IBC may amend its memorandum of association or articles of association by a resolution of shareholders or, where permitted by its memorandum of association or articles of association or by the IBC Act, by a resolution of directors.

An IBC that amends its memorandum of association or articles of association must submit to the Registrar within twenty-eight days after any amendment a copy of the resolution of shareholders or directors amending the memorandum of association or articles of association, as the case may be, signed by a director, a secretary or by an authorized officer or agent of the IBC, and need not be under its common seal, as a true copy of the resolution amending the memorandum of association or articles of association and the Registrar shall retain and register such copy of the resolution.

An amendment to the memorandum of association or articles of association will not have effect until it is registered by the Registrar.

Under the DGCL, amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the DGCL a majority of the outstanding stock of such class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. Under the DGCL, the board of directors may amend bylaws if so authorized in the charter. The shareholders of a Delaware corporation also have the power to amend bylaws.

Meetings of Shareholders

Bahamas:	Delaware:

Consent of Members:

Under Bahamian law, there is no requirement for an IBC to hold annual meetings. Subject to any limitations in the memorandum of association or articles of association or in any unanimous shareholder agreement, the directors of an IBC may convene meetings of the shareholders of the IBC at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

Subject to a provision in the memorandum of association or articles of association or in any unanimous shareholder agreement for a lesser percentage, upon the written request of shareholders holding more than 50 per cent of the votes of the outstanding voting shares in the IBC, the directors shall convene a meeting of shareholders.

Notice of meetings of shareholders:

Subject to any requirement in the memorandum of association or articles of association or in any unanimous shareholder agreement to give longer notice, the directors shall give not less than 7 days’ notice of meetings of shareholders to those persons whose names on the date of the notice appear as shareholders in the Share Register and are entitled to vote at the meeting.

Notwithstanding the requirement for notice above but subject to any limitations in the memorandum of association or articles of association or in any unanimous shareholder agreement, a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding a 90 per cent majority, or such lesser majority as may be specified in the memorandum of association or articles of association or in any unanimous shareholder agreement, of-

(a)   the total number of the shares of the shareholders entitled to vote on all the matters to be considered at the meeting; or

(b)   the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting; and for this purpose the presence of a shareholder at the meeting shall be deemed to constitute waiver on his part.

Typical bylaws provide that annual meetings of shareholders are to be held on a date and at a time fixed by the board of directors. Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Under the DGCL, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Meetings of Shareholders

Bahamas:	Delaware:
The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

Quorum for meetings of shareholders:

The quorum for a meeting of shareholders for purposes of a resolution of shareholders is that fixed by the memorandum of association or articles of association; but where no quorum is so fixed, a meeting of shareholders is properly constituted for all purposes if at the commencement of the meeting there are present in person or by proxy shareholders representing more than one-half of the shares of each class or series thereof.

Voting by shareholders:

Except as otherwise provided in the memorandum of association or articles of association, all shares vote as one class and each whole share has one vote.

Shareholder Approval of Business Combinations

Bahamas:	Delaware:

Under Bahamian law a merger or consolidation of an IBC, requires shareholder approval.

Any sale, transfer, lease, exchange or other disposition of more than 50 per cent by value of the assets of an IBC, if not made in the usual manner or regular course of the business carried on by the IBC, requires shareholder approval.

Generally, under the DGCL, completion of a merger, consolidation, dissolution, or the sale, lease, or exchange of substantially all of a corporation’s assets requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The DGCL also requires a special vote of shareholders in connection with a business combination with an “interested shareholder” as defined in section 203 of the DGCL. See “—Interested Shareholders” above.

Shareholder Action Without a Meeting

Bahamas:	Delaware:
Subject to any limitations in the memorandum of association or articles of association, an action that may be taken by shareholders at a meeting of shareholders may also be taken by a resolution of all shareholders consented to in writing or by telex, telegram, telefax, cable or other written electronic communication, without the need for any notice.	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

Repurchases and Redemptions

Bahamas:	Delaware:

Acquisition of shares:

Subject to any limitations in its memorandum of association or articles of association, an IBC may purchase, redeem or otherwise acquire and hold its own shares.

No purchase, redemption or other acquisition permitted shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition-

(a)   the IBC will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

(b)   the realizable value of the assets of the IBC will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account;

and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the IBC is conclusive unless a question of law is involved.

A determination of the solvency of the IBC by the directors is not required where shares are purchased, redeemed or otherwise acquired-

(a)   pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the IBC;

(b)   in exchange for newly issued shares in the IBC;

(c)   by virtue of the provisions of section 81 of the IBC Act (Redemption of Minority Shares); and

(d)   pursuant to an order of the court.

Subject to any limitations in the memorandum of association or articles of association, shares that an IBC purchases, redeems or otherwise acquires may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to section 34 of the IBC Act (Increase or reduction of capital), in which case they shall be cancelled; and upon the cancellation of a share, the amount included as capital of the IBC with respect to that share shall be deducted from the capital of the IBC.

Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Repurchases and Redemptions

Bahamas:	Delaware:

Redemption of Minority Shares:

Subject to any limitations in the memorandum of association or articles of association-

(a)   shareholders holding 90 per cent of the votes of the outstanding shares entitled to vote; and

(b)   shareholders holding 90 per cent of the votes of the outstanding shares of each class and series of shares entitled to vote as a class or series,

on a merger or consolidation, may give a written instruction to an IBC directing the IBC to redeem the shares held by the remaining shareholders.

Upon receipt of the written instruction, the IBC shall redeem the shares specified in the written instruction irrespective of whether or not the shares are by their terms redeemable.

The IBC shall give written notice to each shareholder whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected.

Transactions with Officers or Directors

Bahamas:	Delaware:

Every director has a duty to disclose the material facts of his interest in an agreement or transaction and his interest in or relationship to any other party to the agreement or transaction in good faith.

An agreement or transaction is valid if the director has disclosed his interest pursuant to the paragraph above and the agreement or transaction is approved or ratified by a resolution of shareholders.[12] A director who has an interest in any particular business to be considered at a meeting of directors, liquidators or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

Under the DGCL, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (i) the shareholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts, or (ii) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If the board of directors’ approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Dissenters’ Rights

Bahamas:	Delaware:

Under the IBC Act, a shareholder of an IBC shall be entitled to payment of the fair value of his shares upon dissenting in some types of major corporate transactions if certain procedures set forth in the IBC Act are followed.

The enforcement by a shareholder of his entitlement excludes the enforcement by the shareholder of a right to which he might otherwise be entitled by virtue of his holding shares, except that the right of the shareholder to institute proceedings to obtain relief on the ground that the action is illegal is not excluded.

Under the DGCL, a shareholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Cumulative Voting

Bahamas:	Delaware:
Not applicable.	Under the DGCL, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a shareholder has a number of votes equal to the number of shares held by such shareholder times the number of directors nominated for election. The shareholder may cast all of such votes for one director or among the directors in any proportion.

Anti-Takeover Measures

Bahamas:	Delaware:
The IBC Act does not provide anti-takeover measures.	Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Fiduciary Duties of Directors

Bahamas:	Delaware:

The directors shall have all the powers of the IBC that are not reserved to the shareholders under the IBC Act or in the memorandum of association or articles of association or in any unanimous shareholder agreement.

Every director, in performing his functions, shall act honestly and in good faith with a view to the best interest of the IBC and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors are also subject to common law duties in the exercise of their functions. The principal ones are set forth below:

(i) Duty to exercise powers for their proper purpose.

(ii)  Duty not to exceed powers.

(iii) Duty to avoid conflicts of interest.

(iv) Duty not to make personal profit.

(v)   Duty not to fetter discretion.

No director shall be liable for any debt, obligation or default of the IBC unless it is proved that he did not act in good faith or unless it is specifically provided in the IBC Act or in any other law for the time being in force in The Bahamas and except in so far as he may be liable for his own conduct or acts.

Under the DGCL, except as otherwise provided in a company’s certificate of incorporation, the board of directors of a Delaware company bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware company owe fiduciary duties of care and loyalty to a company and its shareholders. Delaware courts have decided that the directors of a Delaware company are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also subjected directors’ actions to enhanced scrutiny in certain situations, including if directors take certain actions intended to prevent a threatened change in control of a company or in connection with transactions involving a conflicted controlling shareholder. In addition, under Delaware law, when the board of directors of a Delaware corporation determines to sell or break-up a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders at that time.

Shareholder Suits

Bahamas:	Delaware:

Under Bahamian law, generally, an IBC, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the IBC or where there is an irregularity in the IBC’s internal management.

The following are exceptions to this rule: (a) an act which is illegal or ultra vires to the IBC; (b) an irregularity in the passing of a resolution which requires a qualified majority; (c) an act purporting to abridge or abolish the individual rights of a shareholder; and (d) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of the IBC. Where any of these exceptions arise, a shareholder may then bring a derivative action (his rights being derived from the IBC) on behalf of the IBC.

Under Delaware law, a shareholder may bring a derivative action on a company’s behalf to enforce the rights of a company. An individual also may commence a class action lawsuit on behalf of himself or herself and other similarly situated shareholders if the requirements for maintaining a class action lawsuit under Delaware law are met. An individual may institute and maintain a class action lawsuit only if such person was a shareholder at the time of the transaction that is the subject of the lawsuit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a shareholder through the duration of the lawsuit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the lawsuit may be prosecuted, unless such demand would be futile.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Haymaker Relationships and Related Party Transactions

Founder Shares

In May 2017, Haymaker Sponsor purchased 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20.0% of the outstanding Haymaker Common Shares upon completion of the Haymaker IPO. The 8,625,000 Founder Shares held by the initial stockholders of Haymaker prior to the exercise of the over-allotment option included 1,125,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full. Because the underwriters partially exercised the over-allotment option, Haymaker Sponsor forfeited 375,000 Founder Shares.

The Founder Shares are identical to the Class A Shares, and holders of Founder Shares have the same stockholder rights as Haymaker’s public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions (which restrictions will be effectively amended by the Lock-Up Amendment as set forth in Proposal No. 3, if ratified by Haymaker’s stockholders), (ii) Haymaker Sponsor and Haymaker’s officers and directors entered into a letter agreement, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Founder Shares and any other Haymaker Common Shares held by them in connection with the completion of the Haymaker IPO and (B) subject to certain limited exceptions, to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Haymaker failed to complete its initial business combination by October 27, 2019, (iii) the Founder Shares will automatically convert into Class A Shares at the time of Haymaker’s initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to certain adjustments and (iv) are entitled to registration rights. Haymaker Sponsor and Haymaker’s officers and directors have also agreed to vote any Founder Shares held by them and any other Haymaker Common Shares purchased during or after the Haymaker IPO (including in open market and privately negotiated transactions) in favor of the Business Combination Proposal.

Founder Warrants

Haymaker Sponsor purchased 8,000,000 Founder Warrants for a purchase price of $1.00 per warrant, or $8,000,000 in the aggregate, in private placement transactions that occurred simultaneously with the closing of the Haymaker IPO. Each Founder Warrant entitles the holder to purchase one Class A Share at $11.50 per share. The Founder Warrants (including the Class A Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of Haymaker’s initial business combination.

For more information about the treatment of the Founder Shares and Founder Warrants upon the closing of the Business Combination, see “The Business Combination—Consideration in the Business Combination—Effect of the Transactions on Existing Haymaker Equity.”

Registration Rights

The holders of the Founder Shares and Founder Warrants are entitled to registration rights pursuant to a registration rights agreement with Haymaker. At the closing of the Business Combination, OneSpaWorld will enter into a Registration Rights Agreement with the Haymaker Sponsor and Steiner Leisure that will replace the existing registration rights agreement. Pursuant to the Registration Rights Agreement, the Restricted Shareholders will be entitled to certain registration rights. For more information about the Registration Rights Agreement, please see the section entitled “The Transaction Agreement and Related Agreements—Related Agreements—Registration Rights Agreement.”

Administrative Services & Related Party Notes

Haymaker agreed to pay Mistral Capital Management, LLC (“Mistral”), an affiliate of Haymaker Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of Haymaker’s initial business combination or Haymaker’s liquidation, Haymaker will cease paying these monthly fees. In addition, Haymaker has agree to reimburse Haymaker Sponsor and Haymaker’s officers and directors, or any of their respective affiliates, for any out-of-pocket expenses incurred in connection with activities on Haymaker’s behalf, including identifying potential target businesses and performing due diligence on suitable business combinations.

Prior to the closing of the Haymaker IPO, Haymaker Sponsor loaned Haymaker $250,700 to be used for a portion of the expenses of the Haymaker IPO. These loans were non-interest bearing, unsecured and were repaid upon the closing of the Haymaker IPO out of the offering proceeds not held in the trust account.

Other Relationships with Haymaker Sponsor & Affiliated Entities

Steven J. Heyer, Haymaker’s Chief Executive Officer and a director, and Andrew R. Heyer, Haymaker’s President and a director, are the managing members of Haymaker Sponsor. They are also brothers.

Andrew R. Heyer is also the Chief Executive Officer and Founder of Mistral, an entity affiliated with Haymaker Sponsor. Christopher Bradley, Haymaker’s Chief Financial Officer, is a Managing Director at Mistral.

Haymaker Related Party Policy

Haymaker adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Haymaker Board (or the appropriate committee of the Haymaker Board) or as disclosed in Haymaker’s public filings with the SEC. Under Haymaker’s code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Haymaker.

In addition, Haymaker’s audit committee, pursuant to a written charter that Haymaker adopted, is responsible for reviewing and approving related party transactions to the extent that Haymaker enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. Haymaker also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, Haymaker agreed not to consummate an initial business combination with an entity that is affiliated with any of Haymaker Sponsor, Haymaker’s officers or directors unless Haymaker, or a committee of independent directors, has obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company Haymaker is seeking to acquire or an independent accounting firm that Haymaker’s initial business combination is fair to Haymaker from a financial point of view. Furthermore, no finder’s fees, non-cash payments, reimbursements or cash payments will be paid by us to Haymaker Sponsor, Haymaker’s officers or directors, or Haymaker’s or their affiliates, for services rendered to Haymaker prior to or in connection with the completion of Haymaker’s initial business combination.

Haymaker’s audit committee will review on a quarterly basis all payments that were made to Haymaker Sponsor, Haymaker’s officers or directors, or Haymaker’s or their affiliates.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

•	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•	whether there are business reasons for us to enter into the transaction;

•	whether the transaction would impair the independence of an outside director;

•	whether the transaction would present an improper conflict of interest for any director or executive officer; and

•	any pre-existing contractual obligations.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

OSW Predecessor Relationships and Related Party Transactions

Agreements between OSW Predecessor and certain subsidiaries of Steiner Leisure were entered in order to maintain business continuity after the closing of the Business Combination. These agreements have taken effect or will take effect at the closing of the Business Combination.

OSW Predecessor entered into an Amended and Restated Supply Agreement, dated May 25, 2018, with Cosmetics Limited, a direct subsidiary of Steiner Leisure Limited, a shareholder of OneSpaWorld. The agreement provides that Cosmetics Limited will supply products and professional stock for health and wellness treatments to OSW Predecessor for sale on passenger cruise vessels and through the timetospa.com website. OneSpaWorld Predecessor estimates that payments under this agreement will equal approximately $23.5 million in the aggregate for the year ended December 31, 2018. The agreement terminates (subject to certain customary early termination rights) on December 31, 2028.

OSW Predecessor entered into an International Retailer Agreement, dated May 25, 2018, with Cosmetics Limited, a direct subsidiary of Steiner Leisure Limited, a shareholder of OneSpaWorld, which will become effective at the time of the closing. The agreement provides that Cosmetics Limited will supply products and professional stock for health and wellness treatments to OSW Predecessor destination resort health and wellness centers in Asia and Aruba. OneSpaWorld estimates that it will pay approximately $350,000 under this agreement in exchange for the supply of products and professional stock for the year ending December 31, 2019. The agreement terminates (subject to certain customary early termination rights) on or around May 25, 2020.

OSW Predecessor entered into an International Retailer Supply Agreement, dated May 25, 2018, with Elemis USA, Inc., a direct subsidiary of Steiner Leisure Limited, a shareholder of OneSpaWorld, which will become effective at the time of the closing. The agreement provides that Elemis USA, Inc. will supply products and professional stock for health and wellness treatments to OSW Predecessor destination resort health and wellness centers in the U.S. and Puerto Rico. OneSpaWorld estimates that it will pay approximately $950,000 under this agreement in exchange for the supply of products and professional stock for the year ending December 31, 2019. The agreement terminates (subject to certain customary early termination rights) on or around May 25, 2020.

OSW Predecessor entered into an Elemis UK Land-Based Resorts Supply Agreement, dated May 25, 2018, with Elemis Limited, an indirect subsidiary of Steiner Leisure Limited, a shareholder of OneSpaWorld, which will become effective at the time of the closing. The agreement provides that Elemis Limited will supply products and professional stock for health and wellness treatments to OSW Predecessor destination resort health and wellness centers in the Bahamas. OneSpaWorld estimates that it will pay approximately $350,000 under this agreement in exchange for the supply of products and professional stock for the year ended December 31, 2019. The agreement terminates (subject to certain customary early termination rights) on or around May 25, 2020.

OSW Predecessor entered into a Management Agreement, dated May 25, 2018 and amended and restated October 25, 2018, with Bliss World LLC, an indirect subsidiary of Steiner Leisure Limited, a shareholder of OneSpaWorld, which will become effective at the time of the closing. The agreement provides that OSW Predecessor will manage the operation of nine U.S. health and wellness centers on behalf of Bliss World LLC in exchange for approximately $1.25 million in the aggregate for the year ended December 31, 2019. Subject to certain customary early termination rights, the agreement terminates, with respect to each health and wellness center, upon expiration or termination of the respective lease for such health and wellness center.

OSW Predecessor entered into an Executive Services Agreement, concurrent with the execution of the Transaction Agreement, with Nemo, the ultimate parent of OneSpaWorld, which will become effective at the time of the closing. The agreements provides that after the closing of the Business Combination, OneSpaWorld will make Leonard Fluxman and Stephen Lazarus available to provide certain transition services to Nemo until December 31, 2019 in exchange for $850,000.

Review, Approval or Ratification of Transactions with Related Persons

Upon the completion of the Business Combination and consistent with Bahamian law and OneSpaWorld’s Articles of Association, OneSpaWorld will adopt a code of business conduct and ethics that will prohibit directors and executive officers from engaging in transactions that may result in a conflict of interest with OneSpaWorld. The code of business conduct and ethics will include a policy requiring that OneSpaWorld’s Board review any transaction a director or executive officer proposes to have with OneSpaWorld that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, the OneSpaWorld Board will be obligated to ensure that all such transactions are approved by a majority of the OneSpaWorld Board not otherwise interested in the transaction and are fair and reasonable to OneSpaWorld and on terms not less favorable to OneSpaWorld than those available from unaffiliated third parties.

BENEFICIAL OWNERSHIP OF ONESPAWORLD SECURITIES

The following table sets forth information regarding the expected beneficial ownership of OneSpaWorld Shares immediately following the consummation of the Business Combination and the Private Placements, assuming that no public shares of Haymaker are redeemed, and alternatively that approximately 50% of the outstanding Class A Shares are redeemed at a price per share of $10.00, resulting in a redemptions of $165,000,000 from the Trust Account and the use $50,000,000 from financing sources to be used to complete the Business Combination (as part of the $292,500,000 of committed debt financing described in “The Transaction Agreement and Related Agreements—Related Agreements—Debt Financing”), by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding OneSpaWorld Shares;

•	each person who will become an executive officer or director of OneSpaWorld post-Business Combination; and

•	all executive officers and directors of OneSpaWorld as a group post-Business Combination.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, OneSpaWorld Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the OneSpaWorld Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The expected beneficial ownership percentages set forth in the table below do not take into account (i) the issuance of any shares (or options to acquire shares) under the 2019 Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of approximately 24,500,000 OneSpaWorld Shares that will remain outstanding following the Business Combination, and (iii) the 6,600,000 deferred OneSpaWorld Shares, in aggregate, that are issuable upon the occurrence of certain events to Haymaker Sponsor and Steiner Leisure under the Transaction Agreement.

Unless otherwise indicated, OneSpaWorld believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To OneSpaWorld’s knowledge, no OneSpaWorld Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, FL 33146. For more information, see “The Business Combination—Impact of the Business Combination on OneSpaWorld’s Public Float.”

	Beneficial Ownership Upon the Completion of the Business Combination and Private Placements
	Assuming No Redemptions		Assuming High Redemption Scenario(1)
Beneficial Owner	Number of OneSpaWorld Shares	Percentage of All OneSpaWorld Shares(2)	Number of OneSpaWorld Shares	Percentage of All OneSpaWorld Shares(2)
Executive Officers, Directors and Director Nominees
Leonard Fluxman	—	—	—	—
Steven J. Heyer(3)	3,000,000	4.8%	3,000,000	5.2%
Glenn J. Fusfield	—	—	—	—
Marc Magliacano	—	—	—	—
Andrew R. Heyer(3)	3,000,000	4.8%	3,000,000	5.2%
Walter F. McLallen	—	—	—	—
Jeffrey E. Stiefler	—	—	—	—
Michael J. Dolan	2,500	*	2,500	*
Stephen W. Powell	—	—	—	—
Stephen B. Lazarus	—	—	—	—
All executive officers, directors and director nominees as a group (10 individuals)	3,002,500	4.8%	3,002,500	5.2%
Other 5% Shareholders
Steiner Leisure(4)	9,215,000	14.6%	20,715,000	35.7%
Haymaker Sponsor(3)	3,000,000	4.8%	3,000,000	5.2%
Templeton Investment Counsel, LLC(5)	6,244,281	9.9%	6,244,281	10.8%
Neuberger Berman Group LLC and certain of its affiliates(6)	5,000,000	7.9%	5,000,000	8.6%

*	Less than 1 percent.
(1)

This scenario assumes that approximately 50% of the outstanding Class A Shares are redeemed at a price per share of $10.00, resulting in a withdrawal of $165,000,000 from the Trust Account and the use of $50,000,000 from financing sources to complete the Business Combination (as part of the $292,500,000 of committed debt financing described in “The Transaction Agreement and Related Agreements—Related Agreements—Debt Financing”).

(2)

Assumes 63,071,500 OneSpaWorld Shares are outstanding immediately following the Business Combination assuming no redemptions and 58,071,500 OneSpaWorld Shares are outstanding immediately following the Business Combination assuming the high redemption scenario.

(3)

Steven J. Heyer and Andrew R. Heyer are the managing members of Haymaker Sponsor and jointly have the voting and dispositive power of the securities held by Haymaker Sponsor. Accordingly, Messrs. Heyer and Heyer may be deemed to have or share beneficial ownership of such shares. The business address of each of Messrs. Heyer and Heyer and Haymaker Sponsor is c/o 650 Fifth Avenue, Floor 31, New York, NY 10019.

(4)

Steiner Leisure is 100% owned by Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of the Bahamas. Nemo Parent, Inc. is 100% owned by Nemo Investor Aggregator, Limited, a Cayman Islands exempted company. Nemo Investor Aggregator, Limited is governed by a board of directors consisting of seven directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Nemo Investor Aggregator, Limited. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Nemo Investor Aggregator, Limited exercises voting or dispositive control over any of the securities held by Steiner Leisure, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address for Steiner Leisure is Suite 104A, Saffrey Square, Nassau, The Bahamas. The address for Nemo Investor Aggregator, Limited is c/o Mourant Ozannes Corporate Services (Cayman) Ltd.,

94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The address for Nemo Parent, Inc. is c/o Lennox Paton Corporate Services Ltd., 3 Bayside Executive Park, West Bay Street, Nassau, The Bahamas.
(5)

Templeton Investment Counsel, LLC (“TIC, LLC”) is an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”), which is the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts. When an investment management contract (including a sub-advisory agreement) delegates to TIC, LLC investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats TIC, LLC as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, TIC, LLC reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The voting and investment powers held by TIC, LLC are exercised independently from FRI, the investment management subsidiaries and their other affiliates. Furthermore, internal policies and procedures of TIC, LLC and FRI establish informational barriers that prevent the flow between TIC, LLC and FRI and its other affiliates of information that relates to the voting and investment powers over the securities owned by their investment management clients. Consequently, TIC, LLC, on the one hand, and FRI and its other affiliates, on the other hand, report the securities over which they hold investment and voting power separately from each other for purposes of Section 13 of the Exchange Act. The address of TIC, LLC is 300 S. E. 2nd Street, Fort Lauderdale, Florida 33301.

(6)

Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, because it or certain affiliated persons, including Neuberger Berman Investment Advisers LLC, the adviser or sub-adviser to the funds holding the securities, and NB Equity Management GP LLC, the General Partner of NB All Cap Alpha Fund L.P., a “feeder” fund operating in a “master-feeder” structure and the owner of all or substantially all the outstanding shares of NB All Cap Alpha Master Fund Ltd., have shared power to retain, dispose of or vote the securities owned by the funds pursuant to the terms of investment management, advisory and/or sub-advisory agreements with the funds. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities held by the funds. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, NB Equity Management GP LLC is 1290 Avenue of the Americas, New York, NY 10104.

PRICE RANGE OF SECURITIES AND DIVIDENDS

OneSpaWorld

Price Range of OneSpaWorld’s Securities

Historical market price information regarding OneSpaWorld is not provided because, as of the date of this proxy statement/prospectus, there is no public market for the OneSpaWorld Shares or OneSpaWorld Public Warrants.

Dividend Policy

OneSpaWorld has not paid any cash dividends on the OneSpaWorld Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. After the Business Combination, the OSW Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the OSW Board may consider OneSpaWorld’s financial condition and results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether OneSpaWorld adopts such a dividend policy and the frequency and amount of any dividends declared on the OneSpaWorld Shares will be within the discretion of the OSW Board.

Haymaker

Price Range of Haymaker’s Securities

The public units, each of which consists of one Class A Share and one-half of one Haymaker Public Warrant to purchase one Class A Share, began trading on the NASDAQ under the symbol “HYACU” on October 25, 2017. Haymaker thereafter announced that holders of its public units could elect to separately trade the Class A Shares and warrants included in the units. On November 17, 2017, Haymaker’s Class A Shares and warrants began trading on NASDAQ under the symbols “HYAC” and “HYACW,” respectively.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per public unit, Class A Share and Haymaker Public Warrant as reported on the NASDAQ for the periods presented:

	Units (HYACU)		Class A Shares (HYAC)		Warrants (HYACW)
	High	Low	High	Low	High	Low
Fiscal Year 2019
Quarter ended March 31, 2019(1)	$11.00	$10.45	$10.35	$9.96	$1.32	$0.75
Fiscal Year 2018
Quarter ended March 31, 2018	$10.02	$9.88	$9.60	$9.50	$0.85	$0.45
Quarter ended June 30, 2018	$10.25	$9.90	$9.84	$9.56	$0.89	$0.74
Quarter ended September 30, 2018	$10.45	$10.02	$9.83	$9.70	$1.30	$0.83
Quarter ended December 31, 2018	$10.60	$10.25	$10.09	$9.76	$1.30	$0.65
Fiscal Year 2017
Quarter ended December 31, 2017(2)	$10.08	$9.88	$9.85	$9.50	$1.00	$0.77

(1)	Through February 12, 2019.
(2)	Beginning on October 25, 2017 with respect to HYACU, and beginning November 17, 2017 with respect to HYAC and HYACW.

On November 1, 2018, the last trading date before the public announcement of the Business Combination, Haymaker’s public units, Class A Shares and Haymaker Public Warrants closed at $10.44, $9.85 and $1.15, respectively.

Holders

At February 12, 2019, there was one holder of record of the public units, one holder of record of the separately traded Class A Shares, and two holders of record of the separately traded Haymaker Public Warrants.

Dividend Policy

Haymaker has not paid any cash dividends on its Class A Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

OSW Predecessor

Price Range of OSW Predecessor Securities

Historical market price information regarding OSW Predecessor’s securities is not provided because there is no public market for OSW Predecessor’s securities.

LEGAL MATTERS

Kirkland & Ellis LLP will pass upon certain U.S. federal income tax consequences to Haymaker’s stockholders as a result of the Business Combination. Lennox Paton Corporate Services Limited, Bahamian counsel to OneSpaWorld, has provided a legal opinion for OneSpaWorld regarding the validity of the OneSpaWorld Shares offered by this document.

EXPERTS

The audited financial statements of Haymaker Acquisition Corp. as of December 31, 2017 and for the period from April 26, 2017 (inception) to December 31, 2017 included in this proxy statement/prospectus of Haymaker Acquisition Corp. and the Registration Statement of OneSpaWorld Holdings Limited have been so included in reliance on a report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The combined balance sheets of OSW Predecessor as of December 31, 2017 and 2016, and the related combined statements of income, comprehensive income, equity and cash flows for the years ended December 31, 2017 and December 31, 2016 and for the period from December 9, 2015 through December 31, 2015 (Successor), and for the period from January 1, 2015 through December 8, 2015 (Predecessor), included in the proxy statement of Haymaker Acquisition Corp., which is referred to and made a part of this prospectus and registration statement of OneSpaWorld Holdings Limited, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

A substantial portion of our assets and the assets of those persons are located outside the United States. It also may not be possible to enforce against them or Steiner Leisure judgments obtained in United States courts based on the civil liability provisions of the United States or the federal securities laws. In the opinion of our Bahamas counsel:

•

it is unlikely that Bahamian courts would entertain original actions against Bahamian companies or their directors or officers based solely upon United States federal securities laws; judgments predicated upon any civil liability provisions of the United States federal securities laws are not directly enforceable in The Bahamas; rather, a lawsuit must be brought in The Bahamas on any such judgment; and

•

in general, the courts of The Bahamas would recognize a U.S. judgment as a valid judgment, and permit the same to found the basis of a fresh action in The Bahamas and should give a judgment based thereon without there being a re-trial or reconsideration of the merits of the case provided that (i) the courts in the United States had proper jurisdiction under Bahamian conflict of law rules over the parties subject to such judgment, (ii) the judgment is for a debt or definite sum of money other than a sum payable in respect of taxes or charges of a like nature or in respect of a fine or penalty, (iii) the U.S. courts did not contravene the rules of natural justice of The Bahamas, (iv) the judgment was not obtained by fraud on the part of the party in whose favor the judgment was given or of the Court pronouncing it, (v) the enforcement of such judgment would not be contrary to the public policy of The Bahamas, (vi) the correct procedures under the laws of The Bahamas are duly complied with, (vi) the judgment is not inconsistent with a prior Bahamian judgment in respect of the same matter and (vii) enforcement proceedings are instituted within six years after the date of such judgment.

APPRAISAL RIGHTS

Haymaker’s stockholders do not have appraisal rights in connection with the Haymaker Merger under Delaware law.

HOUSEHOLDING INFORMATION

Unless Haymaker has received contrary instructions, it may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if Haymaker believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce expenses. A number of brokers with account holders who are Haymaker stockholders will be “householding” this proxy statement/prospectus. Haymaker stockholders who participate in “householding” will continue to receive separate proxy cards. If stockholders prefer to receive multiple sets of disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact Haymaker at its offices at Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, New York 10019 or by telephone at (212) 616-9600, to inform Haymaker of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Haymaker and OneSpaWorld securities is Continental Stock Transfer & Trust Company.

FUTURE STOCKHOLDER PROPOSALS

Pursuant to the OneSpaWorld Memorandum and Articles of Association, any matter of which the discussion has been requested in writing by OneSpaWorld Shareholders in accordance with OneSpaWorld’s Memorandum and Articles of Association shall be included in the convening notice or announced in the same manner, if OneSpaWorld has received the substantiated request or a proposal for a resolution no later than on the 75th day prior to the date of the general meeting.

WHERE YOU CAN FIND MORE INFORMATION

Haymaker files annual, quarterly and current reports, proxy statement and other information with the SEC required by the Exchange Act. You may inspect or copy these materials at the Public Reference Room at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Haymaker’s public filings are also available to the public from the SEC’s website at www.sec.gov. You may request a copy of Haymaker’s filings with the SEC (excluding exhibits) at no cost by contacting Haymaker at the address and/or telephone number below.

If you would like additional copies of this proxy statement/prospectus or Haymaker’s other filings with the SEC (excluding exhibits) or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact Haymaker at the following address and telephone number:

Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, New York 10019

(212) 616-9600

Attention: Christopher Bradley

Email: CBradley@mistralequity.com

You may also obtain additional copies of this proxy statement/prospectus by requesting them in writing or by telephone from Haymaker’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Banks and Brokers Call: (203) 658-9400

All Others Call Toll Free: (800) 662-5200

Email: HYAC.info@morrowsodali.com

You will not be charged for any of the documents you request. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

If you are a Haymaker stockholder and would like to request documents, please do so by February 27, 2019, or five business days prior to the Special Meeting, in order to receive them before the Special Meeting. If you request any documents from Haymaker, such documents will be mailed to you by first class mail, or another equally prompt means.

This proxy statement/prospectus is part of a registration statement and constitutes a prospectus of OneSpaWorld in addition to being a proxy statement of Haymaker for the Special Meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an Annex to this proxy statement/prospectus.

All information contained in this proxy statement/prospectus relating to Haymaker has been supplied by Haymaker, and all such information relating to OSW Predecessor has been supplied by OSW Predecessor. Information provided by either Haymaker or OSW Predecessor does not constitute any representation, estimate or projection of any other party. This document is a proxy statement of Haymaker for the Special Meeting. Haymaker has not authorized anyone to give any information or make any representation about the Business Combination or the parties thereto, including Haymaker, that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL INFORMATION

Audited Combined Financial Statements for OSW Predecessor

Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets as of December 31, 2017 and 2016	F-3
Combined Income Statements for the years ended December 31, 2017 and 2016 and the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015	F-4
Combined Statements of Comprehensive Income for the years ended December 31, 2017 and 2016 and the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015	F-5
Combined Statements of Equity for the years ended December 31, 2017 and 2016 and the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015	F-6
Combined Statements of Cash Flows for the years ended December 31, 2017 and 2016 and the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015	F-7
Notes to the Combined Financial Statements	F-9

Unaudited Condensed Combined Financial Statements for OSW Predecessor

Condensed Combined Balance Sheets as of September 30, 2018 and December 31, 2017	F-30
Condensed Combined Statements of Income for the nine months ended September 30, 2018 and 2017	F-31
Condensed Combined Statements of Comprehensive Income for the nine months ended September 30, 2018 and 2017	F-32
Condensed Combined Statements of Equity for the nine months ended September 30, 2018 and 2017	F-33
Condensed Combined Statements of Cash Flows for the nine months ended September 30, 2018 and 2017	F-34
Notes to the Condensed Combined Financial Statements	F-36

Audited Financial Statements for Haymaker Acquisition Corp.

Report of Independent Registered Public Accounting Firm	F-49
Balance Sheet as of December 31, 2017	F-50
Statement of Operations for the period from April 26, 2017 (inception) through December 31, 2017	F-51
Statement of Changes in Stockholders’ Equity for the period from April 26, 2017 (inception) to December 31, 2017	F-52
Statement of Cash Flows for the period from April 26, 2017 (inception) to December 31, 2017	F-53
Notes to Financial Statements	F-54

Unaudited Condensed Financial Statements for Haymaker Acquisition Corp.

Condensed Balance Sheets as of September 30, 2018 and December 31, 2017	F-67
Condensed Statement of Operations for the three months and nine months ended September 30, 2018 and for the period from April 26, 2017 (inception) to September 30, 2017	F-68
Statement of Cash Flows for the nine months ended September 30, 2018 and for the period from April 26, 2017 (inception) to September 30, 2017	F-69
Notes to Unaudited Condensed Financial Statements	F-70

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Nemo Investor Aggregator, Limited

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of OSW Predecessor, which comprises the combined net assets and operations of certain subsidiaries of Nemo Investor Aggregator, Limited, as described in Note 1, (the Company) as of December 31, 2017 (Successor) and 2016 (Successor), and the related combined statements of income, comprehensive income, equity and cash flows for the years ended December 31, 2017 (Successor) and 2016 (Successor) and for the period from December 9, 2015 through December 31, 2015 (Successor), and for the period from January 1, 2015 through December 8, 2015 (Predecessor), and the related notes to the combined financial statements (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 (Successor) and 2016 (Successor), and the results of its operations and its cash flows for the years ended December 31, 2017 (Successor) and 2016 (Successor) and for the period from December 9, 2015 through December 31, 2015 (Successor), and for the period from January 1, 2015 through December 8, 2015 (Predecessor) in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Miami, Florida

November 13, 2018, except for Note 2u), as to which the date is December 27, 2018

OSW Predecessor

Combined Balance Sheets

(in thousands)

	Successor
	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,671	$6,611
Accounts receivable, net	23,263	20,837
Inventories	25,299	33,462
Prepaid expenses	4,818	4,601
Other current assets	1,037	1,137

Total current assets	63,088	66,648

Property and equipment, net	17,372	21,337

Goodwill	33,864	33,864

OTHER ASSETS:
Note receivable due from affiliate of the Parent	6,733	5,598
Intangible assets, net	135,038	138,558
Deferred tax assets	4,461	7,614
Other non-current assets	6,516	1,162

Total other assets	152,748	152,932

Total assets	$267,072	$274,781

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$5,864	$3,672
Accounts payable — related parties	10,203	943
Accrued expenses	19,513	20,327
Income taxes payable	1,179	719
Other current liabilities	406	541

Total current liabilities	37,165	26,202
Deferred rent	443	215
Deferred tax liabilities	197	—
Income tax contingency	3,986	3,500

Total liabilities	41,791	29,917

EQUITY:
Net Parent investment	221,041	238,496
Accumulated other comprehensive loss	(356)	(725)

Total Parent’s equity	220,685	237,771

Noncontrolling interest	4,596	7,093

Total equity	225,281	244,864

Total liabilities and equity	$267,072	$274,781

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

Combined Income Statements

(in thousands)

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
REVENUES:
Service revenues	$383,686	$362,698	$24,620	$319,845
Product revenues	122,999	113,586	7,671	100,843

Total revenues	506,685	476,284	32,291	420,688

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	332,360	318,001	21,362	280,039
Cost of products	107,990	106,259	7,314	93,574
Administrative	9,222	10,432	947	10,611
Salary and payroll taxes	15,294	14,454	1,119	14,071
Amortization of intangible assets	3,521	3,521	221	195

Total cost of revenues and operating expenses	468,387	452,667	30,963	398,490

Income from operations	38,298	23,617	1,328	22,198

OTHER INCOME (EXPENSE), NET:
Interest income	408	340	—	—
Other (expense) income	(217)	(178)	—	37

Total other income, net	191	162	—	37

Income before provision for income taxes	38,489	23,779	1,328	22,235
PROVISION FOR INCOME TAXES	5,263	5,615	734	2,165

Net income	33,226	18,164	594	20,070
Net income attributable to noncontrolling interest	2,109	3,261	210	2,280

Net income attributable to Parent	$31,117	$14,903	$384	$17,790

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

Combined Statements of Comprehensive Income

(in thousands)

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
Net income	$33,226	$18,164	$594	$20,070
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	369	(655)	(70)	(211)

Total other comprehensive income (loss), net of tax	369	(655)	(70)	(211)

Comprehensive income	33,595	17,509	524	19,859
Comprehensive income attributable to noncontrolling interest	2,109	3,261	210	2,280

Comprehensive income attributable to Parent	$31,486	$14,248	$314	$17,579

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

Combined Statements of Equity

(in thousands)

	Parent Equity
	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Parent’s Equity	Non- controlling Interest	Total Equity
Predecessor
BALANCE, December 31, 2014	$88,081	$1,331	$89,412	$1,076	$90,488
Net income	17,790	—	17,790	2,280	20,070
Distributions to noncontrolling interest	—	—	—	(1,062)	(1,062)
Stock-based compensation	1,119	—	1,119	—	1,119
Net distributions to Parent and its affiliates	(24,187)	—	(24,187)	—	(24,187)
Foreign currency translation adjustment	—	(211)	(211)	—	(211)

BALANCE, December 8, 2015	$82,803	$1,120	$83,923	$2,294	$86,217

Successor
BALANCE, December 9, 2015	$—	$—	$—	$—	$—
Net income	384	—	384	210	594
Acquisition of the Company	249,875	—	249,875	4,781	254,656
Net distributions to Parent and its affiliates	(2,833)	—	(2,833)	—	(2,833)
Foreign currency translation adjustment	—	(70)	(70)	—	(70)

BALANCE, December 31, 2015	247,426	(70)	247,356	4,991	252,347
Net income	14,903	—	14,903	3,261	18,164
Distributions to noncontrolling interest	—	—	—	(1,159)	(1,159)
Net distributions to Parent and its affiliates	(23,833)	—	(23,833)	—	(23,833)
Foreign currency translation adjustment	—	(655)	(655)	—	(655)

BALANCE, December 31, 2016	238,496	(725)	237,771	7,093	244,864
Net income	31,117	—	31,117	2,109	33,226
Distributions to noncontrolling interest	—	—	—	(4,606)	(4,606)
Net distributions to Parent and its affiliates	(48,572)	—	(48,572)	—	(48,572)
Foreign currency translation adjustment	—	369	369	—	369

BALANCE, December 31, 2017	$221,041	$(356)	$220,685	$4,596	$225,281

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

Combined Statements of Cash Flows

(in thousands)

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,226	$18,164	$594	$20,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,829	12,884	761	5,530
Stock-based compensation	—	—	—	1,119
Provision for doubtful accounts	18	18	1	78
Allocation of Parent corporate overhead	11,666	11,250	933	9,337
Deferred income taxes	3,350	(472)	(39)	(336)

Changes in:
Accounts receivable	(2,446)	(1,178)	(1,472)	594
Inventories	8,163	(2,969)	3,210	(3,022)
Other current assets	100	(57)	(84)	411
Prepaid expenses	(160)	(364)	353	(17)
Other non-current assets	(5,354)	(936)	5	820
Note receivable from affiliate of the Parent	(408)	(340)	—	—
Accounts payable	2,435	(639)	566	(867)
Accounts payable — related parties	9,260	33,059	1,136	28,349
Accrued expenses	(718)	2,138	34	504
Other current liabilities	(135)	(68)	159	(61)
Income taxes payable	1,063	2,449	722	2,322
Income tax contingency	—	3,500	—	—
Deferred rent	229	212	(269)	(511)

Net cash provided by operating activities	70,118	76,651	6,610	64,320

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,683)	(3,081)	(173)	(2,703)
Note receivable due from affiliate of the Parent	—	(5,446)	—	—

Net cash used in investing activities	(2,683)	(8,527)	(173)	(2,703)

CASH FLOWS FROM FINANCING ACTIVITIES
Net distributions to Parent and its affiliates	(60,893)	(70,348)	(5,542)	(64,943)
Distributions to noncontrolling interest	(4,606)	(1,159)	—	(1,062)

Net cash used in financing activities	(65,499)	(71,507)	(5,542)	(66,005)

Effect of exchange rate changes on cash	124	(480)	(68)	(331)

Net increase (decrease) in cash and cash equivalents	2,060	(3,863)	827	(4,719)
Cash and cash equivalents, Beginning of period	6,611	10,474	9,647	14,366

Cash and cash equivalents, End of period	$8,671	$6,611	$10,474	$9,647

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

Combined Statements of Cash Flows

(in thousands)

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$364	$139	$52	$178

Non-cash transactions:
Allocation of Parent corporate overhead	$11,666	$11,250	$933	$9,337

Acquisition of the Company	$—	$—	$254,656	$—

Write-off of income tax payable for separate return method	$1,033	$1,943	$741	$1,825

Accounts payable—related parties forgiven by Parent	$—	$32,987	$855	$29,158

The accompanying notes are an integral part of the combined financial statements.

OSW Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2017

1. Organization

OSW Predecessor (the “Company”) is comprised of the net assets and operations of (i) the following wholly-owned subsidiaries of Steiner Leisure Limited (“Steiner Leisure” or “Parent”): OneSpaWorld LLC, Steiner Spa Asia Limited, Steiner Spa Limited, and Steiner Marks Limited, (ii) the following respective indirect subsidiaries of Steiner Leisure: Mandara PSLV, LLC, Mandara Spa (Hawaii), LLC, Florida Luxury Spa Group, LLC, Steiner Transocean U.S., Inc., Steiner Spa Resorts (Nevada), Inc., Steiner Spa Resorts (Connecticut), Inc., Steiner Resort Spas (California), Inc., Steiner Resort Spas (North Carolina), Inc., OSW SoHo LLC, OSW Distribution LLC, Steiner Training Limited, STO Italy S.r.l., One Spa World LLC, Mandara Spa Services LLC, OneSpaWorld Limited, OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited), OneSpaWorld Medispa LLC, OneSpaWorld Medispa Limited, OneSpaWorld Medispa (Bahamas) Limited, Mandara Spa (Cruise I), LLC, Mandara Spa (Cruise II), LLC, Steiner Transocean (II) Limited, The Onboard Spa by Steiner (Shanghai) Co., Ltd., Mandara Spa LLC, Mandara Spa Puerto Rico, Inc., Mandara Spa (Guam), L.L.C., Mandara Spa (Bahamas) Limited, Mandara Spa Aruba N.V., Mandara Spa Polynesia Sarl, Mandara Spa (Saipan), Inc., Mandara Spa Asia Limited, PT Mandara Spa Indonesia, Spa Services Asia Limited, Mandara Spa Palau, Mandara Spa (Malaysia) Sdn. Bhd., Mandara Spa Ventures International Sdn. Bhd., Spa Partners (South Asia) Limited, Mandara Spa (Maldives) PVT LTD, and Mandara Spa (Fiji) Limited, (iii) Medispa Limited, a majority-owned subsidiary of Steiner Leisure, and (iv) the timetospa.com website owned by Elemis USA, Inc. (formerly known as Steiner Beauty Products, Inc.).

The Company is a global provider and innovator in the fields of beauty and wellness. In facilities on cruise ships and in destination resort health and wellness centers, the Company strives to create a relaxing and therapeutic environment where guests can receive beauty and body treatments of the highest quality. The Company’s services include traditional and alternative massage, body and skin treatment options, fitness, acupuncture, and medi-spa treatments. The Company also sells premium quality beauty products at its facilities and through its timetospa.com website. The predominant business, based on revenues, is sales of products and services on cruise ships and at destination resort health and wellness centers, followed by sales of products through the timetospa.com website.

On December 9, 2015, all of the common stock of the Parent was acquired by affiliates of L Catterton, a leading consumer-focused private equity firm, for an aggregate purchase price of approximately $933.0 million, including the assumption of debt (the “Acquisition”). The entities comprising the Company are direct or indirect subsidiaries of the Parent, an international business company incorporated under the laws of the Commonwealth of The Bahamas that was acquired by Nemo Parent, Inc., (“Nemo Parent”) an international business company incorporated under the laws of the Commonwealth of The Bahamas, on December 9, 2015. Nemo Parent is wholly-owned by Nemo Investor Aggregator, Limited, an exempted company organized under laws of the Cayman Islands. The Acquisition was an investment in a portfolio of distinguished beauty and wellness brands and services to enhance the Parent’s position as an industry leader and capitalize on growth opportunities in the industry. The Acquisition was financed through the issuance of $660.0 million of long-term debt and the Parent’s own cash on hand. The aggregate purchase price included equity in the form of a noncontrolling interest with a fair value of $4.8 million and rollover shares of the Parent with a fair value of $5.0 million as of the acquisition date.

In these combined financial statements, the financial information for the period on or after December 9, 2015 represents the combined financial information of the “Successor” Company. Prior to December 9, 2015, the combined financial statements include the accounts of the “Predecessor” Company. References to the “Successor 2015 Period” refer to the period from December 9, 2015 through December 31, 2015. References to the “Predecessor 2015 Period” refer to the period from January 1, 2015 through December 8, 2015. The accompanying combined financial statements present separately the financial position, results of operations, cash flows, and changes in equity for the Company on a Successor basis (reflecting the Company’s basis in the assets and liabilities of the Predecessor after accounting for the Acquisition) and on a Predecessor basis (reflecting the Company’s cost basis prior to the Acquisition).

The Company’s combined balance sheets at December 31, 2017 and 2016 reflect the Acquisition that occurred on December 9, 2015, which has been accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. In connection with the change of control effected by the Acquisition, the Company applied pushdown accounting in accordance with ASC 805. Accordingly, the Company recognized the assets acquired, liabilities assumed, contractual contingencies, and noncontrolling interest at their fair value as of December 9, 2015, the acquisition date. The purchase price allocation process established a new basis of accounting at fair value for the net assets of the Company, which required management to make significant estimates and assumptions with respect to the business enterprise value, assets acquired, including inventories, property and equipment, and intangible assets and liabilities assumed, all of which ultimately affect the fair value of goodwill established as of the acquisition date. Goodwill generated from the Acquisition is not tax deductible and is attributable to the value of the acquired business.

Due to the change in the basis of accounting resulting from the Acquisition, the combined financial information for the Predecessor 2015 Period is not necessarily comparable to the Successor Company periods after December 8, 2015.

The following table summarizes the fair values of the assets acquired and liabilities assumed at December 9, 2015 (Successor), the acquisition date (in thousands):

Cash	$9,648
Accounts receivable	18,206
Inventories	35,521
Other current assets	5,512
Property and equipment	26,148
Goodwill	33,864
Other intangible assets	142,300
Other assets	180
Deferred tax assets	7,235
Accounts payable and accrued expenses	(23,158)
Income taxes payable	(800)

$254,656

The carrying amounts of intangible assets, other than goodwill, are as follows (in thousands):

	At December 9, 2015 (Successor)
	Weighted Average Useful Life	Fair Value
Contracts	39 years	$130,000
Trade-name	Indefinite	5,000
Lease agreements	39 years	7,300

		$142,300

The fair value of the contracts and lease agreements were based on the multi-period excess earnings method and the fair value of the trade name was based on the relief from royalty method.

Contracts with cruise lines are generally renewed every five years and as of the acquisition date, the Company had the intent and ability to renew such contracts. Costs incurred to renew contracts are capitalized and amortized to cost of revenues and operating expenses over the term of the contract.

Lease agreements with hotels and resorts in which the Company operates are generally renewed every ten years and as of the acquisition date, the Company had the intent and ability to renew such contracts.

2. Summary of Significant Accounting Policies

a) Principles of Combination and Basis of Presentation

The Company’s combined financial statements include the accounts of the wholly-owned subsidiaries of the Parent listed in Note 1 and include the accounts of a company partially owned by OneSpaWorld Medispa (Bahamas) Limited, in which OneSpaWorld (Bahamas) Limited (100% owner of OneSpaWorld Medispa (Bahamas) Limited) has a controlling interest. Refer to Note 5 for more information on the noncontrolling interest. The combined financial statements also include the accounts and results of operations associated with the timetospa.com website owned by Elemis USA, Inc. The Company’s combined financial statements do not represent the financial position and results of operations of a legal entity but rather a combination of entities under common control of the Parent that have been “carved out” of the Parent’s consolidated financial statements and reflect significant assumptions and allocations. All significant intercompany transactions and balances have been eliminated in combination.

The accompanying combined financial statements and the notes to the combined financial statements may not be indicative of what they would have been had the Company actually been a separate stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.

The accompanying combined financial statements include the assets, liabilities, revenues and expenses specifically related to the Company’s operations. The Company receives services and support from various functions performed by the Parent and costs associated with these functions have been allocated to the Company. These allocations are necessary to reflect all of the costs of doing business and include costs related to certain Parent corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services that have been allocated to the Company based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis determined by an estimate of the percentage of time Parent employees devoted to the Company, as compared to total time available or by the headcount of employees at the Parent’s corporate headquarters that are fully dedicated to the Company’s entities in relation to the total employee headcount. These allocated costs are reflected in salary and payroll taxes and administrative expenses in the combined income statements. Management considers these allocations to be a reasonable reflection of the utilization of services by or benefit provided to the Company. However, the allocations may not be indicative of the actual expenses that would have been incurred had the Company operated as an independent, stand-alone entity.

Parent’s equity represents the Parent controlling interest in the recorded net assets of the Company, specifically the cumulative net investment by the Parent in the Company and cumulative operating results through the date presented. The net effect of the settlement of transactions between the Company, the Parent, and other affiliates of the Parent are reflected in the combined statements of equity as net distributions to Parent and its affiliates, in the combined statements of cash flows as a financing activity, and in the combined balance sheets as net Parent investment.

Cash is managed centrally through bank accounts controlled and maintained by the Parent and its affiliates.

Transfers of cash to and from the Parent’s and its affiliates are reflected in net Parent investment in the combined balance sheets. Cash balances legally owned by the Company are included in the combined balance sheets. The Company has historically funded its operations with cash flow from operations, except with respect to certain expenses and operating costs that had been paid by the Parent on behalf of the Company, and, when needed, with borrowings under its credit facility. The Parent has paid on behalf of the Company expenses associated with the allocation of Parent corporate overhead and costs associated with the purchase of products from related parties and forgiven by Parent. Historical operating cash flows exclude the Company’s expenses and operating costs paid by the Parent on behalf of the Company. Consequently, the Company’s combined historical cash flows may not be indicative of cash flows had the Company actually been a separate stand-alone entity or future cash flows of the Company.

Management believes the assumptions and allocations underlying the accompanying combined financial statements and notes to the combined financial statements are reasonable, appropriate and consistently applied for the periods presented. Management believes the accompanying combined financial statements reflect all costs of doing business.

The accompanying combined financial statements have been prepared in conformity with US Generally Accepted Accounting Principles (referred to herein from time to time as “GAAP”).

b) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash and cash equivalents with reputable major financial institutions. Deposits with these banks exceed the Federal Deposit Insurance Corporation insurance limits or similar limits in foreign jurisdictions. While the Company monitors daily the cash balances in its operating accounts and adjusts the balances as appropriate, these balances could be impacted if one or more of the financial institutions with which the Company deposits funds fails or is subject to other adverse conditions in the financial or credit markets. To date, the Company has experienced no loss or lack of access to invested cash or cash equivalents; however, it can provide no assurance that access to invested cash and cash equivalents will not be impacted by adverse conditions in the financial and credit markets.

c) Revenue Recognition

The Company recognizes revenues earned as services are provided and as products are sold. All taxable revenue transactions are presented on a net-of tax basis. Revenue from gift certificate sales is recognized upon gift certificate redemption and upon recognition of “breakage” (non-redemption of a gift certificate after a specified period of time). The Company does not charge administrative fees on unused gift cards, and the Company’s gift cards do not have an expiration date. Based on historical redemption rates, a relatively stable percentage of gift certificates will never be redeemed. The Company uses the redemption recognition method for recognizing breakage related to certain gift certificates for which it has sufficient historical information. Under the redemption recognition method, revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. Breakage is recognized only if the Company determines that it does not have a legal obligation to remit the value of unredeemed gift certificates to government agencies under the unclaimed property laws in the relevant jurisdictions. The Company determines the gift certificate breakage rate based upon historical redemption patterns. At least three years of historical data, which is updated annually, is used to estimate redemption patterns.

d) Cost of revenues

Cost of services consists primarily of the cost of product consumed in the rendering of a service, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines (which are derived as a percentage of service revenues or a minimum annual rent or a combination of both), an allocable portion of staff-related shipboard expenses, costs related to recruitment and training of shipboard employees, wages paid directly to destination resort employees, payments to destination resort venue owners, and health and wellness facility depreciation.

Cost of products consists primarily of the cost of products sold through the Company’s various methods of distribution, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines (which are derived as a percentage of product revenues or a minimum annual rent or a combination of both), and an allocable portion of staff-related shipboard expenses.

e) Inventories

Inventories, consisting principally of beauty products, are stated at the lower of cost as determined on a first-in, first-out basis, or market. All inventory balances are comprised of finished goods used in beauty and health and wellness services or held for resale. The majority of inventory is purchased from related parties; refer to Note 9.

f) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not add to the value of the related assets or materially extend their original lives, are expensed as incurred. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized in a straight-line basis over the shorter of the terms of the respective leases and the estimated useful lives of the respective assets.

g) Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate, based on estimated future cash flows, that the carrying amount of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (asset group) to future undiscounted cash flows expected to be generated by the asset (asset group). An asset group is the lowest level of assets and liabilities for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. When estimating future cash flows, the Company considers:

•	only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset group;

•	potential events and changes in circumstance affecting key estimates and assumptions; and

•	the existing service potential of the asset (asset group) at the date tested.

If an asset (asset group) is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset (asset group) exceeds its fair value. When determining the fair value of the asset (asset group), the Company considers the highest and best use of the assets from a market-participant perspective. The fair value measurement is generally determined through the use of independent third-party appraisals or an expected present value technique, both of which may include a discounted cash flow approach, which reflects assumptions of what market participants would utilize to price the asset (asset group).

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Assets to be abandoned, or from which no further benefit is expected, are written down to zero at the time that the determination is made and the assets are removed entirely from service.

h) Shipping and Handling

Shipping and handling costs associated with inbound freight are capitalized to inventories and relieved through cost of sales as inventories are sold. Shipping and handling costs associated with the delivery of products are included in administrative expenses. The shipping and handling costs included in administrative expenses in the accompanying combined income statements for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $0.5 million, $0.8 million, $0.1 million and $0.9 million, respectively.

i) Advertising

Substantially, all of the Company’s advertising costs are charged to expense as incurred, except costs that result in tangible assets, such as brochures, which are recorded as prepaid expenses and charged to expense as consumed. Advertising expenses included in cost of revenues and operating expenses in the accompanying combined statements of operations for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $2.9 million, $2.6 million, $0.1 million and $2.3 million, respectively. Advertising costs included in prepaid expenses in the accompanying combined balance sheets as of December 31, 2017 and 2016 were $0.6 million and $0.9 million, respectively.

j) Income Taxes

The Company’s U.S. entities, other than those that are domiciled in U.S. territories, file their U.S. tax return as part of a consolidated tax filing group, while the Company’s entities that are domiciled in U.S. territories file specific returns. In addition, the Company’s foreign entities file income tax returns in their respective countries of incorporation, where required. For the purposes of these financial statements, the Company is accounting for income taxes under the separate return method of accounting. This method requires the allocation of current and deferred taxes to the Company as if it were a separate taxpayer. Under this method, the resulting portion of current income taxes payable that is not actually owed to the tax authorities is written-off through equity. Accordingly, income taxes payable in the combined balance sheets, as of December 31, 2017 and 2016 reflects current income tax amounts actually owed to the tax authorities, as of those dates, as well as the accrual for uncertain tax positions. The write-off of current income taxes payable not actually owed to the tax authorities is included in net Parent investment in the accompanying combined balance sheets, as of December 31, 2017 and 2016. Deferred income taxes are recognized based upon the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax assets will not be realized. The majority of the Company’s income is generated outside of the U.S.

The Company believes a large percentage of its shipboard service’s income is foreign-source income, not effectively connected to a business it conducts in the U.S. and, therefore, not subject to U.S. income taxation.

The Company recognizes interest and penalties within the provision for income taxes in the combined income statements. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued, therefore, will be reduced and reflected as a reduction of the overall income tax provision.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount of benefit, determined on a cumulative probability basis, which is more than 50% likely of being realized upon ultimate settlement.

k) Foreign Currency Transactions

For currency exchange rate purposes, assets and liabilities of the Company’s foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date. Equity and other items are translated at historical rates, and income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in the accumulated other comprehensive loss caption of the Company’s combined balance sheets. Foreign currency gains and losses resulting from transactions, including intercompany transactions, are included in results of operations. The transaction gains (losses) included in the administrative expenses caption of the combined income statements for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $0.7 million, ($0.2) million, $14 thousand and ($0.5) million, respectively.

l) Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy.

The three levels of inputs used to measure fair value are as follows:

•	Level 1 — Value is based on quoted prices in active markets for identical assets and liabilities.

•

Level 2 — Value is based on observable inputs other than quoted prices included in Level 1. This includes dealer and broker quotations, bid prices, quoted prices for similar assets and liabilities in active markets, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3 — Value is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company has no assets or liabilities that are recorded at fair value on a recurring basis. The Company did not have any assets or liabilities measured at fair value on a nonrecurring basis during the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period, except for the assets acquired and liabilities assumed at December 9, 2015 in connection with the Acquisition (see Note 1).

Cash and cash equivalents are reflected in the accompanying combined balances at cost, which approximated fair value estimated, using Level 1 inputs, as they are maintained with various high-quality financial institutions and having original maturities of three months or less. The carrying value of the note receivable due from affiliate of the Parent (see Note 9) approximates fair value through inputs inherent to the originating value of the loan, such as interest rate and ongoing credit risk (estimated using Level 3 inputs).

m) Subsequent Events

The Company has evaluated all subsequent events for potential recognition and disclosure through November 13, 2018, the date the combined financial statements were available to be issued.

On November 1, 2018, the Company and Haymaker Acquisition Corp., a publicly traded special purpose acquisition company, and certain other related parties have entered into a definitive business combination agreement.

On August 3, 2018, the Company entered into a lease of office space in Coral Gables, Florida (“Coral Gables Lease”) with an initial lease term of twelve years and options to renew for two periods of five years each. Additionally, on August 3, 2018, the Company entered into subleases of the Coral Gables Lease to a related party with an initial term of five years.

On January 11, 2018, the Company entered into an assignment and assumption of third-party debt (the “Term Credit Agreement”) of $356.2 million from the Parent with a maturity date on December 9, 2021. In connection with the Term Credit Agreement, the Company entered into pledge and security agreements with the applicable lender as collateral agent, pledging substantially all of their assets as collateral.

The Company can elect to apply a base rate LIBOR rate of interest on the Term Credit Agreement. Interest shall be paid with respect to any base rate loan, the first day of each month and with respect to any LIBOR rate loan, on the last day of each interest period with respect thereto and for any LIBOR rate loan with an interest period of three months, at the end of each three-month period during such interest period.

As of December 31, 2017, the interest rate on the Term Credit Agreement was based on (at the Parent’s election) either LIBOR plus a predetermined margin that ranged from 7.00% to 7.50%, or the base rate as defined in the Term Credit Agreement plus a predetermined margin that ranged from 6.00% to 6.50%, in each case based on the Parent’s consolidated total leverage ratio. As of December 31, 2017, the applicable margin was 7.25% per annum for LIBOR revolving loans and 6.25% per annum for base rate loans.

n) Goodwill

Goodwill represents the excess of cost over the fair value of identifiable net assets acquired. The impairment is the amount, if any, by which the implied fair value of goodwill and other indefinite-lived tangible assets are less than the carrying or book value. Annually, the Company performs the required annual impairment test. During the Predecessor 2015 Period, the Company changed the date of its annual goodwill and indefinite-lived intangible assets impairment testing from January 1 to October 1. This change is preferable under the circumstances as it provides the Company with additional time to complete its annual goodwill and indefinite-lived intangible asset impairment testing in advance of its year-end reporting and results in better alignment with the Company’s strategic planning and forecasting process. Management determined the change in accounting principle related to the annual testing date did not delay, accelerate or avoid an impairment charge.

The Company has two operating segments: (1) Maritime and (2) Destination Resorts. These operating segments have associated goodwill and each of them has been determined to be a reporting unit. The Company’s Maritime and Destination Resorts operating segments are aggregated into a single reportable segment based upon similar economic characteristics, products, services, customers and delivery methods.

As a result of the Acquisition on December 9, 2015, a new basis of accounting was established and the Company applied pushdown accounting to reflect the fair values of its assets and liabilities, including goodwill and intangible assets. Based on the expected benefits from the Acquisition, the Company has assigned $30.0 million and $3.9 million of goodwill to the Company’s Maritime and Destination Resorts reporting units, respectively. Goodwill recognized was determined as the excess of the fair value of the consideration conveyed plus the fair value of the noncontrolling interest in the Acquisition over the fair value of the net assets acquired.

There was no impairment for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period.

The Company discounted the expected future cash flows which are developed by management. The Company estimated future cash flows after considering current economic conditions and trends, estimated future operating results, their views of growth rates and anticipated future economic and regulatory conditions. The discount rate used represents the estimated weighted average cost of capital, which reflects the overall level of inherent risk involved in future expected cash flows and the rate of return an outside investor would expect to earn. To estimate cash flows beyond the final year of the models, the Company used a terminal value approach and incorporated the present value of the resulting terminal value into the estimate of fair value.

The determination of estimated fair value requires significant estimates and assumptions, and as such, this fair value measurement is categorized as Level 3 per ASC Topic 820. These estimates and assumptions primarily include, but are not limited to, the discount rate, terminal growth rates, operating cash flow projections and capital expenditure forecasts. Due to the inherent uncertainty involved in deriving those estimates, actual results could differ from those estimates. The Company evaluated the merits of each significant assumption used, both individually and in the aggregate, to determine fair value.

Annually, each October 1, the Company performs the required annual impairment test for each indefinite-lived intangible asset.

The changes in the carrying amount of goodwill were as follow (in thousands):

Successor 2015 Period
Balance at December 9, 2015	$—
Acquired Goodwill	33,864

Balance at December 31, 2015	$33,864

Predecessor 2015 Period
Balance at January 1, 2015	$34,706
Balance at December 8, 2015	$34,706

o) Intangible Assets

Intangible assets include the cost of a trade name, contracts with cruise lines and leases with hotels and resorts. In connection with a business combination of the Parent, as of December 9, 2015 (Successor), these intangible assets were initially identified and recorded at their respective acquisition date fair values.

The Company amortizes intangible assets with definite lives on a straight-line basis over their estimated useful lives. Amortization expense related to intangible assets for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $3.5 million, $3.5 million, $0.2 million and $0.2 million, respectively. Amortization expense is estimated to be $3.5 million in each of the next five years beginning in 2018.

Contracts are generally renewed every five years. The Company has the intent and ability to renew such contracts over the estimated useful lives of the assets.

As of October 1, 2017 and 2016, the Company performed the required annual impairment test for the intangible asset with an indefinite life and determined there was no impairment.

The balance of other intangible assets is as follows (in thousands):

	Successor
	December 31,
	2017	2016
Intangible assets with indefinite lives (trade-name)	$5,000	$5,000
Intangible assets with definite lives, net	130,038	133,558

Total intangibles assets, net	$135,038	$138,558

At December 31, 2017, the gross carrying amount, accumulated amortization, and net balance of the definite-lived intangible assets are as follows (in thousands):

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Useful Life
Contracts	$130,000	$(6,877)	$123,123	37
Lease agreements	7,300	(385)	6,915	37

	$137,300	$(7,262)	$130,038

At December 31, 2016, the gross carrying amount, accumulated amortization, and net balance of the definite-lived intangible assets are as follows (in thousands):

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Useful Life
Contracts	$130,000	$(3,543)	$126,457	38
Lease agreements	7,300	(199)	7,101	38

	$137,300	$(3,742)	$133,558

p) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Significant estimates include the assessment of the recovery of long-lived assets, goodwill, and other intangible assets; the determination of deferred income taxes, including valuation allowances; the useful lives of definite-lived intangible assets and property and equipment; and allocations of Parent costs.

q) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. As of December 31, 2017 and 2016, the Company had three cruise companies that represented greater than 10% of accounts receivable. The Company does not normally require collateral or other security to support normal credit sales. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts. The Company records an allowance for doubtful accounts with respect to accounts receivable using historical collection experience, and generally, an account receivable balance is written off once it is determined to be uncollectible. The Company reviews the historical collection experience and considers other facts and circumstances and adjusts the calculation to record an allowance for doubtful accounts as appropriate. If the Company’s current collection trends were to differ significantly from historic collection experience, the Company would make a corresponding adjustment to the allowance. As of December 31, 2017 and 2016, the allowance for doubtful accounts was $0.5 million. Bad debt expense is included within administrative operating expenses in the combined income statements and is immaterial of the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period.

r) Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2017 that are of significance, or potential significance, to the Company based on its current operations. The following summary of recent accounting pronouncements is not intended to be an exhaustive description of the respective pronouncement.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvement to Topic 606, Revenue from Contracts with Customers to clarify the Accounting Standards Codification or to correct unintended application of the guidance as part of an on-going project on its agenda about technical corrections and improvements and to increase awareness of the proposals and to expedite improvements to ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (‘‘ASU 2014-09’’).

In May 2014, the FASB issued ASU 2014-09. The core principle of the guidance in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance in this ASU supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry specific guidance throughout the Industry Topics of the ASC. Additionally, ASU 2014-09 supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts.

In periods subsequent to the initial issuance of this ASU, the FASB has issued additional ASU’s clarifying items within Topic 606, as follows:

•

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”). The amendments in ASU 2016-08 serve to clarify the implementation guidance on principal versus agent considerations.

•

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The purpose of ASU 2016-10 is to clarify two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance (while retaining the related principles for those areas).

•

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). The purpose of ASU 2016-12 is to address certain issues identified to improve Topic 606 by enhancing guidance on assessing collectability, presentation of sales taxes and other similar taxes collected from customers, noncash consideration and completed contracts and contract modifications at transition.

The FASB issued updates ASU 2016-08, ASU 2016-10 and ASU 2016-12 to provide guidance to improve the operability and understandability of the implementation guidance included in ASU 2014-09. ASU 2016-08, ASU 2016-10 and ASU 2016-12 have the same effective date and transition requirements of ASU 2015-14, which defers the effective date and transition of ASU 2014-09 annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, with early adoption permitted. The Company plans to adopt this standard and the other related revenue standard clarifications and technical guidance effective January 1, 2019. The Company’ evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on the Company’s business processes, systems, and controls. As part of this evaluation, the Company will review customer contracts and apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s combined financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) to increase transparency and comparability among organizations by recognizing rights and obligations resulting from leases as lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The update requires lessees to recognize for all leases with a term of 12 months or more at the commencement date: (a) a lease liability or a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset or a lessee’s right to use or control the use of a specified asset for the lease term. Under the update, lessor accounting remains largely unchanged. The update requires a modified retrospective transition approach for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements and do not require any transition accounting for leases that expire before the earliest comparative period presented. The update is effective retrospectively for annual periods beginning after December 15, 2019, and interim periods beginning after December 15, 2020, with early adoption permitted. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s combined financial statements.

In March 2016, the FASB issued ASU 2016-04, “Recognition of Breakage for Certain Prepaid Stored-Value Products (a consensus of the FASB Emerging Issues Task Force).” ASU 2016-04 requires entities that sell certain prepaid stored-value products redeemable for goods, services or cash at third-party merchants to derecognize liabilities related to those products for breakage (i.e., the value that is ultimately not redeemed by the consumer). This guidance is effective for annual periods beginning after December 15, 2018. Early adoption is permitted. Entities can use either a full retrospective approach, meaning they would apply the guidance to all periods presented, or a modified retrospective approach, meaning they would apply it only to the most current period presented with a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the methods and impact of adopting this new guidance on its combined financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326).” This ASU amends the Board’s guidance on the impairment of financial instruments. The ASU adds to GAAP an impairment model (known as the current expected credit losses model) that is based on an expected losses model rather than an incurred losses model. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The ASU is also intended to reduce the complexity of GAAP by decreasing the number of impairment models that entities use to account for debt instruments. The update is effective for fiscal years beginning after December 15, 2020. The Company is currently assessing the future impact the adoption of this guidance will have on its combined financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under existing guidance. The update is effective for annual periods beginning after December 15, 2018. The amendments should be applied using a retrospective transition method to each period presented. The Company does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory:” (“ASU 2016-16”) This ASU was issued as part of the Board’s initiative to reduce complexity in accounting standards. This ASU eliminates an exception in ASC 740, which prohibits the immediate recognition of income tax consequences of intra-entity asset transfers other than inventory. Under ASU 2016-16, entities will be required to recognize the immediate current and deferred income tax effects of intra-entity asset transfers, which often involve a subsidiary of a company transferring intellectual property to another subsidiary. The new guidance will be effective for annual periods beginning after December 15, 2018. This ASU’s amendments should be applied on a modified retrospective basis, recognizing the effects in retained earnings as of the beginning of the year of adoption. The Company does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” This ASU requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The update is effective for annual periods beginning after December 15, 2018. The Company does not anticipate the adoption of this guidance will have a material impact on its combined financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This ASU assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses by clarifying the definition of a business. The definition of a business affects many areas of accounting including acquisition, disposals, goodwill and consolidation. The update is effective for annual periods beginning after December 31, 2018. The amendments in this update should be applied prospectively on or after the effective date. The Company does not anticipate the adoption of this guidance will have a material impact on the Company’s combined financial statements.

s) Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2016-02”). The amendments in this topic are intended to improve and simplify targeted areas of the consolidation guidance. ASU 2016-02 modifies the method for determining whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, it eliminates the presumption that a general partner should consolidate a limited partnership and impacts the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. The ASU was effective for annual periods beginning after December 15, 2016. The adoption of this guidance, as of January 1, 2017, did not have a material impact on the Company’s combined financial statements.

In July 2016, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” ASU 2015-11 simplifies the subsequent measurement of inventory by replacing today’s the lower of cost or market test with a lower of cost and net realizable value test. The guidance applies only to inventories for which cost is determined by methods other than last-in first-out (“LIFO”) and the retail inventory method (“RIM”). The guidance was effective for fiscal years beginning after December 15, 2016. The adoption of this guidance, as of January 1, 2017, on a prospective basis, did not have a material impact on the Company’s combined financial statements.

t) Stock-Based Compensation

For the years ended December 31, 2017 and 2016 and 2015 Successor Period, the Company had no stock-based compensation.

For the 2015 Predecessor Period, employees of the Company participated in stock-based compensation plans of the Parent. Under these plans, restricted share units outstanding, vest in equal installments over three to five years from the date of grant (i.e., graded vesting), subject to accelerated vesting in certain cases, including among other things a change in control of the Parent. Certain of the restricted share units require for vesting the meeting of certain performance criteria. The grant date fair value of restricted share units is expensed as stock-based compensation over the vesting term using the straight-line recognition method for service-only awards and the accelerated basis for performance based awards with graded vesting. In addition, the Company estimates the amount of expected forfeitures in calculating compensation costs for all outstanding awards. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods for any changes to the estimated forfeiture rate from that previously estimated. For any vesting tranche of an award, the cumulative amount of compensation cost recognized is at least equal to the portion of the grant-date value of the award tranche that is actually vested at that date. For the 2015 Predecessor Period, total stock compensation expense recognized was $1.1 million, which is included in Salary and payroll taxes in the combined income statement.

Restricted share units become unrestricted common shares that upon vesting will be settled on a one-for-one basis in the Parent’s common stock. The compensation cost of these awards is determined using the fair value of the Parent’s common shares on the date of the grant and compensation expense is recognized over the service period for awards expected to vest. Restricted share unit activity for the 2015 Predecessor Period is summarized in the following table (in thousands, except share price):

	Number of Awards	Weighted Average Grant Date Fair Value
Non-vested shares at January 1, 2015	94	$47.30
Granted	—	$—
Vested	(34)	$49.88
Cancelled	—	$—

Non-vested shares at December 8, 2015	60	$45.84

As of December 8, 2015, the Company had $3.9 million of total unrecognized compensation expense related to non-vested restricted share unit grants, which is recognized on the black line that separates the predecessor and successor financial statements, as these awards vested as a direct consequence of the consummation of the Acquisition.

u) Correction of an Immaterial Prior Period Combined Cash Flow Statement Item

The Company corrected amounts presented as changes in accounts payable and accounts payable—related parties in the combined statements of cash flows for the year ended December 31, 2016 and periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015 (Predecessor), as follows (in thousands):

	Successor
	Year Ended December 31, 2016
	As reported	Change	As corrected
Accounts payable	$32,348	$(32,987)	$(639)
Accounts payable—related parties	72	32,987	33,059

	Successor
	Period from December 9, 2015 through December 31, 2015
	As reported	Change	As corrected
Accounts payable	$1,421	$(855)	$566
Accounts payable—related parties	281	855	1,136

	Predecessor
	Period from January 1, 2015 through December 8, 2015
	As reported	Change	As corrected
Accounts payable	$28,291	$(29,158)	$(867)
Accounts payable—related parties	(809)	29,158	28,349

The above correction has no effect on net cash provided by operating activities for any of the periods presented. In accordance with ASC 250, “Accounting Changes and Error Corrections,” the Company assessed the materiality of the correction, both quantitatively and qualitatively, and concluded it is not material to its previously issued combined financial statements.

3. Property and Equipment

Property and equipment consisted of the following (in thousands):

		Successor
	Useful Life In Years	December 31,
		2017	2016
Furniture and fixtures	5-7	$3,991	$3,687
Computers and equipment	3-8	5,404	4,960
Leasehold improvements	Term of lease	21,890	20,198

		31,285	28,845
Less: Accumulated depreciation and amortization		(13,913)	(7,508)

		$17,372	$21,337

Depreciation and amortization expense for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $6.3 million, $7.5 million, $0.5 million and $5.4 million, respectively.

4. Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	Successor
	December 31,
	2017	2016
Operative commissions	$4,607	$3,911
Minimum cruise line commissions	4,230	4,802
Payroll and bonuses	2,768	2,396
Other	7,908	9,218

	$19,513	$20,327

5. Noncontrolling Interest

The Company has a 60% controlling interest and a third party has a 40% noncontrolling interest of Medispa Limited, a Bahamian entity that is a subsidiary of the Company. The operations of MediSpa Limited relate to the delivery of non-invasive aesthetic services, provision of related services, and the sale of related products onboard passenger cruise ships and at hotel and resort health and wellness centers outside the tax jurisdiction of the U.S. As of December 31, 2017 and 2016, the noncontrolling interest was $4.6 million and $7.1 million, respectively.

6. Income Taxes

Income before provision for income taxes consists of (in thousands):

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
U.S.	$3,047	$2,967	$(3,578)	$3,315
Foreign	35,442	20,812	4,906	18,920

	$38,489	$23,779	$1,328	$22,235

The provision for income taxes consist of the following (in thousands):

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
U.S. Federal	$3,919	$1,161	$620	$1,174
U.S. State	267	309	81	316
Foreign	1,077	4,145	33	675

	$5,263	$5,615	$734	$2,165

Current	$1,913	$6,087	$773	$2,501
Deferred	3,350	(472)	(39)	(336)

	$5,263	$5,615	$734	$2,165

A reconciliation of the difference between the expected (benefit) provision for income taxes using the U.S. federal tax rate and our actual provision is as follows (in thousands):

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
Provision using statutory
U.S. federal tax rate	$13,471	$8,323	$465	$7,783
Foreign rate differential	(11,222)	(6,449)	(1,462)	(5,020)
Rate change on deferred	2,652	—	(24)	1
State taxes	277	286	85	330
Non-taxable income	(396)	(220)	(47)	(364)
Permanent differences	71	178	1,725	(575)
Uncertain tax position	487	3,500	—	—
Other	(77)	(3)	(8)	10

Total	$5,263	$5,615	$734	$2,165

The difference between the expected provision for income taxes using the 35% U.S. federal tax rate and the Company’s actual provision is primarily attributable to foreign rate differential including income earned in jurisdictions not subject to income taxes, and, for the year ended December 31, 2017, the effect of the change in the U.S. corporate income tax rate on the Company’s net U.S. deferred tax assets.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which amends the existing accounting standards for income taxes. The amendment required companies to report their deferred tax liabilities and deferred tax assets each as a single non-current item on their classified balance sheets. The Company elected to early adopt the amendments in the fiscal year 2015 and applied them prospectively to the current period presented, as permitted by the standard. The adoption of the amendments had no impact on the Company’s net earnings or cash flow from operations for any period presented.

A reconciliation of the beginning and ending amounts of uncertain tax positions, excluding interest and penalties, is as follows (in thousands):

	Successor
	December 31,
	2017	2016
Beginning balance	$1,559	$—
Gross increases — prior period tax position	222	1,559

Ending balance	$1,781	$1,559

As of December 31, 2017 and 2016, the Company accrued $4.0 million and $3.5 million, respectively, for uncertain tax positions, including interest and penalties that, if recognized, would affect the effective income tax rate. For the 2015 Successor Period and the 2015 Predecessor Period, the Company had no accrual for uncertain tax positions.

The Company classifies interest and penalties on uncertain tax positions as a component of provision for income taxes in the combined income statements. Accrued interest and penalties related to uncertain tax positions are $2.2 million and $1.9 million as of December 31, 2017 and 2016, respectively, and are included in income tax contingency on the accompanying combined balance sheets.

Deferred income taxes consist of the following (in thousands):

	Successor
	December 31,
	2017	2016
Deferred income tax assets:
Unicap and inventory reserves	$26	$52
Allowance for doubtful accounts	8	13
Depreciation and amortization	4,095	7,011
Other reserves and accruals	224	359
Gift certificates	108	179

Total deferred income tax assets	4,461	7,614
Deferred income tax liabilities:
Unrealized foreign exchange	(197)	—

Net deferred income tax assets	$4,264	$7,614

Certain U.S. entities of the Company have available net U.S. federal operating loss carry forwards (“NOLs”) as a result of the fact that the Parent’s U.S. consolidated tax filing group, which includes the Company’s U.S. entities, has historically generated taxable losses. However, no deferred tax assets were recorded related to NOLs based on the separate return method of accounting. Approximately $17.5 million of the $18.1 million of total NOLs is subject to Section 382 limitation. Under U.S. tax law, NOLs can be carried back for two taxable years and carried forward for 20 taxable years. Therefore, the Company’s NOLs will begin to expire in 2022 and subsequent years.

As the Company accounts for income taxes under the separate return method, the combined statements of equity for the years ended December 31, 2017 and 2016 include $1.0 million and $1.9 million, respectively, and for the 2015 Successor Period and the 2015 Predecessor Period include $0.7 million and $1.8 million, respectively, of current income taxes payable that were included in net Parent investment, as such income taxes are not actually owed to the tax authorities.

The Company is subject to routine audits by U.S. federal, state, local, and foreign tax authorities. These audits include questioning the timing and the amount of deductions and the allocation of income among various tax jurisdictions. The tax years 2012-2016 remain subject to examination by taxing authorities throughout the world in major jurisdictions, such as, the U.S. and Italy.

In November 2016, the Company was notified by a foreign tax authority of a disagreement over how the withholding tax exemption was applied on dividend distributions. On February 17, 2017, the Company received a formal assessment related to this matter. The Company is disputing the assessment, and believes that adequate accrual has been established for this matter. The Company has included $0.5 million of unrecognized tax benefit in the provision for income taxes for the year ended December 31, 2017, which is comprised of the impact of foreign exchange movements in the year ended December 31, 2017.

U.S. Tax Reform

On December 22, 2017, the U.S. enacted significant changes to tax law following the passage and signing of The Tax Cuts and Jobs Act (the “Act”). In response, the SEC has issued Staff Accounting Bulletin (“SAB”) No. 118, which allows the Company to record provisional amounts during a measurement period which is similar to the measurement period used when accounting for business combinations. Given the many unresolved matters relating to the interpretation of the provisions of the Act, including whether U.S. states will conform to the Act in full or in part, the Company has recorded provisional amounts, as described below, based on its best estimates at this time.

The Company is subject to the provisions of the ASC guidance on income taxes, which requires that the effect on deferred tax assets and liabilities of a change in tax rates be recognized in the period the tax rate change was enacted. Among other items, the legislation permanently reduces the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018. As a result, this caused the Company’s U.S. net deferred tax assets to be revalued. The Company’s deferred tax assets represent tax benefits expected to be realized in the future. The reduction in the U.S. federal corporate tax rate reduces the value of these anticipated future tax benefits. As a result of the decrease in the U.S. corporate tax rate, the Company realized a one-time, non-cash increase to income tax expense of $2.7 million for the year ended December 31, 2017. Given the uncertainties surrounding the adoption of the Act by certain U.S. states, as well as the general unresolved matters relating to the interpretation of certain aspects of the Act itself, the amount realized for the revaluation of the Company’s U.S. net deferred tax liabilities is provisional, and will be revised if needed, as required by SAB No. 118.

The Act includes a transition rule that provides for a mandatory repatriation tax imposed on U.S. Companies with certain foreign subsidiaries (the “Transition Tax”). Based on the Company’s provisional estimate as of December 31, 2017, the Company does not believe that it will be subject to the Transition Tax, and thus, no tax liability for the mandatory repatriation tax has been recorded at this time. The Company will continue to analyze available data for its subsidiaries as it becomes available and will revise the provisional estimate for Transition Tax if needed, as required by SAB No. 118.

The Act also introduces certain new base broadening measures, which may potentially have an impact on the Company’s effective tax rate in future periods. Of particular interest to the Company, is a new provision affecting the applicability of the U.S. reciprocal exemption for certain shipping-related income. The Company believes that interpretive guidance issued subsequent to the Act by the U.S. Treasury Department and the Internal Revenue Service clarifies that this provision of the Act should not have an adverse impact on the Company’s operations, and thus have provisionally reflected no impact in the Company’s income tax provision for the year ended December 31, 2017. The Company is in the process of estimating the impact, if any, that other new measures in the Act may have on its future income tax expense and cash tax obligations in the U.S.

7. Commitment and Contingencies

Cruise Line Agreements

A large portion of the Company’s revenues are generated on cruise ships. The Company has entered into agreements of varying terms with the cruise lines under which services and products are paid for by cruise passengers. These agreements provide for the Company to pay the cruise line commissions for use of their shipboard facilities, as well as fees for staff shipboard meals and accommodations. These commissions are based on a percentage of revenue, a minimum annual amount, or a combination of both. Some of the minimum commissions are calculated as a flat dollar amount while others are based upon minimum passenger per diems for passengers actually embarked on each cruise of the respective vessel. Staff shipboard meals and accommodations are charged by the cruise lines on a per staff per day basis. The Company recognizes all expenses related to cruise line commissions, minimum guarantees, and staff shipboard meals and accommodations, generally, as they are incurred and includes such expenses in cost of revenues and operating expenses in the accompanying combined income statements. For cruises in process at period end, an accrual is made to record such expenses in a manner that approximates a pro-rata basis. In addition, staff-related expenses such as shipboard employee commissions are recognized in the same manner.

Pursuant to agreements that provide for minimum commissions, the Company guaranteed the following amounts as of December 31, 2017 (in thousands):

Year	Amount
2018	$107,227
2019	8,000
2020	8,000

$123,227

Operating Leases

The Company leases office and warehouse space, as well as office equipment and automobiles, under operating leases. The Company also makes certain payments to the owners of the venues where destination resort health and wellness centers are located. Destination resort health and wellness centers generally require rent based on a percentage of revenues. In addition, as part of the rental arrangements for some of the destination resort health and wellness centers, the Company is required to pay a minimum annual rental regardless of whether such amount would be required to be paid under the percentage rent arrangement. Substantially all of these arrangements include renewal options ranging from three to five years. Rental expense incurred under operating leases for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $8.8 million, $9.5 million, $0.8 million and $9.0 million, respectively. Minimum annual commitments under operating leases at December 31, 2017 are as follows (in thousands):

Year	Amount
2018	$2,332
2019	2,206
2020	1,936
2021	1,604
2022	1,393
Thereafter	3,905

$13,376

Revenues from passengers of each of the following cruise line companies accounted for more than ten percent of OneSpaWorld’s total revenues in 2017, 2016 and 2015, respectively: Carnival (including Carnival, Carnival Australia, Costa, Cunard, Holland America, P&O, Princess and Seabourn cruise lines): 48.6%, 48.1%, and 48.4% and Royal Caribbean (including Royal Caribbean, Pullmantur, and Azamara cruise lines): 20.8%, 20.2%, and 19.6% and Norwegian Cruise Line 13.0%, 13.2% and 12.3%.

8. Pledge and Security Agreements

In December 2015 (Successor), in connection with credit facilities of the Parent, which provide for $650 million in borrowings and mature in 2020 and 2021, the Company, along with other affiliates of the Parent, entered into pledge and security agreements with the applicable lender as collateral agent pledging substantially all of their assets as collateral.

9. Transactions with Related Parties

The Company purchases beauty products from wholly-owned subsidiaries of the Parent for resale to its customers. In 2017, the Company entered into a supply agreement with a wholly-owned subsidiary of the Parent company, which established the prices at which beauty products will be purchased by the Company from the supplier for a term of ten years. This supply agreement was subsequently amended and restated in 2018. Purchases of beauty products from related parties and cost of revenues are as follows (in thousands):

	Successor			Predecessor
	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
Purchases	$20,943	$35,390	$3,120	$36,841
Cost of revenues	$28,903	$36,114	$5,441	$32,531

Inventories on hand related to these purchases and accounts payable owed to the supplier entities related to the purchases is as follows (in thousands):

	Successor
	December 31,
	2017	2016
Inventory	$14,772	$22,731
Accounts payable—related parties	$10,203	$943

For the year ended December 31, 2016, Successor 2015 Period and the Predecessor 2015 Period, $33.0 million, $0.9 million and $29.2 million, respectively, of the then outstanding accounts payable to supplier entities related to these purchases of products were forgiven by the Parent. Such accounts payable—related parties forgiven by the Parent were considered contributions of capital from the Parent in the combined financial statements of the Company.

The Company entered into a loan agreement with a wholly-owned subsidiary of the Parent (the “Borrower”), for €5.0 million on February 25, 2016. The note receivable is due in full by January 3, 2021 and bears an annual interest rate of 7.50%. The Borrower may prepay the loan without penalties; however, the Borrower must pay the accrued interest during the period up until the advanced repayment date. The note receivable is accounted for on an amortized cost basis, and interest is recognized using the effective interest rate method. As of December 31, 2017 and 2016, the outstanding balance of the note receivable from an affiliate of the Parent was €5.0 million, or $6.0 million, and $5.3 million, respectively. Interest income earned on the loan was $0.3 million for both the years ended December 31, 2017 and 2016, which is included in the combined income statements.

The Company receives services and support from various functions performed by the Parent. These expenses relate to allocations of Parent corporate overhead. Included in salary and payroll taxes in the combined income statements for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $9.2 million, $8.5 million, $0.7 million and $7.1 million, respectively. Included in administrative expenses in the combined income statements the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $2.5 million, $2.8 million, $0.2 million and $2.3 million, respectively.

10. Profit Sharing Plans

Eligible employees participate in the Company’s profit sharing retirement plan and a profit sharing plan of the Parent, which are qualified under Section 401(k) of the Internal Revenue Code. With respect to the Parent’s profit sharing retirement plan, the Company’s Parent makes discretionary annual matching contributions in cash based on a percentage of eligible employee compensation deferrals. The contribution to the plans were included in Salary and Payroll taxes in the combined income statements for the years ended December 31, 2017 and 2016, the Successor 2015 Period and the Predecessor 2015 Period were $0.3 million, $0.3 million, $28 thousand and $0.3 million, respectively.

11. Segment and Geographic Information

The Company operates facilities on cruise ships and in destination resort health and wellness centers, which provide health and wellness services and sell beauty products onboard cruise ships and at destination resort health and wellness centers. The Company’s Maritime and Destination Resorts operating segments are aggregated into a single reportable segment based upon similar economic characteristics, products, services, customers and delivery methods. Additionally, the Company’s operating segments represent components of the Company for which separate financial information is available that is utilized on a regular basis by the chief executive officer in determining how to allocate the Company’s resources and evaluate performance.

The basis for determining the geographic information below is based on the countries in which we operate. The Company is not able to identify the country of origin for the customers to which revenues from cruise ship operations relate. Geographic information is as follows (in thousands):

	Year Ended December 31,		Period from December 9, 2015 through December 31, 2015	Period from January 1, 2015 through December 8, 2015
	2017	2016
Revenues:
U.S.	$30,851	$33,278	$2,207	$33,393
Not connected to a country	455,782	421,489	28,569	366,562
Other	20,052	21,517	1,515	20,733

Total	$506,685	$476,284	$32,291	$420,688

	Successor
	December 31,
	2017	2016
Property and equipment, net:
U.S.	$4,896	$4,017
Not connected to a country	2,558	4,518
Other	9,918	12,802

Total	$17,372	$21,337

OSW Predecessor

Condensed Combined Balance Sheets

(unaudited, in thousands)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,941	$8,671
Accounts receivable, net	18,658	23,263
Inventories	27,259	25,299
Prepaid expenses	6,915	4,818
Other current assets	524	1,037

Total current assets	69,297	63,088

PROPERTY AND EQUIPMENT, net	16,773	17,372

GOODWILL	33,864	33,864

OTHER ASSETS:
Note receivable due from affiliate of the Parent	—	6,733
Intangible assets, net	132,397	135,038
Deferred tax assets	4,334	4,461
Other non-current assets	6,137	6,516

Total other assets	142,868	152,748

Total assets	$262,802	$267,072

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,685	$5,864
Accounts payable – related parties	4,325	10,203
Accrued expenses	25,842	19,513
Income taxes payable	1,410	1,179
Other current liabilities	351	406

Total current liabilities	34,613	37,165
Deferred rent	590	443
Deferred tax liabilities	197	197
Income tax contingency	3,968	3,986
Long-term debt	352,120	—

Total liabilities	391,488	41,791

EQUITY (DEFICIT)
Net Parent investment	(133,601)	221,041
Accumulated other comprehensive loss	(580)	(356)

Total Parent’s (deficit) equity	(134,181)	220,685

Noncontrolling interest	5,495	4,596

Total (deficit) equity	(128,686)	225,281

Total liabilities and (deficit) equity	$262,802	$267,072

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW Predecessor

Condensed Combined Statements of Income

(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
REVENUES:
Service revenues	$309,004	$288,708
Product revenues	97,905	91,309

Total revenues	406,909	380,017

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	263,537	250,530
Cost of products	84,922	81,297
Administrative	7,498	6,524
Salary and payroll taxes	11,509	11,198
Amortization of intangible assets	2,640	2,640

Total cost of revenues and operating expenses	370,106	352,189

Income from operations	36,803	27,828

OTHER INCOME (EXPENSE), NET
Interest expense	(25,141)	(99)
Interest income	238	306
Other expense	(30)	(28)

Total other income (expense), net	(24,933)	179

Income before provision for income taxes	11,870	28,007
PROVISION FOR INCOME TAXES	802	1,608

Net income	11,068	26,399
Net income attributable to noncontrolling interest	3,017	2,048

Net income attributable to Parent	$8,051	$24,351

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW Predecessor

Condensed Combined Statements of Comprehensive Income

(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Net income	$11,068	$26,399
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(224)	291

Total other comprehensive income (loss), net of tax	(224)	291

Comprehensive income	10,844	26,690
Comprehensive income attributable to non-controlling interest	3,017	2,048

Comprehensive income attributable to Parent	$7,827	$24,642

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW Predecessor

Condensed Combined Statements of Equity (Deficit)

(in thousands)

	Parent Equity (Deficit)
	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Parent’s Equity (Deficit)	Non- controlling Interest	Total Equity (Deficit)
BALANCE, January 1, 2017	$238,496	$(725)	$237,771	$7,093	$244,864
Net income	24,351	—	24,351	2,048	26,399
Distributions to noncontrolling interest	—	—	—	(4,645)	(4,645)
Net distributions to Parent and its affiliates	(47,615)	—	(47,615)	—	(47,615)
Foreign currency translation adjustment	—	291	291	—	291

BALANCE, September 30, 2017	$215,232	$(434)	$214,798	$4,496	$219,294

BALANCE, January 1, 2018	$221,041	$(356)	$220,685	$4,596	$225,281
Net income	8,051	—	8,051	3,017	11,068
Distributions to non-controlling interest	—	—	—	(2,118)	(2,118)
Net distributions to Parent and its affiliates	(362,693)	—	(362,693)	—	(362,693)
Foreign currency translation adjustment	—	(224)	(224)	—	(224)

BALANCE, September 30, 2018	$(133,601)	$(580)	$(134,181)	$5,495	$(128,686)

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW Predecessor

Condensed Combined Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,068	$26,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,501	7,360
Amortization of deferred financing costs	923	—
Provision for doubtful accounts	14	14
Allocation of Parent corporate overhead	8,613	8,405
Deferred income taxes	126	523
Foreign currency remeasurement	130	(649)

Changes in:
Accounts receivable	4,592	622
Inventories	(1,960)	10,128
Prepaid expenses	(2,097)	(1,257)
Other current assets	512	943
Other non-current assets	379	(2,824)
Accounts payable	(3,180)	(363)
Accounts payable—related parties	(5,878)	18,667
Accrued expenses	6,330	135
Gift certificate liability	—	(159)
Other current liabilities	(54)	—
Note receivable due from affiliate of the Parent	(238)	(306)
Income taxes payable	610	862
Income tax contingency	(18)	—
Deferred rent	147	194

Net cash provided by operating activities	27,520	68,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,248)	(1,500)

Net cash used in investing activities	(4,248)	(1,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net distributions to Parent and its affiliates	(13,647)	(57,028)
Distributions to noncontrolling interest	(2,118)	(4,645)

Net cash used in financing activities	(15,765)	(61,673)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(237)	355

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,270	5,876
CASH AND CASH EQUIVALENTS, Beginning of period	8,671	6,611

CASH AND CASH EQUIVALENTS, End of period	$15,941	$12,487

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW Predecessor

Condensed Combined Statements of Cash Flows (continued)

(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$84	$222

Interest	$21,732	$—

Non-cash transactions:
Allocation of Parent corporate overhead	$8,613	$8,405

Assignment and assumption of long-term-debt	$351,197	$—

Assignment of note receivable from affiliate of the Parent to the Company	$6,841	$—

Write-off of income tax payable for separate return method	$379	$1,010

The accompanying notes are an integral part of the Condensed Combined Financial Statements

OSW PREDECESSOR

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

1.	Organization

OSW Predecessor (the “Company”) is comprised of the net assets and operations of (i) the following wholly-owned subsidiaries of Steiner Leisure Limited (“Steiner Leisure” or “Parent”): OneSpaWorld LLC, Steiner Spa Asia Limited, Steiner Spa Limited, and Steiner Marks Limited, (ii) the following respective indirect subsidiaries of Steiner Leisure: Mandara PSLV, LLC, Mandara Spa (Hawaii), LLC, Florida Luxury Spa Group, LLC, Steiner Transocean U.S., Inc., Steiner Spa Resorts (Nevada), Inc., Steiner Spa Resorts (Connecticut), Inc., Steiner Resort Spas (California), Inc., Steiner Resort Spas (North Carolina), Inc., OSW SoHo LLC, OSW Distribution LLC, Steiner Training Limited, STO Italy S.r.l., One Spa World LLC, Mandara Spa Services LLC, OneSpaWorld Limited, OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited), OneSpaWorld Medispa LLC, OneSpaWorld Medispa Limited, OneSpaWorld Medispa (Bahamas) Limited, Mandara Spa (Cruise I), LLC, Mandara Spa (Cruise II), LLC, Steiner Transocean (II) Limited, The Onboard Spa by Steiner (Shanghai) Co., Ltd., Mandara Spa LLC, Mandara Spa Puerto Rico, Inc., Mandara Spa (Guam), L.L.C., Mandara Spa (Bahamas) Limited, Mandara Spa Aruba N.V., Mandara Spa Polynesia Sarl, Mandara Spa (Saipan), Inc., Mandara Spa Asia Limited, PT Mandara Spa Indonesia, Spa Services Asia Limited, Mandara Spa Palau, Mandara Spa (Malaysia) Sdn. Bhd., Mandara Spa Ventures International Sdn. Bhd., Spa Partners (South Asia) Limited, Mandara Spa (Maldives) PVT LTD, and Mandara Spa (Fiji) Limited, (iii) Medispa Limited, a majority-owned subsidiary of Steiner Leisure, and (iv) the timetospa website owned by Elemis USA, Inc. (formerly known as Steiner Beauty Products, Inc.).

The Company is a global provider and innovator in the fields of beauty and wellness. In facilities on cruise ships and in land-based spas, the Company strives to create a relaxing and therapeutic environment where guests can receive beauty and body treatments of the highest quality. The Company’s services include traditional and alternative massage, body and skin treatment options, fitness, acupuncture, and medi-spa treatments. The Company also sells premium quality beauty products at its facilities and through its timetospa.com website. The predominant business, based on revenues, is sales of products and services on cruise ships and at land-based spas, followed by sales of products through the timetospa.com website.

2.	Basis of Presentation of Interim Condensed Combined Financial Statements

The accompanying unaudited condensed combined financial statements for each period include the combined balance sheets, statements of income, comprehensive income and cash flows of OSW Predecessor, the “Company”. In the opinion of management, the accompanying unaudited condensed combined financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to the SEC’s rules and regulations. However, management believes that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the unaudited condensed combined financial statements reflect all adjustments (which are of a normal recurring nature) necessary to present fairly our unaudited financial position, statements of income and cash flows. The unaudited results of operations and cash flows for the nine months ended September 30, 2018 are not necessarily indicative of the results of operations or cash flows that may be expected for the remainder of 2018. The unaudited condensed combined financial statements should be read in conjunction with the combined financial statements and related notes thereto included in the year ended December 31, 2017 financials. The December 31, 2017 Combined Balance Sheet included herein was extracted from the December 31, 2017 audited Combined Balance Sheet.

The preparation of Condensed Combined Financial Statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assessment of the realization of accounts receivables, recovery of long-lived assets and goodwill and other intangible assets, the determination of deferred income taxes, including valuation allowances, the useful lives of definite – lived intangible assets and property and equipment and allocation of Parent costs.

3.	Summary of Significant Accounting Policies

(a) Principles of Combination and Basis of Presentation

The Company’s unaudited condensed combined financial statements include the accounts of the wholly-owned subsidiaries of the Parent listed in Note 1 and include the accounts of a company partially owned by OneSpaWorld Medispa (Bahamas) Limited, in which OneSpaWorld (Bahamas) Limited (100% owner of OneSpaWorld Medispa (Bahamas) Limited) has a controlling interest. Refer to Note 7 for more information on the noncontrolling interest. The condensed combined financial statements also include the accounts and results of operations associated with the timetospa.com website owned by Elemis USA, Inc. The Company’s condensed combined financial statements do not represent the financial position and results of operations of a legal entity but rather a combination of entities under common control of the Parent that have been “carved out” of the Parent’s consolidated financial statements and reflect significant assumptions and allocations. All significant intercompany transactions and balances have been eliminated in combination.

The accompanying condensed combined financial statements and the notes to the condensed combined financial statements may not be indicative of what they would have been had the Company actually been a separate stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.

The accompanying condensed combined financial statements include the assets, liabilities, revenues and expenses specifically related to the Company’s operations. The Company receives services and support from various functions performed by the Parent and costs associated with these functions have been allocated to the Company. These allocations are necessary to reflect all of the costs of doing business and include costs related to certain Parent corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services that have been allocated to the Company based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis determined by an estimate of the percentage of time Parent employees devoted to the Company, as compared to total time available or by the headcount of employees at the Parent’s corporate headquarters that are fully dedicated to the Company’s entities in relation to the total employee headcount. These allocated costs are reflected in salary and payroll taxes and administrative expenses in the condensed combined statements of income. Management considers these allocations to be a reasonable reflection of the utilization of services by or benefit provided to the Company. However, the allocations may not be indicative of the actual expenses that would have been incurred had the Company operated as an independent, stand-alone entity.

Parent’s equity (deficit) represents the Parent’s controlling interest in the recorded net assets of the Company, specifically the cumulative net investment by the Parent in the Company and cumulative operating results through the date presented. The net effect of the settlement of transactions between the Company, the Parent, and other affiliates of the Parent are reflected in the condensed combined balance sheets as net distributions to Parent and its affiliates, in the combined statements of cash flows as a financing activity, and in the combined balance sheets as net Parent investment.

Cash is managed centrally through bank accounts controlled and maintained by the Parent and its affiliates. Transfers of cash to and from the Parent and its affiliates are reflected in net Parent investment in the condensed combined balance sheets. Cash balances legally owned by the Company are included in the condensed combined balance sheets. The net settlements to and from Parent and its affiliates as of September 30, 2018 and December 31, 2017 reflect general financing activities, purchases from Parent and its affiliates, corporate allocations, and income taxes.

Management believes the assumptions and allocations underlying the accompanying condensed combined financial statements and notes to the condensed combined financial statements are reasonable, appropriate and consistently applied for the periods presented. Management believes the accompanying condensed combined financial statements reflect all costs of doing business.

The accompanying condensed combined financial statements have been prepared in conformity with GAAP.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash and cash equivalents with reputable major financial institutions. Deposits with these banks exceed the Federal Deposit Insurance Corporation insurance limits or similar limits in foreign jurisdictions. While the Company monitors daily the cash balances in its operating accounts and adjusts the balances as appropriate, these balances could be impacted if one or more of the financial institutions with which the Company deposits funds fails or is subject to other adverse conditions in the financial or credit markets. To date the Company has experienced no loss or lack of access to invested cash or cash equivalents; however, it can provide no assurance that access to invested cash and cash equivalents will not be impacted by adverse conditions in the financial and credit markets.

(c) Revenue Recognition

The Company recognizes revenues earned as services are provided and as products are sold. All taxable revenue transactions are presented on a net-of tax basis. Revenue from gift certificate sales is recognized upon gift certificate redemption and upon recognition of “breakage” (non-redemption of a gift certificate after a specified period of time). The Company does not charge administrative fees on unused gift cards, and the Company’s gift cards do not have an expiration date. Based on historical redemption rates, a relatively stable percentage of gift certificates will never be redeemed. The Company uses the redemption recognition method for recognizing breakage related to certain gift certificates for which it has sufficient historical information. Under the redemption recognition method, revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. Breakage is recognized only if the Company determines that it does not have a legal obligation to remit the value of unredeemed gift certificates to government agencies under the unclaimed property laws in the relevant jurisdictions. The Company determines the gift certificate breakage rate based upon historical redemption patterns. At least three years of historical data, which is updated annually, is used to estimate redemption patterns.

(d) Cost of Revenues

Cost of services consists primarily of the cost of product consumed in the rendering of a service, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines (which are derived as a percentage of service revenues or a minimum annual rent or a combination of both), an allocable portion of staff-related shipboard expenses, costs related to recruitment and training of shipboard employees, wages paid directly to destination resort employees, payments to destination resort venue owners, and health and wellness facility depreciation.

Cost of products consists primarily of the cost of products sold through the Company’s various methods of distribution, an allocable portion of wages paid to shipboard employees, an allocable portion of payments to cruise lines (which are derived as a percentage of product revenues or a minimum annual rent or a combination of both), and an allocable portion of staff-related shipboard expenses.

(e) Inventories

Inventories, consisting principally of beauty products, are stated at the lower of cost as determined on a first-in, first-out basis, or market. All inventory balances are comprised of finished goods used in beauty and spa services or held for resale. The majority of inventory is purchased from related parties.

(f) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not add to the value of the related assets or materially extend their original lives, are expensed as incurred. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized in a straight-line basis over the shorter of the terms of the respective leases and the estimated useful lives of the respective assets.

(g) Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate, based on estimated future cash flows, that the carrying amount of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (asset group) to future undiscounted cash flows expected to be generated by the asset (asset group). An asset group is the lowest level of assets and liabilities for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. When estimating future cash flows, the Company considers:

•	only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset group;

•	potential events and changes in circumstance affecting key estimates and assumptions; and

•	the existing service potential of the asset (asset group) at the date tested.

If an asset (asset group) is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset (asset group) exceeds its fair value. When determining the fair value of the asset (asset group), the Company considers the highest and best use of the assets from a market-participant perspective. The fair value measurement is generally determined through the use of independent third-party appraisals or an expected present value technique, both of which may include a discounted cash flow approach, which reflects assumptions of what market participants would utilize to price the asset (asset group).

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Assets to be abandoned, or from which no further benefit is expected, are written down to zero at the time that the determination is made and the assets are removed entirely from service.

(h) Shipping and Handling

Shipping and handling costs associated with inbound freight are capitalized to inventories and relieved through cost of sales as inventories are sold. Shipping and handling costs associated with the delivery of products are included in administrative expenses. Shipping and handling costs included in administrative expenses amounted to $0.3 million and $0.4 million for the nine months ended September 30, 2018 and 2017, respectively.

(i) Advertising

Substantially, all of the Company’s advertising costs are charged to expense as incurred, except costs that result in tangible assets, such as brochures, which are recorded as prepaid expenses and charged to expense as consumed. Advertising expenses included in cost of revenues in the accompanying combined statements of income for the nine months ended September 30, 2018 and 2017 were $2.0 million and $2.1 million, respectively. Advertising costs included in prepaid expenses in the accompanying combined balance sheets as of September 30, 2018 and December 31, 2017 were $0.8 million and $0.6 million, respectively.

(j) Income Taxes

The Company’s United States (“U.S.”) entities, other than those that are domiciled in U.S. territories, file their U.S. tax return as part of a consolidated tax filing group, while the Company’s entities that are domiciled in U.S. territories file specific returns. In addition, the Company’s foreign entities file income tax returns in their respective countries of incorporation, where required. For the purposes of these financial statements, the Company is accounting for income taxes under the separate return method of accounting. This method requires the allocation of current and deferred taxes to the Company as if it were a separate taxpayer. Under this method, the resulting portion of current income taxes payable that is not actually owed to the tax authorities is written-off through equity. Accordingly, income taxes payable in the condensed combined balance sheets, as of September 30, 2018 and December 31, 2017 reflects current income tax amounts actually owed to the tax authorities, as of those dates, as well as the accrual for uncertain tax positions. The write-off of current income taxes payable not actually owed to the tax authorities is included in net Parent investment in the accompanying condensed combined balance sheets, as of September 30, 2018 and December 31, 2017. Deferred income taxes are recognized based upon the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax assets will not be realized. The majority of the Company’s income is generated outside of the U.S.

The Company believes a large percentage of its shipboard service’s income is foreign-source income, not effectively connected to a business it conducts in the U.S. and, therefore, not subject to U.S. income taxation.

The Company recognizes interest and penalties within the provision for income taxes in the condensed combined statements of income. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued, therefore, will be reduced and reflected as a reduction of the overall income tax provision.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount of benefit, determined on a cumulative probability basis, which is more than 50% likely of being realized upon ultimate settlement.

On December 22, 2017, the U.S. enacted significant changes to tax law following the passage and signing of The Tax Cuts and Jobs Act (the “Act”). In accordance with Staff Accounting Bulletin (“SAB”) 118, the Company recognized the estimated impact of this legislation as a component of income tax expense in the audited combined financial statements for the year ended December 31, 2017. SAB 118 allows for a measurement period, not to extend beyond one year from the enactment date, for companies to complete their accounting for the provisions of the Act under ASC 740. As of September 30, 2018, no subsequent adjustments have been made to the provisional amounts recorded with the combined financial statements for the year ended December 31, 2017. Given the unresolved matters relating to the interpretation of the provisions of the Act, including whether U.S. states will conform to the Act in full or in part, the Company has recorded provisional amounts based on its best estimates at this time.

(k) Foreign Currency Transactions

For currency exchange rate purposes, assets and liabilities of the Company’s foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date. Equity and other items are translated at historical rates, and income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in the accumulated other comprehensive loss caption of the Company’s condensed combined balance sheets. Foreign currency gains and losses resulting from transactions, including intercompany transactions, are included in results of operations. The transaction gains (losses) included in the administrative expenses caption of the condensed combined statements were ($0.2) million and $0.6 million for the nine months ended September 30, 2018 and 2017, respectively.

(l) Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy.

The three levels of inputs used to measure fair value are as follows:

•	Level 1 – Value is based on quoted prices in active markets for identical assets and liabilities.

•

Level 2 – Value is based on observable inputs other than quoted prices included in Level 1. This includes dealer and broker quotations, bid prices, quoted prices for similar assets and liabilities in active markets, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3 – Value is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company has no assets or liabilities that are recorded at fair value on a recurring basis. The Company did not have any assets or liabilities measured at fair value on a nonrecurring basis during the periods ended September 30, 2018 and December 31, 2017.

Cash and cash equivalents is reflected in the accompanying combined balance sheets at cost, which approximated fair value estimated, using Level 1 inputs, as they are maintained with various high-quality financial institutions and having original maturities of three months or less. The carrying value of the note receivable due from affiliate of the Parent approximates fair value through inputs inherent to the originating value of the loan, such as interest rate and ongoing credit risk (estimated using Level 3 inputs).

The fair value of outstanding debt is estimated $390.1 million at September 30, 2018 using a discounted cash flow analysis based on current market interest rates for debt issuances with similar remaining years to maturity and adjusted for credit risk, which represents a Level 3 measurement.

(m) Subsequent Events

The Company has evaluated all subsequent events for potential recognition and disclosure through December 27, 2018, the date the condensed combined financial statements were available to be issued.

On November 1, 2018, the Company and Haymaker Acquisition Corp., a publicly traded special purpose acquisition company, and certain other related parties have entered into a definitive business combination agreement.

(n) Goodwill

Goodwill represents the excess of cost over the fair value of identifiable net assets acquired. The impairment is the amount, if any, by which the implied fair value of goodwill and other indefinite-lived tangible assets are less than the carrying or book value. Annually each October 1, the Company performs the required annual goodwill and impairment test for each reporting unit.

The Company has two operating segments, (1) Maritime and (2) Destination Resorts. The Maritime and Destination Resorts operating segments have associated goodwill and each of them has been determined to be a reporting unit.

(o) Intangible Assets

Intangible assets includes the cost of a trade name, contracts with cruise lines and leases with hotels and resorts.

The Company amortizes intangible assets with definite lives on a straight-line basis over their estimated useful lives. Amortization expense related to intangible assets totaled approximately $2.6 million for each of the nine months ended September 30, 2018 and September 30, 2017.

Contracts are generally renewed every five years. The Company has the intent and ability to renew such contracts over the estimated useful lives of the assets.

The balance of other intangible assets is as follows (in thousands):

	September 30, 2018	December 31, 2017
Intangible assets with indefinite lives (trade-name)	$5,000	$5,000
Intangible assets with definite lives, net	127,397	130,038

Total intangible assets, net	$132,397	$135,038

At September 30, 2018, the gross carrying amount, accumulated amortization, and net balance of the definite-lived intangible assets are as follows (in thousands):

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Useful Life
Contracts	$130,000	$(9,377)	$120,623	36
Lease agreements	7,300	(526)	6,774	36

	$137,300	$(9,903)	$127,397

At December 31, 2017, the gross carrying amount, accumulated amortization, and net balance of the definite-lived intangible assets are as follows (in thousands):

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Useful Life
Contracts	$130,000	$(6,877)	$123,123	37
Lease agreements	7,300	(385)	6,915	37

	$137,300	$(7,262)	$130,038

(p) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Significant estimates include the assessment of the recovery of long-lived assets, goodwill, and other intangible assets; the determination of deferred income taxes, including valuation allowances; the useful lives of definite-lived intangible assets and property and equipment; and allocations of Parent costs.

(q) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. As of September 30, 2018 and December 31, 2017, respectively, the Company had three customers that represented greater than 10% of accounts receivable. The Company does not normally require collateral or other security to support normal credit sales. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts. The Company records an allowance for doubtful accounts with respect to accounts receivable using historical collection experience, and generally, an account receivable balance is written off once it is determined to be uncollectible. The Company reviews the historical collection experience and considers other facts and circumstances and adjusts the calculation to record an allowance for doubtful accounts as appropriate. If the Company’s current collection trends were to differ significantly from historic collection experience, the Company would make a corresponding adjustment to the allowance. As of September 30, 2018 and December 31, 2017, the allowance for doubtful accounts was $0.6 million and $0.5 million, respectively. Bad debt expense is included within administrative operating expenses in the combined statements of income and is immaterial for each of the nine months ended September 30, 2018 and 2017.

(r) Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2018 that are of significance, or potential significance, to the Company based on its current operations. The following summary of recent accounting pronouncements is not intended to be an exhaustive description of the respective pronouncement.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvement to Topic 606, Revenue from Contracts with Customers to clarify the Accounting Standards Codification or to correct unintended application of the guidance as part of an on-going project on its agenda about technical corrections and improvements and to increase awareness of the proposals and to expedite improvements to ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (‘‘ASU 2014-09’’).

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The core principle of the guidance in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance in this ASU supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry specific guidance throughout the Industry Topics of the ASC. Additionally, ASU 2014-09 supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts.

In periods subsequent to the initial issuance of this ASU, the FASB has issued additional ASU’s clarifying items within Topic 606, as follows:

•

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”). The amendments in ASU 2016-08 serve to clarify the implementation guidance on principal versus agent considerations.

•	In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The purpose of ASU 2016-10 is to clarify two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance (while retaining the related principles for those areas).

•

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). The purpose of ASU 2016-12 is to address certain issues identified to improve Topic 606 by enhancing guidance on assessing collectability, presentation of sales taxes and other similar taxes collected from customers, noncash consideration and completed contracts and contract modifications at transition.

The FASB issued updates ASU 2016-08, ASU 2016-10 and ASU 2016-12 to provide guidance to improve the operability and understandability of the implementation guidance included in ASU 2014-09. ASU 2016-08, ASU 2016-10 and ASU 2016-12 have the same effective date and transition requirements of ASU 2015-14, which defers the effective date and transition of ASU 2014-09 annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, with early adoption permitted. The Company plans to adopt this standard and the other related revenue standard clarifications and technical guidance effective January 1, 2019. The Company’ evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on the Company’s business processes, systems, and controls. As part of this evaluation, the Company will review customer contracts and apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s condensed combined financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) to increase transparency and comparability among organizations by recognizing rights and obligations resulting from leases as lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The update requires lessees to recognize for all leases with a term of 12 months or more at the commencement date: (a) a lease liability or a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset or a lessee’s right to use or control the use of a specified asset for the lease term. Under the update, lessor accounting remains largely unchanged. The update requires a modified retrospective transition approach for leases existing at, or entered into after the beginning of the earliest comparative period presented in the financial statements and do not require any transition accounting for leases that expire before the earliest comparative period presented. The update is effective retrospectively for annual periods beginning after December 15, 2019, and interim periods beginning after December 15, 2020, with early adoption permitted. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s condensed combined financial statements.

In March 2016, the FASB issued ASU 2016-04, “Recognition of Breakage for Certain Prepaid Stored-Value Products (a consensus of the FASB Emerging Issues Task Force).” ASU 2016-04 requires entities that sell certain prepaid stored-value products redeemable for goods, services or cash at third-party merchants to derecognize liabilities related to those products for breakage (i.e., the value that is ultimately not redeemed by the consumer). This guidance is effective for annual periods beginning after December 15, 2018. Early adoption is permitted. Entities can use either a full retrospective approach, meaning they would apply the guidance to all periods presented, or a modified retrospective approach, meaning they would apply it only to the most current period presented with a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the methods and impact of adopting this new guidance on its condensed combined financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326).” This ASU amends the Board’s guidance on the impairment of financial instruments. The ASU adds to GAAP an impairment model (known as the current expected credit losses model) that is based on an expected losses model rather than an incurred losses model. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The ASU is also intended to reduce the complexity of GAAP by decreasing the number of impairment models that entities use to account for debt instruments. The update is effective for fiscal years beginning after December 15, 2020. The Company is currently assessing the future impact the adoption of this guidance will have on its condensed combined financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): classification of certain cash receipts and cash payments.” This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under existing guidance. The update is effective for annual periods beginning after December 15, 2018. The amendments should be applied using a retrospective transition method to each period presented. The Company does not anticipate the adoption of this guidance will have a material impact on its condensed combined financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory:” (“ASU 2016-16”) This ASU was issued as part of the Board’s initiative to reduce complexity in accounting standards. This ASU eliminates an exception in ASC 740, which prohibits the immediate recognition of income tax consequences of intra-entity asset transfers other than inventory. Under ASU 2016-16, entities will be required to recognize the immediate current and deferred income tax effects of intra-entity asset transfers, which often involve a subsidiary of a company transferring intellectual property to another subsidiary. The new guidance will be effective for annual periods beginning after December 15, 2018. This ASU’s amendments should be applied on a modified retrospective basis, recognizing the effects in retained earnings as of the beginning of the year of adoption. The Company does not anticipate the adoption of this guidance will have a material impact on its condensed combined financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” This ASU requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The update is effective for annual periods beginning after December 15, 2018. The Company does not anticipate the adoption of this guidance will have a material impact on its condensed combined financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): clarifying the Definition of a Business” this ASU assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses by clarifying the definition of a business. The definition of a business affects many areas of accounting including acquisition, disposals, goodwill and consolidation. The update is effective for annual periods beginning after December 31, 2018. The amendments in this update should be applied prospectively on or after the effective date. The Company does not anticipate the adoption of this guidance will have a material impact on the Company’s condensed combined financial statements.

4.	Property and Equipment

Property and equipment consisted of the following (in thousands):

	Useful Life in Years	September 30, 2018	December 31, 2017
Furniture and fixtures	5 – 7	$4,869	$3,991
Computers and equipment	3 – 8	6,584	5,404
Leasehold improvements	Term of lease	23,922	21,890

		35,375	31,285
Less: Accumulated depreciation and amortization		(18,602)	(13,913)

		$16,773	$17,372

Depreciation and amortization expense amounted to $4.9 million and $4.7 million for the nine months ended September 30, 2018 and 2017, respectively.

5.	Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	September 30, 2018	December 31, 2017
Operative commissions	$3,502	$4,607
Minimum cruise line commissions	6,578	4,230
Payroll and bonuses	5,434	2,768
Interest	2,435	—
Other	7,893	7,908

	$25,842	$19,513

6.	Long-term Debt

On January 11, 2018, the Company entered into an assignment and assumption of third-party debt (the “Term Credit Agreement”) of $356.2 million from the Parent with a maturity date on December 9, 2021. Long-term debt is presented net of related unamortized deferred financing costs of $4.0 million on the condensed combined balance sheet as of September 30, 2018. The Company amortizes debt issuance costs as interest expense over the term of the related debt using the effective interest method in the condensed combined statements of income. Interest costs incurred were $25.1 million, inclusive of amortization of deferred financing costs of $0.9 million, for the nine months ended September 30, 2018. In connection with the Term Credit Agreement, the Company entered into pledge and security agreements with the applicable lender as collateral agent, pledging substantially all of its assets as collateral.

The Company can elect to apply a base rate or LIBOR rate of interest on the Term Credit Agreement. Interest shall be paid with respect to any base rate loan, the first day of each month and with respect to any LIBOR rate loan, on the last day of each interest period with respect thereto and for any LIBOR rate loan with an interest period of three months, at the end of each three-month period during such interest period.

The Term Credit Agreement contains customary affirmative, negative and financial covenants, including limitations on dividends and funded debt. The Company is in compliance with these covenants.

As of September 30, 2018, the interest rate on the Term Credit Agreement was based on (at the Parent’s election) either LIBOR plus a predetermined margin that ranged from 7.00% to 7.50%, or the base rate as defined in the

Term Credit Agreement plus a predetermined margin that ranged from 6.00% to 6.50%, in each case based on the Parent’s consolidated total leverage ratio. As of September 30, 2018, the applicable margin was 7.25% per annum for LIBOR revolving loans and 6.25% per annum for base rate loans. The Parent elected the LIBOR rate.

7.	Noncontrolling Interest

The Company has a 60% controlling interest and a third party has a 40% noncontrolling interest of Medispa Limited, a Bahamian entity that is a subsidiary of the Company. The operations of MediSpa Limited relate to the delivery of non-invasive aesthetic services, provision of related services, and the sale of related products onboard passenger cruise ships and at hotel and resort spas outside the tax jurisdiction of the U.S. As of September 30, 2018 and December 31, 2017, the noncontrolling interest was $5.5 million and $4.6 million, respectively.

8.	Pledge and Security Agreements

In December 2015, in connection with credit facilities of the Parent, which provide for $650 million in borrowings and mature in 2020 and 2021, of which $356.2 million was assigned and assumed on January 11, 2018, as discussed in Note 6, the Company, along with other affiliates of the Parent, entered into pledge and security agreements with the applicable lender as collateral agent, pledging substantially all of their assets as collateral.

9.	Transactions with Related Parties

The Company purchases beauty products from wholly-owned subsidiaries of the Parent for resale to its customers. In 2017, the Company entered into a supply agreement with a wholly-owned subsidiary of the Parent company, which established the prices at which beauty products will be purchased by the Company from the supplier for a term of ten years. This supply agreement was subsequently amended and restated in 2018. Purchases of beauty products from related parties and cost of revenues are as follows (in thousands):

	Nine Months Ended September 30,
	2018	2017
Purchases	$16,475	$14,586
Cost of revenues	$18,124	$24,771

Inventories on hand related to these purchases and accounts payable owed to the supplier entities related to the purchases is as follows (in thousands):

	September 30,	December 31,
	2018	2017
Inventory	$13,122	$14,772
Accounts payable – related parties	$4,325	$10,203

The Company entered into a loan agreement with a wholly-owned subsidiary of the Parent (the “Borrower”), for €5.0 million on February 25, 2016. The note receivable is due in full by January 3, 2021 and bears an annual interest rate of 7.50%. The note receivable is accounted for on an amortized cost basis and interest is recognized using the effective interest rate method. On July 27, 2018, the Borrower assigned the €5.0 million loan, plus accrued interest, to a subsidiary of the Company. As of September 30, 2018, due to the above mentioned assignment, the outstanding balance for the Company of the note receivable from an affiliate of the Parent was zero. As of December 31, 2017, the outstanding balance of the note receivable from an affiliate of the Parent was €5.0 million or $6.0 million.

The Company receives services and support from various functions performed by the Parent. These expenses relate to allocations of Parent corporate overhead. Included in salary and payroll taxes in the condensed combined statements of income for the nine months ended September 30, 2018 and 2017 were $6.7 million and $6.5 million, respectively, of such costs. Included in administrative expenses in the condensed combined statements of income the nine months ended September 30, 2018 and 2017 were $1.9 million and $1.9 million, respectively, of such costs.

On August 3, 2018, the Company entered into a lease of office space in Coral Gables, Florida (“Coral Gables Lease”) with an initial lease term of twelve years and options to renew for two periods of five years each. Additionally, on August 3, 2018, the Company entered into subleases of the Coral Gables Lease to a related party with an initial term of five years.

10.	Segment and Geographic Information

The Company operates facilities on cruise ships and in land-based spas, which provide spa and wellness services and sell beauty products onboard cruise ships and at land-based spas. The Company’s Maritime and Destination Resorts operating segments are aggregated into a single reportable segment based upon similar economic characteristics, products, services, customers and delivery methods. Additionally, the Company’s operating segments represent components of the Company for which separate financial information is available that is utilized on a regular basis by the chief executive officer in determining how to allocate the Company’s resources and evaluate performance.

The basis for determining the geographic information below is based on the countries in which we operate. The Company is not able to identify the country of origin for the customers to which revenues from cruise ship operations relate. Geographic information is as follows (in thousands):

	Nine Months Ended September 30,
	2018	2017
Revenues:
U.S.	$16,531	$22,651
Not connected to a country	370,053	341,890
Other	20,325	15,476

Total	$406,909	$380,017

	September 30,	December 31,
	2018	2017
Property and equipment, net:
U.S.	$6,095	$4,896
Not connected to a country	2,298	2,558
Other	8,380	9,918

Total	$16,773	$17,372

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Haymaker Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Haymaker Acquisition Corp. (the “Company”) as of December 31, 2017, the related statements of operations, stockholders’ equity and cash flows for the period from April 26, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from April 26, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2017.

New York, NY

March 30, 2018

HAYMAKER ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2017

ASSETS
Current assets
Cash	$1,123,821
Prepaid expenses	109,000

Total current assets	1,232,821

Cash and marketable securities held in Trust Account	330,565,672

Total assets	$331,798,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$32,104

Total current liabilities	32,104

Deferred Tax Liability	89,409
Deferred underwriter compensation	12,150,000

Total liabilities	12,271,513

Commitments and contingencies
Common stock subject to possible redemption, 31,398,875 shares at redemption value	314,526,979

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,601,125 shares issued and outstanding (excluding 31,398,875 shares subject to redemption)	160
Class B convertible common stock, $0.0001 par value; 20,000,000 shares authorized; 8,250,000 shares issued and outstanding	825
Additional paid-in capital	4,662,669
Accumulated earnings	336,347

Total stockholders’ equity	5,000,001

Total liabilities and stockholders’ equity	$331,798,493

The accompanying notes are an integral part of the financial statements

HAYMAKER ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 26, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Formation costs and operating costs	$139,916

Loss from operations	(139,916)

Other income:
Interest income	1,234
Unrealized gain on securities held in Trust Account	564,438

Other income, net	565,672

Income before provision for income taxes	425,756
Provision for Income Taxes	(89,409)

Net income	$336,347

Weighted average shares outstanding, basic and diluted (1)	8,084,124

Basic and diluted net income per common share	$(0.02)

(1)	Excludes an aggregate of up to 31,398,875 shares subject to redemption at December 31, 2017.

The accompanying notes are an integral part of the financial statements.

HAYMAKER ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 26, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance — April 26 2017 (inception)	—	$—	—	$—	$—	$—	$—

Common stock issued to initial stockholders (“Founder Shares”)	—	—	8,625,000	863	24,137	—	25,000

Cancellation of Founder Shares	—	—	(375,000)	(38)	38	—	—

Sale of 33,000,000 Units, net of underwriters discount and offering costs	33,000,000	3,300	—	—	311,162,333	—	311,165,633

Sale of 8,000,000 Private Placement Warrants	—	—	—	—	8,000,000	—	8,000,000

Common stock subject to redemption	(31,398,875)	(3,140)	—	—	(314,523,839)	—	(314,526,979)

Net income	—	—	—	—	—	336,347	336,347

Balance — December 31, 2017	1,601,125	$160	8,250,000	$825	$4,662,669	$336,347	$5,000,001

The accompanying notes are an integral part of the financial statements.

HAYMAKER ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 26, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash Flows from Operating Activities:
Net income	$336,347
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,234)
Unrealized gain on marketable securities held in Trust Account	(564,438)
Deferred tax	89,409
Changes in operating assets and liabilities:
Prepaid expenses	(109,000)
Accounts payable and accrued expenses	32,104

Net cash used in operating activities	(216,812)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(330,000,000)

Net cash used in investing activities	(330,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from sale of Units, net of underwriting discounts paid	324,000,000
Proceeds from sale of Private Placement Warrants	8,000,000
Proceeds from promissory notes — related parties	250,700
Repayment of promissory notes — related parties	(250,700)
Payment of offering costs	(684,367)

Net cash provided by financing activities	331,340,633

Net Change in Cash	1,123,821
Cash — Beginning	—

Cash — Ending	$1,123,821

Non-Cash investing and financing activities:
Deferred underwriting fees	$12,150,000

Initial classification of common stock subject to redemption	$314,188,940

Change in value of common stock subject to redemption	$338,039

The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Haymaker Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in Delaware on April 26, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company intends to acquire and operate a business in the consumer and consumer-related products and services industries. However, the Company is not limited to these industries and may pursue a business combination opportunity in any business or industry it chooses and may pursue a company with operations or opportunities outside of the United States.

At December 31, 2017, the Company had not commenced any operations. All activity for the period from April 26, 2017 (date of inception) through December 31, 2017 related to the Company’s formation, the initial public offering (“Initial Public Offering”) and the search for a target business, which is described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on October 24, 2017. On October 27, 2017, the Company consummated the Initial Public Offering of 30,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants at a price of $1.00 per warrant (“Placement Warrants”) in a private placement to Haymaker Sponsor, LLC (the “Sponsor”) generating gross proceeds of $8,000,000, which is described in Note 4.

Following the closing of the Initial Public Offering on October 27, 2017, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

The Company also granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price. On November 1, 2017, the underwriters exercised the option in part and purchased 3,000,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $30,000,000. Following the closing, this additional $30,000,000 of net proceeds was placed in the Trust Account, resulting in $330,000,000 held in the Trust Account as of November 1, 2017.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering; and (iii) the redemption of 100% of the shares of

Class A common stock included in the Units being sold in the Initial Public Offering if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

In addition, the 8,625,000 shares of Class B common stock of the Company (the “Founder Shares”) held by the Company’s initial stockholders (prior to the exercise of the over-allotment) included an aggregate of up to 1,125,000 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial stockholders would collectively own 20.0% of issued and outstanding shares of the Company. Since the underwriters exercised the over-allotment option in part and purchased 3,000,000 of the total possible 4,500,000 Units, the Sponsor forfeited 375,000 Founder Shares on November 3, 2017 in order to maintain ownership of 20.0% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

Transaction costs amounted to $18,834,367, consisting of $6,000,000 of underwriting fees, $12,150,000 of deferred underwriting fees (including the over-allotment exercise) and $684,367 of Initial Public Offering costs. In addition, $1,596,997 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Initial Business Combination and the Company does not conduct redemptions in connection with the Initial Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering. Such restriction will also be applicable to the Company’s affiliates. The Company believes the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force the Company or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares sold in the Initial Public Offering could threaten to exercise its redemption rights against the Initial Business Combination if such holder’s shares are not purchased by the Company or its management at a premium to the then-current market price or on other undesirable terms. By limiting the Company’s stockholders’ ability to redeem to no more than 20% of the shares sold in the Initial Public Offering, the Company believes it will limit the ability of a small group of stockholders to unreasonably attempt to block the Company’s ability to complete its Initial Business Combination, particularly in connection with the Initial Business Combination with a target that requires as a closing condition that the Company have a minimum net worth or a certain amount of cash. However, the Company would not be restricting its stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of the shares sold in the Initial Public Offering) for or against the Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights.

There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

The Company’s sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Company’s sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and believes that its sponsor’s only assets are securities of our company. The Company has not asked its sponsor to reserve for such indemnification obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2017.

Cash and Marketable Securities Held in Trust Account

At December 31, 2017, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2017, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $18,834,367 were charged to stockholders’ equity upon the completion of the Initial Public Offering (including the over-allotment exercise).

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at December 31, 2017 at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period, less common shares that were subject to forfeiture, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Reconciliation of Net Income (Loss) per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

For the Period from April 26, 2017 (inception) through December 31, 2017
Net income	$336,347
Less: Income attributable to common stock subject to redemption	(538,237)

Adjusted net loss	(201,890)

Weighted average shares outstanding, basic and diluted	8,084,124

Basic and diluted net loss per common share	$(0.02)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Recent Accounting Pronouncements

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 33,000,000 Units at a price of $10.00 per Unit, which includes the partial exercise by the underwriters over-allotment option to purchase 3,000,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Redeemable Warrant”). Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,000,000 Placement Warrants at a price of $1.00 per warrant, for an aggregate purchase price of $8,000,000. Each Placement Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50. The Placement Warrants will become exercisable 30 days after the completion of the Initial Business Combination. The proceeds from the Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 16, 2017, the Company issued an aggregate of 8,625,000 shares of Class B common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of the Initial Business Combination on a one-for-one basis, subject to adjustments as described in Note 7. The 8,625,000 Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. Since the underwriters exercised the over-allotment option in part and purchased 3,000,000 of the total possible 4,500,000 Units, the Initial Stockholders forfeited 375,000 Founder Shares on November 3, 2017 in order to maintain ownership of 20.0% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Initial Stockholders were cancelled by the Company.

The Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on October 27, 2017 through the earlier of the consummation of the Initial Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from April 26, 2017 (inception) through December 31, 2017, the Company incurred $52,199 in fees for these services, with $2,295 in accrued expenses as of December 31, 2017.

Related Party Loans

On June 5, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2017 or the completion of the Initial Public Offering. At the time of the Initial Public Offering, the Company had $250,700 borrowed under the Note. On October 30, 2017, the Company repaid the full amount borrowed under the Sponsor Note.

In order to finance transaction costs in connection with the Initial Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the Initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants that would be identical to Placement Warrants, including as to exercise price, exercisability and exercise period.

6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the Placement

Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement that was signed on October 24, 2017, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The holders of the Founder Shares, Placement Warrants and warrants that may be issued upon conversion of working capital loans will not be able to sell these securities until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, on the earlier of (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the Placement Warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of the Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering, or $6,000,000. In addition, the underwriters have earned an additional 3.5% of the gross proceeds of the Initial Public Offering, or $10,500,000 (“Deferred Underwriting Commission”) that will be paid upon consummation of the Company’s Initial Business Combination. In conjunction with the exercise of the over-allotment purchase of 3,000,000 Units on November 1, 2017, the underwriters earned an additional 5.5% of the gross proceeds of the over-allotment exercise or $1,650,000 that will be paid upon consummation of the Company’s Initial Business Combination. The underwriters agreement provides that the deferred underwriting discount will be waived by the underwriter if the Company does not complete its Initial Business Combination.

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At October 27, 2017, there were no shares of preferred stock issued or outstanding. Immediately after the consummation of the Initial Public Offering, there will be no shares of preferred stock issued and outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2017, there were 33,000,000 shares (which includes 31,398,875 shares subject to possible redemption) of Class A common stock issued and outstanding.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class common stock with a par value of $0.0001 per share. Initially, the Company’s Sponsor owned an aggregate of 8,625,000 shares of the Company’s Class B common stock (up to 1,125,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised). Since the underwriters exercised the over-allotment option in part and purchased 3,000,000 of the total possible 4,500,000 Units, the Sponsor forfeited 375,000 Founder Shares on November 3, 2017 in order to maintain ownership of 20.0% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Sponsor were cancelled by the

Company. As of December 31, 2017, the Company’s Sponsor owned an aggregate of 8,250,000 shares of the Company’s Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination and any private placement-equivalent warrants issued to the Company’s Sponsor or its affiliates upon conversion of loans made to us).

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Warrants

Redeemable Warrants

Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50.

Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

If the shares issuable upon exercise of the warrants are not registered under the Securities Act within 60 business days following the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to cause the same to become effective within 60 business days following its Initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

Placement Warrants

The Sponsor purchased an aggregate of 8,000,000 Placement Warrants at a price of $1.00 per whole warrant in a private placement that occurred simultaneously with the closing of the Initial Public Offering. Each whole Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. The purchase price of the Placement Warrants was added to the proceeds from the Initial Public Offering and held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. The Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Placement Warrants (including the Class A common stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination and they will not be redeemable so long as they are held by the Company’s Sponsor or its permitted transferees. Otherwise, the Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants, including as to exercise price, exercisability and exercise period. If the Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis the Redeemable Warrants.

If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, or its permitted transferees is because it is not known at this time whether they will be affiliated with us following the Initial Business Combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Company’s Sponsor has agreed not to transfer, assign or sell any of the Placement Warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date the Company completes its Initial Business Combination.

8. INCOME TAX

The Company’s net deferred tax liabilities are as follows:

December 31, 2017
Deferred tax asset (liability)
Net operating loss carryover	$29,123
Unrealized gains on marketable securities	$(118,532)

Deferred tax liability	$(89,409)

The income tax provision consists of the following:

For the period from April 26, 2017 (inception) through December 31, 2017
Federal
Current	$—
Deferred	89,409

State
Current	$—
Deferred	—
Change in valuation allowance	—

Income tax provision	$89,409

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2017 is as follows:

Statutory federal income tax rate	34.0%
State taxes, net of federal tax benefit	0.0%
Deferred tax rate change	(13.0)%

Income tax provision (benefit)	21.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$330,565,672

8. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

HAYMAKER ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash	$575,517	$1,123,821
Prepaid expenses	76,677	109,000

Total current assets	652,194	1,232,821

Cash and marketable securities held in Trust Account	334,741,785	330,565,672

Total assets	$335,393,979	$331,798,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$49,352	$32,104
Accrued transaction costs	1,875,565	—
Income tax payable	671,255	—

Total current liabilities	2,596,172	32,104

Deferred tax liability	80,175	89,409
Deferred underwriter compensation	12,150,000	12,150,000

Total liabilities	14,826,347	12,271,513

Commitments and contingencies
Common stock subject to possible redemption, 31,172,255 and 31,398,875 shares at redemption value as of September 30, 2018 and December 31, 2017, respectively	315,567,631	314,526,979

Stockholders’ equity:

Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,827,745 and 1,601,125 shares issued and outstanding (excluding 31,172,255 and 31,398,875 shares subject to redemption) as of September 30, 2018 and December 31, 2017, respectively	183	160
Class B convertible common stock, $0.0001 par value; 20,000,000 shares authorized; 8,250,000 shares issued and outstanding	825	825
Additional paid-in capital	3,621,993	4,662,669
Accumulated earnings	1,377,000	336,347

Total stockholders’ equity	5,000,001	5,000,001

Total liabilities and stockholders’ equity	$335,393,979	$331,798,493

See accompanying notes to condensed financial statements.

HAYMAKER ACQUISITION CORP.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	For the period from April 26, 2017 (date of inception) to September 30, 2017
Operating costs and formation costs	$2,243,281	$—	$2,473,439	$1,689

Loss from operations	(2,243,281)	—	(2,473,439)	(1,689)

Other income:
Interest income	1,586,283	—	3,794,329	—
Unrealized gain on securities held in Trust Account	19,918	—	381,784	—

Other income, net	1,606,201	—	4,176,113	—

Income (loss) before provision for income taxes	(637,080)	—	1,702,674	(1,689)
Provision for Income Taxes	(260,082)	—	(662,021)	—

Net income (loss)	$(897,162)	$—	$1,040,653	$(1,689)

Weighted average shares outstanding, basic and diluted (1)	9,862,253	7,500,000	9,757,538	7,500,000

Basic and diluted net loss per common share(2)	$(0.22)	$(0.00)	$(0.23)	$(0.00)

(1)	Excludes an aggregate of up to 31,172,255 shares subject to redemption at September 30, 2018. There were no shares subject to redemptions at September 30, 2017.
(2)

Net loss per common share — basic and diluted excludes interest income attributable to common stock subject to redemption of $1,271,563 and $3,319,460 for the three and nine months ended September 30, 2018, respectively (see Note 2)

See accompanying notes to condensed financial statements.

HAYMAKER ACQUISITION CORP.

STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30, 2018	For the period from April 26, 2017 (date of inception) to September 30, 2017
Cash Flows from Operating Activities:
Net income (loss)	$1,040,653	$(1,689)
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on marketable securities held in Trust Account	(3,794,329)	—
Unrealized gain on marketable securities held in Trust Account	(381,784)	—
Deferred tax liability	(9,234)	—
Changes in operating assets and liabilities:
Prepaid expenses	32,323	—
Accrued expenses	17,247	—
Accrued transaction costs	1,875,565	—
Income tax payable	671,255	—

Net cash used in operating activities	(548,304)	—

Cash flows from financing activities:
Proceeds from sale of Class B convertible common stock to Sponsor	—	25,000
Proceeds from Sponsor note	—	180,700
Payment of offering costs	—	(203,964)

Net cash provided by financing activities	—	1,736

Net Change in Cash	(548,304)	47
Cash — Beginning	1,123,821	—

Cash — Ending	$575,517	$47

Non-Cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$—	$10,000
Taxes paid	$206,793	—
Change in value of common stock subject to possible redemption	$1,040,652	$—

See accompanying notes to condensed financial statements.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Haymaker Acquisition Corp. (the “Company”) was incorporated in Delaware on April 26, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company intends to acquire and operate a business in the consumer and consumer-related products and services industries. However, the Company is not limited to these industries and may pursue a business combination opportunity in any business or industry it chooses and may pursue a company with operations or opportunities outside of the United States.

On November 1, 2018, the Company and OneSpaWorld (“OSW”), a global provider of health and wellness products and services onboard cruise ships and in destination resorts around the world, announced that they, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, as a seller and representative of the sellers (“Steiner Leisure”), the other sellers named therein (together with Steiner Leisure, the “Sellers”), and certain other related parties, entered into a business combination agreement (as amended, the “Transaction Agreement”). On January 7, 2019, Steiner Leisure and the Company entered into Amendment No. 1 to Business Combination Agreement (the “BCA Amendment”) to amend certain provisions of the Transaction Agreement. Under the terms of the Transaction Agreement, the Company and OSW will combine under a new holding company, OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OSW Holdings”), which is expected to be listed on the Nasdaq Stock Market under the symbol “OSW.” The closing is subject to customary closing conditions. Additional information regarding the announcement is described under Note 9 — Subsequent Events.

At September 30, 2018, the Company had not commenced any operations. All activity for the period from April 26, 2017 (date of inception) through September 30, 2018 related to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below and since such offering for the search for a target company with which to consummate an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on October 24, 2017. On October 27, 2017, the Company consummated the Initial Public Offering of 30,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants at a price of $1.00 per warrant (“Placement Warrants”) in a private placement to Haymaker Sponsor, LLC (the “Sponsor”) generating gross proceeds of $8,000,000, which is described in Note 4.

Following the closing of the Initial Public Offering on October 27, 2017, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the Initial

Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering; and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company also granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price. On November 1, 2017, the underwriters exercised the option in part and purchased 3,000,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $30,000,000. Following the closing, this additional $30,000,000 of net proceeds was placed in the Trust Account, resulting in $330,000,000 held in the Trust Account as of November 1, 2017.

Transaction costs amounted to $18,834,367, consisting of $6,000,000 of underwriting fees, $12,150,000 of deferred underwriting fees (including the over-allotment exercise) and $684,367 of Initial Public Offering costs. In addition, $1,596,997 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Initial Business

Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Initial Business Combination and the Company does not conduct redemptions in connection with the Initial Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering. Such restriction will also be applicable to the Company’s affiliates. The Company believes the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force the Company or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares sold in the Initial Public Offering could threaten to exercise its redemption rights against the Initial Business Combination if such holder’s shares are not purchased by the Company or its management at a premium to the then-current market price or on other undesirable terms. By limiting the Company’s stockholders’ ability to redeem to no more than 20% of the shares sold in the Initial Public Offering, the Company believes it will limit the ability of a small group of stockholders to unreasonably attempt to block the Company’s ability to complete its Initial Business Combination, particularly in connection with the Initial Business Combination with a target that requires as a closing condition that the Company have a minimum net worth or a certain amount of cash. However, the Company would not be restricting its stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of the shares sold in the Initial Public Offering) for or against the Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock were recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

The Company’s sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters in the initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Company’s sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and believes that its sponsor’s only assets are securities of the Company. The Company has not asked its sponsor to reserve for such indemnification obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The unaudited interim condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K annual report filed by the Company with the SEC on March 30, 2018.

Liquidity and Going Concern

As of September 30, 2018, the Company had a balance of cash and cash equivalents of $575,517.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its Initial Business Combination.

The Company cannot provide any assurance that additional financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2018 and December 31, 2017.

Cash and Marketable Securities Held in Trust Account

At September 30, 2018, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

Accrued Expenses and Accrued Transaction Costs

Accrued expenses include expenses incurred but not yet paid for rent and legal expenses. Accrued transaction costs include expenses incurred but not yet paid for legal and due diligence expenses related to the business combination.

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S.Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at September 30, 2018 at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period, less common shares that were subject to forfeiture. At September 30, 2018 and 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. The Company has not considered the effect of warrants sold in the Public Offering and Private Placement to purchase 24,500,000 shares in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Reconciliation of Net Income (Loss) Per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
Net Income (loss)	$(897,162)	$1,040,653
Less: Income attributable to common stock subject to redemption	(1,271,563)	(3,319,460)

Adjusted net loss	(2,168,725)	(2,278,807)

Weighted average shares outstanding, basic and diluted	9,862,253	9,757,538

Basic and diluted net loss per common share	$(0.22)	$(0.23)

For the period from April 26, 2017 (date of inception) to September 30, 2017, there was no portion of income (loss) that was attributable to common stock subject to redemption.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 33,000,000 Units at a price of $10.00 per Unit, which includes the partial exercise of the underwriters over-allotment option to purchase 3,000,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Redeemable Warrant”). Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,000,000 Placement Warrants at a price of $1.00 per warrant, for an aggregate purchase price of $8,000,000. Each Placement Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50. The Placement Warrants will become exercisable 30 days after the completion of the Initial Business Combination. The proceeds from the Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 16, 2017, the Company issued an aggregate of 8,625,000 shares of Class B common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of the Initial Business Combination on a one-for-one basis, subject to adjustments as described in Note 7. The 8,625,000 Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. Since the underwriters exercised the over-allotment option in part and purchased 3,000,000 of the total possible 4,500,000 Units, the Initial Stockholders forfeited 375,000 Founder Shares on November 3, 2017 in order to maintain ownership of 20.0% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Initial Stockholders were cancelled by the Company.

The Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on October 27, 2017 through the earlier of the consummation of the Initial Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three and nine months ended September 30, 2018, the Company incurred $30,000 and $90,295, respectively, in fees for these services, with $1,936 in accrued expenses as of September 30, 2018.

Related Party Loans

On June 5, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2017 or the completion of the Initial Public Offering. At the time of the Initial Public Offering, the Company had $250,700 borrowed under the Note. On October 30, 2017, the Company repaid the full amount borrowed under the Sponsor Note.

In order to finance transaction costs in connection with the Initial Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the Initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants that would be identical to Placement Warrants, including as to exercise price, exercisability and exercise period.

6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement that was signed on October 24, 2017, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The holders of the Founder Shares, Placement Warrants and warrants that may be issued upon conversion of working capital loans will not be able to sell these securities until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, on the earlier of (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the Placement Warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of the Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering, or $6,000,000. In addition, the underwriters have earned an additional 3.5% of the gross proceeds of the Initial Public Offering, or $10,500,000 (“Deferred Underwriting Commission”) that will be paid upon consummation of the Company’s Initial Business Combination. In conjunction with the exercise of the over-allotment purchase of 3,000,000 Units on November 1, 2017, the underwriters earned an additional 5.5% of the gross proceeds of the over-allotment exercise or $1,650,000 that will be paid upon consummation of the Company’s Initial Business Combination. The underwriters agreement provides that the deferred underwriting discount will be waived by the underwriter if the Company does not complete its Initial Business Combination.

7. STOCKHOLDERS’ EQUITY

Preferred Stock —The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2018 and December 31, 2017, there were 33,000,000 shares (which includes 31,172,255 and 31,398,875 shares subject to redemption, respectively) of Class A common stock issued and outstanding.

Class B Common Stock —The Company is authorized to issue 20,000,000 shares of Class common stock with a par value of $0.0001 per share. As of September 30, 2018 and December 31, 2017, the Company’s Sponsor owns an aggregate of 8,250,000 shares of the Company’s Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination and any private placement-equivalent warrants issued to the Company’s Sponsor or its affiliates upon conversion of loans made to us).

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Warrants

Redeemable Warrants

Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50.

Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

If the shares issuable upon exercise of the warrants are not registered under the Securities Act within 60 business days following the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to cause the same to become effective within 60 business days following its Initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

Placement Warrants

The Sponsor purchased an aggregate of 8,000,000 Placement Warrants at a price of $1.00 per whole warrant in a private placement that occurred simultaneously with the closing of the Initial Public Offering. Each whole Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. The purchase price of the Placement Warrants was added to the proceeds from the Initial Public Offering and held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. The Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Placement Warrants (including the Class A common stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination and they will not be redeemable so long as they are held by the Company’s Sponsor or its permitted transferees. Otherwise, the Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants, including as to exercise price, exercisability and exercise period. If the Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis the Redeemable Warrants.

If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, or its permitted transferees is because it is not known at this time whether they will be affiliated with us following the Initial Business Combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Company’s Sponsor has agreed not to transfer, assign or sell any of the Placement Warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date the Company completes its Initial Business Combination.

8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2018 and December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2018	December 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$334,741,785	$330,565,672

9. SUBSEQUENT EVENTS

Business Combination Agreement

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described below in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 1, 2018, the Company and OSW, a global provider of health and wellness products and services onboard cruise ships and in destination resorts around the world, announced that they, and certain other related parties, entered into the Transaction Agreement. On January 7, 2019, Steiner Leisure and the Company entered into the BCA Amendment to amend certain provisions of the Transaction Agreement. Under the terms of the Transaction Agreement, the Company and OSW will combine under a new holding company, OSW Holdings, which is expected to be listed on The Nasdaq Stock Market under the symbol “OSW.” This transaction will be funded through a combination of cash, stock and debt financing.

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the ancillary agreements), the business combination will result in the following for the Company:

•

each share of Class A common stock will be converted into the right to receive one fully paid and non-assessable common share, par value U.S. $0.0001 per share, of OSW Holdings (each, an “OSW Holdings Share”);

•

each of the Redeemable Warrants will be restated and become exercisable for one OSW Holdings Share, on the same terms and conditions as those applicable to the Redeemable Warrants (each, an “OSW Holdings Public Warrant”);

•

the 8.25 million Founder Shares issued to the Sponsor prior to the Company’s initial public offering will be converted into 6,650,000 OSW Holdings Shares (3,650,000, subject to certain adjustments, of which will be transferred and forfeited to OSW Holdings) and the right to receive 1,600,000 OSW Holdings Shares upon the occurrence of certain events;

•

each of the Placement Warrants will be restated and become exercisable for one OSW Holdings Share, on the same terms and conditions as those applicable to the Placement Warrants (the “OSW Holdings Private Warrants”); and

•	the Sponsor will forfeit 3,650,000 OSW Holdings Shares and 4,707,734 OSW Holdings Private Warrants.

Certain Haymaker’s stockholders (who hold Class A shares and are not subject to the insider agreement not to redeem any shares) may exercise their right to redeem all or a portion of their shares of Class A common stock pursuant to Haymaker’s certificate of incorporation.

Subject to the terms and conditions of the Transaction Agreement (including certain adjustments pursuant to and in accordance with the terms of the Transaction Agreement and the ancillary agreements), the selling equity holders of OSW will receive: (i) 14,821,863 OSW Holdings Shares (valued at $148,218,630 based on a $10.00 share price), (ii) 1,602,440 OSW Holdings Private Warrants, (iii) $637,096,370 in cash, and (iv) the right to receive up to an additional 5,000,000 OSW Holdings Shares upon the occurrence of certain events. The cash consideration payable to the Sellers at the closing of the business combination will be increased (and the OSW Holdings Share consideration payable to the seller will be correspondingly decreased) if the sum of the interest on the amounts in the Trust Account, as of immediately prior to the closing of the business combination (without giving effect to any redemptions), plus $400,000, is greater than the aggregate amount of redemptions of Class A common stock in excess of $50,000,000.

Subject to the terms and conditions of the Transaction Agreement, no more than five business days following (i) the first day the OSW Holdings Shares’ five-day volume weighted average price is greater than or equal to $20.00, (ii) a change of control of OSW Holdings where the OSW Holdings Shares are sold for at least $20.00 per share, or (iii) the 10-year anniversary of the closing of the business combination, OSW Holdings will issue 5,000,000 OSW Holdings Shares to Steiner Leisure and 1,600,000 OSW Holdings Shares to the Sponsor (both subject to adjustment as set forth in the Transaction Agreement) (such shares, the “Deferred Shares”). To the extent that the Company’s transaction expenses are less than $35,000,000, a portion of the Deferred Shares will instead be issued at the closing of the business combination to Steiner Leisure and the Sponsor.

Along with the $334.7 million of cash held in the Trust Account, OSW Holdings has secured commitments for a $122.5 million private placement of OSW Holdings Shares and OSW Holdings Private Warrants from investors. The proposed transaction also includes committed debt financing.

Concurrent with the execution of the Transaction Agreement, Steiner Leisure and OSW Holdings entered into Stock Purchase Agreements with certain purchasers (the “Secondary Purchasers”), pursuant to which, among other things, the Secondary Purchasers will purchase an aggregate of 5,607,144 OSW Holdings Shares from Steiner Leisure holders on the first business day after the closing of the Business Combination.

Completion of the proposed transaction, which is expected in early 2019, is subject to customary and other closing conditions, including approval from the Company’s stockholders.

On January 11, 2019, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that it no longer complies with NASDAQ Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2017. The Company has 45 calendar days from January 11, 2019 to submit a plan to regain compliance. The Company delayed the holding of its annual meeting of stockholders due to the pendency of its previously-announced business combination with OSW and the related special meeting of stockholders to approve such business combination. If the Company is unable to consummate the business combination for any reason, it intends to file and mail to its stockholders a definitive annual meeting proxy statement and to hold an annual meeting as soon as possible thereafter.

Certain Related Agreements

Concurrent with the execution of the Transaction Agreement, OSW Holdings, the Company and Steiner Leisure entered into a Director Designation Agreement (the “DDA”), pursuant to which, among other things, Steiner Leisure will have the right to appoint one member of the board of directors of OSW Holdings and one member of the compensation committee of OSW Holdings for so long as Steiner Leisure and certain of its affiliates, in the aggregate, beneficially own 5.00% or more of the issued and outstanding OSW Holdings Shares. Immediately following the closing of the business combination, Marc Magliacano will serve as a Class B director of the board of directors of OSW Holdings and as a member of the compensation committee of OSW Holdings pursuant to Steiner Leisure’s rights under the DDA.

In addition and concurrent with the execution of the Transaction Agreement, the Sponsor, the Company, OSW Holdings and the seller representative entered into a Sponsor Support Agreement, which was amended concurrently with the execution of the BCA Amendment. Pursuant to the amended Sponsor Support Agreement, the Sponsor will surrender certain of its equity interests in OSW Holdings (as contemplated by the Transaction Agreement and described above) and agree to certain covenants and agreements related to the transactions contemplated by the Transaction Agreement, particularly with respect to taking supportive actions to consummate the business combination. At the same time, the seller representative, the Company, and the Sponsor also entered into a Waiver Agreement, pursuant to which each holder of Class B common stock irrevocably waived its rights under Section 4.3(b)(ii) of the Company’s certificate of incorporation to receive additional Class A common stock upon conversion of the Class B common stock held by such person in connection with the business combination as a result of the new issuance of OSW Holdings Shares or any other anti-dilution (or similar) protections in respect of the Class B common stock.

Annex A-1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

STEINER U.S. HOLDINGS, INC.,

NEMO (UK) HOLDCO, LTD.,

STEINER UK LIMITED,

STEINER MANAGEMENT SERVICES, LLC,

HAYMAKER ACQUISITION CORP.,

ONESPAWORLD HOLDINGS LIMITED,

DORY US MERGER SUB, LLC,

DORY ACQUISITION SUB, LIMITED,

DORY ACQUISITION SUB, INC.,

DORY INTERMEDIATE LLC,

AND, in its capacity as a Seller and as the Seller Representative,

STEINER LEISURE LIMITED

DATED AS OF NOVEMBER 1, 2018

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EXHIBITS
Exhibit A	Form of HYAC Closing Date Promissory Note
Exhibit B	Form of Subscription Agreement
Exhibit C	Form of Sponsor Support Agreement
Exhibit D	Form of Waiver Agreement
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Lock-Up Agreement
Exhibit G	Form of Secondary Purchase Agreement
Exhibit H	Form of Bahamian Transfer Agreement - Steiner Marks
Exhibit I	Form of Bahamian Transfer Agreement - Steiner Spa
Exhibit J	Form of Bahamian Transfer Agreement - Steiner Spa Asia
Exhibit K	Net Working Capital Calculation
Exhibit L	Purchase Price Allocation Schedule
Exhibit M	Form of Reverse Transition Services Agreement
Exhibit N	Form of STO Italy Local Purchase Agreement
Exhibit O	Form of Transition Services Agreement
Exhibit P	Form of Dory Parent Memorandum and Articles of Association
Exhibit Q	Form of Surviving Entity Certificate of Incorporation
Exhibit R	Form of Surviving Entity Bylaws
Exhibit S	Form of Escrow Agreement
Exhibit T	Financing Commitments
Exhibit U	Form of Warrant Agreement

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of November 1, 2018, is made by and among Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), Steiner U.S. Holdings, Inc., a Florida corporation (“Steiner US”), Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales (“Nemo UK”), Steiner UK Limited, a limited company formed under the laws of England and Wales (“Steiner UK”), Steiner Management Services LLC, a Florida limited liability company (“SMS”, and together with Steiner Leisure, Steiner US, Nemo UK, Steiner UK, each, a “Seller” and, collectively, “Sellers”), Steiner Leisure, in its capacity as representative of Sellers (the “Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Parent”, and together with HYAC, “Buyer”), Dory US Merger Sub, LLC, a Delaware limited liability company (“Dory US Merger Sub”), Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Foreign Holding Company”), Dory Intermediate LLC, a Delaware limited liability company (“Dory Intermediate”), and Dory Acquisition Sub, Inc., a Delaware corporation (“Dory US Holding Company”). Sellers, Buyer, Dory US Merger Sub, Dory Foreign Holding Company, Dory Intermediate and Dory US Holding Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) Dory Parent is, as of the date hereof, a wholly-owned Subsidiary of Steiner Leisure that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents, (b) Dory Intermediate is, as of the date hereof, a wholly-owned Subsidiary of Dory Parent that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents, and (c) each of Dory US Merger Sub and Dory Foreign Holding Company is, as of the date hereof, a wholly-owned Subsidiary of Dory Intermediate, in each case, that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, Dory US Holding Company is, as of the date hereof, a wholly-owned Subsidiary of HYAC that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, at the Closing, Steiner Leisure shall contribute all of the issued and outstanding equity securities of each of (a) OneSpaWorld LLC, a Delaware limited liability company (“OSW”), (b) Steiner Spa Asia Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Spa Asia”), (c) Steiner Spa Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Spa Bahamas”), and (d) Steiner Marks Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Marks”), to Dory Parent, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at the Closing, immediately after the Closing Equity Contribution (as defined herein), Dory US Merger Sub will merge with and into HYAC, with HYAC as the surviving company in the merger and, after giving effect to such merger, a wholly-owned Subsidiary of Dory Parent, and each issued and outstanding HYAC Share will convert into the right to receive one Dory Parent Common Share, and each outstanding warrant to purchase a HYAC Share will, by its terms, become exercisable for one Dory Parent Common Share, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at the Closing, immediately after the Closing Merger (as defined herein) and subject to the consummation of the Closing, (a) the Equity Financing (as defined herein) shall be funded to Dory Parent pursuant to, and in the amounts set forth in, the Subscription Agreements and (b) the Debt Financing (as defined herein) shall be funded pursuant to, and in the amounts set forth in, the Debt Financing Commitments (as defined herein);

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WHEREAS, at the Closing, immediately after the funding of the Equity Financing and the Debt Financing, HYAC shall contribute a portion of the HYAC Available Cash to Dory US Holding Company, on the terms and subject to the conditions in this Agreement;

WHEREAS, (a) Steiner US owns all of the issued and outstanding equity securities of the Target Company(ies) set forth opposite Steiner US’ name on Section 1.1(a) of the Seller Schedules (collectively, the “Steiner US Subsidiary Acquired Securities”), and (b) SMS owns all of the issued and outstanding equity securities of the Target Company(ies) set forth opposite SMS’ name on Section 1.1(a) of the Seller Schedules (the “SMS Subsidiary Acquired Securities”, and together with the Steiner US Subsidiary Acquired Securities, collectively, the “Dory US Acquired Securities”);

WHEREAS, at the Closing, immediately after the HYAC Cash Contribution (as defined herein), Dory US Holding Company will purchase from the US Sellers, and the US Sellers will sell to Dory US Holding Company, all of the Dory US Acquired Securities on the terms and subject to the conditions in this Agreement;

WHEREAS, at the Closing, immediately after the Dory US Acquisition (as defined herein), HYAC shall loan a portion of the HYAC Available Cash to Dory Parent in exchange for a promissory note, substantially in the form attached hereto as Exhibit A (the “HYAC Closing Date Promissory Note”), on the terms and subject to the conditions in this Agreement;

WHEREAS, (a) Nemo UK owns all of the issued and outstanding equity securities of the Target Company(ies) set forth opposite Nemo UK’s name on Section 1.1(a) of the Seller Schedules (the “Nemo UK Subsidiary Acquired Securities”), and (b) Steiner UK owns all of the issued and outstanding equity securities of the Target Company(ies) set forth opposite Steiner UK’s name on Section 1.1(a) of the Seller Schedules (the “Steiner UK Subsidiary Acquired Securities”, and together with the Nemo UK Subsidiary Acquired Securities, collectively, the “Dory Non-US Acquired Securities”);

WHEREAS, at the Closing, (a) immediately after giving effect to the HYAC Closing Date Loan (as defined herein), Dory Parent shall contribute a portion of its cash to Dory Foreign Holding Company and (b) immediately after the Dory Non-US Cash Contribution (as defined herein), Dory Foreign Holding Company will purchase from the Non-US Sellers (as defined herein), and the Non-US Sellers will sell to Dory Foreign Holding Company, all of the Dory Non-US Acquired Securities, in each case, on the terms and subject to the conditions in this Agreement;

WHEREAS, at the Closing and concurrently with the Dory Non-US Acquisition, (a) Dory Parent shall contribute a portion of its cash to Dory Intermediate, (b) immediately after giving effect to such cash contribution, Dory Intermediate will contribute the cash received pursuant to such cash contribution to OSW, (c) immediately after giving effect to such cash contribution, Dory Intermediate will cause OSW to contribute the cash received pursuant to such cash contribution to OneSpaWorld Limited, an exempted company incorporated under the laws of the Cayman Islands (“OSW Limited”), and (d) Dory Intermediate will cause OSW Limited to cause the proceeds of such cash contribution to be used for purposes of paying off a portion of the amount outstanding under the Credit Agreements, in each case, on the terms and subject to the conditions contained herein;

WHEREAS, at the Closing, concurrently with the Dory Non-US Acquisition (as defined herein), Dory Parent (i) shall redeem a number of Dory Parent Common Shares held by Steiner Leisure in exchange for cash and (ii) issue Dory Parent Warrants to Steiner Leisure, in each case, on the terms and subject to the conditions contained in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Dory Parent is entering into subscription agreements substantially in the form attached hereto as Exhibit B (each, as amended, restated or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, a “Subscription

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Agreement” and, collectively, the “Subscription Agreements”) with certain subscribers (the “Investors”) pursuant to which such Investors shall agree to subscribe for and purchase, and Dory Parent shall agree to issue and sell to the Investors, Dory Parent Common Shares and Dory Parent Warrants, on the terms and subject to the conditions and limitations set forth therein;

WHEREAS, as a condition to the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, promptly following the execution of this Agreement, Dory Parent shall file a registration statement on Form S-4 relating to the transactions contemplated hereby and thereby (as the same may be amended, restated, or otherwise modified from time to time in accordance with this Agreement, the “Registration Statement / Proxy Statement”) and to obtain approval from the stockholders of HYAC for, among other things, the transactions contemplated hereby and thereby;

WHEREAS, as of the date of this Agreement, the Sponsor owns all of the issued and outstanding shares of Class B Common Stock of HYAC, par value $0.0001 per share (the “Founder Shares”) and 8,000,000 HYAC Warrants (the “Founder Warrants”);

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, HYAC, Dory Parent, and Steiner Leisure are entering into an agreement attached hereto as Exhibit C (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, the “Sponsor Support Agreement”) pursuant to which, among other things, the Sponsor shall agree to (a) surrender and transfer to Dory Parent, for no consideration, 3,250,000 Founder Shares (subject to adjustment (i) as described in the proviso to the definition of Founder Deferred Shares and (ii) as provided in the Sponsor Support Agreement) and 5,006,581 Founder Warrants (subject to adjustment as provided in the Sponsor Support Agreement) effective immediately following the Merger Effective Time and (b) certain covenants and agreements related to the transactions contemplated hereby;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor and its transferees prior to the Closing, HYAC, and Steiner Leisure are entering into a waiver agreement attached hereto as Exhibit D (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms, the “Waiver Agreement”) pursuant to which the Sponsor shall agree to waive any adjustment to the conversion ratio set forth in the HYAC Governing Documents or any other anti-dilution or similar protection with respect to the Founder Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise);

WHEREAS, at the Closing, Steiner Leisure, the Sponsor and Dory Parent shall enter into a registration rights agreement substantially in the form attached hereto as Exhibit E (as the same may be amended, restated, or otherwise modified from time to time after the Closing in accordance with its terms, the “Registration Rights Agreement”);

WHEREAS, at the Closing, Steiner Leisure and the Sponsor shall enter into a lock-up agreement substantially in the form attached hereto as Exhibit F (as the same may be amended, restated, or otherwise modified from time to time after the Closing in accordance with its terms (the “Lock-Up Agreement”), which shall be effective as of the Closing and pursuant to which each such Person will agree not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any shares or any other securities of Dory Parent during the lock-up period described therein;

WHEREAS, Steiner Leisure and Dory Parent are entering into purchase agreements substantially in the form attached hereto as Exhibit G (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms and the terms of this Agreement or, in the case of any such purchase agreement entered into after the date hereof, as determined by Steiner Leisure (in its reasonable discretion) necessary or advisable (including to give effect to any transfer of Dory Parent Warrants held by Steiner Leisure after the Closing thereunder), collectively, the “Secondary Purchase Agreements”) with certain purchasers (the

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“Secondary Investors”), pursuant to which, among other things, such Secondary Investors shall agree to purchase, and Steiner Leisure shall agree to sell to the Secondary Investors, Dory Parent Common Shares at a price of $10.00 per share on the first Business Day after the Closing Date, on the terms and subject to the conditions and limitations set forth therein; and

WHEREAS, the board of directors of the HYAC has, upon the terms and subject to the conditions set forth herein, (i) approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including the Closing Merger) and (ii) recommended, inter alia, acceptance of the transactions contemplated by this Agreement (including the Closing Merger) and the Ancillary Documents and the approval of this Agreement and the Ancillary Documents by holders of HYAC Shares entitled to vote thereon.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“280G Approval” has the meaning set forth in Section 6.5(h).

“Accounting Firm” has the meaning set forth in Section 2.3(b)(ii).

“Accounting Principles” has the meaning set forth in Section 2.3(e).

“Accrued Income Taxes” means (x) the unpaid Income Taxes of the Group Companies on a combined basis for any Pre-Closing Tax Period for which a Tax Return has not yet been filed prior to the Closing Date and is not yet due under applicable law (taking into account extensions) and (y) any withholding, stamp or other Tax that is required to be paid (but as of the Closing has not been paid) to a Tax authority with respect to any distribution of cash or other property by a Group Company occurring after the date hereof but prior to the Closing Date (other than any such distribution that is required by the terms of this Agreement). The calculation of Accrued Income Taxes shall (A) exclude any deferred Tax liabilities or deferred Tax assets, (B) be computed in accordance with the past practice of the Group Companies to the extent permitted by applicable law, (C) take into account estimated or similar Tax payments made by the Group Companies, (D) take into account any deductions arising from or attributable to the incurrence or payment of the Company Expenses or the repayment of any Indebtedness of the Group Companies, in each case, in connection with the Closing and (E) exclude the effect of any transaction entered into outside the ordinary course of business on the Closing Date after the Closing.

“Acquired Equity Securities” means, collectively, the issued and outstanding equity securities of the Target Companies.

“Acquisition Transaction” has the meaning set forth in Section 6.16.

“Actual Fraud” means, with respect to a Party, a knowing and intentional misrepresentation of a material fact with respect to any representation or warranty made by such Party in Articles 3, 4, or 5, as applicable, of this Agreement with the intent to induce another Party to execute this Agreement and consummate the transactions contemplated hereby and upon which such other Party reasonably relied and as a result of which such other Party suffered Losses.

“Additional Equity Financing Share Consideration” has the meaning set forth in Section 2.3(a)(v).

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“Additional HYAC SEC Reports” has the meaning set forth in Section 5.12.

“Additional Transaction Share Consideration” has the meaning set forth in Section 2.3(a)(v).

“Adjustment Time” means 12:01 a.m. New York, New York time on the Closing Date.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. For the avoidance of doubt, (a) prior to the Closing, the Holding Companies and Group Companies shall be Affiliates of Sellers, (b) from and after the Closing, the Holding Companies and Group Companies shall not be Affiliates of Sellers and shall instead be Affiliates of Buyer and (c) the Sponsor shall, notwithstanding anything to the contrary in this Agreement or otherwise, be deemed to be an Affiliate of HYAC.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation” has the meaning set forth in Section 6.10(g).

“Alternative Debt Commitment Letter” has the meaning set forth in Section 6.12(b).

“Alternative Debt Financing” has the meaning set forth in Section 6.12(b).

“Alternative Equity Financing” has the meaning set forth in Section 6.12(b).

“Alternative Subscription Agreement” has the meaning set forth in Section 6.12(b).

“Ancillary Documents” has the meaning set forth in Section 3.3.

“Anti-Bribery and Anti-Corruption Law” means, collectively: (i) the U.S. Foreign Corrupt Practices Act (FCPA); (ii) the UK Bribery Act 2010; and (iii) any other anti-bribery or anti-corruption laws, statutes, and regulations applicable to the Group Companies’ conduct.

“Asset Transfer Agreement” means that those certain Asset Transfer Agreements, substantially in the forms attached as exhibits to the Reverse Transition Services Agreement (as the same may be amended, restated, or otherwise modified from time to time in accordance with their respective terms after the Closing).

“Assumed Liabilities” means the liabilities to be assumed by Dory US Holding Company pursuant to the Asset Transfer Agreements.

“Audit Group Companies” means, collectively, (a) (i) OneSpaWorld (Bahamas) Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (f/k/a Steiner Transocean Limited) and its wholly-owned Subsidiaries, and (ii) Steiner Spa Bahamas, and its wholly-owned Subsidiaries; (b) (i) STO Italy S.R.L., a società a responsabilità limitata organized under the laws of Italy (“STO Italy”), (ii) Steiner Transocean U.S. Inc., a Florida corporation, (iii) Steiner Spa Asia, (iv) Mandara Spa Asia Limited, an international business company incorporated under the laws of the British Virgin Islands, (v) Mandara Spa (Maldives) PVT LTD, a company limited by shares incorporated in the Republic of the Maldives, (vi) PT Mandara Spa Indonesia, a local limited liability company organized under the laws of Indonesia, (vii) Spa Services Asia Limited, an international business company incorporated under the laws of the British Virgin Islands (viii) Mandara Spa Palau, a private limited liability company incorporated in the Republic of Palau, (ix) Mandara Spa Ventures International Sdn. Bhd., a private limited company organized under the laws of Malaysia,

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(x) Mandara Spa Malaysia Sd. Bhd., a private limited company organized under the laws of Malaysia, (xi) Spa Partners (South Asia) Limited, an international business company incorporated under the laws of the British Virgin Islands, (xii) Steiner Spa Resorts (Connecticut), Inc., a Florida corporation, (xiii) Steiner Resorts Spas (California) Inc., a California corporation, (xiv) Steiner Resorts Spas (North Carolina), Inc., a Florida corporation, (xv) Mandara Spa (Hawaii), LLC, a Florida limited liability company, (xvi) Mandara Spa Services LLC, a Delaware limited liability company, (xvii) Florida Luxury Spa Group, LLC, a Florida limited liability company, (xviii) Steiner Spa Resorts (Nevada), Inc., a Florida corporation, (xix) Mandara PSLV, LLC, a Florida limited liability company, (xx) Steiner Marks, and (xxi) Steiner Training Limited, a limited company incorporated under the laws of England and Wales; and (c) the accounts and results of operations associated with the Time to Spa website.

“Audited Financials” has the meaning set forth in Section 3.4(a)(i).

“Bahamian Transfer Agreements” means, collectively, (a) the share transfer agreement with respect to the transfer of all of the outstanding equity securities of Steiner Marks, to Dory Parent, substantially in the form of Exhibit H attached hereto, (b) the share transfer agreement with respect to the transfer of all of the outstanding equity securities of Steiner Spa Bahamas, to Dory Parent, substantially in the form of Exhibit I attached hereto and (c) the share transfer agreement with respect to the transfer of all of the outstanding equity securities of Steiner Spa Asia, to Dory Parent, substantially in the form of Exhibit J attached hereto, in each case, as the same may be amended, restated, or otherwise modified from time to time after the Closing in accordance with its terms.

“Base Transaction Share Consideration” has the meaning set forth in Section 2.3(a)(v).

“Business” means the ownership, operation and management of (i) spas, salons and fitness facilities onboard cruise ships, (ii) land-based resort spas and the Bliss SoHo Day Spa in New York City, New York, (iii) the “timetospa” e-commerce website (the “Time to Spa Business”) and (iv) any training facilities solely to the extent related to clauses (i) and (ii) (and not, for the avoidance of doubt, the “for profit” education business of Sellers and their Affiliates).

“Business Combination” has the meaning set forth in Section 10.21.

“Business Combination Proposal” has the meaning set forth in Section 6.18.

“Business Confidential Information” has the meaning set forth in Section 6.3(b).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Buyer” has the meaning set forth in the introductory paragraph to this Agreement.

“Buyer 401(k) Plan” has the meaning set forth in Section 6.5(c).

“Buyer Excess Cash” means an amount (not less than zero) equal to (a) the amount of Cash and Cash Equivalents in the Trust Account as of immediately prior to the Closing (without, for the avoidance of doubt, giving effect to any HYAC Shareholder Redemptions) that are in excess of $330 million in the aggregate plus (b) $400,000 minus (c) the HYAC Shareholder Redemption Amount that is in excess of $50,000,000.

“Buyer Expense Shortfall” means an amount (not less than zero) equal to $35.0 million minus aggregate Buyer Expenses.

“Buyer Expenses” means, without duplication and solely to the extent that any of the following obligations have not been paid by HYAC or any of HYAC’s Subsidiaries as of immediately prior to the Closing, (a) the

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aggregate amount due and payable by HYAC, Dory US Holding Company, or any of their respective Subsidiaries as of immediately prior to the Closing for all fees, costs, disbursements, commissions, expenses or similar payments incurred by or on behalf of HYAC, Dory US Holding Company, or any of their respective Subsidiaries in connection with the negotiation and preparation of this Agreement and the Ancillary Documents (including the Financing, the Registration Statement / Proxy Statement and the HYAC Stockholders Meeting) and the consummation of the transactions contemplated by this Agreement (including any amounts paid by the Group Companies in connection with the purchase of any “tail” policies pursuant to Section 6.6 and the HSR Act filing fee) and the process resulting in the foregoing (including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers who performed services for or on behalf of, or provided advice to HYAC, Dory US Holding Company, or any of their respective Subsidiaries, or who are otherwise entitled to any compensation or payment from HYAC, Dory US Holding Company, or any of their respective Subsidiaries, in connection therewith), (b) the aggregate amount of all fees, costs, disbursements, commissions, expenses or similar payments incurred by or on behalf of any of the Holding Companies with the prior written approval of HYAC (such approval not to be unreasonably withheld, conditioned or delayed if such fee, cost, disbursement, commission, expense or similar payment (i) is one which Buyer would have been obligated to incur in order to satisfy its obligations this Agreement if such Holding Company was a Buyer Subsidiary or (ii) is necessary or required for such Holding Company to perform any of its covenants or obligations hereunder (a “Specified Expense”)) in connection with the negotiation and preparation of this Agreement and the Ancillary Documents (including the Financing, the Registration Statement / Proxy Statement and the HYAC Stockholders Meeting) and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents (but excluding any Company Expenses and any other fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers who have been engaged by Sellers or (solely with respect to expenses that are not Specified Expenses) any Holding Company in connection with the transactions contemplated by this Agreement and the Ancillary Documents) (provided that, for the avoidance of doubt, any expenses that are required to be paid by HYAC on behalf of Dory Parent pursuant to Section 10.5(b) shall be deemed to be Buyer Expenses for all purposes of this Agreement), (c) the costs and expenses of the financial statements to be delivered pursuant to Section 6.28(a) and Section 6.28(b) up to $250,000 (it being understood that the costs and expenses of such financial statements in excess of $250,000 shall constitute a Company Expense), (d) all of the costs and expenses of the financial statements of Dory Parent to be delivered pursuant to Section 6.28(c) and (e) 50% of the cost of the “tail” policy to be obtained pursuant to Section 6.6.

“Buyer Flexible Spending Account Plan” has the meaning set forth in Section 6.5(i).

“Buyer Indemnitees” has the meaning set forth in Section 9.2.

“Buyer Schedules” means the disclosure schedules to this Agreement delivered to Sellers by HYAC.

“Buyer Tax Returns” has the meaning set forth in Section 6.10(c)(ii).

“Cap” has the meaning set forth in Section 9.5(a).

“Cash and Cash Equivalents” means, as of any determination time, with respect to the Group Companies, the aggregate amount of the Group Companies’ cash and cash equivalents (including marketable securities, investment assets (including short term investments), cash-in-transit, checks, bank deposits, deposits with third parties and credit card receivables) as of such time. For the avoidance of doubt, Cash and Cash Equivalents shall (i) include (A) any checks, drafts, wires and credit transactions deposited or made for the accounts of any Group Company but not yet reflected as available in the accounts of such Group Company, and (B) 50% of any amounts paid by the Group Companies prior to the Closing in connection with the purchase of any “tail” policies pursuant to Section 6.6, and (ii) be reduced by the amount of any outstanding checks or debit transactions written or made against the accounts of any Group Company.

“Certificate of Merger” has the meaning set forth in Section 2.1(c)(ii).

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“Chancery Court” has the meaning set forth in Section 10.15.

“Change in Recommendation” has the meaning set forth in Section 6.18(b).

“Change in Tax Law” shall mean, (i) an amendment to Section 7874 of the Code (or passage of a bill in identical (or substantially identical such that a conference committee is not required prior to submission of such legislation for approval or veto by the President of the United States) form by both the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bill has not yet elapsed, that would, once effective, amend Section 7874 of the Code), (ii) the issuance of proposed or final United States Treasury Regulations under Section 7874 of the Code or (iii) issuance of any administrative guidance or announcement by the Department of Treasury or the Internal Revenue Service or issuance of a decision by any federal court that changes or clarifies the interpretation of Section 7874 of the Code or existing proposed or final United States Treasury Regulations under Section 7874 of the Code, in each case, occurring after the date hereof, if (A) but for such amendment or issuance, Dory Parent would not be treated as a domestic corporation under Section 7874(b) of the Code immediately following the transactions contemplated by this Agreement and (B) solely as a result of such amendment or issuance, Dory Parent would be treated as a domestic corporation under Section 7874(b) of the Code immediately following the transactions contemplated by this Agreement (it being understood, for the avoidance of doubt, that the use of “would” in clause (A) and clause (B) is not intended to specify a particular tax opinion level standard).

“Claim Notice” has the meaning set forth in Section 9.7(a).

“Claim Threshold” has the meaning set forth in Section 9.5(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Cash” means the aggregate amount of Cash and Cash Equivalents of the Group Companies as of the Adjustment Time.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Equity Contribution” has the meaning set forth in Section 2.1(a).

“Closing Filing” has the meaning set forth in Section 6.4(b).

“Closing Indebtedness” means the aggregate amount of Indebtedness of the Group Companies as of the Adjustment Time.

“Closing Press Release” has the meaning set forth in Section 6.4(b).

“Closing Statement” has the meaning set forth in Section 2.3(b)(i).

“Closing Working Capital” means the Net Working Capital of the Group Companies as of the Adjustment Time, determined in accordance with Section 2.3(e).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986.

“Company Expenses” means, without duplication and solely to the extent that any of the following obligations have not been paid as of the Adjustment Time, the aggregate amount due and payable by the Group

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Companies as of immediately prior to the Closing for (i) all unpaid, out-of-pocket fees, costs, disbursements, commissions, expenses or similar payments incurred by or on behalf of the Group Companies (to the extent, in each case, such amounts are a liability of and are due and payable by any Group Company) in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and the process resulting in the foregoing (including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers who performed services for or on behalf of, or provided advice to any Group Company, or who are otherwise entitled to any compensation or payment from any Group Company, in connection therewith), (ii) all amounts payable by any Holding Company or Group Company, under any success, change of control, retention, single-trigger severance, or other similar arrangements, to employees of the Group Companies by, and that is a liability of, the Holding Companies or Group Companies (and not any Seller or any their respective Affiliates (other than a Holding Company or Group Company)) solely as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents (excluding, for the avoidance of doubt, any success, change of control, retention, termination, compensation, severance, or other similar arrangements resulting from the termination of any such Person or any facts or circumstances arising, in each case, at or after Closing or any other action taken at the written direction or with the written approval of Buyer or any of its Affiliates) and the employer’s portion of any payroll taxes solely to the extent arising with respect to any such success, change of control, retention, severance, or other similar arrangements; (iii) to the extent that the cost of the re-audit of the Audited Financials in accordance with the standards of the PCAOB exceeds $250,000 in the aggregate, such excess; and (iv) 50% of the cost of the “tail” policy to be obtained pursuant to Section 6.6; provided, however, that Company Expenses shall exclude (a) any Indebtedness, (b) any amounts included in the calculation of Closing Working Capital, (c) any Buyer Expenses, and (d) any costs, fees and/or expenses payable by any of the Group Companies in respect of Section 6.9 or Section 6.12(a).

“Company Intellectual Property” means all Intellectual Property Rights that are owned, used, held for use or practiced by Group Company, or necessary for the conduct of the business of the Group Companies.

“Company IT Systems” means all computer systems, servers, network equipment and other computer hardware owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person other than a Group Company that is licensed to any Group Company.

“Company Owned Intellectual Property” means all Intellectual Property owned by a Group Company.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of the any Group Company.

“Competing Business” has the meaning set forth in Section 6.22(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 23, 2018, by and between One Spa World and HYAC, as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“Confidentiality Period” has the meaning set forth in Section 6.3(b).

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, permit, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contest” has the meaning set forth in Section 6.10(d)(i).

“Contributed Group Companies” has the meaning set forth in Section 6.10(b)(x).

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“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“Corporate Policies” has the meaning set forth in Section 6.11(a).

“Covenant Limitation Date” has the meaning set forth in Section 9.1.

“Creator” has the meaning set forth in Section 3.13(d).

“Credit Agreement Releases” has the meaning set forth in Section 6.14.

“Credit Agreements” means (a) the Credit Agreement, dated as of December 9, 2015 (as amended by the First Amendment to the Credit Agreement and Amendment to Pledge Agreement, dated as of October 31, 2016, and by the Second Amendment to Credit Agreement and Amendment to Other Credit Documents, dated as of January 11, 2018, and further amended, restated, amended and restated, extended, renewed, supplemented, modified and otherwise changed from time to time), by and among Steiner Leisure and certain of its Subsidiaries as borrowers, Newstar Financial, Inc., as administrative agent and collateral agent, and the other lenders from time to time party thereto, and (b) the Credit Agreement, dated as of December 9, 2015 (as amended by the First Amendment to Credit Agreement, dated as of January 28, 2016, the Second Amendment to Credit Agreement, dated as of April 1, 2016, the Third Amendment to Credit Agreement, dated as of May 18, 2016, the Fourth Amendment to Credit Agreement, dated as of March 15, 2017, and the Fifth Amendment to Credit Agreement and Amendment to Other Credit Documents, dated as of January 11, 2018, and further amended, restated, amended and restated, extended, renewed, supplemented, modified and otherwise changed from time to time), by and among Steiner Leisure and certain of its Subsidiaries as borrowers, PNC Bank, National Association, as the administrative agent and collateral agent, and other lenders from time to time party thereto.

“D&O Persons” has the meaning set forth in Section 6.6(a).

“Data Activities” has the meaning set forth in Section 3.20(a).

“De Minimis Claim” has the meaning set forth in Section 9.5(a).

“Debt Financing” has the meaning set forth in Section 5.5(a).

“Debt Financing Commitments” has the meaning set forth in Section 5.5(a).

“Deductible” has the meaning set forth in Section 9.5(a).

“Deferred Assets” has the meaning set forth in the Reverse Transition Services Agreement.

“Deferred Shares” means, collectively, the Founder Deferred Shares and the Steiner Deferred Shares.

“DGCL” has the meaning set forth in Section 2.1(c)(i).

“Director Designation Agreement” means the Director Designation Agreement, dated as of the date hereof, by and among Dory Parent, HYAC and Steiner Leisure, as amended, restated or otherwise modified from time to time in accordance with its terms and this Agreement.

“Dory Foreign Holding Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Dory Intermediate” has the meaning set forth in the recitals to this Agreement.

“Dory Non-US Acquired Securities” has the meaning set forth in the recitals to this Agreement.

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“Dory Non-US Acquisition” has the meaning set forth in Section 2.1(f)(iv).

“Dory Non-US Acquisition Purchase Price” means the amount set forth opposite the header “Dory Non-US Acquisition Purchase Price” in the Purchase Price Allocation Schedule.

“Dory Non-US Cash Contribution” has the meaning set forth in Section 2.1(j).

“Dory Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Dory Parent Common Shares” means the common shares of Dory Parent, par value $0.0001 per share.

“Dory Parent Stockholder Approval” means of the approval of the transactions contemplated by Section 2.1(c) by a majority of the shareholders of Dory Parent in accordance with its Governing Documents.

“Dory Parent Warrant Adjustment Amount” means a number of Dory Parent Warrants equal to the product of (a) a fraction, (i) the numerator of which is the amount of Buyer Excess Cash and (ii) the denominator of which is 10, multiplied by (b) 0.1739.

“Dory Parent Warrants” means any warrants issued by Dory Parent.

“Dory US Acquired Securities” has the meaning set forth in the recitals to this Agreement.

“Dory US Acquisition” has the meaning set forth in Section 2.1(g).

“Dory US Acquisition Purchase Price” means the amount set forth opposite the header “Dory US Acquisition Purchase Price” in the Purchase Price Allocation Schedule.

“Dory US Holding Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Dory US Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Dory US Merger Sub Member Approval” means of the approval of the Closing Merger and the other transactions contemplated by Section 2.1(c) by the sole member of Dory US Merger Sub in accordance with its Governing Documents.

“Elemis” means Elemis USA, Inc., a Florida corporation.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit or compensatory plan, program or arrangement that any Group Company maintains, sponsors or contributes to or with respect to which any Group Company has any liability, in each case, for U.S. service providers, other than any plan to which contributions are mandated by a Governmental Entity, which is required to be maintained or contributed to by applicable Law, or any Foreign Benefit Plan.

“Employees” has the meaning set forth in Section 6.5(a).

“Enterprise Value” means an amount equal to $892,500,000.

“Environmental Laws” means all applicable Laws concerning pollution, protection of the environment, or to the extent regarding environmental hazards, protection of human health or safety, as such Laws are promulgated and in effect on or prior to the Closing Date.

“Equity Financing” has the meaning set forth in Section 5.5(a).

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“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Agent” means Continental Stock Transfer & Trust Company, a New York corporation, and any successor thereto as agent under the Escrow Agreement or Warrant Agreement, as applicable.

“Escrow Agreement” has the meaning set forth in Section 2.4(a).

“Estimated Closing Statement” has the meaning set forth in Section 2.3(a).

“Estimated Purchase Price” has the meaning set forth in Section 2.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Businesses” means (a) the ownership, operation and management of “Bliss” or “Elemis” spas either (i) at the locations that are in operation as of the date of this Agreement or (ii) that are not maritime based spas or destination resort-based spas, (b) the ownership, operation and management of med-spas or any similar spas operated by the “Ideal Image” business either (i) at the locations that are in operation as of the date of this Agreement or (ii) that are not maritime based spas or destination resort-based spas, and (c) the provision of any services to any spas not owned, managed or operated by a Seller, including any training or quality control services with respect to the “Elemis” or any other products of any Seller or any of its Affiliates or the provision of services to any spas in connection with any Seller’s post-secondary education business.

“Excluded Taxes” has the meaning set forth in Section 6.10(a)(i).

“Federal Securities Laws” has the meaning set forth in Section 6.19.

“Final Purchase Price” has the meaning set forth in Section 2.3(d)(i).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financing” has the meaning set forth in Section 5.5(a).

“Financing Commitments” has the meaning set forth in Section 5.5(a).

“Financing Documents” has the meaning set forth in Section 6.12(a).

“Financing Source” means each entity (including the Lenders and each agent and arranger) that has committed to provide or otherwise entered into agreements to provide Debt Financing in connection with the transactions contemplated hereby, and the parties to any commitment letters, joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with each Affiliate thereof and each of their and their respective Affiliates’ current or future limited partners, shareholders, managers, members, officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives of each such entity or Affiliate and their respective successors and assigns.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.5.

“Foreign Benefit Plan” means each employee benefit or compensatory plan maintained by any of the Group Companies for its employees and other individual service providers located outside of the United States, other than any such plan to which contributions are mandated by a Governmental Entity or which is required to be maintained or contributed by applicable Law.

“Founder Shares” has the meaning set forth in the recitals to this Agreement.

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“Fundamental Representations” means the representations and warranties set forth in Sections 3.1(a) (Organization and Qualification), 3.2 (Capitalization of the Group Companies), 3.3 (Authority), 3.19 (Brokers), 4.1 (Organization and Qualification), 4.2 (Authority), 4.4 (Title to the Acquired Equity Securities), and 4.6 (Brokers).

“Funds Flow” has the meaning set forth in Section 2.3(a).

“GAAP” means United States generally accepted accounting principles.

“Gift Card Amount” means an amount equal to the Liabilities of the Group Companies as of immediately prior to the Closing in respect of unredeemed gift cards or gift certificates issued by the Group Companies prior to the Closing Date.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating agreement and certificate of formation, the “Governing Documents” of an international business company organized under the laws of the Commonwealth of The Bahamas are its memorandum and articles of association and its certificate of incorporation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association and its certificate of incorporation.

“Governmental Entity” means any United States or non-United States (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

“Group Company” and “Group Companies” means, collectively, the Target Companies and their Subsidiaries and, from and after the Closing, the Holding Companies.

“Group Company Permits” has the meaning set forth in Section 3.6.

“Group Company Plan” has the meaning set forth in Section 3.11(a).

“Guaranteed Seller Obligations” has the meaning set forth in Section 10.19.

“Guaranties” has the meaning set forth in Section 6.9.

“Holding Company” and “Holding Companies” means, collectively, Dory Parent, Dory Intermediate, Dory Foreign Holding Company and Dory US Merger Sub.

“Holding Company Equity Securities” means, collectively, the issued and outstanding equity securities of the Holding Companies.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“HYAC” has the meaning set forth in the introductory paragraph to this Agreement.

“HYAC Acquisition Transaction” has the meaning set forth in Section 6.16(b).

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“HYAC Available Cash” means an amount equal to (a) the amount of cash in the Trust Account immediately prior to giving effect to any HYAC Shareholder Redemption, less (b) the HYAC Shareholder Redemption Amount.

“HYAC Closing Date Loan” has the meaning set forth in Section 2.1(i).

“HYAC Closing Date Promissory Note” has the meaning set forth in the recitals to this Agreement.

“HYAC Cash Contribution” has the meaning set forth in Section 2.1(e).

“HYAC Equity Securities” means the equity securities of HYAC.

“HYAC Financial Statements” means all of the financial statements of HYAC included in the HYAC SEC Reports.

“HYAC Related Parties” has the meaning set forth in Section 5.14.

“HYAC Related Party Transactions” has the meaning set forth in Section 5.14.

“HYAC SEC Reports” has the meaning set forth in Section 5.12.

“HYAC Shareholder Redemption” means the right of the shareholders of HYAC to redeem all or a portion of their HYAC Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in HYAC’s amended and restated certificate of incorporation.

“HYAC Shareholder Redemption Amount” means the aggregate amount of cash proceeds required to satisfy any exercise by shareholders of HYAC of the HYAC Shareholder Redemption.

“HYAC Shares” means the shares of HYAC’s Class A common stock.

“HYAC Stockholder Approval” means the approval of the Transaction Proposals, at a HYAC Stockholders Meeting where a quorum is present, (a) in the case of the Business Combination Proposal, by the affirmative vote of holders of (i) a majority of the outstanding HYAC Shares and Founder Shares entitled to vote on such matter and (ii) a majority of the outstanding Founder Shares, voting separately as a single class, and (b) in the case of each of the other Transaction Proposals, by the affirmative vote of the holders of at least a majority of the votes cast by HYAC stockholders present in person or represented by proxy at the HYAC Stockholders Meeting.

“HYAC Stockholders Meeting” has the meaning set forth in Section 6.18.

“HYAC Transaction Recommendation” has the meaning set forth in Section 6.18.

“HYAC Warrants” means a warrant to purchase one HYAC Common Share at a price of $11.50 per share, subject to adjustment, as described in the HYAC SEC Reports.

“Improvements” has the meaning set forth in Section 3.18(c).

“Income Tax” means any Tax that is imposed on or measured by net income, however determined.

“Indebtedness” means, as of any time, without duplication, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage or other amounts payable upon the discharge thereof at the Closing) arising under any obligations of any Group Company for (i) indebtedness for borrowed money, (ii) other obligations evidenced by any note,

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bond, debenture or other debt security, (iii) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables or accrued expenses arising in the ordinary course of business and which are reflected in the calculation of Closing Working Capital), (iv) all reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (v) Accrued Income Taxes, (vi) payments relating to leases that are classified as capitalized lease obligations by any Group Company in accordance with GAAP (as in effect as of the date hereof), (vii) all Liabilities and other amounts owed by any Group Company to any Sellers or any of such Sellers’ Affiliates pursuant to any Seller Related Party Transaction (other than any Liabilities or other amounts owing under any Ongoing Affiliate Arrangements or any other Seller Related Party Transaction that is not required to be terminated at or prior to the Closing pursuant to Section 7.2(d)(v)), (viii) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (ix) 50% of the Gift Card Amount, and (x) guaranteeing obligations (or other assurances against Loss or Liens) of any other Person of the type described in the foregoing clauses. Notwithstanding the foregoing, “Indebtedness” shall not include any (a) obligations under operating leases or real property leases, (b) Company Expenses, (c) amounts included in the calculation of Closing Working Capital, (d) amounts due and owing under the Credit Agreements, (e) intercompany Indebtedness between a Group Company, on the one hand, and another Group Company, on the other hand or (f) Liabilities with respect to the Transferred Hedging Arrangements.

“Indemnified Party” has the meaning set forth in Section 9.7(a).

“Indemnifying Party” has the meaning set forth in Section 9.7(a).

“Indemnity Escrow Account” has the meaning set forth in Section 2.4(a).

“Indemnity Escrow Release Date” has the meaning set forth in Section 9.4(a).

“Indemnity Escrow Shares” has the meaning set forth in Section 2.4(a).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all: (i) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes and extensions of any of the foregoing (collectively, “Patents”), (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing, (collectively, “Marks”), (iii) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”), (iv) trade secrets, know-how and confidential and proprietary information, (v) rights in or to Software or other technology, and (vi) any other intellectual or proprietary rights protectable by any Law anywhere in the world.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 10.21.

“Italian Tax Matter” means any audit or examination of or contest regarding STO Italy by the Italian Tax Authority in respect of dividends paid by STO Italy in any Pre-Closing Tax Period and any Italian proceedings arising out of such audit or examination (including any appeals in any court or other tribunal).

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“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a)(ii).

“Law” means any federal, state, local or foreign statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Lenders” has the meaning set forth in Section 5.5(a).

“Liability” or “liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, demand, judgment, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, whether or not contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

“Lien” means any mortgage, pledge, security interest, encumbrance, financing statement, lien, license, charge, trust, option, warrant, purchase right, preemptive right, right of first offer or refusal, easement, servitude, transfer restriction, encroachment or other similar encumbrance or restriction.

“Limitation Date” has the meaning set forth in Section 9.1.

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Loss” means any damages, losses, liabilities, obligations, deficiencies, penalties, assessments, judgments, claims of any kind, interest, fines, charges or out-of-pocket costs, fees, or expenses (including reasonable and out-of-pocket attorneys’ fees and expenses, court costs and other reasonable and out-of-pocket professional fees and expenses) and all other out-of-pocket amounts incurred and paid in investigation, defense, seeking recovery against other parties and settlement of the foregoing and enforcement of rights to indemnification hereunder).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect upon (x) the financial condition, business or results of operations of the Group Companies, taken as a whole or (y) the ability of the Sellers or the Group Companies to perform their respective obligations under this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby; provided, however, that, for purposes of the foregoing clause (x), none of the following (or the results thereof) shall be taken into account, either alone or in combination, in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect, development or occurrence arising from or related to (i) conditions affecting the United States or global economy generally, (ii) any national or international political or social conditions in the United States or any other country or jurisdiction in which any Group Company operates, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes or prospective changes in GAAP or any Laws (or the interpretation or enforcement thereof), except any Change in Tax Law, (v) any change, event, effect, development or occurrence that is generally applicable to the industries or markets in which any of the Group Companies operates, (vi) the public announcement or pendency of the transactions contemplated by this Agreement or the taking of any action required by this Agreement and/or any Ancillary Document (including the completion of the transactions contemplated hereby and thereby) (provided

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that this clause (vi) shall not apply to any representation and warranty contained in Section 3.5 or Section 4.3 to the extent that it purports to address the effect of this Agreement and/or any Ancillary Documents or the transactions contemplated hereby and thereby (or the condition to Closing contained in Section 7.2(a)(iii) to the extent it relates to such representations and warranties)), (vii) any failure by any of the Group Companies to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period ending before, on or after the date of this Agreement (although the underlying facts and circumstances resulting in such failure shall be taken into account unless otherwise excluded under clauses (i) through (vi) or (viii) through (x) of this definition), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, acts of God or other comparable events, (ix) any action taken at the express written request or with the express written consent of Buyer and not otherwise required to be taken by this Agreement and/or any Ancillary Document, or (x) the identity of Buyer, the Sponsor or any of their respective Affiliates; provided, however, that any change, event, effect, development or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v), and (viii) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such change, event, effect, development or occurrence has a material and disproportionate effect on the Group Companies, taken as a whole, relative to other comparable entities operating in the industries or markets in which the Group Companies operate. Notwithstanding anything set forth herein to the contrary, the Parties expressly agree that the occurrence of a Change in Tax Law or a Tax Breach shall be deemed to have resulted in a Material Adverse Effect for all purposes hereunder.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customer” has the meaning set forth in Section 3.24.

“Material Personnel” has the meaning set forth in Section 3.7(a)(xiv).

“Material Real Property Lease” has the meaning set forth in Section 3.18(b).

“Material Supplier” has the meaning set forth in Section 3.24.

“Merger Effective Time” has the meaning set forth in Section 2.1(c)(ii).

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Nasdaq” means Nasdaq Capital Market.

“Negotiation Period” has the meaning set forth in Section 9.7(b).

“Nemo UK” has the meaning set forth in the introductory paragraph to this Agreement.

“Nemo UK Subsidiary Acquired Securities” has the meaning set forth in the recitals to this Agreement.

“Net Working Capital” means, as of any time, the aggregate amount of working capital assets of the Group Companies as of such time (consisting of the assets of the type and kind set forth in Exhibit K), minus the aggregate amount of working capital liabilities of the Group Companies as of such time (consisting of the liabilities of the type and kind set forth in Exhibit K), in each case determined in accordance with Section 2.3(e). Notwithstanding anything to the contrary contained herein, “Net Working Capital” shall not include assets or liabilities with respect to Income Taxes, deferred Tax assets, deferred Tax liabilities, Cash and Cash Equivalents, Company Expenses or Indebtedness (except that 50% of the Gift Card Amount shall be included in the calculation of Net Working Capital as provided in Exhibit K).

“Net Working Capital Adjustment” means (i) the amount by which Closing Working Capital exceeds the Target Working Capital, (ii) the amount by which the Closing Working Capital is less than the Target Working

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Capital or (iii) $0, in the event that the Closing Working Capital does not exceed the Target Working Capital and is not less than the Target Working Capital; provided that any amount which is calculated pursuant to clause (ii) above shall be deemed to be a negative number.

“New Plans” has the meaning set forth in Section 6.5(b).

“Non-Defending Party” has the meaning set forth in Section 9.8(b).

“Non-Recourse Parties” has the meaning set forth in Section 10.12.

“Non-US Sellers” means Nemo UK and Steiner UK.

“Objection” has the meaning set forth in Section 2.3(b)(ii).

“Objection Notice” has the meaning set forth in Section 2.3(b)(ii).

“Objection Period” has the meaning set forth in Section 9.7(b).

“OFAC” has the meaning set forth in Section 3.22(a).

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $150,000 per license, or an ongoing licensee fee of less than $50,000 per year.

“One Spa World” means One Spa World LLC, a Florida limited liability company.

“Ongoing Affiliate Arrangements” means, collectively, (i) Amended and Restated Supply Agreement, dated as of May 25, 2018, by and among Cosmetics Limited, OneSpaWorld (Bahamas) Limited and STO Italy, (ii) Elemis International Retailer Agreement, dated as of May 25, 2018, by and among Cosmetics Limited, Mandara Spa Aruba N.V., PT Mandara Spa Indonesia, Mandara Spa (Malaysia) Sdn. Bhd., Mandara Spa Palau, Inc., Mandara Spa (Maldives) PVT LTD, and Mandara Spa Asia Limited, (iii) Elemis International Retailer Agreement, dated as of May 25, 2018, by and among Elemis USA, OSW Distribution LLC, Florida Luxury Spa Group, LLC, Steiner Spa Resorts (Connecticut), Inc., Steiner Resorts Spa (California), Inc., Steiner Spa Resorts (Nevada), Inc., Mandara PSLV, LLC, Mandara Spa (Hawaii) LLC, Steiner Resorts Spa (North Carolina), Inc. and Mandara Spa Puerto Rico, Inc., (iv) Elemis International Retailer Agreement, dated as of May 25, 2018, by and among Elemis Limited, Mandara Spa (Bahamas) Ltd., and Steiner Training Limited, (v) License Agreement, dated as of May 25, 2018, between Cosmetics Limited and OneSpaWorld (Bahamas) Limited, (vi) License Agreement, dated as of May 25, 2018, between Ideal Image Development Corporation and OneSpaWorld (Bahamas) Limited, (vii) Amended and Restated Spa Cooperation and License Agreement, dated as of October 25, 2018, between Bliss World LLC and OSW SoHo LLC, (viii) Management Agreement, dated as of May 25, 2018, between Bliss World LLC and OneSpaWorld LLC, (ix) Cooperation and Management Agreement, dated as of May 25, 2018, between Coral Gables MP, Inc. and OneSpaWorld LLC, (x) Biotec Loan Machine Agreement, dated as of May 25, 2018, by and among Cosmetics Limited, Mandara Spa (Bahamas) Ltd, One Spa World (Bahamas) Limited, and STO Italy, (xi) Biotec Loan Machine Agreement, dated as of May 25, 2018, by and among Elemis, OSW Distribution LLC, Florida Luxury Spa Group, LLC, Steiner Spa Resorts (Connecticut), Inc., Steiner Resorts Spa (California), Inc., Steiner Spa Resorts (Nevada), Inc., Mandara PSLV, LLC, Mandara Spa (Hawaii) LLC, Steiner Resorts Spa (North Carolina), Inc. and Mandara Spa Puerto Rico, Inc., (xii) Biotec Loan Machine Agreement, dated as of May 25, 2018, between Elemis Limited and Steiner Training Limited, (xiii) the Reverse Transition Services Agreement, (xiv) the Transition Services Agreement, (xv) Sublease, dated as of August 3, 2018, between One Spa World, LLC and Steiner Management Services, LLC; (xvi) Sublease, dated as of August 3, 2018, between One Spa World, LLC and Steiner Management

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Services, LLC; and (xvii) the Steiner Executive Services Agreement (each such agreement referred to in clauses (i) through (xvii), as amended, restated or otherwise modified from time to time in accordance with its terms and this Agreement).

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, award, ruling, subpoena, verdict or decree entered, issued, made or rendered by any Governmental Entity.

“OSW” has the meaning set forth in the recitals to this Agreement.

“OSW Cash Contribution” has the meaning set forth in Section 2.1(k).

“OSW Limited” has the meaning set forth in the recitals.

“Overage Amount” has the meaning set forth in Section 2.3(d)(ii).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Passive Assets” has the meaning set forth in Section 6.10(b)(x).

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCI Requirements” has the meaning set forth in Section 3.20(a).

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established on the in accordance with GAAP, (iii) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property for the operation of the Business, (iv) Liens granted to any Person by Buyer or any of its Affiliates at or after the Closing, (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Companies and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property for the operation of the Business, (vi) matters that would be disclosed by an accurate survey or inspection of the real property and would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property for the operation of the Business, (vii) Liens described on Section 1.1(b) of the Seller Schedules, (viii) any right, interest, or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license or lease agreement or in the property being leased or licensed, (ix) any Liens arising under or related to the Credit Agreements or any other Indebtedness that is released and discharged at or prior to the Closing pursuant to Section 6.14, (x) nonexclusive licenses granted in the ordinary course of business and (xi) Liens which would not be, individually or in the aggregate, material to the Group Companies, taken as a whole.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

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“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to a Group Company, is capable of identifying an individual or an individual’s device).

“Post-Closing Guaranties” has the meaning set forth in Section 6.9.

“Pre-Closing Guaranties” has the meaning set forth in Section 6.9.

“Pre-Closing HYAC Holders” means the shareholders of HYAC at any time prior to the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending before or on the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

“Privacy Agreements” has the meaning set forth in Section 3.20(a).

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(b).

“Privacy Laws” has the meaning set forth in Section 3.20(a).

“Pro Rata Portion” means, with respect to any Seller, as of the date of determination, a percentage (a) the numerator of which is the sum of aggregate portion of the Purchase Price received by such Seller as of such time and (b) the denominator of which is the aggregate amount of the Purchase Price paid to the Sellers as of such time. The “Pro Rata Portion” for each Seller as of the Closing will be set forth opposite the name of such Seller’s under the heading marked “Pro Rata Portion” in the Funds Flow, which percentage is subject to adjustment based on any adjustments to the Purchase Price pursuant to Section 2.3(b).

“Proceeding” means any lawsuit, litigation, action, audit, demand, examination, hearing, claim, complaint, charge, investigation, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving, any Governmental Entity.

“Property Taxes” has the meaning set forth in Section 6.10(a)(iii)(A).

“Prospectus” has the meaning set forth in Section 10.21.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no or a nominal charge, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Standards License (SISL); (7) the BSD License; and (8) the Apache License.

“Public Stockholders” has the meaning set forth in Section 10.21.

“Purchase Price” means (i) Enterprise Value, plus (ii) the amount of Closing Cash, plus (iii) the amount of the Net Working Capital Adjustment (which may be a negative number), minus (iv) the amount of Closing Indebtedness, minus (v) the amount of Company Expenses.

“Purchase Price Adjustment Escrow Amount” has the meaning set forth in Section 2.4(b).

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“Purchase Price Adjustment Escrow Fund” has the meaning set forth in Section 2.4(b).

“Purchase Price Allocation Schedule” means Exhibit L attached hereto, which, inter alia, reflects the initial relative valuations of the Target Companies being sold by the US Sellers and the Non-US Sellers pursuant to this Agreement agreed to by the Parties (as may be updated by the Seller Representative prior to the Closing with the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed)).

“R&W Limitation Date” has the meaning set forth in Section 9.1.

“R&W Policy” means a buyer-side representation and warranty insurance policy.

“R&W Policy Retention” means the “retention” under the R&W Policy prior to the R&W Limitation Date.

“Real Property Leases” means all lease, sub-lease, license or other agreements, in each case, pursuant to which a Group Company leases or sub-leases any real property.

“Redemption Overage Amount” has the meaning set forth in Section 2.3(a)(v).

“Redemption Price” has the meaning set forth in Section 2.3(a)(vi).

“Reduced Equity Financing Amount” has the meaning set forth in Section 7.1(g).

“Reduced Equity Financing Option” has the meaning set forth in Section 2.3(a)(v).

“Reduced Redemption Option” has the meaning set forth in Section 2.3(a)(v).

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” has the meaning set forth in the recitals to this Agreement.

“Released Claims” has the meaning set forth in Section 10.21.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Restricted Seller Entities” has the meaning set forth in Section 6.22(a).

“Reverse Transition Services Agreement” means the reverse transition services agreement to be entered into on the Closing Date between Elemis, Cosmetics Limited, Elemis Limited, and Steiner US, on the one hand, and Dory US Holding Company, on the other hand, substantially in the form of Exhibit M attached hereto (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms after the Closing).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedules” means, collectively, the Seller Schedules and the Buyer Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

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“Secondary Investors” has the meaning set forth in the recitals to this Agreement.

“Secondary Purchase Agreements” has the meaning set forth in the recitals to this Agreement.

“Section 367(a) Active Business” has the meaning set forth in Section 3.16(v).

“Securities Act” has the meaning set forth in Section 5.7.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Seller Confidential Information” has the meaning set forth in Section 6.3(c).

“Seller Flexible Spending Account Plan” has the meaning set forth in Section 6.5(i).

“Seller Group Tax Returns” has the meaning set forth in Section 6.10(c)(i).

“Seller Guarantors” has the meaning set forth in Section 6.9.

“Seller Indemnitees” has the meaning set forth in Section 9.3.

“Seller Marks” has the meaning set forth in Section 6.13.

“Seller Related Parties” has the meaning set forth in Section 3.19.

“Seller Related Party Transactions” has the meaning set forth in Section 3.19.

“Seller Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Seller Review Period” has the meaning set forth in Section 2.3(b)(ii).

“Seller Schedules” means the disclosure schedules to this Agreement delivered to HYAC by the Sellers.

“Signing Filing” has the meaning set forth in Section 6.4(b).

“Signing Press Release” has the meaning set forth in Section 6.4(b).

“SMS” has the meaning set forth in the introductory paragraph to this Agreement.

“SMS Subsidiary Acquired Securities” has the meaning set forth in the recitals to this Agreement.

“Software” shall mean any and all: (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Specified Tax Rep” means the representations and warranties contained in Sections 3.16(p)-(u) and Sections 4.7(a) and 4.7(c).

“Sponsor” means Haymaker Sponsor, LLC, a Delaware limited liability company, and any successor thereof.

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“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“SSI” has the meaning set forth in Section 3.22(a).

“Steiner Closing Redemption” has the meaning set forth in Section 2.1(m).

“Steiner Deferred Share Value” means the product of the number of Steiner Deferred Shares as of the Closing, multiplied by $10.

“Steiner Executive Services Agreement” means the Executive Services Agreement, dated as of the date hereof, by and among Nemo Investor Aggregator, Limited and Dory Parent, as amended, restated or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“Steiner Leisure” has the meaning set forth in the introductory paragraph to this Agreement.

“Steiner Marks” has the meaning set forth in the recitals to this Agreement.

“Steiner Spa Asia” has the meaning set forth in the recitals to this Agreement.

“Steiner Spa Bahamas” has the meaning set forth in the recitals to this Agreement.

“Steiner UK” has the meaning set forth in the introductory paragraph to this Agreement.

“Steiner UK Subsidiary Acquired Securities” has the meaning set forth in the recitals to this Agreement.

“Steiner US” has the meaning set forth in the introductory paragraph to this Agreement.

“Steiner US Subsidiary Acquired Securities” has the meaning set forth in the recitals to this Agreement.

“STO Italy” has the meaning set forth in the definition of Audit Group Companies.

“STO Italy Favorable Determination” means an STO Italy Final Determination that determines that no Tax was payable in respect of the distributions that are the subject of the Italian Tax Matter.

“STO Italy Final Determination” means an Order of a Governmental Entity of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired or is reasonably likely (in Dory Parent’s good faith discretion) to expire with no appeal having been perfected) with respect to an Italian Tax Matter.

“STO Italy Local Purchase Agreement” means the transfer of shares of limited liability company agreement, substantially in the form of Exhibit N attached hereto (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms after the Closing).

“STO Italy Tax Amount” means the amount of withholding Tax that would be imposed on the distribution (assuming for this purpose that Steiner UK were not eligible to claim benefits of the “Directive on the Common System of Taxation Applicable in the Case of Parent Companies and Subsidiaries of Different Member States” of the European Union or under the Double Taxation Convention entered into between The Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Italian Republic) of cash in an amount equal to (i) the excess of (a) the amount of Cash and Cash Equivalents of STO Italy that is included in Closing Cash over (b) $600,000 plus (ii) the outstanding amount (including any accrued and unpaid interest so long as it relates to principal or accrued and unpaid interest outstanding as of the Closing) under the Intercompany Loan Agreement between STO Italy and OSW Limited (as amended, restated, or otherwise modified or replaced).

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“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subject Employee” has the meaning set forth in Section 6.22(b).

“Subscription Agreement Redemption Condition” means the condition to the closing of the subscription of Dory Parent Common Shares set forth in Section 2.b(vi) of the Subscription Agreements.

“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Entity” has the meaning set forth in Section 2.1(c)(i).

“Surviving Entity Bylaws” has the meaning set forth in Section 2.1(c)(iv).

“Surviving Entity Certificate of Incorporation” has the meaning set forth in Section 2.1(c)(iv).

“Surviving Entity Common Share” means a share of common stock, par value $0.0001, of the Surviving Entity.

“Target Companies” mean each of the entities set forth on Section 1.1(a) of the Seller Schedules.

“Target Working Capital” means $21,133,350.

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Government Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Benefit” has the meaning set forth in Section 9.5(e).

“Tax Breach” means any (i) inaccuracy or breach of a Specified Tax Rep or the covenants set forth in Section 6.10(b)(ix)(i), if (A) but for such inaccuracy or breach, Dory Parent would not be treated as a domestic corporation under Section 7874(b) of the Code immediately following the transactions contemplated by this

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Agreement and (B) solely as a result of such inaccuracy or breach, Dory Parent would be treated as a domestic corporation under Section 7874(b) of the Code immediately following the transactions contemplated by this Agreement; (ii) breach of any of the covenants set forth in Section 6.10(b)(ix)(ii), if (A) but for such breach, the Closing Merger would qualify as a contribution under Section 351 of the Code and (B) solely as a result of such breach, the Closing Merger would not qualify as a contribution under Section 351 of the Code; (iii) breach of any of the covenants set forth in Section 6.10(b)(ix)(iii) or (v), if (A) but for such breach, the non-U.S. Subsidiaries of OSW would not be considered to be “controlled foreign corporations” for purposes of Treas. Reg. Section 1.863-8 (for the avoidance of doubt, determined by taking into account the effect of Notice 2018-13 or any successor or amended Notice issued by the IRS or the Department of the Treasury) and (B) solely as a result of such breach, the non-U.S. Subsidiaries of OSW that are treated as corporations for U.S. federal income tax purposes would be considered to be “controlled foreign corporations” for purposes of Treas. Reg. Section 1.863-8 (for the avoidance of doubt, determined by taking into account the effect of Notice 2018-13 or any successor or amended Notice issued by the IRS or the Department of the Treasury); or (iv) breach of the covenant set forth in Section 6.10(b)(ix)(iv), if (A) but for such breach, no gain would be recognized by HYAC shareholders as a result of the Closing Merger pursuant to Section 367(a) of the Code (assuming, for this purpose, that each “five-percent transferee shareholder” (within the meaning of Treas. Reg. Section 1.367(a)-3(c)(5)(ii)) of Dory Parent as of immediately following the Closing enters into a five-year gain recognition agreement in accordance with Treas. Reg. Section 1.367(a)-8) and (B) solely as a result of such breach, gain would be recognized by HYAC shareholders as a result of the Closing Merger pursuant to Section 367(a) of the Code (assuming, for this purpose, that each “five-percent transferee shareholder” (within the meaning of Treas. Reg. Section 1.367(a)-3(c)(5)(ii)) of Dory Parent as of immediately following the Closing enters into a five-year gain recognition agreement in accordance with Treas. Reg. Section 1.367(a)-8); it being understood, for the avoidance of doubt, that the use of “would” in this definition of “Tax Breach” is not intended to specify a particular tax opinion level standard.

“Tax Package” means, with respect to any Seller Group Tax Return, (i) a pro forma Tax Return relating to the operations of the Group Companies that are required to be included in such Seller Group Tax Return; and (ii) all other information relating to the operations of the Group Companies that is reasonably necessary to prepare and file such Seller Group Tax Return.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Third Party Claim” has the meaning set forth in Section 9.7(a).

“Transaction Proposals” has the meaning set forth in Section 6.18.

“Transaction Share Consideration” has the meaning set forth in Section 2.3(a)(v).

“Transaction Share Consideration Value” means an amount equal to (expressed in dollars) (a) the Transaction Share Consideration (including any such shares that are delivered to the Escrow Agent as Indemnity Escrow Shares), multiplied by (b) $10.

“Transaction Shares” has the meaning set forth in Section 2.1(m).

“Transfer Taxes” means any sales, use, stock transfer, real property transfer, transfer, stamp, registration, documentary, recording or similar Taxes incurred in connection with the transactions contemplated by this Agreement or any of the Ancillary Documents.

“Transferred Assets” means those assets to be transferred to Dory US Holding Company pursuant to the Asset Transfer Agreements. For all purposes of Article 3 and Article 4, the Transferred Assets shall be deemed to

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be assets of a Group Company and the Assumed Liabilities shall be deemed to be Liabilities of a Group Company.

“Transferred Employees” has the meaning set forth in Section 6.5(a).

“Transferred Hedging Arrangements” has the meaning set forth in Section 6.34.

“Transition Services Agreement” means the transition services agreement to be entered into on the Closing Date between SMS, on the one hand, and One Spa World, on the other hand, substantially in the form of Exhibit O attached hereto (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms after the Closing).

“Trust Account” has the meaning set forth in Section 10.21.

“Trust Agreement” has the meaning set forth in Section 5.13.

“Trustee” has the meaning set forth in Section 5.13.

“US Sellers” means Steiner US and SMS.

“User Data” means any Personal Data or other data or information collected by or on behalf of any Group Company from any user of any Group Company website or any product or service offered as part of the Business.

“Waived 280G Benefits” has the meaning set forth in Section 6.5(h).

“Waiver Agreement” has the meaning set forth in the recitals to this Agreement.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988 as well as analogous applicable state and local Laws as well as any similar concept of a group layoff under applicable foreign Laws.

“Warrant Agreement” means the amended and restated warrant agreement, to be entered into at the Closing by Dory Parent and the Escrow Agent, substantially in the form attached hereto as Exhibit U (as the same may be amended, restated or otherwise modified from time to time after the Closing in accordance with its terms).

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Closing Date Transactions. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, at the Closing, the following transactions shall occur in the order set forth in this Section 2.1:

(a) Closing Equity Contribution. Steiner Leisure shall contribute all of the issued and outstanding equity securities of each of OSW, Steiner Spa Asia, Steiner Spa Bahamas and Steiner Marks to Dory Parent (the “Closing Equity Contribution”), and Dory Parent shall accept the Closing Equity Contribution.

(b) [Intentionally reserved].

(c) Closing Merger.

(i) Immediately after giving effect to the Closing Equity Contribution upon the terms and subject to the conditions set forth in this Section 2.1, and in accordance with the Delaware General Corporation Law (“DGCL”) and the Delaware Limited Liability Company Act, Dory US Merger Sub shall merge with and into HYAC (the “Closing Merger”) at the Merger Effective Time. Following the Merger Effective Time, the separate existence of Dory US Merger Sub shall cease and HYAC shall continue as the surviving entity of the Closing Merger (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of Dory US Merger Sub in accordance with DGCL and the Delaware Limited Liability Company Act.

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(ii) HYAC and Dory US Merger Sub shall cause a certificate of merger in a form in accordance with relevant provisions of the DGCL and the Delaware Limited Liability Company Act and reasonably satisfactory to HYAC and the Seller Representative (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware immediately after giving effect to the Closing Equity Contribution. The Closing Merger shall become effective at the time that the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and time as specified in the Certificate of Merger (the time the Closing Merger becomes effective being referred to herein as the “Merger Effective Time”).

(iii) The Closing Merger shall have the effects set forth in Section 251 of the DGCL and Section 18-203 of the Delaware Limited Liability Company Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, powers and franchises of HYAC and Dory US Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of HYAC and Dory US Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

(iv) At the Merger Effective Time (A) the certificate of incorporation in the form attached hereto as Exhibit Q shall become the certificate of incorporation of the Surviving Entity (the “Surviving Entity Certificate of Incorporation”) and (B) the bylaws in the form attached hereto as Exhibit R shall become the bylaws of the Surviving Entity (the “Surviving Entity Bylaws”), in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Merger Effective Time, the directors and officers of HYAC immediately prior to the Merger Effective Time shall be the initial directors and officers of the Surviving Entity, each to hold office in accordance with the Surviving Entity Certificate of Incorporation and the Surviving Entity Bylaws until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Merger Effective Time, by virtue of the Closing Merger and without any action on the part of HYAC, Dory Parent, Dory Intermediate, Dory US Merger Sub, or any other Person, all limited liability company interests of Dory US Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into one Surviving Entity Common Share.

(vii) At the Merger Effective Time, by virtue of the Closing Merger and without any action on the part of HYAC, Dory Parent, Dory Intermediate, Dory US Merger Sub, or any other Person, (A) each HYAC Share and Founder Share (other than such shares cancelled pursuant to Section 2.1(c)(viii)) issued and outstanding as of immediately prior to the Merger Effective Time shall be canceled and extinguished and be converted into the right to receive one Dory Parent Common Share (provided that the Founder Shares shall be converted into the right to receive, in the aggregate, (x) 6,250,000 Dory Parent Common Shares (3,250,000 (subject to adjustment (a) as described in the proviso to the definition of Founder Deferred Shares and (b) as provided in the Sponsor Support Agreement) of which shall be transferred and forfeited in accordance with the Sponsor Support Agreement) and (y) 2,000,000 Founder Deferred Shares (subject to adjustment as described in the proviso to the definition of Founder Deferred Shares) and (B) each outstanding warrant to purchase a HYAC Share shall, by its terms, become exercisable for one Dory Parent Common Share (provided that the Founder Warrants shall become exercisable for 8,000,000 Dory Parent Common Shares in the aggregate (of which a number of Dory Parent Warrants determined in accordance with the Sponsor Support Agreement shall be transferred and forfeited by the Sponsor in accordance with the Sponsor Support Agreement), all of which shall be subject to the terms and conditions of the Warrant Agreement). From and after the Merger Effective Time, the holder(s) of certificates, if any, evidencing ownership of the HYAC Shares or the Founder Shares or HYAC Shares or Founder Shares held in book-entry form issued and outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or under applicable Law.

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(viii) At the Merger Effective Time by virtue of the Closing Merger and without any action on the part of HYAC, Dory Parent, Dory US Merger Sub, or any other Person, each HYAC Share held immediately prior to the Merger Effective Time by HYAC as treasury stock or by Dory Parent, Dory Intermediate or Dory US Merger Sub shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

(d) Sponsor Support Agreement Transactions. Immediately following the Merger Effective Time, pursuant to the Sponsor Support Agreement, the Sponsor shall be automatically deemed to have irrevocably transferred to Dory Parent, surrendered, and forfeited for no consideration the Dory Parent Common Shares and Dory Parent Warrants specified in the Sponsor Support Agreement.

(e) Funding of Financing. Immediately after the Merger Effective Time, after giving effect to the transactions contemplated by the immediately preceding clause (d), and subject to the consummation of the Closing, (i) the Equity Financing shall be funded pursuant to, and in the amounts set forth in, the Subscription Agreements and (ii) the Debt Financing (including, to the extent of any HYAC Shareholder Redemptions, the funding of Debt Financing to satisfy the first $50,000,000 of the HYAC Shareholder Redemption Amount) shall be funded pursuant to, and in the amounts set forth in, the Debt Financing Commitments.

(f) Funding of HYAC Cash Contribution. Immediately after giving effect to the funding of the Financing pursuant to the immediately preceding clause (e), HYAC shall contribute a portion of the HYAC Available Cash to Dory US Holding Company in respect of the Dory US Acquisition in an aggregate amount equal to the Dory US Acquisition Purchase Price (the “HYAC Cash Contribution”).

(g) Dory US Acquisition. Immediately after giving effect to the HYAC Cash Contribution, each US Seller shall sell to Dory US Holding Company, and Dory US Holding Company shall purchase from each US Seller, in exchange for a portion of the Dory US Acquisition Purchase Price (as determined pursuant to the Purchase Price Allocation Schedule), all of the Dory US Acquired Securities owned by such US Seller, free and clear of all Liens (other than transfer restrictions under applicable securities Law or under the Governing Documents of the applicable Target Company) (the “Dory US Acquisition”).

(h) Replacement of D&Os. Concurrently with the Dory US Acquisition, (i) the directors and officers of Dory Parent and Dory Foreign Holding Company, shall be replaced with the individuals set forth on Section 2.1(h) of the Buyer Schedules, each to hold office in accordance with the Governing Documents of Dory Parent or Dory Foreign Holding Company, as applicable, until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal and (ii) the directors appointed pursuant to clause (i) shall authorize all of the transactions contemplated by this Agreement to be consummated at or after the Closing by Dory Parent and the Dory Foreign Holding Company (including the Steiner Closing Redemption).

(i) HYAC Closing Date Loan. Immediately after giving effect to the Dory US Acquisition, HYAC shall loan to Dory Parent cash in an amount equal to (A) the HYAC Available Cash, less (B) the amount of the Dory US Acquisition Purchase Price, in exchange for the issuance by Dory Parent of the HYAC Closing Date Promissory Note (the “HYAC Closing Date Loan”).

(j) Dory Non-US Cash Contribution. Immediately after giving effect to the HYAC Closing Date Loan, Dory Parent shall contribute cash to Dory Intermediate, which shall contribute such cash to Dory Foreign Holding Company, in respect of the Dory Non-US Acquisition in an aggregate amount equal to the Dory Non-US Acquisition Purchase Price (the “Dory Non-US Cash Contribution”).

(k) Dory Non-US Acquisition. Immediately after giving effect to the Dory Non-US Cash Contribution, each Non-US Seller shall sell to Dory Foreign Holding Company, and Dory Foreign Holding Company shall

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purchase from each Non-US Seller, in exchange for a portion of the Dory Non-US Acquisition Purchase Price (as determined pursuant to the Purchase Price Allocation Schedule), all of the Dory Non-US Acquired Securities owned by such Non-US Seller, free and clear of all Liens (other than transfer restrictions under applicable securities Law or under the Governing Documents of the applicable Target Company) (the “Dory Non-US Acquisition”).

(l) OSW Cash Contribution. (i) Concurrently with the Dory Non-US Acquisition, Dory Parent shall contribute cash in an aggregate amount equal to the amount to be repaid in respect of the Credit Agreement pursuant to Section 2.2(b)(ii) to Dory Intermediate (the “OSW Cash Contribution”), (ii) immediately after giving effect to the OSW Cash Contribution to Dory Intermediate, Dory Intermediate shall contribute the amount received in respect of the OSW Cash Contribution to OSW, and (iii) immediately after giving effect to the OSW Cash Contribution to OSW, Dory Intermediate will cause OSW to contribute the cash received pursuant to the immediately preceding clause (ii) to OSW Limited, and Dory Intermediate will cause OSW Limited to cause the proceeds of the OSW Cash Contribution to be utilized for purposes of making the payments pursuant to Section 2.3(a)(ii).

(m) Steiner Closing Redemption. Concurrently with the Dory Non-US Acquisition, (i) Dory Parent shall redeem a number of the Dory Parent Common Shares held by Steiner Leisure in exchange for the Redemption Price (as defined in Section 2.3(a)(vi) and as further adjusted pursuant to Section 2.3) (the “Steiner Closing Redemption”) such that, immediately after giving effect to the Steiner Closing Redemption, Steiner Leisure holds Dory Parent Common Shares with an aggregate value equal to the Transaction Share Consideration Value (based on, for the avoidance of doubt, an implied per share valuation of $10.00) (the “Transaction Shares”) and (ii) Dory Parent shall issue to Steiner Leisure a number of Dory Parent Warrants equal to (A) 1,901,287 Dory Parent Warrants, less (B) solely in the event there is Buyer Excess Cash, the Dory Parent Warrant Adjustment Amount, which Dory Parent Warrants shall be subject to the terms and conditions of the Warrant Agreement.

Notwithstanding anything in this Section 2.1 or otherwise in this Agreement to the contrary, Buyer may not, directly or indirectly, utilize any Cash and Cash Equivalents of the Group Companies for purposes of making any payments required to be made under, or otherwise relating to, this Agreement or any Ancillary Document on the Closing Date or making any payments of any Buyer Expenses, except and to the extent that the Closing Cash reflected in the Estimated Closing Statement exceeds $10,000,000.

Section 2.2 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., New York, New York time, no later than the third Business Day after satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 or at such other place, date and/or time as the Parties may agree. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3 Purchase Price.

(a) Estimated Purchase Price. No later than three Business Days prior to the Closing, the Seller Representative shall prepare and deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth its good faith estimate of the Closing Working Capital, the Net Working Capital Adjustment, the Closing Cash, the Closing Indebtedness and the Company Expenses, together with a calculation of the Purchase Price (the “Estimated Purchase Price”) based on such estimates (in each case, including reasonably detailed calculations of the components thereof). The Estimated Closing Statement and the determinations and calculations contained

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therein shall be prepared in accordance with this Agreement, including the Accounting Principles. The Seller Representative shall consider in good faith any comments Buyer may provide in respect of the Estimated Closing Statement at least one Business Day prior to the Closing (including the calculation of the Estimated Purchase Price and any component thereof) and, to the extent that the Seller Representative accepts any such comments, deliver a revised Estimated Closing Statement to Buyer prior to the Closing Date reflecting such accepted comments (it being understood and agreed that (x) in no event shall this sentence affect a Party’s obligation to effect the Closing when required pursuant to this Agreement and (y) from and after the Closing, the exclusive remedy with respect to, and the sole right to dispute, the Estimated Closing Statement (and any determinations or calculations contained therein) shall be as set forth in Section 2.3(b)). Notwithstanding anything to the contrary in this Agreement, in no event shall the delivery of the Estimated Closing Statement contemplated hereby or any comments thereto provided by Buyer be deemed to constitute the agreement of Buyer to any of the estimates or amounts set forth therein or be construed as a waiver by Buyer of any provisions, rights or privileges pursuant to Section 2.3(b). At the Closing, Buyer shall pay or deliver, as applicable, or cause to be paid or delivered, as applicable, the Estimated Purchase Price as follows:

(i) to the account(s) designated in writing by the Seller Representative, by wire transfer of immediately available funds, an amount equal to the portion of Company Expenses owing to the Persons set forth on the Funds Flow;

(ii) to the account(s) designated in writing by the Seller Representative, by wire transfer of immediately available funds, a portion of the amount outstanding under the Credit Agreements that is allocated to OSW Limited under the Credit Agreements to be repaid by OSW Limited hereunder as contemplated by Section 2.1(l) to the Persons and in the amounts set forth on the Funds Flow (if any);

(iii) to the account(s) designated in writing by the Seller Representative, by wire transfer of immediately available funds, an amount equal to the portion of the Indebtedness owing to the Persons set forth on Section 7.2(d)(iii) of the Seller Schedules;

(iv) to the Escrow Agent, the Purchase Price Adjustment Escrow Amount to be held in the Purchase Price Adjustment Fund;

(v) to Steiner Leisure, evidence of the Transaction Shares in book-entry form in its name on the books and records of Dory Parent (which shall, for the avoidance of doubt, have an implied value of $10.00 per share and, subject to any adjustments as a result of the Reduced Redemption Option or otherwise pursuant to this Section 2.3(a)(v), an implied value of $165,403,630 in the aggregate) (the “Base Transaction Share Consideration”); provided, that (A) in the event the HYAC Shareholder Redemption Amount exceeds $50,000,000 (such excess, if any, the “Redemption Overage Amount”), Steiner Leisure shall have the option (exercisable by delivery of written notice to HYAC) (the “Reduced Redemption Option”) to reduce the number of the Dory Parent Common Shares redeemed pursuant to the Steiner Closing Redemption by the number of Dory Parent Common Shares with an aggregate value equal to the Redemption Overage Amount based on an implied per share valuation of $10.00 (the aggregate number of additional Dory Parent Common Shares not redeemed as a result of the Reduced Redemption Option, the “Additional Transaction Share Consideration”) and (B) in the event that there is a Reduced Equity Financing Amount, Steiner Leisure shall have the option (exercisable by delivery of written notice to HYAC) (the “Reduced Equity Financing Option”) to waive the conditions set forth in Sections 7.1(g) and 7.3(g) and reduce the number of the Dory Parent Common Shares redeemed pursuant to the Steiner Closing Redemption by the number of Dory Parent Common Shares with an aggregate value equal to the Reduced Equity Financing Amount based on an implied per share valuation of $10.00 (the aggregate number of additional Dory Parent Common Shares not redeemed as a result of the Reduced Equity Financing Option, the “Additional Equity Financing Share Consideration” and, together with the Base Transaction Share Consideration and the Additional Transaction Share Consideration and as further adjusted pursuant to this Section 2.3(a)(v), the “Transaction Share Consideration”) and, upon exercise of the Reduced Redemption Option and/or the Reduced Equity Financing Option, the Transaction Share Consideration and the Redemption Price

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shall be automatically adjusted in accordance with this Section 2.3(a); provided that Steiner Leisure shall deliver the Indemnity Escrow Shares to the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement; and provided, further, that (A) the Transaction Share Consideration and Transaction Shares shall be adjusted as provided in the proviso to the definition of Steiner Deferred Shares and (B) the Transaction Share Consideration shall be reduced by a number of Dory Parent Common Shares equal to (x) the Buyer Excess Cash Amount, divided by (y) $10.

(vi) to Steiner Leisure, by wire transfer of immediately available funds to the account(s) designated in writing by the Seller Representative, an amount equal to the Estimated Purchase Price, less the Purchase Price Adjustment Escrow Amount, less the Transaction Share Consideration Value, less the Steiner Deferred Share Value, less the Dory US Acquisition Purchase Price, less the Dory Non-US Acquisition Purchase Price (the resulting amount, as and if adjusted pursuant to Section 2.3(a)(v), the “Redemption Price”); provided, to the extent that the “revolving” credit facility contemplated by the Debt Financing Commitments is unavailable to be funded on the Closing or insufficient (after taking into account any other borrowings on the Closing Date) to fund a portion of the Redemption Price up to an amount equal to the estimated Closing Cash, the portion of (but only such portion of) the Redemption Price representing the estimated Closing Cash shall not be payable by Dory Parent (or any of its Subsidiaries) on the Closing Date but instead shall be paid by Dory Parent (or any of its Subsidiaries) to Steiner Leisure, by wire transfer of immediately available funds to the account(s) designated in writing by the Seller Representative, within one Business Day following the Closing Date;

(vii) to each US Seller, by wire transfer of immediately available funds to the account(s) designated in writing by the Seller Representative, its portion of the Dory US Acquisition Purchase Price set forth on the Purchase Price Allocation Schedule opposite its name; and

(viii) to each Non-US Seller, by wire transfer of immediately available funds to the account(s) designated in writing by the Seller Representative, its portion of the Dory Non-US Acquisition Purchase Price set forth on the Purchase Price Allocation Schedule opposite its name.

The Seller Representative shall provide Buyer with a flow of funds setting forth the amounts to be paid pursuant to this Section 2.3(a), which shall be calculated in accordance with the terms and conditions of this Agreement, along with wire instructions therefor at least two (2) Business Days prior to the Closing Date (the “Funds Flow”). The payments pursuant to Section 2.3(a) (as adjusted pursuant to Section 2.3(b)) shall be deemed to reflect the agreement of Parties as to the value of the Acquired Equity Securities and the Dory Parent Common Shares set forth on Section 1.1(a) of the Seller Schedules redeemed pursuant to the Redemption immediately prior to the Closing.

At the Closing, Steiner Leisure shall deliver to the Escrow Agent the Indemnity Escrow Shares to be held in the Indemnity Escrow Account.

(b) Determination of Final Purchase Price.

(i) As soon as reasonably practicable, but no later than sixty days after the Closing Date, Buyer shall prepare and deliver to the Seller Representative a statement (the “Closing Statement”) setting forth Buyer’s good faith determination of the actual amounts of Closing Working Capital, the Net Working Capital Adjustment, Closing Cash, Closing Indebtedness and Company Expenses, together with a calculation of the Purchase Price based thereon, in each case, including reasonably detailed calculations of the components thereof. The Closing Statement and the determinations and calculations contained therein shall be prepared in accordance with this Agreement, including the Accounting Principles.

(ii) Within forty-five days following receipt by the Seller Representative of the Closing Statement (the “Seller Review Period”), the Seller Representative may deliver a written notice (an “Objection Notice”) to Buyer of any dispute it has with respect to the preparation or content of the Closing

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Statement. Such Objection Notice shall (to the extent that Buyer has complied with (or been relieved of) its obligations under Section 2.3(c) or the Seller Representative otherwise has possession of any such information or reasonable access to any such information from any of its Affiliates or its or their advisors) describe in reasonable detail the items contained in the Closing Statement with which the Seller Representative disagrees; provided, however, that the Objection Notice shall include only objections (A) based on the failure of the calculations set forth in the Closing Statement to be prepared in a manner consistent with this Agreement or the Accounting Principles or mathematical errors in the computation of any amount set forth in the Closing Statement, or (B) on the basis that the Seller Representative (to the extent that Buyer has not complied with (nor been relieved of) its obligations under Section 2.3(c) and the Seller Representative does not otherwise have possession of such information or reasonable access to such information from any of its Affiliates or its or their advisors) has not been provided with adequate information to understand and evaluate the differences between the calculations contained in the Estimated Closing Statement, on the one hand, and the calculations contained in the Closing Statement (and/or components thereof), on the other hand, pursuant to Section 2.3(c). Any amount, determination or calculation contained in the Closing Statement and not specifically disputed in a timely delivered Objection Notice shall be final, conclusive and binding on the Parties. If the Seller Representative does not timely deliver an Objection Notice with respect to the Closing Statement within such forty-five day period, the Closing Statement will be final, conclusive and binding on the Parties. If an Objection Notice is timely delivered within such forty-five day period, Buyer and the Seller Representative shall negotiate in good faith to resolve each dispute raised therein (each, an “Objection”). The Parties acknowledge and agree that the Federal Rules of Evidence Rule 408 and any similar state rules shall apply to the Seller Representative (and any of its Representatives) and Buyer (and any of its Representatives) during any such negotiations and any subsequent dispute arising therefrom. If Buyer and the Seller Representative, notwithstanding such good faith efforts, fail to resolve any Objections within fifteen Business Days after the Seller Representative delivers an Objection Notice, then Buyer and the Seller Representative shall jointly engage the dispute resolution group of BDO USA, LLC or, if such firm declines to be retained to resolve the dispute, the dispute resolution group of another internationally-recognized, independent accounting firm reasonably acceptable to the Seller Representative and Buyer (in either case, the “Accounting Firm”) to resolve such disputes (acting as an expert and not an arbitrator) in accordance with this Agreement (including the Accounting Principles) as soon as practicable thereafter. Buyer and the Seller Representative shall use reasonable best efforts to cause the Accounting Firm to deliver a written report containing its calculation of the disputed Objections (which calculation shall be within the range of dispute between the Closing Statement and the Objection Notice) within the thirty day period after its engagement. The Accounting Firm shall make a final determination of each Objection based solely on (A) the definitions and other applicable provisions of this Agreement (and shall not conduct an independent investigation), (B) a single written presentation submitted by each of Buyer and the Seller Representative (which the Accounting Firm shall be instructed to distribute to Buyer and the Seller Representative upon receipt of both such presentations) and (C) one written response of Buyer and the Seller Representative to each such presentation so submitted (which the Accounting Firm shall be instructed to distribute to Buyer and the Seller Representative upon receipt of such responses). For the avoidance of doubt, neither Buyer nor the Seller Representative shall have any ex parte communications with the Accounting Firm relating to this Section 2.3(b) or this Agreement. All Objections that are resolved between the Parties or are determined by the Accounting Firm will be final, conclusive and binding on the Parties, absent manifest error or fraud. The costs and expenses of the Accounting Firm shall be borne by the party (i.e., Buyer, on the one hand, or Seller Representative, on the other hand), that assigned an aggregate amount to items in dispute that were, on a net basis, furthest in amount from the amount finally determined by the Accounting Firm (and, if the parties’ assigned amounts were equidistant from the amount finally determined, then such costs and expenses shall be borne equally). For example, if the Seller Representative challenges the calculation of the Purchase Price contained in the Closing Statement by an aggregate amount of $100,000, and the Accounting Firm determines that the Seller Representative has a valid claim for $60,000 of the

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$100,000 challenged, then Buyer shall bear one-hundred percent (100%) of the fees and expenses of the Accounting Firm and the Seller Representative shall bear none of such fees and expenses.

(iii) The Parties agree that the procedures set forth in this Section 2.3(b) for resolving disputes with respect to the Closing Statement (or the calculations therein) shall be the sole and exclusive method for resolving any such disputes and none of the Parties or any of their Affiliates shall have any claim against any other Party or their Affiliates in respect thereof; provided, however, that this provision shall not prohibit the Seller Representative or Buyer, as applicable, from instituting litigation to enforce any final determination of the Purchase Price by the Accounting Firm pursuant to Section 2.3(b)(ii), or to compel any Party to submit any dispute arising in connection with this Section 2.3(b) to the Accounting Firm pursuant to and in accordance with the terms and conditions of this Section 2.3, in any court or other tribunal of competent jurisdiction in accordance with Section 10.15. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of manifest error or fraud. It is the intent of the Parties to have any final determination of the Purchase Price by the Accounting Firm proceed in an expeditious manner; provided, however, any deadline or time period contained herein may be extended or modified by the written agreement of the Seller Representative and Buyer, and the Parties agree that the failure of the Accounting Firm to conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm which otherwise conforms to the terms of this Section 2.3(b).

(c) Access. Following the delivery of the Estimated Closing Statement to Buyer until the Closing, the Sellers shall, and shall cause each Group Company to, promptly give to the Buyer and its Representatives (and during the Seller Review Period, Buyer shall, and shall cause each Group Company to, promptly give to the Seller Representative and its Representatives) reasonable access, upon reasonable prior notice and during normal business hours, to the relevant financial records, work papers, supporting documentation, personnel of the Group Companies and advisors of the Group Companies (subject to the execution of a customary access letter, if requested) in order to permit the timely and complete review of, and, in the case of the Closing Statement only, the resolution of any Objections with respect to, the Estimated Closing Statement or the Closing Statement, as applicable. Buyer shall be relieved of its obligations under this Section 2.3(c) to the extent that (i) services pursuant to any Ancillary Document are required in order to comply with such obligations and (ii) Seller or any of its Representatives have failed to provide such services pursuant to such Ancillary Document after Buyer provides the Seller Representative notice of such failure and a reasonable opportunity to cure.

(d) Adjustments.

(i) Payment by Buyer. If the Purchase Price as finally determined pursuant to Section 2.3(b) (the “Final Purchase Price”) exceeds the Estimated Purchase Price, then Buyer shall pay, or cause to be paid, to Steiner Leisure an amount equal to such excess, by wire transfer of immediately available funds within five Business Days after the date on which the Final Purchase Price is finally determined to the account(s) designated in writing by the Seller Representative. Buyer and the Seller Representative shall also deliver a joint written authorization to the Escrow Agent within such five Business Day period instructing the Escrow Agent to release the entire Purchase Price Adjustment Escrow Fund to Steiner Leisure to the account designated in writing by the Seller Representative.

(ii) Payment from Steiner Leisure. If the Final Purchase Price is less than the Estimated Purchase Price (the amount by which the Estimated Purchase Price exceeds the Final Purchase Price, the “Overage Amount”), then (x) if such Overage Amount is less than or equal to the Purchase Price Adjustment Escrow Amount, Buyer and the Seller Representative shall deliver a joint written authorization to the Escrow Agent within five Business Days after the date on which the Final Purchase Price is determined instructing the Escrow Agent to release (1) an amount of cash equal to the Overage Amount from the Purchase Price Adjustment Escrow Fund to Buyer to the account designated in writing by the Buyer, and (2) the remaining amount of cash in the Purchase Price Adjustment Escrow

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Fund, if any, to Steiner Leisure to the account designated in writing by the Seller Representative; or (y) if such Overage Amount exceeds the Purchase Price Adjustment Amount, (1) Buyer and Seller Representative shall deliver a joint written authorization to the Escrow Agent within five Business Days after the date on which the Final Purchase Price is determined instructing the Escrow Agent to release the entire Purchase Price Adjustment Escrow Fund to Buyer to the account designated in writing by the Buyer, and (2) Steiner Leisure shall each pay, or cause to be paid, to Buyer an amount equal to (x) the Overage Amount less (y) the Purchase Price Adjustment Escrow Amount by wire transfer of immediately available funds within five Business Days after the date on which the Final Purchase Price is determined to the account designated in writing by Buyer. For the avoidance of doubt, any adjustment to the Purchase Price pursuant to Section 2.3(b) shall also be deemed to be an adjustment to the Redemption Price.

(e) Accounting Procedures. The Estimated Closing Statement, the Closing Statement and the determinations and calculations contained therein shall (subject to clauses (i) through (iv) below) be prepared and calculated on a consolidated basis for the Group Companies in accordance with GAAP, consistent with the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Group Companies in the preparation of the latest Audited Financials, except that such statements, calculations and determinations: (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement; (ii) shall be based on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any change in Law or GAAP (or interpretation or enforcement thereof) or any other act, decision or event occurring on or after the Closing; (iii) shall follow the defined terms contained in this Agreement whether or not such terms are consistent with GAAP; and (iv) shall, in the case of the Closing Working Capital calculation, be calculated in accordance with the principles used on Exhibit K (the principles set forth in this Section 2.3(e), the “Accounting Principles”). For purposes of any determinations or calculations of the Closing Working Capital, the Closing Cash, the Closing Indebtedness and the Company Expenses that involve amounts denominated in non-U.S. dollars, such amounts shall be converted into U.S. dollars by using (A) for purposes of the Estimated Closing Statement and the determination of the Estimated Purchase Price, the exchange rate published in The Wall Street Journal on the Business Day prior to the delivery of the Estimated Closing Statement and (B) for all other purposes, the average exchange rate as published in The Wall Street Journal for each of the three (3) Business Days ending on the Business Day prior to the Closing Date.

Section 2.4 Establishment of Escrow Account.

(a) On the Closing Date, Steiner Leisure shall deposit with the Escrow Agent, 350,000 Dory Parent Common Shares (the “Indemnity Escrow Shares”) in accordance with the terms of this Agreement and that certain escrow agreement to be entered into as of the Closing Date by and among Dory Parent, the Seller Representative and the Escrow Agent in substantially the form of Exhibit S attached hereto (as the same may be amended, restated, or otherwise modified from time to time after the Closing in accordance with its terms and the terms of this Agreement, the “Escrow Agreement”). The Indemnity Escrow Shares shall be held in an escrow account (the “Indemnity Escrow Account”) pursuant to the terms of the Escrow Agreement as security, and a source of payment, for the Sellers’ indemnification obligations under Article 9, and is subject to the disbursement terms contained in this Agreement and the Escrow Agreement.

(b) On the Closing Date, pursuant to Section 2.3(a)(iv), Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds an amount equal to $2,000,000 (the “Purchase Price Adjustment Escrow Amount”) in accordance with the terms of this Agreement and the Escrow Agreement. The Purchase Price Adjustment Escrow Amount shall be held in an escrow fund account (the “Purchase Price Adjustment Escrow Fund”) pursuant to the terms of the Escrow Agreement as security, and a source of payment, for any

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Overage Amount owed to Buyer pursuant to Section 2.3(d)(ii), and is subject to the disbursement terms contained in this Agreement and the Escrow Agreement.

Section 2.5 Withholding. Buyer and the Target Companies shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Buyer shall provide the applicable Seller with reasonable advance written notice of its intent to deduct and withhold with respect to the consideration payable to any Seller pursuant to this Agreement, and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including, without limitation, through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.6 Deferred Shares.

(a) As used in this Agreement, the following terms have the respective meanings set forth below:

(i) “Change in Control” means a transaction with a Person or group of Persons acting in concert, pursuant to which such Person or Persons acquire, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of Dory Parent (excluding, for the avoidance of doubt, any Deferred Shares to be issued or to become vested in connection with such transaction(s) pursuant to Section 2.6 in connection with such Change in Control, as applicable) (whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise). For purposes of a Change in Control, the “price per share” of Dory Parent Common Shares means (a) the amount of cash proceeds and (b) the value of any non-cash consideration that a holder of one Dory Parent Common Share would be entitled to receive or receives, directly or indirectly, in such transaction ((x) assuming that any earn-out or similar payments, escrows, holdbacks and similar items are included as part of the consideration received as of the closing of such transaction and (y) calculated as if the equity securities, directly or indirectly, acquired in such transaction are all of the equity securities then outstanding). For purposes of clause (b) of the immediately preceding sentence, the value of any non-cash consideration shall be (i) if the underlying transaction agreement sets forth a value thereof as agreed between the parties thereto, such value set forth in such transaction agreement, (ii) if any such non-cash consideration is an equity security for which a public market exists, the weighted average of the prices of such equity security quoted on the primary securities exchange on which such equity security is listed for the 10 trading day period ending immediately prior to the date of the determination of value or (iii) in any other case, the value reasonably determined in good faith by the Dory Parent Board.

(ii) “Dory Parent Common Share 5-Day VWAP” means, on any date after the Closing, the volume weighted average price per Dory Parent Common Share for the five consecutive trading days ending on such determination date (calculated as a single period) on Nasdaq or other stock exchange or, if not then listed, Dory Parent’s principal trading market, in any such case, as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

(iii) “Dory Parent Board” means the board of directors of Dory Parent, or a committee of such board of directors to which such board of directors has delegated authority.

(iv) “Founder Deferred Shares” shall mean 2 million Dory Parent Common Shares that would otherwise be issuable to the Sponsor pursuant to the Closing Merger (which shall be fully paid and non-assessable and free and clear of any Liens (other than Liens arising under applicable securities Laws or Liens granted by the applicable holder)) that shall be issued by Dory Parent to Sponsor (or its Permitted Transferee) as provided in this Section 2.6; provided that the number of Founder Deferred Shares shall be reduced (and the number of Dory Parent Common Shares forfeited pursuant to the

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Sponsor Support Agreement correspondingly decreased) as of the Closing by a number of shares equal to 50% of the Buyer Expense Shortfall divided by $10.00.

(v) “Steiner Deferred Shares” shall mean 1 million Dory Parent Common Shares (which shall be fully paid and non-assessable and free and clear of any Liens (other than Liens arising under applicable securities Laws or Liens granted by the applicable holder)) that shall be issued by Dory Parent to Steiner Leisure (or its Permitted Transferee) as provided in this Section 2.6; provided that the number of Steiner Deferred Shares shall be reduced (and the number of Transaction Shares and the Transaction Share Consideration correspondingly increased) as of the Closing by a number of shares equal to 50% of the Buyer Expense Shortfall divided by $10.00.

(vi) “Trigger Event” means any of the following: (A) the first day on which the Dory Parent Common Share 5-Day VWAP is equal to greater than $20.00 (such share price as adjusted pursuant to this Section 2.6, the “Price Target”); (B) in the case of a Change in Control, if the price per Dory Parent Common Share paid or payable in connection with such Change in Control is equal to or greater than the Price Target; or (C) the 10 year anniversary of this Agreement.

(b) Promptly (but in any event within five (5) Business Days) after the occurrence of a Trigger Event, Dory Parent shall issue (x) the Founder Deferred Shares to Sponsor (or its Permitted Transferees) and (y) the Steiner Deferred Shares to Steiner Leisure (or its Permitted Transferees). Each Deferred Holder acknowledges and agrees that the Deferred Shares are intended to be treated as equity for accounting purposes.

(c) Notwithstanding anything to the contrary, upon the occurrence of a Change in Control that is a Trigger Event, Dory Parent shall issue the Founder Deferred Shares to Sponsor (or its Permitted Transferee) and shall issue the Steiner Deferred Shares to Steiner Leisure (or its Permitted Transferee), in each case, no later than immediately prior to the consummation of such Change in Control. For the avoidance of doubt, if the price per Dory Parent Common Share paid or payable in connection with such Change in Control is less than the Price Target, then no Deferred Shares shall be issued pursuant to this Section 2.6 from and after the occurrence of or otherwise in connection with such Change in Control, and all rights to receive such Founder Deferred Shares and Steiner Deferred Shares shall automatically, without any further action of any person, terminate and be forfeited for no consideration.

(d) The Deferred Shares and/or the Price Target, as applicable, shall be adjusted appropriately and in good faith by the Dory Parent Board to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Dory Parent Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Dory Parent Common Shares or Dory Parent Warrants at any time prior to the issuance of the Deferred Shares pursuant to this Section 2.6 so as to provide the holders of Deferred Shares with the same economic effect as contemplated by this Section 2.6 and the other applicable provisions of this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Deferred Shares and the Price Target, as applicable.

(e) If Dory Parent, at any time prior to a Trigger Event or forfeiture pursuant to Section 2.6(c), shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Dory Parent Common Shares on account of such Dory Parent Common Shares (or other shares of Dory Parent’s capital stock into which the Deferred Shares are convertible), other than as described in Section 2.6(d) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Price Target shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Dory Parent Board, in good faith) of any securities or other assets paid on each Dory Parent Common Share in respect of such Extraordinary Dividend.

(f) Dory Parent shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on, and for the Deferred Shares to be tradable over, Nasdaq; provided, however, the

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foregoing shall not limit Dory Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control, other than as set forth in Section 2.6(c) above, Dory Parent shall have no further obligations pursuant to this Section 2.6(f).

(g) For purposes of this Section 2.6, each of Sponsor and Steiner Leisure, collectively, together with any Person who hereafter becomes a party to an agreement to be bound by this Section 2.6 as provided in this Section 2.6, is referred to as a “Deferred Share Holder”. Each Deferred Share Holders hereby agrees not to, during the period commencing from the date of this Agreement and through the date of a Trigger Event: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Deferred Shares (or the right to receive any Deferred Shares), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Deferred Shares, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Deferred Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply:

(i) to the transfer of any or all of the Deferred Shares owned by a Deferred Share Holder by a bona fide gift or charitable contribution;

(ii) to the transfer of any or all of the Deferred Shares owned by a Deferred Share Holder by will or intestate succession upon the death of such Holder;

(iii) to the transfer of any or all of the Deferred Shares owned by a Deferred Share Holder to any Permitted Transferee;

(iv) to the transfer of any or all of the Deferred Shares owned by a Deferred Share Holder pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union.

provided, however, that in any of the foregoing cases (i), (ii), (iii) or (iv), it shall be a condition to such transfer that the transferee executes and delivers to Dory Parent an agreement stating that the transferee is receiving and holding the Deferred Shares (or right to receive such Deferred Shares) subject to the provisions of this Section 2.6 applicable to such Deferred Share Holder, and there shall be no further transfer of such Deferred Shares (or right to receive such Deferred Shares) prior to a Trigger Event except in accordance with this Section 2.6; and provided further, that in any of the of cases (i), (ii) or (iii) such transfer or distribution shall not involve a disposition for value (except to the extent that such transfer or distribution for value is required for tax or other similar purposes in connection with a transfer or distribution to an Affiliate). As used in this Section 2.6, the term “Permitted Transferee” shall mean:

(i) the members of a Deferred Share Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings);

(ii) any trust for the direct or indirect benefit of a Deferred Share Holder or the immediate family of a Deferred Share Holder;

(iii) if a Deferred Share Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(iv) as a distribution to the direct or indirect: general partners, limited partners, shareholders, members of, or owners of similar equity interests in a Deferred Share Holder; or

(v) to any Affiliate of a Deferred Share Holder.

Each Deferred Share Holder further agrees to execute such agreements that are reasonably necessary to give effect to this Section 2.6(g).

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If any Prohibited Transfer is made contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Dory Parent shall refuse to recognize any such purported transferee of the Deferred Shares (or right to receive Deferred Shares) as a holder thereof for any purpose.

(h) Dory Parent agrees that the Deferred Shares, when issued in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free and clear of any Liens (other than Liens arising under applicable securities Laws or the Governing Documents of Dory Parent, or Liens granted, or that result from any action, or the failure to take any action, by the Person to whom such Deferred Shares are issued pursuant to this Agreement). At all times prior to the issuance or forfeiture of the Deferred Shares pursuant to this Section 2.6, Dory Parent shall keep available for issuance a sufficient number of unissued Dory Parent Common Shares to permit Dory Parent to satisfy its issuance obligations set forth in this Section 2.6, shall take all actions required to increase the authorized number of Dory Parent Common Shares if at any time there shall be insufficient unissued Dory Parent Common Shares to permit such reservation and shall not enter into any contract or agreement that is in conflict with or would cause Dory Parent to violate its obligations under this sentence. Each Deferred Share Holder that is not party to this Agreement is an intended third party beneficiary of this Section 2.6.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth on the Seller Schedules, Sellers hereby, jointly and severally, represent and warrant to Buyer as of the date hereof, as follows:

Section 3.1 Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company, limited partnership, exempted company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Seller Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company, limited partnership or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Material Adverse Effect.

(b) True and complete copies of the Governing Documents of each Group Company have been provided to Buyer, are in full force and effect, and reflect all amendments and modifications thereto.

(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

Section 3.2 Capitalization of the Holding Companies and the Group Companies.

(a) Section 1.1(a) of the Seller Schedules contains a true and correct statement of the number and class or series (as applicable) of the capital stock, limited liability company interests, shares or other equity interests comprising the Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules and the identity of the Persons that are the record owners thereof

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(including the percentage interests of the applicable Holding Company or Target Company held thereby), in each case, as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1. The Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules comprise all of the authorized capital stock, limited liability company interests, shares or other equity interests of the Target Companies and Holding Companies that are issued and outstanding, in each case, as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1. The Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules have been (except to the extent such concepts are not applicable under the applicable Law of such Target Company’s or Holding Company’s jurisdiction of incorporation or formation, as applicable, or other applicable Law) duly authorized and validly issued and are fully paid and non-assessable. The Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules (i) were not issued in violation of the Governing Documents of the applicable Target Company or Holding Company or any other contract, arrangement or commitment to which such Target Company or Holding Company is party, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable securities Laws or under the Governing Documents of the Person issuing such securities) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person, and (iii) are free and clear of all Liens (other than Permitted Liens and transfer restrictions under applicable Law or any Governing Documents of the Target Company or Holding Company, as applicable).

(b) Except as set forth on Section 3.2(b) of the Seller Schedules, as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1, no Group Company directly or indirectly owns any equity interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity interest in, any Person (other than a Group Company).

(c) Section 3.2(c) of the Seller Schedules contains a true and accurate statement of the issued and outstanding capital stock, limited liability company interests, shares or other equity interests of each Group Company (other than a Target Company) and the identity of the Persons that are the record and beneficial owners thereof (including the percentage interests of such applicable Group Company held thereby), in each case, as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1(b). All outstanding equity securities of each Group Company (other than a Target Company) (except to the extent such concepts are not applicable under the applicable Law of such Group Company’s jurisdiction of incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such equity securities (i) were not issued in violation of the Governing Documents of the applicable Group Company or any other contract, arrangement or commitment to which such Subsidiary is party, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable securities Laws or under the Governing Documents of the applicable Group Company) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person, (iii) are free and clear of Liens (other than any Permitted Liens and transfer restrictions under applicable Law or any Governing Documents of any Group Company), and (iv) except as set forth on Section 3.2(c) of the Seller Schedules, are owned, beneficially and of record, exclusively by another Group Company or Holding Company as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1.

(d) All outstanding equity securities of each Holding Company (except to the extent such concepts are not applicable under the applicable Law of such Holding Company’s jurisdiction of incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such equity securities were not issued in violation of the Governing Documents of such Holding Company or any other contract, arrangement or commitment to which such Holding Company is party, are not subject to or in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer

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restrictions or similar rights of any Person (other than transfer restrictions under applicable securities Laws or under the Governing Documents of such Holding Company Equity), and are free and clear of all Liens (other than Permitted Liens and transfer restrictions under applicable Law or any Governing Documents of such Holding Company).

(e) Except as set forth on Section 1.1(a) or Section 3.2(c) of the Seller Schedules, as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1, there are no outstanding (A) equity securities of any Holding Company or any Group Company, (B) securities of any Holding Company or any Group Company convertible into or exchangeable for, at any time, equity securities of any Holding Company or any Group Company, or (C) except for this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby: any equity appreciation, phantom equity, profit participation rights, options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts, arrangements or commitments that could require any Holding Company or any Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any equity securities or securities convertible into or exchangeable for equity securities of any Holding Company or any Group Company.

(f) As of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1, there are no voting trusts, proxies or other agreements or understandings to which any Holding Company or any Group Company is party or by which any Holding Company or any Group Company is bound with respect to the voting, transfer or other disposition of its interests (other than this Agreement or the Ancillary Documents and the transactions contemplated hereby and thereby, and the Governing Documents of such Holding Company or Group Company or as set forth on Section 3.2(f) of the Seller Schedules).

Section 3.3 Authority. Each Group Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver each agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby (the “Ancillary Documents”) and to which it is or will be a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Documents to which such Group Company is or will be a party and the consummation of the transactions contemplated this Agreement and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be, upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of such Group Company. Each of the Ancillary Documents to which each Group Company is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such Group Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Group Company (assuming that the Ancillary Documents to which such Group Company is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by Buyer and/or the other Persons party thereto), enforceable against such Group Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) Attached hereto as Section 3.4(a) of the Seller Schedules are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”):

(i) the audited combined balance sheets of the Audit Group Companies as of December 31, 2017, December 31, 2016 and December 31, 2015, and the related combined statements of operations, comprehensive income, equity and cash flows of the Audit Group Companies for the fiscal years then ended (the “Audited Financials”); and

(ii) unaudited combined balance sheet of the Group Companies as of June 30, 2018 (the “Latest Balance Sheet”), and the related unaudited combined statements of income and cash flows for the six-month period then ended.

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(b) The Financial Statements (i) have been prepared from the books and records of the Group Companies, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments, none of which are material and (iii) fairly present, in all material respects, the consolidated financial position of the Group Companies (including the Transferred Assets and Assumed Liabilities) as of the dates thereof and their consolidated results of operations for the periods then ended, subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments.

(c) Except (i) as reflected on or reserved against on the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the transactions contemplated by this Agreement, and (iv) for Liabilities that are not, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities that would be required by GAAP to be reflected on the consolidated financial statements of the Group Companies (or in the notes thereto). No Group Company is a party to any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) Each Group Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. Since January 1, 2015, no Group Company has received any written complaint, allegation, assertion or claim that there is (x) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (y) a “material weakness” in the internal controls over financial reporting of the Group Companies or (z) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(e) Section 3.4(e) of the Seller Schedules sets forth a list of all Indebtedness of the Group Companies as of the date hereof of the type described in clauses (i), (ii), (iv), (vi) or (to the extent related to the foregoing clauses) (x) of the definition of “Indebtedness”, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 5.3, no Consent is required to be made or obtained by any Group Company (whether to or from any Person or Governmental Entity) in connection with the execution, delivery or performance by any Group Company of the Ancillary Documents to which such Group Company is party or the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, except for (i) to the extent necessary, compliance with and filings under the HSR Act, (ii) compliance with and filings under any applicable securities Laws, including the Registration Statement / Proxy Statement, (iii) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material impact on the Group Companies, taken as a whole, or materially impair or materially delay the ability of any Group Company to consummate the transactions contemplated by this Agreement or the Ancillary Documents, and (iv) those set forth on Section 3.5(a) of the Seller Schedules. Except as set forth on Section 3.5(b) of the Seller Schedules, neither the execution, delivery or performance by any Group Company of any Ancillary Documents to which such Group Company is or will be, as applicable, a party nor the consummation of the transactions contemplated by this Agreement or the Ancillary Documents will, directly or indirectly (with or without due notice or lapse of time or both) (a) conflict with or result in any breach of any provision of any Group Company’s Governing Documents, (b) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of, or the loss of any benefits under,

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any Material Contract, or Material Real Property Lease, (c) violate any Order or Law of any Governmental Entity having jurisdiction over any Group Company or any of their respective properties or assets, or (d) result in the creation of any Lien (other than any Permitted Liens) upon any of the assets of any Group Company, which in the case of any of clauses (b) through (d) above, would, individually or in the aggregate, reasonably be expected to have a material impact on the Group Companies, taken as a whole, or materially delay the ability of any Group Company to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is or will be a party or bound.

Section 3.6 Permits. The Group Companies hold all permits, licenses, approvals and other authorizations of, and have made all declarations and filings with, Governmental Entities necessary for the lawful conduct of their respective businesses as currently conducted (collectively, the “Group Company Permits”), except where the failure to hold, have obtained or to have made such Group Company Permits, as applicable, would not reasonably be expected to be material to the Group Companies, taken as a whole. Except as is not or would not be, individually or in the aggregate, material to the Group Companies, taken as whole, (a) each Group Company Permit is valid and in full force and effect either pursuant to its terms or by operation of law; (b) each Group Company is in compliance with the terms of all Group Company Permits held by such Group Company (and, since December 31, 2015, no Group Company has received written notice from any Governmental Entity regarding any actual or alleged failure to be in compliance); and (c) to Sellers’ knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of a Group Company to be in compliance with the terms of any Group Company Permit. No Governmental Entity has commenced (to Sellers’ knowledge) or given written notice to any Group Company that it intends to commence, a proceeding to terminate, cancel, amend, materially modify, revoke or suspend any Group Company Permit, or given written notice to any Group Company that it intends not to renew any Group Company Permit upon expiration thereof, except (in each case) as would not be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Seller Schedules sets forth a list of the following contracts and agreements (including all written amendments, modifications, and/or supplements thereto) to which a Group Company is, as of the date of this Agreement, a party or by which it or its assets or properties are bound (excluding, for the avoidance of doubt, any Real Property Lease) (collectively, the “Material Contracts”):

(i) any agreement or indenture relating to Indebtedness or to placing any Lien (other than any Permitted Lien) on any material portion of the assets of any of the Group Companies, except for (A) Indebtedness with an aggregate principal amount not exceeding $750,000 individually or in the aggregate, or (B) between or among the Group Companies;

(ii) any lease or agreement under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for (A) any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000 and (B) any lease or agreement that can be terminated, without penalty, upon less than ninety days prior written notice by the applicable Group Company;

(iii) any lease or agreement under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for (A) any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000 and (B) any lease or agreement that can be terminated, without penalty, upon less than ninety days prior written notice by the applicable Group Company;

(iv) any agreement creating or governing a partnership, joint venture agreement, limited liability company or material strategic alliance with a third party;

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(v) any agreement, contract or legally binding commitment (A) prohibiting or restricting any Group Company from freely (1) engaging in any material respect in any line of business or business activity or competing with any Person in any market or geographic location, or (2) acquiring any Person or any product or assets from any other Person, selling any product or other asset or performing services for any other Person, in each case that are material to the Group Companies, taken as a whole (other than under any confidentiality, non-disclosure or similar agreement entered into in connection with the process to sell the Group Companies), or (B) containing any “most favored nation” pricing provision;

(vi) any agreement requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Group Companies in an amount in excess of (A) $1,000,000 annually or (B) $5,000,000 over the life of the agreement (in the case of each dollar threshold set forth in clause (A) or (B), net of any capital contributed by any applicable landlord in respect of any such capital expenditure project), excluding landlord contributions that are associated with a reimbursement to the Group Companies for terms longer than 30 days;

(vii) any agreement that relates to the future disposition or acquisition of material assets or properties by any Group Company (including the disposition or acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise), except for (A) any agreement related to the transactions contemplated hereby, (B) any non-disclosure or similar agreement entered into in connection with the sale process and (C) any agreement for the purchase or sale of inventory in the ordinary course of business;

(viii) any agreement with any Governmental Entities;

(ix) any agreement with Material Customers or Material Suppliers;

(x) any agreement requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than a Group Company) has guaranteed the Liabilities of a Group Company;

(xi) any agreement under which any Group Company has, directly or indirectly, (1) made any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person, or (2) agreed to make after the date hereof any loan, advance or assignment or payment to any Person or any capital contribution to or investment in, any Person;

(xii) any agreement licensing by or to any Group Company of any Intellectual Property Rights that are material to the Business, other than licenses for generally commercially available software and hardware and non-exclusive licenses by a Group Company to a customer in the ordinary course of business;

(xiii) all collective bargaining agreements or other agreements with any labor organization, labor union or other employee representative;

(xiv) any employment, severance, retention, change of control or separation agreement with any current or former director, manager, officer, employee or independent contractor of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $200,000 (collectively, “Material Personnel”); provided, however, that with respect to any such former Material Personnel, only such agreements that remain in effect as of the Closing;

(xv) any agreement that provides for, or is related to, the settlement or compromise of any Proceeding settled or compromised since December 31, 2015 pursuant to which the cash amount paid or to be paid by or on behalf of any Group Company exceeds $300,000, or which imposed any material ongoing non-monetary obligations upon any Group Company that will survive the Closing;

(xvi) any agreement required to be disclosed on Section 3.19 of the Seller Schedules (Transactions with Affiliates); and

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(xvii) any other agreement the performance of which requires either (A) annual payments to or from the Group Company in excess of $1,000,000 or (B) aggregate payments to or from the Group Company in excess of $5,000,000 over the life of the agreement and, in each case, that is not terminable without penalty upon less than ninety days prior written notice by the applicable Group Company.

(b) Each Material Contract is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company and, to Sellers’ knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Sellers’ knowledge, any third party under any Material Contract, and, to Sellers’ knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination or a material modification or acceleration thereof by any party to such Material Contract. Since December 31, 2015, no Group Company has received written notice of (i) any material default under any Material Contract or (ii) the intention of any third party under any Material Contract to cancel, terminate or materially modify the terms of any such Material Contract, or materially accelerate the obligations of any Group Company thereunder. True and correct copies of all Material Contracts existing as of the date hereof have been made available to Buyer.

Section 3.8 Absence of Changes. During the period beginning on the Latest Balance Sheet and ending on the date of this Agreement, (a) there has not been any change, event, development, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect, and (b) except (i) in connection with or related to the process by which the Sellers and the Group Companies (or any of their respective Affiliates) solicited, discussed or negotiated strategic alternatives (including the transactions contemplated by this Agreement or any other Acquisition Transaction prior to the date hereof) or any preparation related thereto (including any reorganization or similar transaction effected in connection therewith prior to the date hereof), or (ii) as expressly contemplated by this Agreement, any Ancillary Document or in connection with or related to the transactions contemplated hereby and thereby, (A) each Group Company has conducted its business in the ordinary course in all material respects and (B) no Group Company has taken any action that would require the consent of Buyer if taken during the period from the date of this Agreement until the Closing pursuant to clauses (i) through (v), (xi), (xiii), (ix), (x) or (xiv) of Section 6.1(b).

Section 3.9 Litigation. There is (and since December 31, 2015 there has been) no Proceeding pending or, to Sellers’ knowledge, threatened against or involving (i) any Group Company, (ii) any of their respective properties or assets, or (iii) any of their respective managers, officers, directors or employees (in their capacities as such), except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. To Sellers’ knowledge, all pending material Proceedings as of the date hereof against any Group Company are fully covered (subject to applicable deductibles or self-insured retention amount) by a valid and fully-paid insurance policy. No Group Company is (and since December 31, 2015 no Group Company has been) subject to any material Order. There are no material unsatisfied judgments, penalties or awards by any Governmental Entity against or affecting any Group Company or any of their respective properties or assets. There are no material Proceedings by a Group Company pending, or which a Group Company has commenced preparations to initiate, against any other Person.

Section 3.10 Compliance with Applicable Law. The business of each Group Company is (and since December 31, 2015 has been) operated in compliance in all respects with all applicable Laws and Orders, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Group Company has, since December 31, 2015, received any written notice or written communication from any Governmental Entity regarding any actual, alleged, or potential violation in any material respect of, or a failure to comply in any material respect with, applicable Law. To Sellers’ knowledge, no material investigation, review or inquiry by any Governmental Entity with respect to a Group Company is

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pending or threatened in writing. No Group Company has conducted any internal investigation with respect to any actual, potential or alleged violation of applicable Law by any of its directors, officers, equity holders or employees or concerning any actual or alleged fraud.

Section 3.11 Employee Plans.

(a) Section 3.11(a) of the Seller Schedules lists all material Employee Benefit Plans and material Foreign Benefit Plans as of the date of this Agreement, and identifies each such material Employee Benefit Plan and material Foreign Benefit Plan existing as of the date hereof under or with respect to which a Group Company will have any liability or obligation following the Closing (each, a “Group Company Plan”). With respect to each material Employee Benefit Plan and material Foreign Benefit Plan required to be set forth on Section 3.11(a) of the Seller Schedules, the Group Companies have provided the Buyer with true, complete and correct copies of (to the extent applicable): (i) the current documents pursuant to which the plan is maintained, funded and administered existing as of the date hereof (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the three (3) most recent annual reports (Form 5500 series) (with applicable attachments) as of the date hereof; and (iii) the most recent determination, opinion, or advisory letter received from the IRS as of the date hereof.

(b) No Employee Benefit Plan existing as of the date hereof is a Multiemployer Plan or a plan that is subject to Title IV of ERISA, and no Employee Benefit Plan provides material health or other welfare benefits to former employees of any Group Company other than health continuation coverage pursuant to COBRA.

(c) Each Employee Benefit Plan and Foreign Benefit Plan has been maintained and administered in accordance with its terms and in compliance with the applicable requirements of ERISA, the Code and all other applicable Laws, in each case, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies taken as a whole. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has, as of the date hereof, received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan and, to Sellers’ knowledge, there are no facts or circumstances existing as of the date hereof that would be reasonably likely to materially and adversely affect the qualified status of any such Employee Benefit Plan. With respect to each Employee Benefit Plan and Foreign Benefit Plan, all required payments, premiums, and contributions for all periods ending prior to or as of the Closing Date have been made within the time prescribed by such plan and applicable Law or have been properly accrued, in each case, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(d) No Group Company has any Liability under Title IV of ERISA or any plan that is subject to Title IV of ERISA. No Foreign Benefit Plan is a defined benefit type pension plan.

(e) No Group Company has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan that could subject any Group Company to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law. There are no pending or, to Sellers’ knowledge, threatened actions, suits, audits, investigations, or claims with respect to any Employee Benefit Plan or Foreign Benefit Plan (other than routine claims for benefits).

(f) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any payment becoming due to any employee of any of the Group Companies under any Employee Benefit Plan or Foreign Benefit Plan, (ii) increase any benefits otherwise payable to any employee of any of the Group Companies under any Employee Benefit Plan or Foreign Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits to any employee of any of the Group Companies under any Employee Benefit Plan or Foreign Benefit Plan.

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(g) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement would reasonably be expected to be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code. The Group Companies have no obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

(h) Each “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been administered, operated, and maintained in compliance with the requirements of Section 409A of the Code in all material respects.

Section 3.12 Environmental Matters.

(a) The Group Companies are, and since December 31, 2015 have been, in compliance with all applicable Environmental Laws, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(b) The Group Companies have obtained and hold, and are and since December 31, 2015, have been, in compliance with all permits, licenses and other authorizations required pursuant to Environmental Laws for the operations of the Group Companies, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c) No Group Company or, to Sellers’ knowledge, any other entity has, since December 31, 2015, received any written notice from any Governmental Entity or any other Person of any material violation by a Group Company of Environmental Laws, or any material liability (including any material investigatory, corrective or remedial obligation) of a Group Company under applicable Environmental Laws, the subject of which is unresolved, and to Sellers’ knowledge all such past notices concerning material violations of, or material liabilities under Environmental Laws have been resolved without material ongoing obligations or costs for the Group Companies.

(d) There is no Proceeding pending or, to Sellers’ knowledge, threatened in writing against any Group Company pursuant to Environmental Laws that could be reasonably expected to result in a material liability to the Group Companies, taken as a whole.

(e) No hazardous material, substance or waste has been released at any Leased Real Property or, to Sellers’ knowledge, at any property formerly owned, leased or used by any Group Company, or disposed of by any Group Company at any location, in each case in a manner that has resulted or would reasonably be expected to result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole, under Environmental Laws.

(f) Copies of any material environmental assessment or audit reports or other similar environmental studies or analyses that are in Seller’s possession and relating to the Group Companies or the Leased Real Property have been made available to Buyer.

Section 3.13 Intellectual Property.

(a) Section 3.13(a) of the Seller Schedules sets forth a true and correct list of (i) all currently issued or pending Company Registered Intellectual Property, and (ii) material unregistered Marks and Copyrights owned by any Group Company, in each case, as of the date hereof. Section 3.13(a) of the Seller Schedules lists, for each item of Company Registered Intellectual Property as of the date hereof (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, and (D) the issuance, registration or application number, as applicable, for such item.

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(b) As of the date of this Agreement, all necessary fees and filings with respect to any Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Company Registered Intellectual Property in full force and effect. As of the date hereof, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date hereof, there are no material legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property, other than review of pending patent and trademark applications and, to the Sellers’ knowledge, no such material proceedings are threatened in writing by any Governmental Entity or any other Person.

(c) A Group Company exclusively owns all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens and transfer restrictions under applicable Law or any Governing Documents of any Group Company) or obligations to others (other than Permitted Liens). No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Group Company product or service on anything other than a non-exclusive basis. Section 3.13(c) of the Seller Schedules sets forth a list of all current Contracts for Company Licensed Intellectual Property as of the date hereof, other than (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software, and (C) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors, in each case that do not materially differ from the Group Companies’ form therefor that has been made available to Buyer. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not or would not be, individually or in the aggregate, material to the Group Companies, taken as whole. Except for the Ongoing Affiliate Arrangements and the Deferred Assets, the Company Owned Intellectual Property and the Company Licensed Intellectual Property constitutes all of the Intellectual Property used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Registered Intellectual Property is valid, subsisting and enforceable, and to Sellers’ knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, all other Company Owned Intellectual Property, and the Company Licensed Intellectual Property, are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d) Except as set forth in Section 3.13(d) of the Seller Schedules, each Group Company’s employees, consultants, advisors, and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property in the past three (3) years (each such person a “Creator”) have agreed to maintain and protect the confidential information of all Group Companies and have assigned or agreed to assign to such Group Company, all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.

(e) None of the Company Owned Intellectual Property and to Sellers’ knowledge, none of the Company Licensed Intellectual Property, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Owned Intellectual Property, except as is not or would not be, individually or in the aggregate, material to the Group Companies, taken as whole.

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(f) Neither the conduct of the business of the Group Companies, nor any of the products or services offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies, nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any of such products or services infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates, any Intellectual Property Rights of any other Person, except as is not or would not be, individually, or in the aggregate, material to the Group Companies, taken as a whole.

(g) Since December 31, 2015, there is no action pending nor has any Group Company received any written communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property, or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies, except as is not or would not be, individually, or in the aggregate, material to the Group Companies, taken as a whole.

(h) To the Sellers’ knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property, except as is not or would not be, individually or in the aggregate, material to the Group Companies, taken as whole. Since December 31, 2015, no Group Company has made any written claim against any Person alleging any material infringement, misappropriation, or other violation of any Company Owned Intellectual Property.

(i) To the Sellers’ knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company’ business, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Sellers’ knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license, or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(j) Section 3.13(j) of the Seller Schedules sets forth all Public Software that is incorporated or embedded in any proprietary Software of a Group Company by any Group Company as of the date hereof. No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations contained in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property, or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements; in each case, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

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(k) The Company IT Systems are currently sufficient for the conduct of the business of each Group Company and, since December 31, 2015, have not suffered any failure that has had a material effect on any of the operations of any Group Company, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. To the Sellers’ knowledge, there has been no unauthorized access to or use of any Company IT Systems (or any Software, information or data stored on any Company IT Systems). To the Sellers’ knowledge, the Company IT Systems do not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Sellers’ knowledge, the Company IT Systems do not contain any unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes the Company IT Systems or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any Person. The Group Companies have implemented commercially reasonable backup and disaster recovery technology, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(l) An Applicable Elemis Entity exclusively owns all intellectual property set forth on Exhibit B-2 of the Reverse Transition Services Agreement. The Registered Intellectual Property listed on Exhibit B-2 of the Reverse Transition Services Agreement is valid, subsisting and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The use of the Deferred Assets does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.14 Labor Matters.

(a) Except as set forth in Section 3.14(a) of the Seller Schedules, as of the date hereof, the employment of the employees of each Group Company who work within the United States is terminable at will, without payment of severance or other compensation or consideration, and without advance notice (except to the extent that any such advance notice requirements are required by applicable Law). Each Group Company has delivered to Buyer accurate and complete copies of all form employment agreements and offer letters, restrictive covenant agreements (including but not limited to agreements containing non-disclosure, non-competition, non-solicitation, and/or propriety rights provisions), employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the employees of each Group Company existing as of the date hereof.

(b) Each Group Company (i) is, and since December 31, 2015 has been, in compliance, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, with all applicable Laws, with any order, ruling, decree, judgment or arbitration award of any arbitrator or any Governmental Entity and with any applicable labor convention respecting employment and employment practices, including discrimination, harassment, retaliation, equal employment opportunities, wages and hours, meal and break periods, overtime exemption classification, overtime compensation, independent contractor classification, labor relations, plant closing notification, occupational health and safety, affirmative action plan and requirements, leave of absence requirements, privacy rights, reasonable accommodation, disability rights or benefits, immigration, wrongful discharge, child labor, unemployment insurance, hiring, promotion and termination of employees; provided, further, and without limitation of the foregoing, that each Group Company is, and since December 31, 2015, has been, in compliance, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, with all applicable New York, Hawaii, and Florida Laws regarding wages and hours, meal and break periods, overtime exemption classification, and overtime compensation; (ii) since December 31, 2015 has no liability that would be material to the Group Companies, taken as a whole, for any arrears of wages or other compensation for services, or any penalty or other sums for failure to comply with any of the foregoing; (iii) since December 31, 2015, has no liability that would be material to the Group Companies, taken as a whole,

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for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (iv) since December 31, 2015, except as is not or would not result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole, has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries, and other payments to employees of each Group Company. Each Group Company currently classifies, and has since December 31, 2015, properly classified their U.S. employees (where applicable) as exempt or non-exempt for the purposes of the Fair Labor Standards Act and applicable Laws, except as would not result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole. As of the date hereof, except as would not result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole, all payments that are payable to all individual independent contractors by each Group Company for services performed on or for the one (1) year prior to the date hereof have been paid in full and to the Sellers’ knowledge, there are no outstanding agreements, understandings or commitments of any Group Company with respect to any other payments of any kind. Each Group Company currently classifies, and has since December 31, 2015, properly classified their individual independent contractors as contractors (as opposed to employees) for the purposes of all applicable Laws, except as would not result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole.

(c) Except as set forth on Section 3.14(c) of the Seller Schedules, as of the date hereof, there are (i) no contracts or business relationships that would or could cause any Group Company to be deemed a federal or government contractor obligated to develop and maintain an affirmative action plan or otherwise comply with affirmative action requirements of applicable Laws, and (ii) within the past year, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been filed or is pending or, to the knowledge of any Group Company, is threatened with the Office of Federal Contract Compliance Programs or any comparable state or foreign agency or court, and to the Sellers’ knowledge there have been no desk audits or on-site reviews pending or scheduled.

(d) There has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material liability under WARN nor will they incur any liability under WARN as a result of the transactions contemplated by this Agreement. Except as disclosed on Section 3.14(d) of the Seller Schedules, there have been no “employment losses” as defined under WARN as to any employees within the six-month period prior to Closing, and Section 3.14(d) of the Seller Schedules also contains the locations and dates of all involuntary terminations of employment as to any former employees of any Group Company within the one (1) year prior to the Closing Date.

(e) There are no suits, claims, actions, investigations or proceedings pending or, to Sellers’ knowledge, threatened in writing by or on behalf of any current or former applicant, employee, consultant or individual independent contractor or government or administrative authority, including without limitation any claims relating to actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, retaliation, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage, salary differences, and social security contributions and taxes, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No unfair labor practice or labor charge or complaint is currently pending or, to the Sellers’ knowledge, threatened with respect to any Group Company, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Group Company is bound by any consent decree with, or citation by, any Governmental Entity relating to any employment practices, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(f) To the Sellers’ knowledge, no employee of, or individual independent contractor to, any Group Company is party to any confidentiality, non-competition, non-solicitation, proprietary rights or other such

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agreement that would materially restrict the performance of such person’s employment duties or contractor services with such Group Company or the ability of such Group Company to conduct its or their business, in each case, in any material respect. To the Sellers’ knowledge, since December 31, 2015, (i) no Group Company has hired or engaged any employee or individual independent contractor in violation of any confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement and (ii) no Person has made a written allegation or asserted a claim in writing against any Group Company to the effect that the Company has hired or engaged any employee or individual independent contractor in violation of any such confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement, except in the case of clause (i) or (ii) as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g) As of the date of this Agreement, except as disclosed on Section 3.14(g) of the Seller Schedules, (a) no Group Company is party to or bound by any collective bargaining agreement or any other contract with a labor union, labor organization, works council, employee delegate or other employee collective group nor is there any duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate or other employee collective group in connection with transactions contemplated by this Agreement, (b) there is no labor strike, walk out, work stoppage, lockout or other similar material labor dispute pending or, to Sellers’ knowledge, threatened in writing against any Group Company, and (c) to Sellers’ knowledge, no material union organization campaign is in progress with respect to any employees of any Group Company.

(h) To the Sellers’ knowledge, as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, all employees of each Group Company are legally authorized to work in the country in which they are providing services either because of their status as citizens, legal permanent residents, or by virtue of possessing a visa or other work permit under applicable Law relating to immigration control which visa or work permit allows for such employee to work in the country in which they are providing services. To the Sellers’ knowledge, as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has hired, recruited or referred for a fee a person who is not legally authorized to be employed in the country in which such person is providing, has provided, or will provide services, or knowingly employed a person that is not legally authorized to be employed in such country or continued to employ a person knowing the person ceased to be legally authorized to be employed in such country. With regard to employees providing services in the United States, except as would not result, individually or in the aggregate, in material liability to the Group Companies, taken as a whole, to the Sellers’ knowledge, each Group Company, as applicable, has properly completed all reporting and verification requirements pursuant to applicable Law relating to immigration control for all of such employees. No Group Company has, since December 31, 2015, received any written notice from any Governmental Entity that a Group Company is in violation of any applicable Law pertaining to immigration control or that any current or former employee of the Group Company that is or has provided services to any Group Company is or was not legally authorized to be employed in the country in which they are providing or have provided services or are or were using an invalid social security number or other form of identification and there is no pending, or to Sellers’ knowledge, threatened, charge or complaint under the Immigration Reform and Control Act of 1986 against Seller or any Group Company related to any employee or other individual providing services to any Group Company, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.15 Insurance. Section 3.15 of the Seller Schedules contains a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any of the Group Companies as of the date hereof. All such policies are in full force and effect, all premiums due and payable thereon as of the date hereof have been paid in full in all material respects as of the date hereof, and copies of all such policies have been made available to Buyer. As of the date hereof, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not or would not reasonably be expected to be, individually or

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in the aggregate, material to the Group Companies, taken as a whole. No Group Company is in material breach or default under the terms of any such insurance policy (including any such breach or default with respect to the giving of notice of claims) and, to Sellers’ knowledge, no event has occurred which (with or without notice or the lapse of time or both) would constitute a material breach or material default. No written notice of pending material premium increase, cancellation, termination or non-renewal has been received by any Group Company with respect to any such policy.

Section 3.16 Tax Matters.

(a) As of the date hereof, each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true, correct, complete in all material respects and prepared in accordance with applicable Law, and each Group Company has paid all Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return, including Taxes which any Group Company is obligated to have withheld or collected, except with respect to any Taxes being contested in good faith and for which reserves have been established in accordance with GAAP;

(b) Each Group Company has established (in accordance with and to the extent required by GAAP) reserves for Taxes for which such Group Company will be liable with respect to a Pre-Closing Tax Period;

(c) Each Group Company has timely withheld and paid to the appropriate Tax authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, equity interest holder, or other third-party;

(d) No Group Company is currently the subject of a Tax audit or examination, or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed;

(e) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any taxing authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business;

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company;

(g) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulation Section 1.6011-4;

(h) There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens;

(i) During the two-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code; and

(j) No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or a Seller or any of its current Affiliates) or (ii) has any liability for the Taxes of any Person (other than a Group Company or a Seller or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by contract (other than any contract the principal purpose of which does not relate to Taxes);

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(k) No written claims have ever been made by any Tax authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction;

(l) Since December 31, 2016, no Group Company has made, changed or rescinded any material Tax election, settled or compromised any claim relating to Taxes, entered into any closing agreement, surrendered any right to claim a Tax refund, offset or other reduction in Tax liability, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment, adopted or changed any Tax accounting method or amended any Tax Return;

(m) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a Tax period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed prior to Closing, (iii) any installment sale or open transaction disposition made prior to Closing, (iv) any prepaid amounts received prior to Closing or (v) election under Section 108(i) of the Code;

(n) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes;

(o) No power of attorney is currently in force with respect to any matter relating to Taxes of a Group Company;

(p) Since the date that is 36-months prior to the date of this Agreement, no Group Company that is organized outside of the United States has issued its stock (or could be deemed to issue its stock) in exchange for:

(i) Cash or Cash Equivalents;

(ii) Marketable securities (any security for which there is a market on an established securities market or otherwise);

(iii) Any obligation (an obligation being a fixed or contingent obligation to make a payment or provide value without regard to whether the obligation is otherwise taken into account for tax purposes; an obligation includes, but is not limited to, a debt obligation, a tort obligation, a contract obligation (including an obligation to provide goods or services), a pension obligation, an obligation under a short sale, and an obligation under derivative financial instruments such as options, forward contracts, futures contracts, and swaps);

(iv) Shares of a company organized under the laws of a U.S. State or Commonwealth; or

(v) Assets of a company organized under the laws of a U.S. State or Commonwealth.

(q) The unaudited stand-alone balance sheets of the non-U.S. Group Companies included in Section 3.16(q) of the Seller Schedules are materially accurate representations of the cash, marketable securities and obligations held by such non-U.S. Group Companies as of the dates indicated on such stand-alone balance sheets and, since such dates, there have been no material increases in the cash, marketable securities and obligations held by such non-U.S. Group Companies, other than any such increases occurring in the ordinary course of business or as a result of any actions taken pursuant to the transactions contemplated by this Agreement;

(r) Steiner Leisure and each Group Company is tax resident in its jurisdiction of formation, and is not managed or controlled outside such jurisdiction for Income Tax purposes;

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(s) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized;

(t) No Group Company maintains a plan granting Group Company employees the right to cash, shares of capital stock in Dory Parent, Steiner Leisure, or any Group Company, or stock options, warrants, restricted stock units, stock appreciation rights, or similar interests with respect to Dory Parent, Steiner Leisure, or any Group Company upon an acquisition, merger, or similar transactions;

(u) No Group Company has issued stock options, warrants, restricted stock units, stock appreciation rights, or similar interests in connection with a Steiner Leisure or Group Company acquisition, merger, or similar transaction;

(v) The Group Companies have been engaged in the active conduct of a trade or business outside the United States, within the meaning of Section 1.367(a)-2 of the Treasury Regulations for the entire 36-month period ending on the date of this Agreement (the “Section 367(a) Active Business”).

Section 3.17 Brokers. Except as set forth on Section 3.17 of the Seller Schedules, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Group Company.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. No Group Company owns any real property.

(b) Leased Real Property. Section 3.18(b) of the Seller Schedules sets forth a list of all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this agreement for which the aggregate annual rental payments exceed $500,000 (each, a “Material Real Property Lease”). True and correct copies of all such Material Real Property Leases have been made available to Buyer. Each Material Real Property Leases is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to Sellers’ knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Each of the Group Companies, and, to Sellers’ knowledge, each of the other parties thereto, has performed all material obligations required to be performed by it under each Material Real Property Leases, and, to Sellers’ knowledge, no event has occurred and no circumstances exist which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination or a material modification or acceleration of rent under such Material Real Property Lease. As of the date hereof, there are (i) no written or oral subleases, concessions or other contracts granting to any Person other than a Group Company the right to use or occupy any Leased Real Property and (ii) to Sellers’ knowledge, no outstanding options or rights of first refusal to purchase all or a portion of such properties. No Group Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any Material Real Property Leases or material interest therein; and the estate or interest created by such Material Real Property Lease in favor of the applicable Group Company is free and clear of all Liens (other than Permitted Liens).

(c) Improvements. To Sellers’ knowledge, the buildings, structures, improvements and fixtures located on the Leased Real Property (the “Improvements”) and all building systems and equipment related to the business located on the Leased Real Property are in good operating conditions and repair in all material respects (except ordinary wear and tear) and are fit, in all material respects, for use in the ordinary course of business. To Sellers’ knowledge, no material uninsurable damage has, since December 31, 2015, occurred in respect of such

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assets and properties. To Sellers’ knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements which, individually or in the aggregate, would reasonably be expected to interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the applicable Group Company.

(d) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Latest Balance Sheet or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business and the Deferred Assets. The tangible assets and properties of the Group Companies are in good operating condition in all material respects (normal wear and tear excepted) and are fit, in all material respects, for use in the ordinary course of business, and no material uninsurable damage has, since December 31, 2015, occurred with respect to such assets and properties.

(e) Sufficiency. Immediately after the Closing (assuming receipt of all Consents disclosed in Section 3.5 of the Seller Schedules), the assets and properties (which, for the avoidance of doubt, shall include, without limitation, any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets or properties) of each Group Company will (taking into account the rights granted or conveyed to Buyer or any Group Company pursuant to any Ongoing Affiliate Arrangement) constitute all of the assets necessary to conduct the Business immediately following the Closing in all material respects as it is conducted as of the date of this Agreement. The assets listed on Schedule A to the Asset Transfer Agreements, together with the assets and properties (which, for the avoidance of doubt, shall include, without limitation, any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets or properties) of each Group Company and taking into account the rights granted or conveyed to Buyer or any Group Company pursuant to any Ongoing Affiliate Arrangement, constitute all of the assets necessary to conduct the Time to Spa Business immediately following the Closing in all material respects as it is conducted as of the date of this Agreement.

Section 3.19 Transactions with Affiliates. Section 3.19 of the Seller Schedules sets forth all contracts and agreements, as of the date hereof, between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including any Seller) or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company), or to the Sellers’ knowledge, any family member of the foregoing Persons, on the other hand (the Persons identified in this clause (b), “Seller Related Parties”), other than (i) agreements with respect to a Seller Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies, (ii) any Ancillary Document, and (iii) the Ongoing Affiliate Arrangements. Except as set forth on Section 3.19 of the Seller Schedules or as contemplated by or provided for in any Ongoing Affiliate Arrangement or any Ancillary Document, no Seller Related Party (x) owns any interest in any material asset used in the Business, (y) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor, lessee or competitor of any Group Company (it being understood and agreed, for the avoidance of doubt, that this clause (y) does not apply to the Excluded Businesses), or (z) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits or employee or director expense reimbursement). All contracts, agreements, arrangements, understandings and interests that are required to be disclosed pursuant to this Section  3.19 are referred to herein as “Seller Related Party Transactions”.

Section 3.20 Data Privacy and Security.

(a) Except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, each Group Company is, and at all times since December 31, 2015, has been, in compliance with (i) all federal, state, local and foreign laws, rules and regulations pertaining to (A) data security, cyber security, and e-commerce; and (B) the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Data (referred to collectively in this Agreement as “Data

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Activities”) ((A) and (B) together “Privacy Laws”); and (ii) all provisions of any contract to which such Group Company is a party that are applicable to Data Activities ((i), (ii), the PCI Requirements (as defined below), and the Payment Processor Requirements (as defined below) collectively, “Privacy Agreements”). Except as is not or would not be, individually, or in the aggregate, material to the Group Companies, taken as a whole, each Group Company is, and at all times since December 31, 2015, has been, in compliance with the PCI Security Standards Council’s Payment Card Industry Data Security Standard and all other applicable rules and requirements to which such Group Company is subject and that has been issued by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank with respect to a payment card bearing the logo of a PCI Security Standards Council member, including, the Payment Application Data Security Standards and all audit and filing requirements (collectively, “PCI Requirements”).

(b) Except as is not or would not be, individually, or in the aggregate, material to the Group Companies, taken as a whole, each Group Company has implemented written policies relating to Data Activities as and to the extent required by applicable Law (“Privacy and Data Security Policies”). Except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, each Group Company is, and at all times since December 31, 2015, has been, in compliance in all respects with all Privacy and Data Security Policies applicable to such Group Company. Except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause any Group Company to violate any of the Privacy and Data Security Policies or Privacy Agreements.

(c) To Sellers’ knowledge, there is no pending, nor has there been since December 31, 2015, any complaint, audit, proceeding, investigation, or claim against any Group Company initiated by (i) any person or entity; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other governmental entity, foreign or domestic; or (iv) any regulatory or self-regulatory entity alleging that any Data Activity of a Group Company: (A) is in violation of any applicable Privacy Laws, (B) is in violation of any Privacy Agreements, (C) is in violation of any Privacy and Data Security Policies, or (D) otherwise constitutes an unfair, deceptive, or misleading trade practice, except, in the case of clauses (i) through (v), as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(d) Except as is not or would not be, individually, or in the aggregate, material to the Group Companies, taken as a whole, (i) at all times since December 31, 2015, each Group Company has taken reasonable steps (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures with respect to administrative, technical and physical security) to protect all Personal Data and User Data in its possession or control against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse, (ii) since December 31, 2015, there has been no unauthorized access, use, or disclosure of Personal Data or User Data in the possession or control of any Group Company and any of its contractors with regard to any Personal Data or User Data obtained from or on behalf of a Group Company and (iii) since December 31, 2015, there have been no unauthorized intrusions or breaches of security into any Group Company systems.

Section 3.21 Compliance with Applicable Anti-Bribery and Anti-Corruption Law.

(a) Since December 31, 2015, neither the Group Companies, nor to the Sellers’ knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has, directly or indirectly: (i) made, offered, or paid any illegal contributions, payments, bribes, kickbacks, expenditures, gifts or similar payments or provided any unlawful compensation or gifts or payments to any officer, employee, or representative of any Governmental Entity, or any employee, customer or supplier of the Group Companies or any other Person; (ii) made, or offered to make any improper payment to any foreign official (as defined in the FCPA); or (iii) taken any other action that would cause the Group Companies to be in violation of any Anti-

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Bribery and Anti-Corruption Law, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(b) There are no known or reasonably suspected legal, regulatory, or administrative Proceedings, filings, Orders, or governmental investigations alleging any such contributions, payments, bribes, kickbacks, expenditures, gifts or fraudulent conduct or any other such violation of any Anti-Bribery and Anti-Corruption Law, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c) The transactions of the Group Companies have been and are accurately reflected on their respective books and records in compliance with Anti-Bribery and Anti-Corruption Law, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.22 Compliance with Applicable Sanctions and Embargo Laws.

(a) Since December 31, 2015, neither the Group Companies, nor, to the Sellers’ knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the OFAC Consolidated Sanctions List or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive orders or regulations; (ii) an entity owned, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more persons described in subsection (i); (iii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or an entity owned, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more persons or entities that are subject to the SSI List restrictions; or (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security Denied Persons List, Entity List, or Unverified List.

(b) To Sellers’ knowledge, the Group Companies have not, since December 31, 2015, violated the above referenced laws or regulations, or any other applicable sanctions, embargo, or export control laws or regulations, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c) There are no known or reasonably suspected legal, regulatory, or administrative Proceedings, filings, Orders, or governmental investigations alleging any such violations of the above referenced laws or regulations, or any other applicable sanctions, embargo, or export control laws or regulations, except as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.23 Information Supplied. None of the information supplied or to be supplied by the Group Companies expressly for inclusion prior to the Closing: (a) in the Registration Statement / Proxy Statement will, when the Registration / Proxy Statement is declared effective or when the Registration / Proxy Statement is mailed to stockholders of HYAC or at the time of the meeting of such stockholders to be held in connection with the transactions contemplated by this Agreement, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the current report on Form 8-K filed after the Closing will contain any false or misleading statement in light of the circumstances under which they were made.

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Section 3.24 Customers and Suppliers. Section 3.24 of the Seller Schedules sets forth a list of (i) the top ten customers of the Group Companies based on annual revenue during the 12-month period ending June 30, 2018 (each, a “Material Customer”); and (ii) the top ten suppliers of the Group Companies based on annual expenditure during the 12-month period ending June 30, 2018 (each, a “Material Supplier”). No Material Customer or Material Supplier has notified any Group Company within the past year of its intention to stop, or decrease the rate of, buying materials, products or services or supplying materials, products or services, as applicable, to the applicable Group Company (other than in the ordinary course of business), or to the Sellers’ knowledge, threatened to do any of the foregoing.

Section 3.25 Inventory. Except for any inventory that is subject to a reserve for obsolete or unmarketable inventory shown on the Latest Balance Sheet and except for inventory that has become obsolete or unmarketable in the ordinary course since the date of the Last Balance Sheet: (i) all inventory of the Group Companies is usable and merchantable and conforms in all material respects with any applicable contractual commitments, and (ii) all such inventory has been accumulated for use or sale and is of quality adequate to satisfy existing contracts, purchase orders and bookings of the Business, except in the case of clause (i) or (ii), as is not or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.26 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3, ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OTHER PERSON MAKES, AND EACH OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB AND DORY FOREIGN HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS BEHALF, ON THE GROUP COMPANIES’ BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ACQUIRED EQUITY SECURITIES, THE HOLDING COMPANY EQUITY SECURITIES OR BUSINESSES OR ASSETS OF ANY OF THE GROUP COMPANIES, AND EACH OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB AND DORY FOREIGN HOLDING COMPANY SPECIFICALLY DISCLAIMS (ON ITS BEHALF, ON THE GROUP COMPANIES’ BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND EACH OF HYAC, THE SPONSOR, AND DORY US HOLDING COMPANY SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 3, ARTICLE 4 AND THE ANCILLARY DOCUMENTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 3, ARTICLE 4 AND THE ANCILLARY DOCUMENTS, EACH OF HYAC, THE SPONSOR, AND DORY US HOLDING COMPANY (ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT NONE OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OTHER PERSON ON BEHALF OF ANY OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB OR DORY FOREIGN HOLDING COMPANY OR OTHERWISE MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR

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WARRANTY WITH RESPECT TO SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB OR DORY FOREIGN HOLDING COMPANY OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED (INCLUDING THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS), IF ANY, TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. EACH OF HYAC, THE SPONSOR, DORY US HOLDING COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES AND EACH OF ITS AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT IT IS NOT RELYING NOR HAS IT RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY MADE BY SELLERS IN THIS ARTICLE 3, ARTICLE 4 OR THE ANCILLARY DOCUMENTS AND THAT ONLY THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLERS IN THIS ARTICLE 3, ARTICLE 4 OR THE ANCILLARY DOCUMENTS SHALL HAVE ANY LEGAL EFFECT, AND EACH OF HYAC, THE SPONSOR, DORY US HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS AND ITS AFFILIATES’ AND REPRESENTATIVES’ BEHALF) RELIANCE ON ANY OMISSION OR CONCEALMENT FROM, OR ANY MISSTATEMENT MADE WITH RESPECT TO, THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS ARTICLE 3, ARTICLE 4 OR THE ANCILLARY DOCUMENTS. WITHOUT LIMITING THE FOREGOING, NONE OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY, NOR ANY OTHER PERSON (INCLUDING THE RESPECTIVE AFFILIATES OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY) WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, OR THE USE OF ANY SUCH INFORMATION BY HYAC, THE SPONSOR, DORY US HOLDING COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE ANCILLARY DOCUMENTS OR ANY DISCUSSION WITH RESPECT TO ANY OF THE FOREGOING INFORMATION.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS, DORY

PARENT, DORY INTERMEDIATE, DORY US MERGER SUB AND DORY FOREIGN

HOLDING COMPANY

Except as set forth on the Seller Schedules, each of the Sellers, solely on behalf of itself (and, solely for purposes of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9 and 4.11, also with respect to each Holding Company), hereby represents and warrants to Buyer as of the date hereof, as follows:

Section 4.1 Organization and Qualification. Such Person is a corporation, limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable), except where the failure to be in good standing or to be duly qualified would not be material to such Person’s ownership of the Acquired Equity Securities and the Holding Company Equity Securities set forth opposite its name on Section 1.1(a) of the Seller Schedules or reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents.

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Section 4.2 Authority. Such Person has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to execute and deliver each of the Ancillary Documents to which such Person is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which such Person is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be, upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of each such Person. This Agreement has been (and each of the Ancillary Documents to which such Person is or will be a party will be, upon execution thereof) duly and validly executed and delivered by such Person and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Person (assuming this Agreement has been and the Ancillary Documents to which such Person is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by Buyer and/or the other Persons party thereto), enforceable against such Person in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties set forth in Section 5.3, no Consent is required to be made or obtained by any Seller (whether to or from any Person or Governmental Entity) in connection with the execution, delivery or performance by such Person of this Agreement or the Ancillary Documents to which such Person is or will be, as applicable, each party or the consummation by such Person of the transactions contemplated hereby, except for (i) to the extent necessary, compliance with and filings under the HSR Act, (ii) compliance with and filings under any applicable securities Laws, including the Registration Statement / Proxy Statement, (iii) the Dory US Merger Sub Member Approval and the Dory Parent Stockholder Approval, (iv) those the failure of which to obtain or make would not have a material adverse effect on a Seller’s ownership of the Acquired Equity Securities and the Dory Parent Common Shares set forth opposite its name of Section 1.1(a) of the Seller Schedules or reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents and (v) those set forth on Section 4.3 of the Seller Schedules. Except as set forth on Section 4.3 of the Seller Schedules, neither the execution, delivery and performance by such Person of this Agreement or the Ancillary Documents to which such Person is or will be a party nor the consummation by such Person of the transactions contemplated hereby and thereby will, directly or indirectly, (with or without notice or lapse of time or both) (a) conflict with or result in any breach of any provision of the Governing Documents of such Person or of any Group Company, (b) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of, or the loss of any benefits under, any material agreement to which such Person is a party or by which any of its properties or assets are bound, any Material Contract or any Material Real Property Lease, (c) violate any Order or Law of any Governmental Entity having jurisdiction over such Person or any Group Company or any of the properties or assets of any of the foregoing, or (d) result in the creation of any Lien (other than any Permitted Liens) upon the assets of such Person or any Group Company, which in the case of any of clauses (b) through (d) above, would (A) have a material adverse effect on a Seller’s ownership of the Acquired Equity Securities and the Dory Parent Common Shares set forth opposite its name on Section 1.1(a) of the Seller Schedules, (B) reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents, or (C) individually or in the aggregate, be material to the Group Companies, taken as a whole.

Section 4.4 Title to the Acquired Equity Securities and the Holding Company Equity Securities. Each Seller or Holding Company is the record and beneficial owner of the Acquired Equity Securities or Holding Company Equity Securities (in such number and class or series), as applicable, set forth opposite its name on Section 1.1(a) of the Seller Schedules as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1 and has as of the date hereof and will have immediately prior to giving effect to the transactions occurring on the Closing Date pursuant to Section 2.1, as

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applicable, valid, good and marketable title to such Acquired Equity Securities or Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules, free and clear of all Liens (other than Permitted Liens and transfer restrictions under applicable Law or any Governing Documents of any Target Company or Holding Company, as applicable). Except for this Agreement and the Ancillary Documents to which it is or will be a party, such Seller or Holding Company is not party to any option, warrant, purchase right, or other contract or commitment that could require such Seller or Holding Company to sell, transfer, or otherwise dispose of the Acquired Equity Securities or such Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules. Such Seller or Holding Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Acquired Equity Securities or the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules.

Section 4.5 Litigation. There is no Proceeding pending or, to Sellers’ knowledge, threatened against such Person or its assets and properties (including the Acquired Equity Securities owned by such Person or the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules owned by such Person, as applicable,) which would have a material adverse effect on such Seller’s ownership of the Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules or reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is or will be a party. Such Person is not subject to any outstanding Order that would have a material adverse effect on such Seller’s ownership of the Acquired Equity Securities or the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules or otherwise prevent or materially delay the Closing.

Section 4.6 Brokers. Except as set forth on Schedule 4.6, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

Section 4.7 Tax Matters.

(a) Steiner Leisure does not own (by vote or value) any equity interest in Mistral Equity Partners, LP, Mistral Equity Partners QP, LP, HYAC, or any Investor, and Steiner Leisure has no actual knowledge that any of its direct or indirect shareholders owns (by vote or value) any equity interest in Mistral Equity Partners, LP, Mistral Equity Partners QP, LP, HYAC, or any Investor.

(b) Steiner Leisure does not have actual knowledge that it (or any direct or indirect shareholder of Steiner Leisure) is a partner in a partnership with a United States person (as defined in Code section 7701(a)(30)) that owns 5 percent or more of the total combined voting power of all classes of stock entitled to vote of HYAC or 5 percent or more of the total value of shares of all classes of stock of HYAC.

(c) Steiner Leisure does not have a binding commitment to sell shares of Dory Parent to a Person (other than any Investor or Secondary Investor) that, to the actual knowledge of Steiner Leisure, is a direct or indirect shareholder of HYAC.

Section 4.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of such Seller or, prior to the Closing, such Holding Company expressly for inclusion or incorporation by reference: (a) in the Registration Statement / Proxy Statement will, when the Registration / Proxy Statement is declared effective or when the Registration / Proxy Statement is mailed to stockholders of HYAC or at the time of the meeting of such stockholders to be held in connection with the transactions contemplated by this Agreement, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the current report on Form 8-K filed after the Closing will contain any false or misleading statement in light of the circumstances under which they were made.

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Section 4.9 Dory Parent, Dory US Merger Sub and Dory Foreign Holding Company Activities. Each of Dory Parent, Dory US Merger Sub and Dory Foreign Holding Company was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.10 Investigation; No Other Representations.

(a) Such Person, on its owns behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that (A) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of HYAC and the Group Companies (including the Business) and (B) it has been furnished with or given access to such documents and information about HYAC and the Group Companies and their respective businesses (including the Business) and operations as it, its Affiliates and its and their respective Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In executing this Agreement and the Ancillary Documents, such Person has relied solely on its own investigation and analysis, the HYAC SEC Reports and the representations and warranties expressly contained in Article 5 and in any Ancillary Documents, none of HYAC or any of its Representatives or any other Person makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to such Person or any of its Affiliates or its or its Affiliates’ respective Representatives or financing sources (including lenders), as applicable, prior to the execution of this Agreement (and has relied solely on such express representations and warranties in Article 5 and any express representations and warranties in the Ancillary Documents), or (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of HYAC, any Group Company or the Business heretofore or hereafter delivered to or made available to such Person, or any of its Affiliates or their or its Affiliates’ respective Representatives or financing sources (including lenders), as applicable, (and has relied solely on such express representations and warranties in Article 5 and any express representations and warranties in the Ancillary Documents and on the HYAC SEC Reports). Without limiting the generality of the foregoing, each such Person, on its own behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that none of HYAC or any of its Representatives or any other Person makes or has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business, assets or liabilities of HYAC or the Group Companies made available to such Person, its Affiliates or any of its or their respective Representatives, including due diligence materials, memorandum or similar materials, or in any presentation of the business of HYAC or the Group Companies by management or other Representatives of HYAC, any of its Affiliates or any other Person in connection with the transactions contemplated hereby, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by such Person, its Affiliates or any of its or their respective Representatives in executing, delivering and performing this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, in each case excluding the HYAC SEC Reports. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available to such Person, its Affiliates, and its or their respective Representatives and advisors, are not and shall not be deemed to be or to include representations or warranties of HYAC, any of its Affiliates or its or their respective Representatives, or any other Person, and are not and shall not be deemed to be relied upon by such Person in executing, delivering and performing this Agreement, the Ancillary Documents

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and the transactions contemplated hereby and thereby, in each case excluding any of the foregoing set forth in the HYAC SEC Reports.

Section 4.11 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 3, THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OTHER PERSON MAKES, AND EACH OF THE SELLERS, DORY PARENT, DORY US MERGER SUB AND DORY FOREIGN HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS BEHALF, ON THE GROUP COMPANIES’ BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ACQUIRED EQUITY SECURITIES, THE HOLDING COMPANY EQUITY SECURITIES OR BUSINESSES OR ASSETS OF ANY OF THE GROUP COMPANIES, AND EACH OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB AND DORY FOREIGN HOLDING COMPANY SPECIFICALLY DISCLAIMS (ON ITS BEHALF, ON THE GROUP COMPANIES’ BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND EACH OF HYAC, THE SPONSOR, AND DORY US HOLDING COMPANY SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3, THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3, THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS, EACH OF HYAC, THE SPONSOR, AND DORY US HOLDING COMPANY (ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT NONE OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OTHER PERSON ON BEHALF OF ANY OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB OR DORY FOREIGN HOLDING COMPANY OR OTHERWISE MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB OR DORY FOREIGN HOLDING COMPANY OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED (INCLUDING THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS), IF ANY, TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. EACH OF HYAC, THE SPONSOR, DORY US HOLDING COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES AND EACH OF ITS AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT IT IS NOT RELYING NOR HAS IT RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY MADE BY SELLERS IN ARTICLE 3, THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS AND THAT ONLY THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLERS IN ARTICLE 3, THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS SHALL HAVE ANY LEGAL EFFECT, AND EACH OF HYAC, THE SPONSOR, DORY US HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS AND ITS AFFILIATES’ AND REPRESENTATIVES’

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BEHALF) RELIANCE ON ANY OMISSION OR CONCEALMENT FROM, OR ANY MISSTATEMENT MADE WITH RESPECT TO, THE EXPRESS REPRESENTATIONS AND WARRANTIES IN ARTICLE 3, THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS. WITHOUT LIMITING THE FOREGOING, NONE OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY, NOR ANY OTHER PERSON (INCLUDING THE RESPECTIVE AFFILIATES OF THE SELLERS, DORY PARENT, DORY INTERMEDIATE, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY) WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, OR THE USE OF ANY SUCH INFORMATION BY HYAC, THE SPONSOR, DORY US HOLDING COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO HYAC, THE SPONSOR, DORY US HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE ANCILLARY DOCUMENTS OR ANY DISCUSSION WITH RESPECT TO ANY OF THE FOREGOING INFORMATION.

Section 4.12 Investment. Steiner Leisure understands that the Transaction Shares were issued in a transaction not involving any public offering within the meaning of the Securities Act and that the Transaction Shares will not have been, as of the Closing, registered under the Securities Act. Steiner Leisure understands that the Transaction Shares may not be resold, transferred, pledged or otherwise disposed of by Steiner Leisure absent an effective registration statement under the Securities Act, except (i) to Dory Parent or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry position or certificates representing the Transaction Shares shall contain a legend to such effect. Steiner Leisure is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), and is able to bear any economic risks associated with the transactions contemplated by this Agreement. Steiner Leisure is acquiring the Transaction Shares as provided in this Agreement solely for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable state and Federal Securities Laws. Steiner Leisure has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transaction Shares and is capable of bearing the economic risks of such investment, including a complete loss of its investment in Transaction Shares.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES RELATING TO BUYER, THE SPONSOR AND

DORY US HOLDING COMPANY

Except as set forth on the Buyer Schedules, HYAC hereby represents and warrants on behalf of itself (and, solely for purposes of the representations and warranties set forth in (a) Sections 5.1, 5.2, 5.3, 5.4, 5.8, 5.15 and 5.20, also with respect to Sponsor and (b) Sections 5.1, 5.2, 5.3, 5.4, 5.8, 5.15, 5.17 and 5.20, also with respect to Dory US Holding Company) to the Sellers as of the date hereof, as follows:

Section 5.1 Organization and Qualification. Such Person is a corporation, limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing

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and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

Section 5.2 Authority. Such Person has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to execute and deliver each of the Ancillary Documents to which such Person is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the HYAC Stockholder Approval, the execution and delivery of this Agreement and the Ancillary Documents to such Person is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be, upon execution thereof) duly authorized by all necessary corporate action on the part of such Person. This Agreement has been (and each of the Ancillary Documents to which such Person is or will be a party will be, upon execution thereof) duly and validly executed and delivered by such Person and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such Person (assuming this Agreement has been and the Ancillary Documents to which such Person is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by Sellers, the Group Companies, and/or the other Affiliates of the Sellers party hereto or thereto, as applicable), enforceable against such Person in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 5.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties contained in Section 3.5 and Section 4.3 (and assuming all Consents referred to in such Sections (or required to be disclosed in the corresponding sections of the Seller Schedules) are made or obtained), no notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution, delivery or performance of this Agreement or the Ancillary Documents to which such Person is a party, or the consummation by such Person of the transactions contemplated hereby, except for (i) to the extent necessary, compliance with and filings under the HSR Act, or (ii) those the failure of which to obtain or make would not reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents or have a material adverse effect on the ability of such Person to perform its obligations hereunder or under any Ancillary Document. Neither the execution, delivery and performance by such Person of this Agreement and the Ancillary Documents to which such Person is or will be a party nor the consummation by such Person of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the Governing Documents of such Person, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Person is a party or by which any of them or any of their respective properties or assets may be bound, or (c) violate any Order or Law of any Governmental Entity applicable to such Person, any of the respective Subsidiaries of such Person, or any of their respective properties or assets, as applicable, except in the case of clauses (b) and (c) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of such Person to consummate the transactions contemplated by this Agreement or the Ancillary Documents or have a material adverse effect on the ability of such Person to perform its obligations hereunder or under any Ancillary Document.

Section 5.4 Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of such Person or any of such Person’s Affiliates, for which Sellers or any Group Company may become liable.

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Section 5.5 Financing.

(a) Attached hereto as Exhibit T are true, complete and correct copies of (i) the executed Subscription Agreements, dated as of the date hereof, pursuant to which, and subject to the terms and conditions of which, the Investors have agreed to provide equity financing (the “Equity Financing”) to Dory Parent in connection with the transactions contemplated by this Agreement, and (ii) executed commitment letters and corresponding customarily redacted fee letters (none of which redacted terms affect the amount or availability of the Debt Financing or impose any conditions on the receipt of the Debt Financing) (the “Debt Financing Commitments,” as each may be amended, restated, amended and restated, supplemented or otherwise modified, waived or replaced from time to time to the extent permitted by Section 6.12(a) and, together with the Subscription Agreements, the “Financing Commitments”) from the financial institutions or principal investors identified therein (collectively, the “Lenders”) to provide, or cause to be provided, subject to the terms and conditions therein, debt financing in the amounts set forth therein for the purpose, among other things, of funding the transactions contemplated by this Agreement and the related fees and expenses incurred by the Holding Companies in connection therewith and for the other purposes set forth therein (being collectively referred to as the “Debt Financing”, and together with the Equity Financing collectively referred to as the “Financing”). Each of the Financing Commitments is a legal, valid and binding obligation of HYAC or Dory Parent, as applicable, and, to the knowledge of HYAC, the other parties thereto. Each of the Financing Commitments is in full force and effect, and none of the Financing Commitments has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and no such amendment or modification is contemplated (except for amendments, restatements, supplements or other modifications to add additional agents thereto). HYAC is not in breach of any of the terms or conditions set forth in any of the Financing Commitments, and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date hereof, assuming the accuracy of the representations and warranties contained in Article 3 and Article 4 in all material respects and the performance by Sellers of their respective obligations to be performed prior to the Closing hereunder in all material respects, HYAC (i) has no reason to believe that any event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under any of the Financing Commitments, (ii) is not aware of any fact, event or other occurrence that makes any of the representations or warranties of HYAC or Dory Parent in any of the Financing Commitments inaccurate in any material respect and (iii) has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied on a timely basis or that the Financing contemplated by the Financing Commitments will not be made available on the Closing Date. Neither any Investor nor any Lender has notified HYAC of its intention to terminate all or any portion of the Financing Commitments or not to provide the Financing. The net cash proceeds from the Financing, together with the proceeds from HYAC’s trust account, will be sufficient to consummate the transactions contemplated by this Agreement on a timely basis, including the payment of the amounts to be paid to Sellers under Article 2, any fees and expenses of or payable by Buyer or the Group Companies, and any related repayment or refinancing of any Indebtedness of the Group Companies, and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and any Ancillary Document. HYAC has paid in full any and all commitment or other fees required by the Debt Financing Commitments that are due as of the date hereof, and will pay, after the date hereof, all such fees as they become due. There are no conditions precedent or contingencies to the obligations of the parties under the Financing Commitments (including pursuant to any “flex” provisions in the related fee letters or otherwise) to make the full amount of the Financing available to Buyer on the terms therein except as expressly set forth in the unredacted portion of the Financing Commitments. There are no side letters or other agreements, understandings, contracts or arrangements (written, oral or otherwise) related to the Financing (other than the Financing Commitments). No Person has any right to impose, and no Investor, Lender, or Buyer has any obligation to accept, any condition precedent, contingency or requirement to such funding other than any of the conditions expressly set forth in the unredacted portions of the Financing Commitments nor any reduction to the aggregate amount available under the Financing Commitments on the Closing Date (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitments on the Closing Date). Subject to the satisfaction (or, to the extent permitted by applicable Law, waiver) of the

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conditions set forth in Sections 7.1, 7.2 and 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), HYAC has no reason to believe that the satisfaction on a timely basis of the conditions to the funding of the full amount of the Financing will not occur, or that the Financing will not be available on the Closing Date. For the avoidance of doubt, it is not a condition to the Closing under this Agreement for Buyer to obtain the Debt Financing or any Alternative Debt Financing.

Section 5.6 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, assuming (i) the accuracy of the representations and warranties contained in Article 3 and Article 4 in all material respects and (ii) the performance by Sellers, of their respective obligations to be performed prior to the Closing hereunder in all material respects, Buyer and the Group Companies (taken as a whole) will not (a) be insolvent (either because their combined financial condition is such that the sum of their combined debts is greater than the fair value of their combined assets or because the fair salable value of their combined assets is less than the amount required to pay their combined probable liability on their combined existing debts as they mature), (b) have unreasonably small capital with which to engage in their business, or (c)  have incurred debts beyond their ability to pay as they become due.

Section 5.7 Investment. Buyer is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), and is able to bear any economic risks associated with the transactions contemplated by this Agreement. Buyer is acquiring the Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules as provided in this Agreement solely for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable state and Federal Securities Laws. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules and is capable of bearing the economic risks of such investment, including a complete loss of its investment in such Acquired Equity Securities and the Holding Company Equity Securities. Buyer hereby acknowledges that the Acquired Equity Securities and the Holding Company Equity Securities set forth on Section 1.1(a) of the Seller Schedules have not been registered pursuant to the Securities Act or any state securities Laws, and agrees that such Acquired Equity Securities and the Dory Parent Common Shares may not be sold, offered for sale or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act to the extent applicable.

Section 5.8 Investigation; No Other Representations.

(a) Such Person, on its owns behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that (A) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Group Companies (including the Business) and the Holding Companies, and (B) it has been furnished with or given access to such documents and information about the Group Companies and the Holding Companies and their respective businesses (including the Business) and operations as it, its Affiliates and its and their respective Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In executing this Agreement and the Ancillary Documents, such Person has relied solely on its own investigation and analysis and the representations and warranties expressly contained in Article 3 and Article 4 and in any Ancillary Documents, none of Sellers, the Group Companies, the Holding Companies or any of their respective Representatives or any other Person makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to such Person or any of its Affiliates or its or its Affiliates’ respective Representatives or financing sources (including

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lenders), as applicable, prior to the execution of this Agreement (and has relied solely on such express representations and warranties in Article 3 and Article 4 and any express representations and warranties in the Ancillary Documents), or (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of any Group Company, any Holding Company, and their respective businesses (including the Business) heretofore or hereafter delivered to or made available to such Person, or any of its Affiliates or their or its Affiliates’ respective Representatives or financing sources (including lenders), as applicable, (and has relied solely on such express representations and warranties in Article 3 and Article 4 and any express representations and warranties in the Ancillary Documents). Without limiting the generality of the foregoing, each such Person, on its own behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that none of the Sellers, the Group Companies, the Holding Companies, or any of their respective Representatives or any other Person makes or has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business, assets or liabilities of the Group Companies made available to such Person, its Affiliates or any of its or their respective Representatives, including due diligence materials, memorandum or similar materials, or in any presentation of the business of the Group Companies and the Holding Companies by management or other Representatives thereof, the Sellers, any of their respective Affiliates or others in connection with the transactions contemplated hereby, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by such Person, its Affiliates or any of its or their respective Representatives in executing, delivering and performing this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available to such Person, its Affiliates, and its or their respective Representatives and advisors, are not and shall not be deemed to be or to include representations or warranties of any Group Company, any Holding Company or any Seller, or any of their respective Affiliates or its or their Representatives, and are not and shall not be deemed to be relied upon by such Person in executing, delivering and performing this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

Section 5.9 Investment Company Act; JOBS Act. Buyer is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case, within the meaning of the Investment Company Act. Buyer constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10 Information Supplied. None of the information supplied or to be supplied by or on behalf of such Person expressly for inclusion or incorporation by reference: (a) in the Registration Statement / Proxy Statement will, when the Registration / Proxy Statement is declared effective or when the Registration / Proxy Statement is mailed to stockholders of HYAC or at the time of the meeting of such stockholders to be held in connection with the transactions contemplated by this Agreement, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the current report on Form 8-K filed after the Closing will contain any false or misleading statement in light of the circumstances under which they were made.

Section 5.11 Capitalization of HYAC.

(a) Section 5.11(a) of the Buyer Schedules contains a true and correct statement of the number and class or series (as applicable) of the issued and outstanding capital stock of HYAC and the HYAC Warrants. All of the Founder Shares and Founder Warrants are owned of record by the Sponsor as of the date of this Agreement. As of the Closing, immediately prior to the Merger Effective Time, all of the Founder Shares and Founder Warrants will be owned of record by the Sponsor or its direct or indirect equityholders. All outstanding equity securities of HYAC have been duly authorized and validly issued and are fully paid and non-assessable.

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Such equity securities (i) were not issued in violation of the Governing Documents of HYAC or any other contract, arrangement or commitment to which HYAC is party, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable securities Law or under the Governing Documents of HYAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person, and (iii) that are held by the Sponsor or any of its Affiliates or any of its direct or indirect equityholders are free and clear of Liens (other than transfer restrictions under applicable securities Law or under the Governing Documents of HYAC). Except as set forth on Section 5.11(a) of the Buyer Schedules, there are no outstanding (A) equity securities of HYAC, (B) securities of HYAC convertible into or exchangeable for, at any time, equity securities of HYAC, or (C) or any equity appreciation, phantom equity, profit participation rights, options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts, arrangements or commitments that could require HYAC, and, except as expressly contemplated by this Agreement, there is no obligation of HYAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any equity securities or securities convertible into or exchangeable for equity securities of HYAC. After giving effect to the transactions contemplated by the Sponsor Support Agreement, (x) there will be 3 million Dory Parent Common Shares (plus any Dory Parent Common Shares issued in respect of the Buyer Expense Shortfall pursuant to the proviso to the definition of Founder Deferred Shares) issued and outstanding in respect of the Founder Shares (excluding any Deferred Founder Shares), which shall be owned of record by the Sponsor (or its successor or direct or indirect equityholders) and its Affiliates, (y) all of the Deferred Founder Shares shall be owned of record by the Sponsor and (z) there will be a number of Dory Parent Warrants issued and outstanding in respect of the Founder Warrants equal to (1) 2,993,419 Dory Parent Warrants, plus (2) the Dory Parent Warrant Adjustment Amount that will be owned by the Sponsor (or its successor or direct or indirect equityholders) and its Affiliates.

(b) Except for its ownership of Dory US Holding Company, HYAC does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity interest in, any Person.

(c) There are no voting trusts, proxies or other agreements or understandings to which HYAC is party or by which HYAC is bound with respect to the voting, transfer or other disposition of its interests (other than the transactions and agreements expressly contemplated by this Agreement or any Ancillary Document, the Governing Documents of HYAC or as otherwise disclosed in the HYAC SEC Reports).

Section 5.12 SEC Filings. HYAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its incorporation and made publicly available no later than one day prior to the date of this Agreement (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “HYAC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, prospectuses, registration statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement through the Closing with the SEC pursuant to Federal Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional HYAC SEC Reports”). Each of the HYAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied, and each of the Additional HYAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, for the avoidance of doubt, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the HYAC SEC Reports or the Additional HYAC SEC Reports. As of their respective dates of filing, the HYAC SEC Reports did not contain, any untrue statement of a material fact or omit to state a material fact required to be

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stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. Assuming that any information furnished to HYAC by or on behalf of the Sellers in respect of the Group Companies or Holding Companies prior to the Closing expressly for use in the Additional HYAC SEC Reports does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading, as of their respective dates of filing, the Additional HYAC SEC Reports will meet the same standard. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the HYAC SEC Reports. To the knowledge of HYAC, none of the HYAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation. The certifications and statements required by (a) Rule 13a-14 or 15d-14 under the Exchange Act, or (b) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to the HYAC SEC Reports are, and with respect to the Additional HYAC SEC Reports will be, each true and correct in all material respects. Except as disclosed in the HYAC SEC Reports, to the knowledge of HYAC, each director and executive officer of HYAC has filed with the SEC on a timely basis all statements required with respect to HYAC by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 5.13 Trust Account. As of the date hereof, HYAC has an amount in cash in the Trust Account equal to at least $330,000,000. The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to that certain Investment Management Trust Account Agreement, dated October 24, 2017, between HYAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (as the same may be amended, restated or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, the “Trust Agreement”). There are no separate agreements, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the HYAC SEC Reports to be inaccurate in any material respect or, to Buyer’s knowledge, that would entitle any Person (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) Pre-Closing HYAC Holders who shall have elected to redeem their HYAC Common Shares pursuant to the HYAC Governing Documents or (iii) if HYAC fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, HYAC in limited amounts to permit HYAC to pay the expenses of the Trust Account’s liquidation and dissolution, and then HYAC’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released, except in the circumstances described in the HYAC Governing Documents. As of the date of this Agreement, there are no Actions pending or, to the Buyer’s knowledge, threatened with respect to the Trust Account.

Section 5.14 Transactions with Affiliates. Section 5.14 of the Buyer Schedules sets forth all contracts and agreements as of the date hereof, between (a) HYAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor) or Affiliate of either HYAC or Sponsor, or to the knowledge of HYAC, any family member of any of the foregoing Persons, on the other hand (the Persons identified in this clause (b), “HYAC Related Parties”), other than agreements which are disclosed in the HYAC SEC Reports. Except as disclosed in the HYAC SEC Reports or set forth on Section 5.14 of the Buyer Schedules, no HYAC Related Party (x) owns any interest in any material asset used in the business of HYAC, (y) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor, lessee or competitor of HYAC, or (z) owes any material amount to, or is owed material any amount by HYAC (other than ordinary course accrued compensation, employee benefits or expense reimbursement, and loans or advances specifically disclosed in the HYAC SEC Reports or permitted pursuant to Section 6.24). All contracts, agreements, arrangements, understandings and interests that are required to be disclosed pursuant to this Section 5.14 are referred to herein as “HYAC Related Party Transactions”.

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Section 5.15 Litigation. There is (and since its incorporation there has been) no Proceeding pending or, to such Person’s knowledge, threatened against or involving (i) such Person, (ii) any of its properties or assets, or (iii) any of its managers, officers, directors or employees (in their capacities as such), except as was not, is not or would not reasonably be expected to be, individually or in the aggregate, material to such Person, or reasonably be expected to have a material impact on the Group Companies, taken as a whole, or materially impair or materially delay the ability of any Group Company to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Such Person is not (and since its incorporation has not been) subject to any material Order. There are no material unsatisfied judgments, penalties or awards by any Governmental Entity against or affecting such Person or any of its properties or assets. There are no material Proceedings by such Person pending, or which such Person has commenced preparations to initiate, against any other Person.

Section 5.16 Compliance with Applicable Law. Buyer is (and since its incorporation has been) in compliance with all applicable Laws and Orders, except for any failure to comply that would not prevent or materially delay the consummation of the transactions contemplated hereby or have a material adverse effect on the ability of such Person to perform its obligations hereunder or under any Ancillary Document. Buyer has not received at any time since its incorporation any written notice or written communication from any Governmental Entity regarding any actual, alleged, or potential violation in any material respect of, or a failure to comply in any material respect with, applicable Law. To Buyer’s knowledge, no material investigation, review or inquiry by any Governmental Entity with respect to Buyer is pending or threatened in writing. Buyer has not conducted any internal investigation with respect to any actual, potential or alleged violation of applicable Law by any of its directors, officers, equity holders or employees or concerning any actual or alleged fraud.

Section 5.17 Dory US Holding Company Activities. Dory US Holding Company was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.18 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of HYAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since its incorporation, (i) HYAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of HYAC’s financial reporting and the preparation of HYAC’s financial statements for external purposes in accordance with GAAP and (ii) HYAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to HYAC is made known to HYAC’s principal executive officer and principal financial officer by others within HYAC.

(b) HYAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its incorporation, HYAC has complied, and is currently in compliance, with all applicable listing and corporate governance rules and regulations of Nasdaq, in each case, in all material respects. The classes of securities representing issued and outstanding HYAC Equity Securities are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of HYAC, threatened against HYAC by Nasdaq or the SEC with respect to any intention by such entity to deregister HYAC Equity Securities or prohibit or terminate the listing of HYAC Equity Securities on Nasdaq. None of HYAC or any of its controlled Affiliates has taken any action that is designed to terminate the registration of HYAC Equity Securities under the Exchange Act.

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(d) The HYAC SEC Reports contain, and the Additional HYAC SEC Reports will contain, true, correct and complete copies of the HYAC Financial Statements. Except as disclosed in the HYAC SEC Reports and as may be disclosed in the Additional HYAC SEC Reports, the HYAC Financial Statements (i) fairly present in all material respects the financial position of HYAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited HYAC Financial Statements, were audited in accordance with the standards of the PCAOB, (iv) were prepared from, and are in accordance with, the books and records of HYAC and (v) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). Neither HYAC nor any of its Subsidiaries maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the date of this Agreement, no financial statements other than those of HYAC are required by GAAP to be included in the financial statements of HYAC.

(e) HYAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for HYAC’s and its Subsidairies’ assets. HYAC maintains and, for all periods covered by the HYAC Financial Statements, has maintained books and records of HYAC in the ordinary course of business that accurately and fairly reflect the transactions and dispositions of the assets of HYAC in all material respects.

(f) Since its incorporation, HYAC has not received any written notification of any (x) “significant deficiency” in the internal controls over financial reporting of HYAC, (y) “material weakness” in the internal controls over financial reporting of HYAC or (z) fraud, whether or not material, that involves management or other employees of HYAC who have a significant role in the internal controls over financial reporting of HYAC.

Section 5.19 No Undisclosed Liabilities. Except (x) as set forth in Section 5.19 of the Buyer Schedules and (y) for liabilities incurred in connection with the transactions contemplated by this Agreement and any Ancillary Documents, HYAC and its Subsidiaries have no Liabilities (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for Liabilities (a) reflected or reserved for in the HYAC Financial Statements or disclosed in the notes thereto included in the HYAC SEC Reports, (b) that have arisen since the date of the most recent balance sheet included in the HYAC SEC Reports in the ordinary course of the operation of business consistent with past practice of HYAC and its Subsidiaries or (c) that have not been, and would not reasonably be expected to be, individually or in the aggregate, material to HYAC and its Subsidiaries, taken as a whole.

Section 5.20 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5, THE ANCILLARY DOCUMENTS AND THE HYAC SEC REPORTS, NONE OF THE SPONSOR, HYAC, DORY US HOLDING COMPANY OR ANY OTHER PERSON MAKES, AND EACH OF THE SPONSOR, HYAC, AND DORY US HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATIONS OR WARRANTIES

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OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE SECURITIES, BUSINESSES OR ASSETS OF HYAC OR DORY US HOLDING COMPANY, AND EACH OF THE SPONSOR, HYAC, AND DORY US HOLDING COMPANY SPECIFICALLY DISCLAIMS (ON ITS BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES) ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND EACH OF THE SELLERS, DORY PARENT, DORY US MERGER SUB, AND DORY FOREIGN HOLDING COMPANY SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF, THE HYAC SEC REPORTS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 5 AND THE ANCILLARY DOCUMENTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 5 AND THE ANCILLARY DOCUMENTS OR AS SET FORTH IN THE HYAC SECE REPORTS, EACH OF THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY (ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT NONE OF THE SPONSOR, HYAC, DORY US HOLDING COMPANY OR ANY OTHER PERSON ON BEHALF OF ANY OF THE SPONSOR, HYAC, DORY US HOLDING COMPANY OR OTHERWISE MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SPONSOR, HYAC, DORY US HOLDING COMPANY OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED (INCLUDING THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS), IF ANY, TO THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. EACH OF THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES AND EACH OF ITS AND THEIR RESPECTIVE REPRESENTATIVES) ACKNOWLEDGES THAT IT IS NOT RELYING NOR HAS IT RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY MADE BY THE SPONSOR, HYAC, DORY US HOLDING COMPANY, AS APPLICABLE, IN THIS ARTICLE 5, THE ANCILLARY DOCUMENTS OR IN THE HYAC SEC REPORTS AND THAT ONLY THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SPONSOR, HYAC OR DORY US HOLDING COMPANY, AS APPLICABLE, IN THIS ARTICLE 5, THE ANCILLARY DOCUMENTS OR IN THE HYAC SEC REPORTS SHALL HAVE ANY LEGAL EFFECT, AND EACH OF THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY EXPRESSLY DISCLAIMS (ON ITS AND ITS AFFILIATES’ AND REPRESENTATIVES’ BEHALF) RELIANCE ON ANY OMISSION OR CONCEALMENT FROM, OR ANY MISSTATEMENT MADE WITH RESPECT TO, THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS ARTICLE 5, THE ANCILLARY DOCUMENTS OR IN THE HYAC SEC REPORTS. WITHOUT LIMITING THE FOREGOING, NONE OF THE SPONSOR, HYAC, DORY US HOLDING COMPANY, NOR ANY OTHER PERSON (INCLUDING THE RESPECTIVE AFFILIATES OF THE SPONSOR, HYAC, DORY US HOLDING COMPANY) WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, OR THE USE OF ANY SUCH INFORMATION BY THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO THE SELLERS, DORY PARENT, DORY US MERGER SUB, DORY FOREIGN HOLDING COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR

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REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE ANCILLARY DOCUMENTS OR ANY DISCUSSION WITH RESPECT TO ANY OF THE FOREGOING INFORMATION, IN EACH CASE, EXCLUDING ANY OF THE FOREGOING SET FORTH IN THE HYAC SEC REPORTS.

ARTICLE 6

COVENANTS

Section 6.1 Conduct of Business of the Target Companies.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Sellers shall, and shall cause the Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.1 of the Seller Schedules, or as consented to in writing by HYAC (which consent shall not be unreasonably withheld, conditioned or delayed), conduct the Business in the ordinary course consistent with past practice in all material respects.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Sellers shall, and the Sellers shall cause the Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or any contract or agreement to which any Group Company, any Seller or any of their respective Affiliates are a party or bound, as set forth on Section 6.1 of the Seller Schedules or as consented to in writing by HYAC (which consent shall not be unreasonably withheld, conditioned or delayed with respect to clauses (iii), (vi), (vii), (viii), (ix), (xi), (xiii), (xvi) or (xvii) (to the extent related to any of the foregoing)), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution in respect of, any Target Company’s equity interests (except cash dividends or distributions of which the Seller Representative gives prior written notice to HYAC after the date hereof), or repurchase, redeem, or otherwise acquire any outstanding equity interests of any Group Company;

(ii) with respect to a Group Company, acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof of any other Person, other than the acquisition of assets or inventory in the ordinary course of business;

(iii) adopt any material amendments, supplements, restatements or modifications to any Group Company’s respective Governing Documents;

(iv) sell, lease, license or otherwise dispose of any material assets of the Business, other than the sale or disposition of inventory or obsolete equipment in the ordinary course of business;

(v) transfer, issue, sell, grant or otherwise dispose of (A) any equity interests of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any equity interests of any Group Company;

(vi) incur any Indebtedness or guarantee such Indebtedness of another Person in an aggregate principal amount in excess of $1,000,000, except for Indebtedness for which the Group Companies will not have any liability after the Closing;

(vii) (A) amend or modify in any material respect or terminate any Material Contract or Material Real Property Lease (excluding, for the avoidance of doubt, any expiration of any Material Contract or

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Material Real Property Lease pursuant to its terms), (B) waive any material benefit or right under any Material Contract or Material Real Property Lease, or (C) enter into any contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Material Contract, other than, in the case of clause (C), the entry into any such contract or agreement that is a contract or agreement that would be a Seller Related Party Transaction if entered into prior to the execution and delivery of this Agreement;

(viii) with respect to a Group Company, make any loans, advances or capital contributions to, or investments in, any Person (other than any such loans, advances or capital contributions made in the ordinary course of business that are not in excess of $150,000);

(ix) except in the ordinary course of business, as required under the terms of any Employee Benefit Plan or applicable Law, or arrangements the cost of which is borne by Sellers (A) adopt or materially amend any material Group Company Plan, including in respect of enhanced severance arrangements, or enter into any Employee Benefit Plan that if entered into prior to the execution and delivery of this Agreement would be a Group Company Plan; (B) increase the compensation or benefits payable to any employee of the Group Companies; (C) with respect to a Group Company or any employees of the Group Companies, enter into, adopt, extend, renew, terminate or materially amend any collective bargaining agreement or other Agreement with any labor organization or labor union, or (D) with respect to a Group Company or any employees of the Group Companies, engage in any “plant closing” or “mass layoff” (as those terms are defined under WARN) or similar layoff under applicable Laws;

(x) make, change or revoke any material election concerning Taxes outside the ordinary course of business consistent with past practice, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi) initiate any Proceeding or enter into, or propose to enter into, any releases, settlements or compromises of any Proceedings, if such releases, settlements or compromises would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or the imposition of any material non-monetary restrictions or performance obligations upon the Group Companies, in either case, after the Closing;

(xii) adopt a plan of complete or partial liquidation, dissolution, or restructuring of a Group Company;

(xiii) with respect to a Group Company or the Business, commit or authorize any capital commitment or capital expenditure (or series of capital commitments or capital expenditures), other than capital expenditures in the ordinary course of business, contemplated by the Group Companies’ capital expenditure budget set forth on Section 6.1(xiii) of the Seller Schedules or in an amount not to exceed $1,000,000;

(xiv) with respect to any Group Company, enter into, conduct, engage in or otherwise operate any material new line of business;

(xv) enter into, renew, modify or revise any Seller Related Party Transaction (or any contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Seller Related Party Transaction);

(xvi) transfer any Cash and Cash Equivalents of any Group Company to a new bank account in any jurisdiction in which the Group Companies do not, as of the date of this agreement, maintain one or more bank accounts; or

(xvii) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 6.1.

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(c) From and after the date of this Agreement until the date that is one Business Day prior to the Closing Date or the termination of this Agreement in accordance with its terms, Sellers shall cause the Group Companies to use commercially reasonable efforts to distribute or dividend any Cash and Cash Equivalents to one or more Sellers that is in excess of the reasonable current and anticipated needs of the Group Companies (including for operating expenses, debt service and reserves and such other matters in the ordinary course of business) (as determined by the Sellers in good faith).

Notwithstanding anything in this Section 6.1 or this Agreement to the contrary, nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 6.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article 7); provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) in the case of any Consents from any third party that may be required in connection with the foregoing, Sellers, the Holding Companies and their respective Affiliates (including the Group Companies) shall not be required to seek or obtain from any third party any such Consent, unless otherwise agreed in writing by the Seller Representative, or make, or cause to be made, any payments to any third party to secure any such Consent and shall not be required to modify any such contract or agreement to which the Consent may relate in any material respect, and (ii) for the avoidance of doubt, none of Sellers or any of their Affiliates (including, prior to the Closing, the Holding Companies and the Group Companies) shall have any liabilities arising out of or relating to any contracts or arrangements set forth in Section 3.5 of the Seller Schedules or Section 4.3 of the Seller Schedules which it does not seek or obtain in connection with the transactions prior to the Closing. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement. All costs incurred in connection with obtaining such consents, including, if applicable, the HSR Act filing fee, shall be borne by HYAC; provided, however, that each Party shall bear its out-of-pocket costs and expenses of its own legal counsel and other advisors or consultants in connection with the preparation of any such filings or consents. Each Party shall make, or cause to be made, to the extent necessary, an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event, the filing under the HSR Act within ten Business Days) after the date of this Agreement (unless filed prior to the date of this Agreement) and shall respond as promptly as practicable to any requests by the appropriate Governmental Entities for additional information and documentary material pursuant to the HSR Act, if applicable. Each Party shall promptly inform the other Parties of any communication between such Party and any Governmental Entity regarding any of the transactions contemplated by this Agreement. Without limiting the foregoing, if applicable, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the other Parties. Nothing in this Section 6.2 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates (including, in the case of the Sellers, the Group Companies), except with such other Party’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing and termination of this Agreement in accordance with its terms, each of HYAC and Dory US Holding Company, on the one hand, and

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Sellers, Dory Parent, Dory US Merger Sub and Dory Foreign Holding Company, on the other hand, shall give counsel for the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of HYAC or Dory US Holding Company, the Seller Representative, or, in the case of any Seller, Dory Parent, Dory US Merger Sub or Dory Foreign Holding Company, HYAC in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of HYAC or Dory US Holding Company, the Seller Representative, or, in the case of any Seller, Dory Parent, Dory US Merger Sub or Dory Foreign Holding Company, HYAC, the opportunity to attend and participate in such meeting or discussion.

(c) Except as required by this Agreement, HYAC shall not, and shall cause its Affiliates not to, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into, in each case, that would prevent or materially delay obtaining the consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, HYAC shall not, and shall cause its Affiliates and their respective ultimate parent entities and Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents, authorizations, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement (including, if applicable, pursuant to the HSR Act) or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated by this Agreement.

Section 6.3 Access to Information; Confidentiality.

(a) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, Sellers shall provide to HYAC and its Representatives during normal business hours reasonable access to the books and records of the Holding Companies, Group Companies or Business (in a manner so as to not interfere with the normal business operations of any Group Company or any of its Affiliates); provided, however, that such access shall not extend to any sampling or analysis of soil, groundwater, building materials or other environmental media of the sort generally referred to as a Phase II environmental investigation. All of such information shall be treated as “Confidential Information” pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein. Notwithstanding anything to the contrary set forth in this Agreement, during the period from the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, neither Sellers nor any of their Affiliates shall be required to disclose to HYAC or any of its Representatives any information (i) if and to the extent doing so (A) would violate any contract or Law to which any Seller or any of its Affiliates is a party, bound or is subject or (B) could, as reasonably determined upon the advice of counsel, result in the loss of the ability to successfully assert attorney-client and work product privileges (provided, that, in case of each of (A) and (B), Sellers shall use their respective reasonable best efforts to provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) or in a manner without violating such privilege, contract or Law), (ii) if a Seller or any of its Affiliates, on the one hand, and HYAC or any of its Affiliates, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto or (iii) information relating to Taxes or Tax Returns other than information to the extent relating to the Holding

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Companies, Group Companies or the Business; provided that the Sellers and/or their Affiliates shall provide notice of the withholding of access or information on any such basis.

(b) For a period of five (5) years from and after the Closing Date (such period of time, the “Confidentiality Period”), each Seller shall (and shall cause its Affiliates to and its and their respective Representatives who has received Business Confidential Information to) (i) treat and hold as confidential all confidential or proprietary information of the Holding Companies or Group Companies and either in existence on or prior to the Closing or delivered to a Seller, any of its Affiliates or any of their respective Representatives pursuant to this Agreement or any Ancillary Document after the Closing (the “Business Confidential Information”) and (ii) refrain from using any of the Business Confidential Information except in connection with its obligations or rights under this Agreement, any Ancillary Document or any other contract between any Seller or any of its Affiliates, on the one hand, and HYAC or any of its Affiliates (including any Holding Company or Group Company), on the other hand, or in connection with any dispute or Proceeding arising in connection with any of the foregoing; provided, however, that none of the foregoing shall be deemed to be Business Confidential Information (A) information that is generally available to or known by the public (other than through disclosure by any Seller, any of their Affiliates or their respective Representatives in violation of this Section 6.3(b)), (B) information that is lawfully acquired by any Seller, any of their Affiliates or their respective Representatives after the Closing from a source which, to the actual knowledge of Sellers, is not prohibited from disclosing such information by a legal, contractual, fiduciary or similar obligation, or (C) information that is independently derived or acquired by any Seller, any of their Affiliates or any of their respective Representatives after the Closing without reference to or use of information subject to the confidentiality obligations of this Section 6.3(b). Notwithstanding anything to the contrary in this Section 6.3(b), in the event that any Seller, any of its Affiliates or any of their respective Representatives is required or requested to disclose any Business Confidential Information during the Confidentiality Period by Law or to a Governmental Entity or otherwise in connection with compliance, Tax or regulatory activity, then any of the foregoing Persons shall notify HYAC promptly of such request or requirement so that HYAC may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3(b). If, in the absence of a protective order or the receipt of a waiver hereunder, such Person, on the advice of its outside legal counsel, is compelled to disclose any Business Confidentiality Information, such Person may disclose only that portion of such Business Confidential Information to which it is advised by its counsel that it is legally required to disclose. For the avoidance of doubt, the obligations set forth in this Section 6.3(b) are in addition to any continuing obligations under the Confidentiality Agreements.

(c) During the Confidentiality Period, HYAC and each Holding Company shall (and shall cause the Group Companies, each of their respective Affiliates and all of their respective Representatives who have received Seller Confidential Information to) (i) treat and hold as confidential all confidential or proprietary information related to any Seller or any of their respective Affiliates delivered to HYAC, any of the Holding Companies or Group Companies, any of their respective Affiliates or any of their respective Representatives (other than Business Confidential Information) (the “Seller Confidential Information”) and (ii) refrain from using any of the Seller Confidential Information except in connection with its obligations or rights under this Agreement, any Ancillary Document or any other contract between any Seller or any of its Affiliates, on the one hand, and HYAC, any Holding Company or any of their Affiliates (including any Group Company), on the other hand, or in connection with any dispute or Proceeding arising in connection with any of the foregoing; provided, however, that none of the foregoing shall be deemed to be Seller Confidential Information: (A) information that is generally available to or known by the public (other than through disclosure by HYAC, Dory Parent, any of the Group Companies, any of their respective Affiliates or any of their respective representatives in violation of this Section 6.3(c)); (B) information that is lawfully acquired by HYAC, Dory Parent, any of the Group Companies, any of their respective Affiliates or their respective representatives after the Closing from a source which, to the actual knowledge of HYAC and Dory Parent is not prohibited from disclosing such information by a legal, contractual, fiduciary or similar obligation, or (C) information that is independently derived or acquired by HYAC, Dory Parent, any Group Company, any of their respective Affiliates or any of their respective Representatives after the Closing without reference to or use of information subject to the confidentiality obligations of this Section 6.3(c). Notwithstanding anything to the contrary in this Section 6.3(c), in the event

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that HYAC, Dory Parent, any of the Group Companies, any of their respective Affiliates or any of their respective Representatives is required or requested to disclose any Seller Confidential Information during the Confidentiality Period by Law or to a Governmental Entity or otherwise in connection with compliance, Tax or regulatory activity, then any of the foregoing Persons shall notify the Seller Representative promptly of such request or requirement so that the Seller Representative may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3(c). If, in the absence of a protective order or the receipt of a waiver hereunder, such Person, on the advice of its outside legal counsel, is compelled to disclose any Seller Confidentiality Information, such Person may disclose only that portion of such Seller Confidential information to which it is advised by its counsel that it is legally required to disclose. For the avoidance of doubt, the obligations set forth in this Section 6.3(c) are in addition to any continuing obligations under the Confidentiality Agreement.

Section 6.4 Public Announcements.

(a) None of the Parties nor any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Seller Representative and HYAC; provided, however, that each Party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of Law, it being understood and agreed that each Party shall, to the extent reasonably practicable, confer with the other Parties concerning the timing and content of such press release or public announcement before the same is made.

(b) The Seller Representative and HYAC shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), HYAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Seller Representative shall have the right to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. The Seller Representative and HYAC shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release (but in any event within four (4) Business Days after the Closing), Dory Parent shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative shall have the right to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Press Release or the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such report, statement, filing, notice or application.

Section 6.5 Employee Matters.

(a) As of the Closing Date, the Sellers shall cause each individual then employed by the Sellers or their Affiliates (other than a Group Company) that is listed on Section 6.5(a) of the Seller Schedules to be employed by the Group Companies, Buyer or one of Buyer’s Affiliates (the “Transferred Employees”); for all purposes of Article 3 and Article 4, the Transferred Employees shall be deemed to be employees of a Group Company. Following the Closing Date through December 31, 2019, Buyer shall provide, or cause to be provided, each employee of the Group Companies, including those employees listed on Section 6.5(a) of the Seller Schedules (the “Employees”) who continues to be employed by a Group Company or Buyer or any of its Affiliates with (i) base salary or base hourly wage rate and annual cash bonus opportunity that is no less than the salary, wage

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rate or annual bonus opportunity as provided to such Employee immediately prior to the Closing Date, and (ii) other employee benefits (excluding equity arrangements, retention or change in control arrangements, discounts and access to “Bliss” and other non-Group Company spas, and the “Business Unit Exit Incentive” and “Business Unit Incentive Bonus” arrangements) that are comparable in the aggregate to those provided under the Employee Benefit Plans as of the Closing Date. Notwithstanding the foregoing, for each Employee represented by a labor union or other labor organization, Buyer shall provide, or cause to be provided, such terms and conditions of employment as required by the terms of any collective bargaining agreement or other agreement with any such labor union or other labor organization.

(b) Buyer further agrees that, from and after the Closing Date, Buyer shall and shall cause its Affiliates and each Group Company to grant all of its employees credit for any service with a Group Company or any of its Affiliates earned prior to the Closing Date (i) for eligibility and vesting purposes for any 401(k), vacation and paid time off, or health and welfare benefit plan, as applicable, and (ii) for purposes of vacation accrual and severance benefit determinations under any such benefit or compensation plan, policy, program, contract, agreement or arrangement that may be established or maintained by Buyer or any of its Affiliates or any Group Company on or after the Closing Date (the “New Plans”), unless this would result in a duplication of benefits. In addition, Buyer shall use reasonable best efforts to (A) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the extent waived or satisfied by an employee under any Employee Benefit Plan as of the Closing Date and (B) cause any deductible, co-insurance and covered out-of-pocket expenses paid on or before the Closing Date by any Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any applicable New Plan in the year of initial participation. Buyer agrees that Buyer and the Group Companies shall be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulations Section 54.4980B-9.

(c) As of the Closing Date, Buyer shall permit each Employee who was a participant in or eligible to participate in a 401(k) plan prior to the Closing to immediately following the Closing be eligible to participate in a tax-qualified defined contribution retirement plan established or designated by Buyer (the “Buyer 401(k) Plan”). From the date hereof until the earlier of one Business Day prior to the Closing, the parties hereto agree to reasonably cooperate in good faith and to reasonably determine whether Sellers, Buyer and their respective Subsidiaries may effect a transfer of the assets related to the Employees from any or all Employee Benefit Plans intended to be qualified under Section 401(a) of the Code from such Employee Benefit Plans to the Buyer 401(k) Plan, with each such transfer to occur in accordance with the requirements of Section 414(l) of the Code and not resulting in any Liabilities to the Group Companies. If the parties determine that a transfer of assets related to the Employees from any or all Employee Benefit Plans intended to be qualified under Section 401(a) of the Code from such Employee Benefit Plans to the Buyer 401(k) Plan may be made in accordance with the immediately precedent sentence, then as promptly as practicable after the Closing Date, Sellers or one of its Subsidiaries and Buyer or one of its Subsidiaries (including the Group Companies) shall cause such transfer of assets with respect to any such Employee Benefit Plans to occur (it being understood that in the event that Buyer reasonably determines that there is a risk that a Seller 401(k) plan may have a qualification failure, then Buyer may elect by giving written notice to the Seller Representative to not accept an asset transfer from such Seller 401(k) plan). If the transfers contemplated by the immediately prior sentence do not occur with respect to one or more such Employee Benefit Plans, then as of the Closing Date, Buyer shall take any and all actions as may be required to permit each such Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, and including plan loans) to the Buyer 401(k) Plan in an amount equal to the eligible rollover distribution portion of the account balance distributed to such Employee from such 401(k) plan (including plan loans).

(d) The Group Companies shall be solely responsible for and shall discharge as soon as practicable following the Closing the Liabilities set forth on Section 6.5(d)(i) of the Seller Schedules. Notwithstanding

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anything in this Agreement to the contrary, the Sellers shall have no Liability relating to, arising out of, or otherwise resulting from the transfer or employment of, or otherwise relating to, any of the Transferred Employees, including in connection with the transactions contemplated by this Agreement, other than (x) the Liabilities set forth on Section 6.5(d)(ii) of the Seller Schedules and (y) Liabilities with respect to any breach of a representation or warranty contained in Article 3 or Article 4 pursuant to, and subject to the terms and conditions of (including the limitations contained in), Article 9 or based upon Actual Fraud.

(e) Effective no later than the Closing Date, Sellers shall cause (i) the Group Companies, to the extent applicable, to cease to be a participating employer in any Employee Benefit Plan (other than a Group Company Plan) and (ii) each Employee to cease to participate in, be covered by, and/or accrue benefits under any Employee Benefit Plan (except with respect to a Group Company Plan and to the extent of obligations that remain a Liability of a Group Company pursuant to this Agreement).

(f) For a period of ninety (90) days after the Closing Date, Buyer and its Affiliates shall not, and shall cause the Group Companies not to, implement any layoffs of Group Company employees that could trigger any obligations under WARN.

(g) The parties hereto acknowledge and agree that the foregoing provisions in Section 6.5(a) with respect to Employees or any former employees of the Group Companies are included for the sole benefit of the respective parties hereto and shall not (i) create any right (A) in any other person, including without limitation, any employees, former employees, any participant or any beneficiary thereof in any Employee Benefit Plan, Foreign Benefit Plan or New Plan, or (B) to continued employment with Buyer or any Group Company or their Affiliates for any duration or (ii) constitute an amendment to or any other modification of or adoption of any New Plan, Employee Benefit Plan or Foreign Benefit Plan or, subject to compliance with the other provisions of Section 6.5(a), interfere with Buyer’s or any Group Company’s right to amend, modify or terminate any New Plan, Employee Benefit Plan or Foreign Benefit Plan or to terminate the employment of any employee of any Group Company for any reason.

(h) The Sellers shall (i) prior to the Closing Date, solicit from each “disqualified individual” (within the meaning of Section 280G(c) of the Code) who could otherwise receive any payment or benefits that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code) a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that all remaining payments and/or benefits, if any, shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code) and (ii) prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (i), submit to a stockholder vote (along with adequate disclosure satisfying the requirements of Section 280G(b)(5)(B)(ii) of the Code and any regulations promulgated thereunder) the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to soliciting such waivers and approval materials, the Sellers shall provide drafts of such waivers and approval materials to Buyer for its review and comment no later than two Business Days prior to soliciting such waivers and soliciting such approval, and the Sellers shall consider any comments provided by Buyer in good faith. At least five (5) days prior to the Closing Date, Buyer shall provide to the Sellers and their advisors a summary of the compensatory arrangements that Buyer or its Affiliates are providing or entering into with respect to any disqualified individual in connection with the transactions contemplated by this Agreement that could be treated as a parachute payment (either alone or together with any other payments to a disqualified individual), provided, that, in any event, the Sellers’ failure to include such compensatory arrangements in the stockholder voting materials described herein as a result of Buyer’s failure to provide such arrangements, will not result in a breach of the covenants set forth in this Section 6.5(h). If any of the Waived 280G Benefits fail to be approved in accordance with the requirements of Section 280G(b)(5)(B) of the Code as contemplated above, such Waived 280G Benefits shall not be made or provided. Prior to the Closing, the Sellers shall deliver to Buyer evidence reasonably acceptable to Buyer that a vote of the stockholders was solicited in accordance with the foregoing provisions of this Section and that either (i) the requisite number of votes of the stockholders was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (ii) the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be made or provided.

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(i) As soon as reasonably practicable following the Closing, (i) Sellers shall, or shall cause their Affiliates to, transfer to Buyer, the Group Companies or one of their Subsidiaries, an amount in cash equal to the excess, if any, of the aggregate contributions to Sellers’ flexible spending account plan maintained in the United States intended to be covered under Section 125 of the Code with respect to the Employees and their dependents (the “Seller Flexible Spending Account Plan”) made by the Employees prior to the Closing Date over the aggregate reimbursement payouts made to the Employees prior to the Closing Date, and (ii) Buyer shall, and shall cause the Group Companies or one of their Subsidiaries to, cause such amounts to be credited to each such Employee’s flexible spending accounts plan maintained in the United States by the Buyer, the Group Companies or one of their Subsidiaries intended to be covered under Section 125 of the Code (the “Buyer Flexible Spending Account Plan”). In connection with such transfer, Buyer shall deem that such employees’ deferral elections made under the Seller Flexible Spending Account Plan for the plan year in which the Closing Date occurs shall continue in effect under the Buyer Flexible Spending Account Plan for the remainder of the plan year in which the Closing Date occurs. If the aggregate reimbursement payouts made to the Employees from the Seller Flexible Spending Account Plan prior to the Closing Date exceed the aggregate accumulated contributions made by the Employees to such plan prior to the Closing Date, Buyer shall make a payment equal to the value of such excess to Sellers as soon as practicable following Buyer’s or the Group Companies receipt of additional contributions from the Employee.

(j) On and after the Closing Date, Sellers shall reasonably cooperate with Buyer and the Group Companies to as promptly as practicable provide such information and assistance reasonably requested by the Group Companies so that Buyer and the Group Companies may implement the provisions of this Section 6.5 and address and mitigate any potential Liabilities that may arise as a result of this Section 6.5 or otherwise with respect to any Employee Benefit Plan; provided, however, that no such cooperation pursuant to this Section 6.5(j) (other than the provision of information as required by this Section 6.5(j)) shall require any Seller to incur any Liabilities that it would not incur but for any such cooperation or make, or cause to be made, any payments to any third party.

Section 6.6 Indemnification; Directors’ and Officers’ Insurance.

(a) Buyer agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors, officers, employees, fiduciaries, trustees and agents of each Group Company, as provided in a Group Company’s Governing Documents or otherwise in effect as of the date of this Agreement with respect to any matters occurring on or prior to the Closing, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect, and (ii) the Group Companies will perform and discharge all obligations to provide such indemnity and exculpation. To the maximum extent permitted by applicable Law, the Group Companies shall advance expenses in connection with such indemnification as provided in such Group Company’s Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors, officers, employees, fiduciaries, trustees or agents of any Group Company (the “D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to Closing Date and relating to the fact that such D&O Person was a director, officer, employee, fiduciary, trustee or agent of any Group Company, unless such modification is required by applicable Law.

(b) Neither Buyer, nor any Group Company shall settle, compromise or consent to the entry of any Order in any actual or threatened Proceeding in respect of which indemnification has been or could be sought by a D&O Person under this Section 6.6(b) unless such settlement, compromise or Order includes an unconditional release of such D&O Person from all liability arising out of such Proceeding. Neither Buyer nor any Group Company shall have any obligation under this Section 6.6 to any Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Person in the manner contemplated hereby is prohibited by applicable Law.

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(c) Sellers shall cause the Group Companies to purchase, prior to the Closing, and Buyer shall cause the Group Companies to maintain in effect for a period of six years following the Closing Date, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of the those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date hereof with respect to matters occurring on or prior to the Closing. The cost of such “tail” policy shall be borne equally by HYAC, on one hand, and the Sellers, on the other hand. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date hereof; provided, that neither the Group Companies nor Buyer shall be required to pay a premium for such “tail” policy in excess of 300% of the most recent annual premium paid by Sellers or the Group Companies prior to the date of this Agreement and, in such event, the Group Companies (or Buyer on their behalf) shall purchase the maximum coverage available for 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If Buyer, any Group Company or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one (1) or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Buyer or such Group Company shall assume all of the obligations set forth in this Section 6.6.

(e) The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.6 are intended to be third party beneficiaries of this Section 6.6. This Section 6.6 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Buyer and the Group Companies.

Section 6.7 Documents and Information. After the Closing Date, Buyer and the Group Companies shall, until the seventh anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Group Companies in existence on the Closing Date and make the same available, upon reasonable advance notice, for inspection and copying by Sellers (at Sellers’ expense) during normal business hours of the Group Companies (in a manner so as to not interfere with the normal business operations of any Group Company). Notwithstanding anything to the contrary set forth in this Agreement, neither Buyer nor any of the Group Companies shall be required to disclose to Sellers any information (i) if and to the extent doing so (A) would violate any contract or Law to which Buyer, any Group Company or any of their respective Affiliates is a party or is subject or (B) could, as reasonably determined upon the advice of counsel, result in the loss of the ability to successfully assert attorney-client and work product privileges (and in such event, Buyer shall use its reasonable best efforts (at the sole cost and expense of the Sellers) to provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) or in a manner without violating such privilege, contract or Law), or (ii) if Buyer, any Group Company or any of their respective Affiliates, on the one hand, and Sellers or any of their respective Affiliates, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto.

Section 6.8 Contact with Customers, Suppliers and Other Business Relations. During the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, HYAC hereby agrees that it is not authorized to and shall not (and shall not permit any of its Affiliates or any of its or their respective Representatives to) contact any employee (excluding executive officers), customer, supplier, distributor or other material business relation of any Group Company regarding any Group Company, the Business or the transactions contemplated by this Agreement and the Ancillary Documents without the prior written consent of the Seller Representative.

Section 6.9 Release of Guaranties. Sellers and Buyer shall (i) prior to the Closing and, in the event that the actions provided for in this clause (i) are not completed at or prior to the Closing, at and after the Closing,

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reasonably cooperate and shall use their respective reasonable best efforts to, effective as of the Closing and, in the event that the actions provided for in this clause (i) are not completed at or prior to the Closing, effective promptly following the Closing, terminate or cause to be terminated, or cause Buyer or one of its Affiliates to be substituted in all respects for Sellers and their respective Affiliates or former Affiliates (other than the Group Companies) (collectively, the “Seller Guarantors”) in respect of all obligations of the Seller Guarantors under, any guarantee of or relating to obligations or liabilities (including under any contract, letter of credit or Leased Real Property) of the Business and/or the Group Companies listed on Section 6.9(a) of the Seller Schedules (collectively, the “Pre-Closing Guaranties”), and (ii) at and after the Closing, reasonably cooperate and shall use their respective reasonable best efforts to, effective promptly following the Closing, terminate or cause to be terminated, or cause Buyer or one of its Affiliates to be substituted in all respects for the Seller Guarantors in respect of all obligations of the Seller Guarantors under, any guarantee of or relating to obligations or liabilities (including under any contract, letter of credit or Leased Real Property) of the Business and/or the Group Companies listed on Section 6.9(b) of the Seller Schedules (collectively “Post-Closing Guaranties” and, together with the Pre-Closing Guaranties, collectively, the “Guaranties”). Buyer shall, from and after the Closing, indemnify and hold harmless, on a joint and several basis, the Seller Guarantors from and against all Losses incurred by any such Person from and against any continuing obligations and liabilities under any such Guaranties. Buyer shall (a) keep the Sellers reasonably apprised of the status of any communication or correspondence (written or otherwise) with any third parties related to the Guaranties or Buyer’s obligations under this Section 6.9 and upon request of the Sellers provide any information or documentation related to the Guaranties or Buyer’s efforts pursuant to this Section 6.9 that is reasonably requested (including any draft or final documents in order to implement this Section 6.9), (b) reasonably consult with Sellers and its Representatives in connection with its obligations under this Section 6.9, and (c) provide Sellers and its Representatives with the opportunity to review and comment on any documents or agreements with third parties with respect to the implementation of this Section 6.9 and consider in good faith any comments provided by or on behalf of Sellers with respect thereto. To the extent that any Seller Guarantor has performance obligations under any such Guaranty, Buyer shall use reasonable best efforts to (x) perform, or cause its Affiliates to perform, such obligations on behalf of such Seller Guarantor or (y) otherwise take such action as reasonably requested by Sellers so as to put such Seller Guarantor in the same position as if Buyer or one of its Affiliates, and not such Seller Guarantor, had performed or were performing such obligations. Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Document, in no event shall Sellers or any of their respective Affiliates (including, prior to the Closing, any Holding Company) or Buyer or any of its Affiliates (including, after the Closing, any Group Company or Holding Company) be required to pay any amounts or offer or grant any accommodations to any third party in connection with the termination or substitution of any Seller Guarantor’s obligations under any of the Guaranties (and, for the avoidance of doubt, in no event shall Buyer’s or any Seller’s “reasonable best efforts” be deemed to require or be construed as a requirement of any Seller or any of its Affiliates (including, prior to the Closing, any Group Company or Holding Company) or Buyer or any of its Affiliates (including, after the Closing, any Group Company or Holding Company) to make, or cause to be made, any such payment or be required to make any such concession); provided that the Buyer and any Seller shall agree to the modification of any of the Guaranties that solely results in Dory Parent (and will not unreasonably withhold, condition or delay agreement to the modification of any of the Guaranties that solely results in a direct or indirect wholly-owned Affiliate of Dory Parent) being substituted in all respects for the Seller Guarantors in respect of all obligations of such Seller Guarantors under such Guaranties.

Section 6.10 Tax Matters.

(a) Liability for Taxes.

(i) Each Seller, jointly and severally, based on their respective Pro Rata Portions, agrees to indemnify the Buyer Indemnitees against and agree to hold each of them harmless from any and all Losses incurred or suffered by any Buyer Indemnitee to the extent arising out of or relating to (A) any Taxes of a Group Company for a Pre-Closing Tax Period that are shown as due on and required to be paid in connection with any Buyer Tax Return filed in accordance with Section 6.10(c)(ii), to the extent

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such Taxes were not paid prior to the Closing or were not included as a liability in the calculation of Closing Indebtedness or Closing Working Capital; (B) any Income Taxes of any Person for any Pre-Closing Tax Period for which a Group Company or Holding Company is (or becomes) liable (x) pursuant to Treas. Reg. Section 1.1502-6 (or any similar provision of Law) as a result of such Group Company having been, at any time prior to the Closing Date, a member of an affiliated, consolidated or combined group for Income Tax purposes that included such Person, or (y) as a result of such Group Company having become a transferee or successor to such Person prior to the Closing, or (z) pursuant to any contract entered into by such Group Company or Holding Company prior to the Closing (other than any contract the principal purpose of which does not relate to Taxes) (the Income Taxes described in this clause (B), “Excluded Taxes”); (C) any Taxes required to be paid by a Group Company as a result of the conduct or conclusion of the Italian Tax Matter; (D) fifty percent of any Transfer Taxes; or (E) any breach by a Seller of any covenant or agreement made or to be performed by it pursuant to this Section 6.10.

(ii) Dory Parent agrees to indemnify the Seller Indemnitees against and agrees to hold each of them harmless from any and all Losses incurred or suffered by any Seller Indemnitee to the extent arising out of or relating to (A) any Taxes of a Seller or any of their Affiliates that are attributable to any transaction taken by or at the direction of Buyer or any of its Affiliates (including, after the Closing, the Group Companies and Holding Companies) outside the ordinary course of business after the Closing on the Closing Date, (B) fifty percent of any Transfer Taxes or (D) any breach by Buyer of any covenant or agreement made or to be performed by it pursuant to Section 6.10(c).

(iii) In the case of any Straddle Period:

(A) real, personal and intangible property Taxes (“Property Taxes”) allocated to the portion of such period that is a Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period through the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and

(B) Taxes (other than Property Taxes) allocated to the portion of such period ending on the Closing Date shall be computed as if such taxable period ended as of the end of the day on the Closing Date and, in the case of any Taxes attributable to the ownership of any equity interest in any partnership, other “flowthrough” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any similar provision of Law), as if the taxable period of such partnership, other “flowthrough” entity or controlled foreign corporation ended as of the end of the day on the Closing Date (whether or not such Taxes arise in a Straddle Period of the applicable owner).

(iv) Whenever Sellers shall be required to pay any Buyer Indemnitees or Buyer shall be required to pay to any Seller Indemnitees an amount pursuant to this Section 6.10 (as determined, in the case of any payment to any Buyer Indemnitees by the Sellers, pursuant to Section 9.5(c)), such payments shall be made within the later of ten days after such payments are requested or two days before the requesting party is required by Law to pay the Tax giving rise to such indemnification obligation.

(v) Subject to the other provisions of this Section 6.10(a), claims pursuant to this Section 6.10(a) shall be governed by Article 9.

(b) Certain Covenants and Restrictions.

(i) Buyer shall not take any action, or permit any action to be taken, that may prevent the taxable year of any Group Company from closing on the Closing Date for U.S. federal income, state or local or non-U.S. income Tax purposes, as applicable.

(ii) Buyer shall not, and shall not permit any of its Affiliates to, make any election under Section 338(g) of the Code (or similar provision of Law) with respect to the acquisition of any Group

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Company or Holding Company pursuant to this Agreement without the express written consent of the Seller Representative (which consent may be withheld in its sole discretion).

(iii) Buyer shall not, and shall cause its Affiliates (including, after the Closing, the Group Companies and the Holding Companies) not to, take any action outside the ordinary course of business after the Closing on the Closing Date.

(iv) Other than as required by applicable Law, neither Buyer nor any of its Affiliates shall amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return relating in whole or in part to the Group Companies with respect to any Pre-Closing Tax Period without the prior consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(v) Neither Buyer nor any of its Affiliates (including, after the Closing, the Group Companies) shall be permitted to review, take any action with respect to or otherwise have any rights with respect to any Seller Group Tax Return (or any supporting work papers or information, except to the extent relating solely to the Group Companies, the Holding Companies, or the Business).

(vi) All Tax sharing agreements or similar agreements with respect to or involving any Group Company or Holding Company, on the one hand, and any Seller or any Subsidiary of Seller (other than a Group Company), on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, none of the Group Companies or Holding Companies shall be bound thereby or have any liability thereunder.

(vii) Dory Parent acknowledges that any HYAC shareholder who is a United States citizen or resident and who owns five percent or more of the Dory Parent Common Shares immediately after the Closing may enter into (and cause to be filed with the Internal Revenue Service) a gain recognition agreement in accordance with Treas. Reg. Section 1.367(a)-8. Upon the written request of any such HYAC shareholder made following the Closing Date, Dory Parent shall (i) use reasonable best efforts to furnish to such HYAC shareholder such information as such HYAC shareholder reasonably requests in connection with such HYAC shareholder’s preparation of a gain recognition agreement; (ii) if applicable, agree to cause HYAC to comply with the reporting requirements described in Treas. Reg. Section 1.367(a)-3(c)(6); and (iii) use reasonable best efforts to provide such HYAC shareholder with the information reasonably requested by such HYAC shareholder for purposes of determining whether there has been a gain “triggering event” under the terms of such HYAC shareholder’s gain recognition agreement, in each case, at the sole cost and expense of such requesting HYAC shareholder.

(viii) Following the Closing Date, Dory Parent shall prepare or cause to be prepared the reporting statement contemplated by Treas. Reg. Section 1.367(a)-3(c)(6).

(ix) Notwithstanding any other provision in this Agreement to the contrary, prior to the Closing, Steiner Leisure shall not (and shall cause its Subsidiaries not to) knowingly (i) (A) acquire any shares or warrants in HYAC, (B) enter into a binding agreement to sell any equity in any Group Company or any Holding Company to a shareholder or warrantholder of HYAC, (C) permit a Group Company or Holding Company (in each case, that is organized outside of the United States) to issue stock (or be deemed to issue stock) outside the ordinary course of business consistent with past practice in exchange for property described in Section 3.16(p) of this Agreement, (D) become a tax resident of a jurisdiction other than the jurisdiction of its formation or create a permanent establishment (within the meaning of the applicable treaty) or otherwise establish a fixed place of business that did not exist as of the date of this Agreement in a country other than the country in which it is organized, or (E) establish a plan granting Group Company employees rights described in Section 3.16(t) of this Agreement except as expressly contemplated by Section 6.30 of this Agreement or (F) issue stock options, warrants, restricted stock units, stock appreciation rights, or similar interests in connection with an acquisition, merger, or similar transaction involving Steiner Leisure, a Holding Company, or a Group Company; (ii) enter into a binding commitment to sell a number of equity securities of Dory Parent, OSW, Steiner

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Spa Asia, Steiner Spa Bahamas and Steiner Marks that, taken together, would preclude the Closing Merger from qualifying as a contribution under Section 351 of the Code; (iii) transfer, directly or indirectly, any equity interests of OSW to a United States person (as defined in Section 7701(a)(30) of the Code); (iv) discontinue the Section 367(a) Active Business, or (v) (A) acquire any equity interest in Mistral Equity Partners, LP, Mistral Equity Partners QP, LP, or any Investor or Secondary Investor, or (B) transfer an equity interest in any Group Company or any Holding Company to any holder of equity in Mistral Equity Partners, LP, Mistral Equity Partners QP, LP, HYAC or any Investor or Secondary Investor; in each case, other than any actions expressly contemplated by this Agreement or with the written consent of HYAC. The Parties agree to use reasonable best efforts to file all required information with its Tax Returns and maintain all records required for Tax purposes, including, if applicable, the reporting requirements contained in Treas. Reg. Section 1.367(a)-3(c)(6).

(x) Notwithstanding any other provision in this Agreement to the contrary, prior to the Closing, Steiner Leisure shall not (and shall cause its Subsidiaries to not) knowingly with respect to OSW, Steiner Spa Asia, Steiner Spa Bahamas, and Steiner Marks (the “Contributed Group Companies”), permit greater than 50 percent of the gross value of all property held by the Contributed Group Companies and their Subsidiaries to comprise Cash or Cash Equivalents, marketable securities (any security for which there is a market on an established securities market or otherwise) and/or obligations (an obligation being a fixed or contingent obligation to make a payment or provide value without regard to whether the obligation is otherwise taken into account for tax purposes; an obligation includes, but is not limited to, a debt obligation, a tort obligation, a contract obligation (including an obligation to provide goods or services), a pension obligation, an obligation under a short sale, and an obligation under derivative financial instruments such as options, forward contracts, futures contracts, and swaps) (the foregoing collectively, “Passive Assets”). If at any point prior to the Closing Date, the Passive Assets of the Contributed Group Companies and their Subsidiaries comprise greater than 50 percent of the gross value of all property held by the Contributed Group Companies and their Subsidiaries, the Parties shall cooperate in good faith to cause the Contributed Group Companies to distribute, prior to the Closing, an amount of Passive Assets such that, after such distribution, Passive Assets do not comprise greater than 50 percent of the gross value of all property held by the Contributed Group Companies and their Subsidiaries.

(xi) Following the Closing Date, Steiner Leisure shall not knowingly transfer any of its Dory Parent Common Shares to any Person that would constitute a United States shareholder (or that to the knowledge of Steiner Leisure after reasonable inquiry is more than fifty percent (50%) owned by any Person that would constitute a United States shareholder) (in each case within the meaning of Section 951(b) of the Code and taking into account the effect of Notice 2018-13 or any amended or successor Notice or other guidance issued by the IRS or the Department of the Treasury) if such transfer would result in such Person owning nine and nine-tenths percent (9.9%) or more of the total combined voting power of all classes of stock entitled to vote or nine and nine-tenth percent (9.9%) or more of the total value of shares of all classes of stock of Dory Parent, in each case, unless Steiner Leisure first provides written notice (a “Transfer Notice”) to Dory Parent of Steiner Leisure’s intent to consummate such transfer at least seventy-two (72) hours prior to such proposed transfer. If (x) the Board of Directors of Dory Parent reasonably and in good faith determines (i) that (A) after giving effect to such proposed transfer such proposed transfer would reasonably be expected to result in the aggregate ownership for purposes of Treasury Regulation Section 1.863-8 (determined in accordance with Section 958 of the Code and taking into account the effect of Notice 2018-13 or any amended or successor Notice or other guidance issued by the IRS or the Department of the Treasury) by one or more United States shareholders (within the meaning of Section 951(b) of the Code and taking into account the effect of Notice 2018-13 or any amended or successor Notice or other guidance issued by the IRS or the Department of the Treasury) of one or more of the non-U.S. Subsidiaries of OSW that are treated as corporations for U.S. federal income tax purposes exceeding twenty-five percent (25%) or (B) the aggregate ownership for purposes of Treasury Regulation Section 1.863-8 (determined in accordance with Section 958 of the Code and taking into account the effect of Notice 2018-13 or any

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amended or successor Notice or other guidance issued by the IRS or the Department of the Treasury) by one or more United States shareholders (within the meaning of Section 951(b) of the Code and taking into account the effect of Notice 2018-13 or any amended or successor Notice or other guidance issued by the IRS or the Department of the Treasury) of one or more of the non-U.S. Subsidiaries of OSW that are treated as corporations for U.S. federal income tax purposes exceeds twenty-five percent (25%) as of the time of such transfer and (ii) such proposed transfer would reasonably be expected to increase the aggregate ownership described in the foregoing clause (i) and (y) Dory Parent provides to Steiner Leisure written notice of such determination, together with information reasonably supporting such determination, prior to the end of such 72 hour period, then Steiner Leisure shall not consummate such proposed transfer. If the Board of Directors of Dory Parent does not make such a determination or Dory Parent does not so deliver such written notice, then Steiner Leisure may, notwithstanding anything to the contrary in this Agreement or the Governing Documents of Dory Parent, consummate such proposed transfer. Notwithstanding the foregoing or anything to the contrary in the Governing Documents of Dory Parent, (1) Steiner Leisure shall not be prohibited from transferring Dory Parent Common Shares if (w) the transfer is otherwise approved by the Board of Directors of Dory Parent, (x) the transfer is to an underwriter or similar financial institution not purchasing such Dory Parent Common Shares for investment purposes, (y) such transfer is through a brokered transaction on a securities exchange in which the identity of the transferee is not known to Steiner Leisure or (z) such transfer is to a Secondary Investor and involves the transfer of no more Dory Parent Common Shares than are contemplated by any (i) Secondary Purchase Agreement in effect on the date hereof or (ii) Secondary Purchase Agreement entered into after the date hereof in accordance with the provisions of this Agreement and (2) in the event that Steiner Leisure does not consummate the transfer described in a Transfer Notice within 30 days following Dory Parent’s receipt of such Transfer Notice, then Steiner Leisure shall not consummate such transfer without issuing a new Transfer Notice and complying with the other requirements of this Section 6.10(b)(xi) with respect thereto.

(c) Tax Returns.

(i) Sellers shall prepare (or cause to be prepared), in a manner consistent with the positions taken, elections made and methods used in prior periods with respect to the Group Companies, and cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns of or that include Sellers or any Subsidiary of Sellers other than a Group Company (the “Seller Group Tax Returns”). Buyer shall prepare and provide to the Seller Representative a Tax Package relating to each Seller Group Tax Return that is unfiled as of the Closing Date and that is required to include any Group Company for a Pre-Closing Tax Period. The Seller Representative shall reasonably cooperate with Buyer to determine the Seller Group Tax Returns for which a Tax Package is required and the information reasonably necessary to be provided as part of each Tax Package. Buyer shall provide such Tax Packages to the Seller Representative as promptly as practicable but in no event later than 120 days after the Closing Date.

(ii) Buyer shall prepare and timely file (or cause to be prepared and timely filed) when due (taking into account all extensions properly obtained) all Tax Returns that are not Seller Group Tax Returns and that are required to be filed after the Closing by or with respect to the Group Companies or the Holding Companies for a Pre-Closing Tax Period or a Straddle Period (the “Buyer Tax Returns”). Each Buyer Tax Return that could result in an indemnification obligation of Sellers pursuant to Section 6.10(a) shall be prepared in a manner consistent with the positions taken, elections made and methods used in prior periods in filing such Tax Returns (except as required by Law). Buyer shall provide the Seller Representative with a copy in draft form of each Buyer Tax Return that could result in an indemnification obligation of Sellers pursuant to Section 6.10(a) at least thirty (30) days prior to the date on which such Tax Return is due (taking into account all extensions properly obtained) (or if such Tax Return is due within thirty (30) days after the Closing Date, then as soon as reasonably practicable). The Sellers Representative shall have the right within fifteen (15) days of the date of receipt of such Tax Return to review, comment on and make changes to each such tax Return in good

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faith. Buyer shall consider the Seller Representative’s changes to each such Tax Return in good faith and, to the extent consistent with the standard described in the second sentence of this Section 6.10(c)(ii). Buyer shall be obligated to reflect each of the positions or comments requested by Sellers that could have an impact on an indemnification obligation of sellers pursuant to Section 6.10(a) unless Buyer has received (and shared with the Seller Representative) a written opinion from an nationally recognized tax counsel to the effect that the Sellers’ position is not more likely than not to be sustained upon audit. Buyer shall timely file each Buyer Tax Return in accordance with this Section 6.10(c)(ii) and, without prejudice to the rights of any Buyer Indemnitee under this Section 6.10. Buyer shall remit or cause to be remitted to the applicable Governmental Entities any Taxes shown to be due in respect of such Tax Returns.

(iii) Buyer shall prepare and timely file (or cause to be prepared and timely filed) when due all Tax Returns required to be filed in respect of Transfer Taxes and shall remit (or cause to be remitted) to the applicable Governmental Entities the Transfer Taxes shown to be due in respect of such Tax Returns, and shall provide the Seller Representative with proof of such payment. The Sellers shall reasonably cooperate with Buyer in the preparation and filing of any such Tax Returns.

(d) Contests.

(i) Buyer shall promptly notify the Seller Representative in writing upon receipt of written notice of any pending or threatened audit, notice of deficiency, examination, assessment or any other administrative or judicial proceeding (“Contest”) relating to an Excluded Tax.

(ii) The Seller Representative shall have the sole and absolute right to (A) conduct any Contest relating to an Excluded Tax, (B) employ counsel of their choice in connection therewith and (C) settle any such Contest on such terms as it may determine; provided, that the Seller Representative shall keep Buyer informed of the status as it relates to any of the Group Companies or Holding Companies and shall not settle any such Contest without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, if such settlement would reasonably be expected to adversely affect Buyer. If the Seller Representative elects not to conduct any such Contest (other than any Contest relating to a Seller Group Tax Return), then Buyer (x) shall diligently prosecute such Contest in good faith, (y) shall, upon reasonably request, keep the Sellers Representative reasonably informed of the status of developments with respect to such Contest and (z) shall not settle or concede any such Contest without the prior written consent of the Seller Representative (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) Tax Matters Cooperation. Each of Buyer and Sellers shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns of any of the Group Companies or Holding Companies and any Audit. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any such Audit and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that neither Buyer nor Sellers shall be required to grant access to its corporate offices and Sellers shall not be required to share any books and records with respect to Tax matters other than books and records relating solely to the Group Companies, the Holding Companies, or to the Business. Sellers and Buyer shall (and shall cause each of their respective Affiliates to) (i) retain all books and records with respect to Tax matters pertinent to each of the Group Companies or Holding Companies relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) and abide by all record retention agreements entered into with any Governmental Entity and (ii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, shall allow the requesting Party, at its sole expense, to take possession of such books and records.

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(f) FIRPTA. On or prior to the Closing Date, Sellers shall and shall cause the Target Companies to deliver the following certificates to Buyer: (i) from each Seller that is not a “foreign person” for purposes of Section 1445 of the Code and that is selling Acquired Equity Securities in a Target Company and the Dory Parent Common Shares set forth on Section 1.1 of the Seller Schedules that is a domestic corporation for U.S. federal income tax purposes, a certificate, in form and substance as required under Section 1445 of the Code and the U.S. Treasury Regulations thereunder, that such Seller is not a “foreign person” for purposes of Section 1445 of the Code and (ii) from each Target Company that is a domestic corporation for U.S. federal income tax purposes and that is not owned by a Seller that is delivering a certificate described in the foregoing clause (i), a certificate complying with Section 1445 of the Code and the provisions of U.S. Treasury Regulations Section 1.1445-2(c)(3).

(g) Allocation. The Estimated Purchase Price (and any other relevant amounts for Tax purposes) shall be allocated among the Acquired Equity Securities and the Dory Parent Common Shares set forth on Section 1.1 of the Seller Schedules in a manner consistent with the values or other principles set forth on the Purchase Price Allocation Schedule (such allocation, as finally determined pursuant to this Section 6.10(g), the “Allocation”). Such allocation shall be adjusted in accordance with such principles to reflect any adjustments to the Estimated Purchase Price in arriving at the Final Purchase Price, and any other adjustments to the Purchase Price. The Parties shall file all Tax Returns in a manner consistent with the Allocation, and no Party shall take any position in any Tax forum that is inconsistent with the Allocation absent a determination (within the meaning of Section 1313(a) of the Code) or the prior written consent of the Seller Representative or Buyer, as applicable.

(h) Italian Tax Matter. In respect of any Italian Tax Matter, the Seller Representative shall have the sole and absolute right to (A) conduct, control and defend the Italian Tax Matter, (B) employ counsel of its choice in connection therewith and (C) settle the Italian Tax Matter on such terms as it may determine; provided, that the Seller Representative shall keep Buyer reasonably informed of the status of the Italian Tax Matter and shall not settle the Italian Tax Matter without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, if such settlement would reasonably be expected to adversely affect Buyer (taking into account Buyer’s indemnification rights pursuant to this Section 6.10). Within ten (10) days after the receipt by Buyer or any of its Affiliates (including the Group Companies) of a refund of (or credit in respect of) (i) any payments made by any Seller, any of its Affiliates or any Group Company to a Governmental Entity in connection with an Italian Tax Matter prior to the Closing, (ii) any other payments of withholding Taxes paid to an Italian Tax Authority prior to Closing in respect of an Italian Tax Matter or (iii) any payments made by any Seller to any Buyer Indemnitee pursuant to Section 6.10(a)(i)(C) (or the payment to Dory Parent of the STO Italy Tax Amount pursuant to this Section 6.10(h)), Buyer shall, or shall cause the relevant Group Company to, pay over to the Seller Representative (for further distribution to the Sellers) by wire transfer of immediately available funds an amount equal to such amount. Upon the occurrence of an STO Italy Final Determination, the Seller Representative shall give prompt written notice thereof (including a true and complete copy of any documentation with respect to such STO Italy Final Determination) to the Buyer. Within ten (10) days after the receipt by the Seller Representative of such STO Italy Final Determination, in the event that such STO Italy Final Determination is not an STO Italy Favorable Determination, the Sellers shall (on a joint and several basis) pay to Dory Parent by wire transfer of immediately available funds an amount equal to the STO Italy Tax Amount. For the avoidance of doubt, from and after the Closing, Buyer shall not (and shall cause its Affiliates not to) initiate any Italian Tax Matter (or, unless otherwise consented to by the Seller Representative (such consent not to be unreasonably withheld, conditioned, or delayed), any derivative or related Proceeding thereto that would reasonably be expected to be prejudicial to an existing Italian Tax Matter).

(i) Collateral Security. If, at any time prior to the receipt of an STO Italy Final Determination, Steiner Leisure has less than $20 million in net assets (determined in accordance with GAAP) (the “Asset Threshold”), Steiner Leisure shall either post cash collateral or provide Buyer with an irrevocable standby letter of credit, in each case, in form and substance satisfactory to Buyer (acting reasonably) and in an amount equal to the STO Italy Tax Amount plus any amounts asserted by any Italian Tax Authority in respect of the Italian Tax Matter. Steiner Leisure shall (x) immediately notify the Buyer if it falls below the Asset Threshold (it being understood

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that such notice shall not limit Steiner Leisure’s obligations under the preceding sentence) and (y) promptly (within 10 Business Days) upon written request from Dory Parent (not more than 4 times per calendar year), certify to Dory Parent whether or not it is below the Asset Threshold.

Section 6.11 Insurance Matters.

(a) Buyer acknowledges that, except for those policies set forth on Section 6.11 of the Seller Schedules, the policies and insurance coverage maintained on behalf of the Holding Companies and Group Companies or the Business are part of the corporate insurance program maintained by Sellers and its Affiliates (such policies, the “Corporate Policies”), such coverage will not be available or transferred to Buyer or the Group Companies, Buyer shall be responsible for obtaining and maintaining replacement coverage for the Group Companies and the Business and none of the Sellers or any of their Affiliates shall, subject to the immediately following sentence, have any liabilities or obligations with respect thereto. Notwithstanding the foregoing, solely with respect to events or circumstances arising, directly or indirectly, out of the operation or conduct of the Business that occurred prior to the Closing that are covered by or insured under any occurrence, injury, or offence-based Corporate Policies of any Seller or any of its Affiliates, Group Companies and Buyer may make or continue to pursue claims under any such Corporate Policies to the extent that such policies are available, and any Seller shall, at the sole cost and expense of Buyer, take any actions reasonably requested by Buyer and necessary in connection with making such claims to the applicable insurers under such insurance policies and to provide Buyer with the proceeds it realizes with respect to such claims to the extent arising, directly or indirectly, out of the operation or conduct of the Business; provided, that Buyer or such applicable Group Company shall exclusively bear (and Sellers and their Affiliates shall not have any obligation to repay or reimburse Buyer or any member of the Group Companies therefor) the amount of any deductibles, retentions or self-insurance associated with claims under such policies, whether such claims are made by Buyer or any Group Company, their respective employees or third parties, and shall be liable for all uninsured, uncovered, unavailable or uncollectible amounts of such claims.

(b) Other than the express rights of Buyer and the Group Companies pursuant to Section 6.11(a), Sellers and their Affiliates shall retain the exclusive right to control all claims made under their Corporate Policies and the benefits and amounts payable thereunder, including the right to reduce or exhaust the limits of available coverage due to such claims, notwithstanding whether any such policies or programs apply to any claims any Group Company has made or could make in the future, and none of Sellers or their Affiliates shall be obligated to indemnify the Group Companies for such exhaustion of the limits of liability under the Corporate Policies. It is further understood and agreed that Sellers and their Affiliates may cancel or not renew any of the Corporate Policies at any time, without any liability or obligation to Buyer or any of its Affiliates (including the Group Companies), other than as to pre-Closing coverage periods with regard to occurrence, injury, or offense-based coverage.

(c) Other than as expressly set forth in this Section 6.11, Buyer covenants and agrees not to seek to assert or to exercise any other rights or claims of the Holding Companies or the Group Companies or the Business under or in respect of any past or current Corporate Policy under which any Group Company or Affiliate thereof or the Business is an additional insured.

Section 6.12 Financing.

(a) HYAC shall, and HYAC shall cause each of its Affiliates to, use its reasonable best efforts to obtain the Financing on a timely basis on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) comply with its obligations under the applicable Financing Commitments and any definitive agreements related thereto (the “Financing Documents”), (ii) maintain in effect the applicable Financing Documents in accordance with the terms and conditions thereof, (iii) negotiate and enter into all definitive agreements with respect to the applicable Financing Documents on a timely basis on terms and conditions (including the “market flex” provisions) contained therein or otherwise not materially less favorable to

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HYAC in the aggregate than those contained in the applicable Financing Documents, (iv) satisfy on a timely basis all conditions and covenants applicable to HYAC contained in the applicable Financing Documents within their control, including the payment of any commitment, engagement or placement fees required as a condition to the Financing, (v) enforce all of its rights under or with respect to the applicable Financing Documents and (vi) consummate the applicable Financing at or prior to the Closing. HYAC shall keep the Seller Representative informed on a current basis and in reasonable detail of the status of their efforts to arrange the Financing (including providing the Seller Representative with copies of all definitive agreements and material notices (including any default notice or reservation of rights letter)). HYAC shall give the Seller Representative prompt (and in any event, within two (2) Business Days) written notice (A) upon having knowledge of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party of any of the Financing Documents or any termination of any of the Financing Documents, (B) of the receipt of any notice or other communication from any Person with respect to any material dispute or disagreement between or among any parties to the Debt Financing Commitments, (C) of the occurrence of an event or development that would reasonably be expected to have a material and adverse impact on the ability of HYAC or Dory Parent to obtain all or any portion of the Debt Financing contemplated by the Debt Financing Commitments on the terms, in the manner or from the sources contemplated by the Debt Financing Commitments and (D) if for any reason HYAC has determined in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Financing Commitments. As soon as reasonably practicable, but in any event, within three (3) Business Days following delivery by the Seller Representative to HYAC of written request therefor, HYAC shall provide any information reasonably requested by the Seller Representative relating to any circumstance referred to in clause (A), (B), (C) or (D) of the immediately preceding sentence. Other than as set forth in this Section 6.12(a) or Section 6.12(b), HYAC shall not, without the prior written consent of the Seller Representative, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Financing Documents or any other provision of, or remedies under, the Financing Documents, in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to have the effect of (1) adversely affecting in any respect the ability of Dory Parent or HYAC to timely consummate the transactions contemplated by this Agreement, including by reducing the aggregate amount of the Debt Financing contemplated in the Debt Financing Commitments (including by changing the amount of fees to be paid or original issue discount) or the aggregate amount of the Equity Financing contemplated in the Subscription Agreements, (2) amending, modifying, supplementing or waiving the conditions or contingencies to the Financing in a manner adverse to Sellers or the Group Companies, (3) delaying the Closing or make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing less likely to occur or (4) adversely affecting the ability of Dory Parent or HYAC or, in the case of the Subscription Agreements, the Seller Representative to enforce its rights against the other parties to the Financing Commitments without otherwise limiting any other rights, remedies or obligations hereunder or under any Ancillary Document provided, that, subject to the foregoing limitations, Dory Parent and HYAC may amend, supplement, replace, substitute or modify the Debt Financing Commitments (including to add additional agents, co-agents, lenders, lead arrangers, joint bookrunners, syndication agents, managers, investors or similar entities that have not executed such Debt Financing Commitments as of the date hereof, together with any conforming or ministerial changes related thereto, but only if the addition of such parties, individually or in the aggregate, would not violate the restrictions set forth in this sentence). For purposes of this Agreement, except as expressly provided otherwise in this Agreement, references to the “Debt Financing Commitments” shall include such document as permitted by this Section 6.12(a) to be amended, replaced, substituted, modified or waived, in each case from and after such amendment, replacement, substitution, modification or waiver. HYAC shall provide to the Group Companies copies of any commitment letter associated with a replacement Debt Financing Commitment as well as any amendment, waiver, supplement or modification of any debt commitment letter. Notwithstanding anything in this Section 6.12(a) or this Agreement to the contrary, (x) in no event shall the Dory Parent Common Shares issued at the Closing pursuant to the Subscription Agreements be issued at any price per share other than $10.00 per share (without taking into account, for the avoidance of doubt, any Dory Parent Warrants issued to any Investor that are expressly contemplated by, and in the amounts set forth in, such Subscription Agreement, which Dory Parent Warrants shall, for the avoidance of doubt, be subject to the Warrant Agreement) and (y) neither

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HYAC nor any of its Affiliates shall enter into any contract or arrangement with any Investor related to the Equity Investment, in the case of clause (x) or (y), without the prior written consent of the Seller Representative. In the event that there are any HYAC Shareholder Redemptions, HYAC shall cause the funding of an amount of Debt Financing under the Debt Financing Commitment in an amount equal to the HYAC Shareholder Redemption Amount; provided, however, that in no event shall such amounts funded under the Debt Financing Commitment be required to exceed $50,000,000.

(b) If all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, HYAC shall promptly use its reasonable best efforts to, (i) arrange to promptly obtain the Debt Financing or such portion of the Debt Financing from alternative sources, which may include one (1) or more of a senior secured debt financing and, if necessary, a second lien debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to any portion of the Financing that is available, to pay in cash all amounts required to be paid by HYAC in connection with the transactions contemplated by this Agreement (“Alternative Debt Financing”) and (ii) obtain a new financing commitment letter (the “Alternative Debt Commitment Letter”) and a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable (including with respect to conditionality to the availability and funding of any Debt Financing Commitment), in the aggregate, to Buyer, (B) containing conditions to draw and other terms that would reasonably be expected to affect the availability thereof that (1) are not more onerous, taken as a whole, than those conditions and terms contained in the Debt Financing Commitments as of the date hereof, (2) would not reasonably be expected to delay, impede or prevent the Closing and (3) do not adversely affect the ability of Buyer to enforce its rights against other parties to the Alternative Debt Commitment Letter (including all definitive documentation) relative to the ability of Buyer to enforce its rights against the other parties to the Debt Financing Commitments as in effect on the date hereof or in the related definitive agreements and (C) in an amount that is sufficient, when added to any portion of the Financing that is available, to pay in cash all amounts required to be paid by Buyer in connection with the transactions contemplated by this Agreement. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing and the Alternative Debt Financing), and the term “Debt Financing Commitments” as used in this Agreement shall be deemed to include any Alternative Debt Commitment Letter. If all or any portion of the Equity Financing becomes unavailable on the terms and conditions contemplated in the applicable Subscription Agreements, (i) HYAC shall promptly use its reasonable best efforts to arrange to promptly obtain the Equity Financing or such portion of the Equity Financing from alternative sources in an amount sufficient, when added to any portion of the Financing that is available, to pay in cash all amounts required to be paid, or cause to be paid, by Buyer in connection with the transactions contemplated by this Agreement (including all amounts required pursuant to Section 2.2(a) at the Closing) (“Alternative Equity Financing”) and (ii) as requested in writing by HYAC, Dory Parent shall enter into a new subscription agreement (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, each, an “Alternative Subscription Agreement”) that provides for the subscription and purchase of Dory Parent Common Shares (A) containing conditions that are the same as the Subscription Agreements entered into as of the date hereof, (B) containing terms and conditions that do not adversely affect the ability of Dory Parent to enforce its rights against other parties to such Alternative Subscription Agreement, (C) containing terms and conditions with respect to the issuance and amount of warrants that are commensurate with the Subscription Agreements entered into as of the date hereof and (D) in an amount that is sufficient, when added to any portion of the Financing that is available, to pay in cash all amounts required to be paid, or cause to be paid, by Buyer in connection with the transactions contemplated by this Agreement (including all amounts required pursuant to Section 2.2(a) at the Closing). In such event, the term “Equity Financing” as used in this Agreement shall be deemed to include any Alternative Equity Financing (and consequently the term “Financing” shall include the Debt Financing and the Alternative Equity Financing), the term “Subscription Agreements” as used in this Agreement shall be deemed to include any Alternative Subscription Agreement and the term “Investor” as used in this Agreement shall be deemed to include any Person that is subscribing for Dory Parent Common Shares under any Alternative Subscription Agreement.

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(c) Prior to the Closing, Sellers shall cause the Group Companies and the Holding Companies to use reasonable best efforts to, and shall direct its and their respective directors, officers, employees, accountants and other agents and representatives to use reasonable best efforts to, provide all cooperation as is customary and may be reasonably requested by HYAC to assist HYAC, on behalf of the Holding Companies in connection with obtaining the Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of Sellers, the Holding Companies or the Group Companies), including using reasonable best efforts to: (i) cause the management team of the Group Companies with appropriate seniority and expertise to participate in a reasonable number of meetings and drafting sessions; (ii) furnish Buyer and Lenders with the financial statements and other information reasonably necessary to provide the financial statements required in paragraphs 3(b) and (c) of Exhibit C of the Debt Financing Commitments (provided, that in no event shall Sellers, the Holding Companies or the Group Companies be required to provide or prepare, and Buyer shall be solely responsible for the preparation of, any pro forma financial information); (iii) assist Buyer and its Lenders in the preparation of a customary bank information memorandum for any of the Financing to the extent specifically required thereby; (iv) assist with the preparations for the provision by the Holding Companies or the Group Companies of any Holding Company or Group Company guarantees, the pledging of, and granting of security interests in, collateral and provide HYAC with any information reasonably necessary to complete customary schedules and deliver original certificates with respect to any certificated securities (with transfer powers or, if any, similar documents with respect to foreign entities, executed in blank), to the extent such securities are required to be certificated in accordance with the Governing Documents of such Group Company or such Holding Company, other definitive financing documents or other certificates or documents to be delivered by the Group Companies or the Holding Companies and take reasonable actions necessary to permit the Financing Sources to evaluate the Holding Companies’ and the Group Companies’ assets for the purposes of establishing collateral arrangements (it being understood that no such pledging of collateral will be effective until at or after the Closing), (v) cooperate in satisfying the conditions precedent set forth in the Debt Financing Commitments or any definitive document relating to the Debt Financing to the extent satisfaction of such condition requires the cooperation of, or is within the control of, the Group Companies and the Holding Companies, and (vi) upon written notice, furnish all documentation and other information related to the Group Companies and the Holding Companies required by bank regulatory authorities under applicable “know-your-customer”, anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act (at least three (3) Business Days prior to the Closing Date), and the Beneficial Ownership Regulation at 31 C.F.R. § 1010.230 (at least five (5) Business Days prior to the Closing Date), in each case, to the extent requested at least ten (10) Business Days prior to the Closing Date; provided, that none of Sellers or any of the Group Companies or the Holding Companies shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing; provided, further, that the effectiveness of any documentation executed by any Group Company or any Holding Company with respect thereto shall be subject to the consummation of the Closing. Each Group Company and each Holding Company hereby consents to use of its logos in connection with the Financing prior to the consummation of the Closing; provided, that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage such Group Company or such Holding Company, or its reputation, goodwill or marks. Any information provided to Buyer or any other Person pursuant to this Section 6.12(c) shall be subject to the Confidentiality Agreement. HYAC acknowledges and agrees that none of Sellers, the Holding Companies nor any Group Company nor any of their respective Affiliates (including, prior to the Closing, Dory Parent) or any of their respective directors, officers, employees, representatives and advisors (including legal, financial and accounting advisors) shall have any responsibility for, and shall not be required to incur any liability (personal or otherwise) to any Person under or in connection with, the arrangement of the Financing or any Alternative Debt Financing that HYAC may, on behalf of itself or the Holding Companies, raise in connection with the transactions contemplated by this Agreement, and that HYAC shall indemnify and hold harmless Sellers, the Holding Companies, the Group Companies and their respective Affiliates (including, prior to the Closing, Dory Parent) and Representatives from and against any and all Losses suffered or incurred by them in connection with the arrangement of the Financing or any Alternative Debt Financing and any information utilized in connection therewith (other than information provided by the Group Companies or the Holding Companies expressly for use in connection therewith). HYAC shall, and shall cause its Affiliates to, promptly reimburse Sellers for all out-of-pocket costs or expenses incurred by the Group

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Companies, the Holding Companies, Sellers and/or their Affiliates (including, prior to the Closing or if the Closing does not occur, any Holding Company) in connection with cooperation provided for in this Section 6.12(c). HYAC acknowledges and agrees that obtaining the Debt Financing, or any Alternative Debt Financing, is not a condition to its obligation to consummate the Closing and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing or any Alternative Debt Financing, subject to satisfaction or waiver of the conditions set forth in Article 7.

(d) Steiner Leisure shall cause Dory Parent to provide advance notice to the Investors of the anticipated Closing Date pursuant to Section 2.a of the Subscription Agreements, as provided in such Subscription Agreements.

Section 6.13 Seller Marks. Except as otherwise agreed in writing, Buyer shall obtain no right, title, interest, license or any other right whatsoever to use any trademarks, service marks, brand names, trade names or logos of any Seller, which are listed on Section 6.13 of the Seller Schedules under the heading “Excluded Marks,” together with any translations, adaptations, derivations, acronyms, variations, abbreviations, insignias, designations or combinations of the foregoing, in whole or in part (collectively, the “Seller Marks”). As soon as reasonably practicable following the Closing, but no later than 12 months following the Closing Date, Buyer shall remove and change signage, change and substitute promotional or advertising material in whatever medium, change stationery and packaging, and take all such other steps as may be required or appropriate to cease use of the Seller Marks; provided, however, that Buyer shall not be deemed to have violated this Section 6.13 by reason of (i) its use after the Closing of any inventory existing as of the Closing Date, (ii) the appearance of the Seller Marks in written materials or other assets that are used for internal purposes only in connection with the Business; provided that Seller endeavors to remove such appearances of the Seller Marks in the ordinary course of business or (iii) any permitted use of the Seller Marks pursuant to any written agreements with the owner of such Seller Mark in accordance with the terms of such agreement. Buyer further agrees that as soon as reasonably practicable following the Closing, but no later than thirty (30) days following the Closing Date, Buyer shall make the initial filing required to be made with the applicable Governmental Entity to cause each Group Company whose name includes a Seller Mark to change its name such that its name does not include a Seller Mark. The parties hereto agree, because damages could be an inadequate remedy, that Buyer shall be entitled to seek specific performance and injunctive relief as remedies for a breach of this Section 6.13 pursuant to Section 10.16 hereof, in addition to other remedies available at law or in equity.

Section 6.14 Release from Credit Agreements. At or prior to the Closing, the Seller Representative shall have delivered, or caused to be delivered, to Buyer UCC-3 termination statements and other terminations or releases necessary to terminate or release, as the case may be, the Group Companies and the Holding Companies from any further obligations under, and all Liens on the Group Companies’ and the Holding Companies’ properties and assets pursuant to, the Credit Agreements (the “Credit Agreement Releases”).

Section 6.15 Intercompany Accounts. On or prior to the Closing, all intercompany accounts and all intercompany Indebtedness, except for those ordinary course trade payables, receivables and other similar accounts (a) listed on Section 6.15 of the Seller Schedules, or (b) pursuant to the Ongoing Affiliate Arrangements, between any Seller or any Seller’s Subsidiary (excluding the Group Companies and the Holding Companies), on the one hand, and any of the Group Companies or Holding Companies, on the other hand, shall be settled or otherwise eliminated, with no continuing liability by any such party, in such a manner as Sellers shall determine in their sole discretion (including by Sellers or any of their respective Affiliates removing from the Group Companies all Cash and Cash Equivalents by means of dividends, distributions, the repayment of intercompany debt, increasing or decreasing Cash and Cash Equivalents balances or paid-in capital or otherwise).

Section 6.16 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 8.1, none of Sellers shall take, nor shall any of them permit any of their Affiliates

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(including any of the Group Companies or Holding Companies) or Representatives to take, any action to solicit, knowingly encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than Buyer and/or any of its Affiliates) concerning any purchase of any of the Group Companies’ or Holding Companies’ equity securities or any merger, sale of substantial assets or similar transaction involving any of the Group Companies or Holding Companies, other than assets sold in the ordinary course of business (each such acquisition transaction, an “Acquisition Transaction”); provided, however, that Buyer hereby acknowledges that prior to the date of this Agreement, Sellers and the Group Companies have provided information relating to the Group Companies and has afforded access to, and engaged in discussions with, other Persons in connection with a proposed Acquisition Transaction and that such information, access and discussions could reasonably enable another Person to form a basis for an Acquisition Transaction without any breach by the Sellers or the Group Companies of this Section 6.16. Notwithstanding the foregoing, any Seller, any of its Affiliates or its or their respective Representatives may respond to any unsolicited proposal regarding an Acquisition Transaction by indicating that Sellers and the Group Companies are subject to an exclusivity agreement and are unable to provide any information related to the Group Companies or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Transaction so long as such exclusivity agreement remains in effect.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 8.1, HYAC shall not, and shall cause its Affiliates and its and their respective Representatives not to, directly or indirectly, take any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement (including any agreement in principle, letter of intent or definitive agreement) with any Person (other than Sellers and/or any of their Affiliates) concerning the direct or indirect purchase, transfer, license or other acquisition of any equity securities, business or assets of or from any Person(s), whether by merger, purchase, consolidation, recapitalization or otherwise (a “HYAC Acquisition Transaction”), or, except as required by applicable Law, make any filing with the SEC (including the filing of any registration statement) or other Governmental Entity with respect thereto, in each case, other than with respect to the transactions contemplated hereby. Notwithstanding the foregoing, HYAC, any of its Affiliates or any of their respective Representatives may respond to any unsolicited proposal regarding a HYAC Acquisition Transaction by indicating that HYAC is subject to an exclusivity agreement and is unable to provide any information with respect to it or any of its Affiliates or entertain any proposals or offers or engage in any negotiations or discussions concerning a HYAC Acquisition Transaction so long as such exclusivity agreement remains in effect.

Section 6.17 Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable after the date hereof, HYAC, Dory Parent and the Seller Representative shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties), and Dory Parent shall (at the sole cost and expense of HYAC) file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus which will be included therein as a prospectus and which will be used for the shareholders meeting of the HYAC Shareholders to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by HYAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of HYAC, Dory Parent and the Seller Representative shall use its reasonable best efforts to: (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Seller Representative, the provision of financial statements for the Group Companies and Holding Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Federal Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Each of

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HYAC, Dory Parent and the Seller Representative shall promptly furnish to the others all information concerning such party, its Subsidiaries, Representatives and shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.17; or for including in any other statement, filing, notice or application made by or on behalf of HYAC or Dory Parent to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement and the Ancillary Documents; provided, however, that none of HYAC, Dory Parent or the Seller Representative shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such party obtains the prior written consent of the others to such use; or (ii) to the extent that use of such information is required to, based on the advice of outside legal counsel, avoid violation of applicable Law. If any of HYAC, Dory Parent or the Seller Representative become aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then: (A) such party shall promptly inform the others thereof; (B) such party shall prepare and mutually agree upon with the others (and their counsel) (such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (C) Dory Parent shall (at the sole cost and expense of HYAC) file such mutually agreed upon amendment or supplement with the SEC; and (D) HYAC, Dory Parent and the Seller Representative shall reasonably cooperate, if appropriate and at HYAC’s expense, in mailing such amendment or supplement to the stockholders of HYAC. Dory Parent shall promptly advise the Seller Representative of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the Dory Parent Common Shares for offering or sale in any jurisdiction, and each of HYAC, Dory Parent and the Seller Representative shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Without limiting the generality of the foregoing, (i) HYAC shall not, and shall cause its Affiliates and its and their respective Representatives not to, have or participate in any substantive meetings or other substantive discussions with any Governmental Entity regarding the matters contemplated by this Section 6.17 without first consulting with the Seller Representative and providing the Seller Representative the opportunity to participate and (ii) Dory Parent and the Sellers shall not, and shall cause their respective Affiliates and the respective Representatives of the foregoing not to, have or participate in any substantive meetings or other substantive discussions with any Governmental Entity regarding the matters contemplated by this Section 6.17 without first consulting with HYAC and providing HYAC the opportunity to participate. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Affiliates, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration / Proxy Statement will, at the time the Registration / Proxy Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.18 HYAC Stockholder Approvals.

(a) HYAC shall, as promptly as practicable after the Registration Statement / Proxy Statement is declared effective under the Securities Act and, in any event within twenty (20) Business Days of the effectiveness of the Registration Statement / Proxy Statement, and use reasonable best efforts to, duly (a) give notice of and (b) convene and hold a meeting of its stockholders (the “HYAC Stockholders Meeting”) in accordance with the HYAC Governing Documents, for the purposes of obtaining the HYAC Stockholder Approvals and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a HYAC Shareholder Redemption. HYAC shall, through its board of directors, recommend to its stockholders the (i) adoption and approval of this Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and include such recommendation in the Registration Statement / Proxy Statement (the “Business Combination Proposal”); (ii) adoption and approval, on non-binding advisory basis, of certain governance provisions in the Dory Parent Memorandum and Articles of Association; (iii) adoption and approval of the Lockup Agreement which, among other things, amends the letter agreement, dated October 24, 2017, by and among HYAC, the Sponsor, and the officers and directors of HYAC and will modify the lock-up period applicable to the Sponsor and the officers and directors of HYAC so that such Persons are restricted from transferring Dory Parent Common Shares for a period of six months after the Closing Date;

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(iv) adoption and approval of any other proposals as the SEC (or staff members thereof) may indicate are necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto, and of any other proposals reasonably agreed by HYAC, Dory Parent and the Seller Representative as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents; and (v) the adjournment of the HYAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (v) together, the “Transaction Proposals”); provided, that HYAC may only postpone or adjourn the HYAC Stockholders Meeting (x) to solicit additional proxies for the purpose of obtaining the HYAC Stockholder Approvals, (y) for the absence of a quorum and (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that HYAC has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of HYAC prior to the HYAC Stockholders Meeting. Notwithstanding the foregoing, HYAC may not postpone the HYAC Shareholders Meeting more than a total of two (2) times pursuant to clause (x) or (y) of the immediately preceding sentence, and no such postponements or adjournments pursuant to clause (x) or (y) of the immediately preceding sentence shall be for a period exceeding ten (10) Business Days.

(b) HYAC shall, through the board of directors of HYAC, recommend to its stockholders that they vote in favor of the Transaction Approvals and shall include such recommendation in the Registration / Proxy Statement (the “HYAC Transaction Recommendation”). HYAC, through the board of directors of HYAC, shall not (A) withhold, withdraw, amend, modify or qualify (or publicly propose or resolve to withhold, withdraw, amend, modify or qualify), in a manner adverse to the Sellers, the HYAC Transaction Recommendation, (B) adopt, approve, endorse or recommend any HYAC Acquisition Transaction, (C) following a request in writing by the Seller Representative that the HYAC Transaction Recommendation be reaffirmed publicly (it being agreed that Seller Representative may only make two (2) requests pursuant to this clause (C)), fail to reaffirm publicly the HYAC Transaction Recommendation within ten (10) day after the Seller Representative made such request or (D) agree to take any of the foregoing actions (each of clauses (A) through (D), a “Change in Recommendation”).

(c) HYAC agrees not to, and shall cause its Affiliates not to and use its reasonable best efforts to cause its and their Representative not to, enter into any agreement, commitment or arrangement with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in Section 6.18(b).

Section 6.19 No Trading. Each Seller acknowledges and agrees that it is aware, and that such Seller’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of HYAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each Seller hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of HYAC (other than engaging in the transactions described herein), communicate such information to any third party, take any other action with respect to HYAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 6.20 Related Party Transactions.

(a) Sellers shall (and shall cause the Group Companies and Holding Companies to) take all necessary actions to ensure that all Seller Related Party Transactions set forth on Section 6.20(a) of the Seller Schedules are terminated at or prior to Closing, with no further liability or other Losses to Buyer or its Affiliates (including the Group Companies and Holding Companies) with respect thereto.

(b) HYAC shall (and shall cause its Subsidiaries to) take all necessary actions to ensure that all of the HYAC Related Party Transactions set forth on Section 6.20(b) of the Buyer Schedules are terminated at or prior

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to Closing, with no further liability or other Losses to Buyer or its Affiliates (including the Group Companies and Holding Companies) with respect thereto.

Section 6.21 Financial Statements. Prior to Closing, the Sellers shall use reasonable best efforts to cause the Group Companies to deliver to HYAC (in each case in a form and substance substantially similar to any such statements or information that are currently prepared by the Group Companies in the ordinary course):

(a) Within 30 days of the end of each calendar month, true and complete copies of an unaudited balance sheet and statement of income for the Group Companies for the previous month, along with comparisons versus budget with respect to (i) profit and loss, (ii) balance sheet, (iii) capital expenditures.

(b) Within 10 days of the end of each week, a comparison of sales for such week versus budget.

Section 6.22 Non-Compete; Non-Solicit.

(a) For a period of five years immediately following the Closing Date, none of the Sellers shall (and the Sellers shall cause Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas, and Nemo Investor Aggregator, Limited, an exempted company incorporated under the laws of the Cayman Islands (collectively, with the Sellers, the foregoing are referred to as the “Restricted Seller Entities”)) not to, directly or indirectly, without the written consent of Buyer, at any time (i) participate in the management or control of or provide services or advice to or on behalf of, (ii) have an economic or other interest in, directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, stockholder, member, capital investor, lender or similar capacity (other than in publicly traded securities of an entity listed on a national exchange, not to exceed two percent (2%) of such entity’s total shares outstanding), (iii) license any Seller’s name or Marks to be used in connection with, or (iv) take any action with the purpose of encouraging or inducing any material vendor, supplier, lessor or customer of any Group Company as of the Closing Date to terminate, materially modify, or otherwise negatively impact in any material respect such Person’s arrangement with any Group Company, in connection with, in each case with respect to clauses (i), (ii), (iii), or (iv), a business (or a division, group, or other portion of a business) or enterprise which is engaged in a Competing Business; provided that the foregoing clauses shall not, for the avoidance of doubt, restrict or otherwise affect, limit or apply to any of the Ongoing Affiliate Arrangements or any rights or obligations thereunder. For this purpose, “Competing Business” means the ownership, operation or management of (i) maritime based spas, and (ii) destination resort-based spas. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall prohibit Sellers from directly or indirectly (a) engaging in any of the Excluded Businesses, or (b) from and after the later of (x) one year after the termination or expiration of the Steiner Executive Services Agreement or (y) the second anniversary of the Closing Date, licensing the “Bliss” name or any Mark related to the “Bliss” business to a business (or a division, group or other portion of a business) or enterprise or any other Person which is engaged in a Competing Business of the type described in clause (ii) of the definition of “Competing Business.” For the avoidance of doubt, from and after the time that any Person ceases to be an Affiliate of the Restricted Seller Entities (including any Person that engages in the “Bliss” business or the “Elemis” business that ceases to be an Affiliate of the Restricted Seller Entities), this Section 6.22(a) (including any of the restrictions or limitations contained herein) shall not indirectly or otherwise apply to such Person so long as a Restricted Seller Entity (or any of its controlled Affiliates) does not have the right, directly or indirectly, to designate or appoint a member of the board of directors (or equivalent governing body) of such Person (or of any of such Person’s parent entities or controlled Affiliates).

(b) For a period of four years immediately following the Closing Date, none of the Restricted Seller Entities shall, directly or indirectly, (i) recruit or otherwise solicit, or take any action with the purpose of encouraging or inducing any Subject Employee to terminate such Person’s employment with any Group Company, or (ii) hire as an employee or retain as a consultant, independent contractor, or other service provider, any Subject Employee. For this purpose, “Subject Employee” means each employee of a Group Company listed

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on Section 6.22(b) of the Seller Schedules. Notwithstanding anything to the contrary in this Section 6.22(b), this Section 6.22(b) shall not (A) prohibit any Seller from (i) making general solicitations for employment by means of advertisements, public notices, or internal or external websites or job search engines that are not targeting any Subject Employee, so long as such general solicitations are not in connection with a Competing Business during the relevant non-competition period in Section 6.22(a), (ii) soliciting or hiring any Subject Employee whose employment with the Group Company was terminated by the Group Company, (iii) soliciting or hiring any Subject Employee whose employment with the Group Company was terminated without cause by the Group Company at least six months prior to commencement of employment discussions between any Restricted Seller Entity and such Subject Employee or (iv) soliciting or hiring any Subject Employee whose employment with the Group Company ceases for any other reason at least two years prior to commencement of employment discussions between any Restricted Seller Entity and such Subject Employee, and (B) restrict or otherwise affect, limit or apply to the Steiner Executive Services Agreement.

Section 6.23 Buyer Expense. At least one (1) Business Day prior to the Closing, HYAC shall deliver to the Seller Representative its good faith estimate of the aggregate amount of Buyer Expenses. The Buyer Expenses shall not, without the prior written consent of the Seller Representative (such consent not to be unreasonably withheld, conditioned, or delayed), exceed an amount equal to $35,000,000.

Section 6.24 Conduct of Business of HYAC and Dory Parent.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, HYAC shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.24(a) of the Buyer Schedules or as consented to in writing by the Seller Representative (not to be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course consistent with past practice in all material respects. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, HYAC shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.24(a) of the Buyer Schedules or as consented to in writing by the Seller Representative, not do any of the following:

(i) amend, supplement, change, restate or modify the Trust Agreement, certificate of incorporation, bylaws or other Governing Documents of HYAC or any of its Subsidiaries, or enter into any agreement or contract related to the Trust Agreement;

(ii) (A) make, set aside, declare or pay any dividend or distribution to the shareholders of HYAC or make any other distributions in respect of the share capital, capital stock or other equity interests of HYAC or any of its Subsidiaries, except for dividends by any of the wholly owned Subsidiaries of HYAC, (B) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the share capital, capital stock or other equity interests of HYAC or any of its Subsidiaries, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, shares of capital stock, warrants or other equity interests of HYAC or any its Subsidiaries, other than a redemption of HYAC capital stock made as part of the HYAC Shareholder Redemption;

(iii) incur or assume any Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of HYAC or any of its Subsidiaries or guarantee any debt securities of any other Person, other than any Indebtedness or guarantees incurred between HYAC or any of its Subsidiaries, on the one hand, and any of HYAC’s wholly owned Subsidiaries or the Sponsor, on the other hand, solely for purposes of funding Buyer Expenses and in an amount not to exceed $2,500,000;

(iv) make any loans, advances or capital contributions to any other Person, except to HYAC (in the case of any Subsidiary of HYAC) or any HYAC Subsidiary (in the case of HYAC or any other HYAC Subsidiary);

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(v) (x) issue any HYAC Equity Securities or securities exercisable for or convertible into HYAC Equity Securities, (y) grant any additional options, warrants or stock appreciation rights with respect to HYAC Equity Securities not outstanding on the date of this Agreement or (z) enter into any contracts of any kind (A) that may obligate HYAC to issue, purchase, redeem, sell, vote or otherwise acquire any HYAC Equity Securities, (B) relating to options, stock appreciation rights, warrants or rights (including any preemptive rights) with respect to HYAC Equity Securities or other securities convertible into or exchangeable or exercisable for HYAC Equity Securities or (C) the value of which is determined by reference to HYAC Equity Securities;

(vi) form a joint venture, partnership or strategic alliance with any Person;

(vii) enter into, renew, modify or revise any HYAC Related Party Transaction (or any contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a HYAC Related Party Transaction), other than the entry into any HYAC Related Party contract with respect to the incurrence of any Indebtedness or guarantee with respect thereto permitted by Section 6.24(a)(iii) or 6.24(a)(iv);

(viii) form or cause to be formed any new Subsidiary;

(ix) waive, release, assign, settle, compromise or otherwise resolve any material Actions, except where such waivers, releases, assignments, settlements or compromises are covered by insurance and would not impose equitable relief upon HYAC or any of its Subsidiaries;

(x) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(xi) (A) adopt, enter into, terminate or amend any “employee benefit plan” (as defined in Section 3(3) of ERISA) other than as required by applicable Law or (B) increase the compensation of any Person who is a director or officer of HYAC; or

(xii) enter into any agreement, arrangement or understanding, or otherwise become obligated, to do any action prohibited under this Section 6.24(a).

(b) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither Dory Parent nor Dory Foreign Holding Company shall take any action, nor engage in any activities or business, nor incur any liabilities or obligations, other than (i) those that are incident to its organization, (ii) the execution of this Agreement or any Ancillary Document to which it is or will be a party, (iii) those that are expressly contemplated by this Agreement or any Ancillary Document (including the enforcement of any of its rights or the performance of any of its obligations under this Agreement or any Ancillary Documents and the consummation of the transactions contemplated hereby or thereby) or (iv) those that are consented to in writing by HYAC (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.25 Section 16 of the Exchange Act. At the Closing the board of directors of Dory Parent, or an appropriate committee of nonemployee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the issuance of any Transaction Shares to Steiner Leisure pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

Section 6.26 Nasdaq Listing. Prior to the Closing, HYAC shall prepare and Dory Parent shall (at the sole cost and expense of HYAC) submit to Nasdaq a listing application, if required under Nasdaq rules, covering the Transaction Shares and the Dory Parent Common Shares issued to the Investors, and HYAC shall use its reasonable best efforts to obtain conditional approval on behalf of Dory Parent for the listing of such Transaction Shares and the Dory Parent Common Shares issued to the Investors, subject to official notice of issuance with respect to Dory Parent’s post-combination listing, and each of the Sellers shall reasonably cooperate with HYAC, at HYAC’s sole cost and expense, with respect to such listing.

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Section 6.27 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article 7 and provision of notice thereof to the Trustee (which notice HYAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, HYAC (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use reasonable best efforts to cause the Trustee to (A) pay as and when due all amounts payable to the Public Stockholders of HYAC pursuant to the HYAC Shareholder Redemption, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.28 Preparation and Delivery of PCAOB Financials. The Sellers shall, and shall cause the Group Companies to, use reasonable best efforts to deliver to HYAC, as promptly as practicable after the date hereof, each of the following (in each case, as and in the form required to be included in the Registration Statement / Proxy Statement): (a) the audited combined balance sheets of the Group Companies as of December 31, 2017 and December 31, 2016, the related combined statements of operations, comprehensive income, equity and cash flows of the Group Companies for the fiscal years then ended and the combined statements of operations, comprehensive income, equity and cash flows of the Group Companies for the periods from December 9, 2015 through December 31, 2015 and January 1, 2015 through December 8, 2015, audited in accordance with the standards of the PCAOB, (b) the combined balance sheets of the Group Companies as of the end of any applicable calendar quarter, and the related combined statements of operations, comprehensive income, equity and cash flows of the Group Companies for the interim period then ended, reviewed by an independent public accountant in accordance with PCAOB AS-4105, and (c) the financial statements of Dory Parent, audited in accordance with the standards of the PCAOB to the extent requested by the SEC.

Section 6.29 R&W Policy. Prior to the Closing, HYAC may take any action necessary to obtain and bind, and may in its sole discretion obtain and bind, the R&W Policy with a premium amount that is not materially higher than $2,368,125. Any R&W Policy obtained by HYAC or any of its Affiliates shall provide that (i) the insurer shall have no, and shall waive and not pursue any and all, subrogation rights against the Sellers except for Actual Fraud; and (ii) the Sellers are third party beneficiaries of such waiver. Following the Closing, neither HYAC nor any of its Affiliates shall amend the R&W Policy in any manner adverse to the Sellers (including with respect to the subrogation provisions or the exclusion provisions) without the Sellers Representative’s express written consent.

Section 6.30 Equity Incentive Plan. The board of directors and shareholder(s) of Dory Parent shall, in consultation with HYAC, approve and adopt an omnibus equity incentive plan, in the manner prescribed under Section 422 of the Code and other applicable Laws, effective as of the day before the Closing Date, reserving 7 million Dory Parent Common Shares for grant thereunder.

Section 6.31 Seller Stockholder Approvals. As promptly as practicable following the execution of this Agreement (but in any event prior to the Closing), (a) Dory US Merger Sub shall deliver to HYAC a copy of the Dory US Merger Sub Member Approval duly executed by Dory Intermediate, and (b) Dory Parent shall deliver to HYAC a copy of the Dory Parent Stockholder Approval duly executed by Steiner Leisure.

Section 6.32 Amendment and Restatement to Dory Parent Governing Documents. At least one day prior to the Closing Date, Dory Parent shall cause the memorandum and articles of association of Dory Parent to be amended and restated in their entirety to be in substantially the form attached hereto as Exhibit P.

Section 6.33 Seller Lock-Up.

(a) Steiner Leisure hereby agrees not to, during the period commencing from the date of this Agreement through the earlier of (x) the Closing and (y) the date that this Agreement is terminated in accordance

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with its terms: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Dory Parent Common Shares or any Dory Parent Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Dory Parent Common Shares or any Dory Parent Warrants, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Dory Parent Common Shares, Dory Parent Warrants, or other securities, in cash or otherwise; provided that the foregoing shall not apply to the sale of Dory Parent Common Shares or transfer of Dory Parent Warrants by Steiner Leisure pursuant to the Secondary Purchase Agreements with the Secondary Investors (as in effect on the date hereof or entered into after the date hereof but prior to the date of the initial filing of a preliminary Registration Statement / Proxy Statement with the SEC) or the entry into such Secondary Purchase Agreements prior to the date of the initial filing of a preliminary Registration Statement / Proxy Statement with the SEC; provided, further, that, except with the prior written consent of HYAC (not to be unreasonably withheld, conditioned or delayed), in no event shall (A) any Secondary Purchase Agreement be entered into after the date of this Agreement nor (B) the Dory Parent Common Shares issued at the closing under any Secondary Purchase Agreement be issued at any price per share other than $10.00 per share (without taking into account, for the avoidance of doubt, any transfer of Dory Parent Warrants by Steiner Leisure that is expressly contemplated by, and in the amounts set forth in, such Secondary Purchase Agreement, which Dory Parent Warrants shall, for the avoidance of doubt, be subject to the Warrant Agreement).

(b) During the period commencing from the date of this Agreement until the date of the initial filing of a preliminary Registration Statement / Proxy Statement with the SEC, Steiner Leisure and Dory Parent shall not, and shall cause their respective Affiliates not to, participate in any substantive meeting or discussion, either in person or by telephone with any potential counterparty to an Secondary Purchase Agreement unless it consults with HYAC in advance and gives HYAC or its Representatives the opportunity to attend and participate in such meeting or discussion.

Section 6.34 Transfer of Certain Hedging Arrangements. Prior to the Closing, Steiner US shall validly novate (and obtain, at Steiner US’s sole expense, any necessary consents to such novation) all of the rights and obligations of Steiner US under the agreements (or, if applicable, the portion of the agreements) set forth on Section 6.34 of the Seller Schedules (collectively, the “Transferred Hedging Arrangements”) to a Group Company designated in writing by HYAC and approved by the Seller Representative (such approval not to be unreasonably withheld, conditioned or delayed), effective as of the Closing, with no further Liabilities to Sellers or any of their Affiliates with respect thereto from and after the Closing. HYAC shall reasonably cooperate with Steiner US in connection with the foregoing.

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED

BY THIS AGREEMENT

Section 7.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a) to the extent necessary, any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with

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respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Dory Parent Common Shares to be issued pursuant to this Agreement shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof;

(e) the HYAC Stockholder Approvals shall have been obtained;

(f) HYAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining; and

(g) the HYAC Shareholder Redemption Amount shall not exceed $50,000,000; provided, that, (a) in the event the Seller Representative exercises the Reduced Redemption Option, this condition shall be deemed to have been waived, and (b) in the event that the Subscription Agreement Redemption Condition is not satisfied and, as a result of the Subscription Agreement Redemption Condition not being satisfied, a portion of the Equity Financing will not be funded (such portion of the Equity Financing, the “Reduced Equity Financing Amount”), then this condition shall not be deemed to have been satisfied unless the Seller Representative exercises both the Reduced Redemption Option and the Reduced Equity Financing Option.

Section 7.2 Other Conditions to the Obligations of HYAC. The obligations of HYAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by HYAC of the following further conditions:

(a) (i) each of the Fundamental Representations (other than Section 3.2(a), Section 3.2(d), and Section 4.4) shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct in all material respects as of the specified date; (ii) each of the representations and warranties set forth in Section 3.2(a), Section 3.2(d), and Section 4.4 shall be true and correct in all but de minimis respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct in all but de minimis respects as of the specified date; and (iii) each of the representations and warranties of Sellers, Dory Parent, Dory US Merger Sub and Dory Foreign Holding Company set forth in Article 3 and Article 4 (other than the Fundamental Representations), disregarding all “materiality”, “Material Adverse Effect” and similar qualifications, shall be true and correct in all respects as of the Closing as though made on and as of the Closing, except (A) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct as of the specified date and (B) as would not have a Material Adverse Effect;

(b) Sellers, Dory Parent, Dory Intermediate, Dory US Merger Sub and Dory Foreign Holding Company shall have performed and complied in all material respects with the covenants required to be performed or complied with by Sellers under this Agreement on or prior to the Closing;

(c) since the date of this Agreement, no Material Adverse Effect has occurred;

(d) prior to or at the Closing, Sellers shall have delivered the following documents in form and substance reasonably satisfactory to HYAC:

(i) a certificate of an authorized officer of Steiner Leisure, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied;

(ii) certificates representing the Acquired Equity Securities and Holding Company Equity Shares that are certificated securities, duly endorsed in blank or accompanied by a stock power duly endorsed in blank, or other applicable instruments of assignment;

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(iii) (A) evidence of the Credit Agreement Releases and UCC-3 termination statements and other terminations or releases necessary to terminate or release, as the case may be, the Group Companies and the Holding Companies from all Liens under the Indebtedness set forth on Section 7.2(d)(iii) of the Seller Schedules and any other new indebtedness for borrowed money that is incurred between the date hereof and the Closing (if any), and (B) customary payoff letters with respect to the Indebtedness set forth on Section 7.2(d)(iii) of the Seller Schedules and any other new indebtedness for borrowed money that is incurred between the date hereof and the Closing (if any) (in each case in form and substance reasonably satisfactory to Buyer);

(iv) evidence, in form and substance reasonably acceptable to HYAC, that each Seller Related Party Transaction set forth on Section 6.20(a) of the Seller Schedules has been terminated as of the Closing Date with no further liability to Buyer or any Group Company or Holding Company;

(v) the Escrow Agreement duly executed by Dory Parent, the Seller Representative and the Escrow Agent;

(vi) the Registration Rights Agreement duly executed by Steiner Leisure and Dory Parent;

(vii) the Lock-Up Agreement duly executed by Steiner Leisure;

(viii) the Transition Services Agreement duly executed by SMS;

(ix) the Bahamian Transfer Agreements duly executed in each case by Dory Parent and Steiner Leisure and Steiner Marks, Steiner Spa and Steiner Spa Asia, as applicable;

(x) the STO Italy Local Purchase Agreement duly executed by Steiner UK and Dory Parent;

(xi) the Reverse Transition Services Agreement duly executed by Elemis, Cosmetics Limited, Elemis Limited, and Steiner US; and

(xii) the Warrant Agreement, duly executed by Dory Parent and the Escrow Agent.

Section 7.3 Other Conditions to the Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Sellers of the following further conditions:

(a) the representations and warranties set forth in Article 5 and the representations and warranties of the Sponsor in the Sponsor Support Agreement and the Waiver Letter, disregarding all “materiality”, “Material Adverse Effect” and similar qualifications, shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall continue to be true and correct in all material respects as of the specified date as of the Closing;

(b) HYAC and Dory US Holding Company shall have performed and complied in all material respects with the covenants required to be performed or complied with by it under this Agreement on or prior to the Closing, and each of HYAC and Sponsor shall have performed and complied in all material respects with all covenants required to be performed or complied with by it under the Sponsor Support Agreement, the Director Designation Agreement and the Waiver Agreement on or prior to the Closing;

(c) the Sponsor Support Agreement shall remain in full force and effect and shall not have been repudiated, rescinded, modified or terminated by the parties thereto, and the transactions contemplated thereby shall have occurred or shall occur contemporaneously with the Closing;

(d) the Waiver Agreement shall remain in full force and effect and shall not have been repudiated, rescinded, modified or terminated by the parties thereto;

(e) the Director Designation Agreement shall remain in full force and effect and shall not have been repudiated, rescinded, modified or terminated by the parties thereto;

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(f) prior to or at the Closing, HYAC shall have delivered the following documents in form and substance reasonably satisfactory to the Seller Representative:

(i) a certificate of an authorized officer of HYAC, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied;

(ii) the Escrow Agreement duly executed by the Escrow Agent;

(iii) the Lock-Up Agreement duly executed by the Sponsor and any of its Affiliates and/or any of its direct or indirect equityholders that will hold any Dory Parent Common Shares or Dory Parent Warrants immediately after giving effect to the transactions contemplated by the Closing;

(iv) the Transition Services Agreement duly executed by OSW;

(v) the Reverse Transition Services Agreement duly executed by Dory US Holding Company;

(vi) the Warrant Agreement duly executed by the Escrow Agent; and

(vii) evidence, in form and substance reasonably acceptable to the Seller Representative, that each Buyer Related Party Transaction set forth on Section 6.20(b) of the Buyer Schedules has been terminated as of the Closing Date with no further liability to Buyer or any Group Company or Holding Company.

(g) The Financing (including, if there are any HYAC Shareholder Redemptions, the funding of an amount of Debt Financing to satisfy the first $50,000,000 of the HYAC Shareholder Redemption Amount) shall have been funded in full in accordance with the terms set forth in the Financing Commitments and Section 2.1; provided, that, in the event that the Subscription Agreement Redemption Condition is not satisfied and, as a result of the Subscription Agreement Redemption Condition not being satisfied, there is a Reduced Equity Financing Amount and the Seller Representative exercises the Reduced Equity Financing Option, then this condition shall be deemed to have been waived solely with respect to the Reduced Equity Financing Amount.

Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 6.2.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of HYAC and the Seller Representative;

(b) by HYAC, if any of the representations or warranties set forth in Article 3 or 4 shall not be true and correct or if Sellers, Dory Parent, Dory US Merger Sub or Dory Foreign Holding Company have failed to perform any covenant or agreement on the part of Sellers, Dory Parent, Dory US Merger Sub or Dory Foreign Holding Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof is delivered to the Seller Representative, and (ii) the Termination Date; provided, however, that HYAC or Dory US Holding Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c) by the Seller Representative, if any of the representations or warranties set forth in Article 5 shall not be true and correct or if HYAC or Dory US Holding Company has failed to perform any covenant or

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agreement on the part of HYAC or Dory US Holding Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof is delivered to HYAC and (ii) the Termination Date; provided, however, that none of the Sellers, Dory Parent, Dory US Merger Sub or Dory Foreign Holding Company are then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(d) by either HYAC or the Seller Representative, if the transactions contemplated by this Agreement shall not have been consummated on or prior to the date that is 180 days following the date of this Agreement (as extended pursuant to this Section 8.1(d), the “Termination Date”) and the Party seeking to terminate this Agreement pursuant to this Section 8.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; provided, that if the Registration Statement / Proxy Statement (A) has not been declared effective by the SEC by the Termination Date, then the Termination Date may be extended by mutual written consent of HYAC and the Seller Representative or (B) has been declared effective by the SEC on or prior to the Termination Date, then the Termination Date shall be automatically extended by 21 Business Days;

(e) by either HYAC or the Seller Representative, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either HYAC or the Seller Representative if the HYAC Stockholder Meeting has been held (including any adjournment or postponement thereof), has concluded, HYAC’s stockholders have duly voted, and the HYAC Stockholder Approval was not obtained; or

(g) by the Seller Representative if there has been a Change in Recommendation.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties, their respective Affiliates and their respective Representatives) with the exception of (a) the second sentence of Section 6.3(a), Section 6.4, this Section 8.2 and Article 10, each of which shall survive such termination and remain valid and binding obligations of the Parties (provided that Section 10.20 shall survive solely with respect to the payment obligations of Sellers under this Section 8.2 (if any) and for no other purpose), (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms, and (c) any Liability on the part of any Party for Actual Fraud that results in the failure of a condition to the Closing to occur.

ARTICLE 9

INDEMNIFICATION

Section 9.1 Survival. All representations and warranties of the Parties in this Agreement shall survive the Closing and shall terminate and be of no further force or effect on the date that is twelve months after the Closing Date (the “R&W Limitation Date”). None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than (i) those set forth in Section 6.10, which shall survive the Closing indefinitely, and (ii) those which by their terms contemplate performance after the Closing, which shall survive the Closing for the time period contemplated by their respective terms (in each case, the “Covenant Limitation Date” and together with the R&W Limitation Date, the applicable “Limitation Date”). If the Closing occurs, no Indemnifying Party shall have Liability with respect to any claim for any breach of any representation, warranty,

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covenant or agreement in this Agreement, unless the Indemnified Party provides a Claim Notice to such Indemnifying Party in writing of such a claim on or before the applicable Limitation Date. If Buyer or Seller Representative, as applicable, provides proper notice of a claim within the applicable time period set forth above, the ability to seek Losses for such claim pursuant to this Article 9 and the underlying representation, warranty, covenant or agreement shall continue until such claim is resolved. Notwithstanding anything to the contrary in this Agreement, the survival periods and Limitations Dates set forth in this Section 9.1 and, except as specifically set forth in the R&W Policy (if any), any other limitation on any Buyer Indemnitee’s rights under this Article 9, shall not affect or otherwise limit any claim made or available under the R&W Policy (if any).

Section 9.2 Indemnification by Sellers. From and after the Closing, subject to the terms and conditions of this Article 9, Sellers shall, jointly and severally, indemnify and hold harmless Buyer and its Affiliates (including, after the Closing, the Group Companies) and each of their respective officers, directors, members, managers, shareholders, partners, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnitees”) for all Losses actually incurred, suffered or sustained by any Buyer Indemnitee to the extent resulting or arising from (a) any breach of or inaccuracy in, as of the date hereof or as of the Closing (except to the extent made on and as of the specified date), any representation or warranty made by Sellers or any Holding Company in Article 3 or Article 4 of this Agreement or the certificate delivered pursuant to Section 7.2(d)(i) and (b) any breach or non-fulfillment of any covenant or agreement of Sellers in this Agreement which is required to be performed after the Closing.

Section 9.3 Indemnification by Buyer. From and after the Closing, subject to the terms and conditions of this Article 9, Buyer shall indemnify and hold harmless Sellers and their Affiliates and each of their respective officers, directors, members, managers, shareholders, partners, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnitees”) for all Losses actually incurred, suffered, or sustained to the extent resulting or arising from: (a) any breach or inaccuracy of any representation or warranty made in Article 5 of this Agreement or the certificate delivered pursuant to Section 7.3(e)(i), or (b) any breach or non-fulfillment of any covenant or agreement of Buyer, the Sponsor, Dory US Holding Company, any Holding Company or any of the Group Companies in this Agreement which is required to be performed after the Closing.

Section 9.4 Indemnity Escrow Account.

(a) Subject to Section 9.5 and Section 9.9, the Indemnity Escrow Account shall constitute partial security for the benefit of Buyer (on behalf of itself or any other Buyer Indemnitee) with respect to any indemnifiable Losses pursuant to the indemnification obligations of Sellers under Section 9.2. Subject to Section 9.5 and pursuant to the terms set forth in the Escrow Agreement, the Escrow Agent shall hold the Indemnity Escrow Account until 11:59 p.m. local time on the date that is twelve months after the Closing Date (the “Indemnity Escrow Release Date”). Neither the Indemnity Escrow Shares (including any portion thereof) nor any beneficial interest therein may be pledged, subjected to any lien, sold, assigned or transferred by Sellers or Buyer or be taken or reached by any legal or equitable process in satisfaction of any debt or other Liability of Sellers or Buyer, in each case prior to the distribution of the Indemnity Escrow Shares to Sellers in accordance with Section 9.4(b) or to Buyer in accordance with this Article 9 and the terms set forth in the Escrow Agreement. For purposes of this Article 9, the Indemnity Escrow Shares shall be valued at $10 per share (the “Value”).

(b) Promptly following the Indemnity Escrow Release Date (but in no event later than two (2) Business Days thereafter), the Seller Representative and Buyer shall deliver to the Escrow Agent joint written instructions directing the Escrow Agent to distribute to Steiner Leisure (as directed by the Seller Representative) any remaining Dory Parent Common Shares in the Indemnity Escrow Account less a number of Indemnity Escrow Shares in the Indemnity Escrow Account equal to the aggregate value of all unsatisfied or disputed indemnifiable Losses set forth in any Claim Notice delivered to the Seller Representative on or prior to the Indemnity Escrow Release Date in accordance with this Article 9. Any portion of the Indemnity Escrow Shares held by the Escrow

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Agent following the Indemnity Escrow Release Date with respect to pending but unresolved claims for indemnification pursuant to this Article 9 that is not awarded to Buyer upon the resolution of such claims shall be promptly distributed by the Escrow Agent to Steiner Leisure. The Buyer and Seller Representative shall, promptly after final resolution of such pending claims (but in no event later than two Business Days thereafter), execute a joint instruction to release such amounts from the Indemnity Escrow Account in accordance with such final resolution thereof.

Section 9.5 Limitations on Indemnification.

(a) No Buyer Indemnitee shall be entitled to be indemnified for Losses with respect to the matters described in Section 9.2(a): (i) with respect to any claim (or series of related claims) for indemnification if the amount of Losses with respect to such claim (or series of related claims, as the case may be) is less than $75,000 (the “Claim Threshold”; any claim or series of related claims, as the case may be, involving Losses less than the Claim Threshold being referred to as a “De Minimis Claim”) (it being understood that (x) subject to clause (ii) of this Section 9.5(a) and the other limitations set forth herein, if such Losses exceed the Claim Threshold, the Buyer Indemnitees shall be entitled to seek indemnification for the full amount of such Losses and (y) any De Minimis Claims shall be excluded in determining whether the Deductible has been exceeded), and (ii) until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to Section 9.2(a) exceeds an amount equal to $3,500,000 (the “Deductible”), and then only to the extent such Losses exceed the Deductible. Sellers’ maximum aggregate Liability for indemnifiable Losses pursuant to Section 9.2(a) will not exceed an amount equal to $3,500,000 (the “Cap”).

(b) The Claim Threshold, the Deductible and the Cap shall not apply to Losses to the extent relating to or arising from the matters set forth in Section 6.10, Section 9.2(b) or Section 9.3(b); provided, however, that, notwithstanding anything to the contrary in this Agreement, Buyer Indemnitees shall not be entitled to indemnification for any Losses (individually or in the aggregate) related to such matters, together with any indemnifiable Losses pursuant to Section 9.2(a) or any other indemnifiable Losses with respect to such matters, in excess of the Final Purchase Price actually received by the Sellers and their Affiliates.

(c) If there is finally determined to be any amount owing to a Buyer Indemnitee as a result of indemnification pursuant to Section 9.2(a), such amount shall (i) first satisfied from the Indemnity Escrow Account, and (ii) subject to the last sentence of this Section 9.5(c), if such Losses exceed the value of the Indemnity Escrow Shares in the Indemnity Escrow Account, the sole and exclusive source of recovery of the Buyer Indemnitees shall be under the R&W Policy (if any). In the case of any satisfaction from the Indemnity Escrow Account, the Seller Representative shall promptly (but in no event later than two (2) Business Days thereafter) execute a joint instruction with Dory Parent to release such amount of Indemnity Escrow Shares from the Indemnity Escrow Account to Dory Parent to be held as “treasury” shares or cancelled. If there is determined to be any amount owing to a Buyer Indemnitee as a result of indemnification pursuant to Section 9.2(b) or Section 6.10(a)(i), such amount shall (i) first be satisfied from the Indemnity Escrow Account, (ii) if recovery is available under the R&W Policy (if any), from the R&W Policy and (iii) thereafter, directly from the Sellers, jointly and severally, by wire transfer to an account or accounts designated by Buyer (A) in the case of indemnification pursuant to Section 9.2(b), within five Business Days following the final determination of the claim for indemnification giving rise to such payment obligation or (B) in the case of indemnification pursuant to Section 6.10(a)(i), within the time period set forth in Section 6.10(a)(iv). Notwithstanding the foregoing or anything in this Agreement to the contrary, (i) in the event that HYAC obtains and binds the R&W Policy at the Closing, to the extent that a Buyer Indemnitee would have (subject to the terms and conditions hereof) been entitled to indemnification from the Indemnity Escrow Account pursuant to Section 9.2(a), but indemnifiable Losses are recovered by a Buyer Indemnitee from the Indemnity Escrow Account pursuant to the third sentence of this Section 9.5(c) in respect of indemnifiable Losses pursuant to Section 6.10(a)(i) or Section 9.2(b) and the R&W Policy Retention is not eroded under the R&W Policy and a Buyer Indemnitee would (but for such R&W Policy Retention not being eroded under the R&W Policy) be entitled to indemnification under the R&W Policy, then such Buyer Indemnitee may recover such Losses (and only such Losses) that would have been recoverable

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pursuant to the first sentence of this Section 9.5(c) if the R&W Policy Retention had been eroded, in an amount not to exceed the Value of the Indemnity Escrow Shares released from the Indemnity Escrow Account pursuant to the third sentence of this Section 9.5(c), directly from the Sellers jointly and severally and (ii) in the event that HYAC does not obtain and bind the R&W Policy at the Closing, to the extent that a Buyer Indemnitee would have (subject to the terms and conditions hereof) been entitled to indemnification from the Indemnity Escrow Account pursuant to Section 9.2(a), but indemnifiable Losses are recovered by a Buyer Indemnitee from the Indemnity Escrow Account pursuant to the third sentence of this Section 9.5(c) in respect of indemnifiable Losses pursuant to Section 6.10(a)(i) or Section 9.2(b), then such Buyer Indemnitee may recover such Losses (and only such Losses) that would have been recoverable pursuant to the first sentence of this Section 9.5(c) if such amount had not been released from the Indemnity Escrow Account, in an amount not to exceed the Value of the Indemnity Escrow Shares released from the Indemnity Escrow Account pursuant to the third sentence of this Section 9.5(c), directly from the Sellers jointly and severally.

(d) No Seller Indemnitee shall be entitled to be indemnified for Losses with respect to matters described in Section 9.3(a): (i) with respect to any De Minimis Claims (it being understood that (x) subject to clause (ii) of this Section 9.5(d) and the other limitations set forth herein, if such Losses exceed the Claim Threshold, the Seller Indemnitees shall be entitled to seek indemnification, subject to the Deductible, for the full amount of such Losses and (y) any De Minimis Claims shall be excluded in determining whether the Deductible has been exceeded) and (ii) until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to Section 9.3(a) exceeds the Deductible, and then only to the extent such Losses exceed the Deductible; provided, that Buyer’s maximum aggregate Liability for indemnifiable Losses pursuant to Section 9.3(a) will not exceed the Cap.

(e) The amount of any indemnifiable Losses pursuant to this Article 9 or Section 6.10(a) shall be determined net of (i) any amounts actually recovered by the Buyer Indemnitees or the Seller Indemnitees, as applicable under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement) with respect to such Losses (net of the reasonable, documented and out-of-pocket costs actually incurred in connection with recovering such amount, including, in the case of any insurance policy, any premiums paid as a result of recovering such amount) and (ii) the Tax Benefit (as defined below) actually realized or received by the Indemnified Party receiving such indemnification payment as a result of Losses (net of any reasonable, documented and out-of-pocket costs incurred in connection with recovery of such Tax Benefit). The Indemnified Party shall use its reasonable best efforts to pursue recovery under any insurance policies or other collateral sources with respect to such Losses (including, for the avoidance of doubt, from and after the time that the Indemnifying Party makes any payment of any indemnifiable Losses pursuant to this Article 9 or Section 6.10(a)) (provided that “reasonable best efforts” pursuant to this sentence shall not require the Indemnified Party to institute or bring any Proceeding against a third party). In any case where an Indemnified Party later recovers under any insurance policy or other collateral source or later realizes or receives any Tax Benefit, any amount in respect of a matter for which the Indemnified Party was indemnified pursuant to this Article 9 or Section 6.10(a), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered, realized or received (after deducting therefrom reasonable, documented and out-of-pocket costs actually incurred in connection with recovering such amount, including, in the case of any insurance policy, any premiums paid as a result of recovering such amount), but not in excess of the sum of (a) any amount previously so paid to or on behalf of such Indemnified Party by the Indemnifying Party in respect of such matter and (b) any amount expended by the Indemnifying Party or its Affiliates in pursuing or defending any claim arising out of such matter. For purposes of the foregoing, “Tax Benefit” means any reduction in any Tax realized as a result of Losses equal to the positive difference, if any, between (i) the liability of such Indemnified Party for Taxes with respect to the taxable year the Losses are incurred or the subsequent taxable year not taking into account such Losses and (ii) the liability of such Indemnified Party for Taxes in such taxable taking into account the Losses and taking into account any taxable income realized by such Indemnified Party on account of such Losses or the receipt of such indemnification payment, with the Losses treated as the last item of expense or deduction realized for such taxable year.

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(f) In no event shall any Buyer Indemnitee or Seller Indemnitee be entitled to receive indemnification for the same Loss more than once under this Article 9 or Section 6.10(a) even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty, covenant or agreement contained in this Agreement.

(g) In no event shall any Buyer Indemnitee be entitled to indemnification pursuant to this Article 9 or Section 6.10(a) with respect to a Loss to the extent such Loss is (i) accurately reserved for on the Latest Balance Sheet or in the footnotes to any other Financial Statements or (ii) is included in the calculation of the Final Purchase Price.

Section 9.6 Materiality. Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining the amount of any Losses that are the subject matter of a claim for indemnification pursuant to this Article 9, and for purposes of determining whether the representations and warranties giving rise to such indemnification have been breached, each representation and warranty in this Agreement (including those contained in the certificates delivered pursuant to Section 7.2(d)(i) and Section 7.3(e)(i)) shall be read without regard and without giving effect to the term, or, as applicable, any clause containing, “material”, “materiality” or similar phrases or clauses (including “Material Adverse Effect” or “material adverse effect”) contained in such representation or warranty; provided, however, the term, as applicable, or any clause containing, “material”, “materiality”, or similar phrases or clauses (including “Material Adverse Effect” or “material adverse effect”) contained in any representation or warranty shall be given effect solely for purposes of (i) the definitions of “Actual Fraud”, “Material Adverse Effect”, “Material Contracts”, “Material Customers” and “Material Suppliers”, and (ii) the representations and warranties set forth in Section 3.4(b), Section 3.4(d)(y) (Financial Statements), and Section 3.8(a) (Absence of Changes).

Section 9.7 Procedures for Indemnification for Direct Claims.

(a) If any Buyer Indemnitee or Seller Indemnitee (hereinafter, an “Indemnified Party”) shall claim to have suffered a Loss (other than in respect of any claim asserted, demand or other Proceeding by any Person who is not a party to this Agreement (hereinafter, a “Third Party Claim”)) for which indemnification is available under Section 9.2 or Section 9.3, as applicable, the Indemnified Party shall promptly (after having actual knowledge of such claim) notify the party required to provide indemnification (hereinafter, a “Indemnifying Party”) in writing (a “Claim Notice”) of such claim, which Claim Notice shall describe the facts and circumstances giving rise to such Loss, the basis upon which indemnity is being sought, the amount or estimated amount of the Loss, if known or reasonably ascertainable at the time such claim is made (provided that the failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability to the Indemnified Party except to the extent that such failure shall have materially and adversely prejudiced the defense of such claim).

(b) If the Indemnified Party shall have received from the Indemnifying Party, within thirty (30) days after the Indemnifying Party’s receipt of a Claim Notice made in accordance with Section 9.7(a) (the “Objection Period”), a written notice setting forth the Indemnifying Party’s objections to such claim and the Indemnifying Party’s reasons for such objection stated with reasonable particularity, then the Indemnified Party and the Indemnifying Party shall attempt to resolve such objections in good faith prior to end of the period of time twenty (20) Business Days from the date the Indemnified Party receives such objection (such period is hereinafter referred to as the “Negotiation Period”). After the Negotiation Period, if the Indemnified Party and the Indemnifying Party still cannot agree on the claim, or if the Indemnifying Party fails to provide the notice contemplated by this Section 9.7(b) within the Objection Period, the Indemnified Party may, at any time thereafter, commence a Proceeding against the Indemnifying Party to seek to enforce its purported rights to indemnification from and against any Losses that are the subject of such Claim Notice.

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Section 9.8 Procedures for Indemnification for Third Party Claims.

(a) Any Indemnified Party seeking indemnification pursuant to this Article 9 in respect of any Third Party Claim shall give the Indemnifying Party from whom indemnification with respect to such claim is sought prompt written notice of such Third Party Claim, which Claim Notice shall describe the facts and circumstances giving rise to such Loss, the basis upon which indemnity is being sought, the amount or estimated amount of the Loss, if known or reasonably ascertainable at the time such claim is made, and shall include copies of any documents served on the Indemnified Party with respect to the Third Party Claim (provided that the failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability to the Indemnified Party except to the extent that such failure shall have materially and adversely prejudiced the defense of such claim).

(b) Upon receipt of a Claim Notice, the Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to defend the Indemnified Party against, and assume the defense of, the Third Party Claim at the Indemnifying Party’s sole cost and expense, including the employment of counsel reasonably satisfactory to the Indemnified Party (it being agreed that, in the case that the Indemnifying Party is a Seller, Kirkland & Ellis LLP and Kirkland & Ellis International LLP shall be deemed to be reasonably satisfactory to the Indemnified Party) and the payment of the fees and disbursements of such counsel. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense (and the Indemnified Party shall be entitled to have sole control over the defense) of a Third Party Claim if: (A) such Third Party Claim involves criminal allegations; (B) such Third Party Claim demands injunctive or other equitable relief; (C) the Indemnified Party reasonably determines, based on the advice of outside legal counsel, that it would be inappropriate for a single counsel to represent both the Indemnifying Party and the Indemnified Party in connection with such Third Party Claim under applicable standards of legal ethics; (D) such Third Party Claim (together with all other claims against the Indemnifying Party and its Affiliates that are the subject of unresolved Claim Notices) seeks damages in excess of the then applicable remaining portion of the Cap; or (E) the insurer under the R&W Policy is entitled and has elected to assume the defense of such Third Party Claim in accordance with the R&W Policy. The Indemnifying Party shall keep the Indemnified Party (or, if the Indemnifying Party does not assume the defense or is not permitted to assume the defense of such Third Party Claim pursuant to this Section 9.8(b), the Indemnified Party shall keep the Indemnifying Party) (the Indemnifying Party or Indemnified Party, in each case, that is not assuming the defense, the “Non-Defending Party”) reasonably apprised of the status of any matter the defense of which they are maintaining, including settlement offers, with respect to the Third Party Claim and permit the Non-Defending Party, to participate in the defense of the Third Party Claim (in either case, at the Non-Defending Party’s cost and expense). So long as the Indemnifying Party is entitled to control the defense pursuant to this Section 9.8(b) and is diligently conducting the defense of the Third Party Claim in good faith, the Indemnifying Party shall not be responsible for any attorneys’ fees or other expenses incurred by the Indemnified Party regarding its participation in the defense of the Third Party Claim. If the Indemnifying Party exercises its right to defend under this Section 9.8(b), the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that the Indemnifying Party may compromise or settle any Third Party Claim without the consent of the Indemnified Party so long as such compromise or settlement (i) only involves the payment of monetary damages that are paid in full by the Indemnifying Party and does not include any requirement that the Indemnified Party take or refrain from taking any actions other than compliance with any nondisclosure obligations related to the terms of such settlement contained in the settlement agreement, (ii) unconditionally and irrevocably releases the Indemnified Party from all liabilities with respect to such Third Party Claim, (iii) does not involve any statement, finding or admission of any fault of, breach of contract by, or violation of Law by, the Indemnified Party; (iv) includes a customary confidentiality obligation by the third party claimant of the terms of the settlement in any settlement agreement; and (v) the consent of the carrier of the R&W Policy is not required under the R&W Policy. The Indemnified Party shall have no liability with respect to any compromise or settlement of any Third Party Claims made without its consent (if such consent is required by this Section 9.8(b)). The Indemnified Party shall in no event

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settle or compromise (or consent to the settlement or compromise of) any Third Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned, or delayed).

(c) The Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall, and shall cause their Affiliates to, reasonably cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and each Party (or a duly authorized representative of such party) shall (and shall cause the their respective Representatives to) furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

Section 9.9 Exclusive Remedy. Notwithstanding anything else contained in this Agreement to the contrary but subject to Section 10.16, from and after the Closing, except in the case of Actual Fraud, indemnification pursuant to the provisions of this Article 9 and Section 6.10(a) shall be the sole and exclusive remedy for the parties hereto for any inaccuracy in or breach or nonfulfillment of, as applicable, any representation warranty, covenant or agreement contained in this Agreement or for any matter arising out of or relating to this Agreement (including with respect to any of the tax matters set forth in Section 6.10). Except as otherwise provided in this Article 9 or Section 6.10(a), or in the case of Actual Fraud, from and after the Closing, Buyer, on its behalf and the other Buyer Indemnitees, hereby waives any right, whether arising at law or in equity, to seek contribution, cost recovery, Losses or any other recourse or remedy from any Seller.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise), other than for collateral purposes, without the prior written consent of HYAC and the Seller Representative. Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.1 shall be void.

Section 10.2 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of HYAC and the Seller Representative. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 10.2 shall be void, ab initio. Notwithstanding anything to the contrary contained herein, none of (i) the second sentence of Section 10.1, (ii) the final sentence of Section 10.4, (iii) the final sentence of Section 10.8, (iv) Section 10.14, (v) Section 10.15, (v) Section 10.22, (vi) this sentence or (vii) the definitions of “Debt Financing Commitments,” “Debt Financing,” “Financing Sources”, “Lender” or “Financing” may be modified, waived or terminated in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.

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Section 10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

(a) If to HYAC, the Sponsor, Dory US Holding Company, or, after the Closing, Dory Parent or Dory Foreign Holding Company, to:

c/o Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, NY 10019

Attn:	Christopher Bradley
Email:	cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention:	Sidney Burke
Richard Rubano
Facsimile:	212.335.4501
E-mail:	sidney.burke@dlapiper.com
richard.rubano@dlapiper.com

(b) If to the Sellers, Seller Representative, Dory US Merger Sub, or, prior to the Closing, Dory Parent or Dory Foreign Holding Company, to:

c/o Catterton Management Company L.L.C.

599 West Putnam Avenue

Greenwich, CT 06830

Attention:	J. Michael Chu
Marc Magliacano
Dave McPherson
Facsimile:	(203) 629-4903
E-mail:	Michael.Chu@lcatterton.com
Marc.Magliacano@lcatterton.com
Dave.McPherson@lcatterton.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Joshua Kogan, P.C.
Ryan Brissette
Facsimile:	(212) 446-6460
E-mail:	joshua.kogan@kirkland.com
ryan.brissette@kirkland.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule

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(whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, each of the Parties hereto agrees that, except as expressly set forth in the Debt Financing Commitments, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or tort or otherwise, against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.

Section 10.5 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, however, that (a) if the Closing occurs, then Buyer shall (i) pay, or cause to be paid, all Company Expenses in accordance with Section 2.3(a) and (ii) reimburse Sellers at the Closing (to the extent such fees and expenses are paid by any Seller or any of its Affiliates (including Dory Parent, Dory Intermediate, Dory Foreign Holding Company and Dory US Merger Sub) prior to the Closing) and pay on behalf of (to the extent such fees and expenses are not paid prior to the Closing) any fees and expenses incurred by or on behalf of Dory Parent, Dory Intermediate, Dory Foreign Holding Company or Dory US Merger Sub that constitute Buyer Expenses, and (b) HYAC shall pay on behalf of Dory Parent (i) the SEC filing (or similar) fees related to the Registration Statement / Proxy Statement, (ii) any printing and mailing costs or expenses related to the distribution of the Registration Statement / Proxy Statement, (iii) any fees and expenses incurred by Dory Parent pursuant to Section 6.12 or Section 6.26 and (iv) any fees and expenses of the kind described in clause (d) of the definition of Buyer Expenses (in each case, as and when due).

Section 10.6 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) the word “or” is disjunctive but not necessarily exclusive; (viii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) the word “day” means calendar day unless Business Day is expressly specified; (x) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (xi) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; and (xii) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. To the extent this Agreement refers to information or documents that have been made available, delivered or otherwise provided by Sellers or the Group Companies to Buyer or any of its Affiliates, such obligation shall be deemed to be satisfied, and such information or documentation shall be deemed to have been made available, delivered or otherwise provided to Buyer or its Affiliates, as applicable, for all purposes under the Agreement, if and to the extent such information or documentation has been posted in the

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electronic data room maintained by Sellers for the purposes of the transaction contemplated by this Agreement no later than one day prior to the date of this Agreement or such information or documentation was made available or otherwise provided to Buyer, its Affiliates or any of their Representatives in-person at the Sellers’ headquarters. Notwithstanding anything to the contrary in this Agreement, whenever the term “Buyer” is used, it shall be deemed to refer to, prior to the Closing, HYAC only and, from and after the Closing, each of HYAC and Dory Parent or either HYAC or Dory Parent, as the context so requires.

Section 10.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. Notwithstanding any other provision to the contrary, any item disclosed in the Seller Schedules corresponding to any section or subsection of Article 3 or 4 shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 and 4 where the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures contained in the Schedules may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. The specification of any dollar amount in the representations, warranties or covenants contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 2.6, Section 6.6, Section 10.12 and Section 10.17, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything herein to the contrary, the Financing Sources under the Debt Financing Commitments will be express third party beneficiaries of (i) the second sentence of Section 10.1, (iii) the final sentence of Section 10.2, (iv) the final sentence of Section 10.4, (v) Section 10.14, (vi) Section 10.15(b), (vii) Section 10.22 and (viii) this Section 10.8, in each case, insofar as such section affects the interests of the Financing Sources.

Section 10.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 10.10 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.11 Knowledge of Sellers; Knowledge of HYAC. For all purposes of this Agreement, the phrase “to Sellers’ knowledge” and “known by any Seller” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 10.11(a) of the Seller Schedules, after taking into account the reasonable inquiry of the actual knowledge of any employee who primarily and directly reports

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to such individual (and shall in no event encompass constructive, imputed or similar concept of knowledge beyond the standard described earlier in this sentence). For all purposes of this Agreement, the phrase “to HYAC’s knowledge” and “to the knowledge of HYAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 10.11(b) of the Buyer Schedules, after taking into account the reasonable inquiry of the actual knowledge of any employee who primarily and directly reports to such individual (and shall in no event encompass constructive, imputed or similar concept of knowledge beyond the standard described earlier in this sentence). None of the individuals set forth on Section 10.11(a) of the Seller Schedules or Section 10.11(b) of the Buyer Schedules shall have any personal liability or obligations regarding such knowledge.

Section 10.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Buyer acknowledges and agrees that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee or other Representative of any past, present or future equity holder of any Seller or of any Affiliate or successor or assignee thereof (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Seller under this Agreement or Person party to any Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

Section 10.13 Extension; Waiver. The Seller Representative (on behalf of itself and the other Sellers) may (a) extend the time for the performance of any of the obligations or other acts of Buyer contained herein, (b) waive any inaccuracies in the representations and warranties of Buyer contained herein or in any Ancillary Document, or (c) waive compliance by Buyer with any of the agreements or conditions contained herein. Buyer may (i) extend the time for the performance of any of the obligations or other acts of Sellers contained herein, (ii) waive any inaccuracies in the representations and warranties of Sellers contained herein or in any Ancillary Document, or (iii) waive compliance by Sellers with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 10.14 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING IN RESPECT OF ANY ACTION AGAINST ANY FINANCING SOURCE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 10.15 Jurisdiction and Venue.

(a) Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 10.15 or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 10.3 and that nothing in this Section 10.15 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or any Ancillary Document or the transactions contemplated hereby and thereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or any Ancillary Document or the transactions contemplated hereby and thereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it will not bring any action relating to this Agreement or any Ancillary Document or the transactions contemplated hereby and thereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

(b) Notwithstanding the foregoing, each of the Parties hereto agrees (on behalf of itself and its Affiliates) that it will not bring or support any suit, Legal Proceeding, cross-claim or third party claim of any kind or description, whether at law or in equity, whether in contract or tort or otherwise, against the Financing Sources under the Debt Financing Commitments in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing Commitments or any other letter or agreement related to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York (and appellate courts thereof) or, if under applicable Law exclusive jurisdiction is vested solely in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof), and that the provisions of Section 10.14 relating to the waiver of jury trial shall apply to any such suit, Legal Proceeding, cross-claim or third party claim.

Section 10.16 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including Section 6.12 and Buyer’s obligations to consummate the transactions contemplated by this Agreement if it is required to do so hereunder), in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to

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the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.17 Waiver of Conflicts. Recognizing that Kirkland & Ellis LLP has acted as legal counsel to Sellers, their Affiliates and the Group Companies prior to the Closing, and that Kirkland & Ellis LLP intends to act as legal counsel to Sellers and their Affiliates (which will no longer include the Group Companies) after the Closing, Buyer hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Kirkland & Ellis LLP representing Sellers and/or their Affiliates after the Closing as such representation may relate to Buyer, any Group Company or any of the transactions contemplated by this Agreement or any of the Ancillary Documents. In addition, all communications involving attorney-client confidences between any Seller, any of its Affiliates or any Group Company and Kirkland & Ellis LLP in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to Sellers and their Affiliates (and not the Group Companies). Accordingly, the Group Companies shall not have access to any such communications, or to the files of Kirkland & Ellis LLP relating to engagement, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Sellers and their Affiliates (and not the Group Companies) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Group Companies shall be a holder thereof, (ii) to the extent that files of Kirkland & Ellis LLP in respect of such engagement constitute property of the client, only Sellers and their Affiliates (and not the Group Companies) shall hold such property rights and (iii) Kirkland & Ellis LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Group Companies by reason of any attorney-client relationship between Kirkland & Ellis LLP and any of the Group Companies or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Group Companies or any of their Affiliates and a third party (other than a Party or any of its Affiliates) after the Closing, the Group Companies may assert the attorney-client privilege to prevent disclosure of confidential attorney-client communications by Kirkland & Ellis LLP to such third party.

Section 10.18 Limitation on Damages; Rescission. Notwithstanding anything to the contrary set forth herein, no Party shall be liable for (and the term Loss shall not include) any punitive, special, or exemplary damages relating to any breach of this Agreement, except to the extent payable pursuant to a Third Party Claim. For the avoidance of doubt, Losses under Article 9 shall be limited to the Losses available for breach of contract. No breach of any representation, warranty, covenant or agreement contained herein or in any Ancillary Document shall give rise to any right on the part of Buyer or Sellers, after Closing, to rescind this Agreement or any of the transactions contemplated hereby.

Section 10.19 Steiner Leisure Guarantee. Steiner Leisure absolutely, unconditionally and irrevocably guarantees the payment and performance obligations of Sellers under this Agreement on the terms and subject to the conditions set forth in this Agreement (collectively, the “Guaranteed Seller Obligations”). The foregoing obligation constitutes a continuing guarantee of payment and performance. Neither Buyer nor, in the case of Section 6.10 and Article 9, any other Buyer Indemnitee, need attempt to collect or cause the performance of any obligation guaranteed hereunder from any other Seller or any other Person prior to enforcing its rights against Steiner Leisure. Steiner Leisure hereby waives (to the fullest extent permitted by applicable Law) notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand or payment, protest, notice of dishonor or nonpayment, suit or taking of other Proceeding by Buyer or, in the case of Section 6.10 and Article 9, any other Buyer Indemnitee against, or any other notice to, any Person liable therefor. The guarantees set forth in this Section 10.19 will remain in full force and effect, and will be binding upon Steiner Leisure, until all of the Guaranteed Seller Obligations have been satisfied in full.

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Section 10.20 Seller Representative.

(a) Steiner Leisure is hereby appointed, authorized and empowered to act as a representative for the benefit of Sellers, as the exclusive agent and attorney-in-fact to act on behalf of each Seller, in connection with and to facilitate the consummation of the transactions contemplated hereby, including pursuant to any Ancillary Documents, which shall include the power and authority:

(i) to execute and deliver any Ancillary Documents (with such modifications or changes therein as to which the Seller Representative, in its sole and absolute, discretion, shall have consented) and to agree to such amendments or modifications thereto as the Seller Representative, in its sole discretion, determines to be desirable;

(ii) to execute and deliver such waivers and consents in connection with this Agreement and any Ancillary Documents and the consummation of the transactions contemplated hereby and thereby as the Seller Representative, in its sole discretion, may deem necessary or desirable;

(iii) as the Representative, to enforce and protect the rights and interests of Sellers (including the Seller Representative, in its capacity as a Seller) and to enforce and protect the rights and interests of the Seller Representative arising out of or under or in any manner relating to this Agreement, any Ancillary Document or the transactions provided for herein or therein, and to take any and all actions which the Seller Representative believes are necessary or appropriate under this Agreement and/or any Ancillary Document for and on behalf of Sellers, including asserting or pursuing any Proceeding or investigation against Buyer or any of its Affiliates, defending any Proceedings or investigations by the Buyer Indemnitees, consenting to, compromising or settling any such Proceedings or investigations, conducting negotiations with Buyer and its representatives regarding such Proceeding or investigations, and, in connection therewith, to: (A) assert or institute any Proceeding or investigation; (B) investigate, defend, contest or litigate any Proceeding or investigation initiated by Buyer or any other Person, or by any Governmental Entity against the Seller Representative and/or any Seller and receive process on behalf of any or all Sellers in any such Proceeding or investigation and compromise or settle on such terms as the Seller Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Proceeding or investigation; (C) file any proofs of debt, claims and petitions as the Seller Representative may deem advisable or necessary; and (D) file and prosecute appeals from any decision, judgment or award rendered in any such Proceeding or investigation, it being understood that the Seller Representative shall not have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions;

(iv) to refrain from enforcing any right of any Seller and/or the Seller Representative arising out of or under or in any manner relating to this Agreement or any Ancillary Document; provided, however, that no such failure to act on the part of the Seller Representative, except as otherwise provided in this Agreement or in any Ancillary Document, shall be deemed a waiver of any such right or interest by the Seller Representative or by such Seller unless such waiver is in writing signed by the waiving party or by the Seller Representative; and

(v) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Seller Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all Ancillary Documents.

(b) Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Seller Representative pursuant to this Agreement and/or any Ancillary Document, all of which actions or omissions shall be legally binding upon Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

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(c) The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller, and (ii) shall survive the consummation of transactions contemplated by this Agreement. Notwithstanding the foregoing, the Seller Representative may resign as the Seller Representative at any time by providing written notice to Buyer, which resignation shall become effective upon appointment of a successor Seller Representative by Steiner Leisure. All power, authority, rights, privileges and obligations conferred in this Agreement to a Seller Representative shall apply to any successor Seller Representative.

Section 10.21 Trust Account Waiver. Reference is made to the final prospectus of HYAC, filed with the SEC (File No. 333-220733) on October 25, 2017 and dated as of October 24, 2017 (the “Prospectus”). Sellers, the Holding Companies, and the Group Companies understand that HYAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of HYAC’s public stockholders (including overallotment shares acquired by HYAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, HYAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their HYAC shares in connection with the consummation of HYAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if HYAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay for any franchise and income taxes, or (d) to HYAC after or concurrently with the consummation of a Business Combination. For and in consideration of HYAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller hereby agrees on behalf of itself and its Affiliates (including the Holding Companies and the Group Companies) that, notwithstanding anything to the contrary in this Agreement, neither Sellers nor any of their Affiliates (including the Holding Companies and the Group Companies) do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between HYAC or its Representatives, on the one hand, and the Sellers, the Holding Companies, the Group Companies or their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each Seller on behalf of itself and its Affiliates (including the Holding Companies and the Group Companies) hereby irrevocably waives any Released Claims that such Seller and its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with HYAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with HYAC or its Affiliates). Each Seller agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by HYAC and its Affiliates to induce HYAC to enter in this Agreement, and such Seller further intends and understands such waiver to be valid, binding and enforceable against such Seller and each of its Affiliates (including the Holding Companies and the Group Companies) under applicable Law. To the extent any Seller or any of its Affiliates (including any Group Company or Holding Company) commences any Proceeding based upon, in connection with, relating to or arising out of any matter relating to HYAC or its Representatives, which Proceeding seeks, in whole or in part, monetary relief against HYAC or its Representatives, each Seller hereby acknowledges and agrees that the Sellers’ and their Affiliates (including the Holding Companies and the Group Companies) sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Group Companies or their Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. For the avoidance of doubt, nothing herein shall serve to limit or prohibit the Sellers or its Affiliates to pursue a claim against HYAC or its Affiliates for legal relief against assets held outside the Trust Account, for specific

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performance or other equitable relief, and nothing herein shall serve to limit or prohibit any claims that Sellers or its Affiliates may have in the future against HYAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 10.22 Debt Financing Sources. In no event shall the Seller Representative, on behalf of itself, the Seller and the Group Companies or any of its and their respective Affiliates, and the Seller Representative, on behalf of itself, the Seller and the Group Companies, and the Seller agree not to, and the Seller agrees to cause its Affiliates not to, (a) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source providing the Debt Financing Commitments in connection with this Agreement or (b) seek to enforce the commitments of, make any claims for breach of Debt Financing Commitment against, or seek to recover monetary damages from, or otherwise sue, the Financing Sources providing the Debt Financing Commitments in connection with this Agreement or the Debt Financing Commitment or the obligations of the Financing Sources thereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Section 10.22 shall in any way limit or qualify the rights or obligations of the Financing Sources and the other parties to the Debt Financing (or the definitive documents entered into pursuant thereto) (including any such party that is an Affiliate of any Seller) to each other thereunder or in connection therewith (including the ability to enforce the Debt Financing Commitments or any Financing Document, make a claim (including any claim to recovery monetary damages) in respect of the Debt Financing Commitments or any Financing Document or institute a Proceeding with respect to any of the foregoing).

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

STEINER LEISURE LIMITED

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: President and CEO

STEINER U.S. HOLDINGS, INC.

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: Chairman, President and CEO

NEMO (UK) HOLDCO, LTD.

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: Director

STEINER UK LIMITED

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: President and CEO

STEINER MANAGEMENT SERVICES, LLC

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: President and CEO

[Signature Page to Business Combination Agreement]

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HAYMAKER ACQUISITION CORP.

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: CFO

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: President and CEO

DORY US MERGER SUB, LLC

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: Chief Executive Officer

DORY ACQUISITION SUB, LIMITED

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: President and CEO

DORY ACQUISITION SUB, INC.

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: CFO

[Signature Page to Business Combination Agreement]

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DORY INTERMEDIATE LLC

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

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Annex A-2

EXECUTION VERSION

AMENDMENT NO. 1

TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT, dated as of January 7, 2019 (this “Amendment”), is made by and among Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, in its capacity as representative of Sellers (the “Seller Representative”), and Haymaker Acquisition Corp., a Delaware corporation (“HYAC”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, HYAC, the Seller Representative and the other parties thereto have entered into that certain Business Combination Agreement, dated as of November 1, 2018 (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms, the “Agreement”);

WHEREAS, pursuant to Section 10.2 of the Agreement, the Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of HYAC and the Seller Representative; and

WHEREAS, HYAC and the Seller Representative have agreed to amend the Agreement to modify certain provisions thereof, as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HYAC and the Seller Representative agree as follows:

1. Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by deleting therefrom the existing definition of Enterprise Value and replacing it with the following:

“Enterprise Value” shall mean an amount equal to $835,315,000.

2. Amendment to Section 2.1(c)(vii)(A) of the Agreement. Section 2.1(c)(vii)(A) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“(A) each HYAC Share and Founder Share (other than such shares cancelled pursuant to Section 2.1(c)(viii)) issued and outstanding as of immediately prior to the Merger Effective Time shall be canceled and extinguished and be converted into the right to receive one Dory Parent Common Share (provided that the Founder Shares shall be converted into the right to receive, in the aggregate, (x) 6,650,000 Dory Parent Common Shares (3,650,000 (subject to adjustment (a) as described in the proviso to the definition of Founder Deferred Shares and (b) as provided in the Sponsor Support Agreement) of which shall be transferred and forfeited in accordance with the Sponsor Support Agreement) and (y) 1,600,000 Founder Deferred Shares (subject to adjustment as described in the proviso to the definition of Founder Deferred Shares) and”

3. Amendment to Section 2.1(m) of the Agreement. Section 2.1(m) of the Agreement is hereby amended by deleting the number “1,901,287” and replacing it with “1,602,440”.

4. Amendment to Section 2.3(a)(v) of the Agreement. Section 2.3(a)(v) of the Agreement is hereby amended by deleting the number “$165,403,630” and replacing it with “$148,218,630”.

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5. Amendment to Section 2.6(a)(iv) of the Agreement. Section 2.6(a)(iv) of the Agreement is hereby amended by deleting the number “2 million” and replacing it with “1,600,000”.

6. Amendment to Section 2.6(a)(v) of the Agreement. Section 2.6(a)(v) of the Agreement is hereby amended by deleting the number “1 million” and replacing it with “5,000,000”.

7. Amendment to Section 2.6(g) of the Agreement. Section 2.6(g) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“(g) For purposes of this Section 2.6, each of Sponsor and Steiner Leisure, collectively, together with any Person who hereafter becomes a party to an agreement to be bound by this Section 2.6 as provided in this Section 2.6, is referred to as a “Deferred Share Holder”. Each Deferred Share Holder hereby agrees not to, during the period commencing from the date of this Agreement and through the date of a Trigger Event: (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Deferred Shares (or the right to receive any Deferred Shares), (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Deferred Shares, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of Deferred Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (z), (y) or (z), a “Transfer”). The foregoing sentence shall not apply:

(i) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder by a bona fide gift or charitable contribution;

(ii) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder by will or intestate succession upon the death of such Holder;

(iii) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder to any Permitted Transferee; or

(iv) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union.

provided, however, that in any of the foregoing cases (i), (ii), (iii) or (iv), (A) it shall be a condition to such Transfer that the transferee execute and deliver to Dory Parent an agreement stating the Deferred Shares (or right to receive such Deferred Shares) that are the subject of such Transfer and that the transferee is receiving and holding such Deferred Shares (or right to receive such Deferred Shares) subject to the provisions of this Section 2.6 applicable to such Deferred Share Holder, and there shall be no further transfer of such Deferred Shares (or right to receive such Deferred Shares) prior to a Trigger Event except in accordance with this Section 2.6, (B) any such Transfer shall not violate any applicable federal or state securities laws, and (C) any such Transfer shall not violate any provision of Dory Parent’s memorandum and articles of association (as such memorandum and articles may be amended, restated, or otherwise modified from time to time, the “Dory Parent Articles”) (it being understood and agreed, for the avoidance of doubt, that (I) the Deferred Shares (and the right to receive such Deferred Shares) shall constitute Company Securities for purposes of the Dory Parent Articles, (II) the Transfer provisions with respect to the Dory Parent Common Shares in the Dory Parent Articles (including Article 127(d) of the Dory Parent Articles) shall apply to the Steiner Deferred Shares (and the right to receive such Deferred Shares), including for purposes of determining compliance with this clause (C), mutatis mutandis, and (III) for purposes of Article 127(d) of the Dory Parent Articles, the fact that a Transfer is otherwise permitted under this Section 2.6 shall not, in itself, satisfy the requirement under Article 127(d) of the Dory Parent Articles that a Transfer be permitted under this Agreement); provided further, that in any of the foregoing cases (i) or (ii) such transfer or distribution shall not involve a disposition for value (except to the extent that such

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transfer or distribution for value is required for tax or other similar purposes in connection with a transfer or distribution to an Affiliate). As used in this Section 2.6, the term “Permitted Transferee” shall mean:

(i) the members of a Deferred Share Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings);

(ii) any trust for the direct or indirect benefit of a Deferred Share Holder or the immediate family of a Deferred Share Holder;

(iii) if a Deferred Share Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(iv) as a distribution to the direct or indirect: general partners, limited partners, shareholders, members of, or owners of similar equity interests in a Deferred Share Holder;

(v) any Affiliate of a Deferred Share Holder; or

(vi) after the end of the Lock-Up Period (as defined in the Lock-Up Agreement), any other Person.

Each Deferred Share Holder further agrees to execute such agreements that are reasonably necessary to give effect to this Section 2.6(g).

If any Transfer is made contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Dory Parent shall refuse to recognize any such purported transferee of the Deferred Shares (or right to receive the Deferred Shares) as a holder thereof for any purpose.”

8. Amendment to Section 5.11(a) of the Agreement. The last sentence of Section 5.11(a) of the Agreement is hereby amended by deleting the number “2,993,419” and replacing it with “3,292,266”.

9. Seller Representative Consent. The Seller Representative hereby consents to the amendment and restatement of the Debt Financing Commitments that were attached as Exhibit T to the Agreement, in the form attached hereto as Exhibit A. Following the execution of this Amendment, such Debt Financing Commitments (as so amended and restated) shall constitute the “Debt Financing Commitments” (subject to further amendment as provided in the Agreement).

10. Amendment to Recitals of the Agreement. The recitals of the Agreement shall automatically, without any further action of any party, be deemed amended to reflect conforming changes to the amendments to the Agreement provided for in this Amendment. Without limiting the generality of the foregoing, the recital in which the Sponsor Support Agreement is defined is hereby amended by (a) deleting the number “3,250,000” and replacing it with “3,650,000” and (b) deleting the number “5,006,581” and replacing it with “4,707,734”, in each case, to reflect a corresponding amendment to the Sponsor Support Agreement.

11. Amendment to Exhibit L of the Agreement. Exhibit L to the Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit B.

12. Reference to and Effect in the Agreement; Construction.

(a) Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement and each reference to the Agreement in any other agreement, document or other instrument shall, in each case, mean and be a reference to the Agreement as amended hereby. Subject to the foregoing, the provisions of Section 10.6 (Construction; Interpretation) of the Agreement shall apply mutatis mutandis to this Amendment.

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(b) Except as specifically amended herein, the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement. For the avoidance of doubt, each reference in the Agreement, as amended hereby, to “the date hereof”, the “date of this Agreement” and derivations thereof and other similar phrases shall continue to refer to November 1, 2018.

13. Miscellaneous. Sections 10.4, 10.9, 10.10, 10.14 and 10.15 of the Agreement shall apply mutatis mutandis to this Amendment.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STEINER LEISURE LIMITED

By:	/s/ Robert C. Boehm
Name: Robert C. Boehm
Title: EVP, General Counsel and Secretary

HAYMAKER ACQUISITION CORP.

By:	/s/ Steven J. Heyer
Name: Steven J. Heyer
Title: Chairman & CEO

[Signature Page to Amendment No. 1 to Business Combination Agreement]

Exhibit A

Amendment to Debt Financing Commitments

[see attached]

Exhibit B

Exhibit L to Business Combination Agreement

[see attached]

Annex B

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the

International Business Companies Act 2000

AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the [    ] day of [    ], 2018

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

NAME

1.	The name of the company is OneSpaWorld Holdings Limited (the “Company”).

REGISTERED OFFICE

2.

The registered office of the Company will be at Ocean Centre, Montagu Foreshore, East Bay Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

REGISTERED AGENT

3.

The Registered Agent of the Company will be at Ocean Centre, Montagu Foreshore, East Bay Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box SS-19084, Nassau, New Providence, Bahamas.

OBJECTS AND POWERS

4.	The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

5.

The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

6.

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

7.

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

8.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

9.	The authorised capital of the Company is US$[ ]

CLASSES, NUMBER AND PAR VALUE OF SHARES

10.	The authorised capital is made up of [ ] common shares, par value US$0.0001 per share (the “Common Shares”), and [ ] preferred shares, par value US$0.0001 per share (the “Preferred Shares”).

SHARE RIGHTS AND LIMITATIONS

11.

The following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Common Shares and the Preferred Shares, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Company (the “Board of Directors” or the “Board”) to fix any such provisions not fixed by this Memorandum of Association or the Articles of Association of the Company:

(a)

The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorised but unissued Preferred Shares, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Shares and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Shares (the “Series Terms Resolution”) adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may, by resolution of directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the distinctive designation of that series;

(ii)

The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv)

Whether that series shall have conversion privileges with respect to shares of any other class or classes of shares or of any other series of any class of shares, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

(v)

Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series by the Company, and, if so, the terms and amount of such sinking fund;

(vii)

The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

(viii)

The conditions or restrictions upon the creation of indebtedness of the Company or upon the issuance of additional Preferred Shares or other capital shares ranking on parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(ix)

The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Shares or to any series thereof with respect to dividends or distribution of assets upon liquidation;

(x)

Any other designations, preferences, powers and rights and any qualifications, limitations or restrictions thereon as may be fixed by resolution or resolutions of the Board of Directors under the International Business Companies Act 2000; and

(xi)

Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Memorandum of Association and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Memorandum of Association or in the Series Terms Resolution.

(b)

Subject to the rights of the holders of any series of Preferred Shares set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Company.

(c)

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of Preferred Shares, the holders of Common Shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the Common Shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

(d)	The holders of the Common Shares shall be entitled at all meetings of shareholders to one vote for each such share held by them.

(e)	Holders of Common Shares shall have no cumulative voting rights and no preemptive rights.

(f)

Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Shares, all Preferred Shares redeemed or acquired by the Company (as a result of conversion or otherwise) shall be retired and restored to the status of authorised but unissued shares.

(g)

Unless otherwise provided with respect to a particular series of Preferred Shares in a Series Terms Resolution, no holder of capital shares of the Company shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class or series of the Company, whether now or hereafter authorised, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class or series of the Company.

VARIATION OF CLASS RIGHTS

12.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or series and of the holders of not less than a majority of the issued shares of any other class or series of shares which may be affected by such variation.

13.

The rights conferred upon the holders of the shares of any class or series (including any class or series issued with preferred or other rights) shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking senior to or pari passu therewith.

REGISTERED SHARES

14.	Shares may be issued only as registered shares.

LIABILITY OF SHAREHOLDERS

15.	The liability of shareholders is limited to the amount, if any, unpaid on the shares respectively held by them.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

16.

The Company may amend this Memorandum of Association and/or the Articles of Association by a resolution of shareholders or by a resolution of directors. Notwithstanding anything to the contrary in this Memorandum of Association (including Clauses 16 and 17), if SLL (as defined in the Articles) is a shareholder of the Company or has a contingent right to the Contingent Shares (as defined in the Business Combination Agreement), the Company shall not amend, alter or repeal this Article 16 or any of Articles 124 through 132 of the Articles of Association in manner that adversely affects SLL without the prior written consent of SLL. Notwithstanding anything to the contrary in the Articles, so long as any director designated by SLL pursuant to the Director Designation Agreement (as defined herein) serves as a member of the Board, the Company shall not amend, alter or repeal any of Articles 133 through 137 in a manner that adversely affects the Steiner Group or any Steiner Group Related Persons (each as defined in the Director Designation Agreement) without the prior written consent of SLL.

17.

In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Articles, regulations and procedures of the Company not inconsistent with the provisions of the Transfer Restrictions (as defined in the Articles) for purposes of determining whether any Transfer of Company Securities would result in the Company’s (or any of its subsidiaries’) status as a CFC (as defined in the Articles) and for the orderly application, administration and implementation of the Transfer Restrictions.

DEFINITIONS

18.	Unless otherwise defined in this Memorandum of Association, the meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

Adopted: [    ], 2018

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

DEFINITIONS

1.

In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Act	The International Business Companies Act 2000 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Articles	These Articles of Association as they may from time to time be further amended.

Auditor	The person for the time being performing the duties of auditor of the Company (if any).

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)   the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b)   the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

cause	For removal of a director shall mean and be deemed to exist only if (a) the director whose removal is proposed has committed, been convicted of or pled guilty or nolo contendere to a criminal offence involving dishonesty or any felony by a court of competent jurisdiction, (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or extraordinary meeting of the directors called for that purpose, or by a court of competent jurisdiction, to have engaged in conduct that constitutes fraud, gross negligence or willful misconduct in the performance of such director’s duties to the Company, (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such person’s ability to perform his or her obligations as a director, or (d) the director has engaged in conduct which constitutes a breach of his or her fiduciary duties to the Company.

Director Designation Agreement	The Director Designation Agreement, dated November 1, 2018, by and among the Company, Haymaker Acquisition Corp., a Delaware corporation, and SLL.

Memorandum	The Memorandum of Association of the Company as it may from time to time be amended.

person	An individual, a corporation, a limited liability company, a trust, the estate of a deceased individual, a partnership, government (or an agency or subdivision thereof) or an unincorporated association of persons.

resolution of directors

(a)   A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

b)  a resolution consented to in writing by a simple majority of all directors or of all members of the committee of directors, as the case may be;

except where a director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a majority.

resolution of shareholders

(a)   A resolution approved at a duly constituted meeting of the shareholders of the Company by the affirmative vote of

(i) a simple majority of the votes of the shareholders present and entitled to vote thereon and who voted and did not abstain; or

(ii)  a simple majority of the votes of the shareholders of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining shareholders present and entitled to vote thereon and who voted and did not abstain; or

(b)   a resolution consented to in writing by all of the votes of the shareholders entitled to vote thereon.

Seal	Any seal which has been duly adopted as the Common Seal of the Company.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.

shareholder	A person who holds shares in the Company.

SLL	Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2.

“Written” or any term of like import includes (a) words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, or cable and (b) electronic transmission. “Electronic transmission” is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.	Terms not defined in these Articles or in the Act shall have the meaning given to them in the Memorandum.

5.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

6.

The realisable value in relation to the assets of the Company shall mean such value as the directors may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

7.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

8.

The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Subject to such conditions as the directors may reasonably determine for the issue of Certificates, every shareholder holding registered shares in the Company shall be entitled, upon the request of such shareholder, to a certificate which shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon; provided, that the Board has not provided for such shares to be uncertificated.

9.

All certificates (including global certificates) and book-entry positions evidencing uncertificated shares issued by the Company representing Company Securities shall bear a conspicuous legend substantially in the form as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO ARTICLES 124 THROUGH 132 OF THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME. THE COMPANY WILL FURNISH A COPY OF ITS AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

10.

The Company shall have the power to make appropriate notations upon its share transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of the Transfer Restrictions for any uncertificated Company Securities or Company Securities held in an indirect holding system.

11.

Any shareholder receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

12.	If several persons are registered as holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORISED CAPITAL AND CAPITAL

13.

Subject to the provisions of these Articles, the Memorandum and to any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

14.

Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

15.

Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

16.

A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

17.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

18.

The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

19.

Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

20.

The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

21.	A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 81 of the Act; or

(d)	pursuant to a court order.

22.

Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 20 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 34 of the Act in which case they shall be cancelled.

23.

Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the shareholders of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

LIEN ON SHARES

24.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

25.

In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26.

The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. In order to give effect to any such sale, the Board may authorise an agent to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares and such holder shall not be bound to see to the application of the purchase money, nor shall such holder’s title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sal e.

TRANSFER OF SHARES

27.	Subject to the Transfer Restrictions, all transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Board of Directors may accept.

28.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

29.

The Company or any transfer agent, on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the Board or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares, if any, and such other evidence as the Board or the transfer agent may reasonably require to show the right of the transferor to make the transfer and (b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the Board may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months. Notwithstanding the foregoing, the Company or any transfer agent shall not be required to transfer shares that are subject to restrictive legends unless the conditions to transfer have been satisfied.

TRANSMISSION OF SHARES

30.

The executor or administrator of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only person recognized by the Company as having any title to his or her share but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in the following three Articles.

31.

The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased shareholder or of the appointment of a guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be accepted by the Company even if the deceased, incompetent or bankrupt shareholder is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

32.

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

33.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

34.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL

35.

The Company may amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares, increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

36.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

37.	The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

38.	Subject to the provisions of the two (2) next succeeding Articles, the capital may by resolution of directors be reduced by:

(a)	returning to shareholders any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

(b)	cancelling any capital that is lost or not represented by assets having a realisable value or
(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

39.

No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

40.

No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company, and its remaining issued and outstanding share capital.

MEETINGS AND CONSENTS OF SHAREHOLDERS

41.	Annual meetings of the shareholders shall be held during each fiscal year of the Company. The date, time and place of annual meetings of shareholders shall be as determined by resolution of directors.

42.

The directors of the Company may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

43.

Upon the written request of shareholders holding not less than a majority of the outstanding voting shares in the Company, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary of the Company. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

44.

In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

45.

Notice of the place (if any), date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of shareholders shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by the Act) to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

46.	A meeting of shareholders may be held in contravention of the requirement to give notice if shareholders holding not less than ninety (90) percent of;

(a)	the total number of shares of the shareholders entitled to vote on all matters to be considered at the meeting, or

(b)	the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting; and for this purpose presence at the meeting shall be deemed to constitute waiver.

47.	The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, shall not invalidate the meeting.

48.

If a quorum pursuant to Article 55 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by these Articles or the Memorandum or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

49.

If shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or (b) to authorise any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

50.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder including otherwise than on a poll and that proxy need not to be a shareholder.

51.	An instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

52.

An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the shareholder appointing the proxy. Only shareholders who are individuals may appoint proxies.

53.	The following shall apply in respect of co-ownership of shares:

(a)	if two (2) or more persons hold shares together each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

(b)	if only one of them is present in person or by proxy such person may vote on behalf of all of them, and

(c)	if two (2) or more are present in person or by proxy they must vote as one.

54.

A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

55.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy shareholders representing not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of shareholders. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Article 57, until a quorum shall be present or represented.

56.

At every meeting of shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the shareholders present shall choose some one of their number to be the chairman. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual shareholder or representative of a shareholder present shall take the chair.

57.

Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

58.

If within one hour from the time appointed for the meeting a quorum is not present or represented, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it may be adjourned in accordance with Articles 55 and 57 until a quorum is present or represented.

59.

At any meeting of the shareholders, the chairman shall be responsible for deciding in such manner as he or she shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

60.

Any person other than an individual shall be regarded as one shareholder and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any shareholder.

61.	Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

62.

Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which such representative represents as that person could exercise if it were an individual shareholder of the Company.

63.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary Public which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

64.	Reserved.

65.

Any action required or permitted to be taken by the shareholders of the Company may be effected at either a duly called meeting of the shareholders of the Company or by any unanimous consent of the shareholders entitled to so vote thereon.

66.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company’s initial public offering of its shares, a shareholder’s notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder’s notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 66. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 66 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Article 66 in any material respect (a “Non-Compliance Determination”), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 66. If such presiding officer makes a Non-Compliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Article 66, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

DIRECTORS

67.

The first directors of the Company shall be elected by the subscribers to the Memorandum, subject to the terms of these Articles and the Director Designation Agreement; and thereafter, the directors shall be elected by the shareholders or the directors for such term as the shareholders or the directors, as the case may be, determine, subject to the terms of these Articles, the Director Designation Agreement and the Business Combination Agreement (as defined in Article 125(c)).

68.

The minimum number of directors shall be one (1) and the maximum number shall be ten (10), and the number of directors shall be determined from time to time by the directors. The directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. Directors shall initially be assigned to each class by resolution of directors and in accordance with the terms of the Director Designation Agreement. At the first annual meeting of the Company the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three (3) years. At the succeeding annual meeting of the Company, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three (3) years. At the third annual meeting of the Company, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of the Company, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article, each director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

69.

Each director shall hold office for the term, if any, fixed by resolution of shareholders or by resolution of directors, as the case may be, or until his earlier death, resignation or removal, or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company by the Registrar otherwise than pursuant to a winding up order.

70.

Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause by shareholder resolution.

71.

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

72.	A vacancy in the Board of Directors may be filled by a resolution of shareholders or by a resolution of a majority of the remaining directors.

73.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

74.	A director shall not require a share qualification, and may be an individual or a company.

75.	Articles 67 through 74 shall be subject to the Director Designation Agreement in all respect s.

POWERS OF DIRECTORS

76.

The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of shareholders; but no requirement made by a resolution of shareholders shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

77.

The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

78.

Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or under Articles 73, 77 and 81.

79.

Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

80.

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of shareholders.

81.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

82.

The directors or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors may determine to be necessary or desirable; however, the directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders.

83.

A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

84.

A director shall be given not less than forty-eight (48) hours’ notice of meetings of directors, but a meeting of directors held without forty-eight (48) hours’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

85.

A meeting of directors is duly constituted for all purposes if there are present not less than one half of the total number of directors, unless there are only two (2) directors in which case the quorum shall be two (2). Where any director is participating in a meeting in accordance with the provisions of Article 83 he or she shall be counted for the purpose of determining whether the meeting is duly constituted.

86.

If the Company shall have only one (1) director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company. In all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the shareholders of the Company, in lieu of minutes of a meeting such sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

87.

At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or the Chairman of the Board of Directors is not present at the meeting, the directors present shall choose some one of their number to be chairman of the meeting.

88.

An action that may be taken by the directors or a committee of directors at a meeting may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

89.	The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, shareholders, committees of directors, committees of officers and committees of shareholders;

(b)	copies of all resolutions consented to by directors, shareholders, committees of directors, committees of officers and committees of shareholders; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

90.	The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

91.	Subject to the provisions of the Director Designation Agreement, the directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

92.

Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors, fix the emoluments of directors, or to appoint officers or agents of the Company.

93.

The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

94.

The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

95.

The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company, and the other officers to perform such duties as may be delegated to them by the directors or the Chairman of the Board.

96.	The emoluments of all officers shall be fixed by resolution of directors.

97.

The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of the remaining directors.

CONFLICT OF INTERESTS

98.

No contract or other transaction between the Company and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorises, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorises, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b)	the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorise, approve or ratify such contract or transaction by vote or written consent; or

(c)	the contract or transaction is fair and reasonable as to the Company at the time it is authorised by the board, a committee or the shareholders.

99.	A director who has an interest in any particular business to be considered at a meeting of directors or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

100.

No person who may be entitled to indemnification hereunder (a “Covered Person”) shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions as a director, officer, employee or agent of the Company (or, to the extent requested to be performed by the Company, their functions as an officer director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) unless that liability arises through the actual fraud or willful misconduct by such person. No person shall be found to have committed actual fraud or willful misconduct under the Indemnification Provisions (as defined below) unless or until a court of competent jurisdiction shall have made a finding to that effect. Each shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or willful misconduct which may attach to such director or officer.

101.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in no event shall any person be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any liability, damage, cost, expense, judgment, fine or amount paid in settlement (if any) that such person may incur by reason of their own actual fraud or intentional misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Article 101 or the provisions of Article 102 hereof, except as otherwise provided in Article 106 hereof, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorised in the specific case by the directors.

102.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

103.

Any indemnification under Articles 101 or 102 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 101 or 102. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

104.

Expenses incurred by any Covered Person, officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised in these Articles. Any such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. Without duplication of the foregoing, to the extent that a present or former director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence of any action, suit or proceeding referred to in Articles 101 or 102, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If it shall be determined by a final judgment or other final adjudication that any such indemnified person was not entitled to indemnification with respect to or advancements of such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

105.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may at any time be entitled under any other Article, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of the Indemnification Provisions shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Article 101 or 102 but whom the Company has the power or obligation to indemnity under the provisions of applicable law or otherwise.

106.

If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under the Indemnification Provisions is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

107.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

108.

Neither the repeal nor modification of any Article of these Articles under the heading Limitation of Liability of Directors; Indemnification (the “Indemnification Provisions”), nor the adoption of any provision in these Articles or in the Memorandum inconsistent with any of the Indemnification Provisions, shall adversely affect any right or protection afforded to any person described in Article 100 by any of the Indemnification Provisions prior to such repeal, modification or adoption of an inconsistent provision.

109.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall, unless otherwise provided when authorised or ratified, be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust or other enterprise.

110.

The directors may authorise the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the directors so determine, greater than those provided in the Indemnification Provisions.

111.

For the purposes of the Indemnification Provisions, (a) references to (i) the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the Indemnification Provisions with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, (ii) “other enterprises” shall include employee benefit plans, (iii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, and (iv) “serving at the request of the Company” shall include service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in the Indemnification Provisions.

SEAL

112.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or an officer or any other person so authorised from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a stamp of the Seal and of the signature of any director, officer or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

113.

The Company may by a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

114.	The directors may from time to time pay to the shareholders such interim dividends as appear to the directors to be justified by the profits of the Company.

115.

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

116.

No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

117.

Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

118.

No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than fifty (50) percent of the vote in electing directors.

119.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

120.

In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

121.

In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

122.

A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

123.	The record date for shareholders entitled to receive dividends shall be established in accordance with Article 41.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

124.

Purpose. It is in the best interests of the Company and its shareholders that certain restrictions on the Transfer of Company Securities (each defined below) be established, as more fully set forth in the Articles under the heading Restrictions on Transfer and Ownership (the “Transfer Restrictions”), as any such Transfer may threaten the preservation of certain tax attributes of the Company and its subsidiaries.

125.

Definitions. The following capitalized terms shall have the following respective meanings (and any references to any portions of the Code or the Treasury Regulations thereunder shall include any amendment thereto and any successor provisions):

(a)

“Acquire” means the acquisition, directly or indirectly and including by operation of law, of ownership of Company Securities by any means, including, without limitation: (i) the acquisition of any option, warrant, convertible security, pledge or other security interest or similar right to acquire Company Securities or the exercise of such an existing right that results in an acquisition of Company Securities; (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Company Securities from the owner of such Company Securities; or (iii) any other direct or indirect acquisition (including the direct or indirect acquisition of an ownership interest in a Prohibited Transferee) resulting in the direct, indirect, or constructive ownership of such Company Securities under Section 958 of the Code. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

(b)

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

(c)

“Business Combination Agreement” means that certain Business Combination Agreement, dated November 1, 2018, by and among Dory Intermediate LLC, SLL, Steiner U.S. Holdings, Inc., Nemo (UK) Holdco, Ltd., Steiner UK Limited, Steiner Management Services LLC, SLL, in its capacity as representative of Sellers, Haymaker Acquisition Corp, the Company, Dory US Merger Sub, LLC, Dory Intermediate LLC, Dory Acquisition Sub, Limited, and Dory Acquisition Sub, Inc. (as amended from time to time in accordance with its terms).

(d)

“CFC” shall mean a foreign corporation that is a “controlled foreign corporation” within the meaning of Section of 957 of the Code, determined without regard to any attribution under Section 958 of the Code of stock of such foreign corporation to any subsidiary of the Company.

(e)	“Closing Date” shall have the meaning ascribed to it in the Business Combination Agreement.

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the Board of Directors of the Company, or a committee of the Board to which the Board has delegated authority with respect to the Transfer Restrictions.

(h)

“Company Securities” means: (i) Common Shares; (ii) Preferred Shares; (iii) any other interests that would be treated as “stock” of the Company for purposes of Section 958 of the Code, including pursuant to Treasury Regulation Section 1.958-2(e); and (iv) warrants, rights or options to acquire shares or interests described in clauses (i)-(iii) and “Company Security” shall have a corresponding meaning.

(i)

“Disposition” means, with respect to any Person other than the Company, the sale, transfer, exchange, assignment, conveyance, pledge, distribution, contribution, or other disposition of such Company Securities by such Person. A “Disposition” also shall include the issuance or grant of a warrant, right or option to acquire Company Securities held by such Person.

(j)	“Ownership Cap” means 9.99%

(k)

“Percentage Stock Ownership” means, with respect to any Person, such Person’s percentage stock ownership of Company Securities as determined under Section 958 of the Code, applicable Treasury Regulations and other official guidance.

(l)

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity within the meaning of Section 958 of the Code and applicable Treasury Regulations.

(m)	“Prohibited Transferee” means a Person whose Percentage Stock Ownership is in excess of the Ownership Cap.

(n)	“Signing Date” means the date of the execution of the Business Combination Agreement.

(o)	“Steiner Holders” means, collectively, (a) SLL and (b) any Steiner Permitted Transferee of Company Securities.

(p)

“Steiner Permitted Transferee” means any Person to whom any Company Securities initially held by SLL are transferred who, at the time of such transfer, is an Affiliate (as defined in the Business Combination Agreement) of such Person.

(q)	“Transfer” means any Acquisition or Disposition of Company Securities.

(r)	“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

(s)	“United States” means the United States of America.

126.	Transfer Limitations.

(a)

Except as otherwise provided in Article 126(b) or Article 127, no Person shall be permitted to make a Transfer, whether in a single transaction (with any transactions occurring on the same day being treated as a single transaction) or series of related transactions, and any such purported Transfer will be void ab initio, (i) if and to the extent that after giving effect to such purported Transfer: the purported transferee (or any other Person by reason of the purported transferee’s Acquisition) would become a Prohibited Transferee; or (ii) if the purported transferee is a Prohibited Transferee or the purported Transfer would increase the Percentage Stock Ownership of any Prohibited Transferee (any such purported Transfer described in this Article 126(a), a “Prohibited Transfer”).

(b)

The restrictions set forth in Article 126(a) shall not apply to a proposed Transfer, and the proposed Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains approval of the proposed Transfer by the Committee (at a meeting of the Committee or by written consent of the Committee). As a condition to granting its approval pursuant to this Article 126(b), the Committee may, as determined in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Committee, and such other advice, in each case as to such matters as the Committee determines in its sole discretion is appropriate. Any such approval, once granted, shall be irrevocable, provided that such information, documentation and representations and warranties upon which such approval was based remain true, accurate and complete prior to the applicable Transfer.

(c)

The restrictions set forth in Article 126(a) shall not preclude the settlement of any transaction in the Company Securities through the facilities of The Depository Trust Company (or any successor or similar settlement service), it being understood, however, that any such settlement shall not negate or otherwise affect the treatment of a Transfer as a Prohibited Transfer hereunder.

127.	Exceptions to Transfer Limitations.

(a)

The Transfer of Company Securities to the Steiner Holders pursuant to the Business Combination Agreement (or any related agreement) shall not be treated as a Prohibited Transfer and the Steiner Holders shall not be considered to be a Prohibited Transferee for purposes of such Transfer;

(b)

The Transfer of Company Securities by the Company to the Investors (as defined in the Business Combination Agreement) or, in the case of an agreement described in clause (z), the applicable transferee shall not be treated as a Prohibited Transfer and no such Investor or transferee shall be considered to be Prohibited Transferee for purposes of such Transfer in each case, so long as such

Transfer is effected pursuant to (x) an agreement that is entered into on or prior to the Signing Date, (y) an agreement described in clause (x) that is modified after the Signing Date in a manner that is not prohibited by the Business Combination Agreement or (z) an agreement entered into after the Signing Date and prior to the Closing Date, in a manner that is (i) not prohibited by the Business Combination Agreement or (ii) otherwise agreed by the parties to the Business Combination Agreement;

(c)

The Transfer of Company Securities by the Steiner Holders to the Investors or, in the case of an agreement described in clause (z), the applicable transferee shall not be treated as a Prohibited Transfer and no such Investor or transferee shall be considered to be a Prohibited Transferee for purposes of such Transfer, in each case, so long as such Transfer is effected pursuant to (x) an agreement that is entered into on or prior to the Signing Date, (y) an agreement described in clause (x) that is modified after the Signing Date in a manner that is not prohibited by the Business Combination Agreement or (z) an agreement entered into after the Signing Date and prior to the Closing Date, in a manner that is (i) not prohibited by the Business Combination Agreement or (ii) otherwise agreed by the parties to the Business Combination Agreement; and

(d)

Any Transfer of Company Securities by the Steiner Holders (or any of their permitted transferees pursuant to this Article 127(d)) that is permitted under the Business Combination Agreement shall not be treated as a Prohibited Transfer and the applicable transferee shall not be considered to be a Prohibited Transferee for purposes of such Transfer

128.	Treatment of Excess Securities.

(a)

(i)

No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Article 128 and is not a Prohibited Transfer, such Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article 128 shall also be a Prohibited Transfer.

(ii)

The Company may require, including, but not limited to, as a condition to the registration of the Transfer of any Company Securities or the payment of any dividend or distribution on any Company Securities, that the proposed transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Committee to be necessary or advisable to implement this Article 128, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed transferee or payee regarding such Person’s direct, indirect, and constructive ownership of stock and other evidence that a Transfer will not be prohibited by the Transfer Restrictions as a condition to registering any Transfer or paying any dividend or distribution.

(b)

(i)

If a Prohibited Transfer has occurred: (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect; and (2) upon written demand by the Company, the Purported Transferee (if identified by the Company or otherwise) shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated and controlled by the Committee (the “Agent”).

(ii)

If a Prohibited Transfer has occurred, the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it pursuant to this Article 128(b)(ii) in one or more arm’s-length transactions (including over a national securities exchange on which the Company Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s sole discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities; provided further that any such sale by the Agent must not constitute a Prohibited Transfer. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible), except to the extent the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 128(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(c)

Except for Prohibited Distributions that are to be returned to the Purported Transferor in accordance with Article 128(b)(ii), the Agent shall apply any proceeds or any other amounts received by it by and in accordance with this Article 128 as follows:

(i)	first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)

second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Prohibited Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and

(iii)

third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Committee; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a Percentage Stock Ownership interest in the Company greater than the Ownership Cap, then such remaining amounts shall be paid to two or more unrelated organizations qualifying under Section 501(c)(3) of the Code selected by the Committee, such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Company in excess of the Ownership Cap.

(iv)

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) above. Except to the extent used to cover the reasonable and documented out-of-pocket costs and expenses incurred by the Agent in performing its duties hereunder, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article 128 inure to the benefit of the Company.

(d)

If the Purported Transferee or the Purported Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Company makes a demand pursuant to Article 128(b), then the Company shall, in such manner and at such time, as determined by the Committee, use its best efforts to enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Article 128(d) shall (i) be deemed inconsistent with any Prohibited Transfer of the Excess Securities provided in the Transfer Restrictions being void ab initio or (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.

(e)

In the event of any Prohibited Transfer that does not involve a transfer of Company Securities within the meaning of the Act, the application of Article 128(b)-(d) shall be modified as described in this Article 128(e). In such case, no such Purported Transferee shall be required to dispose of any interest that is not a Company Security, but such Purported Transferee and/or any Person whose ownership of Company Securities is attributed to such Purported Transferee (such Purported Transferee or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such Purported Transferee, following such disposition, not to be in violation of the Transfer Restrictions. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 128(b)-(d), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the Prohibited Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the Prohibited Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due to such Remedial Holder. The purpose of this Article 128(e) is to extend the restrictions in Article 128(b)-(d) to situations in which there is a Prohibited Transfer without a direct Transfer of Company Securities, and this Article 128(e), along with the other provisions of the Transfer Restrictions, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

129.

Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of the Transfer Restrictions who knowingly violates the provisions of the Transfer Restrictions shall be liable to the Company for, and shall indemnify and hold the Company and its subsidiaries harmless against, any and all damages suffered by the Company or its subsidiaries as a result of such violation, including, but not limited to, United States federal, state or local taxes, together with any interest, penalties and additions to tax, imposed on the Company or any of its subsidiaries as a result of the Company or any of its subsidiaries being treated as a CFC and attorneys’, accountants’ and auditors’ fees incurred in connection with such violation.

130.	Compliance.

(a)

The Committee shall have the power to, in good faith, decide all matters necessary for determining compliance with the Transfer Restrictions, including, without limitation, determining (A) the identification of Prohibited Transferees, (B) whether a Transfer is a Prohibited Transfer, (C) whether to exempt a Transfer, (D) the Percentage Stock Ownership of any Prohibited Transferee or other Person, (E) whether an instrument constitutes a Company Security, (F) the amount (or fair market value) due to a Purported Transferee or Purported Transferor pursuant to the Transfer Restrictions, (G) to interpret any provision of the Transfer Restrictions, and (H) any other matter that the Committee determines to be relevant. The good faith determination of the Committee, upon the advice of outside counsel, on such matters shall be conclusive and binding on all persons and entities for the purposes of the Transfer Restrictions.

(b)

Without affecting or limiting any of the rights of SLL under the Business Combination Agreement, nothing contained in the Transfer Restrictions shall limit the authority of the Committee to take such other action to the extent permitted by law as it deems reasonably necessary or advisable to assist the

Company and its shareholders in preventing the Company or any of its subsidiaries from being treated as a CFC. Without limiting the generality of the foregoing but subject to the rights of SLL under the Business Combination Agreement, in the event of a change in law making one or more of the following actions reasonably necessary or desirable, the Committee may, by adopting a written resolution, (A) modify the ownership interest percentage in the Company or the Persons covered by the Transfer Restrictions, (B) modify the definitions of any terms set forth in the Transfer Restrictions or (C) modify the terms of the Transfer Restrictions as appropriate, in each case, in order to prevent the Company or any of its subsidiaries from being treated as a CFC, as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Committee shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to prevent the Company or any of its subsidiaries from being treated as a CFC or that the continuation of these restrictions is no longer reasonably necessary to prevent the Company or any of its subsidiaries from being treated as a CFC.

(c)

In the case of an ambiguity in the application of any of the provisions of the Transfer Restrictions, including any definition used herein, the Committee shall have the power to, determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event the Transfer Restrictions require an action by the Committee but fails to provide specific guidance with respect to such action, the Committee shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of the Transfer Restrictions. All such actions, calculations, interpretations and determinations that are done or made by the Committee shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of the Transfer Restrictions.

131.

Severability. If any provision or provisions of the Transfer Restrictions shall be held invalid, illegal or unenforceable as applied to any person or entity or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Transfer Restrictions (including, without limitation, each portion of any sentence of the Transfer Restrictions containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

132.

The restrictions on transfer and ownership imposed by the Transfer Restrictions will expire on the close of business on the date the Committee publicly announces that it has determined that such restrictions are no longer necessary or desirable to prevent the Company or any of its subsidiaries from being treated as a CFC.

BUSINESS OPPORTUNITIES

133.

In recognition and anticipation of the facts that: (a) directors, managers, officers, shareholders, partners, managing members, employees and/or agents of the Steiner Group (each of the foregoing, a “Steiner Group Related Person”) may serve as directors, officers, employees and agents of the Company or one or more of its subsidiaries); and (b) the Steiner Group engages, and shall continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its subsidiaries, directly or indirectly, may engage, the provisions of Articles 133 through 137 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the shareholders and the Steiner Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, directors and shareholders in connection therewith.

134.

To the fullest extent permitted by applicable law, the Steiner Group and the Steiner Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, or being presented with, any potential transaction or matter which may be a corporate opportunity for either the Steiner Group or any Steiner Group Related Person, on the one hand, and the Company and its subsidiaries, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law (including the Statute), the Steiner Group and the Steiner Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company, any of its subsidiaries or any of their respective equityholders for breach of any fiduciary or other duty (of whatever nature) as a director, officer, employee, equityholder or agent of the Company or any of its subsidiaries by reason of the fact that such party directly or indirectly pursues, exploits or acquires such corporate opportunity for the Steiner Group, itself, himself or herself, directs such corporate opportunity to another person (including any Steiner Group member or any Steiner Group Related Person), or does not communicate information regarding such corporate opportunity to the Company.

135.

Except as provided elsewhere in these Articles, the Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company or any of its subsidiaries and the Steiner Group, about which a director and/or officer of the Company who is also a Steiner Group Related Person acquires knowledge.

136.

To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in these Articles to be a breach of duty to the Company, its subsidiaries or any of their equityholders, the Company, on behalf of itself and its subsidiaries, hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by applicable law, the provisions of these Articles apply equally to activities conducted in the future and that have been conducted in the past.

137.	As used in Articles 133 through 137, the following definitions shall apply:

137.1	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended; and

137.2	“Steiner Group” shall mean Nemo Investor Aggregator and SLL, and their respective Affiliates, and the respective successors and assigns of the foregoing.

FISCAL YEAR

138.	The fiscal year of the Company shall be determined by the Board of Directors.

BOOKS AND RECORDS

139.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the directors.

NOTICES

140.

Any notice, information or written statement to be given by the Company to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice, information or written statement may be given to shareholders by means of electronic transmission in accordance with the Act.

VOLUNTARY WINDING UP AND DISSOLUTION

141.	The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

142.

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a resolution of shareholders, divide among the shareholders in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

CONTINUATION

143.

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

GOVERNING LAW

144.	Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles.

signature page to follow

COMMONWEALTH OF THE BAHAMAS New Providence Company under the International Business Companies Act 2000
AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED
Incorporated the [ ] day of [ ], 2018
Prepared by: H & J Corporate Services Ltd. Ocean Centre Montagu Foreshore East Bay Street Nassau, New Providence Bahamas

Annex C

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2018, is made and entered into by and among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), Haymaker Sponsor, LLC, a Delaware limited liability company (including any of its successor or assigns, the “Sponsor”), Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas and, solely for purposes of Section 5.10 of this Agreement, Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”).

RECITALS

WHEREAS, Haymaker and the Sponsor entered into that certain Registration Rights Agreement, dated as of October 24, 2017 (the “Original RRA”);

WHEREAS, Haymaker, the Company and certain other parties have entered into that certain Business Combination Agreement, dated as of [●], 2018 (as it may be amended or supplemented from time to time, the “BCA”);

WHEREAS, immediately after giving effect to the transactions occurring at the Closing (as defined in the BCA), Steiner Leisure Limited and the Sponsor will hold common shares, par value $0.0001 per share (the “Common Shares”), of the Company;

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders, including the Sponsor and the Steiner Leisure Shareholders (as defined below), certain registration rights with respect to certain securities of the Company, as set forth in this Agreement; and

WHEREAS, in connection with the execution of this Agreement, Haymaker and the Sponsor desire to terminate the Original RRA.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control”

means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” shall have the meaning given in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“BCA” shall have the meaning given in the Recitals hereto.

“Closing Date” shall mean [●], 2018.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall have the meaning given in subsection 2.1.3.

“Excess Scenario” shall mean any time that the Steiner Leisure Shareholders and their transferee Holders hold an aggregate of more than 4.5 million Registrable Securities.

“Excess Securities” shall mean the number of Registrable Securities held by the Steiner Leisure Shareholders and their transferee Holders in excess of 4.5 million Registrable Securities.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Holders” shall mean the Sponsor, the Steiner Leisure Shareholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement.

“Holder Information” shall have the meaning given in subsection 4.1.2.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Lock-up Period” shall mean the date that is six months after the Closing Date.

“Minimum Takedown Threshold” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Permitted Transferee” shall mean, in the case of any Holder, a person to whom, or entity to which, Registrable Securities are transferred by such Holder; provided, that (i) such transfer does not violate the Company’s governing documents, (ii) any agreements between such Holder and the Company or any of the Company’s subsidiaries and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to subsection 5.2.3.

“Prospectus” shall mean the prospectus included in any Registration Statement, (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean at any time any outstanding Common Shares (including Common Shares issuable under the BCA) or any other equity security (including warrants to purchase Common Shares and Common Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (y) the date on which such securities have been sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Shares are then listed;

(B)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)	printing, messenger, telephone and delivery expenses;

(D)	reasonable fees and disbursements of counsel for the Company;

(E)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall mean any Holder requesting piggyback rights pursuant to this Agreement with respect to an Underwritten Shelf Takedown.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in subsection 2.1.1.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Steiner Leisure Requesting Shareholders” shall mean Steiner Leisure Limited and each of their respective Affiliates.

“Steiner Leisure Shareholders” shall mean Steiner Leisure Limited and each of its Affiliates and direct and indirect equity holders.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.1.2.

“Underwriter” shall mean any investment banker(s) and manager(s) appointed to administer the offering of any Registerable Securities as principal in an Underwriting Offering.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.3.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.5.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall file, within 45 days of the Closing Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders unless the Registrable Securities are delivered pursuant to the BCA in which case the Company shall register such shares as soon as reasonably possible.

2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, the Sponsor or any Steiner Leisure Requesting Shareholders may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10.0 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. During an Excess Scenario, (i) Sponsor or any of its assignees must provide five (5) business days’ written notice to the Steiner Leisure Shareholders and their transferee Holders prior to any Underwritten Shelf Takedown requested by Sponsor or any of its assignees and (ii) if at any time during such five (5) business day period, the Steiner Leisure Shareholders or their transferee Holders demand an Underwritten Shelf Takedown, then such Steiner Leisure Shareholders’ Underwritten Shelf Takedown demand shall take effect (and constitute one demand for purposes of this Section 2.1.3) and the Company shall add such the number of Registrable Securities that the Steiner Leisure Shareholders and their transferee Holders desire to sell to such Underwritten Shelf Takedown. If an Underwritten Shelf Takedown is effected in the manner described in the foregoing sentence, the Steiner Leisure Shareholders and their transferee Holders participating in such Underwritten Shelf Takedown shall be deemed to be Demanding Holders, and the Sponsor and its transferee Holders participating in such Underwritten Shelf Takedown shall be deemed to be Requesting Holders. The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. The Sponsor may demand three Underwritten Shelf Takedowns each fiscal year and the Steiner Leisure Requesting Shareholders (on a collective basis) may demand three Underwritten Shelf Takedowns in total.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(a) At all times other than during an Excess Scenario (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other equity securities of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; or

(b) During an Excess Scenario (i) first, the number of Excess Securities that the Demanding Holders desire to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities that the Demanding Holders (excluding the number of Excess Securities set forth in clause (i)) and the Requesting Holders (if any) desire to sell (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown), that can be sold without exceeding the Maximum Number of Securities; provided, that such pro rata calculation shall exclude the Excess Securities from the number of Registrable Securities held by the Steiner Leisure Shareholders or their transferee Holders; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (ii), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Shares or other equity securities of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. A majority-in-interest of the Demanding Holders initiating a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided that the Sponsor or any Steiner Leisure Requesting Shareholders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2.1.3, unless either (i) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 3.4 hereof or (ii) the Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided, that if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf

Takedown demanded by such Holder for purposes of subsection 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than 10 days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Common Shares or other equity securities, if any, as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, which can be sold without exceeding the Maximum

Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.5, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.3 hereof.

2.3 Restrictions on Transfer. In connection with any Underwritten Offering of equity securities of the Company, each Holder agrees that it shall not transfer any Common Shares (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 2.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their Affiliates) hold at least 5% of the issued and outstanding Common Shares and each of the Company’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under the second sentence of this Section 2.3 shall only apply for so long as such Holder (together with its Affiliates) holds at least five percent of the issued and outstanding Common Shares.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with effecting any Shelf Registration and/or Shelf Takedown, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder that holds at least five percent of the Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such

Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $35.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1.3 and 3.1.15 of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which may be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of the any customary documentation required from the applicable Holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 650 Fifth Avenue, Floor 31, New York, NY 10019 or by facsimile at [            ], and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the Lock-up Period to the extent applicable to such Holder, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except to (a) an Affiliate of such Holder, (b) direct and/or indirect equity holders of the Sponsor pursuant to a distribution as described in Section 5.11 of this Agreement or to direct or indirect equity holders of any Steiner Leisure Shareholder or (c) any person with the prior written consent of the Company. A sale or transfer that qualifies pursuant to an exemption from the Securities Act shall not be deemed to have been made pursuant to a registration statement.

5.2.3 After the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) up to five Permitted Transferees, provided, however, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least five percent of the then-outstanding Common Shares, (b) an Affiliate of such Holder, (c) direct and/or indirect equity holders of the Sponsor pursuant to a distribution as described in Section 5.11 of this Agreement or to direct or indirect equity holders of any Steiner Leisure Shareholder or (d) any person with the prior written consent of the Company.

5.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.5 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND

TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question as determined in good faith by the Company, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than the registration rights conferred in certain subscription agreements with respect to equity securities of the Company to be issued on the Closing Date, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities; provided, however, that if after such termination, a Holder is issued Deferred Shares (as defined in the BCA) in accordance with the terms of the BCA, such Deferred Shares shall be treated as Registrable Securities under this Agreement and such Holder shall be entitled to all of the rights under this Agreement with respect to such Deferred Shares. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder, including, without limitation, for purposes of Section 5.8 hereof.

5.10 Restatement. Upon the closing of the transactions contemplated by the BCA, the Original RRA is no longer of any force or effect.

5.11 Distributions.

5.11.1 In the event that the Sponsor distributes, or has distributed, all of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as the Sponsor hereunder; provided that only the holders of a majority of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that the Sponsor is entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the Sponsor, as if it remained a single entity party to this Agreement.

5.11.2 In the event that the Steiner Leisure Shareholders distribute, or have distributed, all of their Registrable Securities to their direct and/or indirect equity holders, such distributees shall be treated as the Steiner Leisure Shareholders hereunder; provided that only the holders of a majority of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that the Steiner Leisure Shareholders are entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the Steiner Leisure Shareholders, as if they remained a single party to this Agreement.

5.12 Adjustments. If, and as often as, there are any changes in the Common Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Shares as so changed.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ONESPAWORLD HOLDINGS LIMITED, an international business company incorporated under the laws of the Commonwealth of The Bahamas

By:
Name:
Title:

HAYMAKER SPONSOR, LLC, a Delaware corporation

By:
Name:
Title:

STEINER LEISURE LIMITED, an international business company incorporated under the laws of the Commonwealth of The Bahamas

By:
Name:
Title:

HAYMAKER ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex D

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2018 by and between (i) OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (including any successor entity thereto, the “Company”), (ii) the undersigned directors and officers of the Company (collectively, the “OSW D&Os”), (iii) Haymaker Sponsor, LLC, a Delaware limited liability company (including any of its successor or assigns, the “Sponsor”), (iv) Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), (v) the undersigned directors and officers (collectively, the “Haymaker D&Os” and together with the OSW D&Os, the “D&Os”) of Haymaker Acquisition Corp. (“Haymaker”) and (vi) solely for purposes of Section 2 of the Agreement, Haymaker. Each of the Sponsor, Steiner Leisure, the D&Os and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 1 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.” Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement, dated as of the date hereof, by and among the Company, Steiner Leisure, Haymaker and certain other parties thereto (as it may be amended or supplemented from time to time, the “BCA”).

WHEREAS, pursuant to Section 7 of the letter agreement, dated October 24, 2017 (the “Original Letter Agreement”), by and among Haymaker, the Sponsor, and the officers and directors of Haymaker, certain restrictions on the transfer of securities apply after the completion of Haymaker’s initial business combination.

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by the Holders thereunder, the parties desire to enter into this Agreement, pursuant to which (i) their Dory Parent Common Shares (other than (x) any securities convertible or exercisable into Dory Parent Common Shares and (y) any Dory Parent Common Shares issuable upon the conversion or exercise of the securities described in clause (x)) (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein and (ii) the restrictions set forth herein shall be in addition to Section 7(a) of the Original Letter Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Each Holder hereby agrees not to, during the period commencing from the Closing and through the earlier of (x) the one hundred and eightieth (180) day anniversary of the date of the Closing and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property (“Change in Control Transaction”) (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing (other than the filing of a registration statement with the Securities and Exchange Commission which contemplates such a transaction), whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply:

(A)	to the transfer of any or all of the Restricted Securities owned by a Holder by a bona fide gift or charitable contribution;

(B)	to the transfer of any or all of the Restricted Securities owned by a Holder by will or intestate succession upon the death of such Holder;

(C)	to the transfer of any or all of the Restricted Securities owned by a Holder to any Permitted Transferee;

(D)

to the transfer of any or all of the Restricted Securities owned by a Holder pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(E)

to the transfer of any or all of the Restricted Securities owned by a Holder to the Company in connection with the repurchase by the Company from the undersigned of any Restricted Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment or service with the Company or the Company; provided, that such repurchase right is pursuant to contractual agreements with the Company or Haymaker;

(F)

to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Dory Parent Common Shares; provided, that such plan does not provide for the transfer of Dory Parent Common Shares during the Lock-Up Period;

(G)

with respect to voting rights pursuant to the execution and delivery of a support, voting or similar agreement in connection with a Change in Control Transaction that is approved by the Company’s board of directors;

(H)	to the resale of securities by Steiner Leisure pursuant to the Secondary Purchase Agreements with the Secondary Investors; or

(I)

to sales of Restricted Securities by the Sponsor or its Permitted Transferees to generate proceeds to satisfy tax obligations incurred as a result of the closing of the transactions contemplated under the BCA.

provided, however, that in any of cases (A), (B), (C) or (D), it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; and provided further, that in any of the of cases (A), (B) or (C) such transfer or distribution shall not involve a disposition for value.

As used in this Agreement, the term “Permitted Transferee” shall mean:

(i)

the members of a Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings);

(ii)	any trust for the direct or indirect benefit of a Holder or the immediate family of a Holder;

(iii)	if a Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(iv)	as a distribution to the direct or indirect: general partners, limited partners, shareholders, members of, or owners of similar equity interests in a Holder; or

(v)	to any affiliate of a Holder.

Each Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of a Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2018, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legends in clause (c) immediately above upon the expiration of the Lock-Up Period and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

2. Original Letter Agreement. In light of the foregoing and pursuant to Section 12 of the Original Letter Agreement, Haymaker, the Sponsor and the D&Os agree that Section 7 of the Original Letter Agreement is hereby amended and restated in its entirety as follows:

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the conversion of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Lock-up Period”).

(b) Notwithstanding the provisions set forth in paragraph 7(a), Transfers of the Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(b)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; and (i) transfers in connection with the Company’s initial Business Combination with the Company’s consent to any third party; provided, however, that in the case of clauses (a) through (e), (h) and (i), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

3. Miscellaneous.

(a) Termination of BCA. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Holders are personal to the Holders and may not be transferred or delegated by any of the Holders at any time.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, Haymaker, the Sponsor or any of the D&Os:

c/o Haymaker Acquisition Corp. 650 Fifth Avenue, Floor 10 New York, NY 10019 Attention: Christopher Bradley E-mail: cbradley@mistralequity.com with a copy (which shall not constitute notice) to: DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, NY 10020 Attention: Sidney Burke Stephen Alicanti
Facsimile: E-mail: sidney.burke@dlapiper.com stephen.alicanti@dlapiper.com

If to Steiner Leisure to:

c/o Catterton Management Company L.L.C. 599 West Putnam Avenue Greenwich, CT 06830 Attention: J. Michael Chu Marc Magliacano David McPherson
Facsimile: E-mail: Michael.Chu@lcatterton.com Marc.Magliacano@lcatterton.com DaveM@catterton.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:    Joshua Kogan, P.C.

Ryan Brissette

Facsimile:

E-mail:        joshua.kogan@kirkland.com

ryan.brissette@kirkland.com

(h) Amendments and Waivers. Only upon the written consent of the Company, Steiner Leisure, and the Holders of at least a majority in interest of the Restricted Securities at the time in question as determined in good faith by the Company, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Restricted Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under any other agreement between any of the Holders and the Company or any certificate or instrument executed by any of the Holders in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

ONESPAWORLD HOLDINGS LIMITED

By:
Name:
Title:

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

Name: [OSW D&O]

HAYMAKER SPONSOR, LLC

By:
Name:
Title:

STEINER LEISURE LIMITED

By:
Name:
Title:

Name: Steven J. Heyer

Name: Andrew R. Heyer

[Signature Page to Lock-Up Agreement (1 of 2)]

Name: Christopher Bradley

Name: Robert A. Nisi

Name: Arthur H. Bilger

Name: Walter F. McLallen

Name: Jeffrey E. Stiefler

HAYMAKER ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement (2 of 2)]

Annex E-1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of November 1, 2018, is made by and among Haymaker Sponsor, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Parent”), and Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Steiner Leisure”). Sponsor, HYAC and Steiner Leisure shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, HYAC, Dory Parent, Steiner Leisure, and the other Sellers party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement, whereby Sponsor shall surrender certain of its equity interests in Dory Parent as of immediately following the Merger Effective Time and agree to certain covenants and agreements related to the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Sponsor represents and warrants to Steiner Leisure, Dory Parent, and HYAC that the following statements are true and correct:

a. The Sponsor has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor (assuming this Agreement has been duly authorized, executed and delivered by the other Parties hereto), enforceable against the Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

b. The Sponsor is the record owner of all of the outstanding shares of HYAC’s Class B Common Stock (the “Founder Shares”) and 8 million warrants to purchase shares of HYAC’s Class A Common Stock at a price of $11.50 per share (the “Founder Warrants”) as of the date hereof, which constitutes all of the equity securities in HYAC held by Sponsor and its Affiliates as of the date hereof. Immediately after the Merger Effective Time, all of the Forfeited Securities (as defined herein) will be owned of record by the Sponsor, and all other Founder Shares and Founder Warrants will be owned of record by Sponsor or its direct or indirect equityholders, which Forfeited Securities, such other Founder Shares and Founder Warrants owned of record by the Sponsor and any other equity securities of HYAC acquired by the Sponsor in accordance with Section 3(e) hereof will constitute all of the equity securities in HYAC held by Sponsor and its Affiliates as of immediately after the Merger Effective Time. The Sponsor has, or will have as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date, as applicable, valid, good and marketable title to such Forfeited Securities (or, prior to the Closing Merger, the Founder Shares and Founder Warrants for which such Forfeited Securities will constitute merger consideration in the Closing Merger), free and clear of all Liens (other than

E-1-1

Liens pursuant to this Agreement or any other Ancillary Document and transfer restrictions under applicable Law or under the Governing Documents of HYAC (prior to the Closing Merger) or Dory Parent (after the Closing Merger)). Except for this Agreement, the Sponsor is not party to any option, warrant, purchase right, or other contract or commitment that could require the Sponsor to sell, transfer, or otherwise dispose of the Forfeited Securities (or, prior to the Closing Merger, the Founder Shares and Founder Warrants for which such Forfeited Securities will constitute merger consideration in the Closing Merger). Except as disclosed in the HYAC SEC Reports at least one day prior to the date hereof or as provided in this Agreement, the Business Combination Agreement, the Ancillary Documents, or the Governing Documents of the Sponsor, the Sponsor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Founder Shares or the Founder Warrants. Neither the Sponsor, nor any transferees of any equity securities of HYAC initially held by the Sponsor, has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of HYAC (including the Founder Shares and the Founder Warrants) (whether in connection with the transactions contemplated by the Business Combination Agreement or otherwise).

c. The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the Governing Documents of the Sponsor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any Governmental Entity applicable to the Sponsor or its Subsidiaries, or any of their respective properties or assets (including the Founder Shares and the Founder Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Ancillary Document to which it is subject or bound and transfer restrictions under applicable Law or under the Governing Documents of HYAC (prior to the Closing Merger) or Dory Parent (after the Closing Merger)) upon its assets (including the Founder Shares and the Founder Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Sponsor to perform its obligations hereunder.

2. Sponsor Forfeiture. The Sponsor hereby agrees that, immediately following the Merger Effective Time, the Sponsor shall automatically be deemed to irrevocably transfer to Dory Parent, surrender and forfeit for no consideration (i) 3,250,000 Dory Parent Common Shares (subject to adjustment (a) as described in the proviso to the definition of Founder Deferred Shares and (b) as provided in the following sentence), and (ii) a number of Dory Parent Warrants equal to 5,006,581, less, solely in the event there is Buyer Excess Cash, the Dory Parent Warrant Adjustment Amount (such Dory Parent Common Shares and Dory Parent Warrants, collectively, the “Forfeited Securities”) and that from and after such time such Dory Parent Common Shares shall be deemed to be cancelled and no longer outstanding. The Sponsor hereby acknowledges and agrees (on behalf of itself and any transferee of Founder Shares) that pursuant to the Closing Merger, at the Merger Effective Time, the Founder Shares shall be converted into the right to receive, in the aggregate, (x) 6,250,000 Dory Parent Common Shares (a portion of which shall be transferred and forfeited in accordance with this Agreement) and (y) 2,000,000 Founder Deferred Shares (subject to adjustment as described in the proviso to the definition of Founder Deferred Shares). The Sponsor further acknowledges and agrees that the terms and conditions of the Founder Deferred Shares (including the restrictions on transfer of any such Founder Deferred Shares provided therein) are governed by Section 2.6 of the Business Combination Agreement and the Sponsor acknowledges and agrees to be bound by such terms and conditions.

3. Covenants.

a. Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

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b. From the date hereof until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that at any duly called meeting of the stockholders of HYAC (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of HYAC, it shall, and shall cause its Affiliates to, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its equity securities in HYAC to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its equity securities (a) (i) in favor of the Business Combination Agreement, the Ancillary Documents (which, for the avoidance of doubt, shall include this Agreement) and the transactions contemplated hereby and thereby and (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of HYAC contained in the Business Combination Agreement or in any Ancillary Document, and (b) against any of the following actions or proposals (other than the transactions contemplated by the Business Combination Agreement and the Ancillary Documents): (A) HYAC Acquisition Transaction or any proposal in opposition to approval of the Business Combination Agreement or any other Transaction Proposal or in competition with or materially inconsistent with the Business Combination Agreement or any other Transaction Proposal; and (B) (x) any change in the present capitalization of HYAC or any amendment of the Governing Documents of HYAC, including any redemption of any equity securities in HYAC (other than any redemption of equity securities in HYAC held by HYAC equityholders (other than the Sponsor and its transferees) contemplated by the existing Governing Documents of HYAC); (y) any change in HYAC’s corporate structure or business; or (z) any other action or proposal involving HYAC or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Ancillary Document or would reasonably be expected to result in any of the conditions to HYAC’s obligations under the Business Combination Agreement or any Ancillary Document not being fulfilled.

c. From the date hereof until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Steiner Leisure, other than the transfer to any of Sponsor’s direct or indirect equityholders of any Founder Shares or Founder Warrants that are not Forfeited Securities, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any equity securities of HYAC or any securities convertible into, or exercisable, or exchangeable for, equity securities of HYAC owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of HYAC or any securities convertible into, or exercisable, or exchangeable for, equity securities of HYAC owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

d. Prior to the Closing, the Sponsor will re-domicile to a non-U.S. jurisdiction.

e. Prior to the Closing, the Sponsor may not acquire any equity securities in HYAC without the prior written consent of Steiner Leisure (such consent not to be reasonably withheld, conditioned or delayed).

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing under the Business Combination Agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

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6. Jurisdiction and Venue. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 6 or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 8 and that nothing in this Section 6 shall affect the right of any Party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it will not bring any action relating to the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

7. Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THE BUSINESS COMBINATION AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THE BUSINESS COMBINATION AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

a.	If to HYAC or the Sponsor, to:

c/o Haymaker Acquisition Corp. 650 Fifth Avenue, Floor 10
New York, NY 10019
Attn:	Christopher Bradley
Email:	cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:	Sidney Burke
Richard Rubano
Facsimile:	(212) 335-4501
E-mail:	sidney.burke@dlapiper.com
richard.rubano@dlapiper.com

b.	If to Steiner Leisure, to:

c/o Catterton Management Company L.L.C. 599 West Putnam Avenue
Greenwich, CT 06830
Attention:	J. Michael Chu
Marc Magliacano
Dave McPherson
Facsimile:	(203) 629-4903
E-mail:	Michael.Chu@lcatterton.com
Marc.Magliacano@lcatterton.com
Dave.McPherson@lcatterton.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022

Attention:	Joshua Kogan, P.C.
Ryan Brissette
Facsimile:	(212) 446-6460
E-mail:	joshua.kogan@kirkland.com
ryan.brissette@kirkland.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such

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Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

11. Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 11 shall be void, ab initio.

12. Assignment. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 12 shall be void.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

signature page follows

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HAYMAKER SPONSOR, LLC

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

HAYMAKER ACQUISITION CORP.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Leonard Fluxman
Name:	Leonard Fluxman
Title:	President and CEO

STEINER LEISURE LIMITED

By:	/s/ Leonard Fluxman
Name:	Leonard Fluxman
Title:	President and CEO

[Signature Page to Sponsor Agreement]

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Annex E-2

EXECUTION VERSION

AMENDMENT NO. 1

TO SPONSOR SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO SPONSOR SUPPORT AGREEMENT, dated as of January 7, 2019 (this “Amendment”), is made by and among Haymaker Sponsor, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Parent”), and Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”). Sponsor, HYAC, Dory Parent and Steiner Leisure shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties have entered into that certain Sponsor Support Agreement, dated as of November 1, 2018 (as the same may be amended, restated, or otherwise modified from time to time in accordance with its terms, the “Agreement”);

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may be amended or modified only by a written agreement executed and delivered by the duly authorized officers of the Parties; and

WHEREAS, each of the Parties has agreed to amend the Agreement to modify certain provisions thereof, as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Introductory Paragraph of the Agreement. The penultimate sentence of the first paragraph of the Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“Sponsor, HYAC, Dory Parent and Steiner Leisure shall be referred to herein from time to time collectively as the “Parties”.”

2. Amendment to Section 2 of the Agreement. Section 2 of the Agreement is hereby amended by (a) deleting the number “3,250,000” and replacing it with “3,650,000”, (b) deleting the number “5,006,581” and replacing it with “4,707,734”, (c) deleting the number “6,250,000” and replacing it with “6,650,000” and (d) deleting the number “2,000,000” and replacing it with “1,600,000”.

3. Reference to and Effect in the Agreement; Construction.

(a) Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement and each reference to the Agreement in any other agreement, document or other instrument shall, in each case, mean and be a reference to the Agreement as amended hereby. Subject to the foregoing, the provisions of Section 10.6 (Construction; Interpretation) of the Business Combination Agreement shall apply mutatis mutandis to this Amendment.

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(b) Except as specifically amended herein, the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement. For the avoidance of doubt, each reference in the Agreement, as amended hereby, to “the date hereof”, the “date of this Agreement” and derivations thereof and other similar phrases shall continue to refer to November 1, 2018.

4. Miscellaneous. Sections 5, 6, 7, 10 and 13 of the Agreement shall apply mutatis mutandis to this Amendment.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

HAYMAKER SPONSOR, LLC

By:	/s/ Steven J. Heyer
Name: Steven J. Heyer
Title: Chairman & CEO

HAYMAKER ACQUISITION CORP.

By:	/s/ Steven J. Heyer
Name: Steven J. Heyer
Title: Chairman & CEO

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen Lazarus
Name: Stephen Lazarus
Title: COO and CFO

STEINER LEISURE LIMITED

By:	/s/ Robert C.Boehm
Name: Robert C.Boehm
Title: EVP, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Sponsor Support Agreement]

Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, New York 10019

SPECIAL MEETING OF STOCKHOLDERS MARCH 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAYMAKER ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

The undersigned hereby appoints Andrew R. Heyer and Christopher Bradley (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all shares of the common stock of Haymaker Acquisition Corp. (“Haymaker”) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of Stockholders (the “Special Meeting”) of Haymaker to be held on March 6, 2019 at 8:00 a.m., Eastern Time at 650 Fifth Avenue, 10th Floor, New York, New York 10019, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld below, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS BELOW, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2A, 2B, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

HAYMAKER ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2A, 2B, 3 and 4.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to adopt and approve the Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement, and as it may be further amended from time to time, the “Transaction Agreement”), by and among Haymaker, OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“OneSpaWorld”), the sellers identified therein, and the other parties thereto, each agreement, document, instrument and/or certificate contemplated by the Transaction Agreement to be executed in connection with the transactions contemplated thereby (the “Ancillary Documents”) and the consummation of the transactions contemplated by the Transaction Agreement and the Ancillary Documents.

Proposal No. 2 — The Charter Proposal — To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the Memorandum and Articles of Association of OneSpaWorld (the “OneSpaWorld Memorandum and Articles of Association”) related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2A — Shareholding Limits for Certain Shareholders of OneSpaWorld — The OneSpaWorld Memorandum and Articles of Association will provide that shareholders will be prohibited from beneficially owning OneSpaWorld’s common shares, par value 0.0001 per share (the “OneSpaWorld Shares”), exceeding 9.99% of the issued and outstanding OneSpaWorld Shares without the consent of the OneSpaWorld board of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2B — Shareholder Approval of Certain Matters — The OneSpaWorld Memorandum and Articles of Association will provide for supermajority voting requirements with respect to certain significant transactions. At least two-thirds of the outstanding OneSpaWorld Shares will be required to approve any merger or sale of all or substantially all of OneSpaWorld’s assets (unless the OneSpaWorld board of directors has approved such transaction in advance, in which case a majority of the shares entitled to vote shall be required).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Lock-Up Amendment Proposal — To ratify the entry into the OSW Lock-Up Agreement (as defined in the accompanying proxy statement) by Haymaker Sponsor, LLC, and the directors and officers of Haymaker that, among other things, modifies the lock-up period such parties were subject to under the lock-up agreements entered into at the closing of Haymaker’s initial public offering.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                                         , 2019

Signature

Signature ( if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 1, and will have no effect on Proposals 2A, 2B, 3 or 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2A, 2B, 3 and 4.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.